As filed with the Securities and Exchange Commission on October 20, 2004
                           Registration No. 333-119657


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                               AMENDMENT NO. 1 TO


                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                       FIRST HORIZON ASSET SECURITIES INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   75-2808384
                      (I.R.S. Employer Identification No.)

                                4000 Horizon Way
                               Irving, Texas 75063
                                 (214) 441-4000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ----------------------

                                 Gerald L. Baker
                                4000 Horizon Way
                               Irving, Texas 75063
                                 (214) 441-4000
            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)

                             ----------------------

      The Commission is requested to send copies of all communication to:

    David Barbour                Clyde A. Billings, Jr.                 John Arnholz
  Andrews Kurth LLP       Senior Vice President and Counsel           McKee Nelson LLP
   1717 Main Street       First Horizon National Corporation     1919 M Street, N.W., Suite 800
     Suite 3700                    165 Madison Avenue                Washington, DC 20036
Dallas, Texas 75201            Memphis, Tennessee 38103                 (202) 775-1880
  (214) 659-4400                   (901) 523-5679

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM time to time after the effective date of this Registration Statement, as determined by market conditions.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [_]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]



                         CALCULATION OF REGISTRATION FEE
================================================================================================================
                                                          PROPOSED MAXIMUM  PROPOSED MAXIMUM     AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES TO BE    AMOUNT TO BE   OFFERING PRICE      AGGREGATE         AMOUNT OF
                REGISTERED                  REGISTERED(1)    PER UNIT(2)   OFFERING PRICE(2)  REGISTRATION FEE(3)
----------------------------------------------------------------------------------------------------------------
Mortgage and Asset Backed Securities      $10,000,000,000      100%        $10,000,000,000      $1,267,000
================================================================================================================


(1) This Registration Statement relates to the offering from time to time of up to $1,000,000 aggregate principal amount of Mortgage and Asset Backed Securities and to any resales of them in market making transactions by FTN Financial Securities Corp. or FTN Financial Capital Markets, each an affiliate of the Registrant, to the extent required.

(2) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(o).


(3) $126.70 of which was previously paid to the Commission on October 8, 2004 in connection with the filing of the Registration Statement.


                             ----------------------

      Pursuant to Rule 429 under the Securities Act, the Prospectus which is part of this Registration Statement is a combined Prospectus that also relates to $2,347,871,675 of Asset Backed Certificates which were registered under the Registrant's Registration Statement No. 333-110100 and remain unissued as of the date hereof.

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION; DATED OCTOBER 20, 2004


PROSPECTUS SUPPLEMENT
(To Prospectus dated [__________], 200[ ]-[ ])

                                 $[____________]
                   [FIRST HORIZON HOME LOAN CORPORATION LOGO]
                           SELLER AND MASTER SERVICER

              FIRST HORIZON MORTGAGE PASS-THROUGH TRUST 200[ ]-[ ]
                                     Issuer

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 200[ ]-[ ]
             Distributions payable monthly commencing in [ ], 200[ ]

      The following classes of certificates are being offered pursuant to this prospectus supplement and the accompanying prospectus:


==================================================================================================
            INITIAL CLASS                                    INITIAL CLASS
            CERTIFICATE BALANCE PASS-THROUGH RATE            CERTIFICATE BALANCE PASS-THROUGH RATE
--------------------------------------------------------------------------------------------------
Class A-1   $                   %                 Class A-7  N/A                 %
--------------------------------------------------------------------------------------------------
Class A-2   $                   %                 Class PO   $                   N/A
--------------------------------------------------------------------------------------------------
Class A-3   $                   %                 Class A-R  $                   %
--------------------------------------------------------------------------------------------------
Class A-4   $                   %                 Class B-1  $                   %
--------------------------------------------------------------------------------------------------
Class A-5   $                   %                 Class B-2  $                   %
--------------------------------------------------------------------------------------------------
Class A-6   $                   %                 Class B-3  $                   %
==================================================================================================

----------------------------------------    The assets of the trust will include
You should carefully consider the risk a pool of conventional, fixed rate, factors beginning on page S-[ ] of this first lien, fully amortizing, one-to prospectus supplement and on page 6 of four-family residential mortgage
the accompanying prospectus.                loans. The stated  maturities of the
----------------------------------------    mortgage loans will range from 29 to
                                            30 years.


o The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class PO Certificates will be senior certificates.

o The Class B-1, Class B-2 and Class B-3 Certificates will be subordinate to, and provide credit enhancement for, the senior certificates. The Class B-2 Certificates will also be subordinate to, and provide credit enhancement to, the Class B-1 Certificates. The Class B-3 Certificates will also be subordinate to, and provide credit enhancement to, the Class B-1 and Class B-2 Certificates.

o The Class PO Certificates are principal only certificates and the Class A-7 Certificates are interest only certificates.

o The Class A-5 Certificates will have the benefit of a financial guaranty insurance policy issued by [____________].

      The SEC and state securities regulators have not approved or disapproved of these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      [Underwriter] will purchase the offered certificates (other than the Class PO Certificates) from the depositor on a firm commitment basis and[, together with [_________] and [__________] (solely with respect to the Class A-5 Certificates),] will sell them to investors at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the certificates will be approximately [___] of the total principal balance of those certificates, plus accrued interest, before deducting expenses. The underwriter's commission will be the difference between the price it pays for the certificates and the amount it receives from their sale to the public. The certificates will be available for delivery to investors on or about [________], 200[_].

                                 [UNDERWRITERS]
                                [______], 200[_]

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

      We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

      We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

      After the initial distribution of the certificates offered hereby, this prospectus and prospectus supplement may be used by FTN Financial Securities Corp., an affiliate of the depositor, the seller and the master servicer, in connection with market making transactions in such certificates. FTN Financial Securities Corp. may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale and not at the prices of the initial offering. Certain information in this prospectus supplement will be updated from time to time.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                            PAGE

SUMMARY........................................................................5
    The Issuer.................................................................5
    Offered Certificates.......................................................5
    Cut-off Date...............................................................6
    Closing Date...............................................................6
    Depositor..................................................................6
    Seller and Master Servicer.................................................6
    Trustee....................................................................6
    Distributions on the Certificates..........................................6
    Optional Termination.......................................................7
    Advances...................................................................7
    Credit Enhancement.........................................................8
    Tax Status.................................................................8
    ERISA Considerations.......................................................8
    Legal Investment...........................................................8
    Ratings....................................................................9

RISK FACTORS..................................................................10

FORWARD LOOKING STATEMENTS....................................................17

THE TRUST FUND................................................................18

THE MORTGAGE POOL.............................................................18
    General...................................................................18
    Assignment of the Mortgage Loans..........................................24

SERVICING OF MORTGAGE LOANS...................................................25
    General...................................................................25
    The Master Servicer.......................................................25
    Foreclosure, Delinquency and Loss Experience..............................26
    Management's Discussion and Analysis of Delinquency and
    Foreclosure Trends........................................................29
    Servicing Compensation and Payment of Expenses............................29
    Adjustment to Master Servicing Fee in Connection with
    Prepaid Mortgage Loans....................................................29
    Advances..................................................................30
    Unanticipated Recoveries of Losses on the Mortgage Loans..................30

DESCRIPTION OF THE CERTIFICATES...............................................30
    General...................................................................30
    Separate REMIC Structure..................................................31
    Book-Entry Certificates...................................................31
    Payments on Mortgage Loans; Accounts......................................32
    Distributions on the Certificates.........................................32
    Principal Distributions on the Class A-5 Certificates.....................36
    Allocation of Realized Losses on the Certificates.........................39
    Voting Rights.............................................................41
    Additional Rights of the Residual Certificateholders......................41
    Subordination.............................................................42
    Structuring Assumptions...................................................43
    Optional Purchase of Defaulted Loans......................................45
    Optional Termination......................................................45
    The Trustee...............................................................45
    Restrictions on Transfer of the Residual Certificates.....................45

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS.................................46
    General...................................................................46
    General Prepayment Considerations and Risks...............................46
    Prepayment Considerations and Risks for the Class A-6 Certificates........47
    Prepayment Considerations and Risks for the Class B Certificates..........48
    Yield Sensitivity of Class PO Certificates................................49
    Additional Information....................................................50
    Weighted Average Lives of the Offered Certificates........................51
    Decrement Tables..........................................................51
    Last Scheduled Distribution Date..........................................53

THE POLICY....................................................................53

[THE INSURER..................................................................54
    General...................................................................54
    Reinsurance...............................................................55
    Ratings...................................................................55
    Capitalization............................................................55
    Incorporation of Certain Documents by Reference...........................56
    Insurance Regulation......................................................56

EXPERTS.......................................................................56

USE OF PROCEEDS...............................................................57

MATERIAL FEDERAL INCOME TAX CONSEQUENCES......................................57

ERISA CONSIDERATIONS..........................................................59

UNDERWRITING..................................................................60

LEGAL MATTERS.................................................................61

RATINGS.......................................................................61

GLOSSARY OF TERMS.............................................................62

                                     SUMMARY

      THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE CERTIFICATES, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

      FOR THE DEFINITIONS OF CERTAIN CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT, SEE "GLOSSARY OF TERMS" ON PAGE S-[ ].

THE ISSUER

The Issuer of the certificates will be First Horizon Mortgage Pass-Through Trust 200[ ]-[ ]. The trust was created for the sole purpose of issuing the certificates.

OFFERED CERTIFICATES

On the closing date, the trust will issue sixteen classes of certificates, thirteen of which are being offered by this prospectus supplement and the accompanying prospectus. The assets of the trust that will support both the offered certificates and the non-offered certificates will consist of a pool of mortgage loans with a principal balance of approximately $[ ] as of [ ], 200[ ].

The following table shows the approximate initial principal balance, annual pass-through rate and type of each class of offered certificates:

---------------------------------------------------------------
               CLASS       PASS-
               CERTIFICATE THROUGH
CLASS          BALANCE     RATE       TYPE
---------------------------------------------------------------
Class A-1      $                  %   senior/sequential pay
---------------------------------------------------------------
Class A-2      $                  %   senior/sequential pay
---------------------------------------------------------------
Class A-3      $                  %   senior/sequential pay
---------------------------------------------------------------
Class A-4      $                  %   senior/sequential pay
---------------------------------------------------------------
Class A-5      $                  %   senior/retail/insured
---------------------------------------------------------------
Class A-6      $                  %   senior/lockout
---------------------------------------------------------------
Class A-7      (1)                %   senior/interest only
---------------------------------------------------------------
Class PO       $              (2)     senior/principal only
---------------------------------------------------------------
Class A-R      $                  %   senior/residual
---------------------------------------------------------------
Class B-1      $                  %   subordinated
---------------------------------------------------------------
Class B-2      $                  %   subordinated
---------------------------------------------------------------
Class B-3      $                  %   subordinated
---------------------------------------------------------------

(1) The Class A-7 Certificates are interest only certificates and will accrue interest during each interest accrual period based on a notional principal amount. The initial notional principal amount will be $[_____]. Reductions in the notional principal amount of the Class A-7 Certificates will occur concurrently with certain reductions in the class certificate balance of the Class A-5 Certificates. See "Yield, Prepayment and Maturity Considerations -- Yield Sensitivity of Class A-7 Certificates" in this prospectus supplement.

(2) The Class PO Certificates are principal only certificates and will not accrue interest.


The trust will also issue Class B-4, Class B-5 and Class B-6 Certificates which are not offered by this prospectus supplement.

Depending on the final composition of the pool of mortgage loans sold to the trust, the principal balance of each class of certificates may increase or decrease from the amount listed above. Any difference between the total principal amount of the certificates on the date they are issued and the approximate total principal amount of the certificates on the date of this prospectus supplement will not exceed 5%.

All classes of the offered certificates, other than the Class PO and Class A-R Certificates, will be book-entry certificates.

The trust will issue the certificates in the following minimum denominations:

---------------------------------------------
CLASS                 MINIMUM DENOMINATION
---------------------------------------------
Class A-1             $
---------------------------------------------
Class A-2             $
---------------------------------------------
Class A-3             $
---------------------------------------------
Class A-4             $
---------------------------------------------
Class A-5             $
---------------------------------------------
Class A-6             $
---------------------------------------------
Class A-7             $
---------------------------------------------
Class PO              $
---------------------------------------------
Class A-R             $
---------------------------------------------
Class B-1             $
---------------------------------------------
Class B-2             $
---------------------------------------------
Class B-3             $
---------------------------------------------

Certificates with principal balances (or notional principal amounts) in excess of these amounts, other than the Class A-R Certificates, will be issued in multiples of $1,000 above the minimum denomination.

See "The Mortgage Pool," "Description of the Certificates -- General" and "--Book-Entry Certificates" in this prospectus supplement and "Loan Program" and "Description of the Securities" in the prospectus.

THE MORTGAGE LOANS

First Horizon Home Loan Corporation originated or acquired all of the mortgage loans. The mortgage loans expected to be sold to the trust have the following characteristics as of [______], 200[_]:

o     Total original principal balance (1): $[_______]

o     Original terms to maturity: 29 to 30 years

o     Range of maturities: between [__] and [__] months

o     Range of annual interest rates: between [__]% and [__]%

o Largest geographic concentration: [___]% of the mortgage loans are secured by property located in [California]

-----------
(1)   Approximate,   after   deducting   payments   of   principal   due  on  or
      before[__________], 200[_], and subject to the variance described in this prospectus supplement.

See "The Mortgage Pool -- General".

CUT-OFF DATE

[____________], 200[_], the date as of which the aggregate principal balance of the mortgage loans is determined for purposes of this prospectus supplement, unless a different date is specified.

CLOSING DATE

On or about [___________], 200[_].

DEPOSITOR

First Horizon Asset Securities Inc.

SELLER AND MASTER SERVICER

First Horizon Home Loan Corporation

TRUSTEE

[The Bank of New York]

CUSTODIAN

[First Tennessee Bank National Association]

DISTRIBUTIONS ON THE CERTIFICATES

The trustee will make distributions on the certificates on the 25th day of each month. If the 25th is not a business day, the trustee will make distributions on the next business day. The first distribution date will be [ ], 200[ ].

On each distribution date, the trustee will first pay to the senior certificates the amounts of interest and principal distributable to them from available funds. The trustee will then pay interest and principal to the subordinated certificates from the remaining available funds.

Interest Payments

o The actual amount of interest you receive on your certificates (if your certificates are interest bearing) on each distribution date will depend on:

      -     the amount of interest accrued on your certificates;

      -     the total amount of funds available for distribution; and

      - the amount of any accrued interest not paid on your certificates on earlier distribution dates.

o If you are the holder of a senior certificate, the amount of interest payable to you will be in proportion to the interest payable on all of the senior certificates together. All of the senior certificates entitled to interest payments will receive these payments at the same time.

o If you are the holder of a subordinated certificate, you will receive interest payments only after the trustee has paid interest and principal to:

      -     all of the senior certificates; and

      - each class of subordinated certificates that ranks higher than your certificates.

o The holders of the Class PO Certificates are not entitled to any interest distributions.

o The trustee will calculate interest on the basis of a 360-day year consisting of twelve 30-day months.

Principal Payments

o After interest payments have been made on all senior certificates entitled to interest, each class of senior certificates entitled to principal distributions will also receive a payment of principal. If you are the holder of subordinated certificates, you will receive principal payments after (1) interest and principal have been paid on all the senior certificates and the subordinated certificates ranking senior to yours (if any) and (2) interest has been paid on your certificates. You should refer to "Description of the Certificates -- Distributions on the Certificates" for a description of the amount of principal payable to you and the priority in which it will be paid.

o The amount and timing of principal you receive on your certificates will depend on:

      - the various priorities and formulas described in this prospectus supplement that determine the allocation of principal payments to your certificates; and

      -     the amounts actually available for distribution as principal.

o Because of the principal allocation formulas described in this prospectus supplement, the senior certificates entitled to principal distributions -- other than the Class PO Certificates -- will receive principal payments at a faster rate than the subordinated certificates for at least the first nine years after the issuance of the certificates. The Class A-6 Certificates will not necessarily benefit from this accelerated repayment.

o If you are the holder of a Class A-5 Certificate, you will have the option to request redemption of all or any part of your certificate, in any amount that is a multiple of $[ ]. However, in certain instances, you may receive principal payments by random lottery regardless of whether you have submitted a request for redemption. Accordingly, the timing of the principal payments you receive will be determined by whether your redemption request is honored and whether your certificates are selected for payment. You should refer to "Description of the Certificates -- Principal Distributions on the Class A-5 Certificates" for a description of how principal payments will be made on these certificates. You should also see the risk factor relating to these certificates on page S-[ ].

o The holders of the Class A-7 Certificates are not entitled to any principal distributions.

You should refer to "Description of the Certificates -- Distributions on the Certificates -- Allocation of Available Funds."

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the trust after the principal balance of the mortgage loans and real estate owned by the trust declines below 10% of the principal balance of the mortgage loans on[ ], 200[ ].

See "Description of the Certificates -- Optional Termination".

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See "Servicing of Mortgage Loans -- Advances".

CREDIT ENHANCEMENT

If you are the holder of a senior certificate, your certificate will benefit from the credit enhancement provided by the subordination of the subordinated certificates.

This subordination will benefit the senior certificates in two ways:

o     The  senior   certificates  will  have  a  preferential   right  over  the
      subordinated certificates to receive funds available for interest and principal distributions.

o The subordinated certificates will absorb all losses on the mortgage loans up to the level described in this prospectus supplement.

If you are the holder of a senior certificate, you should keep in mind, however, that the subordination of the subordinated certificates offers only limited protection against the loss of your investment. If you are the holder of a subordinated certificate, your certificate will benefit from the credit enhancement provided by the subordination of any lower-ranking classes of subordinated certificates. This subordination will, however, offer only limited protection against the loss of your investment.

In addition, losses on mortgage loans that are allocated to the Class A-5 Certificates will be covered by the certificate guaranty insurance policy provided by [ ], as described in this prospectus supplement. Additionally, some interest shortfalls allocated to the Class A-5 Certificates will be offset to the extent that funds are available in the reserve fund and, to the extent that funds are not so available, by the certificate guaranty insurance policy. See "Description of the Certificates -- Interest Distributions," "The Policy" and "The Insurer" in this prospectus supplement.

TAX STATUS

For federal income tax purposes, the trust will comprise multiple real estate mortgage investment conduits; one or more underlying REMICs and the master REMIC. Each underlying REMIC will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest. The master REMIC will hold as assets regular interests issued by one or more underlying REMICs and will issue the several classes of certificates, which, other than the Class A-R Certificate, will represent the regular interests in the master REMIC. The Class A-R Certificate will represent ownership of the residual interests in both the master REMIC and any underlying REMIC.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

A pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986 may purchase the offered certificates, other than the Class A-R Certificates, so long as the conditions described under "ERISA Considerations" are met.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT

The senior certificates and the Class B-1 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-2 and Class B-3 Certificates will not be mortgage related securities for purposes of that act.

See "Legal Investment" in the prospectus.

RATINGS

The classes of certificates listed below will not be offered unless they are assigned the following ratings by Fitch and S&P.

---------------------------------------------------------
Class              Fitch Rating      S&P Rating
---------------------------------------------------------
Class A-1          AAA               AAA
---------------------------------------------------------
Class A-2          AAA               AAA
---------------------------------------------------------
Class A-3          AAA               AAA
---------------------------------------------------------
Class A-4          AAA               AAA
---------------------------------------------------------
Class A-5          AAA               AAA
---------------------------------------------------------
Class A-6          AAA               AAA
---------------------------------------------------------
Class A-7          AAA               AAA
---------------------------------------------------------
Class PO           AAA               AAA
---------------------------------------------------------
Class A-R          AAA               AAA
---------------------------------------------------------
Class B-1          AA                N/A
---------------------------------------------------------
Class B-2          A                 N/A
---------------------------------------------------------
Class B-3          BBB               N/A
---------------------------------------------------------

A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. You should refer to "Ratings" in this prospectus supplement to learn more about the significance and limitations of ratings.

[remainder of page intentionally left blank]

                                  RISK FACTORS

      THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES KNOWN MATERIAL SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE 6 OF THE PROSPECTUS.

CERTIFICATES MAY NOT BE APPROPRIATE
 INVESTMENTS FOR SOME INVESTORS....     The   certificates   may   not   be   an
                                        appropriate investment for you if you do
                                        not   have   sufficient   resources   or
                                        expertise to evaluate the particular characteristics of the applicable class of certificates. This may be the case because, among other things:

                                        o   if you purchase your certificates at
                                            a price  other than par,  your yield
                                            to maturity will be sensitive to the
                                            uncertain   rate   and   timing   of
                                            principal    prepayments    on   the
                                            mortgage loans;

                                        o   the      certificates     may     be
                                            inappropriate investments for you if
                                            you  require  a  distribution  of  a
                                            particular  amount of principal on a
                                            specific   date   or  an   otherwise
                                            predictable  stream of distributions
                                            because   the   rate  of   principal
                                            distributions  on, and the  weighted
                                            average  lives of, the  certificates
                                            will be sensitive  to the  uncertain
                                            rate   and   timing   of   principal
                                            prepayments  on the  mortgage  loans
                                            and  the   priority   of   principal
                                            distributions  among the  classes of
                                            certificates;

                                        o   you may not be able to reinvest  the
                                            principal  amounts   distributed  on
                                            your certificates,  which in general
                                            are  expected  to be greater  during
                                            periods of  relatively  low interest
                                            rates,  at a rate that is as high as
                                            the applicable  pass-through rate or
                                            your expected yield;

                                        o   unless a  secondary  market  for the
                                            certificates      develops,      the
                                            certificates    may   be    illiquid
                                            investments; and

                                        o   you must report  interest as well as
                                            original issue discount,  if any, on
                                            the  accrual  method of  accounting,
                                            even if you are otherwise  using the
                                            cash method of accounting.

                                        You should also  carefully  consider the
                                        further risks  discussed below and under
                                        the  heading   "Yield,   Prepayment  and
                                        Maturity    Considerations"    in   this
                                        prospectus   supplement  and  under  the
                                        heading    "Risk    Factors"    in   the
                                        prospectus.

PREPAYMENTS ARE UNPREDICTABLE AND
 WILL AFFECT THE YIELD ON YOUR
 CERTIFICATES......................     Borrowers  may  prepay  their   mortgage
                                        loans in  whole or in part at any  time.
                                        We  cannot  predict  the  rate at  which
                                        borrowers   will  repay  their  mortgage
                                        loans.  A prepayment of a mortgage loan,
                                        however,   will  usually   result  in  a
                                        prepayment on the  certificates and will
                                        affect  the  yield to  maturity  on your
                                        certificates.  In addition,  you will be
                                        subject   to  any   reinvestment   risks
                                        resulting    from   faster   or   slower
                                        prepayments of mortgage loans.

                                        The rate of principal payments on the mortgage loans will be affected by, among other things:

                                        o   the  amortization  schedules  of the
                                            mortgage loans;

                                        o   the rate of  principal  prepayments,
                                            including  partial  prepayments  and
                                            those resulting from refinancing, by
                                            mortgagors;

                                        o   liquidations  of defaulted  mortgage
                                            loans;

                                        o   repurchases of mortgage loans by the
                                            seller  as  a  result  of  defective
                                            documentation    or    breaches   of
                                            representations and warranties;

                                        o   optional   purchase  by  the  master
                                            servicer   of   defaulted   mortgage
                                            loans; and

                                        o   the optional  purchase by the seller
                                            of  all  of the  mortgage  loans  in
                                            connection  with the  termination of
                                            the trust.

                                        The   rate   of   payments,    including
                                        prepayments, on the mortgage loans may be influenced by a variety of economic, geographic, social and other factors, including the following:

                                        o   If  prevailing   rates  for  similar
                                            mortgage   loans   fall   below  the
                                            mortgage rates on the mortgage loans
                                            owned by the trust,  we would expect
                                            the rate of  prepayment to increase.
                                            Increased  prepayments  could result
                                            in a faster  return of  principal to
                                            you at a time  when  you  may not be
                                            able to reinvest the principal at an
                                            interest   rate   as   high  as  the
                                            pass-through  rate or expected yield
                                            on your certificates.

                                        o   If   interest   rates   on   similar
                                            mortgage   loans   rise   above  the
                                            mortgage rates on the mortgage loans
                                            owned by the trust,  we would expect
                                            the rate of  prepayment to decrease.
                                            Reduced  prepayments could result in
                                            a slower  return of principal to you
                                            at a time  when  you  may be able to
                                            reinvest  the  principal at a higher
                                            rate   of    interest    than    the
                                            pass-through  rate or expected yield
                                            on your certificates.

                                        o   Refinancing   programs,   which  may
                                            involve  soliciting  all or  some of
                                            the  mortgagors  to refinance  their
                                            mortgage  loans,  may  increase  the
                                            rate of  prepayments on the mortgage
                                            loans.  The master  servicer  or its
                                            affiliates     may    offer    these
                                            refinancing  programs  from  time to
                                            time,     including      streamlined
                                            documentation  programs  as  well as
                                            programs under which a mortgage loan
                                            is modified  to reduce the  interest
                                            rate.

                                        See  "Yield,   Prepayment  and  Maturity
                                        Considerations"  and "Description of the
                                        Certificates -- Optional Termination" in
                                        this  prospectus   supplement  and  "The
                                        Agreements  --  Assignment  of the Trust
                                        Fund   Assets,"  and  "--   Termination;
                                        Optional Termination" in the prospectus.

THE EFFECT OF PREPAYMENTS ON
 PRINCIPAL ONLY CERTIFICATES,
 INTEREST ONLY CERTIFICATES AND
 CERTIFICATES PURCHASED AT A
 PREMIUM OR DISCOUNT MAY BE
 SEVERE............................     The   rate   of   payments,    including
                                        prepayments, on the mortgage loans owned by the trust can adversely affect the yield you receive on your certificates.
                                        For example:

                                        o   If  you  purchase   principal   only
                                            certificates or if you purchase your
                                            certificates   at  a  discount   and
                                            principal is repaid  slower than you
                                            anticipate,  then your  yield may be
                                            lower than you anticipate.

                                        o   If  you   purchase   interest   only
                                            certificates  (e.g.,  the  Class A-7
                                            Certificates)  or  if  you  purchase
                                            your  certificates  at a premium and
                                            principal is repaid  faster than you
                                            anticipate,  then your  yield may be
                                            lower than you  anticipate  and,  in
                                            the   case   of   the    Class   A-7
                                            Certificates,  you  could  lose your
                                            entire investment.

                                        See  "Yield,   Prepayment  and  Maturity
                                        Considerations".

WE CANNOT GUARANTEE YOU REGULAR
 PAYMENTS ON YOUR CERTIFICATES.....     The   amounts   you   receive   on  your
                                        certificates  will  depend on the amount
                                        of the  payments  borrowers  make on the
                                        mortgage   loans.   Because   we  cannot
                                        predict the rate at which borrowers will
                                        repay  their  loans,   you  may  receive
                                        distributions  on your  certificates  in
                                        amounts  that are larger or smaller than
                                        you  expect.  In  addition,  the life of
                                        your   certificates  may  be  longer  or
                                        shorter than anticipated. Because of this, we cannot guarantee that you will receive distributions at any specific future date or in any specific amount.

PRINCIPAL PAYMENTS ON THE CLASS A-5
 CERTIFICATES MAY BE LESS
 PREDICTABLE THAN ON OTHER
 CLASSES BECAUSE   OF SPECIAL
 RULES FOR DISTRIBUTING PRINCIPAL..     As   described   in   this    prospectus
                                        supplement,   special   rules  apply  to
                                        determining    which   holders   receive
                                        principal distributions on the Class A-5
                                        Certificates      and     when     these
                                        distributions    are    made.    Amounts
                                        available for principal on the Class A-5
                                        Certificates   will  first  be  paid  to
                                        holders who have submitted  requests for
                                        principal    payments   in   the   order
                                        submitted  and with  certain  priorities
                                        given  to  holders  who have  died.  Any
                                        amounts  not  paid to  these  requesting
                                        holders  will be paid by  random  lot to
                                        other   holders   of   the   Class   A-5
                                        Certificates. If you submitted a request
                                        for  principal  payments,  you  may  not
                                        receive  the  amount  requested,  either
                                        because other requests had priority over
                                        yours or because  the  amount  available
                                        for principal payments on your Class A-5
                                        Certificate  was  insufficient  to honor
                                        your  request.  If the amount  available
                                        for principal distributions on the Class
                                        A-5  Certificates   exceeds  the  amount
                                        requested  by all  holders  of the Class
                                        A-5   Certificates,   you  may   receive
                                        distributions  in excess  of the  amount
                                        you  requested  or,  even if you did not
                                        make  a   request,   you   may   receive
                                        distributions.

                                        As a  result,  holders  may not  receive
                                        principal   payments   when   they   are
                                        expecting    them,   and   may   receive
                                        principal  payments  when  they  are not
                                        expecting  them.  In  addition to making
                                        distributions    on   the    Class   A-5
                                        Certificates   somewhat   unpredictable,
                                        your yield may be affected by the timing
                                        of these payments,  as described in some
                                        of  the  other  risk   factors  in  this
                                        prospectus supplement.

                                        Investors in the Class A-5  Certificates
                                        should pay  particular  attention to the
                                        risk  that  they may be less  likely  to
                                        receive    principal    payments    when
                                        prevailing  interest rates available for
                                        reinvestment  are high,  and may be more
                                        likely  to  receive  principal  payments
                                        when prevailing interest rates available
                                        for    reinvestment    are   low.    See
                                        "Description  of  the   Certificates  --
                                        Distributions  on  the  Certificates  --
                                        Principal Distributions on the Class A-5
                                        Certificates."

SUBORDINATION MAY NOT BE SUFFICIENT
 TO PROTECT SENIOR CERTIFICATES
 FROM LOSSES.......................     Credit  enhancement will be provided for
                                        the certificates, first, by the right of
                                        the holders of  certificates  to receive
                                        payments of principal before the classes
                                        subordinate to them and, second,  by the
                                        allocation of realized  losses to junior
                                        classes  in the  inverse  order of their
                                        subordination.   This   form  of  credit
                                        enhancement   is   provided   by   using
                                        collections   on  the   mortgage   loans
                                        otherwise  payable  to holders of junior
                                        classes  to  pay  amounts  due  on  more
                                        senior  classes.  Collections  otherwise
                                        payable to junior  classes  comprise the
                                        sole  source of funds  from  which  this
                                        type of credit  enhancement is provided.
                                        Realized  losses  are  allocated  to the
                                        subordinated   certificates,   beginning
                                        with the subordinated  certificates with
                                        the lowest payment  priority,  until the
                                        principal  amount of that class has been
                                        reduced  to  zero.  Subsequent  realized
                                        losses  will be  allocated  to the  next
                                        most subordinate classes of subordinated
                                        certificates  sequentially,   until  the
                                        class   certificate   balances  of  each
                                        succeeding class has been reduced to zero.

                                        Accordingly,  if the  class  certificate
                                        balance of each junior  class were to be
                                        reduced  to  zero,   delinquencies   and
                                        defaults  on the  mortgage  loans  would
                                        reduce the amount of funds available for
                                        monthly  distributions to holders of the
                                        senior  certificates.  Furthermore,  the
                                        junior classes will provide only limited
                                        protection  against some  categories  of
                                        losses  such as special  hazard  losses,
                                        bankruptcy  losses  and fraud  losses in
                                        excess of the amounts  specified in this
                                        prospectus  supplement.  Any  losses  in
                                        excess   of   those   amounts   will  be
                                        allocated  pro rata to each class,  even
                                        if the class certificate balance of each
                                        junior  class  has not been  reduced  to
                                        zero.     Among     the     subordinated
                                        certificates the Class B-1 Certificates are the least subordinated, that is, they have the highest payment priority. Then come the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in that order.

                                        See "Credit Enhancement -- Subordination of Certain Classes".

                                        In addition, the Class A-5 Certificates will be entitled to the benefits of a certificate guaranty insurance policy to be issued by [ ], referred to in this prospectus supplement as the insurer. See "The Policy" and "The Insurer" in this prospectus supplement.

GEOGRAPHIC CONCENTRATION OF
 MORTGAGE LOANS MAY INCREASE RISK
 OF LOSSES ON YOUR CERTIFICATES....     Approximately [ ]% of the mortgage loans
                                        expected  to  be in  the  trust  on  the
                                        cut-off  date are secured by property in
                                        California.   Accordingly,   you  should
                                        consider the following risks associated with property located in California:

                                        o   Property in  California  may be more
                                            susceptible  than  homes  located in
                                            other   parts  of  the   country  to
                                            certain  types  of   uninsurable  or
                                            uninsured    hazards,     such    as
                                            earthquakes,  floods,  mudslides and
                                            other natural disasters.

                                        o   Economic  conditions in  California,
                                            which  may or may  not  affect  real
                                            property  values,   may  affect  the
                                            ability of  borrowers to repay their
                                            loans on time.

                                        o   California's  economic condition and
                                            housing   market  may  be  adversely
                                            affected  by a  variety  of  events,
                                            including  natural disasters such as
                                            earthquakes,  hurricanes, floods and
                                            eruptions,  mudslides and brushfires
                                            and  civil   disturbances   such  as
                                            riots. If these occur,  the rates of
                                            delinquency, foreclosure, bankruptcy
                                            and loss on the  mortgage  loans may
                                            increase.

                                        o   Declines    in    the     California
                                            residential  real estate  market may
                                            reduce  the  values  of   properties
                                            located in  California,  which would
                                            result   in  an   increase   in  the
                                            loan-to-value ratios.

                                        o   Any  increase in the market value of
                                            properties   located  in  California
                                            would   reduce   the   loan-to-value
                                            ratios  and could,  therefore,  make
                                            alternative   sources  of  financing
                                            available to the  borrowers at lower
                                            interest  rates,  which could result
                                            in an increased  rate of  prepayment
                                            of the mortgage loans.

                                        See  "Servicing  of  Mortgage  Loans  --
                                        Management's  Discussion and Analysis of
                                        Delinquency and Foreclosure Trends."

RESIDUAL CERTIFICATES HAVE ADVERSE
 TAX CONSEQUENCES..................     The   Class   A-R   Certificates    will
                                        represent the "residual interests" in both the master REMIC and any underlying
                                        REMIC for federal income tax purposes.

                                        Holders of Class A-R  Certificates  must
                                        report as ordinary  income or loss their
                                        pro rata  share of the net income or the
                                        net loss of each  REMIC  whether  or not
                                        any cash distributions are made to them.
                                        This  allocation  of  income or loss may
                                        result in a zero or  negative  after-tax
                                        return.   No  cash   distributions   are
                                        expected to be made with respect to the Class A-R Certificates, except for the initial principal balance for each such class of $[ ] and related interest.

                                        Due to their tax consequences, the Class
                                        A-R Certificates will be subject to restrictions on transfer that may affect their liquidity. In addition, the Class A-R Certificates may not be acquired by employee benefit plans subject to ERISA.

                                        See  "Description of the Certificates --
                                        Restrictions on Transfer of the Residual
                                        Certificates,"  "ERISA   Considerations"
                                        and   "Material   Federal   Income   Tax
                                        Consequences"    in   this    prospectus
                                        supplement.

TERRORIST ATTACKS AND MILITARY
 ACTION............................     The effects that the  terrorist  attacks
                                        of  September  11,  2001  in the  United
                                        States, possible future attacks or other
                                        incidents and related  military  action,
                                        or the military  action by United States
                                        forces  in Iraq and other  regions,  may
                                        have on the  performance of the mortgage
                                        loans or on the  values  of the  related
                                        mortgaged     properties    cannot    be
                                        determined   at  this  time.   Investors
                                        should consider the possible  effects of
                                        such incidents on  delinquency,  default
                                        and   prepayment   experience   of   the
                                        mortgage  loans.  Federal  agencies  and
                                        non-government   lenders  have  and  may
                                        continue  to defer,  reduce  or  forgive
                                        payments    and    delay     foreclosure
                                        proceedings   in  respect  of  loans  to
                                        borrowers  affected  in some  way by the
                                        recent and  possible  future  attacks or
                                        other incidents and the related military
                                        action.   Activation  of  a  substantial
                                        number of U.S.  military  reservists  or
                                        members  of  the   National   Guard  may
                                        significantly increase the proportion of
                                        loans whose  interest  rates are reduced
                                        by  application  of  the  Soldiers'  and
                                        Sailors'  Civil Relief Act of 1940.  The
                                        Relief Act provides,  generally,  that a
                                        borrower  who is  covered  by the Relief
                                        Act may not be charged  interest  on the
                                        related  mortgage  loan in  excess of 6%
                                        annually   during   the  period  of  the
                                        borrower's   active   duty.   Under  the
                                        Military  Reservist Relief Act, which is
                                        a  California  statute,   under  certain
                                        circumstances,    California   residents
                                        called   into   active   duty  with  the
                                        reserves can delay  payments on mortgage
                                        loans  for a period  not to  exceed  180
                                        days, beginning with the order to active
                                        duty and ending 30 days  after  release.
                                        Interest   payable  to  holders  of  the
                                        certificates in the related  certificate
                                        group will be reduced by any  reductions
                                        in   the   amount   of   interest    not
                                        collectible   as   a   result   of   the
                                        application   of   such   Acts.    These
                                        shortfalls  are not  required to be paid
                                        by  the  borrower  at any  future  time.
                                        Neither the seller, the depositor or the
                                        master  servicer  is required to advance
                                        these shortfalls as delinquent payments,
                                        and such  shortfalls  are not covered by
                                        any form of  credit  enhancement  on the
                                        certificates,  including  in the case of
                                        Class A-5 Certificates,  the certificate
                                        guaranty     insurance    policy.    Any
                                        reductions resulting from such Acts will
                                        be  allocated  pro rata among the senior
                                        certificates of the related  certificate
                                        group and the subordinated certificates.
                                        In   addition,    legislation   granting
                                        similar loan payment relief to certain persons not covered by the Relief Act has been proposed and may be enacted in various states.


                           FORWARD LOOKING STATEMENTS

      WE CAUTION YOU THAT CERTAIN STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONSIST OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "MAY," "WILL," "SHOULD," "EXPECTS," "BELIEVES," "ANTICIPATES," "ESTIMATES," OR OTHER COMPARABLE WORDS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES, EFFECTS OF PREPAYMENTS, CHANGES IN INTEREST RATES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL. BECAUSE WE CANNOT PREDICT THE FUTURE, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

                                 THE TRUST FUND

      First   Horizon   Mortgage   Pass-Through   Trust   200[   ]-[   ]   is  a
[grantor][statutory] trust formed under the laws of the State of [New York][Delaware]. The trust fund will own a pool of conventional, fixed rate, first lien, fully amortizing, one-to-four family residential mortgage loans.

      The assets of the trust fund will also include:

      o collections on the mortgage loans received after the cut-off date (exclusive of payments in respect of accrued interest due on or prior to the cut-off date);

      o mortgaged properties relating to the mortgage loans that are acquired by foreclosure or deed in lieu of foreclosure;

      o amounts on deposit from time to time in the Collection Account (as defined in the pooling and servicing agreement) for the certificates (excluding net earnings thereon);

      o [amounts on deposit from time to time in the Reserve Fund (excluding net earnings thereon);]

      o the certificate quarterly insurance policy and any further credit enhancement for the Class A-5 Certificates only; and

      o     the  Depositor's   rights  with  respect  to  the   representations,
            warranties and covenants of the Seller under the pooling and servicing agreement.

                                THE MORTGAGE POOL

GENERAL

      The depositor will purchase the mortgage loans in each mortgage pool from the seller pursuant to a mortgage loan purchase agreement between First Horizon, as seller, and the depositor, as purchaser. Simultaneously with the depositor's purchase of the mortgage loans, the seller will transfer the servicing rights for the mortgage loans to First Tennessee Mortgage Services, Inc. ("FTMSI") pursuant to a servicing rights transfer and subservicing agreement (the "Servicing Rights Transfer and Subservicing Agreement") between the seller, as transferor, and FTMSI, as transferee. FTMSI will agree to service the mortgage loans for the depositor and its assigns pursuant to a servicing agreement (the "Servicing Agreement") between the depositor, as owner, and FTMSI, as servicer. In addition, the seller will agree to subservice the mortgage loans for FTMSI pursuant to the Servicing Rights Transfer and Subservicing Agreement. The seller will have directly originated or acquired the mortgage loans from various unaffiliated third parties. All of the mortgage loans were underwritten substantially in accordance with the seller's underwriting standards. See "Loan Program - Underwriting Standards" in the prospectus. The depositor will assign the mortgage loans to the trustee for the benefit of the certificateholders pursuant to a pooling and servicing agreement among the depositor, First Horizon, as master servicer, and The Bank of New York, as Trustee.

      Under the mortgage loan purchase agreement, the seller will make certain representations, warranties and covenants to the depositor relating to, among other things, the due execution and enforceability of the mortgage loan purchase agreement and certain characteristics of the mortgage loans and, subject to the limitations described under "- Assignment of the Mortgage Loans," will be obligated to repurchase or substitute a similar mortgage loan for any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affect the interests of the certificateholders in the mortgage loan. The seller will represent and warrant to the depositor in the mortgage loan purchase agreement that the mortgage loans were selected from among the outstanding one-to-four family mortgage loans in the seller's portfolio as to which the representations and warranties set forth in the mortgage loan purchase agreement can be made and that the selection was not made in a manner intended to adversely affect the interests of the certificateholders. See "Loan Program - Representations by Sellers; Repurchases" in the prospectus. Under the pooling and servicing agreement, the depositor will assign all its interest in the seller's representations, warranties and covenants under the mortgage loan purchase agreement, including the seller's repurchase obligation, to the trustee for the benefit of the certificateholders. The depositor will make no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or which are otherwise defective. The seller is selling the mortgage loans to the depositor without recourse and the depositor is selling the mortgage loans to the trustee for the benefit of the certificateholders without recourse. Neither the depositor nor the seller will have any obligation with respect to the certificates in its capacity as a mortgage loan seller other than the repurchase and substitution obligations described above. The obligations of the master servicer with respect to the certificates are limited to the master servicer's contractual servicing obligations under the pooling and servicing agreement.

      Information with respect to the mortgage loans expected to be included in the mortgage pool is set forth under this heading. Before the closing date, mortgage loans may be removed from the mortgage pool and other mortgage loans may be substituted for them. The depositor believes that the information set forth in this prospectus supplement with respect to the mortgage pool as presently constituted is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, but some characteristics of the mortgage loans in the mortgage pool may vary. Unless otherwise indicated, information presented in this prospectus supplement expressed as a percentage, other than rates of interest, are approximate percentages based on the aggregate Stated Principal Balances of the mortgage loans as of the cut-off date. No more than 5% of the mortgage loans relative to the cut-off date pool principal balance will deviate from the mortgage loan characteristics described under this heading.

      As of the cut-off date, the aggregate of the Stated Principal Balances of the mortgage loans is expected to be approximately $[ ], which is referred to as the cut-off date pool principal balance. The mortgage loans provide for the amortization of the amount financed over a series of substantially equal monthly payments. The due date for each mortgage loan is the first day of each calendar month. At origination, substantially all of the mortgage loans had stated terms to maturity of 30 years. Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than their scheduled due dates will not affect the amortization schedule or the relative application of the payments to principal and interest. The mortgagors may prepay their mortgage loans at any time without penalty.

      Substantially all of the mortgage loans are jumbo mortgage loans that have principal balances at origination that exceed the then applicable limitations for purchase by Fannie Mae and Freddie Mac. Substantially all of the mortgage loans were underwritten pursuant to full/alternative documentation loan programs. See "Loan Program -- Underwriting Standards -- Guide Standards" in the prospectus.

      Each mortgage loan was originated after [ ].

      The latest stated maturity date of any mortgage loan is [ ]. The earliest stated maturity date of any mortgage loan is [ ].

      As of the cut-off date, no mortgage loan was delinquent more than 30 days.

      Substantially all of the mortgage loans will not be subject to buydown agreements. No mortgage loan provides for deferred interest or negative amortization.

      No mortgage loan has a loan-to-value ratio at origination of more than 95%. Generally, each mortgage loan with a loan-to-value ratio at origination of greater than 80% is covered by a primary mortgage guaranty insurance policy issued by mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The primary mortgage guaranty insurance policy provides coverage in an amount equal to a specified percentage times the sum of the Stated Principal Balance of the related mortgage loan, the accrued interest on the related mortgage loan and the related foreclosure expenses. The specified percentage is generally 12% for loan-to-value ratios between 80.01% and 85.00%, 25% for loan-to-value ratios between 85.01% and 90.00%, and 30% for loan-to-value ratios between 90.01% and 95.00%.

      No primary mortgage guaranty insurance policy will be required with respect to any mortgage loan

      o after the date on which the related loan-to-value ratio is 80% or less or, based on a new appraisal, the Stated Principal Balance of the mortgage loan represents 80% or less of the new appraised value or

      o if maintaining the primary mortgage guaranty insurance policy is prohibited by applicable law.

      The loan-to-value ratio of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the Stated Principal Balance of the related mortgage loan at the date of determination and the denominator of which is

      o in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, or

      o in the case of a refinancing, the appraised value of the mortgaged property at the time of refinancing, except in the case of a mortgage loan underwritten pursuant to First Horizon's Streamlined Documentation Program as described in the prospectus under "Loan Program -- Underwriting Standards."

      For mortgage loans originated pursuant to First Horizon's Streamlined Documentation Program

      o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 90% or less, the loan-to-value ratio will be the ratio of the principal amount of the mortgage loan outstanding at the date of determination divided by the appraised value of the related mortgaged property at the time of the origination of the mortgage loan being refinanced or

      o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 90%, then the loan-to-value ratio will be the ratio of the principal amount of the mortgage loan outstanding at the date of determination divided by the appraised value as determined by a limited appraisal report at the time of the origination of the mortgage loan.

      See "Loan Program -- Underwriting Standards" in the prospectus.

      No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the loan-to-value ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the affected mortgage loans.

      The following information sets forth in tabular format certain information, as of the cut-off date, as to the mortgage loans. Other than with respect to rates of interest, percentages (approximate) are reported by aggregate Stated Principal Balance of the mortgage loans as of the cut-off date and have been rounded in order to total 100%.

                                      MORTGAGE RATES


                                                      AGGREGATE PRINCIPAL   PERCENTAGE OF
MORTGAGE RATES (%)        NUMBER OF MORTGAGE LOANS    BALANCE OUTSTANDING   MORTGAGE POOL
---------------------     ------------------------    -------------------   -------------
......................                                 $                                  %
......................
......................
......................
......................
......................
......................
......................
......................
......................
......................
......................
......................
  TOTAL:.............                                 $                                  %

      As of the cut-off date, the weighted average mortgage rate of the mortgage loans, as so adjusted, is expected to be approximately [ ]%.


                         CURRENT MORTGAGE LOAN PRINCIPAL BALANCES


CURRENT MORTGAGE                                      AGGREGATE PRINCIPAL   PERCENTAGE OF
LOAN AMOUNTS              NUMBER OF MORTGAGE LOANS    BALANCE OUTSTANDING   MORTGAGE POOL
---------------------     ------------------------    -------------------   -------------
......................                                 $                                  %
......................
......................
......................
......................
......................
......................
......................
......................
......................
......................
......................
......................
  TOTAL:.............                                 $                                  %

      As of the cut-off date, the average principal balance of the mortgage loans is expected to be approximately $[ ].


                              ORIGINAL LOAN-TO-VALUE RATIOS

ORIGINAL                                              AGGREGATE PRINCIPAL   PERCENTAGE OF
LOAN-TO-VALUE RATIOS (%)  NUMBER OF MORTGAGE LOANS    BALANCE OUTSTANDING   MORTGAGE POOL
---------------------     ------------------------    -------------------   -------------
......................                                 $                                  %
......................
......................
......................
......................
......................
......................
......................
......................
......................
......................
......................
......................
  TOTAL:.............                                 $                                  %


      The weighted average original loan-to-value ratio of the mortgage loans is expected to be approximately [ ]%.

                                    STATE DISTRIBUTION
                                  OF MORTGAGE PROPERTIES

                                                      AGGREGATE PRINCIPAL   PERCENTAGE OF
STATE                     NUMBER OF MORTGAGE LOANS    BALANCE OUTSTANDING   MORTGAGE POOL
---------------------     ------------------------    -------------------   -------------
......................                                 $                                  %
......................
......................
......................
......................
......................
......................
......................
......................
......................
......................
......................
......................
......................
......................
......................
......................
......................
......................
  TOTAL:.............                                 $                                  %


      No more than approximately [ ]% of the mortgage loans are secured by mortgaged properties located in any one postal zip code area.

                                PURPOSE OF MORTGAGE LOANS

                                                      AGGREGATE PRINCIPAL   PERCENTAGE OF
LOAN PURPOSE              NUMBER OF MORTGAGE LOANS    BALANCE OUTSTANDING   MORTGAGE POOL
---------------------     ------------------------    -------------------   -------------
Purchase.............                                 $                                  %
Refinance
 (rate/term).........
Refinance
 (cash out)..........
  TOTAL:.............                                 $                                  %

                              TYPES OF MORTGAGED PROPERTIES

                                                      AGGREGATE PRINCIPAL   PERCENTAGE OF
PROPERTY TYPE             NUMBER OF MORTGAGE LOANS    BALANCE OUTSTANDING   MORTGAGE POOL
---------------------     ------------------------    -------------------   -------------
Single Family*.......                                 $                                  %
Attached Planned
 Unit................
Condominium..........
2-4 Family...........
  TOTAL:.............                                 $                                  %

*Includes detached units within planned unit developments.


                                     OCCUPANCY TYPES

                                                      AGGREGATE PRINCIPAL   PERCENTAGE OF
OCCUPANCY TYPE            NUMBER OF MORTGAGE LOANS    BALANCE OUTSTANDING   MORTGAGE POOL
---------------------     ------------------------    -------------------   -------------
Primary Residence....                                 $                                  %
Second Residence.....
Investor Property....
  TOTAL:.............                                 $                                  %

      The information shown in the above table is based upon representations of the mortgagor at the time of origination of the mortgage loans.


                               REMAINING TERMS TO MATURITY

REMAINING TERMS                                       AGGREGATE PRINCIPAL   PERCENTAGE OF
TO MATURITY (MONTHS)      NUMBER OF MORTGAGE LOANS    BALANCE OUTSTANDING   MORTGAGE POOL
---------------------     ------------------------    -------------------   -------------
Primary Residence....                                 $                                  %
Second Residence.....
Investor Property....
  TOTAL:.............                                 $                                  %

      As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans is expected to be approximately [ ] months.

ASSIGNMENT OF THE MORTGAGE LOANS

      Pursuant to the pooling and servicing agreement and on the closing date, the depositor will sell, without recourse, all of its interest in the mortgage loans and the other assets included in the trust fund, including all principal and interest received on the mortgage loans after the cut-off date, to the trustee in trust for the benefit of the certificateholders.


      In connection with the sale, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, the mortgage file for each mortgage loan, which contains, among other things,

      o the original mortgage note, including any modifications or amendments, endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

      o the original mortgage creating a first lien on the related mortgaged property with evidence of recording,

      o     an assignment of the mortgage in blank in recordable form,

      o either the title policy with respect to the related mortgaged property, if available, or if the title policy is not available, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company with respect to the mortgaged property, provided that the title policy will be delivered as soon as it becomes available, and

      o if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage,

except for any documents not returned from the public recording office or an original or certified copy of the applicable title policy, to the extent unavailable, each of which will be delivered to the trustee as soon as the same is available to the depositor.

      With respect to up to 25% of the mortgage loans, the depositor may deliver all or a portion of each related mortgage file to the trustee (or the custodian, as applicable) not later than thirty days after the closing date. Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public office for real property records in each state where recording is required in order to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller.

      The trustee (or the custodian, as applicable) will review each mortgage file within 90 days of the closing date, or promptly after the trustee's (or custodian's) receipt of any document permitted to be delivered after the closing date, and if any document in a mortgage file is found to be missing or materially defective and the seller does not cure the defect within 90 days after receiving notice of the defect from the trustee (or custodian), or within such longer period not to exceed 720 days after the closing date as provided in the pooling and servicing agreement in the case of missing documents not returned from the public recording office or in the case of the original or certified copy of the applicable title policy, the seller will be obligated to repurchase the affected mortgage loan from the trust fund. Rather than repurchase the mortgage loan as provided above, the seller may, at its option, remove the affected mortgage loan (referred to as a deleted mortgage loan) from the trust fund and substitute in its place another mortgage loan (referred to as a replacement mortgage loan); however, a substitution will only be permitted within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee to the effect that the substitution will not disqualify the REMIC or result in a prohibited transaction tax under the Code.

      On the date of substitution, any replacement mortgage loan will

      o have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the principal balance of the deleted mortgage loan, provided that the seller will deposit a Substitution Adjustment Amount into the Certificate Account for distribution to the certificateholders on the related distribution date,

      o have a mortgage rate not lower than, and not more than one percentage point per annum higher than, that of the deleted mortgage loan,

      o have a loan-to-value ratio not higher than that of the deleted mortgage loan,

      o have a remaining term to maturity not greater than, and not more than one year less than, the remaining term to maturity of the deleted mortgage loan, and

      o comply with all of the representations and warranties set forth in the mortgage loan purchase agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

                           SERVICING OF MORTGAGE LOANS

GENERAL

      Pursuant to the Servicing Rights Transfer and Subservicing Agreement, First Horizon will transfer the servicing rights for the mortgage loans to FTMSI on the closing date and will agree to subservice the mortgage loans for FTMSI. Pursuant to the Servicing Agreement between the depositor, or its assigns, and FTMSI, FTMSI will service the mortgage loans in each mortgage pool. In addition, pursuant to the Servicing Rights Transfer and Subservicing Agreement, First Horizon will agree to subservice the mortgage loans for FTMSI in accordance with the terms set forth in the pooling and servicing agreement. In the event of a conflict between the terms of the Servicing Rights Transfer and Subservicing Agreement and the pooling and servicing agreement, the pooling and servicing agreement provisions will prevail. See "The Agreements" in the prospectus. The master servicer may perform any of its obligations under the pooling and servicing agreement through one or more subservicers. Notwithstanding any subservicing arrangement, the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the master servicer alone were servicing the mortgage loans.

THE MASTER SERVICER

      First Horizon will act as master servicer for the mortgage loans pursuant to the pooling and servicing agreement. First Horizon is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. First Horizon originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. First Horizon's mortgage loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

      At [ ], 200[ ], First Horizon provided servicing for approximately $[ ] billion aggregate principal amount of mortgage loans, including certain mortgage loans for which the servicing rights have been sold by the master servicer but not yet transferred. Substantially all of these mortgage loans are being serviced for unaffiliated persons.

      The principal executive offices of First Horizon are located at 4000 Horizon Way, Irving, Texas 75063.

      First Horizon initially services substantially all of the mortgage loans it originates or acquires. In addition, First Horizon has purchased in bulk the rights to service mortgage loans originated by other lenders. Servicing includes collecting and remitting loan payments, accounting for principal and interest, holding escrow (impound) funds for payment of taxes and insurance, making inspections as required of the mortgaged premises, contacting delinquent mortgagors, supervising foreclosures in the event of unremedied defaults and generally administering the loans, for which First Horizon receives servicing fees. First Horizon has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. In addition, see "The Agreements -- Evidence as to Compliance" in the prospectus for a description of the annual servicing report and the report of the independent public accountants required to be provided by First Horizon in its capacity as master servicer under the pooling and servicing agreement.

FORECLOSURE, DELINQUENCY AND LOSS EXPERIENCE

      Historically, a variety of factors, including the appreciation of real estate values, have limited the master servicer's loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the master servicer's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

      A general deterioration of the real estate market in regions where the Mortgaged Properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, the master servicer may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

      The master servicer generally follows the guidelines established by Fannie Mae with respect to foreclosure and liquidation of mortgage loans. These guidelines provide for the commencement of foreclosure proceedings when a scheduled monthly payment has become 90 days past due.

      The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all jumbo first lien mortgage loans serviced or master serviced by the master servicer. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the master servicer's jumbo loan servicing portfolio which increased from approximately $[__] billion at [___________], to approximately $[__] billion at [__________], to approximately $[_______] billion at [__________], and to approximately $[__] billion at [___________].
Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of the experience on the mortgage loans underlying the certificates:


                  [remainder of page intentionally left blank]


                          DELINQUENCY AND FORECLOSURE EXPERIENCE IN FIRST HORIZON'S PORTFOLIO
                                OF ONE-TO-FOUR FAMILY, JUMBO RESIDENTIAL MORTGAGE LOANS


                                       AS OF DECEMBER 31, 2001                         AS OF DECEMBER 31, 2002
                          --------------------------------------------   ----------------------------------------------
                          NO. OF               PRINCIPAL                 NO. OF                PRINCIPAL
                          LOANS   % OF LOANS   BALANCE    % OF BALANCE   LOANS    % OF LOANS   BALANCE     % OF BALANCE
                          ------  ----------   ---------  ------------   -------  ----------   ---------   ------------
JUMBO LOAN PORTFOLIO
Total Portfolio           18,693               6,725,847                  18,686               7,734,635
Period of Delinquency
30-59 Days                   255        1.36%     90,049          1.34%      240        1.28%     94,054           1.22%
60-89 Days                    29        0.16%     10,067          0.15%       25        0.13%      7,733           0.10%
90 Days or more               26        0.14%      6,944          0.10%       23        0.12%      7,654           0.10%
Foreclosures Pending          27        0.14%      8,470          0.13%       26        0.14%      9,551           0.12%
Total Delinquencies          337        1.80%    115,530          1.72%      314        1.68%    118,991           1.54%


                                       AS OF DECEMBER 31, 2003                         AS OF JUNE 30, 2004
                          --------------------------------------------   ----------------------------------------------
                          NO. OF               PRINCIPAL                 NO. OF                PRINCIPAL
                          LOANS   % OF LOANS   BALANCE    % OF BALANCE   LOANS    % OF LOANS   BALANCE     % OF BALANCE
                          ------  ----------   ---------  ------------   -------  ----------   ---------   ------------
JUMBO LOAN PORTFOLIO
Total Portfolio           16,424               7,603,793                  17,350               8,257,727
Period of Delinquency
30-59 Days                   128        0.78%     50,030          0.66%      130        0.75%     58,240           0.71%
60-89 Days                    22        0.13%      7,690          0.10%       21        0.12%      7,935           0.10%
90 Days or more               20        0.12%      6,797          0.09%       18        0.10%      6,954           0.08%
Foreclosures Pending          25        0.15%      9,894          0.13%       17        0.10%      5,564           0.07%
Total Delinquencies          195        1.19%     74,411          0.98%      186        1.07%     78,694           0.95%


      The above table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated. All dollar amounts are reported in thousands.

      The master servicer believes that the delinquency levels for its jumbo loan servicing portfolio are attributable primarily to the growth and relative lack of seasoning in its jumbo loan servicing portfolio over this time period. There can be no assurance that the experience shown in the above tables will be indicative of future loss and delinquency experience of the master servicer's jumbo loan servicing portfolio or of the mortgage loans in the trust.

      The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of all mortgage loans serviced or master serviced by the master servicer, including certain mortgage loans for which the servicing rights have been sold by the master servicer but not yet transferred. These mortgage loans have a variety of underwriting, payment and other characteristics, many of which differ from those of the mortgage loans, and no assurances can be given that the delinquency and foreclosure experience presented in the table below will be indicative of the experience of the mortgage loans underlying the certificates.


                       DELINQUENCY AND FORECLOSURE EXPERIENCE IN FIRST HORIZON'S TOTAL PORTFOLIO
                                   OF ONE-TO-FOUR FAMILY, RESIDENTIAL MORTGAGE LOANS

                                       AS OF DECEMBER 31, 2001                              AS OF DECEMBER 31, 2002
                          --------------------------------------------   ----------------------------------------------
                          NO. OF               PRINCIPAL                 NO. OF                PRINCIPAL
                          LOANS   % OF LOANS   BALANCE($) % OF BALANCE   LOANS    % OF LOANS   BALANCE($)  % OF BALANCE
                          ------  ----------  ----------  ------------   -------  ----------  ----------   ------------
TOTAL SERVICING
PORTFOLIO
Total Portfolio          415,199              47,466,921                 444,472              55,961,130
Period of Delinquency
   30-59 Days             17,573        4.23%  1,678,147          3.54%   15,113        3.40%  1,509,111         2.70%
   60-89 Days              5,254        1.27%    478,308          1.01%    3,514        0.79%    325,279         0.58%
   90 Days or more         6,076        1.46%    528,370          1.11%    5,698        1.28%    509,319         0.91%
Foreclosures Pending       3,996        0.96%    325,893          0.69%    3,523        0.79%    264,764         0.47%
Total Delinquencies       32,901        7.92%  3,010,718          6.34%   27,848        6.27%  2,608,474          4.66%

                                       AS OF DECEMBER 31, 2003                              AS OF JUNE 30, 2004
                          --------------------------------------------   ----------------------------------------------
                          NO. OF               PRINCIPAL                 NO. OF                PRINCIPAL
                          LOANS   % OF LOANS   BALANCE($) % OF BALANCE   LOANS    % OF LOANS   BALANCE($)  % OF BALANCE
                          ------  ----------  ----------  ------------   -------  ----------  ----------   ------------
TOTAL SERVICING
PORTFOLIO
Total Portfolio          505,502              68,855,658                 520,533              72,106,505
Period of Delinquency
   30-59 Days             11,599        2.29%  1,220,816          1.77%    9,470        1.82%  1,019,221          1.41%
   60-89 Days              2,677        0.53%    263,125          0.38%    2,323        0.45%    225,169          0.31%
   90 Days or more         4,423        0.87%    401,377          0.58%    4,164        0.80%    382,933          0.53%
Foreclosures Pending       3,093        0.61%    252,608          0.37%    2,949        0.57%    239,940          0.33%
Total Delinquencies       21,792        4.31%  2,137,926          3.10%   18,906        3.63%  1,867,263          2.59%


      The above table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated. All dollar amounts are reported in thousands.

      There can be no assurance that factors beyond the master servicer's control, such as weakening national or local economic conditions, higher interest rates, higher unemployment rates, a decline in the availability of refinancing, or downturns in real estate markets, will not result in increased rates of delinquencies and foreclosure losses in the future.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF DELINQUENCY AND FORECLOSURE TRENDS

      For First Horizon's total portfolio, mortgage loan delinquencies generally have decreased since December 31, 2001. Although these decreases may be due to a variety of factors, First Horizon believes the amount of turnover and decreased seasoning in First Horizon's servicing portfolio are contributing factors to the decreases in these categories. There can be no assurance that factors beyond the control of First Horizon, such as national or local economic conditions or downturns in the residential real estate market will not result in increased rates of mortgage loan delinquencies and foreclosure losses in the future.

      If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties by a lender, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be significantly higher than the rates indicated in the tables above. To the extent that such losses occur in connection with the mortgage loans and are not otherwise covered by the forms of credit enhancement described in this prospectus supplement, they will be passed through as losses on the related certificates and such losses will be borne by the related certificateholders.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The master servicing fee with respect to each mortgage pool is payable out of the interest payments on the related mortgage loans. The master servicing fee with respect to substantially all of the mortgage loans will be equal to 0.25% per annum of the Stated Principal Balance of each such mortgage loan and the master servicing fee will be utilized to pay certain other fees, including the trustee's fee. The master servicer is obligated to pay some, but not all, of the ongoing expenses associated with the trust fund and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement. Those amounts will be paid by the master servicer out of its master servicing fee. The amount of the master servicing fee is subject to adjustment with respect to prepaid mortgage loans, as described under "--Adjustment to Master Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The master servicer is also entitled to receive, as additional servicing compensation, any Prepayment Interest Excess, all late payment fees, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account.

      In addition to the master servicing compensation described above, First Horizon, in its individual capacity, will be entitled to receive excess spread with respect to each Non-Discount mortgage loan on each distribution date in an amount equal to the product of (i) the excess of the mortgage rate thereof over [ ]% per annum, and (ii) the Stated Principal Balance thereof.

ADJUSTMENT TO MASTER SERVICING FEE IN CONNECTION WITH PREPAID MORTGAGE LOANS

      When a borrower prepays a mortgage loan between due dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Except for the month of the cut-off date, principal prepayments by borrowers received by the master servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the distribution date in the same month in which the prepayments are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans results. Conversely, principal prepayments by borrowers received by the master servicer from the sixteenth day or, in the case of the first distribution date, from the cut-off date through the last day of a calendar month will be distributed to certificateholders on the distribution date in the month after the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans would result. Pursuant to the pooling and servicing agreement, the master servicing fee for any month will be reduced, but not by more than 0.0083% of the Pool Principal Balance as of the related determination date, by an amount sufficient to pass through to certificateholders the full amount of interest to which they would be entitled in respect of each such prepaid mortgage loan on the related distribution date. If shortfalls in interest as a result of prepayments in full during the period from the sixteenth day of the month prior to a distribution date through the last day of such month exceed an amount equal to 0.0083% of the Pool Principal Balance as of the related determination date, the amount of interest available to be distributed to certificateholders will be reduced by the amount of the excess. See "Description of the Certificates -- Interest". Notwithstanding the foregoing, the master servicer will not be required to pass-through interest to the certificateholders in respect of partial principal prepayments.

ADVANCES

      Subject to the following limitations, the master servicer will be required to advance before each distribution date, from its own funds or funds in the Certificate Account that do not constitute Available Funds for the distribution date, an amount equal to the aggregate of payments of principal and interest on the mortgage loans (net of the master servicing fee with respect to the related mortgage loans) which were due on the related due date and which were delinquent on the related determination date, together with an amount equivalent to interest on each mortgage loan as to which the related mortgaged property has been acquired by the trust fund through foreclosure or deed-in-lieu of foreclosure. The determination date will be the third business day after the 15th day of each month; provided that the determination date in each month will always be at least two business days before the related distribution date.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The master servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each mortgage loan to the extent that advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan. If the master servicer determines on any determination date to make an advance, the advance will be included with the distribution to certificateholders on the related distribution date. Any failure by the master servicer to make a deposit in the Certificate Account as required under the pooling and servicing agreement, including any failure to make an advance, will constitute an Event of Default under the pooling and servicing agreement. If the master servicer is terminated as a result of the occurrence of an Event of Default, the trustee or a successor master servicer appointed by the trustee will be obligated to make advances in accordance with the terms of the pooling and servicing agreement.

UNANTICIPATED RECOVERIES OF LOSSES ON THE MORTGAGE LOANS

      Holders of certificates that had previously been allocated a Realized Loss in respect of a mortgage loan -- which holders may, in the event of a transfer of any such certificate, be different from the holders at the time the Realized Loss was allocated -- may receive distributions if the servicer subsequently makes an Unanticipated Recovery in respect of such mortgage loan as a result of events such as an unanticipated insurance settlement, tax refund or mortgagor bankruptcy distribution. In such event, the trustee will distribute to the holders of each outstanding class to which such Realized Loss had previously been allocated its share of such Unanticipated Recovery in an amount not to exceed the amount of such loss previously allocated to such class. This distribution will be made on the distribution date in the calendar month following receipt of the Unanticipated Recovery. Any distributions of Unanticipated Recoveries will not reduce the principal balances of the class of certificates receiving such recoveries. The Class PO Certificates will be allocated a percentage of any Unanticipated Recovery equal to the percentage of the loss previously allocated to it in respect of the related mortgage loans, and the other classes of certificates that were allocated a portion of such loss will receive a pro rata share of the balance. Notwithstanding the foregoing, no certificateholder will be entitled to receive any share of an Unanticipated Recovery following the distribution date on which the principal balance of its certificates has been reduced to zero, including following the termination of the trust.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The certificates will be issued pursuant to the pooling and servicing agreement.

      The certificates will have the respective initial class certificate balances, subject to a variance of +/-5%, and pass-through rates set forth on page S-5.

      The class certificate balance of any class of certificates, other than the Class A-7 Certificates, as of any distribution date is the initial class certificate balance of the class, as reduced by:

      o all amounts previously distributed to certificateholders of the class as payments of principal,

      o the amount of Realized Losses, including Excess Losses, allocated to the class, and

      o in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its class certificate balance in respect of payments of Class PO Deferred Amounts, as described under "--Allocation of Losses."

      The Class A-7 Certificates are interest only certificates and will have no class certificate balance.

      In addition, the class certificate balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the class certificate balances of all classes of the certificates, following all distributions and the allocation of Realized Losses on a distribution date, exceeds the Pool Principal Balance as of the due date occurring in the month of the distribution date.

      The senior certificates will have an initial aggregate class certificate balance of approximately $[__] and will evidence in the aggregate an initial beneficial ownership interest of approximately [__]% in the trust fund. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will each evidence in the aggregate an initial beneficial ownership interest of approximately[__]%, [__]%, [__]%, [__]%, [__]%% and [__]%%, respectively, in the trust fund.

      The Class A-5 Certificates will be entitled to the benefits of a certificate guaranty insurance policy, or the policy, to be issued by [ ], referred to in this prospectus supplement as the insurer. The insurer shall be subrogated to the rights of each holder of a Class A-5 Certificate to receive distributions, as applicable, on those Class A-5 Certificates to the extent of any payment by the insurer under the policy. See "The Policy" and "The Insurer" in this prospectus supplement.

      The Class PO and Class A-R Certificates will be issued in fully registered certificated form. All of the other classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued as two certificates in denominations of $[ ] and $[ ].

SEPARATE REMIC STRUCTURE

      For federal income tax purposes, the trust fund will comprise multiple real estate mortgage investment conduits; one or more underlying REMICs and the master REMIC. Each underlying REMIC will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest. The master REMIC will hold as assets regular interests issued by one or more underlying REMICs and will issue the several classes of certificates, which, other than the Class A-R Certificate, will represent the regular interests in the master REMIC. The Class A-R Certificate will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMIC.

BOOK-ENTRY CERTIFICATES

      Each class of book-entry certificates will be issued in one or more certificates which equal the aggregate initial class certificate balance of the class of certificates and which will be held by a Depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus supplement. Investors may hold beneficial interests in the book-entry certificates in the minimum denominations set forth on page S-[ ] and integral multiples of $[ ] in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest in a book entry certificate that is not an integral multiple of $[ ]. The depositor has been informed by the depository that its nominee will be CEDE & Co. Accordingly, CEDE & Co. is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Securities -- Book-Entry Securities," no beneficial owner of a book-entry certificate will be entitled to receive a physical certificate.

      Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE & Co., as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the trust fund provided to CEDE & Co., as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

      For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities -- Book-Entry Securities" in the prospectus.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

      On or before the closing date, the master servicer will establish a Certificate Account, which will be maintained in trust for the benefit of the certificateholders. Funds credited to the Certificate Account may be invested for the benefit and at the risk of the master servicer in Permitted Investments, as defined in the pooling and servicing agreement, that are scheduled to mature on or before the business day preceding the next distribution date. On or before the business day before each distribution date, the master servicer will withdraw from the Certificate Account the amount of Available Funds and will deposit the Available Funds into the Distribution Account. The trustee will be entitled to withdraw its fee from the amounts on deposit in the Distribution Account each month immediately prior to making the distributions on the Certificates.

DISTRIBUTIONS ON THE CERTIFICATES

Allocation of Available Funds

      Interest and principal on the certificates will be distributed monthly on the 25th day of each month or, if such 25th day is not a business day, on the succeeding business day, commencing in [ ]. These distributions will be in an aggregate amount equal to the Available Funds for the related distribution date. Distributions will be made to holders of record on the close of business on the last business day of the month prior to the month in which the related distribution date occurs.

      On each distribution date, the Available Funds will be distributed in the following order of priority among the certificates:

      first, to the classes of senior certificates entitled to distributions of interest, the Accrued Certificate Interest on each such class for such distribution date, any shortfall in available amounts being allocated among such classes in proportion to the amount of Accrued Certificate Interest otherwise distributable thereon;

      second, to the classes of senior certificates entitled to distributions of interest, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, to the extent of remaining Available Funds, any shortfall in available amounts being allocated among such classes in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each such class for such distribution date;

      third, to the classes of senior certificates entitled to principal distributions, in reduction of the class certificate balances thereof, to the extent of remaining Available Funds, concurrently, as follows:

            (1) to the classes of senior certificates, other than the Class PO Certificates, the Senior Optimal Principal Amount for such distribution date, in the order of priority set forth below; and

            (2)  to  the  Class  PO   Certificates,   the  Class  PO   Principal
      Distribution Amount for such distribution date;

      fourth, to the Class PO Certificates, to the extent of remaining Available Funds, the Class PO Deferred Amount for such distribution date, until the class certificate balance thereof has been reduced to zero; provided that, (1) on any distribution date, distributions pursuant to this priority fourth shall not exceed the Subordinated Optimal Principal Amount for such distribution date, (2) such distributions shall not reduce the class certificate balance of the Class PO Certificates and (3) no distribution will be made in respect of the Class PO Deferred Amount after the Cross Over Date;

      fifth, to the Class B-1 Certificates, to the extent of remaining Available Funds, in the following order: (1) the Accrued Certificate Interest thereon for such distribution date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (3) such class's Allocable Share for such distribution date;

      sixth, to the Class B-2 Certificates, to the extent of remaining Available Funds, in the following order: (1) the Accrued Certificate Interest thereon for such distribution date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (3) such class's Allocable Share for such distribution date;

      seventh, to the Class B-3 Certificates, to the extent of remaining Available Funds, in the following order: (1) the Accrued Certificate Interest thereon for such distribution date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (3) such class's Allocable Share for such distribution date; and

      eighth, to the Class B-4, Class B-5 and Class B-6 Certificates, to the extent of remaining Available Funds: (1) the Accrued Certificate Interest thereon for such distribution date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (3) such class's Allocable Share for such distribution date.

      The trustee will distribute to the insurer the applicable premium payable in respect of the policy for the Class A-5 Certificates concurrently with the distribution of interest in respect of the Class A-5 Certificates pursuant to priority first above.

      Amounts allocated to the senior certificates (other than the Class PO Certificates) pursuant to priority third above will be distributed in the following order of priority:

      (a) to the Class A-6 Certificates, in an amount equal to the Class A-6 Principal Distribution Amount for such distribution date, until the class certificate balance thereof has been reduced to zero; and

      (b) to the classes of senior certificates, other than the Class A-6 and Class A-7 Certificates, the Senior Optimal Principal Amount, less the Class A-6 Principal Distribution Amount, in the following order of priority:

            (i) to the Class A-R Certificates, until the class certificate balance thereof has been reduced to zero;

            (ii) commencing on the distribution date in [ ], an amount equal to approximately [ ] to the Class A-5 Certificates, until the class certificate balance thereof has been reduced to zero;

            (iii) sequentially,  to the Class A-1 and Class A-2 Certificates, in
                  that order, until the respective class certificate balances thereof have been reduced to zero;

            (iv) concurrently until the class certificate balances of the Class A-3 and Class A-4 Certificates have been reduced to zero, (A) approximately [ ]% to the Class A-5 Certificates, until the class certificate balance thereof has been reduced to zero, and (B) approximately [ ]% sequentially to the Class A-3 and Class A-4 Certificates, in that order, until the respective class certificate balances thereof have been reduced to zero; and

            (v) the remaining amount, to the Class A-5 Certificates, until the class certificate balance thereof has been reduced to zero.

      On each distribution date after the Cross-Over Date, distributions of principal on the outstanding senior certificates entitled to principal distributions (other than the Class PO Certificates) will be made pro rata among all such certificates, regardless of the allocation, or sequential nature, of principal payments described above.


Interest

      Interest will accrue on the class certificate balances (or the Notional Amount, in the case of the Class A-7 Certificates) of the certificates offered hereby at the respective pass-through rates set forth in the table on page S-5 during each interest accrual period. The interest accrual period for each class of certificates entitled to distributions of interest will be the one-month period ending on the last day of the month preceding the month in which a distribution date occurs. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      The Notional Principal Amount of the Class A-7 Certificates will be determined by reference to the class certificate balances of the Class A-3, Class A-4 and Class A-5 Certificates. See "Yield, Prepayment and Maturity
Considerations -- Yield Sensitivity of Class A-7 Certificates" in this prospectus supplement.

      The Class PO Certificates are principal only certificates and will not accrue interest.

      As to any distribution date and any mortgage loan with respect to which a prepayment in full has occurred during the period from the sixteenth day of the month preceding the distribution date through the last day of such month, the resulting "Interest Shortfall" generally will equal the difference between (a) one month's interest at the Net Mortgage Rate on the Stated Principal Balance of such mortgage loan, and (b) the amount of interest at the Net Mortgage Rate actually received with respect to such mortgage loan during such period. In the case of a partial prepayment, the resulting "Interest Shortfall" will equal one month's interest at the applicable Net Mortgage Rate on the amount of such prepayment.

      Any Net Interest Shortfall, the interest portion of any Excess Losses through the Cross-Over Date and, after the Cross-Over Date, the interest portion of any Realized Losses (see "-- Allocation of Realized Losses on the Certificates" below) will, on each distribution date, be allocated among all the outstanding certificates entitled to distributions of interest in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfall and losses. See "Servicing of the Mortgage Loans -- Adjustment to Master Servicing Fee in Connection with Prepaid Mortgage Loans" herein. Notwithstanding the foregoing, any Net Interest Shortfalls in respect of the Class A-5 Certificates will be covered by the Reserve Fund described below (to the extent of funds on deposit in the Reserve
Fund) or the policy (if there are no amounts remaining on deposit in the Reserve
Fund). However, the policy will not cover any interest shortfalls resulting from Relief Act Reductions. See "The Policy" in this prospectus supplement.

      [Underwriter] will establish the Reserve Fund with the trustee on the closing date and will deposit approximately $10,000 into the Reserve Fund on such date. The Reserve Fund will be maintained by the trustee in a separate account. The Reserve Fund will be beneficially owned by [Underwriter] and will not be an asset of the trust. The trustee will make withdrawals of amounts on deposit in the Reserve Fund, to the extent funds are available in the Reserve Fund, on each distribution date to cover any Net Interest Shortfalls allocated to the Class A-5 Certificates. Once the amounts on deposit in the Reserve Fund have been reduced to zero, the policy will cover any Net Interest Shortfalls, other than interest shortfalls resulting from Relief Act Reductions, allocated to the Class A-5 Certificates. Any amount remaining on deposit in the Reserve Fund on the distribution date on which the class certificate balance of the Class A-5 Certificates has been reduced to zero will be distributed to [Underwriter]

      The interest portion of any Realized Losses (other than Excess Losses) occurring prior to the Cross-Over Date will not be allocated among any certificates, but will reduce the amount of Available Funds on the related distribution date. As a result of the subordination of the subordinated certificates in right of distribution, such losses will be borne first by the outstanding subordinated certificates in inverse order of priority.

      If Available Funds are insufficient on any distribution date to distribute the aggregate Accrued Certificate Interest on the senior certificates entitled to distributions of interest to their certificateholders, any shortfall in available amounts will be allocated among such classes of senior certificates in proportion to the amounts of Accrued Certificate Interest otherwise distributable thereon. The amount of any such undistributed Accrued Certificate Interest will be added to the amount of interest to be distributed on the senior certificates entitled to distributions of interest on subsequent distribution dates in accordance with priority second of the second paragraph under "-- Allocations of Available Funds" above. No interest will accrue on any Accrued Certificate Interest remaining undistributed from previous distribution dates.

Principal

      Distributions in reduction of the class certificate balance of each class of certificates entitled to principal distributions will be made on each distribution date.

      The Class A-7 Certificates are interest only certificates and will not receive distributions of principal.

      All payments and other amounts received in respect of principal of the mortgage loans will be allocated between (1) the senior certificates entitled to principal distributions (other than the Class PO Certificates) and the subordinated certificates, on the one hand, and (2) the Class PO Certificates, on the other, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.

      The initial class certificate balance of the Class PO Certificates will be approximately $[ ].

      Distributions in reduction of the class certificate balance of each class of senior certificates entitled to principal distributions will be made on each distribution date as described under "-- Allocation of Available Funds" above. In accordance with priority third of the Available Funds Allocation, the Available Funds remaining after the distribution of interest will be allocated to such senior certificates in an aggregate amount not to exceed the sum of the Senior Optimal Principal Amount and the Class PO Principal Distribution Amount for such distribution date. Distributions in reduction of the class certificate balances of the Class B-1, Class B-2 and Class B-3 Certificates will be made pursuant to priorities fifth, sixth and seventh, respectively, of the Available Funds Allocation. In accordance with each such priority, the Available Funds, if any, remaining after distributions of principal and interest on the senior certificates and payments in respect of the Class PO Deferred Amount on such distribution date will be allocated to each class of the Class B Certificates in an amount equal to each such class's Allocable Share for such distribution date, provided that no distribution of principal will be made on any such class until any class ranking prior thereto has received distributions of interest and principal, and such class has received distributions of interest, on such distribution date. The Class A-6 Certificates will not receive any distributions in respect of scheduled payments of principal and prepayments or certain other unscheduled recoveries of principal on the mortgage loans during the first five years after the date of initial issuance of the certificates, except as otherwise described herein on or following the earlier of the Group I Final Distribution Date and the Cross-Over Date.

      If, on any distribution date, the class certificate balance of any class of Class B Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such distribution date is reduced to zero, any amounts distributable to such class under clauses (2), (3) and (5) of the definition of Subordinated Optimal Principal Amount, to the extent of such class's remaining Allocable Share, will be distributed to the remaining classes of subordinated certificates in reduction of their respective class certificate balances in order of priority. If the Class Prepayment Distribution Trigger is not satisfied for any class of Class B Certificates (other than the Class B-1 Certificates, to which it is not applicable) on any distribution date, this may have the effect of accelerating the amortization of more senior ranking classes of subordinated certificates because the amount otherwise distributable to such class under clauses (2), (3) and (5) of the definition of Subordinated Optimal Principal Amount will be distributable among the outstanding classes of the Class B Certificates as to which the related Class Prepayment Distribution Trigger has been satisfied on a pro rata basis subject to the priority of payments described herein. On any distribution date, any reduction in funds available for distribution to the classes of subordinated certificates resulting from a distribution of the Class PO Deferred Amount to the Class PO Certificates will be allocated to the classes of subordinated certificates, in reduction of the Allocable Shares thereof, in inverse order of priority.

PRINCIPAL DISTRIBUTIONS ON THE CLASS A-5 CERTIFICATES

      General. Beneficial owners of the Class A-5 Certificates have the right to request that distributions of principal be made with respect to their certificates on any distribution date on which that class of certificates is entitled to receive distributions of principal. As to distributions of principal among holders of the Class A-5 Certificates, Deceased Holders who request distributions will be entitled to first priority, and Living Holders who request distributions will be entitled to a second priority.

      Prospective certificateholders in the Class A-5 Certificates should be aware that distributions of principal on those certificates may be significantly earlier or later than the date that may be desired by that certificateholder. All such requested distributions are subject to the priorities described below under "-- Priority of Requested Distributions" and are further subject to the limitation that they be made (i) only in lots equal to integral multiples of $1,000 of initial class certificate balance, each such certificate referred to as an "INDIVIDUAL CLASS A-5 CERTIFICATE" and (ii) only to the extent that the portion of the Senior Optimal Principal Amount allocated to the Class A-5 Certificates on the applicable distribution date (plus any amounts available from the Rounding Account) provides sufficient funds for such requested distributions. To the extent that amounts available for distributions in respect of principal on the Class A-5 Certificates on any distribution date exceed the aggregate amount of the requests made by Deceased Holders and Living Holders for principal distributions applicable to that distribution date, such excess amounts will be distributed to the beneficial owners of Class A-5 Certificates by random lot, as described below under "-- Mandatory Distributions of Principal on the Class A-5 Certificates."

      On each distribution date on which amounts are available for distributions in reduction of the class certificate balance of the Class A-5 Certificates, the aggregate amount allocable to such distributions for that class will be rounded, as necessary, to an amount equal to an integral multiple of $1,000, except as provided below, in accordance with the limitations set forth in this prospectus supplement. Such rounding will be accomplished on the first distribution date on which distributions of principal on the Class A-5 Certificates are made by withdrawing from the Rounding Account the amount of funds, if any, needed to round the amount otherwise available for that distribution with respect to the Class A-5 Certificates upward to the next higher integral multiple of $1,000. On each succeeding distribution date on which distributions of principal on the Class A-5 Certificates are to be made, the aggregate amount allocable to the Class A-5 Certificates will be applied first to repay any funds withdrawn from the Rounding Account on the prior distribution date, and then the remainder of such allocable amount, if any, will be similarly rounded upward through another withdrawal from the Rounding Account and distributed in reduction of the class certificate balance of the Class A-5 Certificates. This process will continue on succeeding distribution dates until the class certificate balance of the Class A-5 Certificates has been reduced to zero. Thus, the aggregate distribution made in reduction of the class certificate balance of the Class A-5 Certificates on each distribution date may be slightly more or less than would be the case in the absence of such rounding procedures, but such difference will be no more than $999.99 on any distribution date. Under no circumstances will the sum of all distributions made in reduction of the class certificate balance of the Class A-5 Certificates, through any distribution date, be less than the sum of such distributions that would have resulted in the absence of such rounding procedures. The Class A-RL Certificates will be entitled to any amount remaining in the Rounding Account after the class certificate balance of the Class A-5 Certificates has been reduced to zero.

      Notwithstanding any provisions in this prospectus supplement to the contrary, on each distribution date following the first distribution date on which any Realized Losses are allocated to the Class A-5 Certificates for which payment is not made under the policy, distributions in reduction of the class certificate balance of the Class A-5 Certificates will be made pro rata among the holders of the Class A-5 Certificates and will not be made in integral multiples of $1,000 or pursuant to requested distributions or mandatory distributions by random lot.

      There is no assurance that a beneficial owner of a Class A-5 Certificate who has submitted a request for a distribution will receive the distribution at any particular time after the distribution is requested, since there can be no assurance that funds will be available for making those distributions on any particular distribution date, or, even if funds are available for making principal distributions on the Class A-5 Certificates, that such distributions will be made to any particular beneficial owner whether that beneficial owner is a Deceased Holder or a Living Holder. Also, due to the procedure for mandatory distributions described below under "--Mandatory Distributions of Principal on the Class A-5 Certificates," there can be no assurance that on any distribution date on which the funds available for distribution in respect of principal of the Class A-5 Certificates exceed the aggregate amount of distributions requested by beneficial owners of certificates of that class, any particular beneficial owner will receive a principal distribution from those excess funds. THUS, THE TIMING OF DISTRIBUTIONS IN REDUCTION OF THE CLASS CERTIFICATE BALANCE FOR ANY PARTICULAR CLASS A-5 CERTIFICATE, WHETHER OR NOT THE SUBJECT OF A REQUEST FOR DISTRIBUTION BY A DECEASED HOLDER OR A LIVING HOLDER, IS HIGHLY UNCERTAIN AND MAY BE MADE EARLIER OR LATER THAN THE DATE THAT MAY BE DESIRED BY A BENEFICIAL OWNER OF THAT CERTIFICATE.

      Priority of Requested Distributions. Subject to the limitations described in this prospectus supplement, including the timing and the order of the receipt of the request for distributions as described below under "-- Procedure for Requested Distributions," beneficial owners of the Class A-5 Certificates have the right to request that distributions be made in reduction of the class certificate balance of those certificates. On each distribution date on which distributions in reduction of the class certificate balance of the Class A-5 Certificates are made, those distributions will be made in the following order of priority: (i) any request by a Deceased Holder, in an amount up to but not exceeding $100,000 per request; and (ii) any request by a Living Holder, in an amount up to but not exceeding $10,000 per request. Thereafter, distributions will be made as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000, respectively. This sequence of priorities will be repeated for each request for principal distributions made by the beneficial owners of those Class A-5 Certificates until all such requests have been honored.

      Procedure for Requested Distributions. Under the current procedures of DTC, a beneficial owner may request that distributions in reduction of the class certificate balance of its Class A-5 Certificates be made on a distribution date by delivering a written request for those distributions to the participant or indirect participant that maintains the beneficial owner's account with respect to the Class A-5 Certificates so that such request is received by the trustee from DTC on DTC's "participant terminal system" on or before the close of business on the last business day of the month next preceding the month in which the related distribution date occurs, or the record date for such distribution date. In the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers are required to be forwarded to the participant under separate cover. Furthermore, those requests of Deceased Holders that are incomplete may not be honored by the participant. The participant shall forward a certification satisfactory to the trustee certifying the death of the beneficial owner and the receipt of the appropriate death and tax waivers. The participant should in turn make the request of DTC (or, in the case of an indirect participant, such firm must notify the related participant of such request, which participant should make the request of DTC) on DTC's participant terminal system. The trustee will not accept a request from a person other than DTC. DTC may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for those requests for distributions received by it on the same day. None of the master servicer, the depositor or the trustee shall be liable for any delay by DTC, any participant or any indirect participant in the delivery of requests for distributions or withdrawals of those distributions to the trustee or for any changes made to the procedures described herein by DTC, any participant or any indirect participant. Requests for distributions are to be honored in the order of their receipt (subject to the priorities described in the previous paragraph). The exact procedures to be followed by the trustee for purposes of determining the order of receipt of such requests will be those established from time to time by DTC. Requests for distributions of principal received by DTC and forwarded to the trustee on DTC's participant terminal system after the record date for such distribution date and requests for principal distributions received in a timely manner but not accepted with respect to a given distribution date, will be treated as requests for distributions on the next succeeding distribution date and each succeeding distribution date thereafter until each request is accepted or is withdrawn as described below. Each request for distributions in reduction of the class certificate balance of a Class A-5 Certificate submitted by a beneficial owner of that certificate will be held on DTC's participant terminal system until such request has been accepted by the trustee or has been withdrawn by the participant in writing. Each Individual Class A-5 Certificate covered by that request will continue to bear interest at the related pass-through rate through the interest accrual period related to such distribution date.

      In the case of a request on behalf of a Deceased Holder, the related participant shall forward certification satisfactory to the trustee certifying the death of the beneficial owner and the receipt of the appropriate death and tax waivers. Class A-5 Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the beneficial owner, and the Class A-5 Certificates so beneficially owned will be eligible to request priority with respect to distributions in reduction of the class certificate balance of those certificates, subject to the limitations stated in this prospectus supplement. The Class A-5 Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest in that trust, but in no event will a trust's beneficiaries collectively be deemed to be beneficial owners of a number of Individual Class A-5 Certificates greater than the number of Individual Class A-5 Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a beneficial owner of the Class A-5 Certificates beneficially owned by the trust but only to the extent of such beneficiary's beneficial interest in that trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in Class A-5 Certificates will be deemed to be the death of the beneficial owner of those certificates regardless of the registration of ownership, if that beneficial interest can be established to the satisfaction of the participant. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the applicable Uniform Gift to Minors Act or Uniform Transfers to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interest shall include the power to sell, transfer or otherwise dispose of a Class A-5 Certificate and the right to receive the proceeds therefrom, as well as interest and distributions of principal with respect thereto. As used in this prospectus supplement, a request for a distribution in reduction of the class certificate balance of a Class A-5 Certificate by a Deceased Holder shall mean a request by the personal representative, surviving tenant by the entirety, surviving joint tenant or a surviving tenant in common of the Deceased Holder.

      With respect to Class A-5 Certificates as to which beneficial owners have requested distributions to be made on a particular distribution date and on which distributions of principal are being made, the trustee will notify DTC prior to that distribution date whether, and the extent to which, those certificates have been accepted for distributions. Participants and indirect participants holding Class A-5 Certificates are required to forward such notices to the beneficial owners of those certificates. Individual Class A-5 Certificates that have been accepted for a distribution will be due and payable on the applicable distribution date and will cease to bear interest after the interest accrual period related to such distribution date.

      Any beneficial owner of a Class A-5 Certificate who has requested a distribution may withdraw its request by so notifying in writing the participant or indirect participant that maintains that beneficial owner's account. In the event that such account is maintained by an indirect participant, the indirect participant must notify the related participant which in turn must forward the withdrawal of such request, on DTC's participant terminal system. If that notice of withdrawal of a request for distribution has not been received on DTC's participant terminal system on or before the record date for such distribution date, the previously made request for distribution will be irrevocable with respect to the making of distributions in reduction of the class certificate balance of that Class A-5 Certificate on the applicable distribution date.

      Mandatory Distributions of Principal on the Class A-5 Certificates. To the extent, if any, that distributions in reduction of the class certificate balance of the Class A-5 Certificates on a distribution date exceed the outstanding class certificate balance of Class A-5 Certificates with respect to which distribution requests have been received by the applicable record date, additional Class A-5 Certificates in lots equal to Individual Class A-5 Certificates will be selected to receive principal distributions in accordance with the then-applicable established random lot procedures of DTC, and the then-applicable established procedures of the participants and indirect participants, which may or may not be by random lot. No prior notice will be provided by the depositor, the master servicer or the trustee to the beneficial owners of the Class A-5 Certificates for those distributions made by random lot. Investors may ask those participants or indirect participants what allocation procedures they use. Participants and indirect participants holding Class A-5 Certificates selected for mandatory distributions of principal are required to provide notice of those mandatory distributions to the affected beneficial owners.

ALLOCATION OF REALIZED LOSSES ON THE CERTIFICATES

Losses Allocable to the Class PO Certificates

      On each distribution date, the applicable PO Percentage of the principal portion of any Realized Loss (including any Excess Loss) on a Discount mortgage loan will be allocated to the Class PO Certificates until the class certificate balance thereof is reduced to zero.

      To the extent funds are available therefor on any distribution date through the Cross-Over Date, distributions in respect of the Class PO Deferred Amount will be made on the Class PO Certificates in accordance with priority fourth of the second paragraph under "-- Distributions on the Certificates -- Allocation of Available Funds" above. Any distribution of Available Funds in respect of the Class PO Deferred Amount will not reduce the class certificate balance of the Class PO Certificates. No interest will accrue on the Class PO Deferred Amount. On each distribution date through the Cross-Over Date, the class certificate balance of the lowest ranking class of subordinated certificates then outstanding will be reduced by the amount of any distributions made to the Class PO Certificates in respect of the Class PO Deferred Amount on such distribution date, through the operation of the Class PO Deferred Payment Writedown Amount. After the Cross-Over Date, no distributions will be made in respect of the Class PO Deferred Amount and Realized Losses allocated to the Class PO Certificates will be borne by them without a right of reimbursement from any other class of certificates. Any distribution of Unanticipated Recoveries on the Class PO Certificates will be adjusted to take into account the Class PO Deferred Amount previously paid to such class as specified in the Agreement. See "Servicing of the Mortgage Loans -- Unanticipated Recoveries of Losses on the Mortgage Loans."


Losses Allocable to Certificates other than the Class PO Certificates

      Prior to the Cross-Over Date (and on such date under certain circumstances), the applicable Non-PO Percentage of the principal portion of any Non-Excess Loss will be allocated among the outstanding classes of subordinated certificates, in inverse order of priority, until the class certificate balance of each such class has been reduced to zero (i.e., Non-Excess Losses will be allocated first to the Class B-6 Certificates while such certificates are outstanding, second to the Class B-5 Certificates, and so on). The Non-PO Percentage of the principal portion of any Fraud Losses, Special Hazard Losses and Bankruptcy Losses occurring prior to the reduction of the Fraud Loss Coverage Amount, the Special Hazard Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, respectively, to zero will also be allocated to the subordinated certificates in the manner described in the preceding sentence.

      Commencing on the Cross-Over Date, the applicable Non-PO Percentage of the principal portion of any Realized Loss will be allocated among the outstanding classes of senior certificates entitled to principal distributions (other than the Class PO Certificates) pro rata based upon their class certificate balances.

      As indicated above, Fraud Losses, Special Hazard Losses and Bankruptcy Losses occurring after the Fraud Loss Coverage Amount, Special Hazard Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, respectively, have been reduced to zero will be Excess Losses. The applicable Non-PO Percentage of the principal portion of any Excess Loss on a mortgage loan for any distribution date (whether occurring before, on or after the Cross-Over Date) will be allocated pro rata among all outstanding classes of certificates entitled to principal distributions (other than the Class PO Certificates) based on their class certificate balances.

      Upon the initial issuance of the certificates, the Fraud Loss Coverage Amount will equal approximately $[__] (approximately 1.0% of the aggregate Stated Principal Balances of the mortgage loans as of the Cut-off Date). As of any distribution date prior to the third anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will equal approximately $[__] minus the aggregate amount of Fraud Losses that would have been allocated to the subordinated certificates in the absence of the Loss Allocation Limitation since the Cut-off Date. As of any distribution date from the third to the fifth anniversaries of the Cut-off Date, the Fraud Loss Coverage Amount will equal (1) the lesser of
(a) the Fraud Loss  Coverage  Amount as of the most  recent  anniversary  of the

Cut-off Date and (b) 0.5% of the aggregate outstanding principal balance of all of the mortgage loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the subordinated certificates in the absence of the Loss Allocation Limitation since the most recent anniversary of the Cut-off Date. As of any distribution date on or after the earlier of the Cross-Over Date or the fifth anniversary of the Cut-off Date, the Fraud Loss Coverage Amount shall be zero.

      Upon the initial issuance of the certificates, the Special Hazard Loss Coverage Amount will equal approximately $[ ] (approximately 1.1% of the aggregate Stated Principal Balances of the mortgage loans as of the Cut-off
Date). As of any distribution date, the Special Hazard Loss Coverage Amount will equal the greater of

      o 1% (or if greater than 1%, the highest percentage of mortgage loans by principal balance secured by mortgaged properties in any single California zip code) of the outstanding principal balance of all the mortgage loans as of the related Determination Date, and

      o twice the outstanding principal balance of the mortgage loan which has the largest outstanding principal balance as of the related Determination Date,

less, in each case, the aggregate amount of Special Hazard Losses that would have been previously allocated to the subordinated certificates in the absence of the Loss Allocation Limitation.

      As of any distribution date on or after the Cross-Over Date, the Special Hazard Loss Coverage Amount will be zero.

      On each distribution date, the Bankruptcy Loss Coverage Amount will equal approximately $[ ], subject to reduction as described in the Agreement, minus the aggregate amount of previous Deficient Valuations and Debt Service
Reductions. As of any distribution date on or after the Cross-Over Date, the Bankruptcy Loss Coverage Amount will be zero. The Bankruptcy Loss Coverage Amount and the manner of reduction thereof described in the Agreement may be reduced or modified upon written confirmation from each of the Rating Agencies that such reduction or modification will not adversely affect the then current ratings of the senior certificates. Such reduction may adversely affect the coverage provided by subordination with respect to Bankruptcy Losses.

Method of Allocating Realized Losses

      All allocations of Realized Losses to a class of certificates will be accomplished on a distribution date by reducing the class certificate balance thereof by the appropriate share of any such losses occurring during the month preceding the month of such distribution date and, accordingly, will be taken into account in determining the distributions of principal and interest on such certificates commencing on the following distribution date. The aggregate amount of the principal portion of any Non-Excess Losses to be allocated to the Class PO Certificates on any distribution date through the Cross-Over Date will also be taken into account in determining distributions in respect of the Class PO Deferred Amount for such distribution date.

      The interest portion of all Realized Losses will be allocated among the outstanding classes of certificates entitled to distributions of interest to the extent described under "-- Distributions on the Certificates -- Interest" above.

      No reduction of the class certificate balance of any class will be made on any distribution date on account of any Realized Loss to the extent that such reduction would have the effect of reducing the aggregate class certificate balances of all classes of the certificates as of such distribution date to an amount less than the Pool Principal Balance as of the first day of the month of such distribution date, less any Deficient Valuations occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero (such limitation being the "LOSS ALLOCATION LIMITATION").

      Debt Service Reductions are not treated as Realized Losses, and the principal portion thereof will not be allocated in reduction of the class certificate balance of any class of certificates. However, after the Bankruptcy Loss Coverage Amount has been reduced to zero, the amounts distributable under clause (1) of the definitions of Senior Optimal Principal Amount, Class PO Principal Distribution Amount and Subordinated Optimal Principal Amount will be reduced by the amount of the principal portion of any Debt Service Reductions. Regardless of when they occur, Debt Service Reductions may reduce the amount of Available Funds otherwise available for distribution on a distribution date. As a result of the subordination of the subordinated certificates in right of distribution, the reduction in Available Funds resulting from any Debt Service Reductions before the Bankruptcy Loss Coverage Amount has been reduced to zero will be borne by the subordinated certificates (to the extent then outstanding) in inverse order of priority.

      Notwithstanding the foregoing, with respect to the Class A-5 Certificates, the policy will cover the interest and principal portions of all Realized Losses allocated thereto. See "The Policy" in this prospectus supplement. If payments are not made as required under the policy, Realized Losses allocated to the Class A-5 Certificates will be borne by the holders of such certificates.

VOTING RIGHTS

      There are actions specified in the prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust and may be taken by holders of certificates entitled in the aggregate to that percentage of the voting rights. 98% of all voting rights will be allocated among all holders of the certificates, other than the Class A-7 and Class A-R Certificates, in proportion to their then outstanding class certificate balances. In addition, 1% of all voting rights will be allocated among the holders of the Class A-7 Certificates in proportion to their then outstanding Notional Principal Amounts, and 1% of all voting rights will be allocated among the holders of the Class A-R Certificates, in each case in proportion to the percentage interests evidenced by their respective certificates. The pooling and servicing agreement may be amended without the consent of the certificateholders in specified circumstances.

      Notwithstanding the foregoing, so long as there does not exist a failure by the insurer to make a required payment under the policy, the insurer shall have the right to exercise all rights of the holders of the Class A-5 Certificates under the pooling and servicing agreement without any consent of such holders, and such holders may exercise such rights only with the prior written consent of the insurer except as provided in the pooling and servicing agreement.

ADDITIONAL RIGHTS OF THE RESIDUAL CERTIFICATEHOLDERS

      In addition to distributions of principal and interest the holders of the Residual Certificates will be entitled to receive:

      (a) the amount, if any, of Available Funds remaining in the related REMIC on any distribution date after distributions of interest and principal and in respect of the Class PO Deferred Amount are made on the certificates on such date; and

      (b) as to the Class A-RL Certificates only, the amount of any Unanticipated Recoveries received by the Master Servicer in the calendar month preceding the month of a distribution date and not otherwise allocated to other classes of certificates as described in "Servicing of the Mortgage Loans -- Unanticipated Recoveries of Losses on the Mortgage Loans"; and

      (c) the proceeds, if any, of the assets of the trust remaining in the related REMIC after the class certificate balances of all classes of the certificates have each been reduced to zero.

      It is not anticipated that any material assets will be remaining for such distributions on the Residual Certificates at any such time. See "Federal Income Tax Consequences -- Residual Certificates" herein.

SUBORDINATION

Priority of Senior Certificates

      As of the date of the initial issuance of the certificates, the aggregate class certificate balance of the classes of subordinated certificates will equal approximately 4.25% of the aggregate class principal balance of all the classes of certificates. The rights of the holders of the subordinated certificates to receive distributions with respect to the mortgage loans will be subordinate to such rights of the holders of the senior certificates, to the extent described above. The subordination of the subordinated certificates is intended:

      (a) to enhance the likelihood of timely receipt by the holders of the senior certificates (to the extent of the subordination of the subordinated certificates) of the full amount of the scheduled monthly distributions of principal and interest allocable to the senior certificates; and

      (b) to afford the holders of the senior certificates (to the extent of the subordination of the subordinated certificates) protection against Realized Losses, to the extent described above.

      If Realized Losses exceed the credit support provided to the senior certificates through subordination, or if Excess Losses occur, all or a portion of such losses will be borne by the senior certificates.

      The protection afforded to the holders of senior certificates by means of the subordination feature will be accomplished by:

      (1) the preferential right of such holders to receive, prior to any distribution being made on a distribution date in respect of the subordinated certificates, in accordance with the paydown rules specified above under "-- Distributions on the Certificates -- Allocation of Available Funds," the amounts due to the senior certificateholders on each distribution date out of the Available Funds with respect to such date and, if necessary, by the right of such holders to receive future distributions on the mortgage loans that would otherwise have been payable to the holders of the subordinated certificates;

      (2) the allocation to the subordinated certificates of the applicable Non-PO Percentage of the principal portion of any Non-Excess Loss to the extent set forth herein; and

      (3) the allocation to the subordinated certificates of the applicable PO Percentage of the principal portion of any Non-Excess Loss to the extent set forth herein through the operation of the Class PO Deferred Payment Writedown Amount.

      The allocation of the principal portion of Realized Losses (as set forth herein) to the subordinated certificates on any distribution date will decrease the protection provided to the senior certificates then outstanding on future distribution dates by reducing the aggregate class certificate balance of the classes of subordinated certificates then outstanding.

      In addition, in order to extend the period during which the subordinated certificates remain available as credit enhancement for the senior certificates, the entire amount of the applicable Non-PO Percentage of any prepayment or other unscheduled recovery of principal with respect to a mortgage loan will be allocated to the senior certificates as a whole entitled to principal distributions (other than the Class PO Certificates) during at least the first five years after the date of initial issuance of the certificates, with such allocation being subject to reduction thereafter as described herein. This allocation has the effect of accelerating the amortization of such senior certificates as a group while, in the absence of losses in respect of the mortgage loans, increasing the percentage interest in the principal balance of the mortgage loans evidenced by the subordinated certificates. Among such senior certificates, such amounts will be allocated to the outstanding Group I Senior Certificates during the first five years after the date of initial issuance of the certificates (except as otherwise described herein on or following the Group I Final Distribution Date) with such allocation being subject to reduction thereafter as described herein, except that such amounts will be allocated pro rata among all of the outstanding senior certificates entitled to principal distributions (other than the Class PO Certificates) on each distribution date after the Cross-Over Date. In addition, the Class A-6 Certificates are not entitled to receive scheduled principal payments or prepayments during the first five years after the closing date (except as otherwise described herein on or after the Group I Final Distribution Date).

      After the payment of amounts distributable in respect of the senior certificates on each distribution date, the subordinated certificates will be entitled on such date to the remaining portion, if any, of the Available Funds in an aggregate amount equal to the Accrued Certificate Interest on the subordinated certificates for such date, any remaining undistributed Accrued Certificate Interest thereon from previous distribution dates and the sum of the Allocable Shares of the classes of subordinated certificates. Amounts so distributed to subordinated certificateholders will not be available to cover any delinquencies or any Realized Losses in respect of subsequent distribution dates.

Priority Among Subordinated Certificates

      As of the date of the initial issuance of the certificates, the aggregate class certificate balance of the Class B-4, Class B-5 and Class B-6
Certificates, all of which are subordinate in right of distribution to the subordinated certificates offered hereby, will equal approximately [ ]% of the initial aggregate class certificate balance of all of the classes of certificates and approximately [ ]% of the initial aggregate class certificate balance of all of the classes of subordinated certificates. On each distribution date, the holders of any particular class of subordinated certificates, other than the Class B-6 Certificates, will have a preferential right to receive the amounts due them on such distribution date out of Available Funds, prior to any distribution being made on such date on each class of certificates ranking subordinated to such class. In addition, except as described herein, the applicable Non-PO Percentage of the principal portion of any Non-Excess Loss with respect to a mortgage loan and any Class PO Deferred Payment Writedown Amount will be allocated, to the extent set forth herein, in reduction of the class certificate balances of the subordinated certificates in inverse order of priority of such certificates. The effect of the allocation of such Realized Losses and of the Class PO Deferred Payment Writedown Amount to a class of subordinated certificates will be to reduce future distributions allocable to such class and increase the relative portion of distributions allocable to more senior classes of certificates.

      In order to maintain the relative levels of subordination among the subordinated certificates, the applicable Non-PO Percentage of prepayments and certain other unscheduled recoveries of principal in respect of the mortgage loans (which will not be distributable to such certificates for at least the first five years after the date of initial issuance of the certificates, except as otherwise described herein on or following the Senior Final Distribution
Date) will not be distributable to the holders of the Class B-2, Class B-3, Class B-4 or Class B-5 Certificates on any distribution date for which the related Class Prepayment Distribution Trigger is not satisfied, except as described above. See "-- Distributions on the Certificates -- Principal." If the Class Prepayment Distribution Trigger is not satisfied with respect to any such class of Class B Certificates, the amortization of more senior ranking classes of subordinated certificates may occur more rapidly than would otherwise have been the case and, in the absence of losses in respect of the mortgage loans, the percentage interest in the principal balance of the mortgage loans evidenced by such Class B Certificates may increase.

      As a result of the subordination of any class of certificates, such class of certificates will be more sensitive than more senior ranking classes of certificates to the rate of delinquencies and defaults on the mortgage loans, and under certain circumstances investors in such certificates may not recover their initial investment.

STRUCTURING ASSUMPTIONS

      Unless  otherwise  specified,  the  information  in  the  tables  in  this
prospectus   supplement  has  been  prepared  on  the  basis  of  the  following
Structuring Assumptions:

      o the mortgage pool consists of two mortgage loans with the following characteristics:

                                                           ORIGINAL TERM TO        REMAINING TERM TO
PRINCIPAL BALANCE    MORTGAGE RATE    NET MORTGAGE RATE    MATURITY (IN MONTHS)    MATURITY (IN MONTHS)
-----------------    -------------    -----------------    --------------------    --------------------
$                                 %                    %


      o the mortgage loans prepay at the specified constant percentages of PSA,

      o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

      o scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed before giving effect to prepayments received on the last day of the prior month,

      o     prepayments  are  allocated   without  giving  effect  to  loss  and
            delinquency tests,

      o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

      o the scheduled monthly payment for each mortgage loan has been calculated so that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

      o the initial class certificate balance of each class of certificates is as set forth on page S-5,

      o the approximate initial class certificate balances of the Class B-4, Class B-5 and Class B-6 Certificates are $[__], $[__] and $[__], respectively,

      o interest accrues on each interest bearing class of certificates during each interest accrual period at the applicable pass-through rate set forth on page S-5,

      o distributions in respect of the certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

      o     the closing date of the sale of the certificates is [____________],

      o the seller is not required to repurchase or substitute for any mortgage loan, and

      o the master servicer does not exercise the option to repurchase the mortgage loans described under "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination."

      While it is assumed that each of the mortgage loans prepays at the specified constant percentages of PSA, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables in this prospectus supplement.

      Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement is PSA, which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. PSA does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. 100% PSA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (e.g., 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 150% PSA assumes prepayment rates will be 0.3% per annum in month one, 0.6% per annum in month two, and increasing by 0.3% in each succeeding month until reaching a rate of 9.0% per annum in month 30 and remaining constant at 9.0% per annum thereafter. 0% PSA assumes no prepayments. There is no assurance that prepayments will occur at any PSA rate or at any other constant rate.

OPTIONAL PURCHASE OF DEFAULTED LOANS

      The master servicer may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by 91 days or more. Any purchase shall be at a price equal to 100% of the Stated Principal Balance of the mortgage loan plus accrued interest at the applicable mortgage rate from the date through which interest was last paid by the related mortgagor or advanced, and not reimbursed, to the first day of the month in which the amount is to be distributed.

OPTIONAL TERMINATION

      The master servicer will have the right to repurchase all remaining mortgage loans and foreclosed or otherwise repossessed properties in the mortgage pool and thereby effect early retirement of the certificates, subject to the Pool Principal Balance of the mortgage loans and foreclosed or otherwise repossessed properties at the time of repurchase being less than 10% of the cut-off date pool principal balance. In the event the master servicer exercises its repurchase option, the purchase price distributed with respect to each class of certificates will be 100% of its then outstanding class certificate balance plus any Class PO Deferred Amounts in the case of the Class PO Certificates and, in the case of an interest bearing certificate, any unpaid accrued interest at the applicable pass-through rate, in each case subject to reduction as provided in the pooling and servicing agreement if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed properties and the appraised value is less than the Stated Principal Balance of the related mortgage loans. Distributions on the certificates in respect of any optional termination will first be paid to the senior certificates and then to the subordinated certificates. The proceeds from any distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed property and the appraised value is less than the Stated Principal Balance of the related mortgage loan.

      No holder of any certificates will be entitled to any Unanticipated Recoveries received with respect to any mortgage loan after the termination of the trust. See "Servicing of the Mortgage Loans -- Unanticipated Recoveries of Losses on the Mortgage Loans."

THE TRUSTEE

      [The Bank of New York] will be the trustee under the pooling and servicing agreement. The depositor and the master servicer may maintain other banking relationships in the ordinary course of business with [The Bank of New York]. Offered certificates may be surrendered at the Corporate Trust Office of the trustee located at [________________________], Attention: or at any [______________________] or at any other address the trustee designates.

RESTRICTIONS ON TRANSFER OF THE RESIDUAL CERTIFICATES

      The Residual Certificates will be subject to the restrictions on transfer described in the prospectus under "Material Federal Income Tax Consequences -- Taxation of Holders of Residual Interest Securities -- Restrictions on Ownership and Transfer of Residual Interest Securities." The pooling and servicing agreement provides that the Residual Certificates, in addition to certain other ERISA restricted classes of certificates, may not be acquired by an ERISA Plan. See "ERISA Considerations". Each Residual Certificate will contain a legend describing these restrictions.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

      The effective yield to the holders of each interest bearing class of certificates will be lower than the yield otherwise produced by the applicable pass-through rate and the purchase price of the certificates because monthly distributions will not be payable to the holders until the 25th day (or, if that day is not a business day, the following business day) of the month after the applicable interest accrual period without any additional distribution of interest or earnings to compensate for the delay.

      Delinquencies on the mortgage loans which are not advanced by or on behalf of the master servicer because such amounts, if advanced, would not be recoverable, will adversely affect the yield on the certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the subordinated certificates, in the reverse order of their numerical class designations, and then by the senior certificates. If, as a result of shortfalls, the aggregate of the class certificate balances of all classes of the certificates exceeds the Pool Principal Balance, the class certificate balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

      Net Interest Shortfalls will adversely affect the yields on the classes of offered certificates, other than the Class A-5 Certificates. Any Net Interest Shortfalls in respect of the Class A-5 Certificates will be covered by the Reserve Fund (to the extent of amounts on deposit in the Reserve Fund) or the policy (if there are no amounts remaining on deposit in the Reserve Fund), provided that the policy will not cover interest shortfalls resulting from Relief Act Reductions. See "The Policy" in this prospectus supplement.

      In addition, although all losses initially will be borne by the subordinated certificates, in the reverse order of their numerical class designations, either directly or through distributions of Class PO Deferred Amounts on the Class PO Certificates, Excess Losses will be borne by all classes of certificates on a pro rata basis. Moreover, since the amounts available for distribution to the subordinated certificates for each distribution date will be reduced by the amount of any distributions on the distribution date in respect of Class PO Deferred Amounts, the amount distributable as principal on each distribution date to each class of subordinated certificates then entitled to a distribution of principal will be less than it otherwise would be in the absence of the Class PO Deferred Amounts. As a result, the yields on the offered certificates will depend on the rate and timing of Realized Losses, including Excess Losses. Excess Losses could occur at a time when one or more classes of subordinated certificates are still outstanding and otherwise available to absorb other types of Realized Losses. With respect to the Class A-5 Certificates only, Realized Losses allocated thereto will be covered by the policy to the extent set forth in the policy. See "The Policy" in this prospectus supplement.

GENERAL PREPAYMENT CONSIDERATIONS AND RISKS

      The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yield to maturity of the offered certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments, including for this purpose, prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases by the seller or master servicer. The mortgage loans may be prepaid by the mortgagors at any time without a prepayment penalty. The mortgage loans may also be subject to "due-on-sale" provisions. See "The Mortgage Pool".

      Prepayments, liquidations and purchases of the mortgage loans will result in distributions on the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal of the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal on the mortgage loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which the class of offered certificates is purchased at a discount or premium, and the degree to which the timing of payments on the offered certificates is sensitive to prepayments, liquidations and purchases of the mortgage loans.

      You should consider the risk that,

      o if you purchase principal only certificates or any other offered certificate at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield on your certificates that is lower than the anticipated yield;

      o if you purchase interest only certificates (e.g., the Class A-7 Certificates) or any other offered certificate purchased at a premium, a faster than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield on your certificates that is lower than the anticipated yield and, in the case of the Class A-7 Certificates, you could lose your entire investment.

      The rate of principal payments, including prepayments, on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the mortgage loans included in the mortgage pool as described under "The Mortgage Pool -- General". In addition, refinancing programs, including First Horizon's Streamlined Documentation Program, may affect the rate of prepayments on the mortgage loans. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments. Furthermore, with respect to up to 25% of the mortgage loans, the depositor may deliver all or a portion of each related mortgage file to the trustee not later than thirty days after the closing date, a delayed delivery. If the seller fails to deliver all or a portion of any mortgage file to the depositor or other designee of the depositor or, at the depositor's direction, to the trustee within the 30-day period, the seller will be required to use its best efforts to deliver a substitute mortgage loan for the related delayed delivery mortgage loan or repurchase the related delayed delivery mortgage loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the mortgage loans.

      Voluntary prepayments in full of principal on the mortgage loans received by the master servicer from the first day through the fifteenth day of each month (other than the month of the cut-off date) are passed through to the certificateholders in the month of receipt or payment. Voluntary prepayments of principal in full received from the sixteenth day (or, in the case of the month of the Cut-off Date, from the Cut-off Date) through the last day of each month, and all voluntary partial prepayments of principal on the mortgage loans are passed through to the certificateholders in the month following the month of receipt or payment. Any prepayment of a mortgage loan or liquidation of a mortgage loan (by foreclosure proceedings or by virtue of the purchase of a mortgage loan in advance of its stated maturity as required or permitted by the Agreement) will generally have the effect of passing through to the certificateholders principal amounts which would otherwise be passed through (or reduced) in amortized increments over the remaining term of such mortgage loan.

      The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease or increase in the rate of principal payments.

PREPAYMENT CONSIDERATIONS AND RISKS FOR THE CLASS A-6 CERTIFICATES

      As described under "Description of the Certificates -- Distributions on the Certificates -- Principal," the entire amount of the applicable Non-PO Percentage of any prepayments and other unscheduled recoveries of principal with respect to a mortgage loan will be allocated solely to the outstanding senior certificates entitled to principal distributions (other than the Class PO

Certificates) during at least the first five years after the closing date, with such allocation being subject to reduction thereafter as described herein. The portion of such amounts otherwise allocable to the Class A-6 Certificates will be allocated solely to the outstanding Group I Senior Certificates during the first five years after the closing date (except as otherwise described herein on or following the Group I Final Distribution Date), with such allocation being subject to reduction thereafter as described herein, provided that such amounts will be allocated pro rata among all the outstanding senior certificates entitled to principal distributions (other than the Class PO Certificates) on each distribution date after the Cross-Over Date. The resulting allocation between the Group I Senior Certificates and the Class A-6 Certificates is designed to accelerate the allocation of principal prepayments and certain other unscheduled recoveries of principal on the mortgage loans to holders of the Group I Senior Certificates relative to the Class A-6 Certificates through the earlier of the Group I Final Distribution Date and the Cross-Over Date. Notwithstanding the foregoing, all distributions of principal on the outstanding senior certificates entitled to principal distributions (other than the Class PO Certificates) will be made pro rata among such certificates on each distribution date after the Cross-over Date. In addition, the Class A-6 Certificates are not entitled to receive scheduled principal payments or prepayments during the first five years after the closing date (except as otherwise described herein on or following the Group I Final Distribution Date).

PREPAYMENT CONSIDERATIONS AND RISKS FOR THE CLASS B CERTIFICATES

      The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Class B Certificates will be affected by the rate of prepayments on the mortgage loans, as well as the rate of mortgagor defaults resulting in Realized Losses, by the severity of those losses and by the timing thereof. See "Description of the Certificates -- Allocation of Realized Losses on the Certificates" herein for a description of the manner in which such losses are borne by the holders of the certificates. If the purchaser of a Class B Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and the amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated and could be negative. The timing of defaults and losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.

      The yields to maturity on the classes of Class B Certificates with higher numerical designations will be more sensitive to losses due to liquidations of defaulted mortgage loans than will the yields on such classes with lower numerical designations, and the yields to maturity on all of the Class B Certificates will be more sensitive to such losses than will the yields on the other classes of certificates. The Class B Certificates will be more sensitive to losses due to liquidations of defaulted mortgage loans because the entire amount of such losses will be allocable to such certificates in inverse order of priority, either directly or through the allocation of the Class PO Deferred Payment Writedown Amount, except as provided herein. To the extent not covered by the master servicer's advances of delinquent monthly payments of principal and interest, delinquencies on the mortgage loans may also have a relatively greater effect:

      (1) on the yields to investors in the Class B Certificates with higher numerical designations than on the yields to investors in those Class B Certificates with lower numerical designations; and

      (2) on the yields to investors in the Class B Certificates than on the yields to investors in the senior certificates.

      As described above under "Description of the Certificates -- Distributions on the Certificates -- Interest" and "-- Principal," "-- Allocation of Realized Losses on the Certificates" and "-- Subordination," amounts otherwise distributable to holders of any class of Class B Certificates will be made available to protect the holders of the more senior ranking classes of the certificates against interruptions in distributions due to certain mortgagor delinquencies. Such delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Class B Certificates.

      To the extent that the Class B Certificates are being purchased at discounts from their initial class certificate balances, if the purchaser of such a certificate calculates its yield to maturity based on an assumed rate of payment of principal faster than that actually received on such certificate, its actual yield to maturity may be lower than that so calculated.

YIELD SENSITIVITY OF CLASS A-7 CERTIFICATES

      As indicated in the following table, the yield to investors in the Class A-7 Certificates will be sensitive to the rate of principal payments (including prepayments) of the mortgage loans. The mortgage loans generally can be prepaid at any time. On the basis of the assumptions described under this heading, the yield to maturity on the Class A-7 Certificates would be approximately 0% if prepayments were to occur at a constant rate of approximately 929% of PSA. If the actual prepayment rate of the mortgage loans were to exceed the foregoing level for as little as one month while equaling the level for the remaining months, the investors in the Class A-7 Certificates would not fully recoup their initial investments.

      BECAUSE THE NOTIONAL PRINCIPAL AMOUNT OF THE CLASS A-7 CERTIFICATES WILL BE DETERMINED BY REFERENCE TO THE CLASS CERTIFICATE BALANCES OF THE CLASS A-3, CLASS A-4 AND CLASS A-5 CERTIFICATES, INVESTORS SHOULD BE AWARE THAT REDUCTIONS IN THE AGGREGATE NOTIONAL PRINCIPAL AMOUNT OF THE CLASS A-7 CERTIFICATES WILL OCCUR CONCURRENTLY WITH CERTAIN REDUCTIONS IN THE CLASS CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-5 CERTIFICATES AS DESCRIBED HEREIN.

      The information set forth in the following table has been prepared on the basis of the Structuring Assumptions and on the assumption that the aggregate purchase price of the Class A-7 Certificates, expressed as a percentage of its initial Notional Principal Amount, is as follows:

CLASS                                          PRICE
--------------------------                     ---------
Class A-7.................                              %

            SENSITIVITY OF THE CLASS A-7 CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)


                                                PERCENTAGE OF PSA
                                  --------------------------------------------
CLASS                                0%     250%     600%      800%     1000%
--------------------------
Class A-7.................


      It is highly unlikely that all of the mortgage loans will have the precise characteristics described in this prospectus supplement or that the mortgage loans will prepay at the same rate until maturity or that all of the mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class A-7 Certificates is likely to differ from those shown in the table above, even if all of the mortgage loans prepay at the indicated percentages of PSA. No representation is made as to the actual rate of principal payments on the mortgage loans for any period or over the lives of the Class A-7 Certificates or as to the yields on the Class A-7 Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class A-7 Certificates.

YIELD SENSITIVITY OF CLASS PO CERTIFICATES

      The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class PO Certificates to various constant percentages of PSA. The yields set forth in the tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class PO Certificates, would cause the discounted present value of the assumed streams of cash flows to equal the assumed aggregate purchase price of the Class PO Certificates and converting the monthly rates to corporate bond equivalent rates. These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class PO Certificates and consequently do not purport to reflect the return on any investment in the Class PO Certificates when the reinvestment rates are considered.

      THE CLASS PO CERTIFICATES WILL BE PRINCIPAL ONLY CERTIFICATES AND WILL NOT BEAR INTEREST. AS INDICATED IN THE TABLE BELOW, A LOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS, INCLUDING PREPAYMENTS, ON THE DISCOUNT MORTGAGE LOANS WILL HAVE AN ADVERSE EFFECT ON THE YIELD TO INVESTORS IN THE CLASS PO CERTIFICATES.

      As described under "Description of the Certificates -- Principal," the Class PO Principal Distribution Amount is calculated by reference to the principal payments, including prepayments, on the Discount mortgage loans. The Discount mortgage loans will have lower Net Mortgage Rates, and lower mortgage rates, than the other mortgage loans. In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. As a result, the Discount mortgage loans may prepay at lower rates, thereby reducing the rate of payment of principal and the resulting yield of the Class PO Certificates.

      The information set forth in the following table has been prepared on the basis of the Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates, expressed as a percentage of its initial class certificate balance, is as follows:



CLASS                                          PRICE
--------------------------                     ---------
Class PO..................                              %

             SENSITIVITY OF THE CLASS PO CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)


                                                  PERCENTAGE OF PSA
                                  --------------------------------------------
CLASS                                0%      250%     600%     800%     1000%
--------------------------
Class PO..................


      It is unlikely that the Discount mortgage loans will have the precise characteristics described in this prospectus supplement or that the Discount mortgage loans will all prepay at the same rate until maturity or that all of the Discount mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount mortgage loans prepay at the indicated percentages of PSA. No representation is made as to the actual rate of principal payments on the Discount mortgage loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

ADDITIONAL INFORMATION

      The depositor intends to file certain additional yield tables and other computational materials with respect to one or more classes of offered certificates with the SEC in a report on Form 8-K. The tables and materials were prepared by [Underwriter] at the request of one or more prospective investors, based on assumptions provided by, and satisfying the special requirements of, the prospective investors. The tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, the tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

      The weighted average life of an offered certificate is determined by (a) multiplying the amount of the net reduction, if any, of the class certificate balance of the certificate on each distribution date by the number of years from the date of issuance to the distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in class certificate balance of the certificate referred to in clause (a).

      For a discussion of the factors which may influence the rate of payments, including prepayments, of the mortgage loans, see "--Prepayment Considerations and Risks" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

      In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the offered certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments, the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates -- Principal".

      The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective original class certificate balances, variability in the weighted average lives of the classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various constant percentages of PSA, see the Decrement Tables below.

DECREMENT TABLES

      The following tables indicate the percentages of the initial class certificate balances of the classes of offered certificates that would be outstanding after each of the dates shown at various constant percentages of PSA and the corresponding weighted average lives of the classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that the mortgage loans will have the precise characteristics described in the Structuring Assumptions or that all of the mortgage loans will prepay at the constant percentages of PSA specified in the tables below or at any other constant rate. Moreover, the diverse remaining terms to maturity of the mortgage loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant percentages of PSA, even if the remaining term to maturity of the mortgage loans is consistent with the remaining terms to maturity of the mortgage loans specified in the Structuring Assumptions.


                  [remainder of page intentionally left blank]

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                         OF THE CLASS I-A-1 CERTIFICATES
                  AT THE FOLLOWING CONSTANT PERCENTAGES OF CPR


DISTRIBUTION DATE                        0%     10%     25%     35%     50%
-----------------                       ---     ---     ---     ---     ---
Initial........................         100     100     100     100     100
August 2004....................          98      88      73      63      48
August 2005....................          97      78      53      39      23
August 2006....................          95      68      39      25      11
August 2007....................          93      60      28      16       5
August 2008....................          91      53      21      10       3
August 2009....................          89      46      15       6       1
August 2010....................          86      40      11       4       1
August 2011....................          84      35       8       3       *
August 2012....................          82      31       6       2       *
August 2013....................          79      27       4       1       *
August 2014....................          76      23       3       1       *
August 2015....................          74      20       2       *       *
August 2016....................          71      17       2       *       *
August 2017....................          68      15       1       *       *
August 2018....................          65      13       1       *       *
August 2019....................          62      11       1       *       *
August 2020....................          58       9       *       *       *
August 2021....................          55       8       *       *       *
August 2022....................          51       7       *       *       *
August 2023....................          47       6       *       *       *
August 2024....................          43       5       *       *       *
August 2025....................          39       4       *       *       *
August 2026....................          35       3       *       *       *
August 2027....................          30       2       *       *       *
August 2028....................          26       2       *       *       *
August 2029....................          21       1       *       *       *
August 2030....................          16       1       *       *       *
August 2031....................          11       1       *       *       *
August 2032....................           5       *       *       *       0
August 2033....................           0       0       0       0       0
Weighted Average Life (in years)**    17.99    7.26    3.20    2.19    1.39


             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                        OF THE CLASS II-A-1 CERTIFICATES
                  AT THE FOLLOWING CONSTANT PERCENTAGES OF CPR

DISTRIBUTION DATE                        0%     10%     25%     35%     50%
-----------------                        --     ---     ---     ---     ---
Initial........................         100     100     100     100     100
August 2004....................          99      89      74      63      48
August 2005....................          98      79      54      40      23
August 2006....................          97      70      40      25      11
August 2007....................          96      62      29      16       5
August 2008....................          95      55      22      10       3
August 2009....................          93      48      16       7       1
August 2010....................          90      42      12       4       1
August 2011....................          88      37       8       3      *
August 2012....................          85      32       6       2      *
August 2013....................          83      28       4       1      *
August 2014....................          80      24       3       1      *
August 2015....................          77      21       2      *       *
August 2016....................          74      18       2      *       *
August 2017....................          71      16       1      *       *
August 2018....................          68      14       1      *       *
August 2019....................          64      12       1      *       *
August 2020....................          61      10      *       *       *
August 2021....................          57       8      *       *       *
August 2022....................          53       7      *       *       *
August 2023....................          49       6      *       *       *
August 2024....................          45       5      *       *       *
August 2025....................          41       4      *       *       *
August 2026....................          36       3      *       *       *
August 2027....................          32       2      *       *       *
August 2028....................          27       2      *       *       *
August 2029....................          22       1      *       *       *
August 2030....................          17       1      *       *       *
August 2031....................          11       1      *       *       *
August 2032....................          5       *       *       *       *
August 2033....................          0       0       0       0       0
Weighted Average Life (in years)**   18.67    7.49    3.27    2.23    1.40


             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                        OF THE CLASS III-A-1 CERTIFICATES
                  AT THE FOLLOWING CONSTANT PERCENTAGES OF CPR

DISTRIBUTION DATE                        0%     10%     25%     35%     50%
-----------------                        --     ---     ---     ---     ---
Initial........................         100     100     100     100     100
August 2004....................          99      88      73      63      48
August 2005....................          97      78      53      40      23
August 2006....................          95      69      39      25      11
August 2007....................          94      60      29      16       5
August 2008....................          92      53      21      10       3
August 2009....................          90      47      15       6       1
August 2010....................          88      41      11       4       1
August 2011....................          85      36       8       3       *
August 2012....................          83      31       6       2       *
August 2013....................          80      27       4       1       *
August 2014....................          78      24       3       1       *
August 2015....................          75      21       2       *       *
August 2016....................          72      18       2       *       *
August 2017....................          69      15       1       *       *
August 2018....................          66      13       1       *       *
August 2019....................          63      11       1       *       *
August 2020....................          59      10       *       *       *
August 2021....................          56       8       *       *       *
August 2022....................          52       7       *       *       *
August 2023....................          48       6       *       *       *
August 2024....................          44       5       *       *       *
August 2025....................          40       4       *       *       *
August 2026....................          35       3       *       *       *
August 2027....................          31       2       *       *       *
August 2028....................          26       2       *       *       *
August 2029....................          21       1       *       *       *
August 2030....................          16       1       *       *       *
August 2031....................          11       1       *       *       *
August 2032....................           5       *       *       *       0
August 2033....................           0       0       0       0       0
Weighted Average Life (in years)**   18.22    7.33    3.22    2.20    1.39


             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                        OF THE CLASS II-A-R CERTIFICATES
                  AT THE FOLLOWING CONSTANT PERCENTAGES OF CPR


DISTRIBUTION DATE                        0%     10%     25%     35%     50%
-----------------                        --     ---     ---     ---     ---
Initial........................        100     100     100     100     100
August 2004....................          0       0       0       0       0
August 2005....................          0       0       0       0       0
August 2006....................          0       0       0       0       0
August 2007....................          0       0       0       0       0
August 2008....................          0       0       0       0       0
August 2009....................          0       0       0       0       0
August 2010....................          0       0       0       0       0
August 2011....................          0       0       0       0       0
August 2012....................          0       0       0       0       0
August 2013....................          0       0       0       0       0
August 2014....................          0       0       0       0       0
August 2015....................          0       0       0       0       0
August 2016....................          0       0       0       0       0
August 2017....................          0       0       0       0       0
August 2018....................          0       0       0       0       0
August 2019....................          0       0       0       0       0
August 2020....................          0       0       0       0       0
August 2021....................          0       0       0       0       0
August 2022....................          0       0       0       0       0
August 2023....................          0       0       0       0       0
August 2024....................          0       0       0       0       0
August 2025....................          0       0       0       0       0
August 2026....................          0       0       0       0       0
August 2027....................          0       0       0       0       0
August 2028....................          0       0       0       0       0
August 2029....................          0       0       0       0       0
August 2030....................          0       0       0       0       0
August 2031....................          0       0       0       0       0
August 2032....................          0       0       0       0       0
August 2033....................          0       0       0       0       0
Weighted Average Life (in years)**    0.07    0.07    0.07    0.07    0.07

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING OF THE CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES
                  AT THE FOLLOWING CONSTANT PERCENTAGES OF CPR

DISTRIBUTION DATE                        0%     10%     25%     35%     50%
-----------------                        --     ---     ---     ---     ---
Initial........................         100     100     100     100     100
August 2004....................          99      99      99      99      99
August 2005....................          98      98      98      91      72
August 2006....................          97      97      89      73      50
August 2007....................          95      95      66      47      25
August 2008....................          94      94      49      30      12
August 2009....................          92      89      36      19       6
August 2010....................          90      83      26      12       3
August 2011....................          87      75      19       8       1
August 2012....................          85      66      14       5       1
August 2013....................          82      57      10       3       *
August 2014....................          79      50       7       2       *
August 2015....................          76      43       5       1       *
August 2016....................          73      37       4       1       *
August 2017....................          70      32       3       *       *
August 2018....................          67      28       2       *       *
August 2019....................          64      24       1       *       *
August 2020....................          60      20       1       *       *
August 2021....................          57      17       1       *       *
August 2022....................          53      14       *       *       *
August 2023....................          49      12       *       *       *
August 2024....................          45      10       *       *       *
August 2025....................          41       8       *       *       *
August 2026....................          36       6       *       *       *
August 2027....................          32       5       *       *       *
August 2028....................          27       4       *       *       *
August 2029....................          22       3       *       *       *
August 2030....................          17       2       *       *       *
August 2031....................          11       1       *       *       *
August 2032....................           5       1       *       *       *
August 2033....................           0       0       0       0       0
Weighted Average Life (in years)**   18.56   12.24    5.83    4.43    3.19


LAST SCHEDULED DISTRIBUTION DATE

      The last scheduled distribution date for each class of offered certificates is the distribution date in [ ]2033, which is the distribution date in the month following the month of the latest scheduled maturity date for any of the mortgage loans. Since the rate of distributions in reduction of the class certificate balance of each class of offered certificates will depend on the rate of payment, including prepayments, of the mortgage loans, the class certificate balance of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "-- Prepayment Considerations and Risks" and "-- Weighted Average Lives of the Offered Certificates" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

                                   THE POLICY

      Simultaneously with the issuance of the certificates, the insurer will deliver the policy to the trustee for the benefit of each holder of Class A-5 Certificates. Under the policy, the insurer unconditionally and irrevocably guarantees to the trustee for the benefit of each holder of Class A-5 Certificates the full and complete payment on each distribution date of Guaranteed Distributions.

      If, by the close of business on the business day next succeeding the related determination date, the master servicer informs the trustee that funds to be deposited in the Certificate Account will be insufficient to make the Guaranteed Distributions on the Class A-5 Certificates for such distribution date, the trustee is required to make a claim under the policy in the amount of such deficiency. Payment of claims under the policy will be made by the insurer following receipt by the insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the third business day following receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the date on which such Guaranteed Distribution is due.


* Indicates an outstanding balance greater than -% and less than 0.5% of the original principal balance.
** Determined as specified under"--Weighted Average Lives of the Certificates" above.

      Receipt or received as those terms relate to the policy shall mean actual delivery to the insurer and to its fiscal agent, if any, at or prior to 12:00 noon, New York City time, on a business day. Delivery either on a day that is not a business day or after 12:00 noon, New York City time, shall be deemed to be in receipt on the next succeeding business day. If any notice or certificate given under the policy by the trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been received, and the insurer or its fiscal agent shall promptly so advise the trustee and the trustee may submit an amended notice.

      Under the policy, "business day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York or in the city in which the corporate office of the trustee is located are authorized or obligated by law or executive order to be closed.

      The insurer's obligations under the policy in respect of Guaranteed Distributions shall be discharged to the extent funds are transferred to the trustee as provided in the policy whether or not such funds are properly applied by the trustee.

      The insurer shall be subrogated to the rights of each holder of a Class A-5 Certificate to receive payments of principal and interest, as applicable, with respect to distributions on the Class A-5 Certificates to the extent of any payment with respect thereto by the insurer under the policy in accordance with the express provisions of the policy.

      To the fullest extent permitted by applicable law, the insurer agrees under the policy not to assert, and waives, for the benefit of each holder of a Class A-5 Certificate, all its rights, whether by counterclaim, setoff or otherwise, and defenses, including, without limitation, the defense of fraud, whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to the insurer to avoid payment of its obligations under the policy.

      Claims under the policy constitute direct, unsecured and unsubordinated obligations of the insurer, and will rank equally with any other unsecured and unsubordinated indebtedness of the insurer for borrowed money. Claims against the insurer under the policy and claims against the insurer under each other financial guarantee insurance policy issued by the insurer constitute equal claims against the general assets of the insurer. The terms of the policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the depositor. The policy may not be canceled or revoked prior to distribution in full of all Guaranteed Distributions. The policy is governed by the laws of the State of New York.

      The policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

                                  [THE INSURER

      The information provided below about the insurer and its parent company, including the information incorporated by reference in this prospectus supplement, has been provided by the insurer, and none of the depositor, the master servicer or any underwriter make any representations or warranties as to the accuracy or completeness of such information.

GENERAL

      The insurer is a monoline insurance company incorporated in 1984 under the laws of the State of New York. The insurer is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands.

      The insurer and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. Financial guaranty insurance provides for a guaranty of scheduled payments on an issuer's securities, thereby enhancing the credit rating of those securities, in consideration for the payment of a premium to the insurer. The insurer and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are typically supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities include general obligation bonds, special revenue bonds and other special obligations of state and local governments. The insurer insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy the insurer's underwriting criteria.

      The insurer is a wholly owned subsidiary of [ ], which is referred to in this prospectus supplement as Holdings. Holdings is an indirect subsidiary of [ ], a publicly held [ ] corporation. Dexia S.A., through its bank subsidiaries, is primarily engaged in the business of public finance in France, Belgium and other European countries. No shareholder of Holdings or the insurer is obligated to pay any debt of the insurer or any claim under any insurance policy issued by the insurer or to make any additional contribution to the capital of the insurer.

      The   principal   executive   offices  of  the   insurer  are  located  at
[____________________], New York, New York 10022, and its telephone number at that location is (212) [____-______].

REINSURANCE

      Under an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the insurer or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the insurer reinsures a portion of its liabilities under some of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. This reinsurance is used by the insurer as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit the insurer's obligations under any financial guaranty insurance policy.

RATINGS

      The insurer's insurance financial strength is rated "Aaa" by Moody's Investors Service, Inc. The insurer's insurer financial strength is rated "AAA" by Standard & Poor's and Standard & Poor's (Australia) Pty. Ltd. The insurer's claims-paying ability is rated "AAA" by Fitch, Inc. and Japan Rating and Investment Information, Inc. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by those rating agencies. See "Ratings" in this prospectus supplement.

CAPITALIZATION

      The following table sets forth the capitalization of the insurer and its subsidiaries as of June 30, 2004 on the basis of accounting principles generally accepted in the United States:


                                                                 JUNE 30, 2004
                                                                 -------------
                                                                 (IN THOUSANDS)

Deferred Premium Revenue (net of prepaid reinsurance premiums)... $
Surplus Notes....................................................
Minority Interest................................................
Shareholder's Equity:
        Common Stock.............................................
        Additional Paid-in Capital...............................
        Accumulated Other Comprehensive Loss
            (net of deferred income taxes).......................
        Accumulated Earnings.....................................
Total Shareholder's Equity.......................................
Total Deferred Premium Revenue, Surplus Notes, Minority Interest
        and Shareholder's Equity................................. $

      For further information concerning the insurer, see the Consolidated Financial Statements of [ ], and the notes thereto, incorporated by reference in this prospectus supplement. The insurer's financial statements are included as exhibits to the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission by Holdings and may be reviewed at the EDGAR web site maintained by the Securities and Exchange Commission and at Holdings' website, http://www.[ ]. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by the insurer are available upon request to the State of New York Insurance Department.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      In addition to the documents described in the prospectus under "Incorporation of Certain Documents by Reference," the financial statements of the insurer included in, or as exhibits to, the following documents filed by Holdings with the Securities and Exchange Commission, are hereby incorporated by reference in this prospectus supplement:

      o Annual Report on Form 10-K for the period ended December 31, 2003 and,

      o     Quarterly Report on Form 10-Q for the period ended June 30, 2004.

      All financial statements of the insurer included in, or as an exhibit to, documents filed by Holdings pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement and before the termination of the offering of the certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing such documents.

      You may request a free copy of any of the filings incorporated by reference in this prospectus supplement by writing or by calling First Horizon Home Loan Corporation, 4000 Horizon Way, Irving, Texas 75063, telephone number
(214) 441-4000.

      The depositor, on behalf of the trust hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the trust's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, to the extent required, and each filing of the financial statements of the insurer included in or as an exhibit to the annual report of Holdings filed pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration Statement (as defined in the prospectus) shall be deemed to be a new registration statement relating to the certificates offered hereby, and the offering of such certificates at that time shall be deemed to be the initial bona fide offering thereof.

INSURANCE REGULATION

      The insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, the insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the insurer is subject to
Article 69 of the New York Insurance Law which, among other things, limits the business of a financial guaranty insurer to writing financial guaranty insurance and related business lines, requires each financial guaranty insurer to maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as the insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

                                     EXPERTS

      The consolidated balance sheets of [ ] and Subsidiaries as of December 31, 2003 and December 31, 2002 and the related consolidated statements of income, changes in shareholders's equity, and cash flows for each of the three years in the period ended December 31, 2003, incorporated by reference in this prospectus supplement have been incorporated in this prospectus supplement in reliance on the report of [ ], independent accountants, given on the authority of that firm as experts in accounting and auditing.]

                                 USE OF PROCEEDS

      The depositor will apply the net proceeds of the sale of the certificates against the purchase price of the mortgage loans.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following discussion, when read in conjunction with "Material Federal Income Tax Consequences" in the accompanying prospectus, is the opinion of Andrews Kurth LLP, counsel to the depositor, as to the material U.S. federal income tax aspects of the purchase, ownership and disposition of the Certificates, and is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to Certificate Owners in light of their personal investment circumstances or to certain types of Certificate Owners subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Certificates.

      For federal income tax purposes, the trust will comprise multiple REMICs; one or more underlying REMICs and the master REMIC. Each underlying REMIC will issue several uncertificated subclasses of nonvoting interests, which will be designated as the regular interests in such underlying REMIC. The assets of the underlying REMICs will consist of the mortgage loans (or uncertificated regular interests). The master REMIC will issue the Regular Certificates, which will be designated as the regular interests in the master REMIC. The Class A-R Certificates will represent the beneficial ownership of the residual interest in each underlying REMIC and the residual interest in the master REMIC. The assets of the master REMIC will consist of underlying REMIC regular interests issued by one or more underlying REMICs. Aggregate distributions on the underlying REMIC regular interests held by the master REMIC will equal the aggregate distributions on the Certificates issued by the master REMIC.

      The classes of the Regular Certificates generally will be treated as debt instruments issued by the master REMIC for federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting. Under the accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

      The discussion set out below concerning OID should be read in conjunction with the detailed discussion of OID in the prospectus under the caption "Material Federal Income Tax Consequences - Taxation of Debt Securities."

      A debt instrument is treated as having been issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a de minimis amount. The stated redemption price at maturity on a debt instrument includes all payments made under the debt instrument, other than payments of qualified stated interest.

      The Class A-PO Certificates will be treated as having been issued with OID; all payments made on each such class will be included in its stated redemption price at maturity.

      The Class A-7 Certificates will be treated as having been issued with OID; all payments made on such class will be included in its stated redemption price at maturity. Although unclear, a holder of a Class A-7 Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which the certificate holder would be entitled if there were not further prepayments on the mortgage loans. A holder of a ClassA-7 Certificate will be treated for federal income tax purposes as owning an interest in the corresponding class of regular interests in the master REMIC.

      The remaining classes of the Regular Certificates, depending on their respective issue prices, may be treated as having been issued with OID in an amount equal to the excess of their initial respective class certificate balance (plus accrued interest from the last day preceding the issue date corresponding to a distribution date through the issue date), over their respective issue prices (including all accrued interest).

      The prepayment assumption that is to be used in determining the rate of accrual of original issue discount and whether the original issue discount is considered de minimis, and that may be used by a holder of a Regular Certificate to amortize premium, will be 300% of the PSA. No representation is made as to whether the mortgage loans will prepay at the foregoing rate or any other rate. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus. Computing accruals of OID in the manner described in the prospectus and this prospectus supplement may, depending on the actual rate of prepayments during the accrual period, result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on their certificates.

      If the holders of any Regular Certificates are treated as holding their certificates at a premium, they are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Material Federal Income Tax Consequences --Taxation of Debt Securities" in the prospectus.

      The offered certificates will represent "real estate assets" under Section 856(c)(5)(B) of the Code and qualifying assets under Section 770l(a)(19)(C) in the same proportion that the assets of the trust fund would be so treated, and income on the offered certificates will represent "interests on obligations secured by mortgages on real property" in the same proportion that the income on the assets of the trust fund would be so treated. Moreover, if 95% or more of the assets of the trust fund are "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Code at all times during a calendar year, then all of an offered certificate will represent "real estate assets" and all of the income on the offered certificate will qualify as "interest on obligations secured by mortgages on real property" for that calendar year. Similarly, if 95% or more of the assets of the trust fund are qualifying assets under Section 7701(a)(19)(C) of the Code at all times during the calendar year, then all of an offered certificate will represent assets qualifying under Section 7701(a)(19)(C) for that calendar year.

      The Regular Certificates will represent qualifying assets under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

      The holders of the Residual Certificates must include the taxable income of each REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions, is subject to U.S. federal income tax.

      In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

      Purchasers of a Residual Certificate are encouraged to consider carefully the tax consequences of an investment in residual certificates discussed in the prospectus and consult their own tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences -- Taxation of Holders of Residual Interest Securities" in the prospectus. Specifically, prospective holders of a Residual Certificate should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a "noneconomic" residual interest. See "Material Federal Income Tax Consequences -- Taxation of Holders of Residual Interest Securities --
Restrictions on Ownership and Transfer of Residual Interest Securities" and "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the prospectus.

      Effective for the taxable years ending in or after May 11, 2004, regulations have been adopted regarding the federal income tax treatment of "inducement fees" received by transferees of noneconomic residual interests. The adopted regulations (i) provide tax accounting rules for the treatment of such fees as income over an appropriate period and (ii) specify that inducement fees constitute income from sources within the United States. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

                              ERISA CONSIDERATIONS

      Any fiduciary of a Plan that proposes to cause the Plan to acquire any of the offered certificates is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. See "ERISA Considerations" in the prospectus. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

      Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any of those plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the mortgage loans.

      The U.S. Department of Labor has granted to [Underwriter] an individual administrative exemption, PTE 89-88 (54 Fed. Reg. 42,581, October 17, 1989) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the exemption. PTE 89-88 applies to mortgage loans such as the mortgage loans in the trust fund.

      For a general description of PTE 89-88 and the conditions that must be satisfied for it to apply, see "ERISA Considerations" in the prospectus.

      On November 13, 2000, the U.S. Department of Labor published Prohibited Transaction Exemption 2000-58 (65 Fed. Reg. 67765, November 13, 2000) which amended, effective August 23, 2000, the Underwriter Exemptions, including PTE 89-88. Among other changes, the amended exemption generally provides that in the case of "designated transactions" a Plan would be permitted to purchase subordinate certificates rated in any of the four highest generic ratings categories (provided that all other requirements are met). The designed transactions include residential mortgages. Because the ratings of a class of certificates are subject to change in the future by the rating agencies, classes of certificates eligible for purchase by Plans pursuant to PTE 89-88 (although any Plan holding such a certificate would not be required to dispose of its solely because its rating had never lowered). However, any Plan holding such a certificate would not be required to dispose of it solely because its rating had been lowered.

      On August 22, 2002, the U.S. Department of Labor published Prohibited Transaction Exemption 2002-41 (67 Fed. Reg. 54487, August 22, 2002) which amended, effective January 1, 2002, the Underwriter Exemptions, including PTE 89-88, to remove the requirement that a trustee not be affiliated with an underwriter in order to qualify for relief under the Underwriter Exemptions.

      It is expected that PTE 89-88 as amended by PTE 2000-58, will apply to the acquisition and holding by Plans of the offered certificates, excluding the Residual Certificates and that all applicable conditions of PTE 89-88 and PTE 2000-58 other than those within the control of the investors will be met. In addition, as of the date hereof, no single mortgagor is the obligor on five percent (5%) of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

      BECAUSE THE CLASS PO CERTIFICATES ARE NOT BEING PURCHASED BY ANY UNDERWRITER TO WHOM AN EXEMPTION SIMILAR TO PTE 89-88 HAS BEEN GRANTED, THOSE CLASSES OF CERTIFICATES DO NOT CURRENTLY MEET THE REQUIREMENTS OF THE EXEMPTION OR ANY COMPARABLE INDIVIDUAL ADMINISTRATIVE EXEMPTION GRANTED TO ANY UNDERWRITER. CONSEQUENTLY, THE CLASS PO CERTIFICATES MAY BE TRANSFERRED ONLY IF THE CONDITIONS IN THE FIRST OR SECOND BULLET POINT IN THE NEXT PARAGRAPH ARE MET.

      BECAUSE THE CHARACTERISTICS OF THE RESIDUAL CERTIFICATES MAY NOT MEET THE REQUIREMENTS OF PTE 89-88 OR ANY OTHER ISSUED EXEMPTION UNDER ERISA, A PLAN OR AN INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN SUBJECT TO SECTION 4975 OF THE CODE MAY ENGAGE IN A PROHIBITED TRANSACTION OR INCUR EXCISE TAXES OR CIVIL PENALTIES IF IT PURCHASES AND HOLDS THE RESIDUAL CERTIFICATES. CONSEQUENTLY, TRANSFERS OF THE RESIDUAL CERTIFICATES WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE RECEIVES:

      o A REPRESENTATION FROM THE TRANSFEREE OF THE CERTIFICATE, ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF ERISA OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY PLAN OR ARRANGEMENT TO EFFECT THE TRANSFER, OR

      o AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OR HOLDING OF THE CERTIFICATE BY A PLAN, OR ANY PERSON ACTING ON BEHALF OF A PLAN OR USING THE PLAN'S ASSETS, WILL NOT RESULT IN THE PROHIBITED TRANSACTIONS UNDER SECTION 406 OF ERISA AND SECTION 406 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE DEPOSITOR OR THE MASTER SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT.

      Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the exemption and PTE 83-1 described in the prospectus, and the potential consequences in their specific circumstances, before making an investment in any of the offered certificates. Moreover, each Plan fiduciary is encouraged to determine whether under the general fiduciary standards of investment prudence and diversification, an investment in any of the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                  UNDERWRITING

      Subject to the terms and conditions set forth in the Underwriting Agreement, the depositor has agreed to sell the Underwritten Certificates to [Underwriter] Distribution of the Underwritten Certificates will be made by [Underwriter], [_____] and [_____] (solely with respect to the Class A-5 Certificates) from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Underwritten Certificates, [Underwriter] may be deemed to have received compensation from the depositor in the form of underwriting discounts.

      Each of [Underwriter] and [_____] intends to make a secondary market in the Underwritten Certificates, other than the Class A-5 Certificates, but neither has any obligation to do so. [______] intends to make a secondary market in the Class A-5 Certificates, but has no obligation to do so. There can be no assurance that a secondary market for the Underwritten Certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

      The depositor and the master servicer have agreed to indemnify [Underwriter] and [_____] against, or make contributions to [Underwriter] and [_____] with respect to, liabilities customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

      The Class PO Certificates will initially be retained by the seller and may be offered by the seller in the future.

      After the initial distribution of the certificates offered hereby, this prospectus and prospectus supplement may be used by FTN Financial Securities Corp., an affiliate of the depositor, the seller and the master servicer, in connection with market making transactions in such certificates. FTN Financial Securities Corp. may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale and not at the prices of the initial offering.

                                 LEGAL MATTERS

      The validity of the certificates, including their material federal income tax consequences, will be passed upon for the depositor by Andrews Kurth LLP, Dallas, Texas. [ ], will pass upon certain legal matters on behalf of the underwriter.

                                    RATINGS

      It is a condition to the issuance of the senior certificates that they be rated "AAA" by each of Fitch and S&P. It is a condition to the issuance of the Class B-1, Class B-2 and Class B-3 Certificates that they be rated at least "AA," "A" and "BBB" by Fitch, respectively.

      The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which certificateholders are entitled. Fitch's ratings address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. Fitch's ratings on mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield.

      S&P's ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the operative agreements. S&P's ratings take into consideration the credit quality of the mortgage pool including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream of the mortgage pool is adequate to make payment required under the certificates. S&P's ratings on the certificates do not, however, constitute a statement regarding the frequency of prepayments on the mortgage loans. S&P's rating does not address the possibility that investors may suffer a lower than anticipated yield.

      The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

      The depositor has not requested a rating of the offered certificates by any rating agency other than Fitch and S & P; there can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the offered certificates could be lower than the respective ratings assigned by either, or both, of Fitch and S&P.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                GLOSSARY OF TERMS

      ACCRUED CERTIFICATE INTEREST -- For any class of certificates entitled to distributions of interest for any distribution date will equal the interest accrued during the related interest accrual period at the applicable pass-through rate on the class certificate balance (or Notional Principal Amount, in the case of the Class A-7 Certificates) of such class of certificates immediately prior to such distribution date, less such class' share of any Net Interest Shortfall, the interest portion of any Excess Losses through the Cross-Over Date and, after the Cross-Over Date, the interest portion of Realized Losses, including Excess Losses.

      ALLOCABLE SHARE -- With respect to any class of subordinated certificates on any distribution date, such class's pro rata share (based on the class certificate balance of each class entitled thereto) of each of the components of the Subordinated Optimal Principal Amount described herein; provided, that, except as provided in the pooling and servicing agreement, no Class B Certificates (other than the Class B-1 Certificates) shall be entitled on any distribution date to receive distributions pursuant to clauses (2), (3) and (5) of the definition of Subordinated Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such distribution date.

      AVAILABLE FUNDS -- With respect to any distribution date, an amount equal to the sum of:

      o all scheduled installments of interest, net of the master servicing fee, the trustee fee and any amounts due to First Horizon in respect of excess spread as described in the second paragraph under the heading "Servicing of the Mortgage Loans -- Servicing Compensation and Payment of Expenses," and all scheduled installments of principal due on the due date in the month in which the distribution date occurs and received before the related determination date, together with any advances in respect thereof;

      o all Insurance Proceeds and all Liquidation Proceeds during the calendar month before the distribution date, which in each case is the net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any;

      o     all  partial  or  full  prepayments   received  during  the  related
            Prepayment Period, net of any Prepayment Interest Excess;

      o any Compensating Interest in respect of full prepayments received during the period from the sixteenth day of the month prior to the month of such distribution date through the last day of such month; and

      o any Substitution Adjustment Amount or the purchase price for any deleted mortgage loan or a mortgage loan repurchased by the seller or the master servicer as of such distribution date, reduced by amounts in reimbursement for advances previously made and other amounts that the master servicer is entitled to be reimbursed for out of the Certificate Account pursuant to the pooling and servicing agreement.

      AVAILABLE FUNDS ALLOCATION -- The allocation of Available Funds as described under "Distributions on the Certificates -- Allocation of Available Funds" in the prospectus supplement.

      BANKRUPTCY LOSS COVERAGE AMOUNT -- The aggregate amount of Realized Losses which may be allocated in connection with Deficient Valuations.

      BANKRUPTCY LOSSES -- Deficient Valuations or Debt Service Reductions.

      CERTIFICATE ACCOUNT -- An account established and maintained by the master servicer, in the name of the trustee for the benefit of the holders of each series of certificates, for the disbursement of payments on the mortgage loans evidenced by each series of certificates.

      CLASS A-6 PERCENTAGE -- For any distribution date, the percentage (carried to six places rounded up) obtained by dividing (1) the aggregate class certificate balance of the Class A-6 Certificates immediately preceding such distribution date by (2) the aggregate class certificate balance of the Group 1 Senior Certificates and the Class A-6 Certificates immediately preceding such distribution date.

      CLASS A-6 PREPAYMENT DISTRIBUTION PERCENTAGE -- 0% through the distribution date in [_____] 200[__]; 30% thereafter through the distribution date in [_____]; 40% thereafter through the distribution date in [_____]; 60% thereafter through the distribution date in [_____]; 80% thereafter through the distribution date in [ ]; and 100% thereafter.

      CLASS A-6 PRINCIPAL DISTRIBUTION AMOUNT -- For any distribution date, the sum of:

      (a) the total of the amounts described in clauses (1) and (4) of the definition of Senior Optimal Principal Amount for such date multiplied by the Class A-6 Scheduled Distribution Percentage for such date; and

      (b) the total of the amounts described in clauses (2), (3) and (5) of the definition of Senior Optimal Principal Amount for such date multiplied by the product of (x) the Class A-6 Prepayment
            Distribution Percentage for such date and (y) the Class A-6 Percentage for such date.

      Notwithstanding the foregoing, (1) on the Group I Final Distribution Date, the Class A-6 Principal Distribution Amount will be increased by any Senior Optimal Principal Amount remaining after distributions of principal have been made on the Group I Senior Certificates, and (2) following the Group I Final Distribution Date, the Class A-6 Principal Distribution Amount will equal the Senior Optimal Principal Amount.

      CLASS A-6 SCHEDULED DISTRIBUTION PERCENTAGE -- As to any distribution date, 0% through the distribution date in [_____] 200[__] and thereafter, the Class A-6 Percentage for such date.

      CLASS B CERTIFICATES -- The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, collectively.

      CLASS PO DEFERRED AMOUNT -- With respect to any distribution date through the Cross-Over Date, the sum of (1) the applicable PO Percentage of the principal portion of Non-Excess Losses on a Discount mortgage loan allocated to the Class PO Certificates on such date, and (2) all amounts previously allocated to the Class PO Certificates in respect of such losses and not distributed to the Class PO Certificates on prior distribution dates.

      CLASS PO DEFERRED PAYMENT WRITEDOWN AMOUNT -- For any distribution date, the amount, if any, distributed on such date in respect of the Class PO Deferred Amount pursuant to priority fourth of the second paragraph under "Distributions on the Certificates -- Allocation of Available Funds" in the prospectus supplement. The Subordinated Certificate Writedown Amount and the Class PO
Deferred Payment Writedown Amount will be allocated to the classes of subordinated certificates in inverse order of priority, until the class certificate balance of each such class has been reduced to zero.

      CLASS  PO   PRINCIPAL   DISTRIBUTION   AMOUNT  --  With  respect  to  each
distribution date, an amount equal to the sum of:

      (1) the applicable PO Percentage of all scheduled payments of principal due on each mortgage loan on the first day of the month in which the distribution date occurs, as specified in the amortization schedule at the time applicable thereto, after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Loss Coverage Amount has been reduced to zero, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

      (2) the applicable PO Percentage of the Stated Principal Balance of each mortgage loan which was the subject of a prepayment in full received by the master servicer during the related Prepayment Period;

      (3) the applicable PO Percentage of all partial prepayments of principal received by the master servicer during the related Prepayment Period;

      (4) the applicable PO Percentage of the sum of (a) the net liquidation proceeds allocable to principal on each mortgage loan which became a Liquidated Mortgage Loan during the related Prepayment Period, other than mortgage loans described in clause (b), and (b) the principal balance of each mortgage loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy; and

      (5) the applicable PO Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan which was repurchased by the seller in connection with such distribution date and (b) the difference, if any, between the Stated Principal Balance of a mortgage loan that has been replaced by the seller with a substitute mortgage loan pursuant to the Agreement in connection with such distribution date and the Stated Principal Balance of such substitute mortgage loan.

      For purposes of clauses (2) and (5) above, the Stated Principal Balance of a mortgage loan will be reduced by the amount of any Deficient Valuation that occurred prior to the reduction of the Bankruptcy Loss Coverage Amount to zero.

      CLASS PREPAYMENT DISTRIBUTION TRIGGER -- For a class of Class B Certificates (other than the Class B-1 Certificates), any distribution date on which a fraction (expressed as a percentage), the numerator of which is the aggregate class certificate balance of such class and each class subordinate thereto, if any, and the denominator of which is the Pool Principal Balance with respect to such distribution date, equals or exceeds such percentage calculated as of the closing date.

      CODE -- The Internal Revenue Code of 1986, as amended.

      COMPENSATING INTEREST -- As to any distribution date and any mortgage loan that prepaid in full during the period from the sixteenth day of the month prior to the month of such distribution date through the last day of such month, an additional payment made by the master servicer, to the extent funds are available from the master servicing fee, equal to the amount of interest at the Net Mortgage Rate, for that mortgage loan from the date of the prepayment to the related due date; provided that such payment shall not exceed 0.0083% of the Pool Principal Balance as of the related determination date

      CROSS-OVER DATE -- The distribution date on which the respective class certificate balances of the subordinated certificates have been reduced to zero.

      DEBT SERVICE REDUCTION -- With respect to any mortgage loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the scheduled payment for such mortgage loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

      DECEASED HOLDER --A beneficial owner of a Class A-5 Certificate who was a natural person living at the time that holder's interest was acquired and whose executor or other authorized representative causes to be furnished to the DTC participant, evidence of death satisfactory to the DTC participant and any tax waivers requested by the DTC participant.

      DEFICIENT VALUATION -- With respect to any mortgage loan, a valuation by a court of competent jurisdiction of the related mortgaged property in an amount less than the then-outstanding indebtedness under the mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

      DETERMINATION DATE -- As to any distribution date, the earlier of (i) the third business day after the 15th day of each month, and (ii) the second business day prior to the related distribution date.

      DISCOUNT MORTGAGE LOAN -- Any mortgage loan with a Net Mortgage Rate that is less than 7.75% per annum.

      DISTRIBUTION ACCOUNT -- An account established and maintained with the trustee on behalf of the certificateholders, into which the master servicer will deposit the Available Funds withdrawn from the Certificate Account.

      DTC -- The Depository Trust Company.

      EXCESS LOSSES -- Any Deficient Valuation, Fraud Loss or Special Hazard Losses (each a type of Realized Loss), or any part thereof, occurring after the Bankruptcy Loss Coverage Amount, Fraud Loss Coverage Amount or Special Hazard Loss Coverage Amount, respectively, has been reduced to zero.

      FRAUD LOSS COVERAGE AMOUNT -- The aggregate amount of Realized Losses which may be allocated in connection with Fraud Losses.

      FRAUD LOSSES -- Realized Losses incurred on defaulted mortgage loans as to which there was fraud, dishonesty or misrepresentation in the origination of the mortgage loans.

      FIRST HORIZON-- First Horizon Home Loan Corporation, a Kansas corporation and an indirect wholly owned subsidiary of First Horizon National Corporation, a Tennessee corporation.

      FITCH -- Fitch, Inc. and its successors and/or assigns.

      GROUP I FINAL DISTRIBUTION DATE -- The distribution date on which the class certificate balance of each of the Group I Senior Certificates has been reduced to zero.

      GROUP I SENIOR CERTIFICATES -- The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Residual Certificates, collectively.

      GUARANTEED DISTRIBUTIONS -- With respect to the Class A-5 Certificates, the sum of (i) one full month's interest on the class certificate balance of the Class A-5 Certificates at the respective pass-through rate indicated in the table on page S-5 in this prospectus supplement, reduced by (a) any Net Prepayment Interest Shortfalls allocated to the Class A-5 Certificates that were covered by the Reserve Fund, and (b) any interest shortfalls relating to Relief Act Reductions, (ii) the principal portion of any Realized Loss allocated to the Class A-5 Certificates and (iii) the class certificate balance of the Class A-5 Certificates to the extent unpaid on the final distribution date or earlier termination of the trust pursuant to the terms of the pooling and servicing agreement.

      INSURANCE PROCEEDS -- All proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures.

      LIQUIDATED MORTGAGE LOAN -- A defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

      LIQUIDATION PROCEEDS -- All cash amounts, other than Insurance Proceeds, received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month before the distribution date.

      LIVING HOLDER -- A beneficial owner of a Class A-5 Certificate, other than a Deceased Holder.

      NET INTEREST SHORTFALL -- For any distribution date, the sum of:

      o the amount of interest which would otherwise have been received for any mortgage loan that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard Loss, Fraud Loss, or Bankruptcy Loss, after the exhaustion of the respective amounts of coverage provided by the Subordinate Certificates for those types of losses; and

      o     any Net Prepayment Interest Shortfalls.

      Net Interest Shortfalls on any distribution date will be allocated pro rata among all classes of certificates entitled to receive distributions of interest on that distribution date, based on the amount of interest each of those classes of certificates would otherwise be entitled to receive on that distribution date before taking into account any reduction in that amounts resulting from that Net Interest Shortfalls.

      NET MORTGAGE RATE or "NMR" -- With respect to a mortgage loan, the mortgage rate thereof, less the master servicing fee rate and the trustee fee rate with respect to the mortgage loan, expressed as a per annum percentage of its Stated Principal Balance.

      NET PREPAYMENT INTEREST SHORTFALL -- For any distribution date, the amount by which the aggregate of Prepayment Interest Shortfalls during the applicable prepayment period applicable to that distribution date exceeds the available Compensating Interest, if any, for that period.

      NON-DISCOUNT MORTGAGE LOAN -- Any mortgage loan with a Net Mortgage Rate that is equal to or greater than 7.75%.

      NON-EXCESS LOSS -- Any Realized Loss other than an Excess Loss.

      NON PO PERCENTAGE -- (a) With respect to a Discount mortgage loan, the fraction, expressed as a percentage, equal to the NMR divided by 7.75%, and (b) with respect to any Non-Discount mortgage loan, 100%.

      NOTIONAL PRINCIPAL AMOUNT -- With respect to the Class A-7 Certificates and any distribution date, an amount equal to the class certificate balance of the Class A-5 Certificates immediately prior to such distribution date, less an amount equal to the product of (a) 1.31578947368 and (b) the sum of the class certificate balances of the Class A-3 and Class A-4 Certificates immediately prior to such distribution date. The initial Notional Principal Amount is $4,050,000.

      OID -- Original issue discount.

      ORIGINAL SUBORDINATED PRINCIPAL BALANCE -- The aggregate class certificate balance of the subordinated certificates as of the date of issuance of the certificates.

      PLAN -- An employee benefit plan or arrangement (such as an individual retirement plan or Keogh plan) that is subject to ERISA or Section 4975 of the Code.

      POOL PRINCIPAL BALANCE -- With respect to any distribution date, the aggregate of the Stated Principal Balances of the mortgage loans outstanding on the due date in the month before the distribution date.

      PO PERCENTAGE -- (a) With respect to any Discount mortgage loan, the fraction, expressed as a percentage, equal to (7.75% - NMR) divided by 7.75%, and (b) with respect to any Non-Discount mortgage loan, 0%.

      PREPAYMENT INTEREST EXCESS -- As to any principal prepayment in full received by the master servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the cut-off date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment. All Prepayment Interest Excess shall be paid to the Master Servicer as additional master servicing compensation.

      PREPAYMENT INTEREST SHORTFALL -- As to any distribution date, mortgage loan and principal prepayment received (a) during the period from the sixteenth day of the month preceding the month of such distribution date through the last day of such month, in the case of a principal prepayment in full, or (b) during the month preceding the month of such distribution date, in the case of a partial principal prepayment, the amount, if any, by which one month's interest at the related Net Mortgage Rate (exclusive of the trustee fee) on such principal prepayment exceeds the amount of interest actually paid by the borrower in connection with such principal prepayment.

      PREPAYMENT PERIOD -- (a) With respect to any mortgage loan that was the subject of a voluntary prepayment in full and any distribution date, the period from the sixteenth day of the month preceding the month of such distribution date (or, in the case of the first distribution date, from the Cut-off Date) through the fifteenth day of the month of such distribution date, and (b) with respect to any other unscheduled prepayment of principal of any mortgage loan and any distribution date, the calendar month preceding the month of such distribution date.

      PSA -- The prepayment standard assumption, a prepayment standard or model which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans.

      PTE -- A prohibited transaction exemption issued by the U.S. Department of Labor.

      REALIZED LOSS -- (a) for a Liquidated mortgage loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of liquidation, less the net proceeds from the liquidation of, and any insurance proceeds from, such mortgage loan and the related mortgaged property; and (b) for any mortgage loan, a Deficient Valuation.

      REGULAR CERTIFICATES -- All classes of certificates, other than the Residual Certificates.

      RESIDUAL CERTIFICATES -- The Class A-R Certificates.

      RELIEF ACT REDUCTION -- A reduction in the amount of monthly interest payment on a mortgage loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940.

      RESERVE FUND -- A fund established at the time of the issuance of the certificates solely for the benefit of the Class A-5 Certificates by an initial deposit into the Reserve Fund of approximately $10,000 by [Underwriter]

      ROUNDING ACCOUNT--A non-interest bearing account to be established on the closing date for the Class A-5 Certificates.

      S&P -- Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors and/or assigns.

      SENIOR FINAL DISTRIBUTION DATE -- For any class of senior certificates, the distribution date on which the class certificate balance of such class of senior certificates (other than the Class PO Certificates) has been reduced to zero.

      SENIOR OPTIMAL PRINCIPAL AMOUNT -- With respect to each distribution date, an amount equal to the sum of:

      (1) the Senior Percentage of the applicable Non-PO Percentage of all scheduled payments of principal due on each mortgage loan on the first day of the month in which the distribution date occurs, as specified in the amortization schedule at the time applicable thereto after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Loss Coverage Amount has been reduced to zero, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

      (2) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan which was the subject of a prepayment in full received by the master servicer during the applicable Prepayment Period;

      (3)   the Senior Prepayment Percentage of the applicable Non-PO Percentage
            of  all  partial   prepayments  of  principal  received  during  the
            applicable Prepayment Period;

      (4)   the lesser of:

            (a)   the Senior  Prepayment  Percentage  of the  applicable  Non-PO
                  Percentage of the sum of (x) the net liquidation proceeds allocable to principal on each mortgage loan which became a Liquidated Mortgage Loan during the related Prepayment Period, other than mortgage loans described in clause (y), and (y) the principal balance of each mortgage loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy; and

            (b) (i) the Senior Percentage of the applicable Non-PO Percentage of the sum of (x) the Stated Principal Balance of each mortgage loan which became a Liquidated Mortgage Loan during the related Prepayment Period, other than mortgage loans described in clause (y), and (y) the Stated Principal Balance of each mortgage loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy minus
                  (ii) the Senior Percentage of the applicable Non-PO Percentage of the principal portion of Excess Losses (other than Debt Service Reductions) during the related Prepayment Period; and

      (5) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan which was repurchased by the seller in connection with such distribution date and (b) the difference, if any, between the Stated Principal Balance of a mortgage loan that has been replaced by the seller with a substitute mortgage loan pursuant to the Agreement in connection with such distribution date and the Stated Principal Balance of such substitute mortgage loan.

      SENIOR PERCENTAGE -- On any distribution date, the lesser of 100% and the percentage (carried to six places rounded up) obtained by dividing the aggregate class certificate balances of all classes of senior certificates (other than the Class PO Certificates) immediately preceding such distribution date by the aggregate class certificate balances of all classes of the certificates (other than the Class PO Certificates) immediately preceding such distribution date.

      SENIOR PREPAYMENT PERCENTAGE -- On any distribution date occurring during the periods set forth below, the Senior Prepayment Percentages described below:


------------------------------------------------------------------------------------------------------
PERIOD (DATES INCLUSIVE)                 SENIOR PREPAYMENT PERCENTAGE
------------------------------------------------------------------------------------------------------
[           ] - [          ]             100%
------------------------------------------------------------------------------------------------------
[           ] - [          ]             Senior Percentage plus 70% of the Subordinated Percentage
------------------------------------------------------------------------------------------------------
[           ] - [          ]             Senior Percentage plus 60% of the Subordinated Percentage
------------------------------------------------------------------------------------------------------
[           ] - [          ]             Senior Percentage plus 40% of the Subordinated Percentage
------------------------------------------------------------------------------------------------------
[           ] - [          ]             Senior Percentage plus 20% of the Subordinated Percentage
------------------------------------------------------------------------------------------------------
[           ] and thereafter             Senior Percentage
------------------------------------------------------------------------------------------------------


      Notwithstanding   the   foregoing,   if  the  Senior   Percentage  on  any
distribution date exceeds the initial Senior Percentage, the Senior Prepayment Percentage for such distribution date will equal 100%.

      In addition, no reduction of the Senior Prepayment Percentage below the level in effect for the most recent prior period specified in the table above shall be effective on any distribution date unless, as of the last day of the month preceding such distribution date:

      (1) the aggregate Stated Principal Balance of mortgage loans delinquent 60 days or more (including for this purpose any mortgage loans in foreclosure or subject to bankruptcy proceedings and mortgage loans with respect to which the related mortgaged property has been acquired by the trust) does not exceed 50% of the aggregate class certificate balance of the subordinated certificates as of such date; and

      (2)   cumulative Realized Losses do not exceed:

            (a) 30% of the Original Subordinated Principal Balance if such distribution date occurs between and including July 2008 - June 2009;

            (b) 35% of the Original Subordinated Principal Balance if such distribution date occurs between and including July 2009 - June 2010;

            (c) 40% of the Original Subordinated Principal Balance if such distribution date occurs between and including July 2010 - June 2011;

            (d) 45% of the Original Subordinated Principal Balance if such distribution date occurs between and including July 2011 - June 2012; and

            (e) 50% of the Original Subordinated Principal Balance if such distribution date occurs during or after July 2012.

      SPECIAL HAZARD LOSS COVERAGE AMOUNT -- The aggregate amount of Realized Losses which may be allocated in connection with Special Hazard Losses.

      SPECIAL HAZARD LOSSES -- A Realized Loss incurred, to the extent that the loss was attributable to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable; and any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies. The amount of the Special Hazard Loss is limited to the lesser of the cost of repair or replacement of the mortgaged property; any loss above that amount would be a Defaulted Mortgage Loss or other applicable type of loss. Special Hazard Losses do not include losses occasioned by war, civil insurrection, various governmental actions, errors in design, faulty workmanship or materials, except under some circumstances, nuclear reaction, chemical contamination or waste by the mortgagor.

      STATED PRINCIPAL BALANCE -- For any mortgage loan and due date, the unpaid principal balance of the mortgage loan as of the due date, as specified in its amortization schedule at the time, before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period, after giving effect to any previous partial prepayments and liquidation proceeds received and to the payment of principal due on the due date and irrespective of any delinquency in payment by the related mortgagor.

      STRUCTURING ASSUMPTIONS -- The assumed characteristics of the mortgage loans used for purposes of estimating the weighted average lives of the certificates, as listed on page S-47.

      SUBORDINATED CERTIFICATE WRITEDOWN AMOUNT -- As of any distribution date, the amount by which (a) the sum of the class certificate balances of all of the certificates, after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the class certificate balances of all of the certificates on such distribution date, exceeds (b) the Pool Principal Balance on the first day of the month of such distribution date less any Deficient Valuations occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero.

      SUBORDINATED OPTIMAL PRINCIPAL AMOUNT -- With respect to each distribution date, an amount equal to the sum of the following (but in no event greater than the aggregate class certificate balances of the subordinated certificates immediately prior to such distribution date):

      (1) the Subordinated Percentage of the applicable Non-PO Percentage of all scheduled payments of principal due on each outstanding mortgage loan on the first day of the month in which the distribution date occurs, as specified in the amortization schedule at the time applicable thereto, after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Loss Coverage Amount has been reduced to zero, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

      (2) the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan which was the subject of a prepayment in full received by the master servicer during the related Prepayment Period;

      (3) the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments of principal received during the related Prepayment Period, plus, on the Senior Final Distribution Date, 100% of any Senior Optimal Principal Amount remaining undistributed on such date;

      (4) the amount, if any, by which the sum of (a) the applicable Non-PO Percentage of the net liquidation proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan, other than mortgage loans described in clause (b) and (b) the applicable Non-PO Percentage of the principal balance of each mortgage loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy exceeds (c) the sum of the amounts distributable to the senior certificateholders (other than the holders of the Class PO Certificates) under clause (4) of the definition of Senior Optimal Principal Amount on such distribution date; and

      (5) the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan which was repurchased by the seller in connection with such distribution date and (b) the difference, if any, between the Stated Principal Balance of a mortgage loan that has been replaced by the seller with a substitute mortgage loan pursuant to the Agreement in connection with such distribution date and the Stated Principal Balance of such substitute mortgage loan.

      SUBORDINATED PERCENTAGE -- For any distribution date, 100% minus the Senior Percentage.

      SUBORDINATED PREPAYMENT PERCENTAGE -- For any distribution date, 100% minus the Senior Prepayment Percentage.

      SUBSTITUTION ADJUSTMENT AMOUNT -- The amount by which the principal balance of a substituted mortgage loan exceeds the principal balance of a replacement mortgage loan.

      UNANTICIPATED RECOVERY -- Any amount recovered by the Master Servicer in respect of principal of a mortgage loan which had previously been allocated as a Realized Loss to one or more classes of certificates.

      UNDERWRITING  AGREEMENT -- The  underwriting  agreement by and among First
Horizon  Asset   Securities  Inc.,  First  Horizon  Home  Loan  Corporation  and
[Underwriter], as representative of the several underwriters.

      UNDERWRITTEN CERTIFICATES -- The senior certificates, other than the Class PO Certificates, and the Class B-1, Class B-2 and Class B-3 Certificates.

                               [GRAPHIC OMITTED]
                                 FIRST HORIZON
                             HOME LOAN CORPORATION

                          (Seller and Master Servicer)


              FIRST HORIZON MORTGAGE PASS-THROUGH TRUST 200[_]-[_]
                                    (Issuer)


                                  $[__________]
                                  (Approximate)


              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 200[_]-[_]

                          -----------------------------

                              PROSPECTUS SUPPLEMENT

                          -----------------------------


                                 [UNDERWRITERS]


      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus until [___________].



                                   [_________], 200[__]

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.



                  SUBJECT TO COMPLETION; DATED OCTOBER 20, 2004


PROSPECTUS SUPPLEMENT
(To Prospectus dated [________], 200[_])


                                  $[__________]
                                  (Approximate)

                   [FIRST HORIZON HOME LOAN CORPORATION LOGO]

                           Seller and Master Servicer

                    First Horizon Home Loan Trust 200[_]-[_]
                                     ISSUER

                  Asset-Backed Certificates, Series 200[_]-[_]
             DISTRIBUTIONS PAYABLE MONTHLY COMMENCING IN [ ], 200[ ]

         The following classes of certificates are being offered pursuant to this prospectus supplement and the accompanying prospectus:


              OFFERED FIXED RATE                                            OFFERED ADJUSTABLE RATE
              CERTIFICATES ORIGINAL           PASS-THROUGH                  CERTIFICATE ORIGINAL
CLASS         CERTIFICATE PRINCIPAL BALANCE   RATE           CLASS          CERTIFICATE PRINCIPAL BALANCE    PASS-THROUGH RATE
----------    -----------------------------   ------------   ----------     -----------------------------    -----------------
Class AF-1    $                                          %   Class AV-1     $                                              N/A
Class AF-2    $                                          %   Class AV-2     $                                                %
Class AF-3    $                                          %   Class MV-1     $                                                %
Class MF-1    $                                          %   Class MV-2     $                                                %
Class MF-2    $                                          %   Class BV       $                                                %
Class BF      N/A                                        %

THE TRUST FUND

The trust fund consists of a pool of fixed and adjustable rate, conventional mortgage loans that are secured by first and second liens on one-to-four family residential properties, amounts on deposit in a pre-funding account and amounts on deposit in separate reserve funds to be established for the benefit of the fixed rate and adjustable rate certificates. The mortgage loans in the trust fund will consist of [two] separate loan groups based on whether the interest rate on the related mortgage loans is fixed or adjustable. The fixed rate loan group will consist solely of fixed rate mortgage loans that are secured by first and second liens on mortgaged properties. The fixed rate loan group will constitute approximately [ ]% of the trust fund. The adjustable rate loan group will consist solely of adjustable rate mortgage loans that are secured by first and second liens on mortgaged properties. The adjustable rate loan group will constitute approximately [ ]% of the trust fund.


o Among the fixed rate certificates, the Class AF-1, Class AF-2 and Class AF-3 Certificates constitute the senior certificates.

o Among the adjustable rate certificates, the Class AV-1 and Class AV-2 Certificates will be the senior certificates.

o Among the fixed rate certificates, the Class MF-1, MF-2 and Class BF Certificates will be subordinate to, and provide credit enhancement for, the related senior certificates. The Class MF-2 Certificates will also be subordinate to, and provide credit enhancement for, the Class MF-1 Certificates. The Class BF Certificates will also be subordinate to, and provide credit enhancement for, the Class MF-1 and Class MF-2 Certificates.

o Among the adjustable rate certificates, the Class MV-1, Class MV-2 and Class B Certificates will be subordinate to, and provide credit enhancement for, the related senior certificates. The Class MV-2 Certificates will also be subordinate to and provide credit enhancement for, the Class MV-1 Certificates. The Class BV Certificates will also be subordinate to, and provide credit enhancement for the Class MV-1 and Class MV-2 Certificates.


         THE SEC AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         [Underwriter] will purchase the offered certificates from the depositor on a firm commitment basis and will offer the certificates subject to prior sale and subject to its right to reject orders in whole or in part. The certificates will be issued in book-entry form on or about [ ], 200[ ] and will be offered in the United States and Europe.

                                  [UNDERWRITER]
                                     [Date]

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

         We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

         After the initial distribution of the certificates offered hereby, this prospectus and prospectus supplement may be used by FTN Financial Securities Corp., an affiliate of the depositor, the seller and the master servicer, in connection with market making transactions in those certificates. FTN Financial Securities Corp. may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale and not at the prices of the initial offering. Certain information in this prospectus supplement will be updated from time to time.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                            PAGE

SUMMARY........................................................................5
    The Certificates...........................................................5
    Depositor..................................................................5
    Seller and Master Servicer.................................................5
    Trustee....................................................................5
    Mortgage Loan Purchase Agreement...........................................5
    Pooling and Servicing Agreement............................................5
    Cut-off Date...............................................................5
    Closing Date...............................................................5
    [Funding Period............................................................5
    The Mortgage Loans.........................................................5
    [Statistical Calculation Information.......................................6
    Description of the Certificates............................................7
    Credit Enhancement.........................................................9
    Advances..................................................................10
    Optional Termination......................................................10
    Material Federal Income Tax Consequences..................................10
    Legal Investment Considerations...........................................11
    ERISA Considerations......................................................11
    Certificate Ratings.......................................................11

RISK FACTORS..................................................................12

FORWARD LOOKING STATEMENTS....................................................20

THE TRUST FUND................................................................20

THE MORTGAGE POOL.............................................................20
    General...................................................................20
    The [Statistical Calculation] [Mortgage] Pool.............................26
    Assignment of the Mortgage Loans..........................................26
    [Pre-Funding..............................................................29

SERVICING OF THE MORTGAGE LOANS...............................................30
    General...................................................................30
    The Master Servicer.......................................................31
    Loan Servicing............................................................31
    Foreclosure and Delinquency Experience....................................31
    Management's Discussion and Analysis of Delinquency and
    Foreclosure Trends........................................................32
    Servicing Compensation and Payment of Expenses............................33
    Adjustment to Servicing Fee in Connection with Certain
    Prepaid Mortgage Loans....................................................33
    Advances..................................................................33

DESCRIPTION OF THE CERTIFICATES...............................................34
    General...................................................................34
    Book-Entry Certificates...................................................35
    Deposits to the Certificate Account.......................................35
    Withdrawals from the Certificate Account..................................36
    Deposits to the Distribution Account......................................38
    Withdrawals from the Distribution Account.................................38
    Distributions.............................................................38
    Overcollateralization and Cross-Collateralization Provisions..............47
    Calculation of One-Month LIBOR............................................48
    Fixed Rate Carryover Reserve Fund.........................................49

    Adjustable Rate Carryover Reserve Fund....................................49
    Reports to Certificateholders.............................................51
    Amendment.................................................................52
    Optional Termination......................................................52
    Optional Purchase of Defaulted Loans......................................53
    Events of Default.........................................................53
    Rights Upon Event of Default..............................................54
    The Trustee...............................................................54

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS.................................54
    General...................................................................54
    Prepayments and Yields for Offered Certificates...........................55
    Additional Information....................................................66

USE OF PROCEEDS...............................................................66

MATERIAL FEDERAL INCOME TAX CONSEQUENCES......................................66
    Taxation of Regular Interests.............................................67
    Status of the Offered Certificates........................................68
    The Fixed Rate Carryover Reserve Fund and Adjustable Rate
    Carryover Reserve Fund....................................................68
    Prohibited Transactions Tax and Other Taxes...............................68

STATE TAXES...................................................................69

ERISA CONSIDERATIONS..........................................................69

METHOD OF DISTRIBUTION........................................................70

LEGAL MATTERS.................................................................72

RATINGS.......................................................................72

ANNEX........................................................................A-1

                                     SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER WHEN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

THE CERTIFICATES

Asset-Backed Certificates, Series 200[_]-[_], represent an undivided beneficial ownership interest in a trust fund. The trust fund consists primarily of a pool of fixed and adjustable rate, conventional mortgage loans that are secured by first and second liens on one-to four-family residential properties and certain other property and assets described in this prospectus supplement.

See "Description of the Certificates -- General" in this prospectus supplement.

DEPOSITOR

First Horizon Asset Securities Inc.

See "The Depositor" in the prospectus.

SELLER AND MASTER SERVICER

First Horizon Home Loan Corporation

See "Servicing of the Mortgage Loans" in this prospectus supplement.

TRUSTEE

[Name of the Trustee]

See "Description of the Certificates -- The Trustee" in this prospectus supplement.

MORTGAGE LOAN PURCHASE AGREEMENT

The mortgage loan purchase agreement between the seller and the depositor, as purchaser.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the master servicer, the depositor and the trustee, under which the trust fund will be formed.

CUT-OFF DATE

[____________], 200[_]

CLOSING DATE

On or about [___________], 200[_].

[FUNDING PERIOD

On  the  closing  date,   an  amount  equal  to  not  more  than   approximately
$[__________] will be deposited in a pre-funding account. During the funding period, which commences on the closing date and ends on [__________], 200[_]:

o        approximately   [____]%  of  the  aggregate  amount  deposited  in  the
         pre-funding account on the closing date is expected to be used to purchase subsequent fixed rate mortgage loans; and

o        approximately   [____]%  of  the  aggregate  amount  deposited  in  the
         pre-funding account on the closing date is expected to be used to purchase subsequent adjustable rate mortgage loans.

Neither the seller nor the depositor will exercise any discretion in the selection of subsequent mortgage loans to be sold to the trust fund. The selection will be made by a mechanical procedure on a first-in first-out basis.

Any amounts in the pre-funding account not used during the funding period to purchase subsequent mortgage loans for the related loan group or subgroup, as applicable, will be paid to the related certificateholders as a prepayment of principal on the [___________], 200[_] Distribution Date.

See "The Mortgage Pool -- Pre-Funding" in this prospectus supplement.]

THE MORTGAGE LOANS

The mortgage loans will be divided into two separate groups based on whether the interest rate on the related mortgage loans is fixed or adjustable. Each of these groups of mortgage loans is referred to as a "loan group."

The fixed rate loan group will consist solely of fixed rate mortgage loans that are secured by [first and second] liens on mortgaged properties. The adjustable rate loan group will consist solely of adjustable rate mortgage loans that are secured by [first and second] liens on mortgaged properties. [The [fixed] [adjustable] rate loan group will be further divided into [___] separate subgroups based on the criteria described below. Each subgroup is referred to in this prospectus supplement as a "loan subgroup."] Loan subgroup [__] will consist of [fixed] [adjustable] rate mortgage loans with principal balances at origination that may or may not conform to the criteria specified below for the principal balances at origination of the mortgage loans included in loan subgroup [__]. Loan subgroup [ ] will consist of [fixed] [adjustable] rate mortgage loans that had a principal balance at origination of no more than $[_______] if a single-family property (or $[_______] if the property is located in [______] or [_____]) or $[_________] if a two- to four-family property (or $[__________] if the property is located in [_____] or [______]).

[STATISTICAL CALCULATION INFORMATION

The statistical information presented in this prospectus supplement concerning the pool of mortgage loans (or either loan group or subgroup) does not reflect all of the mortgage loans that will be included in the mortgage pool (and either loan group or subgroup) on the closing date nor does it take into account any subsequent mortgage loans that may be added to the mortgage pool (and either loan group or subgroup) during the funding period. Instead, the statistical information relates to a statistical calculation pool (and statistical calculation loan groups and subgroups) which includes the number and principal balances of only mortgage loans originated by the seller through [_________], 200[_]. The information presented in this prospectus supplement with respect to the statistical calculation pool (and the statistical calculation loan groups and subgroups) is, unless otherwise specified, based on the scheduled principal balances of those mortgage loans in the mortgage pool as of [________], 200[_], which is the statistical calculation date. The aggregate scheduled principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation pool principal balance. The aggregate scheduled principal balance of a statistical calculation loan group as of the statistical calculation date is referred to as the statistical calculation date group principal balance for that loan group. [The aggregate scheduled principal balance of a statistical calculation loan subgroup as of the statistical calculation date is referred to as the statistical calculation date subgroup principal balance for that loan subgroup.] The aggregate scheduled principal balance of the mortgage loans in the statistical calculation pool as of the statistical calculation date is $[________].

Unless otherwise noted, all statistical percentages in this prospectus supplement are measured by the statistical calculation date group or subgroup (as applicable) scheduled principal balance of the related statistical calculation loan group or subgroup, as applicable, as of the statistical calculation date.

Fixed Rate Statistical Calculation Loan Group

The following table summarizes the characteristics of the mortgage loans in the fixed rate statistical calculation loan group as of the statistical calculation date (based on scheduled principal balances).

[Statistical Calculation Loan Subgroup [__]].

   Number of Mortgage Loans                              [ . ]
   Aggregate Principal Balance                          $[ . ]
   Average Principal Balance                            $[ . ]
   Range of Principal Balances                 $[  ] to $[ . ]
   Range of Mortgage Rates                              % to %
   Weighted Average Mortgage Rate                            %
   Weighted Average Combined Loan
       to-Value Ratio                                        %
   Weighted Average Remaining
       Amortization Term to Maturity               [  ] months
   Range of Scheduled Amortization
       Term to Maturity             [  ] months to [  ] months
   Type of Mortgaged Premises
         Single-family detached dwellings                    %
         2-4 family dwellings                                %
         Low-rise Condominiums                               %
         Planned unit developments                           %
         Manufactured housing
            (treated as real property)                       %
         High-rise Condominiums                              %
   First liens.                                              %
   Second liens                                              %

Adjustable Rate Statistical Calculation Loan Group

The following tables summarize the characteristics of the mortgage loans in the adjustable rate statistical calculation loan group by respective loan subgroup as of the statistical calculation date (based on scheduled principal balances):

[Statistical Calculation Loan Subgroup [__]].

   Number of Mortgage Loans                               [  ]
   Aggregate Principal Balance                           $[  ]
   Average Principal Balance                             $[  ]
   Range of Principal Balances                  $[  ] to $[  ]
   Mortgage Interest Rates
           Current Weighted Average
             Mortgage Rate                                   %
           Range of Current Mortgage Rates              % to %
           Weighted Average Maximum
             Mortgage Rate                                   %
           Range of Maximum Mortgage
             Rates                                      % to %
           Weighted Average Minimum
             Mortgage Rate                                   %
           Range of Minimum Mortgage
             Rates                                      % to %
   Weighted Average Loan-to-Value Ratio                      %
   Weighted Average Scheduled
       Remaining Term to Maturity                   [  ]months
   Range of Scheduled Remaining
       Term to Maturity              [  ]months to  [  ]months
   Type of Mortgaged Premises
           Single-family detached dwellings                  %
           Planned unit developments                         %
           Low-rise Condominiums                             %
           2-4 family dwellings                              %
           Manufactured housing
             (treated as real property)                      %
             High-rise Condominiums.                         %
   First liens                                               %
   Second liens                                              %

As described in this prospectus supplement under "The Mortgage Pool," the interest rates for the adjustable rate mortgage loans will generally adjust semi-annually, subject to certain caps and floors, as described in this prospectus supplement.

Approximately [____]% and [____]% of the mortgage loans in [statistical calculation] loan subgroup [ ] and [statistical calculation] loan subgroup [ ], respectively, are mortgage loans that initially have a [fixed] rate of interest for [one, two or three] years following their origination, and thereafter have an [adjustable] rate of interest for the remaining life of the loan, as described under "The Mortgage Pool -- Additional Information Regarding the Adjustable Rate Mortgage Loans" in this prospectus supplement.

See "The Mortgage Pool" in this prospectus supplement.]

DESCRIPTION OF THE CERTIFICATES

The certificates are being issued in two certificate groups. The certificates listed below under the column entitled "offered fixed rate certificates" will represent interests in the fixed rate loan group as described in this prospectus supplement. The certificates listed below under the column entitled "offered adjustable rate certificates" will represent interests in the adjustable rate loan group as described in this prospectus supplement. [Further the Class AV-[1] Certificates will represent interests in loan subgroup [__] and the Class AV-[2] Certificates will represent interests in loan subgroup [__] as described in this prospectus supplement.]

The trust will also issue the Class BF-IO Certificates, Class BV-IO Certificates and a class of residual certificates designated as the Class R Certificates, none of which are offered by this prospectus supplement.

The original certificate principal balances, pass-through rates and last scheduled distribution dates for the offered certificates are as follows:

                                                        LAST
                        ORIGINAL        PASS         SCHEDULED
                       CERTIFICATE      -THROUGH    DISTRIBUTION
      CLASS         PRINCIPAL BALANCE     RATE        DATE (2)
-----------------   -----------------   ----------  ------------
Offered Fixed
Rate Certificates
Class AF-1                       [(3)]
Class AF-                        [(4)]
Class AF-                     [(4)(5)]
Class MF-1                       [(4)]
Class MF-2                       [(4)]
Class BF

Offered
Adjustable Rate
Certificates
Class AV-1                       [(6)]
Class AV-2                       [(6)]
Class MV-1                       [(6)]
Class MV-2                       [(6)]
Class BV                         [(6)]

(1) The original certificate principal balance of the offered certificates will be subject to a permitted variance in the aggregate of plus or minus 10%, depending on the amount of mortgage loans actually delivered on the closing date.
(2) Each date was determined as described under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.
(3) The pass-through rate on the Class AF-[1] Certificates will adjust [monthly] and will be subject to an interest rate cap as described in this prospectus supplement under "Description of the Certificates -- Distributions -- Distributions of Interest."
(4) The pass-through rates for these classes of offered fixed rate certificates will be subject to an interest rate cap as described in this prospectus supplement under "Description of the Certificates -- Distributions -- Distributions of Interest."
(5) The pass-through rates for the Class AF-[ ] Certificates will increase to [___]% per annum, after the related optional termination date, subject in each case to the interest rate cap described in this prospectus supplement under "Description of the Certificates -- Distributions -- Distributions of Interest."
(6) The pass-through rates for the offered adjustable rate certificates will adjust [monthly], will be subject to increase after the related optional termination date and will be subject to an interest rate cap, in each case as described in this prospectus supplement under "Description of the Certificates -- Distributions -- Distributions of Interest."

Record Date

The [last] business day of the month preceding the month of a distribution date.

Denominations

$[25,000] and multiples of $[1,000] in excess of $[25,000].

Registration of Certificates

The certificates will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

See "Description of Certificates -- Book-Entry Certificates" in this prospectus supplement.

Pass-through Rates

The pass-through rates for the offered fixed rate certificates (other than the Class AF-[1] Certificates) are the respective per annum fixed rates set forth on page S-7 of this prospectus supplement. The pass-through rate for the Class AF-[1] Certificates is a variable rate that on any distribution date will be equal to One-Month LIBOR plus the pass-through margin for that class. On any distribution date, the pass-through rates per annum for all classes of offered fixed rate certificates will be subject to an interest rate cap equal to the weighted average of the net mortgage rates on the fixed rate mortgage loans (which interest rate cap is called the "fixed net rate cap").

The pass-through rates for the offered adjustable rate certificates are variable rates that may change from distribution date to distribution date. On any distribution date, the pass-through rate per annum for each class of offered adjustable rate certificates will be equal to the least of:

o One-Month LIBOR plus the pass-through margin for that class, [the weighted average of the maximum net interest rates on the adjustable rate mortgage loans,] and

o a maximum per annum rate referred to as the "adjustable rate available funds cap," calculated as described under "Description of the Certificates -- Distributions -- Distributions of Interest" in this prospectus supplement.

See "Description of the Certificates -- Distributions -- Distributions of Interest" and "-- Calculation of One-Month LIBOR" in this prospectus supplement.

If on any distribution date, the pass-through rate for a class of offered fixed rate certificates is based on the fixed net rate cap, or the pass-through rate for a class of offered adjustable rate certificates is based on the adjustable rate available funds cap, the holders of those certificates will receive a smaller amount of interest than those holders would have received on that distribution date had the pass-through rate for that class not been calculated based on the fixed net rate cap or the adjustable rate available funds cap, as applicable. The amount by which a certificateholder's interest payment has been reduced by operation of the fixed net rate cap or the adjustable rate available funds cap will be paid to that certificateholder on future distribution dates to the extent that money is available to make those payments.

See "Description of the Certificates -- Distributions" in this prospectus supplement.

Distribution Dates

The trustee will make distributions on the [ ]th day of each calendar month. If the [ ]th day of a month is not a business day, then the trustee will make distributions on the next business day. The first distribution date is scheduled for [ ].

Interest Payments

On each distribution date holders of the offered certificates will be entitled to receive:

         o the interest that has accrued on the certificates at the related pass-through rate during the related accrual period, and

         o any interest due on a prior distribution date that was not paid.

The "accrual period":

         o for the offered fixed rate certificates (other than the Class AF-[1] Certificates) will be the calendar month immediately preceding the calendar month in which a distribution date occurs, and

         o for the offered adjustable rate certificates and the Class AF-[1] Certificates will be the period from and including the preceding distribution date (or from the closing date, in the case of the first distribution date) to and including the day before the current distribution date.

The trustee will calculate interest:

         o on the offered fixed rate certificates (other than the Class AF-[1] Certificates), based on a 360-day year that consists of twelve 30-day months, and

         o on the offered adjustable rate certificates and the Class AF-[1] Certificates, based on a 360-day year and the actual number of days elapsed during the related accrual period.

There are certain circumstances that could reduce the amount of interest paid to you.

See "Description of the Certificates -- Distributions -- Distributions of Interest" in this prospectus supplement.

Principal Payments

On each distribution date, certificateholders will receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal. Monthly principal distributions:

         o will generally include principal payments on the mortgage loans in the related loan group [or subgroup, as applicable],

         o until overcollateralization levels have been reached, will include excess interest payments on the mortgage loans in the related loan group, and

         o [on the distribution date following the end of the funding period, will include any money remaining in the pre-funding account that was allocated to the related loan group or subgroup, as applicable.]

Certificateholders  should  review the  priority  of  payments  described  under
"Description  of  the   Certificates  --   Distributions"   in  this  prospectus
supplement.

See   "Description   of   the   Certificates   --    Distributions"    and   "--
Overcollateralization and Cross-Collateralization Provisions" in this prospectus supplement.

CREDIT ENHANCEMENT

Credit   enhancements   provide   limited   protection  to  certain  holders  of
certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement.

Subordination

The issuance of senior certificates and subordinated certificates by the trust is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal. Among the fixed rate certificates, the Class AF-[ ] Certificates constitute the "senior certificates," and the Class MF-[1], Class MF-[2], Class BF and Class BF-IO Certificates constitute the "subordinated certificates." Among the adjustable rate certificates, the Class AV-[1] and Class AV-[2] Certificates constitute the "senior certificates," and the Class MV-[1], Class MV-[2], Class BV and Class BV-IO Certificates constitute the "subordinated certificates."

The certificates that have been designated as senior certificates will have a payment priority over the certificates that are designated as subordinated certificates. Within the classes of subordinated certificates of a certificate group:

         o certificates that have a class M-[1] designation will have payment priority over certificates of the same certificate group that have a class M-[2] designation and any class B designation;

         o certificates that have a class M-[2] designation will have payment priority over certificates of the same certificate group that have any class B designation; and

         o the Class BF and Class BV Certificates will have payment priority over the Class BF-IO and Class BV-IO Certificates, respectively.

Subordination is designed to provide the holders of certificates having a higher payment priority with protection against most losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinated certificates, beginning with the subordinated certificates with the lowest payment priority, before realized losses are allocated to the senior certificates.

See "Description of the Certificates -- Distributions" in this prospectus supplement.

Overcollateralization and Cross-Collateralization

When excess interest payments received in respect of the mortgage loans of a loan group are used to reduce principal owed on the related certificate group, the sum of the aggregate principal balance of the mortgage loans in that loan group [plus the amount, if any, on deposit in the pre-funding account allocated to purchase subsequent mortgage loans to be included in that loan group] may become greater than the principal balance of the related certificate group. If this occurs, the certificate group will be "overcollateralized," and on any distribution date, the amount of that overcollateralization will be available to absorb the related certificates' share of losses from liquidated mortgage loans, if those losses are not otherwise covered. The required level of overcollateralization will vary by certificate group and may change over time.

Each group of  mortgage  loans is expected to  generate  more  interest  than is needed to pay interest on the related classes of certificates because the weighted average interest rate of the mortgage loans in each loan group is expected to be higher than the weighted average pass-through rate on the related certificates. Any interest payments received in respect of the mortgage loans of a loan group in excess of the amount that is needed to pay interest on the certificates of the related certificate group will be used to reduce the total principal balance of those certificates until a required level of overcollateralization has been achieved.

In  addition,   the  principal   payment  rules  require  that,   under  certain
circumstances, excess interest generated by one loan group be used with respect to the other loan group; this is called "cross-collateralization."

See   "Description   of   the   Certificates   --   Overcollateralization    and
Cross-Collateralization Provisions" in this prospectus supplement.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that those cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See "Servicing of the Mortgage Loans" in this prospectus supplement.

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets [in a loan group] after the principal balance of the [related] mortgage loans and any [related] foreclosed real estate owned by the trust fund declines to or below [10]% of the sum of the principal balance of the mortgage loans [in that loan group] as of the initial cut-off date [plus the amount deposited in the pre-funding account on the closing date that is allocated to purchase subsequent mortgage loans to be included in that loan group]. Such a purchase by the master servicer will result in the early retirement of all certificates [in the related certificate group].

See "Description of the Certificates -- Optional Termination" in this prospectus supplement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the trust will comprise multiple real estate mortgage investment conduits, organized in a tiered REMIC structure. The certificates offered by this prospectus supplement and the Class BF-IO and Class BV-IO Certificates will represent beneficial ownership of REMIC "regular interests" in the upper tier REMIC identified in the pooling and servicing agreement.

The residual certificates will represent the beneficial ownership of the sole class of "residual interest" in each REMIC. Some classes of offered certificates may be issued with original issue discount for federal income tax purposes.

The adjustable rate certificates will also represent the beneficial interest in the right to receive payments from the adjustable rate carryover reserve fund in accordance with an interest rate cap agreement contained in the pooling and servicing agreement.

The treatment of the rights of the offered fixed rate certificates to any interest in excess of the weighted average net mortgage rate of the fixed rate mortgage loans is unclear for federal income tax purposes. The rights of these certificates to interest carryforward amounts may be treated as representing beneficial interests in the right to receive payments from a separate reserve fund in accordance with an interest rate cap agreement treated as a notional principal contract. Alternatively, the rights of these certificates to interest carryforward amounts may be treated as representing beneficial interests in an entity taxable as a partnership for federal income tax purposes with the Class BF-IO Certificates in respect of the Class BF-IO Certificates' entitlement to interest.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT CONSIDERATIONS

None  of  the  classes  of  offered   certificates  will  be  "mortgage  related
securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

See "Legal Investment" in the prospectus.

ERISA CONSIDERATIONS

The Class AF-[__] [and AV-[__]] certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, or by an entity investing the assets of an employee benefit plan so long as certain conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

CERTIFICATE RATINGS

The classes of certificates listed below will not be offered unless they receive the respective ratings set forth below from [Rating Agency] and [Rating Agency]

----------------------- --------------------- --------------------
[CLASS                  [RATING AGENCY]       [RATING AGENCY]
----------------------- --------------------- --------------------
Class AF-[1]
----------------------- --------------------- --------------------
Class AF-[ ]
----------------------- --------------------- --------------------
Class AF-[ ]
----------------------- --------------------- --------------------
Class AV-[1]
----------------------- --------------------- --------------------
Class AV-[2]
----------------------- --------------------- --------------------
Class MF-[1]
----------------------- --------------------- --------------------
Class MV-[1]
----------------------- --------------------- --------------------
Class MF-[2]
----------------------- --------------------- --------------------
Class MV-[2]
----------------------- --------------------- --------------------
Class BF
----------------------- --------------------- --------------------
Class BV
----------------------- --------------------- --------------------


A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

See "Ratings" in this prospectus supplement and "Risk Factors -- Rating of the Securities" and "Rating" in the prospectus.

                  [remainder of page intentionally left blank]

                                  RISK FACTORS

         THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES KNOWN MATERIAL SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.

THE SUBORDINATED CERTIFICATES HAVE A
GREATER RISK OF LOSS THAN SENIOR
CERTIFICATES AND SUBORDINATION MAY
NOT BE SUFFICIENT TO PROTECT
SENIOR CERTIFICATES FROM LOSSES.....    When  certain  classes  of  certificates
                                        provide  credit  enhancement  for  other
                                        classes   of   certificates    this   is
                                        sometimes       referred      to      as
                                        "subordination."    The    subordination
                                        feature  is   intended  to  enhance  the
                                        likelihood          that          senior
                                        certificateholders will receive regular payments of interest and principal. For purposes of this prospectus supplement,
                                        "related subordinated classes" means:

                                        o   with    respect    to   the   senior
                                            certificates of a certificate group,
                                            the   certificates   of   the   same
                                            certificate  group that have a Class
                                            M or Class B designation;

                                        o   with  respect  to  the  certificates
                                            that have a Class M-[1] designation,
                                            the   certificates   of   the   same
                                            certificate  group that have a Class
                                            M-[2]  designation  or any  Class  B
                                            designation;

                                        o   with  respect  to  the  certificates
                                            that have a Class M-[2] designation,
                                            the   certificates   of   the   same
                                            certificate   group  that  have  any
                                            Class B designation; and

                                        o   with  respect  to the  Class  BF and
                                            Class  BV  Certificates,  the  Class
                                            BF-IO and Class BV-IO  Certificates,
                                            respectively.

                                        Credit  enhancement will be provided for
                                        the certificates, first, by the right of
                                        the  holders  of  the   certificates  to
                                        receive  certain  payments of  principal
                                        before the related  subordinated classes
                                        and,   second,   by  the  allocation  of
                                        realized    losses   to   the    related
                                        subordinated   classes.   This  form  of
                                        credit  enhancement is provided by using
                                        collections   on  the   mortgage   loans
                                        otherwise  payable to the holders of the
                                        related   subordinated  classes  to  pay
                                        amounts due on the more senior  classes.
                                        Collections    otherwise    payable   to
                                        subordinated  classes  comprise the sole
                                        source of funds from  which this  credit
                                        enhancement is provided. Realized losses
                                        are   allocated   to  the   subordinated
                                        certificates,    beginning    with   the
                                        subordinated   certificates   with   the
                                        lowest  payment   priority,   until  the
                                        principal  amount  of that  subordinated
                                        class  has been  reduced  to zero.  This
                                        means   that   with   respect   to   the
                                        certificates  offered by this prospectus
                                        supplement,   realized   losses  on  the
                                        mortgage loans of a particular loan group will first be allocated to the Class BF or Class BV Certificates, as applicable, until the principal balance of the Class BF or Class BV Certificates has been reduced to zero. Subsequent realized losses will be allocated to the next most junior class of subordinated certificates of the related certificate group, until the principal balance of that class of subordinated certificates has been reduced to zero. Accordingly, if the aggregate principal balance of the related subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the remaining certificates.

                                        You should  fully  consider the risks of
                                        investing in a subordinated certificate,
                                        including  the  risk  that  you  may not
                                        fully recover your initial investment as
                                        a  result   of   realized   losses.   In
                                        addition,     investors     in    senior
                                        certificates  should  consider  the risk
                                        that the  subordination  of the  related
                                        subordinated    classes   may   not   be
                                        sufficient   to   protect   the   senior
                                        certificates from losses.

                                        See "Description of the Certificates" in this prospectus supplement.

EXCESS INTEREST FROM THE MORTGAGE
LOANS MAY NOT PROVIDE ADEQUATE
CREDIT ENHANCEMENT..................    Each group of mortgage loans is expected
                                        to generate more interest than is needed
                                        to pay  interest on the related  classes
                                        of  certificates  because  the  weighted
                                        average  interest  rate  on the  related
                                        mortgage  loans is expected to be higher
                                        than the weighted  average  pass-through
                                        rate   on   the   related   classes   of
                                        certificates.  If the amount of interest
                                        generated by the related  mortgage loans
                                        is more than the  amount  than is needed
                                        to   pay   interest   on   the   related
                                        certificates,   that  "excess  interest"
                                        will  be   used   to   make   additional
                                        principal   payments   on  the   related
                                        certificates. The use of excess interest
                                        to make additional principal payments on
                                        related  certificates  will  reduce  the
                                        total   principal   balance   of   those
                                        certificates    below   the    aggregate
                                        principal   balance   of   the   related
                                        mortgage   loans,    thereby    creating
                                        additional      "overcollateralization."
                                        Overcollateralization   is  intended  to
                                        provide     limited     protection    to
                                        certificateholders   by  absorbing   the
                                        related certificates' share of losses from liquidated mortgage loans.

                                        However,   we  cannot  assure  you  that
                                        enough excess interest will be generated
                                        on the  mortgage  loans of  either  loan
                                        group  to   establish  or  maintain  the
                                        required levels of overcollateralization for the related certificate group.

                                        The  excess  interest  available  on any
                                        distribution  date will be  affected  by
                                        the actual amount of interest  received,
                                        collected or recovered in respect of the
                                        related   mortgage   loans   during  the
                                        preceding  month.  That  amount  will be
                                        influenced    by    changes    in    the
                                        pass-through   rates   on  the   offered
                                        adjustable  rate  certificates  and  the
                                        Class AF-[1]  Certificates,  and changes
                                        to the weighted  average of the mortgage
                                        rates  resulting  from  prepayments  and
                                        liquidations  of  the  related  mortgage
                                        loans,  and in the  case of the  offered
                                        adjustable      rate       certificates,
                                        adjustments  of the  mortgage  rates  on
                                        adjustable rate mortgage loans.  Because
                                        the  mortgage  rates on the  fixed  rate
                                        mortgage  loans are fixed,  [except  for
                                        some  mortgage  rates  that may  decline
                                        based on  payment  history,]  while  the
                                        pass-through  rate on the  Class  AF-[1]
                                        Certificates is variable and because the
                                        index  used to  determine  the  mortgage
                                        rates on the  adjustable  rate  mortgage
                                        loans is  different  from the index used
                                        to determine the  pass-through  rates on
                                        the     offered      adjustable     rate
                                        certificates,  it is  possible  that the
                                        pass-through rates on these certificates
                                        may be higher than the interest rates on
                                        the  related  mortgage  loans.  In  that
                                        event,  it may be necessary to apply all
                                        or a  portion  of the  available  excess
                                        interest  to make  required  payments of
                                        interest  on  the  related   classes  of
                                        certificates.   As  a   result,   excess
                                        interest may be unavailable for any other purpose.

                                        If   the    protection    afforded    by
                                        overcollateralization                and
                                        cross-collateralization is insufficient,
                                        then  the  holders  of the  certificates
                                        could   experience   a  loss  on   their
                                        investment.

[RISK REGARDING MORTGAGE RATES......    The  pass-through  rate on each class of
                                        adjustable  rate  certificates   adjusts
                                        monthly  and  is   generally   based  on
                                        one-month  LIBOR.  The mortgage rates on
                                        the   adjustable   rate  mortgage  loans
                                        generally adjust  semi-annually based on
                                        six-month LIBOR  [(although with respect
                                        to  approximately  [___]%  and [___]% of
                                        the   mortgage   loans  in   statistical
                                        calculation   loan  subgroup  [___]  and
                                        statistical  calculation  loan  subgroup
                                        [__], respectively, the related interest
                                        rates are  initially  fixed for one, two
                                        or  three  years  before  they  begin to
                                        adjust     semi-annually).]      Because
                                        six-month LIBOR may respond to different
                                        economic   and   market   factors   than
                                        one-month    LIBOR,    there    is   not
                                        necessarily  a  correlation  in movement
                                        between those indices.  For example,  it
                                        is possible  that the interest  rates on
                                        some  of the  adjustable  rate  mortgage
                                        loans may decline while the pass-through
                                        rates on the  related  certificates  are
                                        stable or rising. In addition,  although
                                        it is  possible  that both the  mortgage
                                        rates and certificate pass-through rates
                                        may decline or increase  during the same
                                        period,   because   of  the   difference
                                        between interest rate adjustment periods
                                        and    pass-through    rate   adjustment
                                        periods, mortgage rates may decline or increase more slowly than the related certificate pass-through rates.

                                        This  absence of a  correlation  between
                                        movement in the  mortgage  rates and the
                                        certificate   pass-through   rates   may
                                        reduce  the  interest   payable  on  the
                                        adjustable rate certificates  because of
                                        the  imposition of a  pass-through  rate
                                        cap   called   the   "adjustable    rate
                                        available  funds  cap."  Although  it is
                                        intended  that  the  amount  by  which a
                                        certificateholder's interest payment has
                                        been   reduced  by   operation   of  the
                                        adjustable rate available funds cap will be paid to that certificateholder on future distribution dates, we cannot assure you that excess funds will be available to make any of those payments.

                                        In addition,  the  pass-through  rate on
                                        the Class  AF-[1]  Certificates  adjusts
                                        monthly and is based on one-month  LIBOR
                                        while  the  mortgage  rates on the fixed
                                        rate mortgage  loans are fixed [, except
                                        for some mortgage rates that may decline
                                        based on payment  history].  The absence
                                        of the correlation  between the variable
                                        pass-through  rate on the  Class  AF-[1]
                                        Certificates   and  the  fixed  mortgage
                                        rates for the fixed  rate loan group may
                                        reduce the interest payable on the Class
                                        AF-[1]   Certificates   because  of  the
                                        imposition of a pass-through rate cap called "fixed net rate cap." Although it is intended that the amount by which a certificateholder's interest payment has been reduced by operation of the fixed net rate cap will be paid to that certificateholder on future distribution dates, we cannot assure you that excess funds will be available to make any of those payments.]

DEFAULTS ON SECOND LIEN [FIXED]
[ADJUSTABLE] RATE MORTGAGE LOANS
COULD RESULT IN PAYMENT DELAY OR
LOSS ON THE OFFERED [FIXED]
[ADJUSTABLE] RATE CERTIFICATES......    Approximately  [___]%  of  the  mortgage
                                        loans in the [fixed]  [adjustable]  rate
                                        [statistical   calculation]  loan  group
                                        will be secured by second  mortgages  on
                                        residential  properties.  In the case of
                                        liquidations,  [fixed] [adjustable] rate
                                        mortgage   loans   secured   by   second
                                        mortgages  are entitled to proceeds that
                                        remain  from  the  sale  of the  related
                                        mortgaged  property  after  any  related
                                        first  lien   mortgage  loan  and  prior
                                        statutory liens have been repaid in full
                                        and any related  foreclosure  costs have
                                        been  paid.   If  those   proceeds   are
                                        insufficient to satisfy the mortgage loans secured by second mortgages and prior liens and costs in the aggregate, the trust fund and, accordingly, holders of the offered [fixed] [adjustable] rate certificates will bear:

                                        o   the risk of  delay in  distributions
                                            while   any   deficiency    judgment
                                            against the borrower is sought, and

                                        o   the  risk of loss if the  deficiency
                                            judgment  cannot be  obtained  or is
                                            not realized upon.

                                        See "Certain Legal Aspects of the Loans" in the prospectus.

[BALLOON LOANS MAY HAVE HIGH RATES
OF DEFAULT..........................    With respect to approximately  [___]% of
                                        the   mortgage   loans  in  the  [fixed]
                                        [adjustable]      rate      [statistical
                                        calculation] loan group,  borrowers make
                                        monthly  payments of principal  that are
                                        less than  sufficient to amortize  those
                                        mortgage loans by their maturity.  These
                                        loans  are  commonly   called   "balloon
                                        loans."  As  a  result  of  these  lower
                                        monthly payments,  a borrower  generally
                                        will   be   required   to  pay  a  large
                                        remaining  principal  balance  upon  the
                                        maturity of a balloon loan.  The ability
                                        of a borrower  to make that  payment may
                                        depend   on  its   ability   to   obtain
                                        refinancing of the balance due on the mortgage loan. In addition, an increase in prevailing market interest rates over the loan rate on the mortgage loan at origination may reduce the borrower's ability to obtain refinancing and to pay the principal balance of the mortgage loan at its maturity.]

CASH FLOW CONSIDERATIONS AND RISKS
COULD CAUSE PAYMENT DELAYS AND
LOSSES..............................    There could be substantial delays in the
                                        liquidation of defaulted  mortgage loans
                                        and   corresponding   delays   in   your
                                        receiving  your  portion of the proceeds
                                        of a  liquidation.  These  delays  could
                                        continue for several years. Furthermore,
                                        an  action   to   obtain  a   deficiency
                                        judgment is  regulated  by statutes  and
                                        rules,  and the  amount of a  deficiency
                                        judgment  may be limited by law.  In the
                                        event of a default by a borrower,  these
                                        restrictions  may impede the  ability of
                                        the master  servicer to  foreclose on or
                                        to sell  the  mortgaged  property  or to
                                        obtain   a   deficiency   judgment.   In
                                        addition, liquidation expenses (such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses) will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to certificateholders. If:

                                        o   the  mortgaged  properties  fail  to
                                            provide  adequate  security  for the
                                            related mortgage loans, and

                                        o   the   protection   provided  by  the
                                            subordination of certain classes and
                                            the          availability         of
                                            overcollateralization            are
                                            insufficient to cover any shortfall,

                                        you could lose all or a portion of the money you paid for the certificates.

YIELD AND  REINVESTMENT  COULD BE
ADVERSELY  AFFECTED  BY
UNPREDICTABILITY  OF PREPAYMENTS....    No one can accurately  predict the level
                                        of prepayments  that the trust fund will
                                        experience.  The trust fund's prepayment
                                        experience   may  be  affected  by  many
                                        factors, including:

                                        o   general economic conditions,

                                        o   the  level  of  prevailing  interest
                                            rates,

                                        o   the   availability   of  alternative
                                            financing, and

                                        o   homeowner mobility.

                                        In addition,  [substantially all of] the
                                        mortgage   loans   contain   due-on-sale
                                        provisions,   and  the  master  servicer
                                        intends  to  enforce  those   provisions
                                        unless  doing  so is  not  permitted  by
                                        applicable  law or the master  servicer,
                                        in a manner  consistent  with reasonable
                                        commercial    practice,    permits   the
                                        purchaser of the mortgaged property in question to assume the related mortgage loan.

                                        See  "The  Mortgage  Pool"  and  "Yield,
                                        Prepayment and Maturity  Considerations"
                                        in  this   prospectus   supplement   and
                                        "Certain  Legal  Aspects of the Loans --
                                        Due-on-Sale  Clauses" in the  prospectus
                                        for a description of certain  provisions
                                        of the  mortgage  loans  that may affect
                                        the   prepayment   experience   on   the
                                        mortgage loans.

                                        [In addition,  the weighted average life
                                        of the certificates  will be affected by
                                        any   prepayment   resulting   from  the
                                        distribution of amounts (if any) on deposit in the pre-funding account after the end of the funding period that are allocated to the related loan group or subgroup, as applicable.]

                                        The   weighted   average   life  of  the
                                        certificates will be sensitive to the rate and timing of principal payments (including prepayments) on the mortgage loans, which may fluctuate significantly from time to time. You should note that:

                                        o   generally,   if  you  purchase  your
                                            certificates   at  a  discount   and
                                            principal  is repaid on the  related
                                            mortgage   loans   slower  than  you
                                            anticipate,  then your  yield may be
                                            lower than you anticipate;

                                        o   generally,   if  you  purchase  your
                                            certificates   at  a   premium   and
                                            principal  is repaid on the  related
                                            mortgage   loans   faster  than  you
                                            anticipate,  then your  yield may be
                                            lower than you anticipate;

                                        o   if you purchase an  adjustable  rate
                                            certificate, your yield will also be
                                            sensitive to:

                                            -   the level of one-month LIBOR;

                                            -   the timing of  adjustment of the
                                                pass-through    rate   on   your
                                                certificate as it relates to the
                                                timing  of   adjustment  of  the
                                                interest rates on the adjustable
                                                rate mortgage loans;

                                            -   the level of the mortgage index;
                                                and

                                            -   other    limitations    on   the
                                                pass-through    rate   of   that
                                                certificate,     as    described
                                                further   in   this   prospectus
                                                supplement; and

                                        o   if  you   purchase  a  Class  AF-[1]
                                            Certificate, your yield will also be
                                            sensitive to:

                                            -   the  level  of  one-month LIBOR,
                                                and

                                            -   the     adjustment     of    the
                                                pass-through    rate   on   your
                                                certificates  as it  relates  to
                                                the interest  rates on the fixed
                                                rate  mortgage  loans,  you bear
                                                the reinvestment risks resulting
                                                from a faster or slower  rate of
                                                principal   payments   than  you
                                                expected.

                                        See  "Yield,   Prepayment  and  Maturity
                                        Considerations"   in   this   prospectus
                                        supplement  and  "Yield  and  Prepayment
                                        Considerations" in the prospectus.

[POSSIBLE  PREPAYMENT DUE TO
INABILITY TO ACQUIRE  RELATED
SUBSEQUENT  MORTGAGE LOANS..........    The ability of the trust fund to acquire
                                        subsequent  mortgage loans for inclusion
                                        in the  related  loan group or  subgroup
                                        (as  applicable)  depends on the ability
                                        of the seller to  originate  and acquire
                                        mortgage loans during the funding period
                                        that meet the  eligibility  criteria for
                                        subsequent  mortgage  loans as described
                                        in  this  prospectus   supplement.   The
                                        ability of the seller to  originate  and
                                        acquire  these loans will be affected by
                                        a number of factors including prevailing
                                        interest rates,  employment  levels, the
                                        rate   of    inflation    and   economic
                                        conditions generally.

                                        If the full  amounts  on  deposit in the
                                        pre-funding    account    allocated   to
                                        purchase subsequent mortgage loans for a
                                        loan group or subgroup  (as  applicable)
                                        cannot be used by the end of the funding
                                        period  for that  purpose,  that  amount
                                        remaining on deposit in the  pre-funding
                                        account  will  be   distributed  to  the
                                        related    certificateholders    as    a
                                        prepayment    of    principal   on   the
                                        [_______], 200[__] distribution date. In
                                        particular,   investors   in  the  Class
                                        AV-[2]  Certificates  should note that a
                                        substantial  portion  of the  pre-funded
                                        amount  (approximately  [___]%) has been
                                        allocated    to   purchase    subsequent
                                        mortgage  loans to be  included  in loan
                                        group [__]. No assurance can be given as
                                        to  the   magnitude  of  any  amount  on
                                        deposit in the pre-funding account at the end of the funding period with respect to any loan group or subgroup.]

REDUCTION IN OR WITHDRAWAL OF
CERTIFICATE RATINGS WILL AFFECT THE
VALUE OF THE CERTIFICATES...........    The  ratings  of the  certificates  will
                                        depend primarily on an assessment by the
                                        rating  agencies of the  mortgage  loans
                                        underlying the certificates,  the amount
                                        of    overcollateralization    and   the
                                        subordination    afforded   by   certain
                                        classes of certificates. The rating by each of the rating agencies of the certificates is not a recommendation to purchase, hold or sell the certificates because that rating does not address the market price of the certificates or suitability for a particular investor.

                                        The rating agencies may suspend,  reduce
                                        or   withdraw   the   ratings   on   the
                                        certificates at anytime. Any reduction in, or suspension or withdrawal of, the ratings assigned to the certificates would probably reduce the market value of the certificates and may affect your ability to sell them.

DISTRIBUTION TO AND RIGHTS OF
INVESTORS COULD BE ADVERSELY
AFFECTED BY THE BANKRUPTCY OR
INSOLVENCY OF CERTAIN PARTIES.......    First Horizon will treat its transfer of
                                        the mortgage loans to the depositor as a
                                        sale of the mortgage loans.  However, if
                                        First  Horizon  becomes  bankrupt,   the
                                        trustee in  bankruptcy  of First Horizon
                                        may argue that the  mortgage  loans were
                                        not sold but were only pledged to secure
                                        a  loan  to  First   Horizon.   If  that
                                        argument is made,  you could  experience
                                        delays or  reduction  in payments on the
                                        certificates.   If  that   argument   is
                                        successful, the bankruptcy trustee could
                                        elect to sell the mortgage loans and pay
                                        down the certificates  early.  Thus, you
                                        could lose the right to future  payments
                                        of    interest,    and   might    suffer
                                        reinvestment loss in a lower interest rate environment.

                                        In  addition,  if  the  master  servicer
                                        becomes bankrupt,  a bankruptcy  trustee
                                        or  receiver   may  have  the  power  to
                                        prevent the trustee from appointing a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

SOME MORTGAGE LOANS HAVE SPECIAL
DISCLOSURE REQUIREMENTS AND MAY
SUBJECT THE TRUST FUND
TO LIABILITY........................    Approximately ___% of the mortgage loans
                                        are  subject to the Home  Ownership  and
                                        Equity  Protection  Act of  1994,  which
                                        amended  the Truth in Lending  Act as it
                                        applies to mortgages subject to the Home
                                        Ownership and Equity Protection Act. The
                                        Home Ownership and Equity Protection Act
                                        requires     additional     disclosures,
                                        specifies    the    timing    of   these
                                        disclosures  and limits or prohibits the
                                        inclusion   of   some    provisions   in
                                        mortgages  subject to the Home Ownership
                                        and  Equity  Protection  Act.  The  Home
                                        Ownership and Equity Protection Act also
                                        provides  that any purchaser or assignee
                                        of  a  mortgage   covered  by  the  Home
                                        Ownership  and  Equity  Protection  Act,
                                        including  the trust fund, is subject to
                                        all of the claims and defenses which the
                                        borrower   could   assert   against  the
                                        original lender.

                                        The   maximum   damages   that   may  be
                                        recovered  under the Home  Ownership and
                                        Equity  Protection  Act from an assignee
                                        are the remaining amount of indebtedness
                                        plus  the  total   amount  paid  by  the
                                        borrower in  connection  with the loans.
                                        Any violation of the Home  Ownership and
                                        Equity Protection Act which would result
                                        in  liability to the trust fund would be
                                        a breach of the seller's representations
                                        and  warranties  under the mortgage loan
                                        purchase agreement, and the seller would
                                        be  obligated  to cure  the  breach,  or
                                        repurchase   or,  if  permitted  by  the
                                        mortgage loan purchase  agreement or the
                                        pooling   and    servicing    agreement,
                                        substitute for the affected mortgage loan.

GEOGRAPHIC  CONCENTRATION OF
MORTGAGED PROPERTIES IN [CALIFORNIA]
INCREASES THE RISK THAT CERTIFICATE
YIELDS COULD BE IMPAIRED............    Approximately  [___]%  of  the  mortgage
                                        loans  in the  fixed  rate  [statistical
                                        calculation]      loan     group     and
                                        approximately  [___]%  of  the  mortgage
                                        loans    in    the    adjustable    rate
                                        [statistical   calculation]  loan  group
                                        [(and  [___]% and [___]% of the mortgage
                                        loans in  statistical  calculation  loan
                                        subgroup     [__]    and     statistical
                                        calculation    loan    subgroup    [__],
                                        respectively)] as of the [statistical calculation] [cut-off] date are secured by mortgaged properties that are located in the State of [California]. Property in [California] may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters.
                                        In addition:

                                        o   economic  conditions in [California]
                                            (which  may or may not  affect  real
                                            property   values)  may  affect  the
                                            ability of  borrowers to repay their
                                            loans on time;

                                        o   declines    in   the    [California]
                                            residential  real estate  market may
                                            reduce  the  values  of   properties
                                            located in [California], which would
                                            result   in  an   increase   in  the
                                            loan-to-value ratios; and

                                        o   any  increase in the market value of
                                            properties  located in  [California]
                                            would   reduce   the   loan-to-value
                                            ratios  and could,  therefore,  make
                                            alternative   sources  of  financing
                                            available to the  borrowers at lower
                                            interest  rates,  which could result
                                            in an increased  rate of  prepayment
                                            of the mortgage loans.

                                        o   See  "Servicing of Mortgage Loans --
                                            Management's Discussion and Analysis
                                            of   Delinquency   and   Foreclosure
                                            Trends."

YOU MAY HAVE DIFFICULTY
RESELLING CERTIFICATES..............    The   underwriters   intend  to  make  a
                                        secondary   market  in  the  classes  of
                                        certificates  purchased by them,  but no
                                        underwriter has any obligation to do so.
                                        We cannot  assure  you that a  secondary
                                        market will  develop or, if it develops,
                                        that it will continue. Consequently, you
                                        may   not   be   able   to   sell   your
                                        certificates  readily or at prices  that
                                        will enable you to realize  your desired
                                        yield.   The   market   values   of  the
                                        certificates  are  likely to  fluctuate.
                                        Fluctuations   may  be  significant  and
                                        could result in significant losses to you.

                                        The  secondary  markets for asset backed
                                        securities have  experienced  periods of
                                        illiquidity and can be expected to do so
                                        in the  future.  Illiquidity  can have a
                                        severely adverse effect on the prices of
                                        certificates    that   are    especially
                                        sensitive  to   prepayment,   credit  or
                                        interest  rate  risk,  or that have been
                                        structured   to  meet   the   investment
                                        requirements of limited categories of investors.

TERRORIST ATTACKS AND MILITARY
ACTION..............................    The effects that the  terrorist  attacks
                                        of  September  11,  2001  in the  United
                                        States, possible future attacks or other
                                        incidents and related  military  action,
                                        or the military  action by United States
                                        forces  in Iraq and other  regions,  may
                                        have on the  performance of the mortgage
                                        loans or on the  values  of the  related
                                        mortgaged     properties    cannot    be
                                        determined   at  this  time.   Investors
                                        should consider the possible  effects of
                                        such incidents on  delinquency,  default
                                        and   prepayment   experience   of   the
                                        mortgage  loans.  Federal  agencies  and
                                        non-government   lenders  have  and  may
                                        continue  to defer,  reduce  or  forgive
                                        payments    and    delay     foreclosure
                                        proceedings   in  respect  of  loans  to
                                        borrowers  affected  in some  way by the
                                        recent and  possible  future  attacks or
                                        other incidents and the related military
                                        action.   Activation  of  a  substantial
                                        number of U.S.  military  reservists  or
                                        members  of  the   National   Guard  may
                                        significantly increase the proportion of
                                        loans whose  interest  rates are reduced
                                        by  application  of  the  Soldiers'  and
                                        Sailors'  Civil Relief Act of 1940.  The
                                        Relief Act provides,  generally,  that a
                                        borrower  who is  covered  by the Relief
                                        Act may not be charged  interest  on the
                                        related  mortgage  loan in  excess of 6%
                                        annually   during   the  period  of  the
                                        borrower's   active   duty.   Under  the
                                        Military  Reservist Relief Act, which is
                                        a  California  statute,   under  certain
                                        circumstances,    California   residents
                                        called   into   active   duty  with  the
                                        reserves can delay  payments on mortgage
                                        loans  for a period  not to  exceed  180
                                        days, beginning with the order to active
                                        duty and ending 30 days  after  release.
                                        Interest   payable  to  holders  of  the
                                        certificates in the related  certificate
                                        group will be reduced by any  reductions
                                        in   the   amount   of   interest    not
                                        collectible   as   a   result   of   the
                                        application   of   such   Acts.    These
                                        shortfalls  are not  required to be paid
                                        by  the  borrower  at any  future  time.
                                        Neither the seller, the depositor or the
                                        master  servicer  is required to advance
                                        these shortfalls as delinquent payments,
                                        and such  shortfalls  are not covered by
                                        any form of  credit  enhancement  on the
                                        certificates.  Any reductions  resulting
                                        from  such Acts  will be  allocated  pro
                                        rata  among the senior  certificates  of
                                        the  related  certificate  group and the
                                        subordinated certificates.  In addition,
                                        legislation    granting   similar   loan
                                        payment relief to certain persons not covered by the Relief Act has been proposed and may be enacted in various states.

                           FORWARD LOOKING STATEMENTS

         Some statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward looking statements relating to future economic performance or projection and other financial items. These statements can be identified by the use of forward looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward looking statements.

                                 THE TRUST FUND

         First Horizon Home Loan Trust 200[ ]-[ ] is a [grantor][statutory] trust formed under the laws of the State of [New York][Delaware]. The trust fund will own a pool of fixed and adjustable rate, conventional mortgage loans that are secured by first and second liens on one-to-four family residential properties. The loans will be secured by first and second liens on mortgaged properties. We sometimes refer to these loans as home equity loans or mortgage loans.

         We will divide the mortgage loans in the trust fund into [two] groups which will be referred to as loan groups, based on whether the interest rate on the mortgage loans in the related loan group is fixed or adjustable. The ownership interest of each loan group will be allocated between the Class [ ] Certificates and the Class [ ] Certificates, as applicable. The Class [ ] Certificates will initially represent approximately a 100% interest in the Fixed Rate Loan Group and the Class [ ] Certificates will initially represent approximately a 100% interest in the Adjustable Rate Loan Group [ ].]

         The trust fund will also include:

         o collections on the mortgage loans received after the cut-off date (exclusive of payments in respect of accrued interest due on or prior to the cut-off date);

         o mortgaged properties relating to the mortgage loans that are acquired by foreclosure or deed in lieu of foreclosure;

         o amounts on deposit from time to time in the Collection Account (as defined in the pooling and servicing agreement) for the certificates (excluding net earnings thereon);

         o        [the Pre-funding Account]

         o amounts on deposit from time to time in the Fixed Rate Carryover Reserve Fund and the Adjustable Rate Carryover Reserve Fund (excluding net earnings thereon);

         o any further credit enhancement for the Class [ ] Certificates only; and

         o the depositor's rights with respect to the representations, warranties and covenants of the seller under the mortgage loan purchase agreement between the seller and the depositor, as purchaser.

                                THE MORTGAGE POOL

GENERAL

           The following discussion applies to the origination, sales and servicing practices of First Horizon in effect at the time of the origination of the Mortgage Loans.

         Set forth below is certain [statistical] information based on scheduled principal balances as of [_________], 200[__] which is the ["Statistical
Calculation Date"] concerning (1) the pool of mortgage loans, [and] (2) each group of mortgage loans comprising that pool [and (3) each subgroup of mortgage loans comprising the [fixed] [adjustable] rate group of mortgage loans], in each case with respect to mortgage loans originated by the seller (as defined in this prospectus supplement) through [__________], 200[__] [(such pool, the "Statistical Calculation Pool," each such group, a "Statistical Calculation Loan Group", and each such subgroup, a "Statistical Calculation Loan Subgroup")]. A detailed description of the pool of conventional mortgage loans (the "[Initial] Mortgage Loans") to be actually included in the Trust Fund at the Closing Date (such pool, the "[Initial] Mortgage Pool") will be available to purchasers of the Offered Certificates at or before, and will be filed on Form 8-K with the Securities and Exchange Commission after delivery of the Offered Certificates. The Detailed Description will specify the aggregate of the Stated Principal Balances of the [Initial] Mortgage Loans included in the [Initial] Mortgage Pool [as of the later of (x) [_________], 200[__] and (y) the date of origination of each of those Initial Mortgage Loans (the "Initial Cut-off Date," and such aggregate of those Stated Principal Balances, the "Initial Cut-off Date Pool Principal Balance")] and will also include, among other things, the following information regarding those [Initial] Mortgage Loans:

         o the Mortgage Rates borne by the [Initial] Mortgage Loans as of the [Initial Cut-off Date],

         o        the lien priorities of the [Initial] Mortgage Loans,

         o the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the [Initial] Mortgage Loans,

         o the remaining months to stated maturity of the [Initial] Mortgage Loans as of the [Initial Cut-off Date],

         o        the type of properties securing the [Initial] Mortgage Loans,

         o the geographical distribution of those [Initial] Mortgage Loans by state,

         o        the occupancy types of the [Initial] Mortgage Loans, and

         o        the loan purposes of the [Initial] Mortgage Loans.

         The "[Statistical Calculation] [Cut-off] Date Pool Principal Balance" is $[___________], which is equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the [Statistical Calculation] [Cut-off] Date. The
[Statistical Calculation] [Cut-off] Date Group Principal Balance for the [Statistical Calculation] Loan Group comprised of Fixed Rate Mortgage Loans (the "Fixed Rate [Statistical Calculation] Loan Group") is $[__________], which is equal to the aggregate Stated Principal Balance of the Fixed Rate Mortgage Loans as of the [Statistical Calculation] [Cut-off] Date. The [Statistical
Calculation]  [Cut-off]  Date  Group  Principal  Balance  for  the  [Statistical
Calculation] Loan Group comprised of Adjustable Rate Mortgage Loans (the "Adjustable Rate [Statistical Calculation] [Cut-off] Loan Group") is $[______], which is equal to the aggregate Stated Principal Balance of the Adjustable Rate Mortgage Loans as of the [Statistical Calculation] [Cut-off] Date. [The "[Statistical Calculation] [Cut-off] Date Subgroup Principal Balance" for the [Statistical Calculation] Loan Subgroup identified below as "[Statistical Calculation] Loan Subgroup [__]" is $[_______] which is equal to the aggregate Stated Principal Balances of the [Fixed] [Adjustable] Rate Mortgage Loans in [Statistical Calculation] Loan Subgroup [__].

         [The Statistical Calculation Pool will consist of [___] Mortgage Loans, of which approximately [___]% are included in the Fixed Rate Statistical Calculation Loan Group and approximately [___]% are included in the Adjustable Rate Statistical Calculation Loan Group (based on the scheduled principal balances as of the Statistical Calculation Date).] First Horizon Asset Securities Inc., as the "depositor" believes that the information set forth in this prospectus supplement with respect to the [Statistical Calculation] [Mortgage] Pool, each [Statistical Calculation] Loan Group [and each Statistical Calculation Loan Subgroup] as presently constituted is representative of the characteristics of the Mortgage Pool, each Loan Group [and each Loan Subgroup], respectively, as will be constituted at the Closing Date, although some characteristics of the Mortgage Loans in the Mortgage Pool, each Loan Group [and each Loan Subgroup] may vary. See "-- Difference between Statistical Calculation Pool and the Actual Mortgage Pool" below. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on either the [Statistical Calculation] [Cut-off] Date Group Principal Balance of the related [Statistical Calculation] Loan Group [or the Statistical Calculation Date Subgroup Principal Balance of the related Statistical Loan Subgroup, as applicable].

         All of the Mortgage Loans to be included in the Trust Fund will be evidenced by promissory notes (the "Mortgage Notes"). The Mortgage Notes are secured by first and second lien deeds of trust, security deeds or mortgages on one- to four-family residential properties (the "Mortgaged Properties") which are located in 49 states and the District of Columbia. Each Mortgage Loan in the Trust will be assigned to one of two mortgage loan groups (the "Fixed Rate Loan Group" and "Adjustable Rate Loan Group," and each a "Loan Group"), comprised of Mortgage Loans that bear interest at fixed rates[, except for some mortgage rates that may decline based on payment history], in the case of the Fixed Rate Loan Group such Mortgage Loans, (the "Fixed Rate Mortgage Loans"), and adjustable rates, in the case of the Adjustable Rate Loan Group such Mortgage Loans, (the "Adjustable Rate Mortgage Loans"). [The [Fixed] [Adjustable] Rate Loan Group will be comprised of [ ] subgroups of Mortgage Loans (each a "Loan Subgroup"). ["Loan Subgroup [__]" will consist of [Fixed] [Adjustable] Rate Mortgage Loans with principal balances at origination that may or may not conform to the criteria specified below for principal balances at origination of the Mortgage Loans included in Loan Subgroup [__]. "Loan Subgroup [__]" will consist of [Fixed] [Adjustable] Rate Mortgage Loans that had a principal balance at origination of no more than $[_________] (or $[_______] if the property is located in [___________] or [__________]), if a single-family property, or $[________] (or $[________] if the property is located in [__________] or
[________]), if a two- to four-family property.]

         [Substantially] all of the Mortgage Loans to be included in the Trust Fund will provide for the amortization of the amount financed over a series of monthly payments and will provide for payments due as of the first day of each month. [The Mortgage Loans to be included in the Trust Fund will have been originated or purchased by First Horizon and will have been originated substantially in accordance with First Horizon's underwriting criteria described in the prospectus under "Loan Programs -- Underwriting Standards." ]

         Scheduled monthly payments made by the Mortgagors on the Mortgage Loans ("Scheduled Payments") either earlier or later than the scheduled due dates of those Mortgage Loans will not affect the amortization schedule or the relative application of those payments to principal and interest. All of the Mortgage Notes will provide for a fifteen (15) day grace period for monthly payments. Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately [___]% of the Mortgage Loans in the Fixed Rate [Statistical Calculation] Loan Group and [___]% of the Mortgage Loans in the Adjustable Rate [Statistical Calculation] Loan Group (approximately [___]% of the Mortgage Loans in [Statistical Calculation] Loan Subgroup [__] and approximately [___]% of the Mortgage Loans in [Statistical Calculation] Loan Subgroup [__]) provide for the payment by the borrower of a prepayment charge on full prepayments typically made within five years from the date of execution of the related Mortgage Note. In general, the related Mortgage Note will provide that a prepayment charge will apply if, during the first five years from the date of origination of that Mortgage Loan, the borrower prepays that Mortgage Loan in full. The amount of the prepayment charge will generally be equal to six months' advance interest calculated on the basis of the rate in effect at the time of that prepayment on the amount prepaid in excess of 20% of the original balance of that Mortgage Loan.

Fixed Rate [Statistical Calculation] Loan Group

         For the Fixed Rate Mortgage Loans in the Fixed Rate [Statistical Calculation] Loan Group:

         o        The aggregate of the Stated Principal Balances was $[_______].
                  The average Stated Principal Balance was $[_______], the minimum Stated Principal Balance was $[_______], and the maximum Stated Principal Balance was $[_______].

         o The minimum Mortgage Rate and the maximum Mortgage Rate were approximately [___]% and [___]% per annum, respectively, and the weighted average Mortgage Rate was approximately [___]% per annum.

         o The remaining amortization term to maturity ranged from approximately [___] months to [___] months and the weighted average remaining amortization term to maturity was approximately [___] months.

         o        Approximately  [___]% of the  Mortgage  Loans were  secured by
                  Mortgaged   Properties   which  are   single-family   detached
                  residences and approximately [___]% were owner-occupied.

         o        Approximately [___]%, [___]%, [___]%, [___]% and [___]% of the
                  Mortgage Loans are secured by Mortgaged Properties located in [___], [___], [___], [___] and [___], respectively.

         o Approximately [___]% of the Mortgage Loans were underwritten in accordance with First Horizon's [Stated Income] Program.

         o        Approximately  [___]% of the Mortgage Loans constitute Balloon
                  Loans.

         o Approximately [___]% of the Mortgage Loans were 30 to 59 days delinquent. As of the [Statistical Calculation] [Cut-off] Date, no Mortgage Loan was 60 or more days delinquent.

         o Approximately [___]% of the Mortgage Loans are secured by first liens on the related Mortgaged Properties, and approximately [___]% of the Mortgage Loans are secured by second liens on the related Mortgaged Properties.

Adjustable Rate [Statistical Calculation] Loan Group

         For  the  Adjustable   Rate  Mortgage  Loans  in  the  Adjustable  Rate
[Statistical Calculation] Loan Group:

         o        The aggregate of the Stated Principal Balances was $[_______].
                  The average Stated Principal Balance was $[_________], the minimum Stated Principal Balance was $[________], and the maximum Stated Principal Balance was $[_______].

         o The minimum current Mortgage Rate and the maximum current Mortgage Rate were approximately [___]% and [___]% per annum, respectively, and the weighted average Mortgage Rate was approximately [___]% per annum.

         o The remaining term to scheduled maturity ranged from approximately [___] to [___] months and the weighted average remaining term to scheduled maturity was approximately [___] months.

         o        Approximately  [___]% of the  Mortgage  Loans were  secured by
                  Mortgaged   Properties   which  are   single-family   detached
                  residences and approximately [ ] % were owner-occupied.

         o        Approximately [___]%, [___]%, [___]%, [___]% and [___]% of the
                  Mortgage Loans are secured by Mortgaged Properties located in [___], [___], [___], [___] and [___], respectively.

         o Approximately [___]% of the Mortgage Loans were underwritten in accordance with First Horizon's [Stated Income] Program.

         o        None of the Mortgage Loans constitute Balloon Loans.

         o Approximately [___]% of the Mortgage Loans were 30 to 59 days delinquent. No Mortgage Loan was 60 or more days delinquent.

         o All of the Mortgage Loans are secured by first liens on the related Mortgaged Properties.

[Statistical Calculation] Loan Subgroup [__]

         For the [Fixed] [Adjustable] Rate Mortgage Loans in [Statistical Calculation] Loan Group [__]:

         o The aggregate of the Stated Principal Balances was $[________]. The average Stated Principal Balance was
                  $[_______],   the  minimum   Stated   Principal   Balance  was
                  $[_______], and the maximum Stated Principal Balance was $[_______].

         o The minimum current Mortgage Rate and the maximum current Mortgage Rate were approximately [___]% and [___]% per annum, respectively, and the weighted average Mortgage Rate was approximately [___]% per annum.

         o The remaining term to scheduled maturity ranged from approximately [___] to [___] months and the weighted average remaining term to scheduled maturity was approximately [___] months.

         o        Approximately  [___]% of the  Mortgage  Loans were  secured by
                  Mortgaged   Properties   which  are   single-family   detached
                  residences and approximately [___]% were owner-occupied.

         o        Approximately [___]%, [___]%, [___]%, [___]% and [___]% of the
                  Mortgage Loans are secured by Mortgaged Properties located in [___], [___], [___], [___] and [___], respectively.

         o Approximately [___]% of the Mortgage Loans were underwritten in accordance with First Horizon's Stated Income Program.

         o        None of the Mortgage Loans constitute Balloon Loans.

         o Approximately [___]% of the Mortgage Loans were 30 to 59 days delinquent. No Mortgage Loan was 60 or more days delinquent.

Additional Information Regarding the Adjustable Rate Mortgage Loans

         Each of the Adjustable Rate Mortgage Loans will have a Mortgage Rate which is subject to semi-annual adjustment on the first day of the months specified in the related Mortgage Note (each of these dates, an "Adjustment Date") to equal the sum, rounded to the nearest [___]%, of:

         o the average of the London interbank offered rates for [six-month] U.S. dollar deposits in the London market, as set forth in The Wall Street Journal, or, if that rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the trustee, as holder of the related Mortgage Note, based on comparable information, in each case as most recently announced as of a date [45] days before that Adjustment Date (the "Mortgage Index"); and

         o a fixed percentage amount specified in the related Mortgage Note (the "Gross Margin");

provided, however, that the Mortgage Rate for substantially all of the Adjustable Rate Mortgage Loans will not increase or decrease by more than [___]% on any Adjustment Date (the "Periodic Rate Cap"), with the exception of the initial Adjustment Date for some of the [1/29], [2/28] and [3/27] Mortgage Loans (each defined below), which are subject to a different initial Periodic Rate Cap, which is set forth in the Mortgage Note. Substantially all of the Mortgage Loans in the Adjustable Rate Statistical Calculation Loan Group were originated with Mortgage Rates less than the sum of the then applicable Mortgage Index and the related Gross Margin. Approximately [___]% of the Mortgage Loans in the Adjustable Rate [Statistical Calculation] Loan Group [(and [___]% in Statistical Calculation Loan Subgroup [___] and [___]% in Statistical Calculation Loan Subgroup [___]) have fixed Mortgage Rates for approximately [12] months after origination of those Mortgage Loans (the "[1/29] Mortgage Loans"), approximately [___]% of the Mortgage Loans in the Adjustable Rate [Statistical Calculation] Loan Group [(and [___]% in Statistical Calculation Loan Subgroup [___] and [___]% in Statistical Calculation Loan Subgroup [___])] have fixed Mortgage Rates for approximately [24] months after origination of those Mortgage Loans (the "[2/28] Mortgage Loans"), and approximately [___]% of the Mortgage Loans in the Adjustable Rate [Statistical Calculation] Loan Group [(and [___]% in Statistical Calculation Loan Subgroup [__] and [___]% in Statistical Calculation Loan Subgroup [__])] have fixed Mortgage Rates for approximately [36] months after origination of those Mortgage Loans (the "[3/27] Mortgage Loans"), in each case before becoming subject to the semi-annual adjustment described in the preceding sentences. Approximately [___]% of the Mortgage Loans in the Adjustable Rate [Statistical Calculation] Loan Group [(and [___]% in Statistical Calculation Loan Subgroup [__] and [___]% in Statistical Calculation Loan Subgroup [__])] will provide that over the life of each Mortgage Loan in that Adjustable Rate [Statistical Calculation] Loan Group [or Statistical Calculation Loan Subgroup] the Mortgage Rate will in no event be more than the initial Mortgage Rate plus [___]% (the "Maximum Mortgage Rate"). Effective with the first payment due on an Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment will be adjusted to an amount which will fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term.

[Difference between Statistical Calculation Pool and the Initial Mortgage Pool

         The statistical information presented in this prospectus supplement is based on the Statistical Calculation Pool. The Statistical Calculation Pool reflects Mortgage Loans originated by the seller through [________], 200[_]. The statistical information presented in this prospectus supplement is based on the number and the Stated Principal Balances of those Mortgage Loans as of the Statistical Calculation Date. The depositor expects the aggregate Stated Principal Balances of the [Initial] Mortgage Loans to be included in the [Initial] Mortgage Pool as of the [Initial] Cut-off Date will be approximately $[______]. The Mortgage Loans to be included in the [Initial] Mortgage Pool will represent Mortgage Loans in the Statistical Calculation Pool plus additional Mortgage Loans sold by the seller to the depositor, and by the depositor to the Trust Fund, on the Closing Date. However, with respect to the Mortgage Loans in the Statistical Calculation Pool, as to which statistical information is presented in this prospectus supplement, certain amortization will occur before the transfer of those Mortgage Loans to the Trust Fund. Moreover, some Mortgage Loans in the Statistical Calculation Pool may prepay in full or may be determined not to meet the eligibility requirements for the final Mortgage Pool and as a result may not be included in the final Mortgage Pool. As a result of the foregoing, the statistical distribution of characteristics for the [Initial] Mortgage Pool will vary from the statistical distribution of such characteristics of the Statistical Calculation Pool as presented in this prospectus supplement, although that variance will not be material.]

Loan-to-Value Ratio and Combined Loan-to-Value Ratio

         The "Loan-to-Value Ratio" of a Mortgage Loan is equal to:

         o the principal balance of that Mortgage Loan at the date of origination, divided by

         o        the Collateral Value of the related Mortgaged Property.

         The "Combined Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio, expressed as a percentage, of:

         o        the sum of:

         o        the original principal balance of the Mortgage Loan, and

         o the outstanding principal balance at the date of origination of the Mortgage Loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to that mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the Mortgage Loan, to

         o        the Collateral Value of the related Mortgaged Property.

The "Collateral Value" of a Mortgaged Property is the lesser of:

         o the appraised value based on an appraisal made for First Horizon by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and

         o the sales price of that Mortgaged Property at that time of origination.

         With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the Collateral Value is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

         No assurance can be given that the values of the Mortgaged Properties have remained or will remain at their levels as of the dates of origination of the related Mortgage Loans. The weighted average Combined Loan-to-Value Ratio in the Fixed Rate [Statistical Calculation] Loan Group was approximately [___]%, the weighted average Combined Loan-to-Value Ratio for the Mortgage Loans in the Adjustable Rate [Statistical Calculation] Loan Group was approximately [___]% [and the weighted average Combined Loan-to-Value Ratio for the Mortgage Loans in [Statistical Calculation] Loan Subgroup [__] and [Statistical Calculation] Loan Subgroup [__] were approximately [___]% and [___]%, respectively.]

Stated Principal Balance

         "Stated Principal Balance" means, for any Mortgage Loan and (1) the related [Initial] Cut-off Date [or Subsequent Cut-off Date (as defined below), as applicable (the "Cut-off Date")], [or the Statistical Calculation Date (as the context requires),] the unpaid principal balance of the Mortgage Loan as of that date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any partial prepayments and Liquidation Proceeds received before that date and to the payment of principal due on that date and irrespective of any delinquency in payment by the related mortgagor or
(2) any Distribution Date, the Stated Principal Balance of the Mortgage Loan as of its Cut-off Date, minus the sum of (i) the principal portion of scheduled payments due with respect to the Mortgage Loan on or before the end of the most recent Due Period that were received by the master servicer on or before the most recent Determination Date or were advanced by the master servicer on or before the most recent master servicer Advance Date, (ii) principal prepayments with respect to the Mortgage Loan received on or before the end of the most recent Prepayment Period and (iii) Liquidation Proceeds received by the master servicer before the end of the most recent Due Period to the extent applied as recoveries of principal with respect to the Mortgage Loan. When used with respect to the Mortgage Pool, a Loan Group [or Loan Subgroup] as a whole, Stated Principal Balance means the aggregate Stated Principal Balances of all Mortgage Loans in that Mortgage Pool, Loan Group [or Loan Subgroup], respectively.

THE [STATISTICAL CALCULATION] [MORTGAGE] POOL

         The information CONTAINED IN THE annex hereto sets forth in tabular format certain information, as of the [Statistical Calculation] [Cut-off] Date, about Mortgage Loans included in the [Statistical Calculation] [Mortgage] Pool. Other than with respect to rates of interest, percentages are approximate and are stated by the related [Statistical Calculation] [Cut-off] Date Group Principal Balance [or related [Statistical Calculation] [Cut-off] Date Subgroup Principal Balance, as applicable]. The sum of the columns contained in the Annex hereto may not equal the total indicated due to rounding.

ASSIGNMENT OF THE MORTGAGE LOANS

         In accordance with the pooling and servicing agreement dated as of [_______], 200[_], among the depositor, the master servicer, and [Name of Trustee], as trustee, the depositor on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the Certificateholders all right, title and interest of the depositor in and to each [Initial] Mortgage Loan and all right, title and interest in and to all other assets included in the Trust Fund[, including all principal and interest received on or with respect to the [Initial] Mortgage Loans on and after the [Initial] Cut-off Date, exclusive of any scheduled principal due on or before the [Initial] Cut-off Date and any interest accruing before the [Initial] Cut-off Date, and the Pre-Funded Amount (as defined in this prospectus supplement) deposited in the Pre-Funded Account on the Closing Date (as defined in this prospectus supplement)].

         In connection with such transfer and assignment of the Mortgage Loans, the depositor will deliver the following documents (collectively constituting the "Trustee's Mortgage File") with respect to each [Initial] Mortgage Loan [and Subsequent Mortgage Loan (as defined below) (collectively, the "Mortgage Loans")]:

         (1) the original Mortgage Note, including any modifications or amendments, endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original Mortgage Note that has been lost,

         (2)      the original Mortgage with evidence of recording,

         (3)      an assignment of the Mortgage in blank in recordable form,

         (4) either the title policy with respect to the related Mortgaged Property, if available, or if the title policy is not available, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company with respect to the Mortgaged Property, provided that the title policy will be delivered as soon as it becomes available, and

         (5) if applicable, all recorded intervening assignments of the Mortgage and any riders or modifications to the Mortgage Note and Mortgage,

except for any documents not returned from the public recording office or an original or certified copy of the applicable title policy, to the extent unavailable, each of which will be delivered to the trustee as soon as the same is available to the depositor.

         [Notwithstanding the foregoing, in lieu of providing the documents described in clause (3) above, the depositor may at its discretion provide evidence that the related Mortgage is held through the MERS(R) System. In addition, the Mortgages for some or all of the Mortgage Loans in the Trust Fund that are not already held through the MERS(R) System may, at the discretion of the master servicer, in the future be held through the MERS(R) System. For any Mortgage held through the MERS(R) System, the Mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the Mortgage Loan, and subsequent assignments of the Mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the MERS(R) System. For each of these Mortgage Loans, MERS serves as mortgagee of record on the Mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the Mortgage Loan.]

         In accordance with the pooling and servicing agreement, the depositor will be required to deliver (or cause delivery of) the Trustee's Mortgage Files:

         o not later than the Closing Date, with respect to at least [50]% of the [Initial] Mortgage Loans;

         o not later than [twenty one] days after the Closing Date, with respect to at least an additional [40]% of the [Initial] Mortgage Loans, [and not later than [twenty one] days after the relevant Subsequent Transfer Date (as defined below) with respect to at least [90]% of the Subsequent Mortgage Loans conveyed on that Subsequent Transfer Date;] and

         o not later than [thirty] days after the Closing Date, with respect to the remaining [10]% of the [Initial] Mortgage Loans[, and not later than [thirty] days after the relevant Subsequent Transfer Date with respect to the remaining [10]% of the Subsequent Mortgage Loans conveyed on the related Subsequent Transfer Date.

         Assignments of the Mortgage Loans to the trustee or its nominee will be recorded in the appropriate public office for real property records in each state where recording is required in order to protect the trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller.

         The trustee will review the [Initial] Mortgage Loan documents on or before the Closing Date (or promptly after the trustee's receipt of any document permitted to be delivered after the Closing Date), [and the Subsequent Mortgage Loan documents promptly after the trustee's receipt of those documents after the related Subsequent Transfer Date as described above,] and will hold those documents in trust for the benefit of the holders of the Certificates. After review of the Mortgage Loan Documents, if any document is found to be missing or defective in any material respect, the trustee is required to notify the master servicer and First Horizon in writing. If First Horizon cannot or does not cure that omission or defect within 90 days of its receipt of notice from the trustee, or within such longer period not to exceed 720 days after the Closing Date as provided in the mortgage loan purchase agreement and the pooling and servicing agreement in the case of missing documents not returned from the public recording office or in the case of the original or certified copy of the applicable title policy, First Horizon is required to repurchase the related Mortgage Loan from the Trust Fund at a price (the "Purchase Price") equal to 100% of the Stated Principal Balance of that Mortgage Loan plus accrued and unpaid interest thereon, at a rate equal to the difference between the Mortgage Rate and the Servicing Fee Rate (as defined in this prospectus supplement) (the "Net Mortgage Rate") (or, if First Horizon is no longer the master servicer, at the applicable Mortgage Rate) to the first day of the month in which the Purchase Price is to be distributed to holders of the Certificates. Rather than repurchase the Mortgage Loan as provided above, First Horizon may remove that Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place another Mortgage Loan of like kind (a "Replacement Mortgage Loan"); however, such substitution is only permitted within two years after the Closing Date, and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify any REMIC election made by the Trust or result in a prohibited transaction tax under the Code. Any Replacement
Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement:

         o have a Stated Principal Balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by First Horizon in the Certificate Account not later than the succeeding Determination Date and held for distribution to the holders of the Certificates on the related Distribution Date);

         o if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate not more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan;

         o if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have a minimum Mortgage Rate specified in its related Mortgage Note (such rate, the "Minimum Mortgage Rate") not more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan;

         o if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have the same Mortgage Index and Periodic Rate Cap as the Deleted Mortgage Loan and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan;

         o have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan;

         o be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan;

         o have a Combined Loan-to-Value Ratio or Loan-to-Value Ratio, as applicable, no higher than that of the Deleted Mortgage Loan;

         o have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan;

         o not permit conversion of the Mortgage Rate from a fixed rate to a variable rate or vice versa;

                  o        provide   for   a   prepayment    charge   on   terms
                           substantially similar to those of the prepayment charge, if any, of the Deleted Mortgage Loan;

                  o constitute the same occupancy type as the Deleted Mortgage Loan; and

                  o comply with all of the representations and warranties set forth in the mortgage loan purchase agreement and the pooling and servicing agreement as of the date of substitution.

         This cure, repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders, the trustee or the depositor for omission of, or a material defect in, a Mortgage Loan document.

[PRE-FUNDING

         On the Closing Date the excess of the proceeds from the issuance and sale of the Certificates over the Initial Cut-off Date Pool Principal Balance (the "Pre-Funded Amount") (which Pre-Funded Amount is not expected to exceed $[_______]) will be deposited in a pre-funding account (the "Pre-Funding Account") established and maintained by the trustee on behalf of the Certificateholders. Any investment income earned from amounts in the Pre-Funding Account shall be paid to the depositor, and will not be available for payments on the Certificates. Approximately [___]% of the Pre-Funded Amount will be allocated to purchase Fixed Rate Mortgage Loans, approximately [___]% of the Pre-Funded Amount will be allocated to purchase Adjustable Rate Mortgage Loans to be included in Loan Subgroup [__], and approximately [___]% of the Pre-Funded Amount will be allocated to purchase Adjustable Rate Mortgage Loans to be included in Loan Subgroup [__]. During the period from the Closing Date to [________], 200[_] (the "Funding Period"), the depositor is expected to purchase conventional mortgage loans originated by the seller after [________], 200[_] ("Subsequent Mortgage Loans") from the seller and sell those Subsequent Mortgage Loans to the Trust Fund as described below. The purchase price for each Subsequent Mortgage Loan will equal the Stated Principal Balance of that
Subsequent Mortgage Loan as of the date of origination of that Subsequent Mortgage Loan (unless that Subsequent Mortgage Loan was originated before [________], 200[_], in which case, as of [_________], 200[_]) (the related
"Subsequent Cut-off Date") and will be paid from the Pre-Funding Account. Accordingly, the purchase of Subsequent Mortgage Loans will decrease the amount on deposit in the Pre-Funding Account and increase the Stated Principal Balance of the Mortgage Pool.

         In accordance with the pooling and servicing agreement and a Subsequent Transfer Agreement (a "Subsequent Transfer Agreement") to be executed by the seller, the depositor and the trustee, the conveyance of Subsequent Loans may be made on any Business Day during the Funding Period (a "Subsequent Transfer Date"), subject to the fulfillment of certain conditions in the pooling and servicing agreement, including that:

         o the Subsequent Mortgage Loans conveyed on that Subsequent Transfer Date satisfy the same representations and warranties in the pooling and servicing agreement applicable to all Mortgage Loans, and that as of the Subsequent Cut-off Date, the Subsequent Mortgage Loans conveyed on that Subsequent Transfer Date were selected in a manner reasonably believed not to be adverse to the interests of the Certificateholders;

         o the trustee receives an opinion of counsel with respect to the validity of the conveyance of the Subsequent Mortgage Loans conveyed on that Subsequent Transfer Date;

         o the conveyance of the Subsequent Mortgage Loans on that Subsequent Date will not result in a reduction or withdrawal of any ratings assigned to the Offered Certificates;

         o no Subsequent Mortgage Loan conveyed on that Subsequent Transfer Date was 60 or more days delinquent;

         o each Subsequent Mortgage Loan conveyed on that Subsequent Transfer Date that is an Adjustable Rate Mortgage Loan is secured by a first lien on the related Mortgaged Property; and

         o following the conveyance of the Subsequent Mortgage Loans on that Subsequent Transfer Date to the related Loan Group [or Subgroup, as applicable,] the characteristics of that Loan Group [or Subgroup] will not vary by more or less than 10% from the characteristics listed below (which characteristics listed below are the characteristics of the related Statistical Calculation Loan Group [or Subgroup]); provided that for the purpose of making those calculations, the characteristics for any Initial Mortgage Loan made will be taken as of the Initial Cut-off Date and the characteristics for any Subsequent Mortgage Loan will be taken as of the Subsequent Cut-off Date:

  [Fixed Rate Loan Group/Loan Subgroup[  ]]:
    Average Principal Balance:.............................................$[  ]
    Weighted Average Mortgage Rate:............................................%
    Weighted Average Combined Loan-to-Value Ratio:.............................%
    Weighted Average Remaining Amortization Term to Maturity:........[. ] months

  [Adjustable Rate Loan Group/Loan Subgroup [  ]]:
    Average Principal Balance:.............................................$[  ]
    Current Weighted Average Mortgage Rate:....................................%
    Weighted Average Loan-to-Value Ratio:......................................%
    Weighted Average Scheduled Remaining Term to Maturity:...........[  ] months

         Neither the seller nor the depositor will exercise any discretion in the selection of Subsequent Mortgage Loans conveyed to the Trust Fund. The selection will be made with respect to loans that satisfy the eligibility criteria described above using a mechanical procedure generally as follows. Mortgage loans eligible for purchase will be aggregated by the date on which they were funded. These mortgage loans will be purchased in date order up through the day substantially all of the funds in the Pre Funding Account allocated for the related Loan Group [or Subgroup (as applicable)] are expended. Purchases of loans funded on the same day will be ordered alphabetically by the last name of the primary obligor. Adjustable rate mortgage loans that conform to the criteria specified for loan subgroup [__] will first be allocated for inclusion in loan subgroup [__] before being allocated for inclusion in loan subgroup [__]. Acquisitions may occur in one or more closings after the Closing Date.]

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         [Pursuant to the servicing rights transfer and subservicing agreement (the "Servicing Rights Transfer and Subservicing Agreement") between the seller, as transferor, and First Tennessee Mortgage Services, Inc. ("FTMSI"), as transferee, First Horizon will transfer the servicing rights for the mortgage loans to FTMSI on the closing date and will agree to subservice the mortgage loans for FTMSI. Pursuant to the servicing agreement (the "Servicing Agreement") between the depositor, or its assigns, and FTMSI, FTMSI will service the mortgage loans in each mortgage pool. In addition, pursuant to the servicing rights transfer and subservicing agreement (the "Servicing Rights Transfer and Subservicing Agreement") between the seller, as transferor, and FTMSI, as transferee, First Horizon will agree to subservice the mortgage loans for FTMSI in accordance with the terms set forth in the pooling and servicing agreement. In the event of a conflict between the terms of the Servicing Rights Transfer and Subservicing Agreement and the pooling and servicing agreement, the pooling and servicing agreement provisions will prevail. See "The Agreements" in the prospectus. The master servicer may perform any of its obligations under the pooling and servicing agreement through one or more subservicers. Notwithstanding any subservicing arrangement, the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the master servicer alone were servicing the mortgage loans.]

THE MASTER SERVICER

         First Horizon is a Kansas corporation and a wholly-owned indirect subsidiary of First Tennessee National Corporation. First Horizon is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. First Horizon originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. First Horizon's mortgage loans are principally first and second lien, fixed or adjustable rate mortgage loans secured by single-family residences.

         As of [________], 200[_], First Horizon provided servicing for mortgage loans with an aggregate principal balance of approximately $[_________], substantially all of which are being serviced for unaffiliated persons.

         The principal executive offices of First Horizon are located at 4000 Horizon Way, Irving, Texas 75063. Its telephone number is (214) 441- 4000. First Horizon conducts operations from its headquarters in Irving and from offices throughout the nation.

LOAN SERVICING

         [First Horizon services substantially all of the mortgage loans it originates or acquires. First Horizon has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

         o        collecting, aggregating and remitting mortgage loan payments,

         o        accounting for principal and interest,

         o holding escrow (impound) funds for payment of taxes and insurance,

         o        making inspections as required of the mortgaged properties,

         o preparation of tax related information in connection with the mortgage loans,

         o        supervision of delinquent mortgage loans,

         o        loss mitigation efforts,

         o foreclosure proceedings and, if applicable, the disposition of mortgaged properties, and

         o generally administering the mortgage loans, for which it receives servicing fees.

         Billing statements with respect to mortgage loans are mailed monthly by First Horizon. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by First Horizon to the mortgagor with those statements. All payments are due by the first day of the month.]

FORECLOSURE AND DELINQUENCY EXPERIENCE

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of all mortgage loans serviced or master serviced by the master servicer, including certain mortgage loans for which the servicing rights have been sold by the master servicer but not yet transferred. These mortgage loans have a variety of underwriting, payment and other characteristics, many of which differ from those of the Mortgage Loans, and no assurances can be given that the delinquency and foreclosure experience presented in the table below will be indicative of the experience of the Mortgage Loans.

                       DELINQUENCY AND FORECLOSURE EXPERIENCE IN FIRST HORIZON'S TOTAL PORTFOLIO
                                   OF ONE-TO-FOUR FAMILY, RESIDENTIAL MORTGAGE LOANS

                                       AS OF DECEMBER 31, [____]                    AS OF DECEMBER 31, [____]
                          --------------------------------------------   ----------------------------------------------
                          NO. OF               PRINCIPAL                 NO. OF                PRINCIPAL
                          LOANS   % OF LOANS   BALANCE($) % OF BALANCE   LOANS    % OF LOANS   BALANCE($)  % OF BALANCE
                          ------  ----------  ----------  ------------   -------  ----------  ----------   ------------
TOTAL SERVICING
PORTFOLIO
Total Portfolio
Period of Delinquency
   30-59 Days
   60-89 Days
   90 Days or more

Foreclosures Pending

Total Delinquencies

                                       AS OF DECEMBER 31, [____]
                          --------------------------------------------
                          NO. OF               PRINCIPAL
                          LOANS   % OF LOANS   BALANCE($) % OF BALANCE
                          ------  ----------  ----------  ------------
TOTAL SERVICING
PORTFOLIO
Total Portfolio
Period of Delinquency
   30-59 Days
   60-89 Days
   90 Days or more

Foreclosures Pending

Total Delinquencies

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of all second lien mortgage loans serviced or master serviced by the master servicer, including certain second lien mortgage loans for which the servicing rights have been sold by the master servicer but not yet transferred. These second lien mortgage loans have a variety of underwriting, payment and other characteristics, many of which differ from those of the Mortgage Loans, and no assurances can be given that the delinquency and foreclosure experience presented in the table below will be indicative of the experience of the Mortgage Loans.

                       DELINQUENCY AND FORECLOSURE EXPERIENCE IN FIRST HORIZON'S TOTAL PORTFOLIO
                             OF ONE-TO-FOUR FAMILY, SECOND LIEN RESIDENTIAL MORTGAGE LOANS

                                       AS OF DECEMBER 31, [____]                    AS OF [__________] 30, [____]
                          --------------------------------------------   ----------------------------------------------
                          NO. OF               PRINCIPAL                 NO. OF                PRINCIPAL
                          LOANS   % OF LOANS   BALANCE($) % OF BALANCE   LOANS    % OF LOANS   BALANCE($)  % OF BALANCE
                          ------  ----------  ----------  ------------   -------  ----------  ----------   ------------
SECOND LIEN
MORTGAGE
SERVICING
PORTFOLIO

Total Portfolio
Period of Delinquency
   30-59 Days
   60-89 Days
   90 Days or more

Foreclosures Pending

Total Delinquencies


         The above tables show mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated. All dollar amounts are reported in thousands.

         Historically, a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on first and second lien mortgage loans. There can be no assurance that factors beyond First Horizon's control, such as national or local economic conditions or downturn in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF DELINQUENCY AND FORECLOSURE TRENDS

         For First Horizon's total portfolio, mortgage loan delinquencies generally have decreased since December 31, 2001. Although these decreases may be due to a variety of factors, First Horizon believes the amount of turnover and decreased seasoning in First Horizon's servicing portfolio are contributing factors to the decreases in these categories. There can be no assurance that factors beyond the control of First Horizon, such as national or local economic conditions or downturns in the residential real estate market will not result in increased rates of mortgage loan delinquencies and foreclosure losses in the future.

         If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties by a lender, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be significantly higher than the rates indicated in the tables above. To the extent that such losses occur in connection with the mortgage loans and are not otherwise covered by the forms of credit enhancement described in this prospectus supplement, they will be passed through as losses on the related certificates and such losses will be borne by the related certificateholders.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The master servicer will be paid a monthly fee from interest collected with respect to each Mortgage Loan (as well as from any liquidation proceeds from a Liquidated Mortgage Loan that are applied to accrued and unpaid interest) equal to one-twelfth of the Stated Principal Balance of that Mortgage Loan multiplied by the Servicing Fee Rate (the "Servicing Fee"). The "Servicing Fee
Rate" for each Mortgage Loan will equal [ ]% per annum. The amount of the monthly Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described in this prospectus supplement under "-- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The master servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on principal prepayments received from the [2nd] day through the [15th] day of a month ("Prepayment Interest Excess"), all late payment fees, assumption fees, prepayment penalties and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account. The master servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the trustee in connection with its responsibilities under the pooling and servicing agreement.

ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

         When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("Due Dates"), the borrower pays interest on the amount prepaid only to the date of prepayment and not thereafter. Except for the month of the Cut-off Date, principal prepayments received from the [1st] day through the [15th] day of a month are included in the related distribution on the [25th] day of the same month, and accordingly no shortfall in interest otherwise distributable to holders of the Offered Certificates results. Conversely, principal prepayments received from the [16th] day of a month or, in the case of the first Distribution Date, from the Cut-off Date through the last day of a calendar month are not distributed until the [25th] day of the following month, and accordingly an interest shortfall (a "Prepayment Interest Shortfall") would result. The period from the [16th] day of the month before a Distribution Date (or, in the case of the first Distribution Date, from the [Initial] Cut-off Date) to and including the [15th] day of the month in which that Distribution Date occurs is referred to in this prospectus supplement as the "Prepayment Period." In order to mitigate the effect of any Prepayment Interest Shortfall to holders of the Offered Certificates on any Distribution Date, [one-tenth] of the amount of the Servicing Fee otherwise payable to the master servicer for that month (the "Compensating Interest") will, to the extent of that Prepayment Interest Shortfall, be deposited by the master servicer in the Certificate Account for distribution to holders of the Offered Certificates entitled thereto on that Distribution Date. However, that reduction, if any, in the Servicing Fee will be made only to the extent of [one-tenth] of the Servicing Fee otherwise payable to the master servicer with respect to Scheduled Payments on Mortgage Loans having the Due Date to which that Distribution Date relates. That deposit, if any, by the master servicer will be reflected in the distributions to holders of the Offered Certificates entitled thereto made on the Distribution Date on which the principal prepayment received would be distributed. Regardless of the foregoing, the master servicer will not be required to pass-through Compensating Interest to the Certificateholders in respect of partial principal prepayments.

ADVANCES

         Subject to the following limitations, on the Business Day before each Distribution Date, the master servicer will be required to advance its own funds, or funds in the Certificate Account that are not required to be distributed on that Distribution Date, in an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans (adjusted to the applicable Net Mortgage Rate) that were due on the related Due Date and delinquent on the related Determination Date, together with an amount equivalent to interest (adjusted to the applicable Net Mortgage Rate) deemed due on each Mortgage Loan as to which the related Mortgaged Property has been acquired by the master servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan ("REO Property"), that latter amount to be calculated after taking into account any rental income from that Mortgaged Property (any such advance, an "Advance," and the date of any such Advance, as described in this prospectus supplement, a "Master Servicer Advance Date").

         Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Offered Certificates rather than to guarantee or insure against losses. The master servicer is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan (with those payments of interest adjusted to the related Net Mortgage Rate) to the extent that those Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the master servicer determines on any Determination Date to make an Advance, that Advance will be included with the distribution to holders of the Offered Certificates on the related Distribution Date. Any failure by the master servicer to make an Advance as required under the pooling and servicing agreement will constitute an event of default thereunder, in which case the trustee, as successor master servicer, or any other entity that may be appointed as successor master servicer, will be obligated to make any such Advance in accordance with the terms of the pooling and servicing agreement.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Certificates (defined below) will be issued in accordance with the pooling and servicing agreement. Set forth below are descriptions of the material terms and provisions in accordance with which the Offered Certificates will be issued.

         The  First  Horizon  Home  Loan,   Series  200[  ]-[  ],   Asset-Backed
Certificates, Series 200[ ]-[ ] (the "Certificates") will consist of:

o        the following certificates relating to the Fixed Rate Loan Group:

         o Class AF-[ ] Certificates (collectively the "Class A Fixed Rate Certificates"),

         o        Class MF-[1] Certificates,

         o Class MF-[2] Certificates (together with the Class MF-[1] Certificates, the "Mezzanine Fixed Rate Certificates"),

         o        Class BF Certificates  (together with the Mezzanine Fixed Rate
                  Certificates,    the   "Subordinated    Offered   Fixed   Rate
                  Certificates"), and

         o        Class BF-IO Certificates;

o        the following certificates relating to the Adjustable Rate Loan Group:

         o        Class  AV-[ ]  Certificates  (the  "Class  A  Adjustable  Rate
                  Certificates" and, together with the Class A Fixed Rate Certificates, the "Class A Certificates"),

         o Class MV-[1] Certificates (together with the Class MF-[1] Certificates, the "Class M-1 Certificates"),

         o Class MV-[2] Certificates (together with the Class MV-[1] Certificates, the "Mezzanine Adjustable Rate Certificates;" and together with the Class MF-[2] Certificates, the "Class M-2 Certificates"),

         o Class BV Certificates (together with the Mezzanine Adjustable Rate Certificates, the "Subordinated Offered Adjustable Rate Certificates;" and together with the Class BF Certificates, the "Class B Certificates"), and

         o Class BV-IO Certificates (together with the Class BF-IO Certificates, the "Class B-IO Certificates"); and

o        Class R Certificates (the "Residual Certificates").

         The Mezzanine Fixed Rate Certificates and the Mezzanine Adjustable Rate Certificates are referred to collectively as the "Mezzanine Certificates." The Subordinated Offered Fixed Rate Certificates and the Subordinated Offered Adjustable Rate Certificates are referred to collectively as the "Subordinated Offered Certificates." As used in this prospectus supplement, a "Certificate Group" is either the Fixed Rate Certificates or the Adjustable Rate
Certificates, as the context requires. The Class B-IO Certificates are interest-only Certificates issued with a notional principal balance as provided in the pooling and servicing agreement. Only the Fixed Rate Certificates other than the Class BF-IO Certificates (collectively the "Offered Fixed Rate Certificates") and the Adjustable Rate Certificates other than the Class BV-IO Certificates (the "Offered Adjustable Rate Certificates" and collectively with the Offered Fixed Rate Certificates, the "Offered Certificates") are offered hereby. Distributions on the Fixed Rate Certificates will be based primarily on amounts available for distribution in respect of the Fixed Rate Mortgage Loans. Distributions on the Adjustable Rate Certificates, as a Certificate Group, will be based primarily on amounts available for distribution in respect of the Adjustable Rate Mortgage Loans. [Among the Adjustable Rate Certificates, distributions on the Class AV-[1] Certificates will be based primarily on amounts available for distribution in respect of the Adjustable Rate Mortgage Loans in Loan Subgroup [__], and distributions on the Class AV-[2] Certificates will be based primarily on amounts available for distribution in respect of the Adjustable Rate Mortgage Loans in Loan Subgroup [__], in each case as described below under "-- Distributions."]

         The Offered Certificates will be issued in book-entry form as described below. The Offered Certificates will be issued in minimum dollar denominations of $[25,000] and integral multiples of $[1,000] in excess of $[25,000].

BOOK-ENTRY CERTIFICATES

         The Offered Certificates will be book-entry certificates (the "Book-Entry Certificates"). Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate initial Certificate Principal Balance of the Class of Certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the Book-Entry Certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus supplement. Investors may hold beneficial interests in the Book-Entry Certificates in the minimum denominations set forth on page S-[ ]and integral multiples of $[ ] in excess of that minimum denomination. One investor of each Class of Book-Entry Certificates may hold a beneficial interest in a Book Entry Certificate that is not an integral multiple of $[ ]. The depositor has been informed by the depository that its nominee will be CEDE & Co. Accordingly, CEDE & Co. is expected to be the holder of record of the Book-Entry Certificates. Except as described in the prospectus under "Description of the Securities -- Book-Entry Securities," no beneficial owner of a Book-Entry Certificate will be entitled to receive a physical certificate.

         Unless and until definitive certificates are issued, it is anticipated that the only Certificateholder of the Book-Entry Certificates will be CEDE & Co., as nominee of the depository. Beneficial owners of the Book-Entry Certificates will not be Certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of Certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the trust fund provided to CEDE & Co., as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the Book-Entry Certificates of the beneficial owners are credited.

         For a description of the procedures generally applicable to the Book-Entry Certificates, see "Description of the Securities -- Book-Entry Securities" in the prospectus.

DEPOSITS TO THE CERTIFICATE ACCOUNT

         The master servicer will establish and initially maintain a certificate account (the "Certificate Account") for the benefit of the trustee on behalf of the Certificateholders. On a daily basis within one Business Day after receipt, the master servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received or made or to be applied by it on or subsequent to the relevant Cut-off Date[, including all principal and interest received with respect to the Mortgage Loans after the relevant Cut-off Date (exclusive of any scheduled principal due on or before that Cut-off Date and any interest accruing before that Cut-off Date)]:

         o all payments on account of principal, including principal prepayments, on the Mortgage Loans;

         o all payments on account of interest (other than interest accruing on the Mortgage Loans before the related Cut-Off
                  Date) on the Mortgage Loans, net of the related Servicing Fee;

         o all proceeds of any insurance policies (to the extent those proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures), other than proceeds that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies ("Insurance Proceeds"), all other net proceeds received in connection with the partial or complete liquidation of Mortgage Loans (whether through trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of a Mortgaged Property, together with the net proceeds received with respect to any Mortgaged Properties acquired by the master servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted Mortgage Loans (other than the amount of those net proceeds representing any profit realized by the master servicer in connection with the disposition of any of those properties) (together with Insurance Proceeds, "Liquidation Proceeds");

         o all payments made by the master servicer in respect of Prepayment Interest Shortfalls;

         o any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Certificate Account;

         o any amounts required to be deposited by the master servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the master servicer in lieu of requiring each mortgagor to maintain a primary hazard insurance policy;

         o all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans; and

         o        all Advances.

WITHDRAWALS FROM THE CERTIFICATE ACCOUNT

         The master servicer may from time to time withdraw funds from the Certificate Account before the related Distribution Account Deposit Date for the following purposes:

         (1) to pay to the master servicer the Servicing Fee to the extent not previously paid to or withheld by the master servicer (subject to reduction as described above under "Servicing of the Mortgage Loans -- Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans") and, as additional servicing compensation, prepayment penalties, assumption fees, late payment charges, net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period;

         (2) to reimburse the master servicer for Advances, such right of reimbursement with respect to any Mortgage Loan in accordance with this clause (2) being limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds or Liquidation Proceeds with respect to the related Mortgage
                  Loan) with respect to which that Advance was made;

         (3)      to reimburse the master  servicer for any Advances  previously
                  made  that  the  master   servicer   has   determined   to  be
                  nonrecoverable;

         (4) to reimburse the master servicer from Insurance Proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

         (5) to pay the master servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the master servicer in the performance of its master servicing obligations, such right of reimbursement in accordance with this clause (5) being limited to amounts received representing late recoveries of the payments of those costs and expenses (or Liquidation Proceeds, purchase proceeds or repurchase proceeds with respect thereto);

         (6) to pay to the seller or the master servicer, as applicable, with respect to each Mortgage Loan or the respective Mortgaged Property that has been purchased by the seller or the master servicer from the Trust Fund in accordance with the pooling and servicing agreement, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of that repurchased Mortgage Loan;

         (7) to reimburse the seller, the master servicer or the depositor for fees and expenses incurred and reimbursable in accordance with the pooling and servicing agreement (including in the case of the master servicer, the Extra Master Servicing Fee);

         (8) to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account; and

         (9)      to  clear  and   terminate   the   Certificate   Account  upon
                  termination of the pooling and servicing agreement.

         In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the "Distribution Account Deposit Date"), the master servicer shall withdraw from the Certificate Account and remit to the trustee the amount of Interest Funds and Principal Funds for each Loan Group [or Loan Subgroup, as applicable,] to the extent on deposit, and the trustee shall deposit that amount in the Distribution Account, as described below.

         The "Interest Funds" with respect to each Loan Group [or Loan Subgroup (as applicable)] are equal to:

         o        the sum, without duplication, of:

                  o all scheduled interest collected during the related Due Period less the related Servicing Fee,

                  o        all Advances relating to interest,

                  o        all Compensating Interest, and

                  o Liquidation Proceeds (to the extent those Liquidation Proceeds relate to interest), less

         o all non-recoverable Advances relating to interest and those expenses reimbursed during the related Due Period, in each case with respect to the Mortgage Loans in that Loan Group [or Loan Subgroup (as applicable)].

                  The "Principal Funds" with respect to each Loan Group [or Loan Subgroup (as applicable)] are equal to:

         o        the sum, without duplication, of:

                  o the scheduled principal collected during the related Due Period or advanced on or before the related Master Servicer Advance Date,

                  o        prepayments   collected  in  the  related  Prepayment
                           Period,

                  o the Stated Principal Balance of each Mortgage Loan that was repurchased by the seller or the master servicer,

                  o the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans delivered by the seller in connection with a substitution of a Mortgage Loan, and

                  o all Liquidation Proceeds collected during the related Due Period (to the extent those Liquidation Proceeds related to principal), less

         o all non-recoverable Advances relating to principal and those expenses reimbursed during the related Due Period, in each case with respect to the Mortgage Loans in that Loan Group [or Loan Subgroup (as applicable)].

         A "Due Period" with respect to any Distribution Date is the period beginning on the second day of the calendar month preceding the calendar month in which that Distribution Date occurs and ending on the Due Date in the month in which that Distribution Date occurs.

DEPOSITS TO THE DISTRIBUTION ACCOUNT

         The trustee will establish and maintain a distribution account (the "Distribution Account") on behalf of the Certificateholders. The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

         o the aggregate amount remitted by the master servicer to the trustee,

         o any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account[, and]

         o [the amount, if any, remaining in the Pre-Funding Account at the end of the Funding Period].

WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT

         The trustee will withdraw funds from the Distribution Account for distribution to the Certificateholders as described below under "-- Distributions" and may from time to time make withdrawals from the Distribution
Account:

         o to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

         o to withdraw any amount deposited in the Distribution Account and not required to be deposited in the Distribution Account, and

         o to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

DISTRIBUTIONS

General

         Distributions on the Certificates will be made by the trustee on each Distribution Date to the persons in whose names those certificates are registered at the close of business on the Record Date. The "Record Date" is the last business day of the month preceding the month of that Distribution Date. A "Distribution Date" is the [__]th day of each month, or if that day is not a Business Day, on the first Business Day thereafter, commencing in [______]. A "Business Day" is any day other than:

         o        a Saturday or Sunday, or

         o a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

         Distributions will be made by check mailed to the address of the person entitled to the distribution as it appears on the Certificate Register or, in the case of any Certificateholder that holds 100% of a Class of Certificates or who holds a Class of Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and that has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of that Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of those Certificates at the Corporate Trust Office of the trustee. On each Distribution Date, a holder of a Certificate will receive that holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates. The "Percentage Interest" evidenced by a Certificate will equal the percentage derived by dividing the denomination of that Certificate by the aggregate denominations of all Certificates of the applicable Class.

Distributions of Interest

         On each Distribution Date, the interest distributable with respect to the Offered Fixed Rate Certificates (other than the Class AF-[1] Certificates) is the interest which has accrued thereon at the related Pass-Through Rate during the calendar month immediately preceding the calendar month in which that Distribution Date occurs; and the interest distributable with respect to the Offered Adjustable Rate Certificates and the Class AF-[1] Certificates is the interest which has accrued thereon at the then applicable related Pass-Through Rate from and including the preceding Distribution Date (or from the Closing Date in the case of the first Distribution Date) to and including the day before the current Distribution Date. Each period referred to in the prior sentence relating to the accrual of interest is the "Accrual Period" for the related Class of Offered Certificates.

         All calculations of interest of the Offered Fixed Rate Certificates (other than the Class AF-[1] Certificates) will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. All calculations of interest on the Offered Adjustable Rate Certificates and the Class AF-[1] Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

         On each Distribution Date, the Interest Funds for that Distribution Date with respect to each Loan Group [or Loan Subgroup (as applicable)] are required to be distributed in the following order of priority, until those Interest Funds have been fully distributed:

         (1)      (A)      with respect to the Interest Funds for the Fixed Rate
                           Loan Group,  to the Class AF-[__]  Certificates,  the
                           Current  Interest  and any Carry  Forward  Amount for
                           each  such  Class;  provided,  however,  that  if the
                           Interest  Funds for the Fixed Rate Loan Group are not
                           sufficient  to  make  a  full   distribution  of  the
                           aggregate Current Interest and the aggregate Interest
                           Carry   Forward   Amount   for  the   Class   AF-[__]
                           Certificates,    those   Interest   Funds   will   be
                           distributed pro rata among each such Class based upon the ratio of (x) the Current Interest and any Interest Carry Forward Amount for that Class to (y) the aggregate Current Interest and the aggregate
                           Interest  Carry Forward Amount for all those Classes;
                           and

                  (B)      (i)      with respect to Interest  Funds for the Loan
                                    Subgroup   [__],   to   the   Class   AV-[1]
                                    Certificates, the Current Interest and any Carry Forward Amount for that Class; and

                           (ii) with respect to Interest Funds for Loan Subgroup [__], the Class AV-[2] Certificates, the Current Interest and any Carry Forward Amount for that Class;

         (2) to the Class M-1 Certificates of the related Certificate Group, the Current Interest for that Class;

         (3) to the Class M-2 Certificates of the related Certificate Group, the Current Interest for that Class;

         (4) to the Class B Certificates of the related Certificate Group, the Current Interest for that Class; and

         (5) any remainder to be distributed as described below under "-- Overcollateralization and Cross-Collateralization Provisions."

         "Current Interest," with respect to each Class of the Offered Certificates and each Distribution Date, is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of that Class plus any amount previously distributed with respect to interest for that Class that is recovered as a voidable preference by a trustee in bankruptcy.

         "Interest Carry Forward Amount," with respect to each Class of the Offered Certificates and each Distribution Date, is the sum of:

         o        the excess of:

                  o Current Interest for that Class with respect to prior Distribution Dates over

                  o the amount actually distributed to that Class with respect to interest on those prior Distribution Dates; and

         o interest on that excess (to the extent permitted by applicable law) at the applicable Pass-Through Rate.

         The "Pass-Through Rate" per annum for each Class of Offered Fixed Rate Certificates (other than the Class AF-[1] Certificates) is the respective per annum fixed rate as set forth and described on page S-7 of this prospectus supplement. On any Distribution Date, the Pass-Through Rate for each Class of Offered Fixed Rate Certificates will be subject to an interest rate cap equal to the weighted average Net Mortgage Rates on the Fixed Rate Mortgage Loans, as in effect on the related Due Date (such weighted average rate, the "Fixed Net Rate Cap").

         The "Pass-Through Rate" per annum for the Class AF-[1] Certificates will be equal to the lesser of:

         o the London interbank offered rate for one month United States dollar deposits ("One-Month LIBOR") (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Pass-Through Margin (as defined below) for that Class, and

         o        the Fixed Net Rate Cap then in effect.

         The "Pass-Through Rate" per annum for each Class of Offered Adjustable Rate Certificates will be equal to the least of:

         o One-Month LIBOR (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Pass-Through Margin for that Class,

         o the weighted average of [the lesser of] the Maximum Mortgage Rates on the Adjustable Rate Mortgage Loans [in either Loan Subgroup [__] or in Loan Subgroup [__] ] (adjusted to an effective rate reflecting the accrual of interest calculated on the basis of a 360-day year and the actual number of days elapsed) less the Servicing Fee, and

         o the Adjustable Rate Available Funds Cap for the Offered Adjustable Rate Certificates.

         The "Adjustable Rate Available Funds Cap" for the Offered Adjustable Rate Certificates for any Distribution Date will be a per annum rate equal to 12 times the quotient of:

         o [the lesser of (x) the total scheduled interest on the Adjustable Rate Mortgage Loans in Loan Subgroup [__] and (y) the total scheduled interest on the Adjustable Rate Mortgage Loans in Loan Subgroup [__], in each case,] based on the Net Mortgage Rates in effect on the related Due Date divided by

         o the Certificate Principal Balance of the Offered Adjustable Rate Certificates (adjusted to an effective rate reflecting the accrual of interest calculated on the basis of a 360-day year and the actual number of days elapsed).

         The "Pass-Through Margin" for each Class of Offered Adjustable Rate Certificates is as follows:

         o for any Distribution Date on or before the Optional Termination Date for the Adjustable Rate Loan Group: Class AV-[1], [___]%; Class AV-[2], [___]%; Class MV-[1]; [___]%;
                  Class MV-[2], [___]%; and Class BV, [___]%; and

         o for any Distribution Date after the Optional Termination Date for the Adjustable Rate Loan Group: Class AV-[1], [___]%; Class AV-[2], [___]%; Class MV-[1], [___]%; Class MV-[2],
                  [___]%; and Class BV, [___]%.

         The "Pass-Through Margin" for the Class AF-[1] Certificates for any Distribution Date, is [___]%.

         The "Adjustable Rate Certificate Carryover" for a Class of Offered Adjustable Rate Certificates on any Distribution Date on which the Pass-Through Rate for that Class is based upon the Adjustable Rate Available Funds Cap is the excess of:

         o the amount of interest that such Class would have been entitled to receive on that Distribution Date had the Pass-Through Rate for that Class not been calculated based on the Adjustable Rate Available Funds Cap over

         o the amount of interest that Class received on that Distribution Date based on the Adjustable Rate Available Funds Cap, up to but not exceeding [the lesser of (x) the weighted average of the maximum lifetime Mortgage Rates on the Mortgage Loans in the Loan Subgroup [__] and (y) the weighted average maximum lifetime Mortgage Rates on the Mortgage Loans in Loan Subgroup [__]] (in each case, adjusted to an effective rate reflecting the accrual of interest calculated on the basis of a 360-day year and the actual number of days elapsed), less the Servicing Fee Rate, together with the unpaid portion of that excess, if any, from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Adjustable Rate Available Funds Cap).

         The "Fixed Net Rate Carryover" for any Class of Offered Fixed Rate Certificates on any Distribution Date on which the Pass-Through Rate for that Class is based upon the Fixed Net Rate Cap is the excess of:

         o the amount of interest that such Class would have been entitled to receive on that Distribution Date had the Pass-Through Rate for that Class not been calculated based on the Fixed Net Rate Cap over

         o the amount of interest that Class received on that Distribution Date based on the Fixed Net Rate Cap, together with the unpaid portion of that excess, if any, from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Fixed Net Rate Cap).

Distributions of Principal

         On each Distribution Date, the Principal Distribution Amount for that Distribution Date with respect to each Loan Group is required to be distributed as follows until such Principal Distribution Amount has been fully distributed:

         o For each Distribution Date before the related Stepdown Date or on which a related Trigger Event is in effect:

                  o (i) from the Principal Distribution Amount for the Fixed Rate Loan Group, to the Fixed Rate Class A Certificates, in the order and the priorities set forth below, and (ii) from the Principal Distribution Amount for the Adjustable Rate Loan Group, to the Adjustable Rate Class A Certificates in the order and priorities set forth below;

                  o to the Class M-1 Certificates in the related Certificate Group, until the Certificate Principal Balance of the Class M-1 Certificates of that Certificate Group is reduced to zero;

                  o to the Class M-2 Certificates in the related Certificate Group, until the Certificate Principal Balance of the Class M-2 Certificates of that Certificate Group is reduced to zero;

                  o to the Class B Certificates in the related Certificate Group, until the Certificate Principal Balance of the Class B Certificates of that Certificate Group is reduced to zero;

                  o any remainder to be distributed as described under "-- Overcollateralization and Cross-Collateralization Provisions" below.

         o For each Distribution Date on and after the related Stepdown Date and so long as a related Trigger Event is not in effect:

                  o (i) the Class A Principal Distribution Amount for the Fixed Rate Loan Group, to the Class A Fixed Rate Certificates in the order and priorities set forth below, and (ii) the Class A Principal Distribution Amount for the Adjustable Rate Loan Group, to the Adjustable Rate Class A Certificates in the order and priorities set forth below;

                  o to the Class M-1 Certificates in the related Certificate Group, the Class M-1 Principal Distribution Amount until the Certificate Principal Balance of the Class M-1 Certificates of that Certificate Group is reduced to zero;

                  o to the Class M-2 Certificates in the related Certificate Group, the Class M-2 Principal Distribution Amount until the Certificate Principal Balance of the Class M-2 Certificates of that Certificate Group is reduced to zero;

                  o to the Class B Certificates in the related Certificate Group, the Class B Principal Distribution Amount until the Certificate Principal Balance of the Class B Certificates of that Certificate Group is reduced to zero; and

                  o any remainder to be distributed as described under "-- Overcollateralization and Cross-Collateralization Provisions" below.

         The Principal Distribution Amount or the Class A Principal Distribution Amount, as applicable, for the Fixed Rate Loan Group is required to be distributed to the Fixed Rate Class A Certificates sequentially, to the Class AF-[__] and AF-[__] Certificates, in that order, until the respective Certificate Principal Balances of those Classes of Certificates are reduced to zero.

         Notwithstanding the foregoing order of priority, on any Distribution Date on which the aggregate Certificate Principal Balances of the Fixed Rate Class A Certificates are greater than the Stated Principal Balances of all Mortgage Loans in the Fixed Rate Loan Group, the Principal Distribution Amount or the Class A Principal Distribution Amount, as applicable, for the Fixed Rate Loan Group will be distributed pro rata and not sequentially.

         The Principal Distribution Amount or the Class A Principal Distribution Amount, as applicable, for the Adjustable Rate Loan Group is required to be distributed to the Adjustable Rate Class A Certificates in the following order of priority:

         o (i) the Loan Subgroup [__] Percentage thereof to the Class AV-[1] Certificates until the Certificate Principal Balance of the Class AV-[1] Certificates is reduced to zero; and (ii) the Loan Subgroup [__] Percentage thereof to the Class AV-[2] Certificates until the Certificate Principal Balances of the Class AV-[2] is reduced to zero; and

         o if the Certificate Principal Balance of either Class of Adjustable Rate Class A Certificates is reduced to zero, the portion of the Principal Distribution Amount or Class A Principal Distribution Amount, as applicable, that would have been distributed to that Class in accordance with the foregoing clause (1) shall be distributed to the remaining
                  Class of Class A Adjustable Rate Certificates until the Certificate Principal Balance of those Classes of Certificates is reduced to zero.

         Regardless of the foregoing priority [(i) on the [________] Distribution Date, the portion of the related Principal Distribution Amount allocable to amounts remaining on deposit in the Pre-Funding Account with respect to a Loan Subgroup shall be distributed to the related Class of Adjustable Rate Class A Certificates and (ii)] on any Distribution Date on which the Certificate Principal Balances of the Adjustable Rate Class A Certificates are greater than the Stated Principal Balances of the Mortgage Loans in the Adjustable Rate Loan Group, the Principal Distribution Amount or Class A Principal Distribution Amount, as applicable, for the Adjustable Rate Loan Group will be distributed to the Class AV-[1] Certificates and the Class AV-[2] Certificates pro rata on the basis of their respective Certificate Principal Balances.

         [As to any Distribution Date: the "Loan Subgroup [__] Percentage" will equal (i) for any Distribution Date before the related Stepdown Date or as to which a related Trigger Event is in effect the percentage equivalent of a fraction, the numerator of which is the Principal Funds for Loan Subgroup [__] for that Distribution Date and the denominator of which is the aggregate Principal Funds for the Adjustable Rate Loan Group for that Distribution Date and (ii) for any Distribution Date on or after the related Stepdown Date and so long as a related Trigger Event is not in effect, the percentage equivalent of a fraction, the numerator of which is the Certificate Principal Balance of the Class AV-[1] Certificates immediately before that Distribution Date, and the denominator of which is the aggregate Certificate Principal Balances of the Adjustable Rate Class A Certificates.]

         "Principal Distribution Amount," with respect to each Distribution Date and a Loan Group, is the sum of:

         o        the Principal Funds for that  Distribution  Date for that Loan
                  Group,

         o any Extra Principal Distribution Amount for that Distribution Date for the related Loan Group[, and]

         o for the [________] Distribution Date, any amounts remaining in the Pre-Funding Account after the end of the Funding Period that were allocated to purchase Subsequent Mortgage Loans to be included in that Loan Group (net of any investment income therefrom)].

                  "Class A Principal Distribution Amount," for a Loan Group is the excess of:

         o the Certificate Principal Balance of the Class A Certificates for the related Certificate Group immediately before that Distribution Date over

         o        the lesser of:

                  o [___]% for the Fixed Rate Loan Group and [___]% for the Adjustable Rate Loan Group, of the Stated Principal Balances for that Distribution Date of the Mortgage Loans in that Loan Group, and

                  o the Stated Principal Balances for that Distribution Date of the Mortgage Loans in that Loan Group less the OC Floor for the related Loan Group.

         "Class AF-[_] Distribution Amount," for any Distribution Date, is the product of:

         o a fraction, the numerator of which is the Certificate Principal Balance of the Class AF-[__] Certificates and the denominator of which is the aggregate Certificate Principal Balances of the Fixed Rate Class A Certificates, in each case immediately before that Distribution Date;

         o the Principal Distribution Amount or the Class A Principal Distribution Amount, as applicable, with respect to the Fixed Rate Certificate Group for that Distribution Date; and

         o the applicable percentage for that Distribution Date set forth in the following table:

                  DISTRIBUTION DATE                                   PERCENTAGE

                  [                      ]................................[  ]%
                  [                      ]................................[  ]%
                  [                      ]................................[  ]%
                  [                      ]................................[  ]%
                  [         ] and thereafter..............................[  ]%

         "Class M-1 Principal Distribution Amount," for a Loan Group is the excess of:

         o        the sum for that Loan Group of:

                  o the Certificate Principal Balance of the related Class A Certificates (after taking into account distributions of the related Class A Principal Distribution Amount for that Distribution Date), and

                  o        the  Certificate  Principal  Balance  of the  related
                           Class  M-1  Certificates   immediately   before  that
                           Distribution Date, over

         o        the lesser of:

                  o [___]% for the Fixed Rate Loan Group and [___]% for the Adjustable Rate Loan Group of the Stated Principal Balances for that Distribution Date of the Mortgage Loans in that Loan Group, and

                  o the Stated Principal Balances for that Distribution Date of the Mortgage Loans in that Loan Group less the OC Floor for the related Loan Group.

         "Class M-2 Principal Distribution Amount," for a Loan Group is the excess of:

         o        of the sum for that Loan Group of:

                  o the Certificate Principal Balance of the related Class A Certificates (after taking into account distributions of the related Class A Principal Distribution Amount for that Distribution Date),

                  o the Certificate Principal Balance of the related Class M-1 Certificates (after taking into account distribution of the related Class M-1 Principal Distribution Amount for that Distribution Date), and

                  o        the  Certificate  Principal  Balance  of the  related
                           Class  M-2  Certificates   immediately   before  that
                           Distribution Date, over

         o        the lesser of:

                  o [___]% for the Fixed Rate Loan Group and [___]% for the Adjustable Rate Loan Group, of the aggregate Stated Principal Balances for that Distribution Date of the Mortgage Loans in that Loan Group, and

                  o the Stated Principal Balances of the Mortgage Loans for that Distribution Date in that Loan Group less the OC Floor for the related Loan Group.

         "Class B Principal Distribution Amount," for a Loan Group is the excess of:

         o        of the sum for that Loan Group of:

                  o the Certificate Principal Balance of the related Class A Certificates (after taking into account distributions of the related Class A Principal Distribution Amount for that Distribution Date),

                  o the Certificate Principal Balance of the related Class M-1 Certificates (after taking into account distribution of the related Class M-1 Principal Distribution Amount for that Distribution Date),

                  o the Certificate Principal Balance of the related Class M-2 Certificates (after taking into account distributions of the related Class M-2 Principal Distribution Amount for that Distribution Date), and

                  o        the  Certificate  Principal  Balance  of the  related
                           Class  B   Certificates   immediately   before   that
                           Distribution Date over

         o        the lesser of:

                  o [___]% for the Fixed Rate Loan Group and [___]% for the Adjustable Rate Loan Group, of the Stated Principal Balances for that Distribution Date of the Mortgage Loans in that Loan Group, and

                  o the Stated Principal Balances for that Distribution Date of the Mortgage Loans in that Loan Group less the OC Floor for the related Loan Group;

provided, however, that after the Certificate Principal Balances of the Class A, Class M-1 and Class M-2 Certificates for that Certificate Group are reduced to zero, the Class B Principal Distribution Amount for that Distribution Date will equal 100% of the Principal Distribution Amount for the related Loan Group.

         "Extra Principal Distribution Amount," for a Loan Group and with respect to any Distribution Date, is the lesser of:

         o        the excess, if any, of:

                  o Specified Overcollateralization Amount for that Loan Group and Distribution Date over

                  o the Overcollateralization Amount (after giving effect to distributions of principal on the related Certificate Group other than any Extra Principal Distribution Amount) for that Loan Group and Distribution Date, and

                  o        the   Excess   Cashflow   for  that  Loan  Group  and
                           Distribution Date available therefor in the priority set forth in this prospectus supplement.

         "Excess Cashflow," for a Loan Group and with respect to any Distribution Date, is the excess, if any, of the Interest Funds and Principal Funds for that Loan Group and Distribution Date over required distributions of interest and principal (excluding any Extra Principal Distribution Amount) on the Offered Certificates in the related Certificate Group on that Distribution Date.

         "OC Floor" for either Loan Group equals [___]% of the sum of the [Initial] Cut-off Date Principal Balance of the Mortgage Loans in the related Loan Group [plus the amount of the Pre-Funded Amount originally allocated to purchase Subsequent Mortgage Loans to be included in that Loan Group.]

         "Remainder Excess Cashflow," for a Loan Group and with respect to any Distribution Date, is the excess, if any, of the Excess Cashflow for that Loan Group and Distribution Date over the portion, if any, applied to the Offered Certificates in the related Certificate Group in accordance with clauses (2) through (7) under the third paragraph under "-- Over-collateralization and Cross-Collateralization Provisions" below.

         "Specified Overcollateralization Amount" means:

         o with respect to each Loan Group before the Stepdown Date for the related Certificate Group, an amount equal to [___]% for the Fixed Rate Loan Group and [___]% for the Adjustable Rate Loan Group of the sum of the [Initial] Cut-off Date Principal Balance of the Mortgage Loans in the related Loan Group [plus the amount of the Pre-Funded Amount originally allocated to purchase Subsequent Mortgage Loans to be included in that Loan Group]; and

         o with respect to each Loan Group on and after the Stepdown Date for the related Certificate Group, an amount equal to [___]% for the Fixed Rate Loan Group and [___]% for the Adjustable Rate Loan Group of the Stated Principal Balances for the current Distribution Date of the Mortgage Loans in that Loan Group, subject to a minimum amount equal to the applicable OC Floor;

provided, however, that, if on any Distribution Date, a Trigger Event for a Certificate Group has occurred, the Specified Overcollateralization Amount shall not be reduced to the applicable percentage of the current Stated Principal Balance of the Mortgage Loans in the related Loan Group until the Distribution Date on which a Trigger Event for that Certificate Group no longer exists.

         "Overcollateralization Amount," with respect to any Distribution Date and Loan Group, is the excess, if any, of:

         o the sum of the aggregate Stated Principal Balances for that Distribution Date of the Mortgage Loans in that Loan Group [plus, the amount (if any) in the Pre-Funding Account allocated to purchase Subsequent Mortgage Loans to be included in that Loan Group] over

         o the Class Certificate Balance of the Offered Certificates in the related Certificate Group as of that date (after taking into account the payment of principal on those Certificates on that Distribution Date).

         "Stepdown Date," with respect to each Certificate Group, is the later to occur of:

         o        the Distribution Date in [__________], or

         o the first Distribution Date on which the Class A Certificate Principal Balance of that Certificate Group is less than or equal to[___]% for the Fixed Rate Loan Group and [___]% for the Adjustable Rate Loan Group, of the Stated Principal Balances for that Distribution Date of the Mortgage Loans in the related Loan Group.

         A "Trigger Event," with respect to each Certificate Group and a Distribution Date after the Stepdown Date, exists if the product of:

         o [__] times for the Fixed Rate Loan Group and [__] times for the Adjustable Rate Loan Group, and

         o        the quotient (expressed as a percentage) of:

         o the numerator of which is the aggregate Stated Principal Balance for that Distribution Date of all Mortgage Loans in that Loan Group 60 or more days delinquent as of the preceding Due Date (including Mortgage Loans in foreclosure and REO Properties), and

         o the denominator of which is the Stated Principal Balance for that Distribution Date of that Loan Group equals or exceeds the Required Percentage.

A  "Required   Percentage,"  with  respect  to  each  Certificate  Group  and  a
Distribution Date after the Stepdown Date is equal to the quotient (expressed as a percentage) of:

         o        the excess of:

                  o the Stated Principal Balance for that Distribution Date of that Loan Group over

                  o the Certificate Principal Balance of the most senior Class of Certificates of that Certificate Group outstanding as of the preceding Master Servicer Advance Date, and

         o the Stated Principal Balance for that Distribution Date of that Loan Group.

OVERCOLLATERALIZATION AND CROSS-COLLATERALIZATION PROVISIONS

         As set forth below, the Excess Cashflow for a Loan Group will be required to be applied as an Extra Principal Distribution Amount with respect to the related Certificate Group whenever the Overcollateralization Amount for that Loan Group is less than the related Specified Overcollateralization Amount. In addition, any Remainder Excess Cashflow with respect to a Loan Group will be required to be applied as an Extra Principal Distribution Amount with respect to the Certificate Group related to the other Loan Group whenever the Overcollateralization Amount for that other Loan Group is less than the related Specified Overcollateralization Amount. If on any Distribution Date, after giving effect to any Extra Principal Distribution Amount, the aggregate Certificate Principal Balances of the Offered Certificates with respect to a Certificate Group exceed the [sum of (x)] the Stated Principal Balances of the Mortgage Loans in the related Loan Group [and (y) the amount on deposit in the Pre-Funded Account (if any) allocated to purchase Subsequent Mortgage Loans to be included in that Loan Group], the Certificate Principal Balances of the Subordinated Offered Certificates (but not the Class A Certificates) of that Certificate Group will be reduced, in inverse order of seniority (beginning with the Class B Certificates) by an amount equal to that excess. That reduction, if any, is an "Applied Realized Loss Amount."

         If the Certificate Principal Balance of a Class of Subordinated Offered Certificates is reduced, that Class thereafter will be entitled to distributions of interest and principal only with respect to the Certificate Principal Balance as so reduced. On subsequent Distribution Dates, however, as described below, Excess Cashflow from the related Loan Group and Remainder Excess Cashflow from the other Loan Group will be applied to reduce Unpaid Realized Loss Amounts previously allocated to those Certificates in order of seniority.

         On each Distribution Date, the Excess Cashflow with respect to a Loan Group will be required to be distributed as follows:

         (1) the Extra Principal Distribution Amount for that Loan Group, to the related Certificate Group as described under "-- Distribution of Principal" above,

         (2) to the Class M-1 Certificates of that Certificate Group, any Interest Carry Forward Amount for that Class,

         (3) to the Class M-1 Certificates of that Certificate Group, any Unpaid Realized Loss Amount for that Class,

         (4) to the Class M-2 Certificates of that Certificate Group, any Interest Carry Forward Amount for that Class,

         (5) to the Class M-2 Certificates of that Certificate Group, any Unpaid Realized Loss Amount for that Class,

         (6) to the Class B Certificates of that Certificate Group, any Interest Carry Forward Amount for that Class, and

         (7) to the Class B Certificates of that Certificate Group, the Unpaid Realized Loss Amount for that Class.

         On each Distribution Date, the Remainder Excess Cashflow with respect to a Loan Group will be required to be distributed as follows:

         (1) for distribution to the Certificates in the other Certificate Group to the extent that any of the amounts listed in clauses
                  (2) through (7) in the immediately preceding paragraph with respect to the other Certificate Group have not otherwise been funded in full for that Distribution Date in accordance with the priorities set forth above;

         (2) in the case of the Fixed Rate Loan Group to the Offered Fixed Rate Certificates, on a pro rata basis among all Classes, the Fixed Net Rate Carryover (to be treated as paid from and to the extent of funds on deposit in the Fixed Rate Carryover Reserve Fund, and, in the case of the Fixed Net Rate Carryover for the Class AF-[1] Certificates only, if that amount on deposit in the Fixed Rate Carryover Reserve Fund is not enough to pay that Fixed Net Rate Carryover then from the Adjustable Rate Carryover Reserve Fund after payment of any Adjustable
                  Rate Certificate Carryover in accordance with clause (3) below, in each case after giving effect to distributions in accordance with clause (4) below);

         (3) in the case of the Adjustable Rate Loan Group, to the Offered Adjustable Rate Certificates, on a pro rata basis among all Classes, the Adjustable Rate Certificate Carryover (to be treated as paid from and to the extent of funds on deposit in the Adjustable Rate Carryover Reserve Fund, after giving effect to distributions in accordance with clause (4) below);

         (4) first, (a) to the Class BF-IO Certificates, for deposit in the Fixed Rate Carryover Reserve Fund (for distribution (if any) in accordance with clause (2) above) in an amount equal to the Fixed Rate Carryover Reserve Fund Deposit, and (b) to the Class BV-IO Certificates, for deposit in the Adjustable Rate Carryover Reserve Fund (for distribution (if any) in accordance with clause (3) above) in an amount equal to the Adjustable Rate Carryover Reserve Fund Deposit; and second, to the Class BF-IO and Class BV-IO Certificates for distribution to the holders of those Certificates, in each case as provided in the pooling and servicing agreement;

         (5) to pay the master servicer an extra master servicing fee as provided in the pooling and servicing agreement (the "Extra Master Servicing Fee"); and

         (6)      to the Residual Certificates, any remaining amount.

         "Applied Realized Loss Amount," with respect to any Class of the Subordinated Offered Certificates and as to any Distribution Date, means the sum of the Realized Losses with respect to Mortgage Loans which have been applied in reduction of the Certificate Principal Balance of that Class.

         "Realized Loss" is the excess of the Stated Principal Balance of a defaulted Mortgage Loan over the net liquidation proceeds of that Mortgage Loan that are allocated to principal.

         "Unpaid Realized Loss Amount," with respect to any Class of the Subordinated Offered Certificates and as to any Distribution Date, is the excess of:

         o        Applied Realized Loss Amounts with respect to that Class over

         o the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous Distribution Dates.

         Any amounts distributed to a Class of Subordinated Offered Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of that Class.

         If a Specified Overcollateralization Amount is permitted to decrease or "step down" on a Distribution Date in the future, or if an Excess
Overcollateralization Amount (as defined below) for a Certificate Group otherwise exists, then any amounts relating to principal which would otherwise be distributed to the holders of the Certificates in the related Certificate Group on that Distribution Date will (to the extent not otherwise required to be applied to the other Certificate Group) instead be distributed to the holders of the related Class B-IO Certificates, to the master servicer as an Extra Master Servicing Fee and to the holders of the Residual Certificates (in each case as provided in the pooling and servicing agreement) on that Distribution Date until the applicable Excess Overcollateralization Amount is reduced to zero. This has the effect of decelerating the amortization of the Certificates in the related Certificate Group relative to the amortization of the Mortgage Loans in the related Loan Group, and of reducing the related Overcollateralization Amount to the applicable Specified Overcollateralization Amount. With respect to a Certificate Group and any Distribution Date, the excess, if any, of (a) the Overcollateralization Amount on that Distribution Date over (b) the Specified Overcollateralization Amount is the "Excess Overcollateralization Amount" with respect to that Distribution Date.

CALCULATION OF ONE-MONTH LIBOR

         On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period for the Offered Adjustable Rate Certificates and the Class AF-[1] Certificates (each such date, an "Interest Determination Date"), the trustee will determine the One-Month LIBOR for that Accrual Period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. (London time) on that Interest Determination Date. If that rate does not appear on such page (or some other page as may replace that page on that service, or if that service is no longer offered, some other service for displaying LIBOR or comparable rates as may be reasonably selected by the trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this prospectus supplement. If those quotations cannot be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The "Reference Bank Rate" with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates and the Class AF-[1] Certificates for that Accrual Period, provided that at least two of those Reference Banks provide that rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the trustee, as of 11:00 a.m., New York City time, on that date for loans in U.S. dollars to leading European banks for one month in amounts approximately equal to the Certificate Principal Balance of all Adjustable Rate Certificates and the Class AF-[1] Certificates for that Accrual Period. As used in this section, "LIBOR Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "Reference Banks" means leading banks selected by the trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

         o        with an established place of business in London,

         o        which have been designated as that by the trustee, and

         o which are not controlling, controlled by, or under common control with, the depositor, First Horizon or any successor master servicer.

         The establishment of One-Month LIBOR on each Interest Determination Date by the trustee and the trustee's calculation of the rate of interest applicable to the Offered Adjustable Rate Certificates and the Class AF-[1] Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

FIXED RATE CARRYOVER RESERVE FUND

           The pooling and servicing agreement establishes an account (the "Fixed Rate Carryover Reserve Fund"), which is held in trust by the trustee on behalf of the Offered Fixed Rate Certificateholders. The Fixed Rate Carryover Reserve Fund will not be an asset of any REMIC. Holders of the Offered Fixed Rate Certificates will be entitled to receive payments from the Fixed Rate Carryover Reserve Fund in an amount equal to any Fixed Net Rate Carryover for those Offered Fixed Rate Certificates as described in this prospectus supplement under "-- Overcollateralization and Cross-Collateralization Provisions." The amount required to be deposited in the Fixed Rate Carryover Reserve Fund on any Distribution Date (the "Fixed Rate Carryover Reserve Fund Deposit") will equal the greater of:

         o        any Fixed Net Rate Carryover for that Distribution Date, and

         o        an amount  such that when  added to other  amounts  already on deposit in the Fixed Rate Carryover Reserve Fund, the aggregate amount on deposit therein is equal to $[5,000] (that amount on deposit in the Fixed Rate Carryover Reserve Fund being subject to increase or decrease under certain circumstances, as provided in the pooling and servicing agreement).

         Any investment earnings on amounts on deposit in the Fixed Rate Carryover Reserve Fund will be paid to (and for the benefit of) the holders of the Class BF-IO Certificates and will not be available to pay any Fixed Net Rate Carryover.

ADJUSTABLE RATE CARRYOVER RESERVE FUND

         The pooling and servicing agreement also establishes an account (the "Adjustable Rate Carryover Reserve Fund"), which is held in trust by the trustee on behalf of the Offered Adjustable Rate Certificateholders and the Class AF-[1] Certificateholders. The Adjustable Rate Carryover Reserve Fund will not be an asset of any REMIC. Holders of the Offered Adjustable Rate Certificates and, on a subordinated basis, the Class AF-[1] Certificateholders, will be entitled to receive payments from the Adjustable Rate Carryover Reserve Fund in an amount equal to any Adjustable Rate Certificate Carryover for those Certificates (and in the case of the Class AF-[1] Certificates, the Fixed Net Rate Carryover for those Certificates not paid from amounts on deposit in the Fixed Rate Carryover Reserve Fund) as described in this prospectus supplement under "-- Overcollateralization and Cross-Collateralization Provisions." The amount required to be deposited in the Adjustable Rate Carryover Reserve Fund on any Distribution Date (the "Adjustable Rate Carryover Reserve Fund Deposit") will equal the greater of:

         o        any   Adjustable   Rate   Certificate   Carryover   for   that
                  Distribution Date plus the Fixed Net Rate Carryover for the Class AF-[1] Certificates for that Distribution Date, and

         o an amount such that when added to other amounts already on deposit in the Adjustable Rate Carryover Reserve Fund, the aggregate amount on deposit therein is equal to $[5,000] (that amount on deposit in the Adjustable Rate Carryover Reserve
                  Fund being subject to increase or decrease under certain circumstances, as provided in the pooling and servicing agreement).

         Any investment earnings on amounts on deposit in the Adjustable Rate Carryover Reserve Fund will be paid to (and for the benefit of) the holders of the Class BV-IO Certificates and will not be available to pay any Adjustable Rate Certificate Carryover.

REPORTS TO CERTIFICATEHOLDERS

         On  each   Distribution   Date,   the  trustee  will  forward  to  each
Certificateholder, the master servicer and the depositor a statement generally setting forth, among other information:

         o        the  amount of the  related  distribution  to  holders  of the
                  Offered  Certificates   allocable  to  principal,   separately
                  identifying:

                  o the aggregate amount of any principal prepayments included in that amount,

                  o the aggregate of all scheduled payments of principal included in that amount, and

                  o        Extra Principal Distribution Amount,

         o the amount of that distribution to holders of the Offered Certificates allocable to interest,

         o the Interest Carry Forward Amounts for each Class of Offered Certificates (if any),

         o the Certificate Principal Balance of the Offered Certificates after giving effect to the distribution of principal on that Distribution Date,

         o        the  Pool  Stated   Principal   Balance   for  the   following
                  Distribution Date,

         o the amount of the Servicing Fee paid to or retained by the master servicer for the related Due Period,

         o the Pass-Through Rate for each Class of Offered Adjustable Rate Certificates and the Class AF-[1] Certificates for that Distribution Date,

         o the amount of Advances included in the distribution on that Distribution Date,

         o the number and aggregate principal amounts of Mortgage Loans in each Loan Group [and each Loan Subgroup]:

                  o delinquent (exclusive of related Mortgage Loans in foreclosure):

                           --30 days,

                           --31 to 60 days,

                           --61 to 90 days, and

                           --91 or more days, and

                  o        in foreclosure and delinquent:

                           --30 days,

                           --31 to 60 days,

                           --61 to 90 days, and

                           --91 or more days,

                  in each case as of the close of business on the last day of the calendar month preceding that Distribution Date,

         o with respect to any Mortgage Loan in each Loan Group [and each Loan Subgroup] that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance for that Distribution Date of that Mortgage Loan and the date of acquisition of that Mortgage Loan,

         o with respect to each Loan Group, whether a Trigger Event exists,

         o the total number and principal balance of any REO Properties in each Loan Group [and each Loan Subgroup] as of the close of business on the Determination Date preceding that Distribution Date,

         o any Adjustable Rate Certificate Carryover paid and all remaining Adjustable Rate Certificate Carryover remaining on each Class of the Offered Adjustable Rate Certificates on that Distribution Date, and

         o any Fixed Net Rate Carryover paid and all remaining Fixed Net Rate Carryover remaining on each Class of the Offered Fixed Rate Certificates on that Distribution Date.

         In addition, within a reasonable period of time after the end of each calendar year, the trustee will prepare and deliver to each Certificateholder of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

AMENDMENT

         The pooling and servicing agreement may be amended by the depositor, the master servicer and the trustee, without the consent of Certificateholders, for any of the purposes set forth under "The Agreements -- Amendment" in the prospectus. In addition, the pooling and servicing agreement may be amended by the depositor, the master servicer, the seller and the trustee and the holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may:

         (1) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the holder of that Certificate,

         (2) adversely affect in any material respect the interests of the holders of any Class of Certificates in a manner other than as described in clause (1) above, without the consent of the holders of Certificates of that Class evidencing, as to that Class, Percentage Interests aggregating 66%, or

         (3) reduce the aforesaid percentage of aggregate outstanding principal amounts of Certificates of each Class, the holders of which are required to consent to any such amendment, if any, without the consent of the holders of all Certificates of that Class.

OPTIONAL TERMINATION

         The master servicer will have the right to repurchase all remaining Mortgage Loans and REO Properties [in each Loan Group] and thereby effect early retirement of all the Certificates [of the related Certificate Group], subject to the Stated Principal Balance of the Mortgage Loans and REO Properties [in that Loan Group] at the time of repurchase being less than or equal to [10]% of [the sum of (i) the Initial Cut-off Date Principal Balance of that Loan Group and (ii) the portion of the Pre-Funded Amount allocated to purchase Subsequent Mortgage Loans to be included in that Loan Group] (each, an "Optional Termination Date"). If that option is exercised by the master servicer, the repurchase will be made at a price equal to the sum of:

         o 100% of the Stated Principal Balance of each Mortgage Loan [in that Loan Group] (other than in respect of REO Property) plus accrued interest thereon at the applicable Mortgage Rate, net of the Servicing Fee;

         o the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan) [in that Loan Group]; and

         o any unreimbursed out-of-pocket costs and expenses and the principal portion of Advances [for that Loan Group];

in each case previously incurred by the master servicer in the performance of its servicing obligations. Proceeds from that repurchase will be distributed to the Certificateholders [in the related Certificate Group] in the priority described above. The proceeds from that distribution, if any, may not be sufficient to distribute the full amount to which each Class of Certificates [on a Certificate Group] is entitled if, [with respect to the related Loan Group,] the purchase price is based in part on the appraised value of any REO Property and that appraised value is less than the Stated Principal Balance of the related Mortgage Loan. Any repurchase of the Mortgage Loans and REO Properties [of a Loan Group] will result in an early retirement of the Certificates [in the related Certificate Group].

OPTIONAL PURCHASE OF DEFAULTED LOANS

         As to any Mortgage Loan which is delinquent in payment by 91 days or more, the master servicer may, at its option, purchase that Mortgage Loan at a price equal to 100% of the Stated Principal Balance of that Mortgage Loan plus accrued interest thereon at the applicable Mortgage Rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which that amount is to be distributed.

EVENTS OF DEFAULT

         Events of Default will consist of:

         o any failure by the master servicer to deposit in the Certificate Account or the Distribution Account the required amounts or remit to the trustee any payment (including an Advance required to be made under the terms of the pooling and servicing agreement) which continues unremedied for five Business Days after written notice of that failure shall have been given to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates;

         o any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the master servicer, in the pooling and servicing agreement, which continues unremedied for 60 days after the giving of written notice of that failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

         o insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

         As of any date of determination, holders of the Offered Certificates will be allocated 95% of all Voting Rights, allocated among the Offered Certificates in proportion to their respective outstanding Certificate Principal Balances and holders of the Class B-IO Certificates and the Residual Certificates will be allocated all of the remaining Voting Rights.

         Voting Rights will be allocated among the Certificates of each of those Classes in accordance with their respective Percentage Interests.

RIGHTS UPON EVENT OF DEFAULT

         So long as an Event of Default under the pooling and servicing agreement remains unremedied, the trustee shall, but only upon the receipt of instructions from the holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the Mortgage Loans, whereupon the trustee will succeed to all of the responsibilities and duties of the master servicer under the pooling and servicing agreement, including the obligation to make Advances. No assurance can be given that termination of the rights and obligations of the master servicer under the pooling and servicing agreement would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the Mortgage Loans.

         No Certificateholder, solely by virtue of that holder's status as a Certificateholder, will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, unless that holder previously has given to the trustee written notice of the continuation of an Event of Default and unless the holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates have made written request to the trustee to institute that proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

THE TRUSTEE

         [Name of Trustee] will be the trustee under the pooling and servicing agreement. The depositor and First Horizon may maintain other banking relationships in the ordinary course of business with the trustee. Offered Certificates may be surrendered at the Corporate Trust Office of the trustee located at [Address of Trustee, Attention: Name of Officer] or at any other address the trustee may designate from time to time.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The weighted average life of, and the yield to maturity on each Class of the Offered Certificates generally will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans in the related Loan Group[, or in the case of the Class AV-[1] and Class AV-[2]
Certificates, in the related Loan Subgroup]. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagor's equity in those properties, and changes in the mortgagors' housing needs, job transfers and employment status. Furthermore, as described under "The Mortgage Pool -- Assignment of the Mortgage Loans," with respect to up to [50]% of the [Initial] Mortgage Loans [and all of the Subsequent Mortgage Loans] (the "Delay Delivery Mortgage Loans"), the depositor may deliver the related Trustee Mortgage Files after the Closing Date [or Subsequent Transfer Date, as applicable]. Should the seller fail to deliver all or a portion of any such Trustee Mortgage Files to the depositor or other designee of the depositor or, at the Depositor's direction, to the trustee within the time periods described under "The Mortgage Pool-- Assignment of the Mortgage Loans," the seller will be required to use its best efforts to deliver a Substitute Mortgage Loan for the related Delay Delivery Mortgage Loan or repurchase the related Delay Delivery Mortgage Loan. Any repurchases in accordance with this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans. [In addition, approximately [____]% of the Mortgage Loans in the Fixed Rate [Statistical Calculation] Loan Group and approximately [____]% of the Mortgage Loans in the Adjustable Rate [Statistical Calculation] Loan Group require the payment of a penalty in connection with some prepayments, generally during the first five years following origination of the related Mortgage Loan. These penalties, if enforced by the master servicer, may affect the rate of prepayments on the Mortgage Loans.]

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Offered Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Offered Certificates. The depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with those determinations.

         The weighted average life and yield to maturity of each Class of Offered Certificates will also be influenced by the amount of Excess Cashflow generated by the Mortgage Loans and applied in reduction of the Certificate Principal Balances of those Certificates. The level of Excess Cashflow available on any Distribution Date to be applied in reduction of the Certificate Principal Balances of the Offered Certificates will be influenced by, among other factors:

         o the overcollateralization level of the assets in the Loan Group at that time (i.e., the extent to which interest on the Mortgage Loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the related Offered Certificates),

         o        the delinquency and default experience of the Mortgage Loans,

         o the level of One-Month LIBOR and the Mortgage Index for the Adjustable Rate Mortgage Loans, and

         o the provisions of the pooling and servicing agreement that permit any principal to be distributed to the Class B-IO Certificates and the Residual Certificates and to the master servicer as an Extra Master Servicing Fee (in each case as provided in the pooling and servicing agreement) when required overcollateralization levels have been met.

         To the extent that greater amounts of Excess Cashflow are distributed in reduction of the Certificate Principal Balances of a Class of Offered Certificates, the weighted average life of that Class can be expected to shorten. No assurance, however, can be given as to the amount of Excess Cashflow distributed at any time or in the aggregate. See "Description of the Offered Certificates -- Overcollateralization and Cross-Collateralization Provisions" in this prospectus supplement.

         The Class AF-[ ] Certificates will not be entitled to distributions of principal until the Distribution Date in [ ] (except as otherwise described in this prospectus supplement). Thereafter, the relative entitlement of the Class AF-[ ] Certificates to payments in respect of principal is subject to increase in accordance with the calculation of the Class AF-[ ] Distribution Amount. See "Description of the Certificates -- Distributions" in this prospectus supplement.

PREPAYMENTS AND YIELDS FOR OFFERED CERTIFICATES

         The extent to which the yield to maturity of the Offered Certificates may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in the related Loan Group [or Loan Subgroup, as applicable]. In particular, in the case of an Offered Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the Mortgage Loans in the related Loan Group [or Loan Subgroup, as applicable], could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of those Mortgage Loans in the related Loan Group [or Loan Subgroup, as applicable], could result in an actual yield to that investor that is lower than the anticipated yield.

         All of the Mortgage Loans in the Fixed Rate Loan Group are fixed rate Mortgage Loans. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on those mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, those mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on those mortgage loans. If Fixed Rate Mortgage Loans with higher mortgage rates prepay at rates higher than other Fixed Rate Mortgage Loans, the Fixed Rate Net Cap may be lower than otherwise would be the case. As a result, the interest payable on the Fixed Rate Certificates on a Distribution Date could be reduced because of the imposition of the Fixed Rate Net Cap. In addition, the pass-through rate on the Class AF-[1] Certificates adjusts monthly based on One-Month LIBOR while the mortgage rates on the Fixed Rate Mortgage Loans are fixed, except for certain mortgage rates that may decline based on payment history.

         Although amounts deposited in the Fixed Rate Carryover Reserve Fund will be available to pay any Fixed Net Rate Carryover, there is no assurance that funds will be available or sufficient to pay that amount. The ratings assigned Offered Fixed Rate Certificates do not address the likelihood of the payment of that amount.

         The effective yield to the holders of the Fixed Rate Certificates (other than the Class AF-[1] Certificates) will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to those holders and the purchase price of such Certificates because monthly distributions will not be payable to those holders until the [___]th day (or, if that day is not a business day, the following business day) of the month following the month in which interest accrues on the related Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of that delay).

         All of the Mortgage Loans in the Adjustable Rate Loan Group are adjustable rate Mortgage Loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Prepayments on the [1/29], [2/28] and [3/27] Mortgage Loans may differ as they approach their respective First Adjustment Dates. No assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

         Although the Mortgage Rates on the Adjustable Rate Mortgage Loans are subject to adjustment, those Mortgage Rates adjust less frequently than the Pass-Through Rate on the related Offered Adjustable Rate Certificates and adjust by reference to the Mortgage Index. Changes in One-Month LIBOR may not correlate with changes in the Mortgage Index and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Offered Adjustable Rate Certificates. The Mortgage Rate applicable to all or substantially all of the Adjustable Rate Mortgage Loans and any Adjustment Date will be based on the Mortgage Index value most recently announced generally as of a date [45] days before that Adjustment Date. Thus, if the Mortgage Index value with respect to an Adjustable Rate Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the Adjustable Rate Available Funds Cap on the related Offered Adjustable Rate Certificates. [In addition, a substantial portion of the Mortgage Loans in Adjustable Rate [Statistical Calculation] Loan Group have Mortgage Rates which will not adjust for a substantial period of time after origination.] See "The Mortgage Pool" in this prospectus supplement.

         Although amounts deposited in the Adjustable Rate Carryover Reserve Fund will be available to pay any Adjustable Rate Carryover, there is no assurance that funds will be available to pay that amount. The ratings assigned to the Offered Adjustable Rate Certificates do not address the likelihood of the payment of that amount.

         The "Last Scheduled Distribution Date" for (A) the Class AF-[ ] Certificates is the Distribution Date on which the Certificate Principal Balance of those Certificates would be reduced to zero assuming, among other things, that: no prepayments are received on the Mortgage Loans in the related Loan Group, scheduled monthly payments of principal of and interest on each of those Mortgage Loans are timely received and Excess Cashflow and any Remainder Excess Cashflow is not used to make accelerated payments of principal; or (B) the Class AF-[ ], Class MF-[1], Class MF-[2] and Class BF Certificates and the Offered Adjustable Rate Certificates is the Distribution Date falling in the [_____] calendar month after the calendar month in which the last scheduled monthly payment is due on the Mortgage Loans in (i) the Fixed Rate [Statistical Calculation] Loan Group, (ii) [Statistical Calculation] Loan Subgroup [ ], in the case of the Class AV-[1] Certificates, (iii) [Statistical Calculation] Loan Subgroup [ ], in the case of the Class AV-[2] Certificates and (iv) the Adjustable Rate [Statistical Calculation] Loan Group, in the case of the Class MV-[1], Class MV-[2] and Class BV Certificates.

         The actual final Distribution Date with respect to each Class of Offered Certificates could occur significantly earlier than its Last Scheduled Distribution Date because:

         o        prepayments  are likely to occur  which will be applied to the
                  payment  of  the  Certificate   Principal  Balances  of  those
                  Classes,

         o Excess Cashflow to the extent available will be applied as an accelerated payment of principal on the Offered Certificates as described in this prospectus supplement, and

         o the master servicer may purchase all the Mortgage Loans [in a Loan Group] when outstanding Stated Principal Balances thereof has declined to [10]% or less of [the sum of (i) the Initial Cut-off Date Principal Balance of that Loan Group and (ii) the Pre-Funded Amount allocated to purchase Subsequent Mortgage Loans to be included in that Loan Group].

         Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this prospectus supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this prospectus supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. For example, a [22]% Prepayment Vector assumes prepayment rates of [2.2]% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loans and an additional [2.2]% per annum (i.e. [ 1/10] of the final per annum rate) in each month thereafter up to and including the [tenth] month. Beginning in the [eleventh] month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, a [22]% Prepayment Vector assumes a constant prepayment rate of [22]% per annum. The other percentages of the Prepayment Vector identified in this prospectus supplement assume that the Fixed Rate Mortgage Loans will prepay at rates which start and increase in a similar manner (i.e., [1/10] of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this prospectus supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. [27]% CPR assumes a constant prepayment rate of [27]% per annum.

         There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on those mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise above the interest on those mortgage loans, the rate of prepayment would be expected to decrease.

         The following tables have been prepared on the basis of the following assumptions (collectively, the "Modeling Assumptions"):

         o the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model,

         o distributions on the Offered Certificates are received, in cash, on the [___]th day of each month, commencing in [_______], in accordance with the payment priorities defined in this prospectus supplement,

         o no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Mortgage Loans occur,

         o scheduled payments are assumed to be received on the first day of each month commencing in [_______], and prepayments represent payment in full of individual Mortgage Loans and are assumed to be received on the last day of each month, commencing in [_______], and include 30 days' interest thereon,

         o the level of the six-month LIBOR Mortgage Index remains constant at [___]% per annum, the level of one-year CMT remains constant at [___]% per annum and the level of One-Month LIBOR remains constant at [___]% per annum,

         o the Pass-Through Margin for the Offered Adjustable Rate Certificates remains constant at the rates applicable before the [related] Optional Termination Date and the Pass-Through Margin for the Offered Adjustable Rate Certificates is adjusted accordingly on any Distribution Date following the [related] Optional Termination Date,

         o        the Closing Date for the Certificates is [_____],

         o the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of

                  o        the assumed  level of the  six-month  LIBOR  Mortgage
                           Index, and

                  o the respective Gross Margin (that sum being subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors),

         o        a Servicing Fee Rate of [0.50]% for each Loan Group,

         o except as indicated with respect to the weighted average lives, no optional termination is exercised [with respect to either Loan Group] on the [respective] Optional Termination Date, and

         o [all of Pre-Funded Amount is used to purchase Subsequent Mortgage Loans for inclusion in the related Loan Group or Subgroup (as applicable) during the Funding Period, and]

each Loan Group [or Loan Subgroup] consists of Mortgage Loans having the approximate characteristics described below:

                              FIXED RATE LOAN GROUP
                               [LOAN SUBGROUP [ ]]

                                      ORIGINAL            ORIGINAL TERM         REMAINING TERM
                                      AMORTIZATION TERM   TO MATURITY           TO MATURITY
PRINCIPAL BALANCE($) MORTGAGE RATE(%) (IN MONTHS)         (IN MONTHS)           (IN MONTHS)
-------------------- ---------------  -----------------   --------------------  --------------------






                           ADJUSTMENT RATE LOAN GROUP
                               [LOAN SUBGROUP [ ]]


                              ORIGINAL        ORIGINAL        REMAINING
                              AMORTIZATION    TERM            TERM TO                    INITIAL
PRINCIPAL       MORTGAGE      TERM            TO MATURITY     MATURITY       PERIODIC    PERIODIC
BALANCE ($)     RATE (%)      (IN MONTHS)     (IN MONTHS)     (IN MONTHS)    CAP (%)     CAP (%)
-----------     --------      -----------     -----------     -----------    -------     -------






             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
           OF THE CLASS AF-[1] CERTIFICATES AT THE FOLLOWING CONSTANT
                               PERCENTAGES OF SPA

                                                    CLASS AF-[1] CERTIFICATES
                                                --------------------------------
DISTRIBUTION DATE                                %       %      %      %      %
-----------------                               ---     ---    ---    ---    ---
Initial                                         100     100    100    100    100

Weighted Average Life (in years)(1) . . . . .
Weighted Average Life (in years)(2) . . . . .


----------------------
(1)   The weighted average life of the Offered Certificates is determined by:

      (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,

      (b)   adding the results, and

      (c) dividing the sum by the initial respective Certificate Principal Balance for that Class of Offered Certificates.

(2)   To the [respective] Optional Termination Date.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
          OF THE CLASS AF-[___] CERTIFICATES AT THE FOLLOWING CONSTANT
                               PERCENTAGES OF SPA


                                                    CLASS AF-[_] CERTIFICATES
                                                --------------------------------
DISTRIBUTION DATE                                %       %      %      %      %
-----------------                               ---     ---    ---    ---    ---
Initial                                         100     100    100    100    100


Weighted Average Life (in years)(1) . . . . .
Weighted Average Life (in years)(2) . . . . .


----------------------
(1)   The weighted average life of the Offered Certificates is determined by:

      (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,

      (b)   adding the results, and

      (c) dividing the sum by the initial respective Certificate Principal Balance for that Class of Offered Certificates.

(2)   To the [respective] Optional Termination Date.


             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
           OF THE CLASS MF-[1] CERTIFICATES AT THE FOLLOWING CONSTANT
                               PERCENTAGES OF SPA

                                                    CLASS MF-[1] CERTIFICATES
                                                --------------------------------
DISTRIBUTION DATE                                %       %      %      %      %
-----------------                               ---     ---    ---    ---    ---
Initial                                         100     100    100    100    100

Weighted Average Life (in years)(1) . . . . .
Weighted Average Life (in years)(2) . . . . .


----------------------
(1)   The weighted average life of the Offered Certificates is determined by:

      (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,

      (b)   adding the results, and

      (c) dividing the sum by the initial respective Certificate Principal Balance for that Class of Offered Certificates.

(2)   To the [respective] Optional Termination Date.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
           OF THE CLASS MF-[2] CERTIFICATES AT THE FOLLOWING CONSTANT
                               PERCENTAGES OF SPA


                                                    CLASS MF-[2] CERTIFICATES
                                                --------------------------------
DISTRIBUTION DATE                                %       %      %      %      %
-----------------                               ---     ---    ---    ---    ---
Initial                                         100     100    100    100    100

Weighted Average Life (in years)(1) . . . . .
Weighted Average Life (in years)(2) . . . . .


----------------------
(1)   The weighted average life of the Offered Certificates is determined by:

      (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,

      (b)   adding the results, and

      (c) dividing the sum by the initial respective Certificate Principal Balance for that Class of Offered Certificates.

(2)   To the [respective] Optional Termination Date.


             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING OF THE CLASS BF CERTIFICATES AT THE FOLLOWING CONSTANT
                               PERCENTAGES OF SPA

                                                     CLASS BF CERTIFICATES
                                                --------------------------------
DISTRIBUTION DATE                                %       %      %      %      %
-----------------                               ---     ---    ---    ---    ---
Initial                                         100     100    100    100    100

Weighted Average Life (in years)(1) . . . . .
Weighted Average Life (in years)(2) . . . . .


----------------------
(1)   The weighted average life of the Offered Certificates is determined by:

      (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,

      (b)   adding the results, and

      (c) dividing the sum by the initial respective Certificate Principal Balance for that Class of Offered Certificates.

(2)   To the [respective] Optional Termination Date.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
           OF THE CLASS AV-[1] CERTIFICATES AT THE FOLLOWING CONSTANT
                               PERCENTAGES OF SPA

                                                    CLASS AV-[1] CERTIFICATES
                                                --------------------------------
DISTRIBUTION DATE                                %       %      %      %      %
-----------------                               ---     ---    ---    ---    ---
Initial                                         100     100    100    100    100

Weighted Average Life (in years)(1) . . . . .
Weighted Average Life (in years)(2) . . . . .


----------------------
(1)   The weighted average life of the Offered Certificates is determined by:

      (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,

      (b)   adding the results, and

      (c) dividing the sum by the initial respective Certificate Principal Balance for that Class of Offered Certificates.

(2)   To the [respective] Optional Termination Date.


             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
           OF THE CLASS AV-[2] CERTIFICATES AT THE FOLLOWING CONSTANT
                               PERCENTAGES OF SPA

                                                    CLASS AV-[2] CERTIFICATES
                                                --------------------------------
DISTRIBUTION DATE                                %       %      %      %      %
-----------------                               ---     ---    ---    ---    ---
Initial                                         100     100    100    100    100

Weighted Average Life (in years)(1) . . . . .
Weighted Average Life (in years)(2) . . . . .


----------------------
(1)   The weighted average life of the Offered Certificates is determined by:

      (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,

      (b)   adding the results, and

      (c) dividing the sum by the initial respective Certificate Principal Balance for that Class of Offered Certificates.

(2)   To the [respective] Optional Termination Date.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
           OF THE CLASS MV-[1] CERTIFICATES AT THE FOLLOWING CONSTANT
                               PERCENTAGES OF SPA

                                                    CLASS MV-[1] CERTIFICATES
                                                --------------------------------
DISTRIBUTION DATE                                %       %      %      %      %
-----------------                               ---     ---    ---    ---    ---
Initial                                         100     100    100    100    100

Weighted Average Life (in years)(1) . . . . .
Weighted Average Life (in years)(2) . . . . .


----------------------
(1)   The weighted average life of the Offered Certificates is determined by:

      (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,

      (b)   adding the results, and

      (c) dividing the sum by the initial respective Certificate Principal Balance for that Class of Offered Certificates.

(2)   To the [respective] Optional Termination Date.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
           OF THE CLASS MV-[2] CERTIFICATES AT THE FOLLOWING CONSTANT
                               PERCENTAGES OF SPA

                                                    CLASS MV-[2] CERTIFICATES
                                                --------------------------------
DISTRIBUTION DATE                                %       %      %      %      %
-----------------                               ---     ---    ---    ---    ---
Initial                                         100     100    100    100    100

Weighted Average Life (in years)(1) . . . . .
Weighted Average Life (in years)(2) . . . . .


----------------------
(1)   The weighted average life of the Offered Certificates is determined by:

      (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,

      (b)   adding the results, and

      (c) dividing the sum by the initial respective Certificate Principal Balance for that Class of Offered Certificates.

(2)   To the [respective] Optional Termination Date.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING OF THE CLASS BV CERTIFICATES AT THE FOLLOWING CONSTANT
                               PERCENTAGES OF SPA

                                                      CLASS BV CERTIFICATES
                                                --------------------------------
DISTRIBUTION DATE                                %       %      %      %      %
-----------------                               ---     ---    ---    ---    ---
Initial                                         100     100    100    100    100

Weighted Average Life (in years)(1) . . . . .
Weighted Average Life (in years)(2) . . . . .


----------------------
(1)   The weighted average life of the Offered Certificates is determined by:

      (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,

      (b)   adding the results, and

      (c) dividing the sum by the initial respective Certificate Principal Balance for that Class of Offered Certificates.

(2)   To the [respective] Optional Termination Date.

ADDITIONAL INFORMATION

      The depositor intends to file additional yield tables and other computational materials with respect to the Class A Certificates with the Securities and Exchange Commission in a report on Form 8-K. Those tables and materials were prepared by the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors. Those tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                 USE OF PROCEEDS

      The depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Mortgage Loans.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following discussion, when read in conjunction with "Material Federal Income Tax Consequences" in the accompanying prospectus, is the opinion of Andrews Kurth LLP, counsel to the depositor, as to the material U.S. federal income tax aspects of the purchase, ownership and disposition of the Certificates, and is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to Certificate Owners in light of their personal investment circumstances or to certain types of Certificate Owners subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Certificates.

      The pooling and servicing agreement provides that the Trust Fund, exclusive of the assets held in the Fixed Rate Carryover Reserve Fund and Adjustable Rate Carryover Reserve Fund, will comprise several Lower Tier REMICs (as defined in the pooling and servicing agreement) and an Upper Tier REMIC (as defined in the pooling and servicing agreement) organized in a tiered REMIC structure. Each Lower Tier REMIC will issue uncertificated regular interests and those interests will be held entirely by the REMIC immediately above it in the tiered structure. Each of the Lower Tier REMICs and the Upper Tier REMIC will designate a single class of interests as the residual interest in that REMIC. The Residual Certificate will represent ownership of the residual interests in each of the REMICs. Elections will be made to treat each Lower Tier REMIC and the Upper Tier REMIC as a REMIC for federal income tax purposes.

      Each class of Offered Certificates and the Class B-IO Certificates will represent beneficial ownership of regular interests issued by the Upper Tier
REMIC. In addition, each of the Offered Adjustable Rate Certificates will represent a beneficial interest in the right to receive payments from the Adjustable Rate Carryover Reserve Fund in accordance with an interest rate cap agreement included in the pooling and servicing agreement (an "Interest Rate Cap Agreement"). Due to their entitlement to Fixed Net Rate Carryover, the Offered Fixed Rate Certificates will be treated as also representing beneficial interests in contractual rights that would either be treated for United States federal income tax purposes as an interest rate cap agreement treated as a notional principal contract or as an interest in an entity taxable as a partnership for federal income tax purposes.

      Upon the issuance of the Offered Certificates, Andrews Kurth LLP ("Tax Counsel"), will deliver its opinion concluding, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, each Lower Tier REMIC and the Upper Tier REMIC will qualify as a REMIC within the meaning of Section 860D of the Code and the Offered Certificates represent regular interests in a REMIC. In addition, Tax Counsel will deliver an opinion concluding that the Adjustable Rate Carryover Reserve Fund is an "outside reserve fund" that is beneficially owned by the holders of the Class BV-IO Certificates. Moreover, Tax Counsel will deliver an opinion concluding that the rights of the holders of the Offered Adjustable Rate Certificates to receive payments from the Adjustable Rate Carryover Reserve Fund in accordance with the Interest Rate Cap Agreement represents, for federal income tax purposes, contractual rights coupled with a REMIC regular interest within the meaning of Treasury regulations 91.860G-2(i).

TAXATION OF REGULAR INTERESTS

      A holder of an Offered Certificate of any Class of Offered Certificates will be treated for federal income tax purposes as owning an interest in regular interests in the Upper Tier REMIC. The Offered Adjustable Rate Certificates will also represent beneficial ownership of an interest in a limited recourse interest rate cap agreement. The treatment of the rights of the Offered Fixed Rate Certificates to any Fixed Net Rate Carryover is unclear for federal income tax purposes. The rights of those Certificates to Fixed Net Rate Carryover may be treated as representing beneficial interests in the right to receive payments from the Fixed Rate Carryover Reserve Fund in accordance with an Interest Rate Cap Agreement. Alternatively, the rights of those Certificates to Fixed Net Rate Carryover may be treated as representing the beneficial interests in an entity taxable as a partnership for federal income tax purposes with the Class BF-IO
Certificates in respect of each Class BF-IO Certificates' entitlement to interest, which may result in different tax timing consequences to Certificateholders and in withholding on those amounts to Certificateholders who are non-U.S. Persons. Prospective investors in the Offered Fixed Rate Certificates should consult their tax advisors regarding the tax treatment of the rights of those Certificates to Fixed Net Rate Carryover.

      A holder of an Offered Certificate must allocate its purchase price for that Offered Certificate between its two components -- the REMIC regular interest component and the Interest Rate Cap Agreement component or the partnership interest component, as applicable. For information reporting purposes, the trustee will assume that, with respect to any Offered Certificate, the Interest Rate Cap Agreement component or the partnership interest component, as applicable, will have only nominal value relative to the value of the regular interest component. The IRS could, however, argue that the Interest Rate Cap Agreement component or the partnership interest component, as applicable, has significant value, and if that argument were to be sustained, the regular interest component could be viewed as having been issued with an additional amount of original issue discount ("OID") (which could cause the total amount of discount to exceed a statutorily defined de minimis amount). See "Federal Income Tax Consequences -- Taxation of Regular Interest Certificates" in the prospectus.

      Upon the sale, exchange, or other disposition of an Offered Certificate the holder must allocate the amount realized between the two components of the Offered Certificate based on the relative fair market values of those components at the time of sale. Assuming that an Offered Certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Interest Rate Cap Agreement component or the partnership interest component, as applicable, should be capital gain or loss, and, gain or loss on the disposition of the regular interest component should, subject to the limitation described below, be capital gain or loss. Gain attributable to the regular interest component of an Offered Certificate will be treated as ordinary income, however, to the extent that gain does not exceed the excess, if any, of:

         o the amount that would have been includable in the holder's gross income with respect to the regular interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the Offered Certificate over

         o        the amount actually included in that holder's income.

         Interest on a regular interest must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, a Regular interest could be considered to have been issued with OID. See "Federal Income Tax Consequences -- Taxation of Regular Interest Certificates" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to a [22]% Prepayment Vector in the case of the Offered Fixed Rate Certificates and [27]% CPR in the case of the Offered Adjustable Rate Certificates, each as described above. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to that OID.

STATUS OF THE OFFERED CERTIFICATES

         The Regular Interest component of the Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the Adjustable Rate Carryover Reserve Fund, or the Fixed Rate Carryover Reserve Fund, as applicable, would be so treated. In addition, to the extent a regular interest represents real estate assets under section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code. The Interest Rate Cap Agreement or partnership interest component of an Offered Certificate will not, however, qualify as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856(c)(5)(B) of the Code.

THE FIXED RATE CARRYOVER RESERVE FUND AND ADJUSTABLE RATE CARRYOVER RESERVE FUND

         As indicated above, a portion of the purchase price paid by a holder to acquire an Offered Adjustable Rate Certificate will be attributable to the Interest Rate Cap Agreement component of the Offered Certificate. The portion of the overall purchase price attributable to the Interest Rate Cap Agreement component must be amortized over the life of that Offered Certificate, taking into account the declining balance of the related Regular Interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Interest Rate Cap Agreement component of an Offered Adjustable Rate Certificate.

         Any payments made to a holder of an Offered Adjustable Rate Certificate from the Adjustable Rate Carryover Reserve Fund from the Adjustable Rate Carryover Reserve Fund or Fixed Rate Carryover Reserve Fund will be treated as periodic payments on an interest rate cap agreement. To the extent the sum of those periodic payments for any year exceed that year's amortized cost of the Interest Rate Cap Agreement component, that excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, that excess is allowable as an ordinary deduction. The foregoing discussion will describe the treatment of the Fixed Rate Carryover Reserve Fund with respect to the Offered Fixed Rate Certificates if the latter is treated as an Interest Rate Cap Agreement (rather than an interest in a partnership) for federal income tax purposes. Prospective investors in the Offered Fixed Rate Certificates should consult their tax advisors regarding the tax treatment of the rights of those Certificates to Fixed Net Rate Carryover.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, some contributions to a trust fund that elects to be treated as a REMIC made after the day on which that trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property (the "Contributions Tax"). The Trust Fund will not accept contributions that would subject it to that tax.

         In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the Trust Fund will recognize net income from foreclosure property subject to federal income tax.

         Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the pooling and servicing agreement and in respect of compliance with then applicable law, that tax will be borne by the master servicer or trustee in either case out of its own funds. If either the master servicer or the trustee, as the case may be, fails to pay or is not required to pay any that tax as provided above, that tax will be paid by the Trust Fund first with amounts otherwise distributable to the holders of Certificates in the manner provided in the pooling and servicing agreement. It is not anticipated that any material state or local income or franchise tax will be imposed on the Trust Fund.

         For further information regarding the federal income tax consequences of investing in the Certificates, see "Material Federal Income Tax Consequences -- REMIC Certificates" in the prospectus.

                                   STATE TAXES

         The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding those tax consequences.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving "disqualified persons" and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that Section (collectively with employee benefit plans subject to ERISA, "Plans"); ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of those Certificates. See "ERISA Considerations" in the prospectus.

         Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Those plans which are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Class A Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

         The U.S. Department of Labor has granted to [Underwriter] an administrative exemption (Prohibited Transaction Exemption[ ]; Exemption Application No.[______], Fed. Reg. [___] ([___]) (the "Exemption") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations and the servicing, operation and management of those asset-backed pass-through trusts; provided that the conditions and requirements of the Exemption are met. The Exemption applies to mortgage loans such as the Mortgage Loans in the Trust Fund.

         For a general description of the Exemption and the conditions that must be satisfied for the exemption to apply, see "ERISA Considerations" in the prospectus.

         It is expected that the Exemption will apply to the acquisition and holding of the Class A Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single Mortgagor that is the obligor on five percent (5%) of the Mortgage Loans included in the Trust Fund by aggregate unamortized principal balance of the assets of the Trust Fund.

         The Exemption does not apply to the initial purchase, the holding or the subsequent resale of the Subordinated Offered Certificates because the Subordinated Offered Certificates are subordinate to some other Classes of Certificates. Consequently, transfers of the Subordinated Offered Certificates will not be registered by the trustee unless the trustee receives:

         o a representation from the transferee of that Certificate, acceptable to and in form and substance satisfactory to the trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any of those plans or arrangements or using the assets of any of those plans or arrangements to effect that transfer,

         o (if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing those Certificates with funds contained in an "insurance company general account" (as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of those Certificates are covered under Sections I and III of PTCE 95-60, or

         o an opinion of counsel satisfactory to the trustee that the purchase and holding of that Certificate by a Plan, any person acting on behalf of a Plan or using that Plan's assets, will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the trustee to any obligation in addition to those undertaken in the pooling and servicing agreement.

         The representation described above shall be deemed to have been made to the trustee by the transferee's acceptance of a Subordinated Offered Certificate. If that representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using that Plan's assets is attempted without such opinion of counsel, that attempted transfer or acquisition shall be void and of no effect.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1 described in the prospectus and the Exemption, and the potential consequences in their specific circumstances, before making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement among the depositor, [Underwriter] [and [_____________]] (an affiliate of the depositor, the seller and the master servicer) (collectively, the "Underwriters"), the depositor has agreed to sell the Offered Certificates to the Underwriters, and the Underwriters have respectively agreed to purchase from the depositor the initial Certificate Principal Balance of each Class of the Offered Certificates from the depositor set forth below. It is expected that the proceeds to the depositor from the sale of the Offered Certificates will be approximately $[_______], plus accrued interest, before deducting issuance expenses payable by the depositor, estimated to be approximately $[_____].

CLASS                      [UNDERWRITER]               [UNDERWRITER]
-----                      -------------               -------------
AF-1
AF-
AF-
MF-1
MF-2
BF
AV-1
AV-2
MV-1
NV-2
BV
           Totals

         The depositor has been advised that the Underwriters propose initially to offer the Offered Certificates to certain dealers at that price less a selling concession not to exceed the percentage of the Certificate denomination set forth below, and that the Underwriters may allow and those dealers may reallow a reallowance discount not to exceed the percentage of the Certificate denomination set forth below:

CLASS OF CERTIFICATES         SELLING CONCESSION       REALLOWANCE DISCOUNT
-----------------------       ------------------       --------------------
Class AF-1 Certificates
Class AF- Certificates
Class AF- Certificates
Class MF-1 Certificates
Class MF-2 Certificates
Class BF Certificates
Class AV-1 Certificates
Class AV-2 Certificates
Class MV-1 Certificates
Class MV-2 Certificates
Class BV Certificates
           Totals

         After the initial public offering, the public offering price, those concessions and those discounts may be changed.

         The depositor has been advised by each Underwriter that such Underwriter intends to make a market in the Offered Certificates, but neither of the Underwriters has any obligation to do so. There can be no assurance that a secondary market for the Offered Certificates (or any particular Class of the Offered Certificates) will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to Certificateholders.

         Until the distribution of the Offered Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and some selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Certificates. Those transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

         Neither the depositor nor either of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Certificates. In addition, neither the depositor nor either of the Underwriters makes any representation that the Underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

         The depositor has agreed to indemnify the Underwriters against, or make
contributions  to  the  Underwriters  with  respect  to,  certain   liabilities,
including liabilities under the Securities Act of 1933, as amended.

         After the initial distribution of the Offered Certificates, this prospectus and prospectus supplement may be used by FTN Financial Securities Corp., an affiliate of the depositor, the seller and the master servicer, in connection with market making transactions in such Certificates. FTN Financial Securities Corp. may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale and not at the prices of the initial offering.

                                  LEGAL MATTERS

         The validity of the Certificates, including certain federal income tax consequences with respect to the Certificates, will be passed upon for the depositor by Andrews Kurth LLP [______] will pass upon certain legal matters on behalf of the Underwriters.

                                     RATINGS

         It is a condition of the issuance of the Offered Certificates that each Class of Offered Certificates be assigned the ratings designated below by [Rating Agency] and [Rating Agency] (the "Rating Agencies").

CLASS                [RATING AGENCY RATING]          [RATING AGENCY RATING]
-----                ----------------------          ----------------------
AF-1
AF-
AF-
MF-1
MF-2
BF
AV-1
AV-2
MV-1
NV-2
BV
           Totals

         The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Fixed Net Rate Carryover or Adjustable Rate Certificate Carryover (as the case may be) or the anticipated yields in light of prepayments.

         The depositor has not requested a rating of the Offered Certificates by any rating agency other than [Rating Agency] and [Rating Agency]. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by that other rating agency. The ratings assigned by another rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                                      ANNEX

                 FIXED RATE [STATISTICAL CALCULATION] LOAN GROUP
                  [[STATISTICAL CALCULATION] LOAN SUBGROUP [ ]]

                             MORTGAGE RATES FOR THE
                        MORTGAGE LOANS IN THE FIXED RATE
              [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP] (1)

RANGE OF                          NUMBER OF               AGGREGATE PRINCIPAL
MORTGAGE RATES (%)                MORTGAGE LOANS          BALANCE OUTSTANDING
------------------                --------------          -------------------
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
     TOTAL:

(1) As of the [Statistical Calculation] [Cut-off] Date, the weighted average Mortgage Rate of the Mortgage Loans in the Fixed Rate [Statistical Calculation] Loan [Group] [Subgroup [ ]] was approximately [ ]% per annum.

                     [COMBINED] LOAN-TO-VALUE RATIOS FOR THE
                        MORTGAGE LOANS IN THE FIXED RATE
              [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP] (1)

RANGE OF [COMBINED]               NUMBER OF               AGGREGATE PRINCIPAL
LOAN-TO-VALUE RATIOS (%)          MORTGAGE LOANS          BALANCE OUTSTANDING
------------------------          --------------          -------------------
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
     TOTAL:

(1) As of the [Statistical Calculation] [Cut-off] Date, the weighted average [Combined] Loan-to-Value Ratio of the Mortgage Loans in the Fixed Rate [Statistical Calculation] Loan [Group] [Subgroup [ ]] was approximately [ ]%.

                     MORTGAGE LOAN PRINCIPAL BALANCE FOR THE
                        MORTGAGE LOANS IN THE FIXED RATE
              [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP] (1)


RANGE OF MORTGAGE LOAN            NUMBER OF               AGGREGATE PRINCIPAL
PRINCIPAL BALANCES ($)            MORTGAGE LOANS          BALANCE OUTSTANDING
----------------------            --------------          -------------------
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
     TOTAL:

(1) As of the [Statistical Calculation] [Cut-off] Date, the average principal balance of the Mortgage Loans in the Fixed Rate [Statistical Calculation] Loan [Group] [Subgroup [ ]] was $[ ].


                   STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES
                    FOR THE MORTGAGE LOANS IN THE FIXED RATE
              [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [ ]]

                                  NUMBER OF               AGGREGATE PRINCIPAL
STATE                             MORTGAGE LOANS          BALANCE OUTSTANDING
-----                             --------------          -------------------














    TOTALS:

                      TYPE OF MORTGAGED PROPERTIES FOR THE
                        MORTGAGE LOANS IN THE FIXED RATE
              [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [ ]]

                                  NUMBER OF               AGGREGATE PRINCIPAL
PROPERTY TYPE                     MORTGAGE LOANS          BALANCE OUTSTANDING
--------------------              --------------          -------------------
2-4 Family Dwellings
High-Rise Condominiums
Low-Rise Condominiums
Manufactured Housing
  (treated as real property)
Planned Unit Developments
Single-Family Detached Dwellings
    TOTALS:



                    OCCUPANCY TYPES FOR THE MORTGAGE LOANS IN
                    THE FIXED RATE [STATISTICAL CALCULATION]
                         LOAN [GROUP] [SUBGROUP [ ]] (1)

                                  NUMBER OF               AGGREGATE PRINCIPAL
OCCUPANCY TYPE                    MORTGAGE LOANS          BALANCE OUTSTANDING
--------------------              --------------          -------------------
Second Home
Investment Property
Primary Residence
    TOTALS:

(1) Based upon representations of the related mortgagors at the time of origination.


                   REMAINING MONTHS TO STATED MATURITY FOR THE
                        MORTGAGE LOANS IN THE FIXED RATE
            [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [ ]] (1)

                                  NUMBER OF               AGGREGATE PRINCIPAL
REMAINING TERM (MONTHS)           MORTGAGE LOANS          BALANCE OUTSTANDING
----------------------            --------------          -------------------
-
-
-
    TOTALS:

(1) As of the [Statistical Calculation] [Cut-off] Date, the weighted average remaining amortization terms to maturity for the Mortgage Loans in the Fixed Rate [Statistical Calculation] Loan [Group] [Subgroup [ ]] was approximately [ ] months.

                              LOAN PURPOSE FOR THE
                          MORTGAGE LOANS IN FIXED RATE
             [STATISTICAL CALCULATIONS] LOAN [GROUP] [SUBGROUP [ ]]

                                  NUMBER OF               AGGREGATE PRINCIPAL
LOAN PURPOSE                      MORTGAGE LOANS          BALANCE OUTSTANDING
------------------                --------------          -------------------
Refinance-Cash Out
Purchase
Refinance-Rate/Term
    TOTALS:



              ADJUSTABLE RATE [STATISTICAL CALCULATION] LOAN GROUP
                  [[STATISTICAL CALCULATION] LOAN SUBGROUP [ ]]

                    MORTGAGE RATES FOR THE MORTGAGE LOANS IN
              [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP] (1)

RANGE OF                          NUMBER OF               AGGREGATE PRINCIPAL
MORTGAGE RATES (%)                MORTGAGE LOANS          BALANCE OUTSTANDING
------------------                --------------          -------------------
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
     TOTAL:

(1) As of the [Statistical Calculation] [Cut-off] Date, the weighted average Mortgage Rate of the Mortgage Loans in [Statistical Calculation] Loan [Group] [Subgroup [ ]] was approximately [ ]% per annum.

                       GROSS MARGINS FOR MORTGAGE LOANS IN
              [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP] (1)

RANGE OF                          NUMBER OF               AGGREGATE PRINCIPAL
GROSS MARGINS (%)                 MORTGAGE LOANS          BALANCE OUTSTANDING
-----------------                 --------------          -------------------
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
     TOTAL:

(1) As of the [Statistical Calculation] [Cut-off] Date, the weighted average Gross Margin of the Mortgage Loans in [Statistical Calculation] Loan [Group] [Subgroup [ ]] was approximately [ ]%.


                     MAXIMUM RATES FOR THE MORTGAGE LOANS IN
              [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP] (1)

RANGE OF                          NUMBER OF               AGGREGATE PRINCIPAL
MAXIMUM RATES (%)                 MORTGAGE LOANS          BALANCE OUTSTANDING
-----------------                 --------------          -------------------
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
     TOTAL:

(1) As of the [Statistical Calculation] [Cut-off] Date, the weighted average Maximum Rate of the Mortgage Loans in [Statistical Calculation] Loan [Group] [Subgroup [ ]] was approximately [ ]% per annum.


                        MORTGAGE LOAN PRINCIPAL BALANCES
                            FOR THE MORTGAGE LOANS IN
              [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP] (1)

RANGE OF MORTGAGE LOAN            NUMBER OF               AGGREGATE PRINCIPAL
PRINCIPAL BALANCES ($)            MORTGAGE LOANS          BALANCE OUTSTANDING
----------------------            --------------          -------------------
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
     TOTAL:

(1) As of the [Statistical Calculation] [Cut-off] Date, the average principal balance of the Mortgage Loans in [Statistical Calculation] Loan [Group] [Subgroup [ ]] was $[ ].

                  MINIMUM MORTGAGE RATES FOR MORTGAGE LOANS IN
              [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP] (1)

RANGE OF MINIMUM                  NUMBER OF               AGGREGATE PRINCIPAL
INTEREST RATES (%)                MORTGAGE LOANS          BALANCE OUTSTANDING
------------------                --------------          -------------------
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
     TOTAL:

(1) As of the [Statistical Calculation] [Cut-off] Date, the weighted average Minimum Mortgage Rate of the Mortgage Loans in [Statistical Calculation] Loan [Group] [Subgroup [ ]] was approximately [ ]% per annum.


                   [COMBINED] LOAN-TO-VALUE RATIO FOR MORTGAGE
                          LOANS IN THE ADJUSTABLE RATE
              [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP] (1)

RANGE OF [COMBINED]               NUMBER OF               AGGREGATE PRINCIPAL
LOAN-TO-VALUE RATIOS (%)          MORTGAGE LOANS          BALANCE OUTSTANDING
------------------------          --------------          -------------------
% - %
% - %
% - %
% - %
% - %
% - %
% - %
% - %
     TOTAL:

(1) As of the [Statistical Calculation] [Cut-off] Date, the weighted average Loan-to-Value Ratio of the Mortgage Loans in [Statistical Calculation] Loan [Group] [Subgroup [ ]] was approximately [ ]%.

                   STATE DISTRIBUTION OF MORTGAGED PROPERTIES
                            FOR THE MORTGAGE LOANS IN
              [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [ ]]

                                  NUMBER OF               AGGREGATE PRINCIPAL
STATE                             MORTGAGE LOANS          BALANCE OUTSTANDING
-----                             --------------          -------------------











    TOTALS:



                            INITIAL FIXED RATE PERIOD
                            FOR THE MORTGAGE LOANS IN
              [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [ ]]

INITIAL FIXED RATE                NUMBER OF               AGGREGATE PRINCIPAL
PERIOD (MONTHS)                   MORTGAGE LOANS          BALANCE OUTSTANDING
------------------                --------------          -------------------
6
12
24
36
    TOTALS:


                            NEXT ADJUSTMENT DATE FOR
                     THE [2/28] AND [3/27] MORTGAGE LOANS IN
              [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [ ]]

                                  NUMBER OF               AGGREGATE PRINCIPAL
NEXT ADJUSTMENT DATE              MORTGAGE LOANS          BALANCE OUTSTANDING
--------------------              --------------          -------------------








    TOTALS:

                            NEXT ADJUSTMENT DATE FOR
                   THE NON-[2/28] AND [3/27] MORTGAGE LOANS IN
              [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [ ]]

                                  NUMBER OF               AGGREGATE PRINCIPAL
NEXT ADJUSTMENT DATE              MORTGAGE LOANS          BALANCE OUTSTANDING
--------------------              --------------          -------------------







    TOTALS:


                      TYPE OF MORTGAGED PROPERTIES FOR THE
                                MORTGAGE LOANS IN
              [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [ ]]

                                  NUMBER OF               AGGREGATE PRINCIPAL
PROPERTY TYPE                     MORTGAGE LOANS          BALANCE OUTSTANDING
--------------------              --------------          -------------------
2-4 Family Dwellings
Low-Rise Condominiums
Manufactured Housing
  (treated as real property)
Planned Unit Developments
Single-Family Detached Dwellings
    TOTALS:


                    OCCUPANCY TYPES FOR THE MORTGAGE LOANS IN
                          THE [STATISTICAL CALCULATION]
                         LOAN [GROUP] [SUBGROUP [ ]] (1)

                                  NUMBER OF               AGGREGATE PRINCIPAL
OCCUPANCY TYPE                    MORTGAGE LOANS          BALANCE OUTSTANDING
-------------------               --------------          -------------------
Investment Property
Primary Residence
    TOTALS:

(1) Based upon representation of the related mortgagors at the time of origination.

                   REMAINING MONTHS TO STATED MATURITY FOR THE
                                MORTGAGE LOANS IN
            [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [ ]] (1)

                                  NUMBER OF               AGGREGATE PRINCIPAL
REMAINING TERM (MONTHS)           MORTGAGE LOANS          BALANCE OUTSTANDING
-----------------------           --------------          -------------------
-
-
-
    TOTALS:

(1) As of the [Statistical Calculation] [Cut-off] Date, the weighted average remaining months to scheduled maturity for the Mortgage Loans in [Statistical Calculation] Loan [Group] [Subgroup [ ]] was approximately [ ] months.


                     LOAN PURPOSE FOR THE MORTGAGE LOANS IN
              [STATISTICAL CALCULATION] LOAN [GROUP] [SUBGROUP [ ]]

                                  NUMBER OF               AGGREGATE PRINCIPAL
LOAN PURPOSE                      MORTGAGE LOANS          BALANCE OUTSTANDING
------------------                --------------          -------------------
Refinance-Cash Out
Purchase
Refinance-Rate/Term
    TOTALS:

                             INDEX OF DEFINED TERMS


[1/29] Mortgage Loans.........................................................26
[2/28] Mortgage Loans.........................................................26
[3/27] Mortgage Loans.........................................................26
accrual period.................................................................8
Accrual Period................................................................41
adjustable rate available funds cap...........................................14
Adjustable Rate Available Funds Cap...........................................43
Adjustable Rate Carryover Reserve Fund........................................53
Adjustable Rate Carryover Reserve Fund Deposit................................53
Adjustable Rate Certificate Carryover.........................................43
Adjustable Rate Loan Group....................................................23
Adjustable Rate Mortgage Loans................................................23
Adjustable Rate Statistical Calculation Cut-off Loan Group....................22
Adjustment Date...............................................................25
Advance.......................................................................35
Applied Realized Loss Amount..................................................51
balloon loans.................................................................15
Book-Entry Certificates.......................................................37
Business Day..................................................................41
capital asset.................................................................70
Certificate Account...........................................................38
Certificate Group.............................................................37
Certificates..................................................................36
Class A Adjustable Rate Certificates..........................................36
Class A Certificates..........................................................36
Class A Fixed Rate  Certificates..............................................36
Class A Principal Distribution Amount.........................................46
Class AF-[_] Distribution Amount..............................................46
Class B Certificates..........................................................37
Class B Principal Distribution Amount.........................................47
Class B-IO Certificates.......................................................37
Class M-1 Certificates........................................................36
Class M-1 Principal Distribution Amount.......................................46
Class M-2 Certificates........................................................36
Class M-2 Principal Distribution Amount.......................................47
Code..........................................................................69
Collateral Value..............................................................27
Combined Loan-to-Value Ratio..................................................26
Compensating Interest.........................................................35
Constant Prepayment Rate......................................................60
Contributions Tax.............................................................71
CPR 60
cross-collateralization.......................................................10
Current Interest..............................................................42
Cut-off Date..................................................................27
Delay Delivery Mortgage Loans.................................................57
Deleted Mortgage Loan.........................................................29
depositor.....................................................................22
Distribution Account..........................................................40
Distribution Account Deposit Date.............................................39
Distribution Date.............................................................41
Due Dates.....................................................................35
Due Period....................................................................40
ERISA.........................................................................72

Excess Cashflow...............................................................48
excess interest...............................................................13
Excess Overcollateralization Amount...........................................52
Exemption.....................................................................72
Extra Master Servicing Fee....................................................51
Extra Principal Distribution Amount...........................................48
fixed net rate cap............................................................14
Fixed Net Rate Cap............................................................42
Fixed Net Rate Carryover......................................................44
Fixed Rate Carryover Reserve Fund.............................................52
Fixed Rate Carryover Reserve Fund Deposit.....................................52
Fixed Rate Loan Group.........................................................23
Fixed Rate Mortgage Loans.....................................................23
Fixed Rate Statistical Calculation Loan Group.................................22
FTMSI.........................................................................31
Funding Period................................................................30
Gross Margin..................................................................25
Initial Cut-off Date..........................................................22
Initial Cut-off Date Pool Principal Balance...................................22
Initial Mortgage Loans........................................................22
Initial Mortgage Pool.........................................................22
insurance company general account.............................................73
Insurance Proceeds............................................................38
Interest Carry Forward Amount.................................................42
Interest Determination Date...................................................52
Interest Funds................................................................39
Interest Rate Cap Agreement...................................................69
Last Scheduled Distribution Date..............................................59
LIBOR Business Day............................................................52
Liquidation Proceeds..........................................................38
loan group.....................................................................6
Loan Group....................................................................23
loan subgroup..................................................................6
Loan Subgroup.................................................................23
Loan Subgroup [__]............................................................23
Loan Subgroup [__] Percentage.................................................45
Loan-to-Value Ratio...........................................................26
Master Servicer Advance Date..................................................35
Maximum Mortgage Rate.........................................................26
Mezzanine Adjustable Rate Certificates........................................36
Mezzanine Certificates........................................................37
Mezzanine Fixed Rate Certificates.............................................36
Minimum Mortgage Rate.........................................................29
Modeling Assumptions..........................................................60
Mortgage Index................................................................25
Mortgage Loans................................................................28
Mortgage Notes................................................................23
mortgage related securities...................................................11
Mortgaged Properties..........................................................23
net income from foreclosure property..........................................71
Net Mortgage Rate.............................................................29
OC Floor......................................................................48
offered adjustable rate certificates...........................................7
Offered Adjustable Rate Certificates..........................................37
Offered Certificates..........................................................37
offered fixed rate certificates................................................7

Offered Fixed Rate Certificates...............................................37
OID 70
One-Month LIBOR...............................................................43
Optional Termination Date.....................................................55
Overcollateralization Amount..................................................49
overcollateralized............................................................10
Pass-Through Margin...........................................................43
Pass-Through Rate.............................................................43
Percentage Interest...........................................................41
Periodic Rate Cap.............................................................25
Plans.........................................................................72
Pre-Funded Amount.............................................................30
Pre-Funding Account...........................................................30
Prepayment Interest Excess....................................................35
Prepayment Interest Shortfall.................................................35
Prepayment Models.............................................................59
Prepayment Vector.............................................................60
Principal Distribution Amount.................................................46
Principal Funds...............................................................40
Prohibited Transactions Tax...................................................71
PTCE 95-60....................................................................73
Purchase Price................................................................29
PV  60
Rating Agencies...............................................................75
real estate assets............................................................71
Realized Loss.................................................................51
Record Date...................................................................41
Reference Bank Rate...........................................................52
Reference Banks...............................................................52
related subordinated classes..................................................12
Remainder Excess Cashflow.....................................................48
REO Property..................................................................35
Replacement Mortgage Loan.....................................................29
Required Percentage...........................................................49
Residual Certificates.........................................................37
Scheduled Payments............................................................23
senior certificates............................................................9
Servicing Agreement...........................................................31
Servicing Fee.................................................................35
Servicing Fee Rate............................................................35
Servicing Rights Transfer and Subservicing Agreement..........................32
Specified Overcollateralization Amount........................................48
Stated Principal Balance......................................................27
Statistical Calculation Cut-off Date Pool Principal Balance...................22
Statistical Calculation Cut-off Date Subgroup Principal Balance...............22
Statistical Calculation Date..................................................22
Statistical Calculation Loan Group............................................22
Statistical Calculation Loan Subgroup.........................................22
Statistical Calculation Loan Subgroup [__]....................................22
Statistical Calculation Pool..................................................22
Stepdown Date.................................................................49
subordinated certificates......................................................9
Subordinated Offered Adjustable Rate Certificates.............................36
Subordinated Offered Certificates.............................................37
Subordinated Offered Fixed Rate Certificates..................................36
subordination.................................................................12

Subsequent Cut-off Date.......................................................30
Subsequent Mortgage Loans.....................................................30
Subsequent Transfer Agreement.................................................30
Subsequent Transfer Date......................................................30
Tax Counsel...................................................................69
Trigger Event.................................................................49
Trustee's Mortgage File.......................................................28
Underwriters..................................................................73
Unpaid Realized Loss Amount...................................................51

                          (Seller and Master Servicer)


                       FIRST HORIZON [ ] TRUST 200[_]-[_]
                                    (Issuer)



                                 $[____________]
                                  (Approximate)


                  ASSET-BACKED CERTIFICATES, SERIES 200[_]-[_]

                         ------------------------------

                              PROSPECTUS SUPPLEMENT

                           ---------------------------


                                  [UNDERWRITER]

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus until [__________].

                                [______], 200[_]

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION; DATED OCTOBER 20, 2004


PROSPECTUS SUPPLEMENT
(To Prospectus dated ______________)

                              $[_________________]
                                  (Approximate)

                    FIRST TENNESSEE BANK NATIONAL ASSOCIATION
                           SELLER AND MASTER SERVICER

                 FIRST HORIZON HOME EQUITY LOAN TRUST 200[_]-[_]
                                     ISSUER

     REVOLVING HOME EQUITY LOAN ASSET-BACKED CERTIFICATES, SERIES 200[_]-[_]
              Distributions payable monthly commencing in ________

                             CLASS [__] CERTIFICATES

You should carefully consider the risk factors beginning on page S-[__] of this prospectus supplement and on page [__] of the accompanying prospectus.



THE CERTIFICATES

         The Class [__] Certificates have an original principal balance of $[______], subject to a permitted variance of plus or minus [10]%.



THE TRUST FUND

         The trust fund will own a pool consisting of [two] loan groups of home equity revolving credit line loans made or to be made in the future under certain home equity revolving credit line loan agreements. The loans will be secured by first or second deeds of trust or mortgages on one- to four-family residential properties and will bear interest at rates that adjust based on the prime rate. The trust fund will also initially include funds from the sale of the certificates in excess of the cut-off date principal balances. These excess funds are expected to be used to acquire additional home equity revolving credit line loans after the cut-off date. The Class [ ]Certificates will represent an interest in loan group [ ] only.

THE POLICY

         [Certificate Insurer] will issue an irrevocable and unconditional certificate guaranty insurance policy which will guarantee certain payments to certificateholders.

                           [CERTIFICATE INSURER LOGO]

         THE SEC AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         [Underwriter] will purchase the certificates from the depositor on a firm commitment basis and will offer the certificates subject to prior sale and subject to its right to reject orders in whole or in part. The certificates will be issued in book-entry form on or about [ ], 200[ ] and will be offered in the United States and Europe.

                                  [UNDERWRITER]

                                   [ ], 200[ ]

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

         We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

         After the initial distribution of the certificates offered hereby, this prospectus and prospectus supplement may be used by FTN Financial Securities Corp., an affiliate of the depositor, the seller and the master servicer, in connection with market making transactions in such certificates. FTN Financial Securities Corp. may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale and not at the prices of the initial offering. Certain information in this prospectus supplement will be updated from time to time.

                                TABLE OF CONTENTS

                                                                            PAGE

Important notice about information presented in this
         prospectus supplement and the accompanying prospectus...............S-2

SUMMARY  ....................................................................S-5
         Trust Fund..........................................................S-5
         The Offered Certificates............................................S-5
         Other Certificates..................................................S-5
         Depositor...........................................................S-5
         Seller and Master Servicer..........................................S-5
         Trustee  ...........................................................S-5
         Certificate Insurer.................................................S-5
         Pooling and Servicing Agreement.....................................S-5
         Cut-off Date........................................................S-6
         Closing Date........................................................S-6
         Distribution Dates..................................................S-6
         Record Date.........................................................S-6
         Denominations.......................................................S-6
         Registration of Certificates........................................S-6
         The Mortgage Loans..................................................S-6
         The Class [    ] Certificates.......................................S-7
         Certificate Principal Balance.......................................S-7
         Prefunding Account..................................................S-7
         Termination.........................................................S-8
         Credit Enhancement..................................................S-8
         Material Federal Income Tax Consequences............................S-9
         ERISA Considerations................................................S-9
         Legal Investment Considerations.....................................S-9
         Certificate Rating..................................................S-9

RISK FACTORS................................................................S-10

FORWARD LOOKING STATEMENTS..................................................S-15

THE MASTER SERVICER.........................................................S-15
         General  ..........................................................S-15
         The Master Servicer................................................S-15

THE HOME EQUITY LOAN PROGRAM................................................S-15
         Underwriting Procedures Relating to Home Equity Loans..............S-15
         Servicing of the Mortgage Loans....................................S-16
         Foreclosure and Delinquency Experience.............................S-17
         Management's Discussion and Analysis of Delinquency
          and Foreclosure Trends............................................S-19

DESCRIPTION OF THE MORTGAGE LOANS...........................................S-19
         General  ..........................................................S-19
         Mortgage Loan Terms................................................S-19
         [The Prefunding Account............................................S-27

MATURITY AND PREPAYMENT CONSIDERATIONS......................................S-27

POOL FACTOR AND TRADING INFORMATION.........................................S-28

DESCRIPTION OF THE CERTIFICATES.............................................S-29
         General  ..........................................................S-29
         Book-entry Certificates............................................S-30
         Assignment of Mortgage Loans.......................................S-31
         Amendments to Credit Line Agreements...............................S-32
         Optional Transfers of Mortgage Loans to the Transferor.............S-32
         Payments on Mortgage Loans; Deposits to Collection Account.........S-33
         Allocations and Collections........................................S-34
         Distributions on the Certificates..................................S-35
         Limited Subordination of Transferor Interest.......................S-38
         Rapid Amortization Events..........................................S-38
         The Policy.........................................................S-39
         The Certificate Insurer............................................S-40

         Reports to Certificateholders......................................S-41
         Collection and Other Servicing Procedures on Mortgage Loans........S-41
         Hazard Insurance...................................................S-42
         Realization upon Defaulted Mortgage Loans..........................S-42
         Optional Purchase of Defaulted Loan................................S-42
         Servicing Compensation and Payment of Expenses.....................S-43
         Evidence as to Compliance..........................................S-43
         Certain Matters Regarding the Master Servicer and the Transferor...S-43
         Events of Servicing Termination....................................S-44
         Rights upon an Event of Servicing Termination......................S-44
         Amendment..........................................................S-45
         Termination; Retirement of the Certificates........................S-45
         The Trustee........................................................S-46
         Certain Activities.................................................S-46

DESCRIPTION OF THE PURCHASE AGREEMENT.......................................S-47
         Transfers of Mortgage Loans........................................S-47
         Representations and Warranties.....................................S-47
         Assignment to Trust Fund...........................................S-47
         Termination........................................................S-47

USE OF PROCEEDS.............................................................S-47

MATERIAL FEDERAL INCOME TAX CONSEQUENCES....................................S-47
         General  ..........................................................S-47
         Characterization of the Certificates as Indebtedness...............S-47
         Taxation of Interest Income of Certificate Owners..................S-48
         Possible Classification of the Certificates as a
          Partnership or Association Taxable as a Corporation...............S-48
         Possible Classification as a Taxable Mortgage Pool.................S-49
         Foreign Investors..................................................S-49
         Backup Withholding.................................................S-50

STATE TAXES.................................................................S-50

ERISA CONSIDERATIONS........................................................S-50

LEGAL INVESTMENT CONSIDERATIONS.............................................S-52

UNDERWRITING................................................................S-52

LEGAL MATTERS...............................................................S-53

EXPERTS  ...................................................................S-53

RATINGS  ...................................................................S-53

INDEX OF DEFINED TERMS......................................................S-54

                                     SUMMARY

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

TRUST FUND

First Horizon Home Equity Loan Trust 200[ ]-[ ] is a [grantor] [statutory] trust formed under the laws of the State of [New York] [Delaware]. The trust fund will own a pool of home equity revolving credit line loans made or to be made in the future under certain home equity revolving credit line loan agreements. The loans will be secured by first or second deeds of trust or mortgages on one- to four-family residential properties and will bear interest at rates that adjust based on the prime rate. We sometimes refer to these loans as home equity loans or mortgage loans. [The original principal balance of the certificates will exceed the aggregate cut-off date principal balances of the home equity loans initially transferred to the trust fund. Funds in an amount equal to this excess are expected to be used to acquire additional home equity loans that are not included in the cut-off date pool. Until they are so used, they will be held in the trust fund.]

[We will be dividing the mortgage loans in the trust fund into [two] groups. Each will be referred to as a loan group. The ownership interest of each loan group will be allocated between the Class [ ] Certificates and the Class [ ] Certificates, as applicable, and a single transferor interest. The Class [ ] Certificates will initially represent approximately a 100% interest in loan group [ ] and the Class [ ] Certificates will initially represent approximately a 100% interest in loan group [ ].] The percentage interests in each loan group represented by the certificates will vary over time. The percentage interests in the trust fund not represented by the certificates will be represented by the transferor interest, which will also vary over time.

The property of the trust will generally consist of: the principal balance of each mortgage loan as of the cut-off date (referred to as the cut-off date principal balance), plus any new advances made on it under the applicable credit line agreement during the life of the trust fund; collections on the mortgage loans received after the cut-off date (exclusive of payments of accrued interest due on or before the cut-off date); mortgaged properties relating to the mortgage loans that are acquired by foreclosure or deed in lieu of foreclosure; the collection account for the certificates(excluding its net earnings); [the Prefunding Account[s] [and the similar account for loan group [ ] and any additional loans purchased with their proceeds;] [the Reserve Fund (excluding its net earnings);] [the Policy] and any further credit enhancement for the certificates; and an assignment of the depositor's rights under the purchase agreement.

THE OFFERED CERTIFICATES

First Horizon Home Equity Loan Trust 200[ ]-[ ] will issue [ ] classes of Revolving Home Equity Loan Asset Backed Certificates and a Transferor's
Interest. Only the Class [ ] Certificates are offered by this prospectus supplement.

OTHER CERTIFICATES

First Horizon Home Equity Loan Trust 200[ ]-[ ] is also issuing the Class [ ] Certificates and the Transferor's Interest. As described in this prospectus supplement, except for limited cross-collateralization, the Class [ ] Certificates are not supported by the mortgage loans in loan group [ ], the group that supports the offered certificates. As described in this prospectus supplement, a portion of the Transferor's Interest is subordinated in right of payment to the Class [ ] and Class [ ] Certificates. Information regarding the Class [ ] Certificates and the Transferor's Interest is included in this prospectus supplement chiefly to provide you with a better understanding of the Class [ ] Certificates.

DEPOSITOR

First Horizon Asset Securities Inc., a limited purpose finance subsidiary of First Horizon Home Loan
Corporation.  Its address is 4000 Horizon Way,
Irving, Texas  75063, and its telephone number is
(214) 441-4000.

See "The Depositor" in the prospectus.

SELLER AND MASTER SERVICER

[First Tennessee Bank National Association, a national banking association].

See "The Master Servicer" in this prospectus supplement.

TRUSTEE

[Name of Trustee].

CERTIFICATE INSURER

[Certificate Insurer], will insure the Class [ ] Certificates as described in this prospectus supplement.

See "Description of the Certificates -- The Certificate Insurer" in this prospectus supplement.

MORTGAGE LOAN PURCHASE AGREEMENT

The mortgage loan purchase agreement between the seller and the depositor, as purchaser.

POOLING AND SERVICING AGREEMENT

The certificates will be issued pursuant to the pooling and servicing agreement among the seller and master servicer, the depositor and the trustee under which the trust fund will be formed.

CUT-OFF DATE

[             ], 200[ ].

CLOSING DATE

On or about [             ], 200[ ].

DISTRIBUTION DATES

The trustee will make distributions on the [ ]th day of each calendar month beginning in [ ], 200[ ]. If the [ ]th day of a month is not a business day, then distributions will be made on the next business day after the [ ]th day of the month.

RECORD DATE

The [last] day  preceding a  distribution  date or, if the  certificates  are no
longer  book-entry  certificates,   the  last  day  of  the  month  preceding  a
distribution date.

DENOMINATIONS

The Class [ ] Certificates will be issued in minimum denominations of $[25,000] and multiples of $[1,000] in excess thereof.

REGISTRATION OF CERTIFICATES

The Class [ ] Certificates will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the Class [ ] Certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

See "Description of Certificates -- Book-Entry Certificates" in this prospectus supplement.

THE MORTGAGE LOANS

General

The mortgage loans are revolving lines of credit. During the applicable draw period, each borrower may borrow amounts from time to time up to the maximum amount of that borrower's line of credit. If borrowed amounts are repaid, they can again be borrowed.

The pool balance equals the aggregate of the principal balances of all mortgage loans in [both] loan groups. The loan group balance of a loan group equals the aggregate of the principal balances of all mortgage loans in that loan group. The principal balance of a mortgage loan (other than a liquidated mortgage loan) on any day is equal to its cut-off date principal balance, plus any additional balances in respect of that mortgage loan, minus all collections credited against the principal balance of that mortgage loan prior to that day. Once a mortgage loan is finally liquidated, its principal balance will be zero.

Loan Rate

Interest on each mortgage loan is payable monthly and computed on the related daily outstanding principal balance for each day in the billing cycle. The loan rate is a variable rate per annum equal to the sum of the highest prime rate published in the Money Rates table of The Wall Street Journal as of the first business day of each calendar month and a margin.

The loan rate is subject to applicable usury limits and certain maximum rates. Loan rates are adjusted monthly on the first business day of the calendar month preceding the due date. As to each mortgage loan, the due date is the fifteenth day of each month.

Principal Payments

Each home equity loan features a draw period during which the loan may be drawn upon, immediately followed by a repayment period during which the loan must be repaid. In general, home equity loans with [ ]-year draw periods have [ ]-year repayment periods. These [ ]-year draw periods are generally extendible for an additional [ ] years with the approval of the master servicer.

Statistics

The statistical information presented in this prospectus supplement concerning the pool of mortgage loans does not reflect all of the mortgage loans which will be included in the pool on the closing date. Instead, such statistical information relates to statistical calculation loan groups which include the number and principal balances of only mortgage loans originated by the seller through the statistic calculation date and included in the applicable loan group. The aggregate principal balance of each statistic calculation loan group as of the statistic calculation date is the statistic calculation
loan group balance. The statistic calculation date is [       ], 200[ ].

Unless  otherwise   noted,  all  statistical   percentages  in  this  prospectus
supplement are measured by the aggregate principal balance of the applicable statistic calculation loan group on the statistic calculation date.

See "Description of the Mortgage Loans" in this prospectus supplement for additional information concerning the statistic calculation pool and the mortgage loans in general.

                          SUMMARY OF LOANS IN STATISTIC
                           CALCULATION LOAN GROUP [ ]
                       (AS OF STATISTIC CALCULATION DATE)


Loan Group [ ] Statistic Calculation Date
 Balance....................................     $___
Weighted Average Combined Loan-to-Value
 Ratio......................................                ___%
Weighted Average Margin.....................                ___%
Range of Principal Balances.................     $0.00 to $___
Average Principal Balance...................     $___ to $___
Range of Credit Limits......................     ___ through ___
Average Credit Limit........................        ___% to ___%
Origination Period..........................                ___%
Range of Loan Rates.........................                ___%
Weighted Average Loan Rate..................                ___%
Weighted Average Maximum Loan Rate..........                ___%
Weighted Average Minimum Loan Rate..........                ___%
Maximum Credit Utilization Rate.............                ___%
Average Credit Utilization Rate.............                ___%
Percentage of Pool Secured by 1st Liens.....                ___%
Percentage of Pool Secured by 2nd Liens.....                ___%
Weighted Average 2nd Mortgage Ratio.........                ___%

Percentage with Mortgaged Properties in:
  [California]..............................                ___%
  [Michigan]................................                ___%
  [Colorado]................................                ___%
  [Illinois]................................                ___%
  [Florida].................................                ___%
Range of Remaining Term to Scheduled
 Maturity...................................     ___mos. to ___mos.

Weighted Average Remaining Term to
  Scheduled Maturity........................     ___mos.

Percentage Single Family Residences.........                ___%

Percent Owner Occupied......................                ___%

THE CLASS [    ] CERTIFICATES

Certificate Rate

The certificate rate on the Class [ ] Certificates may change from distribution date to distribution date. On any distribution date the certificate rate for the Class [ ] Certificates will equal the least of:

o     LIBOR plus [ ]% per annum,

o the weighted average of the loan rates on the mortgage loans in loan group [___] minus certain fees, expenses and minimum spread requirements, and

o     [__]% per annum.

However, on any payment date for which the certificate rate for the Class [ ] Certificates has been determined pursuant to the weighted average of the net loan rates on the mortage loans in loan group [ ], the excess, if any, of the lesser of

o     [___]% per annum and

o     LIBOR + [___]% per annum

over the certificate rate will be paid (with interest at the rate of LIBOR + [________ ]% per annum, but not at a rate in excess of [__]% per annum) to the Class [__] Certificates on subsequent distribution dates to the extent that funds are available in the priority described in this prospectus supplement.

See "Description of the Certificates -- Interest" in this prospectus supplement.

Interest Period

For each distribution date and class of certificates, the period beginning on the prior distribution date (or in the case of the first distribution date, beginning on the closing date) and ending on the day before the applicable distribution date. The trustee will calculate interest based on the actual number of days in the interest period and a year assumed to consist of 360 days.

Certificate Principal Balance

The original principal balance of either class of certificates may be reduced or increased by not more than [10]% depending on the aggregate principal balance of the mortgage loans in the related loan group actually delivered on the closing date.

Principal

The amount of principal distributed on a class of certificates on a distribution date will depend on whether the distribution date occurs during the managed amortization period or the rapid amortization period.

The managed amortization period begins on the closing date and ends on the earlier of the distribution date in [ ] and the existence of a rapid amortization event.

The rapid amortization period begins on the first distribution date after the end of the managed amortization period.

See "Description of Certificates -- Principal" in this prospectus supplement.

[PREFUNDING ACCOUNT

On the closing date approximately $[___] will be deposited into a prefunding account held as a part of the trust fund. These funds represent the excess of the original principal balance of the Class [___] Certificates over the cut-off date principal balance of the mortgage loans in loan group [__] initially transferred to the trust fund. These funds are expected to be used through [__] to acquire additional home equity loans that are not included in the cut-off date pool. Any additional home equity loans acquired by the trust fund after the cut-off date will have been underwritten using generally the same guidelines as were used to select the initial mortgage loans in the trust fund, and the trust fund will have the benefit of substantially the same representations and warranties covering the initial mortgage loans in the trust fund. The seller and master servicer will not exercise any discretion in the selection of the additional home equity loans to be acquired by the trust fund. The selection will be made by a mechanical procedure on a first-in, first-out basis. The purchase of these additional home equity loans is in addition to the ongoing purchase of additional balances during the managed amortization period with the proceeds of principal repayments received on the trust fund's mortgage loan portfolio. Any funds remaining in the prefunding account on [__] will be used to prepay the Class [__] Certificates on the first Distribution Date.]

TERMINATION

The trust fund will terminate on the distribution date following the later of

o payment in full of all amounts owing to the certificate insurer [and any third party credit enhancer] and

o     the earliest of

o the distribution date on which the principal balance of both classes of certificates have been reduced to zero,

o the final payment or other liquidation of the last mortgage loan in the trust fund,

o the optional transfer of the mortgage loans to the owner of the transferor interest, as described below, and

o     the distribution date in [_______].

The mortgage loans in the trust fund will be subject to optional transfer to the owner of the transferor interest on any distribution date on or after which the combined principal balance of both classes of certificates is reduced to any amount less than or equal to 10% of the original combined principal balance of the certificates and all amounts due and owing to the certificate insurer [and any third party credit enhancer], including any unreimbursed draws on the policy [and any third party enhancement], together with interest on such amounts, have been paid as provided [either] in the insurance agreement under which the policy is issued [or in accordance with any third party credit enhancement].

See  "Description  of  the  Certificates  --  Termination;   Retirement  of  the
Certificates" in this prospectus supplement and "The Agreements -- Termination; Optional Termination" in the prospectus.

CREDIT ENHANCEMENT

General

The trust fund includes various mechanisms that are intended to protect certificateholders against losses on the mortgage loans.

Excess Interest

The trustee will distribute certain interest collections on the mortgage loans in each loan group to cover losses which would otherwise be allocated to the certificates related to that loan group, and to the extent described in this prospectus supplement, to the certificates related to the other loan group.

Limited Subordination of Transferor Interest

The portion of each loan group in the trust fund that is not represented by the certificates is the transferor interest. [Initially, the transferor interest will be $0. The transferor interest is expected to grow as interest collections in excess of trustee fees, amounts due the certificate insurer, interest accrued on the certificates and certain loss amounts due on the certificates are applied as principal distributions on the certificates, thereby creating overcollateralization of the certificates. For each loan group, once the required level of overcollateralization is reached, the acceleration feature for the related Class of Class [ ] Certificates will cease, unless it is necessary to maintain the required level of overcollateralization.] The transferor interest also is the mechanism which absorbs changes in the amount of the mortgage loans in the related loan group due to new borrowings and repayments. In certain circumstances, amounts that would be distributed on the transferor interest will instead be distributed on the certificates. The seller (or one of its affiliates) will be the owner of the transferor interest on the closing date.

See "Description of the Certificates -- Limited Subordination of Transferor Interest" in this prospectus supplement.

The Policy

The policy will irrevocably and unconditionally guarantee on each distribution date to the trustee for the benefit of the certificateholders the full and complete payment of the guaranteed distributions consisting of the guaranteed principal distribution amount with respect to the certificates for such distribution date, and accrued and unpaid interest due on the certificates. The effect of the policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, the certificates. The policy does not cover payment of basis risk carryforward.

In addition, the policy will guarantee the payment of the outstanding certificate principal balance on the distribution date in [ ] (after giving effect to all other amounts distributable and allocable to principal on that distribution date).

In the absence of payments under the policy, certificateholders will directly bear the credit and other risks associated with their percentage interest in the trust fund.

See "Description of the Certificates -- The Policy" in this prospectus supplement.

[Limited Crosscollateralization

The pooling and servicing agreement will allow for some limited cross-collateralization, in that certain excess cashflows from either loan group on any distribution date will be applied to the funding of certain deficiencies in interest and principal with respect to the certificates related to the other loan group.]

[Reserve Fund

On the closing date, an account will be set up in the name of the trustee on behalf of the certificateholders, but will not be funded. Once the required level of overcollateralization for a loan group has been reached, excess cashflow from that loan group may be deposited in the reserve fund on future distribution dates until the amount reaches a specified level. Amounts in the reserve fund may be used to cover shortfalls in amounts required to be distributed as interest to either Class of Class [ ] Certificates or to cover losses on the mortgage loans in either loan group.]

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Subject to the qualifications described under "Material Federal Income Tax Consequences" in this prospectus supplement, Andrews Kurth LLP, special tax counsel to the depositor, is of the opinion that, under existing law, a certificate will be treated as a debt instrument for federal income tax purposes as of the closing date. Furthermore, special tax counsel to the depositor is of the opinion that neither the trust fund nor any portion of the trust fund will be treated as either an association or a publicly traded partnership taxable as a corporation or as a taxable mortgage pool.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

The certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, or by an entity investing the assets of an employee benefit plan, so long as certain conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT CONSIDERATIONS

The Class [ ] Certificates will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because not all of the mortgages securing the loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the Class [ ] Certificates.

See "Legal Investment" in the prospectus.

CERTIFICATE RATING

The certificates will not be offered unless they are each rated [ ] by [Rating Agency] and [ ] by [Rating Agency] A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

See "Ratings" in this prospectus supplement and "Risk Factors -- Rating of Securities" in the prospectus.

                                  RISK FACTORS

       The following information, which you should carefully consider, identifies known material sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

YOU MAY HAVE DIFFICULTY SELLING
  YOUR CERTIFICATES.....................    The  underwriter  intends  to make a
                                            secondary market in the certificates
                                            purchased   by   it,   but   has  no
                                            obligation   to  do  so.  We  cannot
                                            assure you that a  secondary  market
                                            will  develop  or,  if it  develops,
                                            that it will continue. Consequently,
                                            you may  not be  able  to sell  your
                                            certificates  readily  or at  prices
                                            that will enable you to realize your
                                            desired yield.  The market values of
                                            the   certificates   are  likely  to
                                            fluctuate; these fluctuations may be
                                            significant   and  could  result  in
                                            significant   losses  to  you.   The
                                            secondary  markets for asset  backed
                                            securities have experienced  periods
                                            of  illiquidity  and can be expected
                                            to do so in the future.  Illiquidity
                                            can have a severely  adverse  effect
                                            on the prices of securities that are
                                            especially  sensitive to prepayment,
                                            credit,  or interest  rate risk,  or
                                            that  have been  structured  to meet
                                            the   investment   requirements   of
                                            limited categories of investors.

CASH FLOW DISRUPTIONS COULD CAUSE
  PAYMENT DELAYS AND LOSSES.............    Substantial   delays   could  result
                                            while     liquidating     delinquent
                                            mortgage loans. Resulting shortfalls
                                            in          distributions         to
                                            certificateholders  could  occur  if
                                            the certificate  insurer were unable
                                            to perform its obligations under the
                                            policy.     Further,     liquidation
                                            expenses  (such as legal fees,  real
                                            estate taxes,  and  maintenance  and
                                            preservation  expenses)  will reduce
                                            the   security   for   the   related
                                            mortgage  loans  and in turn  reduce
                                            the     proceeds      payable     to
                                            certificateholders. In the event any
                                            of the mortgaged  properties fail to
                                            provide  adequate  security  for the
                                            related  mortgage  loans,  you could
                                            experience a loss if the certificate
                                            insurer  were  unable to perform its
                                            obligations under the policy.

YIELD AND REINVESTMENT MAY BE
  ADVERSELY AFFECTED BY UNPREDICTABILITY
  OF PREPAYMENTS........................    During  the  period  that a borrower
                                            may   borrow    money    under   the
                                            borrower's   line  of  credit,   the
                                            borrower may make  monthly  payments
                                            only for the accrued interest or may
                                            also repay some or all of the amount
                                            previously  borrowed.  In  addition,
                                            borrowers   may  borrow   additional
                                            amounts up to the maximum amounts of
                                            their lines of credit.  As a result,
                                            the amount each loan group  receives
                                            in any month (and in turn the amount
                                            distributed  to the  holders  of the
                                            related class of  certificates)  may
                                            change  significantly.  Even  during
                                            the  repayment   period,   borrowers
                                            generally may prepay their  mortgage
                                            loans at any time  without  penalty.
                                            However,    prepayments   on   loans
                                            secured by  property  in  California
                                            and certain other  jurisdictions may
                                            be subject  to  account  termination
                                            fees  during  the first  five  years
                                            after   origination   of  the  loan.
                                            Generally,   revolving  home  equity
                                            loans are not viewed by borrowers as
                                            permanent  financing.  The  mortgage
                                            loans may be repaid at faster  rates
                                            than traditional mortgage loans. The
                                            trust fund's  prepayment  experience
                                            may be affected by a wide variety of
                                            factors, including: general economic
                                            conditions,   interest  rates,   the
                                            availability      of     alternative
                                            financing and homeowner mobility. In
                                            addition,  substantially  all of the
                                            mortgage  loans contain  due-on-sale
                                            provisions  and the master  servicer
                                            intends to enforce those  provisions
                                            unless doing so is not  permitted by
                                            applicable   law   or   the   master
                                            servicer,  in  a  manner  consistent
                                            with reasonable commercial practice,
                                            permits   the   purchaser   of   the
                                            mortgaged  property  in  question to
                                            assume  the   mortgage   loan.   See
                                            "Description of the Certificates" in
                                            this   prospectus   supplement   and
                                            "Legal   Aspects  of  the  Loans  --
                                            Due-on-Sale    Clauses"    in    the
                                            prospectus   for  a  description  of
                                            certain  provisions  of  the  credit
                                            line  agreements that may affect the
                                            prepayment    experience    on   the
                                            mortgage loans.

                                            The yield to maturity  and  weighted
                                            average  life of  your  certificates
                                            will be  affected  primarily  by the
                                            rate and  timing of  repayments  and
                                            prepayments on the mortgage loans in
                                            your loan group as compared with the
                                            creation  and  amount,  if  any,  of
                                            additional    balances    and,   the
                                            realization  of   liquidation   loss
                                            amounts.  You bear the  reinvestment
                                            risks  resulting  from a  faster  or
                                            slower  rate of  principal  payments
                                            than you  expected.  [You  also bear
                                            the reinvestment  risk if by [ ] all
                                            of  the  funds  in  the   prefunding
                                            account   have  not  been   used  to
                                            acquire   additional   home   equity
                                            loans,   which  would  result  in  a
                                            prepayment   of   the   Class   [  ]
                                            Certificates  in an amount  equal to
                                            the   amount    remaining   in   the
                                            prefunding  account  on that  date.]
                                            See   "Maturity    and    Prepayment
                                            Considerations"  in this  prospectus
                                            supplement and "Yield and Prepayment
                                            Considerations" in the prospectus.

WITHDRAWAL OR DOWNGRADING OF
  INITIAL RATINGS WILL AFFECT THE
  VALUE OF THE CERTIFICATES.............    The rating of the certificates  will
                                            depend primarily on an assessment by
                                            the rating  agencies of the mortgage
                                            loans   and   upon   the   financial
                                            strength of the certificate insurer.
                                            Any  reduction in a rating  assigned
                                            to  the  financial  strength  of the
                                            certificate  insurer may result in a
                                            reduction   in  the  rating  of  the
                                            certificates.  A  reduction  in  the
                                            rating assigned to the  certificates
                                            probably  would  reduce  the  market
                                            value  of the  certificates  and may
                                            affect your ability to sell them.

                                            The  rating  by each  of the  rating
                                            agencies of the  certificates is not
                                            a recommendation  to purchase,  hold
                                            or sell the certificates  since that
                                            rating  does not  address the market
                                            price   or    suitability    for   a
                                            particular   investor.   The  rating
                                            agencies  may reduce or withdraw the
                                            ratings on the  certificates  at any
                                            time  they  deem   appropriate.   In
                                            general,  the ratings address credit
                                            risk   and   do  not   address   the
                                            likelihood of prepayments.

JUNIOR LIEN PRIORITY COULD RESULT IN
  PAYMENT DELAY OR LOSS.................    The  mortgage  loans are  secured by
                                            mortgages which generally are second
                                            mortgages.  The master  servicer has
                                            the     power     under      certain
                                            circumstances  to  consent  to a new
                                            mortgage   lien  on  the   mortgaged
                                            property  having  priority  over the
                                            mortgage  loan  in the  trust  fund.
                                            Mortgage  loans  secured  by  second
                                            mortgages  are  entitled to proceeds
                                            that  remain  from  the  sale of the
                                            related mortgaged property after any
                                            related  senior  mortgage  loan  and
                                            prior   statutory  liens  have  been
                                            satisfied.  In the  event  that  the
                                            remaining  proceeds are insufficient
                                            to  satisfy   the   mortgage   loans
                                            secured  by  second   mortgages  and
                                            prior  liens in the  aggregate  and,
                                            the certificate insurer is unable to
                                            perform  its  obligations  under the
                                            policy,  you  will  bear the risk of
                                            delay  in  distributions  while  any
                                            deficiency   judgment   against  the
                                            borrower  is sought  and the risk of
                                            loss  if  the  deficiency   judgment
                                            cannot   be   obtained   or  is  not
                                            realized upon. See "Legal Aspects of
                                            the Loans" in the prospectus.

TRUST FUND MAY BE UNSECURED
  CREDITOR UNDER CERTAIN MORTGAGE
  LOANS SINCE MORTGAGE LOAN
  ASSIGNMENTS NOT RECORDED..............    Although the mortgage notes relating
                                            to  the   mortgage   loans  will  be
                                            delivered to the trustee within [30]
                                            days of the closing date [(or within
                                            30 days  after  receipt by the trust
                                            fund, with respect to the additional
                                            home equity loans)],  assignments of
                                            mortgage  loans to the trustee  will
                                            not be recorded unless  recording is
                                            required  to protect  the  trustee's
                                            right,  title and interest in and to
                                            the  related  mortgage  loan or,  in
                                            case a court  should  recharacterize
                                            the sale of the mortgage  loans as a
                                            financing,   to   perfect   a  first
                                            priority  security interest in favor
                                            of  the   trustee  in  the   related
                                            mortgage loan.

                                            In  certain   states  in  which  the
                                            mortgage   properties  are  located,
                                            failure to record the assignments of
                                            the related mortgages to the trustee
                                            will have the  result of making  the
                                            sale   of   the    mortgage    loans
                                            potentially  ineffective against any
                                            creditors of the seller who may have
                                            been  fraudulently or  inadvertently
                                            induced  to  rely  on  the  mortgage
                                            loans as  assets of the  seller,  or
                                            any purchaser of a mortgage loan who
                                            had   no   notice   of   the   prior
                                            conveyance to the trust fund if such
                                            purchaser  perfects  his interest in
                                            the   mortgage    loan   by   taking
                                            possession of the related  documents
                                            or other evidence of indebtedness or
                                            otherwise.

                                            In such events, the trust fund would
                                            be  an  unsecured  creditor  of  the
                                            seller.

DEVELOPMENTS IN [CALIFORNIA] COULD
  HAVE DISPROPORTIONATE EFFECT ON
  THE POOL OF MORTGAGE LOANS DUE
  TO GEOGRAPHIC CONCENTRATION OF
  MORTGAGED PROPERTIES..................    Approximately  [__]% of the mortgage
                                            loans in statistic  calculation loan
                                            group  [______]  and   approximately
                                            [__]%  of  the  mortgage   loans  in
                                            statistic   calculation  loan  group
                                            [_____]  are  secured  by  mortgaged
                                            properties  which are located in the
                                            State  of  [California].  After  the
                                            statistic   calculation   date,  the
                                            geographic    concentration    could
                                            change as a result  of the  addition
                                            or   removal  of   mortgage   loans,
                                            prepayments  and/or the  creation of
                                            additional  balances.   Property  in
                                            [California] may be more susceptible
                                            than homes located in other parts of
                                            the  country  to  certain  types  of
                                            uninsurable    hazards,    such   as
                                            earthquakes,  floods,  mudslides and
                                            other    natural    disasters.    In
                                            addition:   economic  conditions  in
                                            [California]  (which  may or may not
                                            affect  real  property  values)  may
                                            affect the ability of  borrowers  to
                                            repay their loans on time;  declines
                                            in the [California] residential real
                                            estate  market may reduce the values
                                            of     properties     located     in
                                            [California],  which would result in
                                            an  increase  in  the  loan-to-value
                                            ratios;  and  any  increase  in  the
                                            market value of  properties  located
                                            in  [California]  would  reduce  the
                                            loan-to-value   ratios   and  could,
                                            therefore,  make alternative sources
                                            of   financing   available   to  the
                                            borrowers at lower  interest  rates,
                                            which could  result in an  increased
                                            rate of  prepayment  of the mortgage
                                            loans.

                                            See "The Home Equity Loan Program --
                                            Management's Discussion and Analysis
                                            of   Delinquency   and   Foreclosure
                                            Trends."

MASTER SERVICER HAS ABILITY TO
  CHANGE THE TERMS OF THE
  MORTGAGE LOANS........................    The  master  servicer  may  agree to
                                            changes  in the  terms  of a  credit
                                            line  agreement,  provided that such
                                            changes   do  not   materially   and
                                            adversely affect the interest of the
                                            related   certificateholders[,   any
                                            third party credit  enhancer or] the
                                            certificate    insurer,    and   are
                                            consistent  with  prudent   business
                                            practice.

                                            In  addition,  the master  servicer,
                                            within  certain   limitations,   may
                                            increase  the  credit  limit  of the
                                            related  mortgage loan or reduce the
                                            loan  rate for that  mortgage  loan.
                                            Any  such  increase  in  the  credit
                                            limit  of  a  mortgage   loan  would
                                            increase the combined loan-to- value
                                            ratio  of that  mortgage  loan  and,
                                            accordingly, would increase the risk
                                            of the related class of certificates
                                            investment in such mortgage loan. In
                                            addition,  any reduction in the loan
                                            rate of a mortgage loan would reduce
                                            the related loan group's excess cash
                                            flow available to absorb losses.

YOUR RETURN COULD BE ADVERSELY
  AFFECTED BY DELINQUENT
  MORTGAGE LOANS........................    The trust fund may include  mortgage
                                            loans  which  are 59 or  fewer  days
                                            delinquent   as  of  [______]   (the
                                            cut-off   date   for  the   pool  of
                                            mortgage loans).  We expect that the
                                            principal  balance of mortgage loans
                                            which  are  between  30 days  and 59
                                            days  delinquent  as of the  cut-off
                                            date will not  exceed  approximately
                                            $[  ].   Mortgage   loans  that  are
                                            already  delinquent may increase the
                                            risk  that  the   trust   fund  will
                                            experience  a loss if there  are not
                                            sufficient  funds from the  investor
                                            interest  collections  to cover  the
                                            investor   loss   amounts   for  any
                                            distribution  date, amounts intended
                                            to   provide   protection   for  the
                                            certificates   that  are   otherwise
                                            payable   to   the   owner   of  the
                                            transferor    interest   have   been
                                            exhausted   and   the    certificate
                                            insurer   fails   to   perform   its
                                            obligations under the policy.

EFFECT OF LOAN RATES ON THE
  CERTIFICATES..........................    The certificates  accrue interest at
                                            a rate based on the one-month  LIBOR
                                            index plus a specified  margin,  but
                                            are  subject  to a  cap  [based,  in
                                            part,  on the interest  rates on the
                                            mortgage loans].

                                            The  mortgage  loans  have  interest
                                            rates  that are  based on the  prime
                                            rate,  and have periodic and maximum
                                            limitations  on  adjustments  to the
                                            loan   rate.   As  a   result,   the
                                            certificates    may   accrue    less
                                            interest  than they would  accrue if
                                            the  certificate   rate  were  based
                                            solely on the LIBOR  index  plus the
                                            specified margin.

                                            A variety of factors could limit the
                                            certificate   rate.  Some  of  these
                                            factors are described below:

                                            Each    certificate   rate   adjusts
                                            [monthly]  while  the loan  rates on
                                            the  mortgage  loans may adjust less
                                            frequently.  Consequently,  the loan
                                            rates may limit  increases in one or
                                            both certificate  rates for extended
                                            periods  in a rising  interest  rate
                                            environment.

                                            The  prime   rate  may   respond  to
                                            different    economic   and   market
                                            factors  than  LIBOR  and  thus  may
                                            increase or  decrease  at  different
                                            times.  As a result,  it is possible
                                            that  the  loan  rates  may  decline
                                            while LIBOR is stable or rising.  It
                                            is also  possible that both the loan
                                            rates and LIBOR may  either  decline
                                            or increase  during the same period,
                                            but that the loan rates may  decline
                                            more rapidly or increase more slowly
                                            than LIBOR.

                                            These factors may  adversely  affect
                                            the   yield  to   maturity   on  the
                                            certificates.  For a  discussion  of
                                            additional  risks  pertaining to the
                                            certificates,  see "Risk Factors" in
                                            the prospectus.

[CERTAIN RIGHTS MAY BE AFFECTED
  BY THE ISSUANCE OF [TWO] CLASSES
  OF CERTIFICATES FROM A SINGLE
  TRUST FUND............................    The  ability  to declare an event of
                                            master  servicing  termination or to
                                            amend  the  pooling  and   servicing
                                            agreement rests with the certificate
                                            insurer and the holders of specified
                                            percentages of the  certificates  in
                                            both  groups.  In  addition,   under
                                            certain   circumstances   the  third
                                            party credit enhancer will have such
                                            rights as they relate to the Class [
                                            ] Certificates.  As a result you may
                                            have less ability to control certain
                                            actions  than you would  have had if
                                            only a single class of  certificates
                                            had  been   issued  from  the  trust
                                            fund.]

TERRORIST ATTACKS AND
  MILITARY ACTION.......................    The  effects   that  the   terrorist
                                            attacks of September 11, 2001 in the
                                            United   States,   possible   future
                                            attacks  or  other   incidents   and
                                            related  military  action,   or  the
                                            military  action  by  United  States
                                            forces  in Iraq and  other  regions,
                                            may have on the  performance  of the
                                            mortgage  loans or on the  values of
                                            the  related  mortgaged   properties
                                            cannot be  determined  at this time.
                                            Investors    should   consider   the
                                            possible  effects of such  incidents
                                            on    delinquency,    default    and
                                            prepayment    experience    of   the
                                            mortgage loans. Federal agencies and
                                            non-government  lenders have and may
                                            continue to defer, reduce or forgive
                                            payments   and   delay   foreclosure
                                            proceedings  in  respect of loans to
                                            borrowers  affected  in some  way by
                                            the  recent  and   possible   future
                                            attacks or other  incidents  and the
                                            related military action.  Activation
                                            of  a  substantial  number  of  U.S.
                                            military  reservists  or  members of
                                            the National Guard may significantly
                                            increase  the  proportion  of  loans
                                            whose  interest rates are reduced by
                                            application  of  the  Soldiers'  and
                                            Sailors'  Civil  Relief Act of 1940.
                                            The Relief Act provides,  generally,
                                            that a  borrower  who is  covered by
                                            the  Relief  Act may not be  charged
                                            interest  on  the  related  mortgage
                                            loan in excess of 6% annually during
                                            the period of the borrower's  active
                                            duty.  Under the Military  Reservist
                                            Relief  Act,  which is a  California
                                            statute,        under        certain
                                            circumstances,  California residents
                                            called  into  active  duty  with the
                                            reserves   can  delay   payments  on
                                            mortgage  loans for a period  not to
                                            exceed 180 days,  beginning with the
                                            order to active  duty and  ending 30
                                            days after release. Interest payable
                                            to  holders of the  certificates  in
                                            the related  certificate  group will
                                            be reduced by any  reductions in the
                                            amount of interest  not  collectible
                                            as a result  of the  application  of
                                            such Acts.  These shortfalls are not
                                            required to be paid by the  borrower
                                            at  any  future  time.  Neither  the
                                            seller,  the depositor or the master
                                            servicer   is  required  to  advance
                                            these   shortfalls   as   delinquent
                                            payments,  and such  shortfalls  are
                                            not  covered  by any form of  credit
                                            enhancement on the certificates. Any
                                            reductions  resulting from such Acts
                                            will be allocated pro rata among the
                                            senior  certificates  of the related
                                            certificate     group     and    the
                                            subordinated    certificates.     In
                                            addition,    legislation    granting
                                            similar  loan   payment   relief  to
                                            certain  persons  not covered by the
                                            Relief Act has been proposed and may
                                            be enacted in various states.

                           FORWARD LOOKING STATEMENTS

         WE CAUTION YOU THAT CERTAIN STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONSIST OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD- LOOKING WORDS SUCH AS "MAY," "WILL," "SHOULD," "EXPECTS," "BELIEVES," "ANTICIPATES," "ESTIMATES," OR OTHER COMPARABLE WORDS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES, EFFECTS OF PREPAYMENTS, CHANGES IN INTEREST RATES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL. BECAUSE WE CANNOT PREDICT THE FUTURE, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.


                               THE MASTER SERVICER

GENERAL

         First Tennessee Bank National Association ("First Tennessee") will service the mortgage loans consisting of [adjustable] rate home equity revolving credit line loans made or to be made in the future in accordance with the terms set forth in the pooling and servicing agreement. The mortgage loans will be secured by either first or second deeds of trust or mortgages on the residential properties that are one- to four-family properties, condominiums and planned unit developments (the "Mortgaged Properties").

         First Tennessee may perform any of its obligations under the pooling and servicing agreement dated as of [ ], 200[ ] among First Horizon Asset Securities Inc., as depositor, First Tennessee, as master servicer [Name of third party enhancer, if any] and [Name of trustee], as trustee, through one or more subservicers. Notwithstanding any such subservicing arrangement, the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the master servicer alone were servicing the mortgage loans. As of the Closing Date, the master servicer will service the mortgage loans without subservicing arrangements.

THE MASTER SERVICER

         First Tennessee, a national banking association, will act as master servicer for the mortgage loans under the sale and servicing agreement. First Tennessee is an indirect wholly owned subsidiary of First Tennessee National Corporation, a Tennessee corporation. First Tennessee National Corporation, headquartered in Memphis, Tennessee, is a national, diversified financial services institution, and one of the fifty largest bank holding companies in the United States. Through its principal subsidiary, First Tennessee, and other subsidiaries, it provides banking and other financial services to its customers through various regional and national lines of business.

         First Tennessee's mortgage loan servicing portfolio consists primarily of first and second lien, fixed or adjustable rate mortgage loans secured by single-family residences. First Tennessee began servicing home equity lines of credit in [ ]. At [ ], 200[ ] First Tennessee provided servicing for approximately $[ ] aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At [ ], First Tennessee provided servicing for approximately $[ ] aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

         The principal executive offices of First Tennessee are located at 165 Madison Avenue, Memphis, Tennessee 38103. Its telephone number is (800) 364-7662. First Tennessee conducts operations from its headquarters in Memphis, Tennessee.

                          THE HOME EQUITY LOAN PROGRAM

UNDERWRITING PROCEDURES RELATING TO HOME EQUITY LOANS

         [The following is a description of the underwriting procedures customarily employed by the seller with respect to home equity loans. The underwriting process is intended to assess the applicant's credit standing and repayment ability, and the value and adequacy of the real property security as collateral for the proposed loan. Exceptions to the seller's underwriting guidelines will be made when compensating factors are present. Such factors include the borrower's employment stability, favorable credit history, equity in the related property and the nature of the underlying first mortgage loan.

         Each applicant for a home equity loan is required to complete an application which lists the applicant's assets, liabilities, income, and
employment   history  and  other  demographic  and  personal   information.   If
information in the loan application demonstrates that the applicant has sufficient income and there is sufficient equity in the real property to justify making a home equity loan, the seller will conduct a further credit investigation of the applicant. This investigation includes obtaining and reviewing an independent credit bureau report on the credit history of the applicant in order to evaluate the applicant's ability and willingness to repay.

The credit report typically contains information relating to such matters as credit history with local merchants and lenders, installment and revolving debt payments and any record of delinquencies, defaults, bankruptcy, collateral repossessions, suits or judgments.

         The seller may originate or acquire mortgage loans in accordance with alternative sets of underwriting criteria under an Alternative Documentation Loan Program, a Reduced Documentation Loan Program or a Streamlined Documentation Loan Program. Generally, Alternative Documentation Programs permit a borrower to provide pay stubs and W-2 forms covering the most recent two years, in lieu of obtaining a Verification of Employment. Reduced Documentation Programs place more emphasis on property underwriting than on credit underwriting. Thus, certain credit underwriting documentation concerning income and employment verification is waived. Reduced Documentation Programs require applicants to list their assets and also permit applicants to submit bank statements in lieu of verifications of deposits. Only self-employed borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion are eligible for Reduced Documentation Programs. Streamlined Documentation programs may be available for first-lien borrowers in good standing with the seller. A Streamlined Documentation Loan Program may be available for borrowers who have recently purchased or refinanced (rate/term) with the seller if they have not been 30 days delinquent in payment during the previous twelve month period. Under a Streamlined Documentation Program, the value of the mortgaged property that was used in conjunction with obtaining the first lien from the seller is used in lieu of a new appraisal and later used to determine the combined loan-to-value ratios for the new home equity line of credit. In most instances, the maximum loan amount is limited to $30,000. In addition, a credit review is conducted, however no debt ratio calculation, income documentation or asset verification is required. A telephonic verification of employment is required before loan closing.

         Full appraisals are generally performed on all home equity loans which at origination had a credit limit greater than $100,000. Such appraisals are determined on the basis of a seller-approved, independent third-party, fee-based appraisal completed on forms approved by Fannie Mae or Freddie Mac. For certain home equity loans which had at origination a credit limit equal to or less than $100,000, a drive-by evaluation is generally completed by a state licensed, independent third-party, professional appraiser on forms approved by either Fannie Mae or Freddie Mac. The drive-by evaluation is an exterior examination of the premises by the appraiser to determine that the property is in good condition. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements and generally is required to have been made not earlier than 180 days prior to the date of origination of the mortgage loan. For certain home equity loans with credit limits equal to or less than $100,000, the seller may have the related mortgaged property appraised electronically. Electronic appraisals utilize commercially-available home price indices and will only be completed on mortgaged properties where the seller also services the first mortgage. The minimum and maximum loan amounts for home equity loans are generally $5,000 and $250,000, respectively. Borrowers may draw under the home equity loans in minimum amounts of $250 and maximum amounts up to the remaining available credit thereunder, in each case after giving effect to all prior draws and payments thereon.

         After obtaining all applicable employment, credit and property information, the seller generally uses a debt- to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments on the home equity loan in addition to any senior mortgage loan payments (including any escrows for property taxes and hazard insurance premiums) and other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly credit obligations (assuming the mortgage loan interest rate is based on the applicable fully indexed interest rate) to the borrower's gross monthly income. Based on the foregoing, the maximum monthly debt-to-income ratio is 45%. Variations in the monthly debt-to-income ratios limits are permitted based on compensating factors. The seller currently offers home equity loan products that allow maximum Combined Loan-to-Value Ratios up to 125%.

         It is generally the seller's policy to require a title search or limited coverage policy before it makes a home equity loan for amounts less than or equal to $100,000. In addition, if the home equity loan has a maximum draw amount of more than $100,000, the seller requires that the borrower obtain an ALTA policy, or other assurance of title customary in the relevant jurisdiction. In addition, ALTA title policies are generally obtained in situations where the property is on leased land or there has been a change in title or such home equity loan is in first lien position.]

SERVICING OF THE MORTGAGE LOANS

         [The master servicer has established standard policies for the servicing and collection of the home equity loans. Servicing includes, but is not limited to, the collection and aggregation of payments relating to the mortgage loans; the supervision of delinquent mortgage loans, loss mitigation efforts, foreclosure proceedings and, if applicable, the disposition of the mortgaged properties; and the preparation of tax related information in connection with the mortgage loans.

         Billing statements are mailed monthly by the master servicer. The statements detail all debits and credits and specify the minimum payment due and the available credit line. Notice of changes in the applicable loan rate are provided by the master servicer to the mortgagor with such statements. All payments are due by the fifteenth day of the month.

         With respect to mortgage loans, the general policy of the master servicer is to initiate foreclosure in the underlying property after such loan is 60 days or more delinquent and satisfactory arrangements cannot be made with the mortgagor; or if a notice of default on a senior lien is received by the master servicer. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

         Once foreclosure is initiated by the master servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the property is located. During the foreclosure proceeding, the master servicer determines the amount of the foreclosure bid and whether to liquidate the loan.

         After foreclosure, if the home equity loan is secured by a first mortgage lien, the master servicer may liquidate the mortgaged property and charge off the home equity loan balance which was not recovered through liquidation proceeds. If the mortgaged property was subject to a senior lien, the master servicer will either directly manage the foreclosure sale of the property and satisfy such lien at the time of sale or take other action as deemed necessary to protect the interest in the mortgaged property. If in the judgment of the master servicer, the cost of maintaining or purchasing the senior lien position exceeds the economic benefit of such action, the master servicer will generally charge off the entire home equity loan and may seek a money judgment against the borrower.

         Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, the master servicer's business judgment, changes in the portfolio and applicable laws and regulations.]

FORECLOSURE AND DELINQUENCY EXPERIENCE

         The tables on the following page summarize the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity revolving credit line loans serviced by the master servicer. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the mortgage loans.

         For the purposes of the following table, the period of delinquency is based on the number of days payments are contractually past due.

         Certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.


                  [remainder of page intentionally left blank]


                                               DELINQUENCY AND FORECLOSURE EXPERIENCE
                                OF FIRST TENNESSEE'S HOME EQUITY REVOLVING CREDIT LINE LOAN PORTFOLIO

                                                         AS OF DECEMBER 31,

                                    [_]                                  [_]                                 [_]
                        NO.OF  % OF    PRINCIPAL     % OF    NO.OF   % OF   PRINCIPAL   % OF    NO.OF    % OF   PRINCIPAL   % OF
                        LOANS  LOANS   BALANCE($)  BALANCE   LOANS   LOANS  BALANCE($) BALANCE  LOANS    LOANS  BALANCE($)  BALANCE
                        -----  -----   ----------  -------   -----   -----  ---------- -------  -----    -----  ----------  -------
Total Portfolio
Period of Delinquency
30-59 Days
60-89 Days
90 Days or more
Foreclosures Pending
Total Delinquencies


                               AS OF
                                [_]
                        NO.OF  % OF    PRINCIPAL     % OF
                        LOANS  LOANS   BALANCE($)  BALANCE
                        -----  -----   ----------  -------
Total Portfolio
Period of Delinquency
     30-59 Days
     60-89 Days
     90 Days or more
Foreclosures Pending
Total Delinquencies

MANAGEMENT'S DISCUSSION AND ANALYSIS OF DELINQUENCY AND FORECLOSURE TRENDS

         For the master servicer's total portfolio, mortgage loan delinquencies generally have decreased since December 31, 2001. Although these decreases may be due to a variety of factors, the master servicer believes the amount of turnover and decreased seasoning in the master servicer's servicing portfolio are contributing factors to the decreases in these categories. There can be no assurance that factors beyond the control of the master servicer, such as national or local economic conditions or downturns in the residential real estate market will not result in increased rates of mortgage loan delinquencies and foreclosure losses in the future.

         If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties by a lender, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be significantly higher than the rates indicated in the tables above. To the extent that such losses occur in connection with the mortgage loans and are not otherwise covered by the forms of credit enhancement described in this prospectus supplement, they will be passed through as losses on the related certificates and such losses will be borne by the related certificateholders.

                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

         [Certain statistical information concerning the pool of mortgage loans (such pool is referred to as the "Statistic Calculation Pool" and each such mortgage loan is referred to as a "Statistic Calculation Pool Mortgage Loan") is set forth below. The mortgage pool will be divided into [two] groups of mortgage loans (each is referred to as a loan group) -- loan group [ ] and loan group [ ]. The Class [ ] Certificates will represent an interest in loan group [ ] only. Loan group [ ] information is included chiefly to provide a better understanding about the trust fund. A detailed description of the mortgage loans actually delivered (the "Detailed Description") will be available to purchasers of the Certificates at or before, and will be filed on Form 8-K with the Securities and Exchange Commission after delivery of the Certificates. The Detailed Description will specify the aggregate of the principal balances of the mortgage loans included in the trust fund as of the cut-off date (the "cut-off date pool balance") and will also include, among other things, the following information regarding such mortgage loans:

         o the outstanding principal balances of such mortgage loans as of [ ], 200[ ] (referred to as the "cut- off date") [or the related transfer date], the lien priorities of such mortgage loans, the loan rates borne by such mortgage loans as of the cut-off date, the combined loan-to-value ratios of such mortgage loans, the remaining term to scheduled maturity of such mortgage loans, the type of properties securing such mortgage loans, the geographical distribution of such mortgage loans by state and the credit limits and Credit Limit Utilization Rates of such mortgage loans as of the cut-off date.

         o [The Detailed Description speaks as of the cut-off date and consequently does not include any Additional Home Equity Loans purchased with the funds in the prefunding accounts.] The mortgage loans will have been originated pursuant to credit line agreements and will be secured by mortgages or deeds of trust, which are either first or second mortgages or deeds of trust, on mortgaged properties expected to be located in [49 states and the District of Columbia] as of the cut-off date. The mortgaged properties securing the mortgage loans will consist of residential properties that are one- to four-family properties. See " -- Mortgage Loan Terms" below.

         o Information regarding the Statistical Calculation Pool Mortgage Loans as of [ ], 200[ ] (the "Statistic Calculation Date") can be found on the tables on pages S-___ through S-___.]

MORTGAGE LOAN TERMS

         [General. A borrower may access a mortgage loan by writing a check in a minimum amount of $[ ]. The mortgage loans bear interest at a variable rate which changes monthly on the first business day of the related month with changes in the applicable Index Rate. The Statistic Calculation Pool Mortgage Loans are subject to a maximum per annum interest rate ranging from [ ]% to [ ]% per annum, subject to applicable usury limitations. See "Legal Aspects of the Loans -- Applicability of Usury Laws" in the Prospectus. The daily periodic rate on the mortgage loans (i.e., the loan rate) is the sum of the Index Rate plus the applicable margin, divided by 365 days. The margin generally ranges between [ ]% and [ ]%. The "Index Rate" is based on the highest "prime rate" (the "Index") published in the "Money Rates" table of The Wall Street Journal as of the first business day of each calendar month.

         The second mortgage ratio for a mortgage loan is the credit limit for the related mortgage loan, provided such mortgage loan was in the second lien position, divided by the sum of such credit limit and the outstanding principal balance of any mortgage loan senior to the related mortgage loan as of the date of related loan application. The weighted average second mortgage loan ratio for the Loan Group [ ] Statistic Calculation Pool Mortgage Loans was approximately [ ]%. The weighted average second mortgage ratio for the Loan Group [ ] Statistic Calculation Pool Mortgage Loans was approximately [ ]%.

         The seller generally offers introductory loan rates on its home equity lines of credit. The introductory rate applies to payments made during the [first three months or first six months] after origination. After such introductory period, the loan rate will adjust to the Index Rate plus the applicable margin.

         In general, the home equity loans may be drawn upon during a draw period of [five] years. Home equity loans with a draw period of [five] years (which generally may be extendible for an additional [five] years, upon the seller's approval) constitute approximately [ ]% of the Loan Group [ ] Statistic Calculation Pool Mortgage Loans and approximately [ ]% of the Loan Group [ ] Statistic Calculation Pool Mortgage Loans, each by Statistic Calculation Date Principal Balance. These loans are generally subject to a [fifteen] year repayment period following the end of the draw period. During this repayment period, the outstanding principal balance of the loan will be paid in monthly installments equal to [1/180] of the outstanding principal balance as of the end of the draw period.

         The minimum payment due during the draw period will be equal to the finance charges accrued on the outstanding principal balance of the home equity loan during the related billing period, any such amounts past due and any other charges owed. The minimum payment due during the repayment period will be equal to the sum of the finance charges accrued on the outstanding principal balance of the mortgage loan during the related billing period, any amounts past due, any other charges owed and the principal payment described above.

         The "principal balance" of a mortgage loan (other than a Liquidated Mortgage Loan) on any day is equal to its principal balance as of the cut-off date for the mortgage loans purchased on the Closing Date [and as of the relevant date for the additional home equity loan] plus any Additional Balances in respect of such mortgage loan, minus all collections credited against the principal balance of such mortgage loan in accordance with the related credit line agreement prior to such day.

         The principal balance of a Liquidated Mortgage Loan after final recovery of related liquidation proceeds shall be zero.

         Difference between Statistic Calculation Pool and Cut-off Date Pool. The statistical information presented in this Prospectus Supplement for each loan group reflects the mortgage loans originated by the seller through the Statistic Calculation Date, and is based on the number and the principal balances of such mortgage loans in each loan group as of the Statistic Calculation Date. The depositor expects that the actual pool as of the Closing Date will represent approximately $[ ] aggregate principal balance of mortgage loans. Loan group [ ], which has a Statistic Calculation Date Principal Balance of approximately $[ ], is expected to have a cut-off date principal balance of approximately $[ ]. Loan group [ ], which has a Statistic Calculation Date Principal Balance of approximately $[ ], is expected to have a cut-off date principal balance of $[ ]. [The trust also will include approximately $[ ] for loan group [ ] and $[ ] for loan group [ ] in the relevant prefunding accounts that may be applied to the purchase of additional mortgage loans as described below.] The [initial] mortgage loans to be included in the cut-off date pool will represent mortgage loans originated or to be originated by the seller on or prior to the cut-off date and sold by the seller to the depositor, and by the depositor to the trust fund, on the Closing Date. In addition, with respect to the Statistic Calculation Pool Mortgage Loans, as to which statistical information is presented herein, some amortization will occur and some Additional Balances may be created prior to the cut-off date. Moreover, certain Statistic Calculation Pool Mortgage Loans may prepay in full or may be determined not to meet the eligibility requirements for the final cut-off date pool and as a result may not be included in the cut-off date pool. As a result of the foregoing, the statistical distribution of characteristics as of the cut-off date for the cut-off date mortgage loan pool will vary from the statistical distribution of such characteristics of each Statistic Calculation Loan Group as presented in this Prospectus Supplement, although such variance will not be material. In the event that the seller does not, as of the cut-off date, have the full amount of mortgage loans which the depositor expects to purchase from the seller and sell to the trust fund on such date (i.e. approximately $[ ] aggregate principal balance of mortgage loans), the depositor may reduce the size of the offering. Likewise, if the seller has more mortgage loans than anticipated, the depositor may increase the size of the offering. The original principal amount of either class of Certificates may not decrease or increase by more than [10]%. [For each loan group, the excess of the original principal balance of the related certificates over the cut-off date principal balance of that loan group will be deposited into an account (the account for loan group [ ], the "Prefunding Account"). These funds are expected to be used to acquire additional home equity loans not in the cut-off date pool (these loans for loan group [ ], the "Additional Home Equity Loans"). Consequently, the statistical distribution characteristics of loan group [ ] after the addition of Additional Home Equity Loans will vary from that of both the loan group [ ] cut-off date mortgage loan pool and the Loan Group [ ] Statistical Calculation Pool Mortgage Loans. Any funds remaining in the Prefunding Account on [ ] will be used to prepay the Class [ ] Certificates on the first Distribution Date].

         The sum of the columns below may not equal the total indicated for each loan group due to rounding. The following tables describe the Statistic
Calculation Pool Mortgage Loans in each loan group and the related mortgaged properties based upon the Loan Group [ ] Statistic Calculation Pool or the Loan Group [ ] Statistic Calculation Pool, as applicable, as of the close of business on the Statistic Calculation Date:]


                                 LOAN GROUP [ ]
                               PRINCIPAL BALANCES

                RANGE OF                           NUMBER OF                 AGGREGATE UNPAID
           PRINCIPAL BALANCES                   MORTGAGE LOANS               PRINCIPAL BALANCE
           ------------------                   --------------               -----------------
$ - $....................................
$ - $....................................
$ - $....................................
$ - $....................................
$ - $....................................
$ - $....................................
$ - $....................................
$ - $....................................
$ - $....................................
$ - $....................................
$ - $....................................
$ - $....................................
$ - $....................................
$ - $....................................
$ - $....................................
$ - $....................................
$ - $....................................
$ - $....................................
               TOTAL:....................

                        COMBINED LOAN-TO-VALUE RATIOS(1)

            RANGE OF COMBINED                      NUMBER OF                 AGGREGATE UNPAID
          LOAN-TO-VALUE RATIOS                  MORTGAGE LOANS               PRINCIPAL BALANCE
          --------------------                  --------------               -----------------
 Less than    % .........................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 -.......................................
               TOTAL:....................

(1) [The ratio (expressed as a percentage) of (A) the sum of (i) the credit limited of the mortgage loans and (ii) any outstanding principal balances of mortgage loans senior or of equal priority to the mortgage loans (calculated generally at the date of origination of the mortgage loans) to (B) the lesser of (i) the appraised value of the related mortgaged property as set forth in loan files at such date of origination or (ii) in the case of a mortgaged property purchased within one year of the origination of the related mortgage loan, the purchase price of such mortgaged property.]


                                  LOAN RATES(1)

                RANGE OF                           NUMBER OF                 AGGREGATE UNPAID
               LOAN RATES                       MORTGAGE LOANS               PRINCIPAL BALANCE
               ----------                       --------------               -----------------
 -    % .................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 -.......................................
               TOTAL:....................


(1) Approximately [ ]% of the Loan Group [ ] Statistic Calculation Pool Mortgage Loans by Statistic Calculation Date Principal Balance are currently subject to an introductory rate of [ ]% per annum and [ ]% of the Loan Group [ ] Statistic Calculation Pool Mortgage Loans by Statistic Calculation Date Principal Balance are currently subject to an introductory rate of [ ]% per annum.


                           GEOGRAPHIC DISTRIBUTION(1)

                                                   NUMBER OF                 AGGREGATE UNPAID
                  STATE                         MORTGAGE LOANS               PRINCIPAL BALANCE
                  -----                         --------------               -----------------
  .......................................
  .......................................
  .......................................
  .......................................
  .......................................
  .......................................
  .......................................
  .......................................
  .......................................
  .......................................
  .......................................
  .......................................
  .......................................
  .......................................
  .......................................
  .......................................
  .......................................
..........................................
               TOTAL:....................

(1)      [Geographic location is determined by the address of the mortgaged property securing the related mortgage loan.]

                                  PROPERTY TYPE

                                                                                            AGGREGATE
                                                                NUMBER OF               PRINCIPAL BALANCE
                     PROPERTY TYPE                           MORTGAGE LOANS                OUTSTANDING
                     -------------                           --------------             ------------------
Single Family..........................................
PUD....................................................
Lo Condo...............................................
2 - 4 Units............................................
         TOTALS:.......................................


                                  LIEN PRIORITY


                                                                                            AGGREGATE
                                                                NUMBER OF               PRINCIPAL BALANCE
                     PROPERTY TYPE                           MORTGAGE LOANS                OUTSTANDING
                     -------------                           --------------             ------------------
1st Lien...............................................
2nd Lien...............................................
         TOTALS:.......................................



                                     MARGINS

                RANGE OF                           NUMBER OF                 AGGREGATE UNPAID
                 MARGINS                        MORTGAGE LOANS               PRINCIPAL BALANCE
                 -------                        --------------               -----------------
 -    % .................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 -.......................................
               TOTAL:....................

                        CREDIT LIMIT UTILIZATION RATES(1)

             RANGE OF CREDIT                       NUMBER OF                 AGGREGATE UNPAID
         LIMIT UTILIZATION RATES                MORTGAGE LOANS               PRINCIPAL BALANCE
         -----------------------                --------------               -----------------
 -    % .................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 - ......................................
 -.......................................
               TOTAL:....................


(1) [The "Credit Limit Utilization Rate" is determined by dividing the Loan Group [ ] Statistic calculation Date Balance by the aggregate of the credit limits of the related credit line agreements.]



                                  MAXIMUM RATES

                                                   NUMBER OF                 AGGREGATE UNPAID
              MAXIMUM RATES                     MORTGAGE LOANS               PRINCIPAL BALANCE
              -------------                     --------------               -----------------
     % ..................................
  .......................................
  .......................................
  .......................................
  .......................................
  .......................................
  .......................................
  .......................................
  .......................................
  .......................................
  .......................................
               TOTAL:....................


                    MONTHS REMAINING TO SCHEDULED MATURITY(1)

             RANGE OF MONTHS
              REMAINING TO                         NUMBER OF                 AGGREGATE UNPAID
           SCHEDULED MATURITY                   MORTGAGE LOANS               PRINCIPAL BALANCE
           ------------------                   --------------               -----------------
  - .....................................
  -......................................
  -......................................
  -......................................
  -......................................
  -......................................
  -......................................
  -......................................
  -......................................
  -......................................
  -......................................
               TOTAL:....................


(1) [Assumes that the Draw Period for Loan Group [ ] Statistic Calculation Pool Mortgage Loans with (a) five year draw periods and fifteen year repayment periods will be extended for an additional five years and (b) five year draw periods and ten year repayment periods will not be extended.]

                          CONVEYANCE OF MORTGAGE LOANS

         The obligation of the trust fund to purchase mortgage loans for loan group [ ] on the Closing Date is subject to the following requirements, any of which requirements may be waived or modified in any respect by the Certificate
Insurer:

         o such mortgage loan may not be 60 or more days delinquent as of the Closing Date; the remaining term to stated maturity of such mortgage loan will not exceed [ ] months;

         o such mortgage loan will be secured by a mortgage in a first or second lien position;

         o        such mortgage loan will not have a loan rate less than [ ]%;

         o such mortgage loan will be otherwise acceptable to the Certificate Insurer;

         o following the purchase of such mortgage loan by the trust fund, the mortgage loans as of the Closing Date:

                  (a) will have a weighted average loan rate of at least [ ]%;

                  (b) will have a weighted average remaining term to stated maturity of not more than [ ] months;

                  (c) will have a weighted average Combined Loan-to-Value Ratio of not more than [ ]%;

                  (d) will have no mortgage loan with a principal balance in excess of $[ ];

                  (e) will have a concentration in any one state not in excess of [ ]%; and will have a concentration in any one zip code not in excess of [ ]%;

                  (f) will have not more than [ ]% in aggregate principal balance of mortgage loans relating to non-owner occupied properties; and

                  (g) will not have more than [ ]% in aggregate principal balance of mortgage loans that were appraised electronically;

         o such mortgage loan shall have a Combined Loan-to-Value Ratio not in excess of [___________];

         o such mortgage loan will have a credit limit between $[___] and $[___];

         o        such mortgage loan will have a margin between [__]% and [__]%;
                  and

         o such mortgage loan will comply with the representations and warranties in the mortgage loan purchase agreement.

         [The trust fund may acquire Additional Home Equity Loans through [ ] that will be included in loan group [ ] so long as they conform to the criteria listed above. Each Additional Home Equity Loan will have been underwritten substantially in accordance with the criteria described under "The Home Equity Loan Program -- Underwriting Procedures Relating to Home Equity Loans." Additional Home Equity Loans will be purchased using amounts on deposit in the Prefunding Account at a cash purchase price of [100]% of their principal balance on a designated cut-off date before [ ]. The amount paid from the Prefunding Account for Additional Home Equity Loans will not include accrued interest. Following each purchase of Additional Home Equity Loans, the aggregate principal balance of loan group [ ] will increase by an amount equal to the aggregate principal balance of the Additional Home Equity Loans so acquired and the amount in the Prefunding Account will decrease accordingly.

         Any conveyance of Additional Home Equity Loans is subject to various conditions including:

         o that they satisfy substantially the same loan representations and warranties as the initial home equity loans;

         o that they were identified by means of a selection process reasonably believed not to be adverse to the interests of the holders of the certificates and the Certificate Insurer;

         o that the trust fund receive opinions of counsel acceptable to the Certificate Insurer and the trustee with respect to the validity of the conveyance of the Additional Home Equity Loans; and

         o that as of their cut-off date, each Additional Home Equity Loan satisfied the eligibility requirements that the mortgage loans had to satisfy on the closing date.

         No discretion will be exercised in the selection of the Additional Home Equity Loans to be acquired by the trust fund. They will all be mortgage loans that had been applied for by the related borrowers before the cut-off date, but that were not included in the cut-off date pool. The exact mortgage loans to be acquired will be determined on a first-in, first-out basis. Mortgage loans otherwise meeting the eligibility requirements will be aggregated by the date on which they were funded, and all of these Additional Home Equity Loans will be purchased in date order up through the day substantially all of the funds in the Prefunding Account are expended. On that last day, the Additional Home Equity Loans will be ordered and acquired alphabetically by the last name of the primary obligor. These acquisitions may occur in one or more closings after the intitial closing date.]

[THE PREFUNDING ACCOUNT

         The assets of the trust fund will include the Prefunding Account that will contain approximately $[ ] on the closing date representing the excess of the original principal balance of the Class [ ] Certificates over the cut-off date principal balance of the mortgage loans in loan group [ ] initially transferred to the trust fund on the closing date. Monies in the Prefunding Account are expected to be used to purchase Additional Home Equity Loans through [ ]. The Prefunding Account will be part of the trust fund, but will not be available to cover losses on the mortgage loans. Any funds remaining on deposit in the Prefunding Account on [ ] will be used to prepay the Class [ ] Certificates on the first Distribution Date. Net income on investment of funds in the Prefunding Account will be paid to the master servicer, and will not be available for payment on the Certificates.]

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         The pooling and servicing agreement, except as otherwise described herein, provides that the Certificateholders will be entitled to receive on each distribution date distributions of principal, in the amounts described under "Description of the Certificates -- Distributions on the Certificates" herein, until the certificate principal balance is reduced to zero. During the Managed Amortization Period, Certificateholders will receive amounts from principal collections based upon the applicable Investor Fixed Allocation Percentage for the related loan group, subject to reduction as described below. [In addition, the funds remaining in the Prefunding Account on [________] after the purchase of any Additional Home Equity Loans on that date will be used to prepay the Class [ ] Certificates on the first Distribution Date.] With respect to any date of calculation on or prior to the first distribution date on which the balance of the Transferor Interest with respect to such loan group is equal to the applicable Required Transferor Subordinated Amount, the "Investor Fixed Allocation Percentage" will equal the greater of (i) [ ]% and (ii) 100% minus the percentage obtained by dividing the amount of the Transferor Interest allocable to a loan group at the beginning of such Collection Period by the loan group balance at the beginning of such Collection Period. Thereafter, the Investor Fixed Allocation Percentage will equal [ ]%. During the related Rapid Amortization Period, Certificateholders will receive amounts from principal collections based solely upon the Investor Fixed Allocation Percentage for the related loan group. Because prior distributions of principal collections to Certificateholders serve to reduce the related Investor Floating Allocation Percentage but may not change the related Investor Fixed Allocation Percentage in all instances, allocations of principal collections from the mortgage loans in a loan group based on the related Investor Fixed Allocation Percentage may result in distributions of principal to the Certificateholders in amounts that are, in most cases, greater relative to the declining balance of the mortgage loans in that loan group than would be the case if the related Investor Floating Allocation Percentage were used to determine the percentage of principal collections from the mortgage loans in that loan group distributed to Certificateholders. This is especially true during the Rapid Amortization Period when the Certificateholders are entitled to receive their respective Investor Principal Collections and not a lesser amount. In addition, respective Investor Interest Collections may be distributed as principal to Certificateholders of Certificates in a particular loan group in connection with the applicable Accelerated Principal Distribution Amount, if any. Moreover, to the extent of losses allocable to the Certificateholders of Certificates related to a particular loan group, those Certificateholders may also receive as payment of principal the amount of such losses from the related Investor Interest
Collections, Investor Interest Collections from the other loan group, the Subordinated Transferor Collections, [the Reserve Fund,] or, in some instances, draws under the Policy [or payments under any third party enhancement]. The level of losses may therefore affect the rate of payment of principal on the Certificates.

         [As of the closing date, the Transferor Interest with respect to each loan group will be $0. The Transferor Interest is expected to grow in the early months of the transaction due to the payment of the applicable Accelerated Principal Distribution Amount.] [In addition,] to the extent obligors make more draws than principal payments on the mortgage loans in a loan group, the Transferor Interest may grow. An increase in the Transferor Interest due to additional draws may also result in Certificateholders receiving principal at a greater rate during the Rapid Amortization Period because the Certificateholders share of principal collections on the mortgage loans in a loan group is based upon the applicable Investor Fixed Allocation Percentage (without reduction). The pooling and servicing agreement permits the Transferor, at its option, but subject to the satisfaction of certain conditions specified in the pooling and servicing agreement, including the conditions described below, to remove certain mortgage loans from a loan group at any time during the life of the trust fund, so long as the portion of the Transferor Interest related to the applicable loan group (after giving effect to such removal) is not less than the related Minimum Transferor Interest. Such removals may affect the rate at which principal is distributed to Certificateholders by reducing the overall loan group balance and thus the related amount of principal collections. See "Description of the Certificates -- Optional Transfers of Mortgage Loans to the Transferor" herein.

         All of the mortgage loans may be prepaid in full or in part at any time. However, mortgage loans secured by mortgaged properties in California are subject to an account termination fee equal to the lesser of $[ ] or [ ] months interest on the amount prepaid, to the extent the prepaid amount exceeds [ ]% of the unpaid principal balance, if the account is terminated on or before its fifth year anniversary. In addition, mortgage loans secured by mortgaged properties in other jurisdictions may be subject to account termination fees to the extent permitted by law. In general, such account termination fees do not exceed $[ ] and do not apply to accounts terminated subsequent to a date designated in the related mortgage note which, depending on the jurisdiction, ranges between [ ] months and [ ] years following origination. The prepayment experience with respect to the mortgage loans in a loan group will affect the weighted average life of the related Certificates.

         The rate of prepayment on the mortgage loans cannot be predicted. Generally, it is assumed that home equity revolving credit lines are not viewed by borrowers as permanent financing. Accordingly, the mortgage loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the mortgage loans amortize as described under "Description of the Mortgage Loans -- Mortgage Loan Terms" herein, rates of principal payments on the mortgage loans will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on such mortgage loans. The prepayment experience of the mortgage loans in a loan group may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the credit line agreements and changes affecting the deductibility for federal income tax purposes of interest payments on home equity credit lines. Substantially all of the mortgage loans contain "due-on-sale" provisions, and the master servicer intends to enforce such provisions, unless such enforcement is not permitted by applicable law or the master servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related mortgaged property to assume the mortgage loan.

         The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related mortgage loan. See "Legal Aspects of the Loans -- Due-on-Sale Clauses" in the Prospectus.

         The seller is not required to deliver certain documents relating to the mortgage loans to the trustee until [30] days after the Closing Date [(or in the case of the Additional Home Equity Loans, until 21 days after they are acquired by the trust fund)]. See "Description of the Certificates -- Assignment of Mortgage Loans" herein. Should the seller fail to deliver all or a portion of such documents with respect to any such mortgage loan to the depositor, or, at the depositor's direction, to the trustee within such period, the seller will be obligated to accept the transfer of such mortgage loan from the trust fund. Upon such transfer, the principal balance of such mortgage loan will be deducted from the related loan group balance, thus reducing the amount of the Transferor Interest related to such loan group. If the deduction would cause such portion of the Transferor Interest to become less than the related Minimum Transferor Interest at such time, the seller will be obligated to either substitute an Eligible Substitute Mortgage Loan or make a deposit into the Collection Account in an amount equal to the amount by which such portion of the Transferor Interest would be reduced to less than the related Minimum Transferor Interest at such time. Any such deduction, substitution or deposit, will be treated under the pooling and servicing agreement as a payment in full of such mortgage loan.

         The yield to an investor who purchases the Certificates in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the mortgage loans in the related loan group is actually different than the rate anticipated by such investor at the time such Certificates were purchased.

         Collections on the mortgage loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make scheduled payments. Collections on the mortgage loans may vary due to seasonal purchasing and payment habits of borrowers.

         No assurance can be given as to the level of prepayments that will be experienced by the trust fund and it can be expected that a portion of borrowers will not prepay their mortgage loans to any significant degree. See "Yield and Prepayment Considerations" in the Prospectus.

                       POOL FACTOR AND TRADING INFORMATION

         The "Pool Factor" is a seven-digit decimal which the trustee will compute monthly expressing the Certificate Principal Balance of each class of certificates as of each distribution date (after giving effect to any distribution of principal to that class of certificates on such distribution date) as a proportion of the Original Certificate Principal Balance. On the Closing Date, the Pool Factor for each class of certificates will be 1.0000000. See "Description of the Certificates -- Distributions on the Certificates" herein. Thereafter, the Pool Factor for each class of certificates will decline to reflect reductions in the related certificate principal balance resulting from distributions of principal to that class of certificates and the related Invested Amount of any unreimbursed Liquidation Loss Amounts from mortgage loans in the related loan group.

         Pursuant  to the  pooling  and  servicing  agreement,  monthly  reports concerning the Invested Amount, the Pool Factor and various other items of information for each class of certificates will be made available to the Certificateholders. In addition, within [60] days after the end of each calendar year, beginning with the 200[__]calendar year, information for tax reporting purposes will be made available to each person who has been a Certificateholder of record at any time during the preceding calendar year. See "Description of the Certificates -- Book-Entry Certificates" and " -- Reports to Certificateholders" herein.

                         DESCRIPTION OF THE CERTIFICATES

         The Revolving Home Equity Loan Asset Backed Certificates Class [ ] and Class [ ] (each is sometimes referred to as a "Class"), Series 200[ ]-[ ] (the "Certificates") will be issued pursuant to the pooling and servicing agreement. The form of the pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the Prospectus is a part. The following is a description of the material provisions of the pooling and servicing agreement. Wherever particular sections or defined terms of the pooling and servicing agreement are referred to, such sections or defined terms are hereby incorporated herein by reference.

GENERAL

         The Class [ ] Certificates will be issued in denominations of $[25,000] and multiples of $[1,000] in excess thereof and will evidence specified undivided interests in loan group [ ]. Together with the Transferor's Interest and the Class [ ] Certificates (which are not offered by this prospectus supplement), they comprise First Horizon Home Equity Loan Trust 200[ ]-[ ] (referred to as the trust fund). The property of the trust fund will consist of, to the extent provided in the pooling and servicing agreement:

         o the principal balance of each mortgage loan as of the cut-off date (referred to as the cut-off date principal balance), plus any new advances made in respect thereof under the applicable credit line agreement during the life of the trust fund ("Additional Balances");

         o collections on the mortgage loans received after the cut-off date (exclusive of payments in respect of accrued interest due on or prior to the cut-off date);

         o mortgaged properties relating to the mortgage loans that are acquired by foreclosure or deed in lieu of foreclosure;

         o the Collection Account for the Certificates (excluding net earnings thereon);

         o [the Prefunding Account and the similar account for loan group 1 and any additional loans purchased with their proceeds;]

         o        [the Reserve Fund (excluding net earnings thereon);]

         o the Policy and any further credit enhancement for the Class [______] Certificates only; and

         o        an  assignment  of the  depositor's  rights under the Purchase
                  Agreement.

         Definitive Certificates (as defined below), if issued, will be transferable and exchangeable at the corporate trust office of the trustee, which will initially maintain the Security Register for the Certificates. See " -- Book-Entry Certificates" below. No service charge will be made for any registration of exchange or transfer of Certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

         The aggregate undivided interest in the trust fund represented by the Certificates as of the Closing Date is expected to equal approximately $[ ] (the "Original Invested Amount"), which represents approximately 100% of the sum of the cut-off date pool balance [and the prefunding accounts]. As of the Closing Date, the Class [ ] Certificates are expected to equal approximately $[ ] (the "Class [ ] Original Invested Amount"), which represents approximately 100% of the sum of the cut-off date loan group [ ] principal balance [and approximately $[
      ] deposited in the related prefunding account]. The "Class [ ] Original Certificate Principal Balance" is expected to equal approximately $[ ]. As of the Closing Date, the Class [ ] Certificates are expected to equal approximately $[ ] (the "Class [ ] Original Invested Amount"), which represents approximately 100% of the sum of the cut-off date loan group [ ] principal balance [and the amount deposited in the Prefunding Account]. The "Class [ ]Original Certificate Principal Balance" is expected to equal approximately $[ ]. [Of the Class [ ] Original Invested Amount approximately $[ ] represents the proceeds deposited into the Prefunding Account which may be used through [ ] to purchase additional home equity loans for addition to loan group [ ]. Following the Closing Date, the "Invested Amount" for each class of certificates with respect to any distribution date will be an amount equal to the Original Invested Amount for such class of certificates minus the amount of the related Investor Principal Collections previously distributed on such class of certificates [and any return of the related prefunding account funds], minus an amount equal to the product of the related Investor Floating Allocation Percentage and the Liquidation Loss Amounts on the mortgage loans in the related loan group (each as defined herein) for such distribution date.

         For each class of certificates, the principal amount of the outstanding Certificates in that class (the "Certificate Principal Balance") on any distribution date is equal to the applicable Original Certificate Principal

Balance minus the aggregate of amounts actually distributed as principal to the certificates in that class. See "-- Distributions on the Certificates" below. Each Certificate represents the right to receive payments of interest at the related Certificate Rate and payments of principal as described below.

         The remaining interest in the mortgage loans in the trust fund will be represented by a single transferor interest (the "Transferor Interest") that will be owned by the transferor. In each loan group, the portion of the Transferor Interest in that loan group, as of any date of determination, will equal the related loan group balance as of the close of business on the day preceding such date of determination, less the Invested Amount for such loan group as of the close of business on the preceding distribution date. The Required Transferor Subordinated Amount initially is approximately $[ ], which, in the aggregate, will represent approximately [ ]% of the cut-off date loan group [ ] balance [and the amount originally deposited in the related prefunding account plus approximately [ ]% of the cut-off date loan group [ ] balance and the amount originally deposited in the Prefunding Account], but the pooling and servicing agreement requires the Transferor Interest (once it is fully funded) to be at least equal to the Minimum Transferor Interest (as defined in this prospectus supplement). The owner of the Transferor Interest (the "Transferor") will initially be the seller (or one of its affiliates). In general, the loan group balance of each loan group will vary each day as principal is paid on the mortgage loans in that loan group, liquidation losses are incurred and Additional Balances are drawn down by borrowers on mortgage loans in that loan group and transferred to the related loan group.

         [The Certificate Insurer will require, based upon the terms and conditions of the Insurance Agreement, that the portion of the Transferor's Interest with respect to each class of certificates be maintained at the related Required Transferor Subordinated Amount with respect to such class.

         The portion of the Transferor's Interest related to each class of certificates as of the closing date will be zero, which is less than the initial Required Transferor Subordinated Amount, thus requiring an increase in the Transferor's Interest on future Distribution Dates until it equals the Required Transferor Subordinated Amount.

         With respect to each class of certificates, certain excess cashflow will be applied as a payment of principal of that class of certificates on each Distribution Date to increase or maintain the portion of the Transferor's Interest related to that class to or at the Required Transferor Subordinated Amount for such class for such Distribution Date. The amount of such excess cashflow with respect to a class of certificates so applied as a payment of principal on a Distribution Date is an "Accelerated Principal Distribution Amount" for the related class of certificates. The requirement to maintain the Transferor's Interest at the Required Transferor Subordinated Amount, or to increase it to the Required Transferor Subordinated Amount, is not an obligation of the seller, the master servicer, the trustee, the Certificate Insurer or any other person.

         The pooling and servicing agreement requires excess cashflow not required to maintain or achieve the Required Transferor Subordinated Amount of the related class of certificates to be applied to the funding of a reserve fund, which has been required by the Certificate Insurer to be established and maintained with respect to the certificates (the "Reserve Fund"). The amount on deposit in the Reserve Fund will not exceed the excess of (x) the sum of the Required Transferor Subordinated Amounts with respect to each class of certificates over (y) the sum of the portion of the Transferor's Interest with respect to each class of certificates. Amounts in the Reserve Fund may only be withdrawn therefrom and applied in accordance with the terms of the pooling and servicing agreement.

         The Certificate Insurer may permit the Required Transferor Subordinated Amount for a class of certificates to decrease or "step down" over time, subject to certain floors and triggers. The dollar amount of any decrease in a Required Transferor Subordinated Amount is an "Overcollateralization Reduction Amount," which, with respect to each class of certificates, may result in a release of cash from the trust fund in an amount up to such Overcollateralization Reduction Amounts (net of any Reimbursement Amounts due to the Certificate Insurer), and/or result in the removal of cash or mortgage loans from the trust fund on Distribution Dates occurring after such step- downs take effect. The dollar amount of any Overcollateralization Reduction Amount with respect to a class will first be released from the Reserve Fund, to the extent of the amount on deposit therein. If the amount on deposit in the Reserve Fund with respect to a class is not sufficient to fund the full amount of such Overcollateralization Reduction Amount with respect to such class, then an amount equal to the remaining portion of such Overcollateralization Reduction Amount will be released from the monthly cashflow with respect to such class, thus reducing the portion of the Transferor's Interest for such class.]

         The Transferor has the right to sell or pledge the Transferor Interest at any time, provided the Rating Agencies have notified the Transferor and the Trustee in writing that such action will not result in the reduction or withdrawal of the ratings assigned to the Certificates without regard to the Policy [or any other third party credit enhancements], and certain other conditions specified in the pooling and servicing agreement are satisfied.

BOOK-ENTRY CERTIFICATES

         Each class of book-entry certificates will be issued in one or more certificates which equal the aggregate original principal balance of the class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus supplement. Investors may hold beneficial interests in the book-entry certificates in the minimum denominations set forth on page S-[ ] and integral multiples of $[ ] in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest in a book entry certificate that is not an integral multiple of $[ ]. The depositor has been informed by the depository that its nominee will be CEDE & Co. Accordingly, CEDE & Co. is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Securities -- Book-Entry Securities," no beneficial owner of a book-entry certificate will be entitled to receive a physical certificate.

         Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book- entry certificates will be CEDE & Co., as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the trust fund provided to CEDE & Co., as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

         For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities -- Book-Entry Securities" in the prospectus.

ASSIGNMENT OF MORTGAGE LOANS

         At the time of issuance of the Certificates, the depositor will transfer to the trust fund [the amounts to be deposited into the prefunding accounts and] all of its interest in each mortgage loan acquired on the closing date (including any Additional Balances arising in the future), related credit line agreements, mortgages and certain other related documents (collectively, the "Related Documents"), including all collections received on each such mortgage loan after the cut-off date (exclusive of payments in respect of accrued interest due on or before the cut-off date). The trustee, concurrently with such transfer, will deliver the Certificates to the depositor and the Transferor Certificate (as defined in the pooling and servicing agreement) to the transferor. [Additional closings may occur for the purchase of Additional Home Equity Loans on dates specified by the depositor through [ ], 200[ ]. On those closing dates the depositor will transfer to the trust fund all of its interest in the Additional Home Equity Loans being acquired by the trust fund that day, the Related Documents and all collections received on the Additional Home Equity Loans after a date designated in connection with the transfer.] Each mortgage loan transferred to the trust fund will be identified on a mortgage loan schedule delivered to the trustee pursuant to the pooling and servicing agreement. Such schedule will include information as to the cut-off date principal balance of each mortgage loan as well as information with respect to the loan rate.

         The pooling and servicing agreement will require that on the [initial] Closing Date, with respect to not less than [50]% of the mortgage loans transferred to the trust fund on that date; not later than [30] days after the initial Closing Date, with respect to the [remaining] mortgage loans; [and] [not later than [21] days after the relevant closing date, with respect to the Additional Home Equity Loans,] [the seller] deliver to the depositor for delivery to the trustee or, at the depositor's direction, directly to the trustee, the mortgage notes related to the mortgage loans endorsed in blank and the Related Documents.

         In lieu of delivery of original documentation, [the seller] may deliver documents which have been imaged optically upon delivery of an opinion of counsel that such documents are enforceable to the same extent as the originals and do not impair the enforceability of the transfer to the trust fund of the mortgage loans, provided the retention of such documents in such format will not result in a reduction in the then current rating of the Certificates, without regard to the Policy [or any other third party credit enhancements].

         [In addition, with respect to any of the mortgage loans, in lieu of transferring the related mortgage to the trustee as one of the Related Documents, the Depositor may at its discretion provide evidence that the related mortgage is held through the MERS "r" System. In addition, the mortgage for some or all of the mortgage loans in the trust fund that are not already held in the MERS "r" System may, at the discretion of the master servicer, in the future be held through the MERS "r" System. For any mortgage held through the MERS "r" System, the mortgage is recorded in the name of the Mortgage Electronic
Registration System, Inc. or MERS, as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the MERS "r" System. For each of these mortgage loans, MERS serves as a mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in that mortgage loan.]

         The pooling and servicing agreement will require the seller to record assignments of the mortgage loans to the trustee only in those states specified by the rating agencies where recordation of such assignments is required to protect the interest of the seller and the trustee in the mortgage loans.

         Within  [180] days of the  Closing  Date with  respect to the  mortgage loans acquired on the Closing Date [and within [180] days of the relevant closing date with respect to Additional Home Equity Loans], the trustee will review the mortgage loans and the Related Documents and if any mortgage loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the seller and the depositor by the trustee, or within such longer period not to exceed 720 days after the closing date as provided in the pooling and servicing agreement in the case of missing documents not returned from the public recording office, the seller will be obligated to accept the transfer of such mortgage loan from the trust fund. Upon such transfer, the principal balance of such mortgage loan will be deducted from the applicable loan group balance, thus reducing the amount of the Transferor Interest. If the deduction would cause the portion of the Transferor Interest related to that loan group to become less than the related Minimum Transferor Interest at such time (a "Transfer Deficiency"), the seller will be obligated to either substitute an Eligible Substitute mortgage loan and/or make a deposit into the Collection Account in the amount (the "Transfer Deposit Amount") equal to the amount by which the portion of the Transferor Interest related to that loan group would be reduced to less than the related Minimum Transferor Interest at such time. Any such deduction, substitution or deposit, will be treated under the pooling and servicing agreement as a payment in full of such mortgage loan. Any Transfer Deposit Amount will be treated as a principal collection on the related loan group. Notwithstanding the foregoing, however, no such transfer shall be considered to have occurred unless and until all required deposits to the Collection Account are actually made. The obligation of the seller to accept a transfer of a Defective Mortgage Loan and to make any required deposits are the sole remedies regarding any defects in the mortgage loans and Related Documents available to the trustee or the Certificateholders.

         An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the seller for a defective mortgage loan which must, on the date of such substitution, have an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a Defective Mortgage Loan, an aggregate principal balance) that is not 10% more or less than the Transfer Deficiency relating to such Defective Mortgage Loan; have a loan rate not less than the loan rate of the Defective Mortgage Loan and not more than 1% in excess of the loan rate of such Defective Mortgage Loan; have a loan rate based on the same Index with adjustments to such loan rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan; have a margin that is not less than the margin of the Defective Mortgage Loan and not more than 100 basis points higher than the margin for the Defective Mortgage Loan;have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan; have a remaining term to maturity not more than six months earlier and not more than 60 months later than the remaining term to maturity of the Defective Mortgage Loan; comply with each representation and warranty as to the mortgage loans set forth in the pooling and servicing agreement (deemed to be made as of the date of substitution); have an original combined loan-to-value ratio not greater than that of the Defective Mortgage Loan; and satisfy certain other conditions specified in the pooling and servicing agreement.

         The seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the trustee with respect to each mortgage loan (e.g., cut-off date principal balance and loan rate). In addition, the seller will represent and warrant on the Closing Date that at the time of transfer to the depositor, the seller has transferred or assigned all of its interest in each mortgage loan and the Related Documents, free of any lien[, and likewise represent and warrant on each relevant closing date with respect to each Additional Home Equity Loan]. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders, the Certificate Insurer [or any other third party credit enhancer] in the related mortgage loan and Related Documents, the seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the seller will be obligated to accept a transfer of the Defective Mortgage Loan from the trust fund. The same procedure and limitations that are set forth in the second preceding paragraph for the transfer of Defective Mortgage Loans will apply to the transfer of a mortgage loan that is required to be transferred because of such breach of a representation or warranty in the pooling and servicing agreement that materially and adversely affects the interests of the Certificateholders.

         Mortgage loans required to be transferred to the seller as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

         Pursuant to the pooling and servicing agreement, the master servicer will service and administer the mortgage loans as more fully set forth above.

AMENDMENTS TO CREDIT LINE AGREEMENTS

         Subject to applicable law and to certain limitations described in the pooling and servicing agreement, the master servicer may change the terms of the credit line agreements at any time provided that such changes do not materially and adversely affect the interest of the Certificateholders, the Certificate
Insurer [or any other third party credit enhancer], and are consistent with prudent business practice.

         In addition, the pooling and servicing agreement permits the master servicer, within certain limitations described therein, to increase the credit limit of the related mortgage loan or reduce the margin for such mortgage loan.

OPTIONAL TRANSFERS OF MORTGAGE LOANS TO THE TRANSFEROR

         In order to permit the transferor to remove mortgage loans from [either] loan group at such times, if any, as the portion of the Transferor Interest related to that loan group exceeds the level required by the Certificate Insurer[, any other third party credit enhancer] and the Rating Agencies, on any Distribution Date the transferor may, but shall not be obligated to, remove on such distribution date (the "Transfer Date") from the loan group, certain mortgage loans without notice to the Certificateholders. The transferor is permitted to designate the mortgage loans to be removed. Mortgage loans so designated will only be removed upon satisfaction of the following conditions:

         o        no Rapid Amortization Event (as defined herein) has occurred;

         o the portion of the Transferor Interest (allocable to that loan group) as of such Transfer Date (after giving effect to such removal) exceeds the Minimum Transferor Interest;

         o the transfer of any mortgage loans from [either] loan group on any Transfer Date during the Managed Amortization Period (as defined herein) shall not, in the reasonable belief of the transferor, cause a Rapid Amortization Event or an event which with notice or lapse of time or both would constitute a Rapid Amortization Event to occur;

         o the transferor shall have delivered to the trustee a "Mortgage Loan Schedule" containing a list of all mortgage loans remaining in the related loan group after such removal;

         o the transferor shall represent and warrant that no selection procedures which the transferor reasonably believes are adverse to the interests of the Certificateholders, the Certificate Insurer [or any other third party credit enhancer] were used by the transferor in selecting such mortgage loans;

         o in connection with each such retransfer of mortgage loans, the Rating Agencies and the Certificate Insurer shall have been notified of the proposed transfer and prior to the Transfer Date no Rating Agency has notified the transferor or the Certificate Insurer in writing that such transfer would result in a reduction or withdrawal of the ratings assigned to either class of Certificates without regard to the Policy [or any other third party credit enhancement]; and

         o the Transferor shall have delivered to the Trustee and the Certificate Insurer an officer's certificate confirming the six conditions preceding this one.

         As of any date of determination within any Collection Period, the "Minimum Transferor Interest" for either loan group is an amount equal to [the lesser of (a) 5% of the related loan group balance at the end of the immediately preceding Collection Period and (b) 1.5% of the cut-off date balance of the related loan group].

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT

         The master servicer shall establish and maintain an account (the "Collection Account") in trust for the Certificateholders, the transferor, the Certificate Insurer [and any other third party credit enhancer], as their interests may appear. The Collection Account will be an Eligible Account (as defined herein). Subject to the investment provision described in the following paragraphs and except under the circumstances described below, within two business days of receipt by the master servicer of amounts in respect of the mortgage loans (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a mortgaged property or similar items), the master servicer will deposit such amounts in the Collection Account. Notwithstanding the foregoing, such amounts in respect of the mortgage loans may be remitted to the Collection Account by the master servicer on a monthly basis not later than the business day immediately preceding the related distribution date [so long as First Tennessee is the master servicer and the Certificate Insurer's claims-paying ability is rated "Aaa" by Moody's and "AAA" by Standard & Poor's.]

         Amounts so deposited may be invested in Eligible Investments (as described in the pooling and servicing agreement) maturing no later than one business day prior to the next distribution date or on such Distribution Date if approved by the Rating Agencies, the Certificate Insurer [and any other third party credit enhancer]. Not later than the [fifth] business day prior to each distribution date (the "Determination Date"), the master servicer will notify the trustee of the amount of such deposit to be included in funds available for the related distribution date.

         An "Eligible Account" is an account that is maintained with a depository institution whose debt obligations throughout the time of any deposit therein have the highest short-term debt rating by the Rating Agencies, one or more accounts with a depository institution having a minimum long-term unsecured debt rating of ["BBB" by Standard & Poor's and "Baa3" by Moody's], which accounts are fully insured by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation established by such fund, a segregated trust account maintained with the trustee or an affiliate of the trustee in its fiduciary capacity or otherwise acceptable to each Rating Agency and the Certificate Insurer as evidenced by a letter from each Rating Agency and the Certificate Insurer to the trustee, without reduction or withdrawal of each Rating Agency's then current ratings of the Certificates without regard to the Policy [or any other third party credit enhancement].

         Eligible Investments are specified in the pooling and servicing agreement and are limited to obligations of the United States or any agency thereof, provided the timely payment of such obligations are backed by the full faith and credit of the United States; general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency without regard to the Policy [or any other third party credit enhancement]; commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by any Rating Agency without regard to the Policy [or any other third party credit enhancement]; certificates of deposit, demand or time deposits, or bankers" acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's is not a Rating Agency) are then rated one of the two highest long-term and the highest short- term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency without regard to the Policy [or any other third party credit enhancement]; demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC; guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency without regard to the Policy [or any other third party credit enhancement]; repurchase obligations with respect to any security described in the first and second bullet points, in either case entered into with a depository institution or trust company (acting as principal) described in the fifth bullet point; securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency without regard to the Policy [or any other third party credit enhancement], as evidenced by a signed writing delivered by each Rating Agency; interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each Rating Agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency without regard to the Policy [or any other third party credit enhancement]; short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency without regard to the Policy [or any other third party credit enhancement]; and such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency without regard to the Policy [or any other third party credit enhancement], as evidenced by a signed writing delivered by each Rating Agency; provided that no such instrument shall be an Eligible Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument or both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

ALLOCATIONS AND COLLECTIONS

         All collections on the mortgage loans will generally be allocated in accordance with the credit line agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any distribution date, "Interest Collections" will be determined on a loan group basis and will be equal to the amounts collected during the related Collection Period (as defined herein), including without limitation such portion of Net Liquidation Proceeds, allocated to interest pursuant to the terms of the credit line agreements less Servicing Fees for the related Collection Period and amounts payable to the master servicer pursuant to the pooling and servicing agreement as reimbursement of optional advances of the interest component of any delinquent monthly payments on the mortgage loans.

         As to any distribution date, "Principal Collections" will be determined on a loan group basis and will be equal to the sum of the amounts collected during the related Collection Period, including without limitation such portion of Net Liquidation Proceeds, allocated to principal pursuant to the terms of the credit line agreements and any Transfer Deposit Amounts.

         "Net Liquidation Proceeds" with respect to a mortgage loan are equal to the liquidation proceeds, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the principal balance of the mortgage loan plus accrued and unpaid interest thereon to the end of the Collection Period during which such mortgage loan became a Liquidated Mortgage Loan. "Liquidation Proceeds" are the proceeds (excluding any amounts drawn on the Policy) received in connection with the liquidation of any mortgage loan, whether through trustee's sale, foreclosure sale or otherwise.

         With respect to any distribution date and loan group, the portion of interest collections allocable to the related class of Certificates ("Investor Interest Collections") will equal the product of (a) Interest Collections for such Distribution Date and loan group and (b) the Investor Floating Allocation Percentage for such loan group. With respect to any distribution date and loan group, the "Investor Floating Allocation Percentage" is the percentage equivalent of a fraction determined by dividing the Invested Amount at the close of business on the preceding distribution date (or the Closing Date in the case of the first distribution date) by the loan group balance for such loan group at the beginning of the related Collection Period. The remaining amount of interest collections will be allocated to the portion of the Transferor Interest related to that loan group.

         With respect to the mortgage loans in each loan group, principal collections will be allocated between the Certificateholders and the transferor ("Investor Principal Collections" and "Transferor Principal Collections," respectively) as described herein.

         The trustee will apply any amounts drawn under the Policy as provided in the pooling and servicing agreement.

         With respect to any date and loan group, the "loan group balance" will be equal to the aggregate of the principal balances of all mortgage loans in that loan group as of such date. The principal balance of a mortgage loan (other than a Liquidated Mortgage Loan) on any day is equal to its cut-off date principal balance, plus (1) any Additional Balances in respect of such mortgage loan minus (2) all collections credited against the principal balance of such mortgage loan in accordance with the related credit line agreement prior to such day. The principal balance of a Liquidated Mortgage Loan after final recovery of related liquidation proceeds shall be zero.

DISTRIBUTIONS ON THE CERTIFICATES

         Beginning with the first distribution date (which will occur on [ ]), distributions on the Certificates will be made by the trustee or the Paying Agent on each distribution date to the persons in whose names such Certificates are registered at the close of business on the day prior to each distribution date or, if the Certificates are no longer book-entry certificates, at the close of business on the record date (which is the [last] day of the month preceding such distribution date). The term "distribution date" means the [fifteenth] day of each month or, if such day is not a business day, then the first business day thereafter. Distributions on the Class [ ] Certificates will be made by check or money order mailed (or upon the request of a Certificateholder owning Certificates having denominations aggregating at least $[1,000,000], by wire transfer or as otherwise agreed by such Certificateholder and the trustee) to the address of the person entitled thereto (which, in the case of book-entry certificates, will be DTC or its nominee) as it appears on the certificate register in amounts calculated as described herein on the determination date. However, the final distribution in respect of the Certificates will be made only upon presentation and surrender thereof at the office or the agency of the trustee specified in the notice to Certificateholders of such final distribution. For purposes of the pooling and servicing agreement, a "business day" is any day other than (1) a Saturday or Sunday or (2) a day on which banking institutions in the states of New York, California or Illinois are required or authorized by law to be closed.

         Application of Interest Collections. On each distribution date, the trustee or the Paying Agent will apply the Investor Interest Collections for loan group [ ] in the following manner and order of priority:

         (1) as payment to the trustee for the related fee for services rendered pursuant to the pooling and servicing agreement;

         (2) as payment to the Certificate Insurer for the portion of the premium for the Policy related to loan group [ ];

         (3) as payment to Certificateholders for the interest accrued at the related certificate rate and any overdue accrued interest (with interest thereon to the extent permitted by applicable law) on the Certificate Principal Balance of the Certificates;

         (4) to pay to Certificateholders the related Investor Loss Amount for such Distribution Date;

         (5) as payment to Certificateholders for any related Investor Loss Amount for a previous distribution date that was not previously (a) funded by related Investor Interest Collections, (b) absorbed by a reduction in the related portion of the Transferor Interest, (c) funded by related Subordinated Transferor Collections as described below[, (d) previously funded by the Reserve Fund, (e) previously funded pursuant to clause (9) below] or (f) funded by draws on the Policy;

         (6) to reimburse the Certificate Insurer for prior draws made from the Policy (with interest thereon);

         (7) to pay to Certificateholders principal on the Certificates until the related portion of the Transferor Interest equals the related Required Transferor Subordinated Amount (such amount so paid, the "Accelerated Principal Distribution Amount");

         (8) in respect of any other amounts owed to the Certificate Insurer pursuant to the Insurance Agreement;

         (9) [to pay to the other class of certificates any deficiency in items (3), (4) and (5) above, after taking into account the allocation of 100% of such other Class Investor Interest Collections relating to such other Class on such distribution date (the amount of one Class remaining Investor Interest Collections which is allocated with respect to the other Class on such distribution date is a "Crossover Amount");]

         (10) [to the Reserve Fund for application in accordance with the pooling and servicing agreement, to the extent that the sum of the portion of the Transferor's Interest for [both] loan groups as of such distribution date is less than the sum of the Required Transferor Subordinated Amounts for [both] loan groups as of such distribution date;]

         (11) as payment to the master servicer for certain amounts that may be required to be paid to the master servicer pursuant to the pooling and servicing agreement;

         (12) to pay to the Certificateholders any Basis Risk Carryforward with respect to such Certificates; and

         (13) to pay to the transferor to the extent permitted as described herein.

         Payments to Certificateholders pursuant to clause (3) will be interest payments on the Certificates. Payments to Certificateholders pursuant to clauses
(4), (5) and (7) will be principal payments on the Certificates and will therefore reduce the related Certificate Principal Balance; however, payments pursuant to clause (7) will not reduce the related Invested Amount. The Accelerated Principal Distribution Amount for a Class is not guaranteed by the Policy.

         [On each distribution date, if Investor Interest Collections with respect to a Class of Certificates, plus any Crossover Amount available from the other Class of Certificates, are insufficient to pay the amounts specified in items (3), (4) and (5) above with respect to a Class of Certificates, the amount of such insufficiency shall be withdrawn from the Reserve Fund to the extent of funds on deposit therein.]

         [The amount on deposit in the Reserve Fund will not exceed the excess of (x) the sum of the Required Transferor Subordinated Amounts with respect to [both] loan groups over (y) the sum of the portion of the Transferor's Interest with respect to each loan group. Amounts in the Reserve Fund may only be withdrawn therefrom and applied in accordance with the terms of the pooling and servicing agreement.]

         To the extent that Investor Interest Collections from a loan group are applied to pay the interest on the related class of Certificates, Investor Interest Collections for that loan group may be insufficient to cover related Investor Loss Amounts. If such insufficiency exists after the related Available Transferor Subordinated Amount[, the Crossover Amount and the Reserve Fund] [have each been] [has] reduced to zero and results in the related Certificate Principal Balance exceeding the related Invested Amount, a draw will be made on the Policy in accordance with the terms of the Policy.

         "Liquidation Loss Amount" means with respect to any Liquidated Mortgage Loan, the unrecovered principal balance thereof at the end of the Collection Period in which such mortgage loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds in connection therewith. The "Investor Loss Amount" for a loan group shall be the product of the Investor Floating Allocation Percentage for that loan group and the Liquidation Loss Amount for that loan group for such distribution date.

         A "Liquidated Mortgage Loan" means, as to any distribution date, any mortgage loan in respect of which the master servicer has determined, based on the servicing procedures specified in the pooling and servicing agreement, as of the end of the preceding Collection Period, that all Liquidation Proceeds which it expects to recover with respect to the disposition of the mortgage loan or the related mortgaged property have been recovered. The Investor Loss Amount for a loan group will be allocated to the Certificates related to that loan group.

         As to any distribution date, the "Collection Period" is the calendar month preceding each distribution date (or, in the case of the first Collection Period, the period beginning on the cut-off date and ending on the last day of [
 ], 200[ ]).

         Interest will be distributed on each distribution date at the applicable certificate rate for the related Interest Period (as defined below). The "certificate rate" for the Class [ ] Certificates for a Distribution Date will generally equal a per annum rate equal to the least of:

         (a) the sum of the London Interbank offered rate for one-month United States dollar deposits ("LIBOR"), calculated as specified below, as of the second LIBOR Business Day prior to the first day of such Interest Period (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first distribution date) plus [ ]%;

         (b) a per annum rate equal to the weighted average of the loan rates of the mortgage loans in loan group [ ] net of the Servicing Fee Rate, the rate at which the fee payable to the trustee is calculated, the rate at which the premium payable to the Certificate Insurer is calculated and, commencing with the distribution date in [ ], [ ]% per annum, weighted on the basis of the daily average balance of each mortgage loan included in loan group [ ], during the related billing cycle prior to the Collection Period relating to such distribution date, and

         (c)      [    ]%.

However, on any distribution date for which the certificate rate for a class of certificates has been determined pursuant to clause (b) of the preceding sentence, the excess of the amount of interest that would have accrued on those certificates during the related Interest Period had such amount been determined pursuant to clause (a) of the definition of the preceding sentence (but not at a rate in excess of [ ]% per annum) over the interest actually accrued on those certificates during such Interest Period (such excess is referred to as "Basis Risk Carryforward") will accrue interest at the certificate rate calculated pursuant to clause (a), but not to exceed clause (c) (as adjusted from time to time) and will be paid on subsequent distribution dates to the extent funds are available therefor.

         Interest on the Certificates in respect of any distribution date will accrue on the Certificate Principal Balance from the preceding distribution date (or in the case of the first distribution date, from the Closing Date) through the day preceding such distribution date (each such period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year.

         Interest payments on the Certificates will be funded from Investor Interest Collections, Subordinated Transferor Collections, [the Reserve Fund,] and, if necessary, from draws on the Policy.

         Calculation of the LIBOR Rate. On the second LIBOR business day immediately preceding each distribution date, the trustee shall determine LIBOR for the Interest Period commencing on such distribution date. LIBOR for the first Interest Period will be determined on the second LIBOR business day preceding the Closing Date. LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of such Interest Period. "Telerate Screen Page 3750" means the display designated as page 3750 on the Bridge Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the depositor after consultation with the trustee), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the depositor after consultation with the trustee) as of 11:00 A.M., London time, on the day that is two LIBOR business days prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the depositor after consultation with the trustee, as of 11:00 A.M., New York City time, on such date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the preceding Interest Period. "LIBOR business day" means any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

         Transferor Collections. Collections allocable to the Transferor Interest in respect of a loan group will be distributed to the transferor only to the extent that such distribution will not reduce the amount of the portion of the Transferor Interest relating to that loan group as of the related distribution date below the applicable Minimum Transferor Interest. Amounts not distributed to the transferor because of such limitations will be retained in the Collection Account until the portion of the Transferor Interest relating to each loan group exceeds the applicable Minimum Transferor Interest, at which time such excess shall be released to the transferor. If any such amounts are still retained in the Collection Account upon the commencement of the Rapid Amortization Period, such amounts will be paid to the Certificateholders of the related class of certificates as a reduction of the related Certificate Principal Balance.

         Distributions of Principal Collections. For each loan group, the period beginning on the Closing Date and, unless a Rapid Amortization Event shall have earlier occurred, through and including the Distribution Date in [ ] (the "Managed Amortization Period"), the amount of principal collections payable to Certificateholders as of each distribution date during the Managed Amortization Period will equal, to the extent funds are available therefor, the Scheduled Principal Collections Distribution Amount for such loan group and distribution date. On any distribution date during the Managed Amortization Period, the "Scheduled Principal Collections Distribution Amount" for a loan group shall equal the lesser of the applicable Maximum Principal Payment and the applicable Alternative Principal Payment. With respect to any loan group and distribution date, the "Maximum Principal Payment" will equal the product of the Investor Fixed Allocation Percentage for that loan group and principal collections for such loan group and distribution date. With respect to any loan group and distribution date, the "Alternative Principal Payment" for that loan group will equal the amount, but not less than zero, of Principal Collections for such loan group and distribution date less the aggregate of Additional Balances created on the mortgage loans in that loan group during the related Collection Period.

         Beginning with the first distribution date following the end of the Managed Amortization Period (such period, the "Rapid Amortization Period"), the amount of principal collections payable to Certificateholders on each distribution date will be equal to the Maximum Principal Payment for that loan group.

         If on any distribution date the Required Transferor Subordinated Amount for a loan group is reduced below the then existing Available Transferor Subordinated Amount for that loan group, the amount of principal collections from the mortgage loans in that loan group payable to Certificateholders on such distribution date will be correspondingly reduced by the amount of such reduction.

         The amount of Principal Collections for a loan group to be distributed to Certificateholders on the first Distribution Date will reflect Principal Collections and Additional Balances from the mortgage loans in that loan group during the first Collection Period which is the period beginning on the cut-off date and ending on the last day of [ ].

         Distributions of Principal Collections from the mortgage loans in a loan group based upon the related Investor Fixed Allocation Percentage may result in distributions of principal to the related Certificateholders in amounts that are greater relative to the declining balance of that loan group than would be the case if the related Investor Floating Allocation Percentage were used to determine the percentage of principal collections distributed in respect of such Invested Amount. Principal Collections from the mortgage loans in a loan group not allocated to the Certificateholders will be allocated to the portion of the Transferor Interest related to that loan group. The aggregate distributions of principal to the Certificateholders will not exceed the Original Certificate Principal Balance.

         In addition, to the extent of funds available therefor (including funds available under the Policy), on the distribution date in [ ], Certificateholders will be entitled to receive as a payment of principal an amount equal to the outstanding Certificate Principal Balance.

         The Paying Agent. The Paying Agent shall initially be the trustee, together with any successor thereto in such capacity (the "Paying Agent"). The Paying Agent shall have the revocable power to withdraw funds from the
Collection Account for the purpose of making distributions to the Certificateholders.

LIMITED SUBORDINATION OF TRANSFEROR INTEREST

         If Investor Interest Collections[, Crossover Amounts and amounts on deposit in the Reserve Fund] on any distribution date are insufficient to pay
(i) accrued interest due and any overdue accrued interest (with interest thereon to the extent permitted by applicable law) on the related Certificates and (ii) the applicable Investor Loss Amount on such distribution date (such insufficiency being the "Required Amount"), a portion of the Interest Collections from the mortgage loans in that loan group and principal collections allocable to the portion of the Transferor Interest related to that loan group (but not in excess of the applicable Available Transferor Subordinated Amount) (the "Subordinated Transferor Collections") will be applied to cover the Required Amount for that loan group. The portion of the Required Amount for a loan group in respect of clause (ii) above not covered by such Subordinated Transferor Collections will be reallocated to the portion of the Transferor Interest related to that loan group, thereby reducing the Transferor Interest (up to the applicable remaining Available Transferor Subordinated Amount and not in excess of the Investor Loss Amounts for that loan group). The portion of the Required Amount not covered by the application of funds pursuant to the provisions of the preceeding sentence may then be satisfied by amounts available from the remaining Available Transferor Subordinated Amount from the other loan group. If such Investor Interest Collections for a loan group[, Crossover Amounts, amounts on deposit in the Reserve Fund] and the amount of Subordinated Transferor Collections which have been so applied to cover the applicable Required Amount are together insufficient to pay the amounts set forth in item
(i) of the definition of Required Amount, then a draw will be made on the Policy to cover the amount of such shortfall. In addition, if on any distribution date on which the Available Transferor Subordinated Amount for a loan group is reduced to zero the Certificate Principal Balance for that loan group exceeds the applicable Invested Amount (after giving effect to all allocations and distributions with respect to principal to be made on the Certificates on such distribution date), a draw will be made on the Policy in the amount of such excess for such distribution date. See " -- The Policy."

         With respect to any distribution date and loan group, the "Available Transferor Subordinated Amount" shall equal the lesser of the portion of the Transferor Interest for that loan group and the related Required Transferor Subordinated Amount for such distribution date.

RAPID AMORTIZATION EVENTS

         As described above, the Managed Amortization Period will continue through and including the distribution date in [ ], unless a Rapid Amortization Event occurs prior to such date. "Rapid Amortization Event" refers to any of the following events:

         (a) the failure on the part of the seller to make a payment or deposit required under the mortgage loan purchase agreement or the pooling and servicing agreement within three business days after the date such payment or deposit is required to be made, to record assignments of mortgage loans when required pursuant to the mortgage loan purchase agreement or the pooling and servicing agreement or to observe or perform in any material respect any other covenants or agreements of the seller set forth in the mortgage loan purchase agreement, which failure materially and adversely affects the interests of the Certificateholders, the Certificate Insurer [or any other third party credit enhancer] and, with certain exceptions, continues unremedied for a period of 60 days after written notice;

         (b)      any  representation  or  warranty  made by the  seller  or the depositor in the mortgage loan purchase agreement or the pooling and servicing agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders, the Certificate Insurer [or any other third party credit enhancer] are materially and adversely affected; provided, however, that a Rapid Amortization Event shall not be deemed to occur if the seller has purchased or made a substitution for the related mortgage loan or mortgage loans if applicable during such period (or within an additional 60 days with the consent of the trustee) in accordance with the provisions of the mortgage loan purchase agreement or the pooling and servicing agreement;

         (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the transferor;

         (d) the trust fund becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended; or

         (e) the aggregate of all draws under the Policy [or amounts paid pursuant to third party credit enhancement for loan group [ ]] incurred during the Managed Amortization Period exceeds [1]% of the Original Invested Amount.

         In the case of any event described in clause (a) or (b), a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in such clauses, either the trustee or Certificateholders holding Certificates evidencing more than 51% of the aggregate principal amount of the Certificates, the Certificate Insurer (so long as there is no default by the Certificate Insurer in the performance of its obligations under the Policy) [or any other third party credit enhancer], by written notice to the transferor, the depositor and the master servicer (and to the trustee, if given by the Certificate Insurer, [any other third party credit enhancer] or the Certificateholders) declare that a Rapid Amortization Event has occurred as of the date of such notice. In the case of any event described in clause (c), (d) or (e), a Rapid Amortization Event will be deemed to have occurred without any notice or other action on the part of the trustee, the Certificate Insurer or the Certificateholders immediately upon the occurrence of such event.

         Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the transferor and no Rapid Amortization Event exists other than such conservatorship, receivership or insolvency of the transferor, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period.

THE POLICY

         [On or before the Closing Date, the Policy will be issued by the Certificate Insurer pursuant to the provisions of the pooling and servicing agreement and the Insurance and Indemnity Agreement (the "Insurance Agreement") to be dated as of the Closing Date, among the seller, the depositor, the master servicer, the trustee and the Certificate Insurer.

         The Policy will irrevocably and unconditionally guarantee payment on each distribution date to the trustee for the benefit of the Certificateholders of each class of Certificates the full and complete payment of Insured Amounts with respect to the related Certificates for such distribution date. An "Insured Amount" shall equal with respect to each class of Certificates as of any distribution date any shortfall in amounts available in the Collection Account to pay (a) (i) the Guaranteed Principal Distribution Amount (as defined herein) with respect to the related Certificates for such distribution date and (ii) accrued and unpaid interest due on the related Certificates (together, the "Guaranteed Distributions"), with such Guaranteed Distributions having been calculated in accordance with the original terms of the Certificates or the pooling and servicing agreement after giving effect to amendments or modifications to which the Certificate Insurer has given its prior written consent and (b) any Preference Amount (as defined herein) which occurs prior to the related determination date. The effect of the Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, all of the Certificates. The Policy does not cover any Basis Risk Carryforward.

         The "Guaranteed Principal Distribution Amount" for any Class of Certificates and distribution date (other than the distribution date in [ ] on which the sum of the Available Transferor Subordinated Amounts for [both] loan groups and the Reserve Fund has been reduced to or equals zero, shall be the amount, if any, by which the Certificate Principal Balance of such Class of Certificates (after giving effect to all other amounts distributable and allocable to principal on the Certificates) exceeds the related Invested Amount as of such distribution date (after giving effect to all other amounts distributable and allocable to principal on the Certificates for such distribution date) and on the distribution date in [ ] (after giving effect to all other amounts distributable and allocable to principal on such distribution date) any amount necessary to pay the outstanding Certificate Principal Balance.

         A "Preference Amount" means any amount previously distributed to a Certificateholder that is recoverable and recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code, as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         Payment of claims on the Policy will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment (and any other required documentation) on the later to occur of (i) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment and (ii) 12:00 noon, New York City time, on the relevant Distribution Date.

         The terms "Receipt" and "Received", with respect to the Policy, mean actual delivery to the Certificate Insurer prior to 12:00 noon, New York City time, on a business day; delivery either on a day that is not a business day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding business day. If any notice or certificate given under the Policy by the trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Certificate Insurer shall promptly so advise the trustee and the trustee may submit an amended notice.

         Under the Policy, "business day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the states of New York, California or Illinois or the city in which the corporate trust office of the trustee or the Certificate Insurer is located, are authorized or obligated by law or executive order to be closed.

         The Certificate Insurer's obligations under the Policy in respect of Insured Amounts shall be discharged to the extent funds are transferred to the trustee as provided in the Policy, whether or not such funds are properly applied by the trustee.

         The Certificate Insurer shall be subrogated to the rights of each Certificateholder to receive payments of principal and interest, as applicable, with respect to distributions on the Certificates to the extent of any payment by the Certificate Insurer under the Policy. To the extent the Certificate Insurer pays Insured Amounts, either directly or indirectly (as by paying through the Trustee), to the Certificateholders, the Certificate Insurer will be subrogated to the rights of the Certificateholders, as applicable, with respect to such Insured Amounts and shall be deemed to the extent of the payments so made to be a registered Certificateholder for purposes of payment.

         The terms of the Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the seller. The Policy by its terms may not be cancelled or revoked. The Policy is governed by the laws of the State of New York.

         Insured Amounts shall be paid only at the time set forth in the Policy and no accelerated Insured Amounts shall be paid regardless of any acceleration of the Certificates, unless such acceleration is at the sole option of the Certificate Insurer. The Policy does not cover shortfalls, if any, attributable to the liability of the trust fund or the trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

         Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the pooling and servicing agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the pooling and servicing agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

         Pursuant to the terms of the pooling and servicing agreement, unless a Certificate Insurer default exists, the Certificate Insurer shall be deemed to be the Holder of the Certificates for certain purposes (other than with respect to payment on the Certificates), will be entitled to exercise all rights of the Certificateholders thereunder without the consent of such Holders, and the Holders of the Certificates may exercise such rights only with the prior written consent of the Certificate Insurer. In addition, the Certificate Insurer will have certain additional rights as a third party beneficiary to the pooling and servicing agreement.]

THE CERTIFICATE INSURER

         The following information set forth in this section has been provided by [Certificate Insurer] (the "Certificate Insurer"). Accordingly, none of the depositor, the seller and master servicer[, any third party credit enhancer] or the underwriter makes any representation as to the accuracy and completeness of such information.

         [Description of Certificate Insurer, including Financial Information]

REPORTS TO CERTIFICATEHOLDERS

         Concurrently  with each  distribution  to the  Certificateholders,  the
master   servicer   will   forward   to  the   trustee   for   mailing  to  such
Certificateholder a statement setting forth among other items:

         (i) the Investor Floating Allocation Percentage for each loan group for the preceding Collection Period;

         (ii)     the amount being distributed to each class of certificates;

         (iii) the amount of interest included in such distribution and the related certificate rate for each class of certificates;

         (iv) the amount, if any, of overdue accrued interest for a class of certificates included in such distribution (and the amount of interest thereon to the extent permitted by applicable law);

         (v) the amount, if any, of the remaining overdue accrued interest for a class of certificates after giving effect to such distribution;

         (vi)     the   amount,   if  any,   of   principal   included  in  such
                  distribution;

         (vii) the amount, if any, of the reimbursement of previous Investor Loss Amounts for a class of certificates included in such distribution,

         (viii) the amount, if any, of Basis Risk Carryforward for a class of certificates paid and the amount, if any, of Basis Risk Carryforward accrued;

         (ix) the amount, if any, of the aggregate unreimbursed Investor Loss Amounts for a class of certificates after giving effect to such distribution;

         (x)      the Servicing Fee for such distribution date;

         (xi) [for each class of certificates:] the Invested Amount, the Certificate Principal Balance and the Pool Factor, each after giving effect to such distribution;

         (xii) the loan group balance of each loan group as of the end of the preceding Collection Period;

         (xiii) the number and aggregate principal balances of the mortgage loans in each loan group as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period;

         (xiv) the book value of any real estate in each loan group which is acquired by the trust fund through foreclosure or grant of deed in lieu of foreclosure;

         (xv) the amount of any draws on the Policy [or payments under third party credit enhancement for loan group [ ]];

         (xvi) the amount, if any, of Funds from the Prefunding Account deployed by the trustee to purchase Additional Home Equity Loans during the preceding Collection Period;

         (xvii) [the amount on deposit in the Reserve Fund on the preceding distribution date, after giving effect to all distributions made on that date, the amount withdrawn from the Reserve Fund with respect to this distribution date, and the amount remaining on deposit in the Reserve Fund;] and

         (xviii) with respect to the first and second distribution dates, the number and aggregate balance of any mortgage loans in [either] loan group not delivered to the trustee within 30 days after the Closing Date.

         In the case of information  furnished  pursuant to clauses (iii), (iv),
(v), (vi), (vii) and (viii) above, the amounts shall be expressed as a dollar amount per $[1,000] increment of Certificates.

         Within 60 days after the end of each calendar year commencing in 200[ ], the master servicer will be required to forward to the Trustee a statement containing the information set forth in clauses (iii) and (vi) above aggregated for such calendar year.

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

         The master servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the pooling and servicing agreement, follow such collection procedures as it follows from time to time with respect to the home equity loans in its servicing portfolio comparable to the mortgage loans. Consistent with the above, the master servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the mortgage loans.

         With respect to the mortgage loans, the master servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the master servicer's policies with respect to the mortgage loans it owns or services. In accordance with the terms of the pooling and servicing agreement, the master servicer may consent under certain circumstances to the placing of a subsequent senior lien in respect of a mortgage loan.

HAZARD INSURANCE

         The pooling and servicing agreement provides that the master servicer maintain certain hazard insurance on the mortgaged properties relating to the mortgage loans. While the terms of the related credit line agreements generally require borrowers to maintain certain hazard insurance, the master servicer will not monitor the maintenance of such insurance.

         The pooling and servicing agreement requires the master servicer to maintain for any mortgaged property relating to a mortgage loan acquired upon foreclosure of a mortgage loan, or by deed in lieu of such foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of the maximum insurable value of such mortgaged property or the outstanding balance of such mortgage loan plus the outstanding balance on any mortgage loan senior to such mortgage loan at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the master servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith.

         The pooling and servicing agreement provides that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on such mortgaged properties. If such blanket policy contains a deductible clause, the master servicer will be obligated to deposit in the Collection Account the sums which would have been deposited therein but for such clause. The master servicer will satisfy these requirements by maintaining a blanket policy. As set forth above, all amounts collected by the master servicer (net of any reimbursements to the master servicer) under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property) will ultimately be deposited in the Collection Account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state laws and most of such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the mortgaged properties.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The master servicer will foreclose upon or otherwise comparably convert to ownership mortgaged properties securing such of the mortgage loans as come into default when, in accordance with applicable servicing procedures under the pooling and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the master servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage servicing activities, provided the master servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase net liquidation proceeds. The master servicer will be reimbursed out of liquidation proceeds and, if necessary, from other collections on or in respect of the mortgage loans, for advances of its own funds as liquidation expenses before any net liquidation proceeds are distributed to Certificateholders or the transferor.

OPTIONAL PURCHASE OF DEFAULTED LOAN

         The master servicer may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment for 91 days or more. Any such purchase shall be at a price equal to 100% of the principal balance of such mortgage loan plus accrued interest thereon at the applicable loan rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which such amount is to be distributed to Certificateholders.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         With respect to each Collection Period, the master servicer will receive from interest received on the mortgage loans a portion of such interest collections as a monthly Servicing Fee in the amount equal to [ ]% per annum ("Servicing Fee Rate") on the aggregate principal balances of the mortgage loans as of the first day of the related Collection Period. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the master servicer as additional servicing compensation.

         The master servicer will pay certain ongoing expenses associated with the trust fund and incurred by it in connection with its responsibilities under the pooling and servicing agreement. In addition, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted mortgage loans and in connection with the restoration of mortgaged properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related net liquidation proceeds and, if necessary, other collections on or in respect of the mortgage loans.

EVIDENCE AS TO COMPLIANCE

         The pooling and servicing agreement provides for delivery on or before [] in each year, beginning [ , [200[ ]], to the trustee of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding fiscal year, except as specified in such statement.

         On or before [ ] of each year, beginning [ [200[ ]], the master servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the master servicer or the transferor) to the trustee, the Certificate Insurer[, any other third party credit enhancer] and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the mortgage loans under the pooling and servicing agreement and that, on the basis of such examination, such firm believes that such servicing was conducted in compliance with the pooling and servicing agreement except for (a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as shall be set forth in such report.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE TRANSFEROR

         The pooling and servicing agreement provides that the master servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless

         (a) such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or

         (b)      upon the satisfaction of the following conditions:

                  o the master servicer has proposed a successor servicer to the trustee in writing and such proposed successor servicer is reasonably acceptable to the trustee;

                  o the Rating Agencies have confirmed to the trustee that the appointment of such proposed successor servicer as the master servicer will not result in the reduction or withdrawal of the then current rating of the certificates without regard to the Policy [or any other third party credit enhancement]; and

                  o        such  proposed   successor   servicer  is  reasonably
                           acceptable to the Certificate Insurer.

         No such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

         The master servicer may perform any of its duties and obligations under the pooling and servicing agreement through one or more subservicers or delegates, which may be affiliates of the master servicer. Notwithstanding any such arrangement, the master servicer will remain liable and obligated to the trustee and the Certificateholders for the master servicer's duties and obligations under the pooling and servicing agreement, without any diminution of such duties and obligations and as if the master servicer itself were performing such duties and obligations.

         The pooling and servicing agreement provides that the master servicer will indemnify the trust fund and the trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the master servicer's actions or omissions in connection with the servicing and administration of the mortgage loans which are not in accordance with the provisions of the pooling and servicing agreement. Under the pooling and servicing agreement, the transferor will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities arising out of or based on the pooling and servicing agreement to the extent described therein (other than losses resulting from defaults under the mortgage loans). In the event of an Event of Servicing Termination (as defined below) resulting in the assumption of servicing obligations by a successor master servicer, the successor master servicer will indemnify the transferor for any losses, claims, damages and liabilities of the transferor as described in this paragraph arising from the successor master servicer's actions or omissions. The pooling and servicing agreement provides that neither the depositor, the transferor nor the master servicer nor their directors, officers, employees or agents will be under any other liability to the trust fund, the trustee, the Certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the pooling and servicing agreement. However, neither the depositor, the transferor nor the master servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the depositor, the transferor or the master servicer in the performance of its duties under the pooling and servicing agreement or by reason of reckless disregard of its obligations thereunder. In addition, the pooling and servicing agreement provides that the master servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the pooling and servicing agreement and which in its opinion may expose it to any expense or liability. The master servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

         Any corporation into which the master servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the master servicer shall be a party, or any corporation succeeding to the business of the master servicer shall be the successor of the master servicer under the pooling and servicing agreement, without the execution or filing of any paper or any further act on the part of any of the parties thereto, anything in the pooling and servicing agreement to the contrary notwithstanding.

EVENTS OF SERVICING TERMINATION

         "Events of Servicing Termination" will consist of:

         (i) any failure by the master servicer to deposit in the Collection Account any deposit required to be made under the pooling and servicing agreement, which failure continues unremedied for five business days (or, if the master servicer is permitted to remit collections in respect of the mortgage loans to the Collection Account on a monthly basis as described under " -- Payments on Mortgage Loans; Deposits to Collection Account," three business days) after the giving of written notice of such failure to the master servicer by the trustee, or to the master servicer and the trustee by the Certificate Insurer or Certificateholders evidencing an aggregate undivided interest in the Trust Fund of at least 25% of the aggregate Certificate Principal Balance;

         (ii) any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Certificates or the pooling and servicing agreement which, in each case, materially and adversely affects the interests of the Certificateholders[, any other third party credit enhancer] or the Certificate Insurer and continues unremedied for 60 days after the giving of written notice of such failure to the master servicer by the trustee, or to the master servicer and the trustee by the Certificate Insurer[, any other third party credit enhancer] or Certificateholders evidencing an aggregate, undivided interest in the trust fund of at least 25% of the aggregate Certificate Principal Balance; or

         (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the master servicer and certain actions by the master servicer indicating insolvency, reorganization or inability to pay its obligations. Under certain other circumstances, the Certificate Insurer or the holders of Certificates evidencing an aggregate, undivided interest in the trust fund of at least 51% of the aggregate Certificate Principal Balance may deliver written notice to the master servicer terminating all the rights and obligations of the master servicer under the pooling and servicing agreement.

         Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of five or more business days or referred to under clause (ii) above for a period of 60 or more days, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the master servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the master servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the pooling and servicing agreement and the master servicer shall provide the trustee, the depositor, the transferor, the
Certificate Insurer[, any other third party credit enhancer] and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

         So long as an Event of Servicing Termination remains unremedied, either the trustee, or Certificateholders evidencing an aggregate undivided interest in the trust fund of at least 51% of the aggregate Certificate Principal Balance (with the consent of the Certificate Insurer) or the Certificate Insurer, may terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the pooling and servicing agreement and having a net worth of at least $[ ] and acceptable to the Certificate Insurer to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the master servicer would otherwise have received (or such lesser compensation as the trustee and such successor may agree upon). A receiver or conservator for the master servicer may be empowered to prevent the termination and replacement of the master servicer where the Event of Servicing Termination that has occurred is an Insolvency Event.

AMENDMENT

         The pooling and servicing agreement may be amended from time to time by the seller, the master servicer, the depositor and the trustee and with the consent of the Certificate Insurer, but without the consent of the Certificateholders, to cure any ambiguity, to correct any defective provision or to correct or supplement any provisions therein which may be inconsistent with any other provisions of the pooling and servicing agreement, to add to the duties of the depositor, the seller, the transferor or the master servicer, to add or amend any provisions of the pooling and servicing agreement as required by the Rating Agencies in order to maintain or improve any rating of the Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the transferor, the seller, the depositor, the trustee nor the master servicer is obligated to obtain, maintain, or improve any such rating), to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement or the Policy which shall not be inconsistent with the provisions of the pooling and servicing agreement [or any other third party credit enhancement], to comply with any requirement imposed by the Code (as defined herein) or to increase the limits set forth in the pooling and servicing agreement as to the amount of senior liens which the master servicer may consent to, provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Certificateholder, the Certificate Insurer [or any other third party credit enhancer]; provided, that any such amendment will not be deemed to materially and adversely affect the Certificateholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the Certificates without regard to the Policy [or any other third party credit enhancement].

         The pooling and servicing agreement may also be amended from time to time by the seller, the master servicer, the depositor, and the trustee, and the master servicer and the Certificate Insurer may from time to time consent to the amendment of the Policy, with the consent of Certificateholders with certificates evidencing at least 51% of the Certificate Principal Balance of the affected class and the Certificate Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the Certificateholders, provided that no such amendment will

         o reduce in any manner the amount of, or delay the timing of, payments on the Certificates or distributions or payments under the Policy which are required to be made on any Certificate without the consent of the Holder of such Certificate,

         o reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding or

         o adversely affect in any material respect the interests of the Certificate Insurer [or any other third party credit enhancer].

TERMINATION; RETIREMENT OF THE CERTIFICATES

         The trust fund will terminate on the distribution date following the later of

         (A) payment in full of all amounts owing to the Certificate Insurer [and any other third party credit enhancer] and

         (B)      the earliest of

                  o        the  distribution   date  on  which  the  Certificate
                           Principal Balance of each class of certificates has been reduced to zero;

                  o the final payment or other liquidation of the last mortgage loan in the trust fund;

                  o the optional transfer to the transferor of the mortgage loans, as described below; and

                  o         the distribution date in [         ].

         The mortgage loans will be subject to optional transfer to the transferor on any distribution date on or after which the aggregate Certificate Principal Balance [of both classes of certificates] is reduced to an amount less than or equal to [10]% of the aggregate Original Certificate Principal Balance [for both classes of certificates] and all amounts due and owing to the Certificate Insurer [and any other third party credit enhancer] including any unreimbursed draws on the Policy [and unreimbursed payments under other third party credit enhancement], together with interest thereon, as provided under the Insurance Agreement, have been paid. The transfer price will be equal to the sum of the outstanding Certificate Principal Balance of each class of certificates plus accrued and unpaid interest thereon at the applicable Certificate Rate through the day preceding the final distribution date and an amount equal to any Basis Risk Carryforward for each class of certificates plus accrued and unpaid interest thereon.

         In no event, however, will the trust fund created by the pooling and servicing agreement continue for more than 21 years after the death of certain individuals named in the pooling and servicing agreement. Written notice of termination of the pooling and servicing agreement will be given to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination.

         [In addition, Certificates must be prepaid and redeemed in part with any funds remaining in the relevant prefunding account on [ ] after the purchase of any Additional Home Equity Loans on that day.]

THE TRUSTEE

         [Name of trustee], a [national] banking association with its principal place of business in [State], has been named trustee pursuant to the pooling and servicing agreement.

         The commercial bank or trust company serving as trustee may own Certificates and have normal banking relationships with the depositor, the master servicer, the seller and the Certificate Insurer and/or their affiliates.

         The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee, as approved by the Certificate Insurer. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee, as approved by the Certificate Insurer. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

         No holder of a Certificate will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless such holder previously has given to the trustee written notice of default and unless Certificateholders evidencing an aggregate, undivided interest in the trust fund of at least 51% of the aggregate Certificate Principal Balance have made written requests upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding. The trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

CERTAIN ACTIVITIES

         The Trust Fund will not borrow money, make loans, invest in securities for the purpose of exercising control, underwrite securities, except as provided in the pooling and servicing agreement, engage in the purchase and sale (or turnover) of investments, offer securities in exchange for property (except the Certificates for the mortgage loans), or repurchase or otherwise reacquire its securities. See " -- Evidence as to Compliance" above for information regarding reports as to the compliance by the master servicer with the terms of the pooling and servicing agreement.

                      DESCRIPTION OF THE PURCHASE AGREEMENT

         The mortgage loans to be transferred to the trust fund by the depositor will be purchased by the depositor from the seller pursuant to a purchase agreement (the "Purchase Agreement") to be entered into between the depositor, as purchaser of the mortgage loans, and the seller, as transferor of the mortgage loans. Under the Purchase Agreement, the seller will agree to transfer the mortgage loans and related Additional Balances to the depositor. Pursuant to the pooling and servicing agreement, the mortgage loans will be immediately transferred by the depositor to the trust fund, and the depositor will assign its rights in, to and under the Purchase Agreement to the trust fund. The following is a description of the material provisions of the Purchase Agreement.

TRANSFERS OF MORTGAGE LOANS

         Pursuant to the Purchase Agreement, the seller will transfer and assign to the depositor, all of its interest in the mortgage loans [(including any Additional Home Equity Loans)] and all of the Additional Balances thereafter created. The purchase price of the mortgage loans is a specified percentage of the face amount thereof as of the time of transfer and is payable by the depositor in cash. The purchase price of each Additional Balance comprising the principal balance of a mortgage loan is the amount of such Additional Balance.

REPRESENTATIONS AND WARRANTIES

         The seller will represent and warrant to the depositor that, among other things, as of the Closing Date, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the Purchase Agreement. The seller will also represent and warrant to the depositor that, among other things, immediately prior to the sale of the mortgage loans to the depositor, the seller was the sole owner and holder of the mortgage loans free and clear of any and all liens and security interests. The seller will make similar representations and warranties in the pooling and servicing agreement. The seller will also represent and warrant to the depositor that, among other things, as of the Closing Date, (a) the Purchase Agreement constitutes a legal, valid and binding obligation of the seller and (b) the Purchase Agreement constitutes a valid sale to the depositor of all right, title and interest of the seller in and to the mortgage loans and the proceeds thereof.

ASSIGNMENT TO TRUST FUND

         The seller will expressly acknowledge and consent to the depositor's transfer of its rights relating to the mortgage loans under the pooling and servicing agreement to the trust fund. The seller also will agree to perform its obligations under the Purchase Agreement for the benefit of the trust fund.

TERMINATION

         The Purchase Agreement will terminate upon the termination of the trust fund.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the Class [ ] Certificates will be applied by the depositor towards the purchase of the initial loan group [ ] mortgage loans [and the deposit to the Prefunding Account].

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion, when read in conjunction with "Material Federal Income Tax Consequences" in the accompanying prospectus, is the opinion of Andrews Kurth LLP, counsel to the depositor, as to the material U.S. federal income tax aspects of the purchase, ownership and disposition of the Certificates, and is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to Certificate Owners in light of their personal investment circumstances or to certain types of Certificate Owners subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Certificates.

CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

         Based on the application of existing law to the facts as set forth in the pooling and servicing agreement and other relevant documents and assuming compliance with the terms of the pooling and servicing agreement as in effect on the date of issuance of the Certificates, Andrews Kurth LLP, special tax counsel to the depositor ("Tax Counsel"), is of the opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date. Accordingly, upon issuance, the Certificates will be treated as "Debt Securities" as described in the Prospectus. Furthermore, special tax counsel to the depositor is of the opinion that neither the trust fund nor any portion of the trust fund will be treated as either an association or a publicly traded partnership taxable as a corporation or as a taxable mortgage pool. See "Material Federal Income Tax Consequences" in the Prospectus.

         The transferor and the Certificateholders express in the pooling and servicing agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the mortgage loans. The transferor, the depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Transferor intends to treat this transaction as a sale of an interest in the principal balances of the mortgage loans for financial accounting purposes.

         In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the mortgage loans has been retained by the transferor and has not been transferred to the Certificate Owners.

         In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

TAXATION OF INTEREST INCOME OF CERTIFICATE OWNERS

         Assuming that the Certificate Owners are holders of debt obligations for U.S. federal income tax purposes, the Certificates generally will be taxable as Debt Securities. See "Material Federal Income Tax Consequences" in the Prospectus.

         While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under Treasury regulations (the "OID Regulations") it is possible that the Certificates could nevertheless be deemed to have been issued with original issue discount ("OID") if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate Owners as OID, but would not be includible again when the interest is actually received. See "Material Federal Income Tax Consequences -- Taxation of Debt Securities; Interest and Acquisition Discount" in the Prospectus for a discussion of the application of the OID rules if the Certificates are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID Regulations. For purposes of calculating OID, it is likely that the Certificates will be treated as Pay- Through Securities.

POSSIBLE CLASSIFICATION OF THE CERTIFICATES AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

         The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement and the accompanying Prospectus with respect to the Certificates constitutes a sale of the mortgage loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the transferor and the Certificate Owners resulting from this transaction is that of a partnership, a publicly traded partnership treated as a corporation, or an association taxable as a corporation. Since Tax Counsel has advised that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes, the transferor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations.

         If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the trust fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the mortgage loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

         If the transaction were treated as creating a partnership between the Certificate Owners and the transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the transferor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness. Assuming that all of the provisions of the pooling and servicing agreement, as in effect on the date of the issuance, are complied with, it is the opinion of Tax Counsel that the trust fund will not be treated as either an association or a partnership taxable as a corporation or as a taxable mortgage pool.

POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL

         In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

         Assuming that all of the provisions of the pooling and servicing agreement, as in effect on the date of issuance, are complied with, Tax Counsel is of the opinion that neither the trust fund nor any portion of the trust fund will be a taxable mortgage pool under Section 7701(i) of the Code because payments on each loan group support only one class of indebtedness.

         The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the pooling and servicing agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the mortgage loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

FOREIGN INVESTORS

         In general, subject to certain exceptions, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United States and the Certificate Owner provides the required foreign person information certification. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the Prospectus.

         Interest paid (or accrued) to a Certificateholder who is a non-U.S. Person will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, provided, that
(i) the interest is not effectively connected with the conduct of a trade or business within the United States by the non- U.S. Person, (ii) the non-U.S. Person provides the trust fund or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on Form W-8 or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the Certificate is a foreign person and providing that non-U.S. person's name and address. If a Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the non-U.S. Person that owns that interest in the mortgage loan. If such interest does not constitute portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty and the non-U.S. Person provides the Trust Fund, or an organization or financial institution described above, with an appropriate statement (e.g., a Form 1001), signed under penalties of perjury, to that effect.

         Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally affect payments made after December 31, 2000, subject to certain transition rules. THE DISCUSSION SET FORTH ABOVE DOES NOT TAKE THE NEW WITHHOLDING REGULATIONS INTO ACCOUNT. PROSPECTIVE NON-U.S. PERSONS WHO OWN INTERESTS IN MORTGAGE LOANS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THE NEW WITHHOLDING REGULATIONS.

         If the interests of the Certificate Owners were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, a corporate foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

         In addition, the interest paid on Certificates could be subject to a 30% withholding tax (or lower treaty rate) either because the interest on the mortgage loans does not appear to satisfy the requirements to be treated as "portfolio interest" under the Code, or because, even if such mortgage loan interest were to be treated as portfolio interest, interest payments on the Certificates could be treated as "guaranteed payments" within the meaning of the partnership provisions of the Code.

         If the trust fund were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

BACKUP WITHHOLDING

         Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Certificates if the Certificate Owner, upon issuance, fails to supply the trustee or his broker with his taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding.

         The trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede & Co., as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the trustee. (The trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         As previously mentioned, the New Withholding Regulations were published in the Federal Register on October 14, 1997 and generally affect payments made after December 31, 2000, subject to certain transition rules. THE DISCUSSION SET FORTH ABOVE DOES NOT TAKE THE NEW WITHHOLDING REGULATIONS INTO ACCOUNT. PROSPECTIVE NON- U.S. PERSONS WHO OWN REGULAR CERTIFICATES ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THE NEW WITHHOLDING REGULATIONS.

                                   STATE TAXES

         The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Certificates under the tax laws of any state. Investors considering an investment in the Certificates should consult their own tax advisors regarding such tax consequences.

         ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

                              ERISA CONSIDERATIONS

         [The fiduciary of any pension or other employee benefit plan (a "Plan") which proposes to cause such Plan to acquire any of the Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus.

         Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving "disqualified persons" and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that Section (together with employee benefit plans subject to ERISA, "Plans"); ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

         Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Certificates without regard to the ERISA considerations described herein and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in
Section 503 of the Code.

         Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

         A fiduciary that decides to invest the assets of a Plan in the Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the mortgage loans.

         In Prohibited Transaction Exemption 83-1 (the "Exemption"), the Department of Labor ("DOL") exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates.

         The Exemption permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and "parties in interest" with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans.

         If the general conditions of the Exemption are satisfied, investments by a Plan in certificates that represent interests in a mortgage pool consisting of mortgage loans representing loans for single family homes ("Single Family Certificates") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with "parties in interest" who are not fiduciaries) if the Plan purchases the Single Family Certificates at no more than fair market value and the Certificates are not subordinated to the other Certificates issued by the same pool, and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, a Plan does not purchase more than twenty-five percent (25%) of all Single Family Certificates and at least fifty percent (50%) of all Single Family Certificates are purchased by persons independent of the pool sponsor or pool trustee.

         It is believed that the Exemption will apply to the acquisition and holding of the Class [ ] Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met.

         Any Plan fiduciary considering whether to purchase any Class [ ] Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Class [ ] Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the
Exemption, and also consider the availability of any other prohibited transaction exemptions.]

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibit "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction, Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving "disqualified persons" and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that Section (collectively with employee benefit plans subject to ERISA, "Plans"); ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus.

         Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA considerations described herein and in the Prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in
Section 503 of the Code.

         Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Class [ ] Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal rate of principal payments (including prepayments) on the Mortgage Loans.

         The U.S. Department of Labor has granted to [Underwriter] an administrative exemption (Prohibited Transaction Exemption[ ]; Exemption Application No.[ ], Fed. Reg. [ ] ([ ]) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass- through trusts that consist of certain receivables, loans and other obligations and the servicing, operation and management of such asset-backed pass-through trusts; provided that the conditions and requirements of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the Certificates by a Plan provided that certain conditions are met. For a general description of the Exemption and the conditions that must be satisfied for the exemption to apply, see "ERISA Considerations" in the Prospectus.

         It is believed that the Exemption will apply to the acquisition and holding of the Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met.

         Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.

                         LEGAL INVESTMENT CONSIDERATIONS

         Although, as a condition to their issuance, the Class [ ] Certificates will be rated in the highest rating category of each of the Rating Agencies, the Class [ ] Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because not all of the mortgages securing the mortgage loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Class [ ] Certificates, which because they evidence interests in a pool that includes junior mortgage loans are not "mortgage related securities" under SMMEA. See "Legal Investment" in the Prospectus.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement, dated [ ], 200[ ], between the depositor and [ ] ("[ ]"), which is an affiliate of the depositor, the seller and the master servicer), the depositor has agreed to sell to [ ], and [ ] has agreed to purchase from the depositor, the Class [ ] Certificates.

         In the underwriting agreement, [ ] has agreed, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby if any of the Certificates are purchased.

         The depositor has been advised by [ ] that it proposes initially to offer the Class [ ] Certificates to the public in Europe and the United States at the offering price set forth on the cover page hereof and to certain dealers at such price less a discount not in excess of [ ]% of the Certificate denominations. [ ] may allow and such dealers may reallow a discount not in excess of [ ]% of the Certificate denominations to certain other dealers. After the initial public offering, the public offering price, such concessions and such discounts may be changed.

         Until the distribution of the Class [ ] Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of [ ] and certain selling group members to bid for and purchase the Class [ ] Certificates. As an exception to these rules, [ ] is permitted to engage in certain transactions that stabilize the price of the Class [ ] Certificates. Such transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the Class [ ] Certificates.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither the depositor nor [ ] makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates. In addition, neither the depositor nor [ ] makes any representation that [ ] will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The underwriting agreement provides that the depositor will indemnify [ ] against certain civil liabilities, including liabilities under the Act.

         After the initial distribution of the Certificates offered hereby, this prospectus and prospectus supplement may be used by FTN Financial Securities Corp., an affiliate of the depositor, the seller and the master servicer, in connection with market making transactions in such Certificates. FTN Financial Securities Corp. may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale and not at the prices of the initial offering.

                                  LEGAL MATTERS

         Certain legal matters with respect to the Certificates will be passed upon for the Depositor by Andrews Kurth LLP, Dallas, Texas. [ ], will pass upon certain legal matters on behalf of the underwriters.

                                     EXPERTS

         [The consolidated financial statements of the Certificate Insurer, [Certificate Insurer] and subsidiaries, as of [month] [day], [year] and [year] and for each of the years in the [number]-year period ended [month] [day], [year], are incorporated by reference herein and in the registration statement in reliance upon the report of [ ], independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.]

                                     RATINGS

         It is a condition to the issuance of the Class [ ] Certificates that they be rated [ ] by [Rating Agency] and [ ] by [Rating Agency] (each a "Rating Agency").

         A securities rating addresses the likelihood of the receipt by Certificateholders of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural and legal aspects associated with the Certificates. The ratings on the Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the possibility that Certificateholders might realize a lower than anticipated yield. The ratings on the Certificates do not address the likelihood of the receipt by Certificateholders of Basis Risk Carryforward.

         The ratings assigned to the Class [ ] Certificates will depend primarily upon the financial strength of the Certificate Insurer. Any reduction in a rating assigned to the financial strength of the Certificate Insurer below the ratings initially assigned to the Certificates may result in a reduction of one or more of the ratings assigned to the Certificates.

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

         The depositor has not requested a rating of the Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                             INDEX OF DEFINED TERMS
                                                                            PAGE

"Accelerated Principal Distribution Amount"...............................30, 35
"Additional Home Equity Loans"................................................20
"Alternative Principal Payment"...............................................38
"Available Transferor Subordinated Amount"....................................38
"Basis Risk Carryforward".....................................................37
"Certificate Principal Balance"...............................................29
"cut-off date"................................................................19
"Eligible Substitute Mortgage Loan"...........................................32
"Events of Servicing Termination".............................................44
"Guaranteed Principal Distribution Amount"....................................39
"Investor Fixed Allocation Percentage"........................................27
"Investor Floating Allocation Percentage".....................................35
"Investor Interest Collections"...............................................35
"Investor Loss Amount"........................................................36
"Investor Principal Collections"..............................................35
"Liquidated Mortgage Loan"....................................................36
"Liquidation Loss Amount".....................................................36
"Managed Amortization Period".................................................37
"Maximum Principal Payment"...................................................37
"Minimum Transferor Interest".................................................33
"New Withholding Regulations".................................................49
"Original Invested Amount"....................................................29
"Rapid Amortization Event"....................................................38
"Rapid Amortization Period"...................................................38
"Scheduled Principal Collections Distribution Amount".........................37
"Servicing Fee Rate"..........................................................43
"Single Family Certificates"..................................................51
"Statistic Calculation Date"..................................................19
"Statistic Calculation Pool Mortgage Loan"....................................19
"Statistic Calculation Pool"..................................................19
"Subordinated Transferor Collections".........................................38
"Transfer Deposit Amount".....................................................32

                                [GRAPHIC OMITTED]

                                 FIRST HORIZON
                             HOME LOAN CORPORATION


                          (Seller and Master Servicer)


                 FIRST HORIZON HOME EQUITY LOAN TRUST 200[_]-[_]
                                    (Issuer)



                                 $[___________]
                                  (Approximate)


     REVOLVING HOME EQUITY LOAN ASSET-BACKED CERTIFICATES, SERIES 200[_]-[_]



                         ------------------------------

                              PROSPECTUS SUPPLEMENT

                          -----------------------------



                                  [UNDERWRITER]





         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus until [__________].



                                [______], 200[_]

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION; DATED OCTOBER 20, 2004


PROSPECTUS SUPPLEMENT
(To Prospectus dated __________________)

                                 $[------------]
                                  (APPROXIMATE)

                    FIRST TENNESSEE BANK NATIONAL ASSOCIATION
                           SELLER AND MASTER SERVICER

                 FIRST HORIZON HOME EQUITY LOAN TRUST 200[_]-[_]
                                     ISSUER

        REVOLVING HOME EQUITY LOAN ASSET-BACKED NOTES, SERIES 200[_]-[_]
              DISTRIBUTIONS PAYABLE MONTHLY COMMENCING IN ________

                                CLASS [__] NOTES

--------------------------------------------------------------------------------

You should carefully consider the risk factors beginning on page S-[__] of this prospectus supplement and on page [__] of the accompanying prospectus

--------------------------------------------------------------------------------

THE NOTES

The Class [__] [and Class [___]] Notes have [an] original principal balance[s] of $[______][ and $[______], respectively, each] subject to a permitted variance of plus or minus [10]%.

THE TRUST FUND

The trust fund will own a pool consisting of [two] loan groups of home equity revolving credit line loans made or to be made in the future under certain home equity revolving credit line loan agreements. The loans will be secured by first or second deeds of trust or mortgages on one- to four-family residential properties and will bear interest at rates that adjust based on the prime rate. [The trust fund will also initially include funds from the sale of the notes in excess of the cut-off date principal balances. These excess funds are expected to be used to acquire additional home equity revolving credit line loans after the cut-off date. The Class [___] Notes will represent an interest in loan group [__] only.]

[THE POLICY

Note Insurer will issue an irrevocable and unconditional note guaranty insurance policy which will guarantee certain payments to noteholders.]

                               [NOTE INSURER LOGO]

The SEC and state securities regulators have not approved or disapproved of these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

[Underwriter] will purchase the notes from the depositor on a firm commitment basis and will offer the notes subject to prior sale and subject to its right to reject orders in whole or in part. The notes will be issued in book-entry form on or about [___], 200[___] and will be offered in the United States [and Europe].

                                  [UNDERWRITER]

                                 [___], 200[___]

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

      We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your notes.

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

      We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

      After the initial distribution of the notes offered hereby, this prospectus and prospectus supplement may be used by FTN Financial Securities Corp., an affiliate of the depositor, the seller and the master servicer, in connection with market making transactions in the notes. FTN Financial Securities Corp. may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale and not at the prices of the initial offering. Certain information in this prospectus supplement will be updated from time to time.

                                TABLE OF CONTENTS

SUMMARY.................................................................................5
    Trust Fund..........................................................................5
    The Offered Notes...................................................................5
    Other Notes.........................................................................5
    Depositor...........................................................................5
    Seller and Master Servicer..........................................................5
    Indenture Trustee...................................................................5
    Owner Trustee.......................................................................5
    [Note Insurer.......................................................................5
    Indenture...........................................................................5
    Cut-off Date........................................................................5
    Closing Date........................................................................5
    Distribution Dates..................................................................5
    Record Date.........................................................................6
    Denominations.......................................................................6
    Registration of Notes...............................................................6
    The Mortgage Loans..................................................................6
    The [Class [___]] Notes.............................................................7
    [Prefunding Account]................................................................8
    Termination.........................................................................8
    Credit Enhancement..................................................................8
    Material Federal Income Tax Consequences............................................9
    ERISA Considerations................................................................9
    Legal Investment Considerations.....................................................9
    Note Rating.........................................................................9

RISK FACTORS...........................................................................10

FORWARD LOOKING STATEMENTS.............................................................15

THE TRUST..............................................................................15
    General............................................................................15
    Trust Assets.......................................................................16
    Duties of the Owner Trustee........................................................16
    Certain Activities.................................................................16
    Termination........................................................................17
    The Owner Trustee..................................................................17

[THE NOTE INSURER......................................................................17

THE MASTER SERVICER....................................................................17
    General............................................................................17
    The Master Servicer................................................................17

[THE HOME EQUITY LOAN PROGRAM..........................................................17
    Underwriting Procedures Relating to Home Equity Loans..............................17

SERVICING OF THE MORTGAGE LOANS........................................................19
    Foreclosure and Delinquency Experience.............................................19
    Management's Discussion and Analysis of Delinquency and Foreclosure Trends.........21

DESCRIPTION OF THE MORTGAGE LOANS......................................................21
    General............................................................................21
    Mortgage Loan Terms................................................................21
    Conveyance of Mortgage Loans.......................................................34
    [The Prefunding Account............................................................35

MATURITY AND PREPAYMENT CONSIDERATIONS.................................................35

POOL FACTOR............................................................................37

DESCRIPTION OF THE NOTES...............................................................37
    General............................................................................37
    Book-entry Notes...................................................................38
    Distributions on the Notes.........................................................39
    Limited Subordination of Transferor Interest.......................................42

DESCRIPTION OF THE INDENTURE...........................................................42
    Payments on Mortgage Loans; Deposits to Collection Account.........................42
    Allocations and Collections........................................................44
    [The Policy........................................................................45
    Rapid Amortization Events..........................................................46
    Reports to Noteholders.............................................................46

EVENTS OF DEFAULT UNDER THE INDENTURE..................................................47

REMEDIES ON EVENT OF DEFAULT UNDER THE INDENTURE.......................................48

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE........................................48
    Duties of the Indenture Trustee....................................................48
    Amendment..........................................................................49

TERMINATION; RETIREMENT OF THE NOTES...................................................50
    The Indenture Trustee..............................................................50

DESCRIPTION OF THE SALE AND SERVICING AGREEMENT........................................50
    Assignment of Mortgage Loans.......................................................50
    Amendments to Credit Line Agreements...............................................52
    Optional Transfers of Mortgage Loans to the Transferor.............................52
    Collection and Other Servicing Procedures on Mortgage Loans........................53
    Hazard Insurance...................................................................53
    Realization on Defaulted Mortgage Loans............................................54
    Optional Purchase of Defaulted Loan................................................54
    Servicing Compensation and Payment of Expenses.....................................54
    Evidence as to Compliance..........................................................54
    Certain Matters Regarding the Master Servicer and the Transferor...................54

EVENTS OF SERVICING TERMINATION........................................................55
    Rights after an Event of Servicing Termination.....................................56
    Amendment..........................................................................56

DESCRIPTION OF THE PURCHASE AGREEMENT..................................................57

TRANSFERS OF MORTGAGE LOANS............................................................57

REPRESENTATIONS AND WARRANTIES.........................................................57

ASSIGNMENT TO TRUST FUND...............................................................57

TERMINATION............................................................................57

USE OF PROCEEDS........................................................................57

MATERIAL FEDERAL INCOME TAX CONSEQUENCES...............................................58
    General............................................................................58
    Characterization of the Notes as Indebtedness......................................58

TAXATION OF INTEREST INCOME OF BENEFICIAL OWNERS.......................................58
    Possible Classification of the Notes as a Partnership or
      Association Taxable as a Corporation.............................................59
    Possible Classification as a Taxable Mortgage Pool.................................59
    Foreign Investors..................................................................60
    Backup Withholding.................................................................60
    State Taxes........................................................................61

ERISA CONSIDERATIONS...................................................................61
    Prohibited Transactions............................................................61

LEGAL INVESTMENT CONSIDERATIONS........................................................62
    UNDERWRITING.......................................................................62

LEGAL MATTERS..........................................................................63

EXPERTS................................................................................63

RATINGS................................................................................63

INDEX OF DEFINED TERMS.................................................................65

                                     SUMMARY

This Summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the notes, read carefully this entire document and the accompanying prospectus.

TRUST FUND

First Horizon Home Equity Loan Trust 200[__]-[__] is a [grantor] [business] trust formed under the laws of the State of [New York] [Delaware]. The trust fund will own a pool of home equity revolving credit line loans made or to be made in the future under certain home equity revolving credit line loan agreements. The loans will be secured by first or second deeds of trust or mortgages on one- to four-family residential properties and will bear interest at rates that adjust based on the prime rate. We sometimes refer to these loans as home equity loans or mortgage loans. [The original principal balance of the notes will exceed the aggregate cut-off date principal balances of the home equity loans initially transferred to the trust fund. Funds in an amount equal to this excess are expected to be used to acquire future home equity loans that are not included in the cut-off date pool. Until they are so used, they will be held in the trust fund.]

We will be dividing the mortgage loans in the trust fund into [two] groups. Each will be referred to as a loan group. The repayment of the Class [___] Notes will be secured by a security interest in loan group [___] and the repayment of the Class [___] Notes will be secured by a security interest in loan group [___]. Likewise, holders of Class [___] Notes will receive payments from collections on mortgage loans in loan group [___] and holders of Class [___] Notes will receive payments from collections on mortgage loans in loan group [___].

THE OFFERED NOTES

First Horizon Home Equity Loan Trust 200[___]-[___] will issue [___] classes of Revolving Home Equity Loan Asset Backed Notes and a transferor's interest. Only the Class [___] Notes are offered by this prospectus supplement.]

OTHER NOTES

First Horizon Home Equity Loan Trust 200[___]-[___] is also issuing the Class [___] Notes and the transferor's interest. As described in this prospectus supplement, except for limited cross-collateralization, the Class [___] Notes are not supported by the mortgage loans in loan group [___], the group that supports the offered notes. A portion of the transferor's interest is subordinated in right of payment to the payment of the notes. Information regarding the Class [___] Notes and the transferor's interest is included in this prospectus supplement chiefly to provide you with a better understanding of the Class [___] Notes.]

DEPOSITOR

First Horizon Asset Securities Inc. Its address is 4000 Horizon Way, Irving, Texas 75063 and its telephone number is (214) 441-4000.

See "The Depositor" in the prospectus.

SELLER AND MASTER SERVICER

[First Tennessee Bank National Association.]

See "The Master Servicer" in this prospectus supplement.

INDENTURE TRUSTEE

[Name of Indenture Trustee].

OWNER TRUSTEE

[Name of Owner Trustee].

[NOTE INSURER

Note Insurer, will insure the [Class [___]] Notes as described in this prospectus supplement.

See "The Note Insurer" in this prospectus supplement.]

INDENTURE

The notes will be issued under an indenture between the owner trustee and the indenture trustee.

CUT-OFF DATE

[________], 200[________].

CLOSING Date

On or about [________], 200[________].

DISTRIBUTION DATES

The indenture trustee will make distributions on the [___]th day of each calendar month beginning in [___] 200[___]. If the [___]th day of a month is not a business day, then payments will be made on the next business day after the [___]th day of the month.

RECORD DATE

The [last] day preceding a distribution date or, if the notes are no longer book-entry notes, the last day of the month preceding a distribution date.

DENOMINATIONS

[The Class [___] Notes will be issued in minimum denominations of] $[25,000] and multiples of $[1,000] in excess of that.

REGISTRATION of Notes

The [Class [___]] Notes will initially be issued in book-entry form. [Persons acquiring beneficial ownership interests in the [Class [__]] Notes may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.]

See "Description of Notes -- Book-Entry Notes" in this prospectus supplement.

THE MORTGAGE LOANS

General

The mortgage loans are revolving lines of credit. During the applicable draw period, each borrower may borrow additional amounts from time to time up to the maximum amount of that borrower's line of credit. If borrowed amounts are repaid, they can again be borrowed.

The pool balance equals the aggregate of the principal balances of all mortgage loans in [both] loan groups. The loan group balance of a loan group equals the aggregate of the principal balances of all mortgage loans in that loan group. The principal balance of a mortgage loan (other than a liquidated mortgage loan) on any day is equal to its cut-off date principal balance, plus any additional borrowings on that mortgage loan, minus all collections credited against the principal balance of that mortgage loan before that day. Once a mortgage loan is finally liquidated, its principal balance will be zero.

Loan Rate

Interest on each mortgage loan is payable monthly and computed on the related daily outstanding principal balance for each day in the billing cycle. The loan rate is a variable rate per annum equal to the sum of the highest prime rate published in the Money Rates table of The Wall Street Journal as of the first business day of each calendar month and a margin. The loan rate is subject to applicable usury limits and certain maximum rates. Loan rates are adjusted monthly on the first business day of the calendar month preceding the due date. The due date for each mortgage loan is the fifteenth day of each month.

Principal Payments

Each home equity loan features a draw period during which the loan may be drawn on, immediately followed by a repayment period during which the loan must be repaid. In general, home equity loans with [__]-year draw periods have [__]-year repayment periods. These [__]-year draw periods are generally extendible for an additional [__] years with the approval of the master servicer.

Statistics

The statistical information presented in this prospectus supplement concerning the pool of mortgage loans does not reflect all of the mortgage loans that will be included in the pool on the closing date. Instead, this statistical information relates to statistical calculation loan groups that include the number and principal balances only of mortgage loans originated by the seller through the statistic calculation date and included in the applicable loan group. The aggregate principal balance of each statistic calculation loan group as of the statistic calculation date is the statistic calculation loan group balance. The statistic calculation date is [__], 200[__].

Unless  otherwise   noted,  all  statistical   percentages  in  this  prospectus
supplement are measured by the aggregate principal balance of the applicable statistic calculation loan group on the statistic calculation date.

See "Description of the Mortgage Loans" in this prospectus supplement for additional information concerning the statistic calculation pool and the mortgage loans in general.

Summary of Loans in Statistic Calculation Loan Group [__] (As of Statistic Calculation Date)


Loan Group [___] Statistic Calculation Date Balance: $ [___]

Weighted Average Combined Loan-to-Value Ratio: [______]%

Weighted Average Margin: [______]%

Range of Principal Balances: $[______] to $[______]

Average Principal Balance: $[______]

Range of Credit Limits: $[______] to $[______]

Average Credit Limit: $[______]

Origination Period: [______] through [______]

Range of Loan Rates: [______]% to [______]%

Weighted Average Loan Rate: [______]%

Weighted Average Maximum Loan Rate: [______]%

Weighted Average Minimum Loan Rate: [______]%

Maximum Credit Utilization Rate: [______]%

Average Credit Utilization Rate: [______]%

Weighted Average Credit Utilization Rate: [______]%

Percentage of Pool Secured by 1st liens: [______]%

Percentage of Pool Secured by 2nd liens: [______]%

Weighted Average Second Mortgage Ratio: [______]%

Percentage with Mortgaged Properties in: [______]%

                              [------]: [------]%

                              [------]: [------]%

                              [------]: [------]%

                              [------]: [------]%

                              [------]: [------]%

Range of Remaining Term to Scheduled Maturity: [___] months to [___] months

Weighted Average Remaining Term to Scheduled Maturity: [___] months

Percentage Single Family Residences: [______]%

Percent Owner Occupied: [______]%


[Summary of Loans in Statistic Calculation Loan Group [__] (As of Statistic Calculation Date)]


Loan Group [___] Statistic Calculation Date Balance: $ [______]

Weighted Average Combined Loan-to-Value Ratio: [______]%

Weighted Average Margin: [______]%

Range of Principal Balances: $ [______] to $[______]

Average Principal Balance: $ [______]

Range of Credit Limits: $ [______] to $[______]

Average Credit Limit: $ [______]

Origination Period: [______] through [______]

Range of Loan Rates: [______]% to [______]%

Weighted Average Loan Rate: [______]%

Weighted Average Maximum Loan Rate: [______]%

Weighted Average Minimum Loan Rate: [______]%

Maximum Credit Utilization Rate: [______]%

Average Credit Utilization Rate: [______]%

Weighted Average Credit Utilization Rate: [______]%

Percentage of Pool Secured by 1st liens: [______]%

Percentage of Pool Secured by 2nd liens: [______]%

Weighted Average Second Mortgage Ratio: [______]%

Percentage with Mortgaged Properties in: [______]%

                              [------]: [------]%

                              [------]: [------]%

                              [------]: [------]%

                              [------]: [------]%

                              [------]: [------]%

Range of Remaining Term to Scheduled Maturity: [___] months to [___] months

Weighted Average Remaining Term to Scheduled Maturity: [___] months

Percentage Single Family Residences: [______]%

Percent Owner Occupied: [______]%

THE [CLASS [______]] NOTES


------------------------------ -------------- -------------
                                PER $1,000
                                 OF NOTES        TOTAL
------------------------------ -------------- -------------

Price to Public..............       $[______]         $[_]

------------------------------ -------------- -------------

Underwriting Discount........       $[______]         $[_]

------------------------------ -------------- -------------

Proceeds, before expenses,
to the Depositor.............       $[______]         $[_]
------------------------------ -------------- -------------


Note Rate

[Class [___] Notes]

The note rate on the Class [__] Notes may change from distribution date to distribution date. On any distribution date the note rate for the [Class [__]] Notes will equal the least of: LIBOR plus [__]% per annum, the weighted average of the loan rates on the mortgage loans in loan group [__] minus certain fees, expenses and minimum spread requirements, and [__]% per annum. However, on any distribution date for which the note rate for the Class [__] Notes has been determined in accordance with the weighted average of the net loan rates on the mortgage loans in loan group [__], the excess of the lesser of A. [__]% per annum and B. LIBOR + [__]% per annum over the note rate will be paid (with interest at the rate of LIBOR + [__]% per annum, but not at a rate in excess of [__]% per annum) on the Class [__] Notes on future distribution dates to the extent that funds are available in the priority described in this prospectus supplement.

[Class [___] Notes

The note rate on the Class [__] Notes may change from distribution date to distribution date. On any distribution date the note rate for the Class [__] Notes will equal the least of: LIBOR plus [__]% per annum, the weighted average of the loan rates on the mortgage loans in loan group [__] minus certain fees, expenses and minimum spread requirements, and [__]% per annum.

However, on any distribution date for which the note rate for the Class [__] Notes has been determined in accordance with the weighted average of the net loan rates on the mortgage loans in loan group [__], the excess of the lesser of
A. [__]% per annum and B. LIBOR + [__]% per annum over the note rate will be paid (with interest at the rate of LIBOR + [__]% per annum, but not at a rate in excess of [__]% per annum) on the Class [__] Notes on future distribution dates to the extent that funds are available in the priority described in this prospectus supplement.]

See "Description of the Notes -- Distributions on the Notes -- Application of Interest Collections" in this prospectus supplement.

Interest Period

For each distribution date and class of notes, the period beginning on the prior distribution date (or in the case of the first distribution date, beginning on the closing date) and ending on the day before the applicable distribution date. The indenture trustee will calculate interest based on the actual number of days in the interest period and a year assumed to consist of 360 days.

Note Principal Balance

The original principal balance of either class of notes may be reduced or increased by not more than [10]% depending on the aggregate principal balance of the mortgage loans in the related loan group actually delivered on the closing date.

Principal

The amount of principal distributed on a class of notes on a distribution date will depend on whether the distribution date occurs during the managed amortization period or the rapid amortization period. The managed amortization period begins on the closing date and ends on the earlier of the distribution date in [__] and the existence of a rapid amortization event. The rapid amortization period begins on the first distribution date after the end of the managed amortization period.

See "Description of Notes-- Distributions on the Notes -- Distributions of Principal Collections" in this prospectus supplement.

[PREFUNDING ACCOUNT]

On the closing date approximately $[__] will be deposited into a prefunding account [for loan group [__] and approximately $[__] will be deposited into a prefunding account for loan group [__], each] held as a part of the trust fund. These funds represent the excess of the original principal balance of the Class [__] [and Class [__]] Notes [,as applicable,] over the cut-off date principal balance of the mortgage loans in [their related] loan group [__] initially transferred to the trust fund. These funds are expected to be used through [__] to acquire future home equity loans that are not included in the cut-off date pool. Any future home equity loans acquired by the trust fund after the cut-off date will have been underwritten using generally the same guidelines as were used to select the initial mortgage loans in the trust fund, and the trust fund will have the benefit of substantially the same representations and warranties covering the initial mortgage loans in the trust fund. The seller and master servicer will not exercise any discretion in the selection of the future home equity loans to be acquired by the trust fund. The selection will be made by a mechanical procedure on a first-in, first-out basis. The purchase of these future home equity loans is in addition to the ongoing purchase of additional balances during the managed amortization period with the proceeds of principal repayments received on the trust fund's mortgage loan portfolio. Any funds remaining in the prefunding account[s] on [__] will be used to prepay the [Class [__]] [related class of] Notes on the first distribution date.]

TERMINATION

The trust fund will  terminate on the  distribution  date following the later of
(a) payment in full of all amounts owing to [the note insurer and][any third party credit enhancer] and (b) the earliest of the distribution date on which the principal balance of [both] classes of notes have been reduced to zero, the final payment or other liquidation of the last mortgage loan in the trust fund, the optional transfer of the mortgage loans to the owner of the transferor interest, as described below, and the distribution date in [__].

The mortgage loans in the trust fund will be subject to optional transfer to the owner of the transferor interest on any distribution date on or after which the combined principal balance of both classes of notes is reduced to any amount less than or equal to 10% of the original combined principal balance of the notes and all amounts due and owing to the note insurer and] [any third party credit enhancer][, including any unreimbursed draws on the policy_][and any third party enhancement], together with interest on those amounts, have been paid as provided [either] [in the insurance agreement under which the policy is issued] [or in accordance with any third party credit enhancement].

See  "Description of the Indenture --  Termination;  Retirement of the Notes" in
this  prospectus  supplement  and  "The  Agreements  --  Termination;   Optional
Termination" in the prospectus.

CREDIT ENHANCEMENT

General

The trust fund includes various mechanisms that are intended to protect noteholders against losses on the mortgage loans.

Excess Interest

The indenture trustee will distribute certain interest collections on the mortgage loans in each loan group to cover losses that would otherwise be allocated to the notes related to that loan group, and to the extent described in this prospectus supplement, to the notes related to the other loan group.

Limited Subordination of Transferor Interest

The sum of the amounts by which the loan group balance of each loan group in the trust fund exceeds the principal balance of its related notes is the transferor interest. Initially, the transferor interest will be $0. The transferor interest is expected to grow as interest collections in excess of trustee fees, [amounts due the note insurer,] interest accrued on the notes and certain loss amounts due on the notes are applied as principal distributions on the notes, thereby creating overcollateralization of the notes. For each loan group, once the required level of overcollateralization is reached, the acceleration feature for the related class of notes will cease, unless it is necessary to maintain the required level of overcollateralization. The transferor interest is also the mechanism that absorbs changes in the principal amount of mortgage loans in a loan group due to new borrowings and repayments. In certain circumstances, amounts that would be distributed on the transferor interest will instead be distributed on the notes. First Tennessee Bank National Association (or one of its affiliates) will be the owner of the transferor interest on the closing date.

See "Description of the Notes -- Limited Subordination of Transferor Interest" in this prospectus supplement.

[Policy

The policy will irrevocably and unconditionally guarantee on each distribution date to the indenture trustee for the benefit of the noteholders the full and complete payment of the guaranteed distributions consisting of the guaranteed principal distribution amount with respect to the notes for the distribution date, and accrued and unpaid interest due on the notes.

The effect of the policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, the notes. The policy does not cover payment of basis risk carryforward.

In addition, the policy will guarantee the payment of the outstanding note principal balance on the distribution date in [__] (after giving effect to all other amounts distributable and allocable to principal on that distribution date).

IN THE ABSENCE OF PAYMENTS UNDER THE POLICY, NOTEHOLDERS WILL DIRECTLY BEAR THE CREDIT AND OTHER RISKS ASSOCIATED WITH THEIR PERCENTAGE INTEREST IN THE TRUST FUND.

See "Description of the Indenture -- The Policy" in this prospectus supplement.

The indenture will allow for limited cross-collateralization, in that certain excess cashflows from either loan group on any distribution date will be applied to the funding of certain deficiencies in interest and principal on the notes related to the other loan group.]

[Reserve Fund

On the closing date, an account will be set up in the name of the indenture trustee on behalf of the noteholders, but will not be funded. Once the required level of overcollateralization for a loan group has been reached, excess cashflow from that loan group may be deposited in the reserve fund on future distribution dates until the amount reaches a specified level. Amounts in the reserve fund may be used to cover shortfalls in amounts required to be distributed as interest to either Class of Class [__] Notes or to cover losses on the mortgage loans in either loan group.]

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Subject to the qualifications described under "Material Federal Income Tax Consequences" in this prospectus supplement, Andrews Kurth LLP, special tax counsel to the depositor, is of the opinion that, under existing law, a note will be treated as a debt instrument for federal income tax purposes as of the closing date. Furthermore, special tax counsel to the depositor is of the opinion that neither the trust fund nor any portion of the trust fund will be treated as either an association or a publicly traded partnership taxable as a corporation or as a taxable mortgage pool.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

Generally, the notes may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, or by an entity investing the assets of an employee benefit plan, so long as certain conditions are met. A fiduciary of an employee benefit plan or an individual retirement account must determine that the purchase of a note is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT CONSIDERATIONS

The [Class [__]] Notes will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because not all of the mortgages securing the loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the [Class [__]] Notes.

See "Legal Investment" in the prospectus.

NOTE RATING

The notes will not be offered unless they are each rated [__] by [Rating Agency] and [__] by [Rating Agency] A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

See "Ratings" in this prospectus supplement and "Risk Factors -- Rating of Securities" in the prospectus.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                  RISK FACTORS

      THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES KNOWN MATERIAL SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE NOTES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION UNDER "RISK FACTORS" IN THE PROSPECTUS.

--------------------------------------------------------------------------------

YOU MAY HAVE DIFFICULTY SELLING
  YOUR NOTES........................    The   underwriter   intends  to  make  a
                                        secondary  market in the notes purchased
                                        by it, but has no  obligation  to do so.
                                        We cannot  assure  you that a  secondary
                                        market will  develop or, if it develops,
                                        that it will continue. Consequently, you
                                        may  not be  able  to  sell  your  notes
                                        readily  or at prices  that will  enable
                                        you to realize your desired  yield.  The
                                        market values of the notes are likely to
                                        fluctuate;  these  fluctuations  may  be
                                        significant    and   could   result   in
                                        significant losses to you.

                                        The  secondary  markets for asset backed
                                        securities have  experienced  periods of
                                        illiquidity and can be expected to do so
                                        in the  future.  Illiquidity  can have a
                                        severely adverse effect on the prices of
                                        securities that are especially sensitive
                                        to prepayment,  credit, or interest rate
                                        risk,  or that have been  structured  to
                                        meet  the  investment   requirements  of
                                        limited categories of investors.

--------------------------------------------------------------------------------

CASH FLOW DISRUPTIONS COULD
  CAUSE PAYMENT DELAYS AND LOSSES...    Substantial  delays  could  result while
                                        liquidating  delinquent  mortgage loans.
                                        [Resulting  shortfalls in  distributions
                                        to  noteholders  could occur if the note
                                        insurer   were  unable  to  perform  its
                                        obligations  under the policy.] Further,
                                        liquidation   expenses  (such  as  legal
                                        fees, real estate taxes, and maintenance
                                        and  preservation  expenses) will reduce
                                        the  security  for the related  mortgage
                                        loans and in turn  reduce  the  proceeds
                                        payable to  noteholders.  [If any of the
                                        mortgaged  properties  fail  to  provide
                                        adequate   security   for  the   related
                                        mortgage loans,  you could  experience a
                                        loss if the note  insurer were unable to
                                        perform   its   obligations   under  the
                                        policy.]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

YIELD AND REINVESTMENT MAY BE ADVERSELY
  AFFECTED BY UNPREDICTABILITY OF
  PREPAYMENTS.......................    During  the period  that a borrower  may
                                        borrow money under the  borrower's  line
                                        of credit, the borrower may make monthly
                                        payments  only for the accrued  interest
                                        or may  also  repay  some  or all of the
                                        amount previously borrowed. In addition,
                                        borrowers may borrow additional  amounts
                                        up to the maximum amounts of their lines
                                        of credit. As a result,  the amount each
                                        loan group receives in any month (and in
                                        turn  the  amount   distributed  to  the
                                        holders of the  related  class of notes)
                                        may change  significantly.  Even  during
                                        the    repayment    period,    borrowers
                                        generally  may  prepay  their   mortgage
                                        loans  at  any  time  without   penalty.
                                        However, prepayments on loans secured by
                                        property in California and certain other
                                        jurisdictions  may be subject to account
                                        termination  fees  during the first five
                                        years  after  origination  of the  loan.
                                        Generally,  revolving  home equity loans
                                        are not viewed by borrowers as permanent
                                        financing.  The  mortgage  loans  may be
                                        repaid at faster rates than  traditional
                                        mortgage   loans.   The   trust   fund's
                                        prepayment experience may be affected by a wide variety of factors, including:
                                        general economic conditions, interest rates, the availability of alternative financing and homeowner mobility.

                                        In  addition,  substantially  all of the
                                        mortgage   loans   contain   due-on-sale
                                        provisions   and  the  master   servicer
                                        intends  to  enforce  those   provisions
                                        unless  doing  so is  not  permitted  by
                                        applicable  law or the  master  servicer
                                        permits the  purchaser of the  mortgaged
                                        property   in  question  to  assume  the
                                        mortgage  loan  in a  manner  consistent
                                        with reasonable commercial practice. See
                                        "Description   of  the  Notes"  in  this
                                        prospectus supplement and "Legal Aspects
                                        of the Loans -- Due-on-Sale  Clauses" in
                                        the  prospectus  for  a  description  of
                                        certain  provisions  of the credit  line
                                        agreements    that   may    affect   the
                                        prepayment experience on the mortgage loans.

                                        The  yield  to  maturity   and  weighted
                                        average  life  of  your  notes  will  be
                                        affected   primarily  by  the  rate  and
                                        timing of repayments and prepayments on the mortgage loans in your loan group as compared with the creation and amount of additional balances and the realization of liquidation loss amounts.

                                        You   bear   the   reinvestment    risks
                                        resulting  from a faster or slower  rate
                                        of principal payments than you expected.
                                        [You also bear the reinvestment  risk if
                                        by  [__]   all  of  the   funds  in  the
                                        prefunding account[s] have not been used
                                        to acquire  future  home  equity  loans,
                                        which would  result in a  prepayment  of
                                        [each  class of] [the Class  [__]] Notes
                                        in  an  amount   equal  to  the   amount
                                        remaining   in   [its   related]   [the]
                                        prefunding  account  on that  date.] See
                                        "Maturity and Prepayment Considerations" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

--------------------------------------------------------------------------------

WITHDRAWAL OR DOWNGRADING OF
  INITIAL RATINGS WILL AFFECT THE
  VALUE OF THE NOTES................    The  rating  of the  notes  will  depend
                                        primarily on an assessment by the rating
                                        agencies of the mortgage loans [and upon
                                        the  financial   strength  of  the  note
                                        insurer.   Any  reduction  in  a  rating
                                        assigned  to the  financial  strength of
                                        the  note   insurer   may  result  in  a
                                        reduction in the rating of the notes]. A reduction in the rating assigned to the notes probably would reduce the market value of the notes and may affect your ability to sell them.

                                        The   rating  by  each  of  the   rating
                                        agencies   of   the   notes   is  not  a
                                        recommendation to purchase, hold or sell
                                        the notes  since  that  rating  does not
                                        address the market price or  suitability
                                        for a  particular  investor.  The rating
                                        agencies  may  reduce  or  withdraw  the
                                        ratings  on the  notes at any time  they
                                        deem   appropriate.   In  general,   the
                                        ratings address credit risk and do not address the likelihood of prepayments.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

JUNIOR LIEN PRIORITY COULD RESULT IN
  PAYMENT DELAY OR LOSS.............    The   mortgage   loans  are  secured  by
                                        mortgages   that  generally  are  second
                                        mortgages.  The master  servicer has the
                                        power  under  certain  circumstances  to
                                        consent  to a new  mortgage  lien on the
                                        mortgaged  property having priority over
                                        the  mortgage  loan in the  trust  fund.
                                        Mortgage   loans   secured   by   second
                                        mortgages  are entitled to proceeds that
                                        remain  from  the  sale  of the  related
                                        mortgaged  property  after  any  related
                                        senior mortgage loan and prior statutory
                                        liens  have  been   satisfied.   If  the
                                        remaining  proceeds are  insufficient to
                                        satisfy the  mortgage  loans  secured by
                                        second  mortgages and prior liens in the
                                        aggregate   [and  the  note  insurer  is
                                        unable to perform its obligations  under
                                        the  policy],  you will bear the risk of
                                        delay   in   distributions   while   any
                                        deficiency judgment against the borrower is sought and the risk of loss if the deficiency judgment cannot be obtained or is not realized on.

                                        See "Legal Aspects of the Loans" in the prospectus.

--------------------------------------------------------------------------------

TRUST FUND MAY BE UNSECURED
  CREDITOR UNDER CERTAIN MORTGAGE
  LOANS SINCE MORTGAGE LOAN
  ASSIGNMENTS NOT RECORDED..........    Although the mortgage  notes relating to
                                        the mortgage  loans will be delivered to
                                        the indenture  trustee  within [30] days
                                        of the closing  date [(or within 30 days
                                        after  receipt by the trust  fund,  with
                                        respect  to  the  future   home   equity
                                        loans)],  assignments  of mortgage loans
                                        to the  indenture  trustee  will only be
                                        recorded in those  states  specified  by
                                        the rating  agencies where  recording is
                                        required   in  order  to   protect   the
                                        indenture   trustee's  interest  in  the
                                        related  mortgage  loan or to  perfect a
                                        first  priority   security  interest  in
                                        favor of the indenture trustee in the related mortgage loan if a court were to recharacterize the sale of the mortgage loans as a financing.

                                        In certain  states in which the mortgage
                                        properties   are  located,   failure  to
                                        record the  assignments  of the  related
                                        mortgages to the indenture  trustee will
                                        have the  result of  making  the sale of
                                        the    mortgage    loans     potentially
                                        ineffective against any creditors of the
                                        seller who may have been fraudulently or
                                        inadvertently  induced  to  rely  on the
                                        mortgage  loans as assets of the  seller
                                        or any  purchaser of a mortgage loan who
                                        had no notice of the prior conveyance to
                                        the trust fund if the purchaser perfects
                                        his  interest  in the  mortgage  loan by
                                        taking   possession   of   the   related
                                        documents    or   other    evidence   of
                                        indebtedness or otherwise.

                                        In those events, the trust fund would be an unsecured creditor of the seller.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

DEVELOPMENTS IN [CALIFORNIA] COULD
  HAVE DISPROPORTIONATE EFFECT ON THE
  POOL OF MORTGAGE LOANS DUE TO
  GEOGRAPHIC CONCENTRATION OF
  MORTGAGED PROPERTIES..............    Approximately  [______]% of the mortgage
                                        loans  in  statistic   calculation  loan
                                        group [___] and approximately  [______]%
                                        of  the  mortgage   loans  in  statistic
                                        calculation loan group [___] are secured
                                        by mortgaged  properties  located in the
                                        State   of   [California].   After   the
                                        statistic    calculation    date,    the
                                        geographic  concentration  could  change
                                        because  of the  addition  or removal of
                                        mortgage   loans,   prepayments  or  the
                                        creation   of    additional    balances.
                                        Property  in  [California]  may be  more
                                        susceptible  than homes located in other
                                        parts of the country to certain types of
                                        uninsurable     hazards,     such     as
                                        earthquakes, floods, mudslides and other
                                        natural disasters. In addition: economic
                                        conditions in [California] (which may or
                                        may not affect real property values) may
                                        affect the ability of borrowers to repay
                                        their  loans  on time;  declines  in the
                                        [California]   residential  real  estate
                                        market   may   reduce   the   values  of
                                        properties   located  in   [California],
                                        which would result in an increase in the
                                        loan-to-value  ratios;  and any increase
                                        in  the  market   value  of   properties
                                        located in [California] would reduce the
                                        loan-to-value    ratios    and    could,
                                        therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

                                        See  "Servicing  of  Mortgage  Loans  --
                                        Management's  Discussion and Analysis of
                                        Delinquency and Foreclosure Trends."

--------------------------------------------------------------------------------

MASTER SERVICER HAS ABILITY TO
  CHANGE THE TERMS OF THE
  MORTGAGE LOANS....................    The master servicer may agree to changes
                                        in the terms of a credit line agreement if the changes do not materially and adversely affect the interest of the related noteholders[, any third party credit enhancer] [or the note insurer,] and are consistent with prudent business practice.

                                        In addition, the master servicer, within
                                        certain  limitations,  may  increase the
                                        credit limit  related to a mortgage loan
                                        or reduce  the loan rate for a  mortgage
                                        loan.  Any  increase in the credit limit
                                        related   to  a   mortgage   loan  would
                                        increase  the   combined   loan-to-value
                                        ratio  of  that   mortgage   loan   and,
                                        accordingly,  would increase the risk of
                                        the related  class of notes'  investment
                                        in the mortgage  loan. In addition,  any
                                        reduction in the loan rate of a mortgage
                                        loan  would   reduce  the  related  loan
                                        group's excess cash flow available to absorb losses.

--------------------------------------------------------------------------------

YOUR RETURN COULD BE ADVERSELY
  AFFECTED BY DELINQUENT MORTGAGE
  LOANS.............................    The  trust  fund  may  include  mortgage
                                        loans   that  are  59  or   fewer   days
                                        delinquent  as of [______]  (the cut-off
                                        date for the pool of mortgage loans). We
                                        expect  that the  principal  balance  of
                                        mortgage  loans that are between 30 days
                                        and 59 days delinquent as of the cut-off
                                        date  will  not   exceed   approximately
                                        $[______].   Mortgage   loans  that  are
                                        already delinquent may increase the risk
                                        that the trust  fund will  experience  a
                                        loss    if   the    investor    interest
                                        collections  are not sufficient to cover
                                        the   investor   loss  amounts  for  any
                                        distribution  date,  amounts intended to
                                        provide  protection  for the notes  that
                                        are  otherwise  payable  to the owner of
                                        the   transferor   interest   have  been
                                        exhausted [and the note insurer fails to
                                        perform   its   obligations   under  the
                                        policy].

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

EFFECT OF LOAN RATES ON THE NOTES...    The  notes  accrue  interest  at a  rate
                                        based on the one-month LIBOR index plus a specified margin, but are subject to a cap [based in part on the interest rates on the mortgage loans].

                                        The mortgage  loans have interest  rates
                                        that are  based on the prime  rate,  and
                                        have periodic and maximum limitations on
                                        adjustments  to  the  loan  rate.  As  a
                                        result,   the  notes  may  accrue   less
                                        interest than they would accrue if the note rate were based solely on the LIBOR index plus the specified margin.

                                        A variety  of  factors  could  limit the
                                        note  rate.  Some of these  factors  are
                                        described below:  Each note rate adjusts
                                        [monthly]  while  the loan  rates on the
                                        mortgage    loans   may   adjust    less
                                        frequently. Consequently, the loan rates may limit increases in one or both note rates for extended periods in a rising interest rate environment.

                                        The prime rate may respond to  different
                                        economic  and market  factors than LIBOR
                                        and thus may  increase  or  decrease  at
                                        different  times. As a result,  the loan
                                        rates  could   decline  while  LIBOR  is
                                        stable or rising. And although both the loan rates and LIBOR may either decline or increase during the same period, the loan rates could decline more rapidly or increase more slowly than LIBOR. These factors may adversely affect the yield to maturity on the notes.

                                        For a  discussion  of  additional  risks
                                        pertaining  to  the  notes,   see  "Risk
                                        Factors" in the prospectus.

--------------------------------------------------------------------------------

[CERTAIN RIGHTS MAY BE AFFECTED BY
  THE ISSUANCE OF [TWO] CLASSES OF
  NOTES SECURED BY A SINGLE TRUST
  FUND..............................    The  ability  to  declare  an  event  of
                                        master servicing  termination  under the
                                        sale and servicing agreement or an event
                                        of default  under the  indenture,  or to
                                        amend the sale and  servicing  agreement
                                        or the  indenture  rests  with [the note
                                        insurer  and] the  holders of  specified
                                        percentages of the notes in both groups.
                                        [In     addition,      under     certain
                                        circumstances the third party credit enhancer will have those rights as they relate to the Class [___] Notes.] As a result you may have less ability to control certain actions than you would have had if only a single class of notes had been issued.]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

TERRORIST ATTACKS AND
  MILITARY ACTION...................    The effects that the  terrorist  attacks
                                        of  September  11,  2001  in the  United
                                        States, possible future attacks or other
                                        incidents and related  military  action,
                                        or the military  action by United States
                                        forces  in Iraq and other  regions,  may
                                        have on the  performance of the mortgage
                                        loans or on the  values  of the  related
                                        mortgaged     properties    cannot    be
                                        determined   at  this  time.   Investors
                                        should consider the possible  effects of
                                        such incidents on  delinquency,  default
                                        and   prepayment   experience   of   the
                                        mortgage  loans.  Federal  agencies  and
                                        non-government   lenders  have  and  may
                                        continue  to defer,  reduce  or  forgive
                                        payments    and    delay     foreclosure
                                        proceedings   in  respect  of  loans  to
                                        borrowers  affected  in some  way by the
                                        recent and  possible  future  attacks or
                                        other incidents and the related military
                                        action.   Activation  of  a  substantial
                                        number of U.S.  military  reservists  or
                                        members  of  the   National   Guard  may
                                        significantly increase the proportion of
                                        loans whose  interest  rates are reduced
                                        by  application  of  the  Soldiers'  and
                                        Sailors'  Civil Relief Act of 1940.  The
                                        Relief Act provides,  generally,  that a
                                        borrower  who is  covered  by the Relief
                                        Act may not be charged  interest  on the
                                        related  mortgage  loan in  excess of 6%
                                        annually   during   the  period  of  the
                                        borrower's   active   duty.   Under  the
                                        Military  Reservist Relief Act, which is
                                        a  California  statute,   under  certain
                                        circumstances,    California   residents
                                        called   into   active   duty  with  the
                                        reserves can delay  payments on mortgage
                                        loans  for a period  not to  exceed  180
                                        days, beginning with the order to active
                                        duty and ending 30 days  after  release.
                                        Interest   payable  to  holders  of  the
                                        certificates in the related  certificate
                                        group will be reduced by any  reductions
                                        in   the   amount   of   interest    not
                                        collectible   as   a   result   of   the
                                        application   of   such   Acts.    These
                                        shortfalls  are not  required to be paid
                                        by  the  borrower  at any  future  time.
                                        Neither the seller, the depositor or the
                                        master  servicer  is required to advance
                                        these shortfalls as delinquent payments,
                                        and such  shortfalls  are not covered by
                                        any form of  credit  enhancement  on the
                                        certificates.  Any reductions  resulting
                                        from  such Acts  will be  allocated  pro
                                        rata  among the senior  certificates  of
                                        the  related  certificate  group and the
                                        subordinated certificates.  In addition,
                                        legislation    granting   similar   loan
                                        payment relief to certain persons not covered by the Relief Act has been proposed and may be enacted in various states.

--------------------------------------------------------------------------------

                           FORWARD LOOKING STATEMENTS

      SOME STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONSIST OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER
FINANCIAL ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "MAY," "WILL," "SHOULD," "EXPECTS," "BELIEVES," "ANTICIPATES," "ESTIMATES," OR OTHER COMPARABLE WORDS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL. BECAUSE WE CANNOT PREDICT THE FUTURE, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

                                    THE TRUST

GENERAL

      First Horizon Home Equity Loan Trust 200[__]-[__] is a [grantor] [statutory] trust formed under the laws of the State of [New York] [Delaware] under the Trust Agreement, dated [__, 200[__]], between First Horizon Asset Securities Inc., as depositor, and [Name of owner trustee], as owner trustee, to do the transactions described in this prospectus supplement. After its formation, the trust will not engage in any activity other than acquiring, holding and managing the mortgage loans and the other assets of the trust and their proceeds, issuing the Notes and the transferor's interest, making payments on the Notes and the transferor's interest, and engaging in other activities that are appropriate in connection these activities.

      The trust's principal offices are located in [______] in care of [Name of owner trustee], as owner trustee, at its address below.

TRUST ASSETS

      The property of the trust will generally consist of: the principal balance of each mortgage loan as of the cut-off date (referred to as the cut-off date principal balance), plus any new advances made on it under the applicable credit line agreement during the life of the trust fund ("Additional Balances"); collections on the mortgage loans received after the cut-off date (exclusive of payments of accrued interest due on or before the cut-off date); mortgaged properties relating to the mortgage loans that are acquired by foreclosure or deed in lieu of foreclosure; the collection account for the Notes (excluding its net earnings); [the Prefunding Account[s] [and the similar account for loan group 1] and any additional loans purchased with their proceeds;] [the Reserve Fund (excluding its net earnings);] [the Policy] and any further credit enhancement for the Notes; and an assignment of the depositor's rights under the purchase agreement.

      The assets of the trust comprising loan group [__], the related collection account, [the related Prefunding Account, the Reserve Fund,] [the Policy,] and the depositor's rights under the agreement under which it purchased the mortgage loans will be pledged to the indenture trustee as security for the Class [__] Notes under the indenture. [The assets of the trust comprising loan group [__], the related collection account, [the related Prefunding Account, the Reserve Fund,] [the Policy,] and the depositor's rights under the agreement under which it purchased the mortgage loans will be pledged to the indenture trustee as security for the Class [__] Notes under the indenture.]

      A substantial portion of the economic interest in the mortgage loans, and consequently the trust, is related to the repayment of the Notes and subject to the lien of the indenture. All of the remaining interest in the mortgage loans in the trust fund will be represented by a single transferor interest that will be owned by the transferor.

      The transferor has the right to sell or pledge the transferor interest at any time, if the Rating Agencies have notified the transferor and the indenture trustee in writing that the action will not result in the reduction or withdrawal of the ratings assigned to the Notes [without regard to the Policy] [or any other third party credit enhancements], and certain other conditions specified in the trust agreement are satisfied.

      The owner trustee and any of its affiliates may hold Notes in their own names or as pledgees. To meet the legal requirements of certain jurisdictions, the owner trustee may appoint co-trustees or separate trustees of any part of the trust fund under the trust agreement. All rights and obligations conferred or imposed on the owner trustee by the sale and servicing agreement and the trust agreement will be conferred or imposed on any separate trustee or co-trustee. In any jurisdiction in which the owner trustee or indenture trustee is incompetent or unqualified to perform any act, the separate trustee or co-trustee will perform the act solely at the direction of the owner trustee.

      The owner trustee may resign at any time, in which event the master servicer must appoint a successor [acceptable to the Note Insurer]. The master servicer may also remove the owner trustee if it ceases to be eligible to continue as such under the trust agreement or becomes legally unable to act or becomes insolvent. Any resignation or removal of the owner trustee and appointment of a successor will not become effective until acceptance of the appointment by the successor.

DUTIES OF THE OWNER TRUSTEE

      The owner trustee will make no representations as to the validity or sufficiency of the trust agreement, the Notes, or of any mortgage loans or related documents, and will not be accountable for the use or application by the depositor or the master servicer of any funds paid to the depositor or the master servicer on the Notes, or the mortgage loans, or the investment of any monies by the master servicer before being deposited into the collection accounts. The owner trustee will be required to perform only those duties specifically required of it under the trust agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee under the trust agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the trust agreement.

CERTAIN ACTIVITIES

      The Trust Fund will not borrow money, make loans, invest in securities for the purpose of exercising control, underwrite securities, except as provided in the trust agreement, engage in the purchase and sale (or turnover) of investments, offer securities in exchange for property (except the Notes for the mortgage loans), or repurchase or otherwise reacquire its securities. See "Description of the Sale and Servicing Agreement -- Evidence as to Compliance" above for information regarding reports as to the compliance by the master servicer with the sale and servicing agreement.

TERMINATION

      The trust created by the trust agreement shall terminate upon the final distribution of all moneys or other property or proceeds of the trust or at the time the assignor of mortgage loans to the depositor becomes insolvent.

THE OWNER TRUSTEE

      [Name of owner trustee] will act as the owner trustee under the trust agreement. [Name of owner trustee] is a [______] banking corporation and its principal officers are located at [______], [______].

                                [THE NOTE INSURER

      The following information in this section has been provided by Note Insurer (the "Note Insurer"). Accordingly, none of the depositor, the seller and master servicer[, any third party credit enhancer] or the underwriter makes any representation as to the accuracy and completeness of the information in this section.

           [Description of Note Insurer, including financial information]]

                               THE MASTER SERVICER

GENERAL

      [First Tennessee Bank National Association ("First Tennessee") will service the mortgage loans consisting of [adjustable] rate home equity revolving credit line loans made or to be made in the future under the sale and servicing agreement. The mortgage loans will be secured by either first or second deeds of trust or mortgages on the residential properties that are one- to four-family properties, condominiums and planned unit developments.

      First Tennessee may perform any of its obligations under the sale and servicing agreement dated as of [__], 200[__] among First Horizon Asset Securities Inc., as depositor, First Tennessee, as seller and master servicer [Name of third party enhancer, if any] and [Name of owner trustee], as owner trustee, through one or more subservicers. Notwithstanding any subservicing arrangement, the master servicer will remain liable for its servicing obligations under the sale and servicing agreement as if the master servicer alone were servicing the mortgage loans. As of the Closing Date, the master servicer will service the mortgage loans without subservicing arrangements.]

THE MASTER SERVICER

      [First Tennessee, a national banking association, will act as master servicer for the mortgage loans under the sale and servicing agreement. First Tennessee is an indirect wholly owned subsidiary of First Tennessee National Corporation, a Tennessee corporation. First Tennessee National Corporation, headquartered in Memphis, Tennessee, is a national, diversified financial services institution, and one of the fifty largest bank holding companies in the United States. Through its principal subsidiary, First Tennessee, and other subsidiaries, it provides banking and other financial services to its customers through various regional and national lines of business.

      First Tennessee's mortgage loan servicing portfolio consists primarily of first and second lien, fixed or adjustable rate mortgage loans secured by single-family residences. First Tennessee began servicing home equity lines of credit in [__]. At [__], 200[__] First Tennessee provided servicing for approximately $[__] aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At [__], First Tennessee provided servicing for approximately $[__] aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

      The principal executive offices of First Tennessee are located at 165 Madison Avenue, Memphis, Tennessee 38103. Its telephone number is (800) 364-7662. First Tennessee conducts operations from its headquarters in Memphis, Tennessee.]

                          [THE HOME EQUITY LOAN PROGRAM

UNDERWRITING PROCEDURES RELATING TO HOME EQUITY LOANS

      [The following is a description of the underwriting procedures customarily employed by the seller with respect to home equity loans. The underwriting process is intended to assess the applicant's credit standing and repayment ability, and the value and adequacy of the real property security as collateral for the proposed loan. Exceptions to the seller's underwriting guidelines will be made when compensating factors are present. These factors include the borrower's employment stability, favorable credit history, equity in the related property and the nature of the underlying first mortgage loan.

      Each applicant for a home equity loan must complete an application that lists the applicant's assets, liabilities, income, and employment history and other demographic and personal information. If information in the loan application demonstrates that the applicant has sufficient income and there is sufficient equity in the real property to justify making a home equity loan, the seller will conduct a further credit investigation of the applicant. This investigation includes obtaining and reviewing an independent credit bureau report on the credit history of the applicant to evaluate the applicant's ability and willingness to repay. The credit report typically contains information relating to matters such as credit history with local merchants and lenders, installment and revolving debt payments and any record of delinquencies, defaults, bankruptcy, collateral repossessions, suits or judgments.

      The seller may originate or acquire mortgage loans in accordance with alternative sets of underwriting criteria under an Alternative Documentation Loan Program, a Reduced Documentation Loan Program or a Streamlined Documentation Loan Program. Generally, Alternative Documentation Programs permit a borrower to provide pay stubs and W-2 forms covering the most recent two years, in lieu of obtaining a Verification of Employment. Reduced Documentation Programs place more emphasis on property underwriting than on credit underwriting. Thus, certain credit underwriting documentation concerning income and employment verification is waived. Reduced Documentation Programs require applicants to list their assets and also permit applicants to submit bank statements in lieu of verifications of deposits. Only self-employed borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion are eligible for Reduced Documentation Programs. Streamlined Documentation programs may be available for first-lien borrowers in good standing with the seller. A Streamlined Documentation Loan Program may be available for borrowers who have recently purchased or refinanced (rate/term) with the seller if they have not been 30 days delinquent in payment during the previous twelve month period. Under a Streamlined Documentation Program, the value of the mortgaged property that was used in conjunction with obtaining the first lien from the seller is used in lieu of a new appraisal and later used to determine the combined loan-to-value ratios for the new home equity line of credit. In most instances, the maximum loan amount is limited to $30,000. In addition, a credit review is conducted, however no debt ratio calculation, income documentation or asset verification is required. A telephonic verification of employment is required before loan closing.

      Full appraisals are generally performed on all home equity loans that at origination had a credit limit greater than $100,000. These appraisals are determined on the basis of a seller-approved, independent third-party, fee-based appraisal completed on forms approved by Fannie Mae or Freddie Mac. For certain home equity loans that had at origination a credit limit less than or equal to $100,000, a drive-by evaluation is generally completed by a state licensed, independent third-party, professional appraiser on forms approved by either Fannie Mae or Freddie Mac. The drive-by evaluation is an exterior examination of the premises by the appraiser to determine that the property is in good condition. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements, and generally must have been made not earlier than 180 days before the date of origination of the mortgage loan. For certain home equity loans with credit limits less than or equal to $100,000, First Tennessee may have the related mortgaged property appraised electronically. Electronic appraisals use commercially-available home price indices and will only be completed on mortgaged properties where First Tennessee also services the first mortgage. The minimum and maximum loan amounts for home equity loans are generally $7,500 and $500,000, respectively. Borrowers may draw under the home equity loans in minimum amounts of $250 and maximum amounts up to the remaining available credit, in each case after giving effect to all prior draws and payments on the credit line.

      After obtaining all applicable employment, credit and property information, the seller generally uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments on the home equity loan in addition to any senior mortgage loan payments (including any escrows for property taxes and hazard insurance premiums) and other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly credit obligations (assuming the mortgage loan interest rate is based on the applicable fully indexed interest rate) to the borrower's gross monthly income. Based on this, the maximum monthly debt-to-income ratio is 45%. Variations in the monthly debt-to-income ratios limits are permitted based on compensating factors. The seller currently offers home equity loan products that allow maximum combined loan-to-value ratios up to 100%.

      It is generally the seller's policy to require a title search or limited coverage policy before it makes a home equity loan for amounts less than or equal to $100,000. In addition, if the home equity loan has a maximum draw amount of more than $100,000, the seller requires that the borrower obtain an ALTA policy, or other assurance of title customary in the relevant jurisdiction. In addition, ALTA title policies are generally obtained in situations where the property is on leased land or there has been a change in title or the home equity loan is in first lien position.]

                         SERVICING OF THE MORTGAGE LOANS

      [The master servicer has established standard policies for the servicing and collection of the home equity loans. Servicing includes, but is not limited to, the collection and aggregation of payments relating to the mortgage loans; the supervision of delinquent mortgage loans, loss mitigation efforts, foreclosure proceedings and, if applicable, the disposition of the mortgaged properties; and the preparation of tax related information in connection with the mortgage loans.

      Billing statements are mailed monthly by the master servicer. The statements detail all debits and credits and specify the minimum payment due and the available credit line. Notice of changes in the applicable loan rate are provided by the master servicer to the mortgagor with the monthly statements. All payments are due by the fifteenth day of the month.

      The general policy of the master servicer is to initiate foreclosure in the underlying property for a mortgage loan after the loan is 60 days or more delinquent and satisfactory arrangements cannot be made with the mortgagor; or if a notice of default on a senior lien is received by the master servicer.

      Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery on the loans, including any deficiencies.

      Once foreclosure is initiated by the master servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the property is located. During the foreclosure proceeding, the master servicer determines the amount of the foreclosure bid and whether to liquidate the loan.

      After foreclosure, if the home equity loan is secured by a first mortgage lien, the master servicer may liquidate the mortgaged property and charge off the home equity loan balance that was not recovered through liquidation proceeds. If the mortgaged property was subject to a senior lien, the master servicer will either directly manage the foreclosure sale of the property and satisfy the lien at the time of sale or take other action deemed necessary to protect the interest in the mortgaged property. If in the judgment of the master servicer, the cost of maintaining or purchasing the senior lien position exceeds the economic benefit of the action, the master servicer will generally charge off the entire home equity loan and may seek a money judgment against the borrower.

      Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, the master servicer's business judgment, changes in the portfolio and applicable laws and regulations.]

FORECLOSURE AND DELINQUENCY EXPERIENCE

      The tables on the following page summarize the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity revolving credit line loans serviced by the master servicer. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the mortgage loans.

      For the purposes of the following table, the period of delinquency is based on the number of days payments are contractually past due.

      Certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                     DELINQUENCY AND FORECLOSURE EXPERIENCE
      OF FIRST TENNESSEE'S HOME EQUITY REVOLVING CREDIT LINE LOAN PORTFOLIO


                                                                           AS OF DECEMBER 31,
                                                                           ------------------

                                                [--]                                                    [--]

                           NO. OF % OF PRINCIPAL % OF NO. OF % OF PRINCIPAL % OF
                           LOANS LOANS BALANCE($) BALANCE LOANS LOANS BALANCE($)
                           BALANCE
                           -----      -----       ----------     -------        -----         -----        ----------      -------

Total Portfolio

Period of Delinquency
30-59 Days
60-89 Days
90 Days or more

Foreclosures Pending

Total Delinquencies

                                       AS OF DECEMBER 31,
                                       ------------------

                                           AS OF [__]
                                            ---------

                                  NO.  OF  %  OF  PRINCIPAL  %  OF  LOANS  LOANS
                                   BALANCE($) BALANCE
                                   -----         -----       ----------       -------
Total Portfolio

Period of Delinquency
     30-59 Days
     60-89 Days
     90 Days or more

Foreclosures Pending

Total Delinquencies


                                             AS OF [__]

                                NO.  OF  %  OF   PRINCIPAL   %  OF  LOANS  LOANS
                                BALANCE($) BALANCE
                                -----         -----       ----------       -------
Total Portfolio

Period of Delinquency
     30-59 Days
     60-89 Days
     90 Days or more

Foreclosures Pending

Total Delinquencies

MANAGEMENT'S DISCUSSION AND ANALYSIS OF DELINQUENCY AND FORECLOSURE TRENDS

      For the master servicer's total portfolio, mortgage loan delinquencies generally have decreased since December 31, 2001. Although these decreases may be due to a variety of factors, the master servicer believes the amount of turnover and decreased seasoning in the master servicer's servicing portfolio are contributing factors to the decreases in these categories. There can be no assurance that factors beyond the control of the master servicer, such as national or local economic conditions or downturns in the residential real estate market will not result in increased rates of mortgage loan delinquencies and foreclosure losses in the future.

      If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties by a lender, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be significantly higher than the rates indicated in the tables above. To the extent that such losses occur in connection with the mortgage loans and are not otherwise covered by the forms of credit enhancement described in this prospectus supplement, they will be passed through as losses on the related certificates and such losses will be borne by the related certificateholders.

                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

      [Certain statistical information concerning the pool of mortgage loans is illustrated below (the pool is referred to as the "Statistic Calculation Pool" and each mortgage loan is referred to as a "Statistic Calculation Pool Mortgage Loan"). The mortgage pool will be divided into [two] groups of mortgage loans (each is referred to as a loan group) -- loan group [__] and loan group [__]. The repayment of the Class [__] Notes will be secured by a security interest in loan group [__] only [and the repayment of the Class [__] Notes will be secured by a security interest in loan group [__].] [Loan group [__] information is included chiefly to provide a better understanding about the trust fund.] A detailed description of the mortgage loans actually delivered (the "Detailed Description") will be available to purchasers of the Notes at or before, and will be filed on Form 8-K with the Securities and Exchange Commission after delivery of the Notes. The Detailed Description will specify the aggregate of the principal balances of the mortgage loans included in the trust fund as of the cut-off date and will also include, among other things, the following information regarding the mortgage loans: the outstanding principal balances of the mortgage loans as of [__], 200[__] (the cut-off date) [or the related transfer date], the lien priorities of the mortgage loans, the loan rates borne by the mortgage loans as of the cut-off date, the combined loan-to-value ratios of the mortgage loans, the remaining term to scheduled maturity of the mortgage loans, the type of properties securing the mortgage loans, the geographical distribution of the mortgage loans by state and the credit limits and credit limit utilization rates of the mortgage loans as of the cut-off date.

      [The Detailed Description speaks as of the cut-off date and consequently does not include any Subsequent Home Equity Loans purchased with the funds in the prefunding accounts.] The mortgage loans will have been originated in accordance with credit line agreements and will be secured by mortgages or deeds of trust. The mortgages and deeds of trust are either first or second mortgages or deeds of trust on mortgaged properties expected to be located in [49 states and the District of Columbia] as of the cut-off date. The mortgaged properties securing the mortgage loans will consist of residential properties that are one- to four-family properties. See "-- Mortgage Loan Terms" below.

      Information regarding the Statistical Calculation Pool Mortgage Loans as of [__], 200[__] (the "Statistic Calculation Date") can be found on the tables on pages S-[__] through S-[__].]

MORTGAGE LOAN TERMS

      [General. A borrower may access a mortgage loan by writing a check in a minimum amount of $[__]. The mortgage loans bear interest at a variable rate that changes monthly on the first business day of the related month with changes in the applicable index rate. The Statistic Calculation Pool Mortgage Loans are subject to a maximum per annum interest rate ranging from [__]% to [__]% per annum, subject to applicable usury limitations. See "Legal Aspects of the Loans -- Applicability of Usury Laws" in the prospectus. The daily periodic rate on the mortgage loans (i.e., the loan rate) is the sum of the index rate plus the applicable margin, divided by 365 days. The margin generally ranges between [__]% and [__]%. The index rate is based on the highest "prime rate" published in the "Money Rates" table of The Wall Street Journal as of the first business day of each calendar month.

      The second mortgage ratio for a mortgage loan in a second lien position is the credit limit for the related mortgage loan divided by the sum of the credit limit and the outstanding principal balance of any mortgage loan senior to the related mortgage loan as of the date of related loan application. The weighted average second mortgage loan ratio for the Loan Group [__] Statistic Calculation Pool Mortgage Loans was approximately [__]%. The weighted average second mortgage ratio for the Loan Group [__] Statistic Calculation Pool Mortgage Loans was approximately [__]%.

      First Tennessee generally offers introductory loan rates on its home equity lines of credit. The introductory rate applies to payments made during the [first three months or first six months] after origination. After the introductory period, the loan rate will adjust to the index rate plus the applicable margin.

      In general, the home equity loans may be drawn on during a draw period of [five] years. Home equity loans with a draw period of [five] years (which generally may be extendible for an additional [five] years, with First Tennessee's approval) constitute approximately [__]% of the Loan Group [__] Statistic Calculation Pool Mortgage Loans and approximately [__]% of the Loan Group [__] Statistic Calculation Pool Mortgage Loans, each by Statistic Calculation Date Principal Balance. These loans are generally subject to a [fifteen] year repayment period following the end of the draw period. During this repayment period, the outstanding principal balance of the loan will be paid in monthly installments equal to [1/180] of the outstanding principal balance at the end of the draw period.

      The minimum payment due during the draw period will be equal to the finance charges accrued on the outstanding principal balance of the home equity loan during the related billing period, any past due finance charges and any other charges owed. The minimum payment due during the repayment period will be equal to the sum of the finance charges accrued on the outstanding principal balance of the mortgage loan during the related billing period, any amounts past due, any other charges owed and the principal payment described above.

      The principal balance of a mortgage loan (other than a Liquidated Mortgage
Loan) on any day is equal to its principal balance as of the cut-off date for the mortgage loans purchased on the Closing Date [and as of the relevant date for the future home equity loans] plus any Additional Balances for the mortgage loan, minus all collections credited against the principal balance of the mortgage loan in accordance with the related credit line agreement before the relevant day.

      The principal balance of a Liquidated Mortgage Loan after final recovery of related liquidation proceeds shall be zero.

Difference between Statistic Calculation Pool and Cut-off Date Pool

      The statistical information presented in this prospectus supplement for each loan group reflects the mortgage loans originated by the seller through the Statistic Calculation Date, and is based on the number and the principal balances of the mortgage loans in each loan group as of the Statistic Calculation Date. The depositor expects that the actual pool as of the Closing Date will represent approximately $[__] aggregate principal balance of mortgage loans. Loan group [__], which has a Statistic Calculation Date Principal Balance of approximately $[__], is expected to have a cut-off date principal balance of approximately $[__]. Loan group [__], which has a Statistic Calculation Date Principal Balance of approximately $[__], is expected to have a cut-off date principal balance of $[__]. [The trust also will include approximately $[__] for loan group [__] and $[__] for loan group [__] in the relevant prefunding accounts that may be applied to the purchase of additional mortgage loans as described below.] The [initial] mortgage loans to be included in the cut-off date pool will represent mortgage loans originated by the seller on or before the cut-off date and sold by the seller to the depositor, and by the depositor to the trust fund, on the Closing Date. In addition, with respect to the Statistic Calculation Pool Mortgage Loans, as to which statistical information is presented in this prospectus supplement, some amortization will occur and some Additional Balances may be created before the cut-off date. Moreover, certain Statistic Calculation Pool Mortgage Loans may prepay in full or may be determined not to meet the eligibility requirements for the final cut-off date pool and as a result may not be included in the cut-off date pool. As a result of the foregoing, the statistical distribution of characteristics as of the cut-off date for the cut-off date mortgage loan pool will vary from the statistical distribution of characteristics of each Statistic Calculation Loan Group as presented in this prospectus supplement, although the variance will not be material. If the seller does not, as of the cut-off date, have the full amount of mortgage loans that the depositor expects to purchase from the seller and sell to the trust fund on the cut-off date (i.e. approximately $[__] aggregate principal balance of mortgage loans), the depositor may reduce the size of the offering. Likewise, if the seller has more mortgage loans than anticipated, the depositor may increase the size of the offering. The original principal amount of either class of Notes may not decrease or increase by more than [10]%. [For each loan group, the excess of the original principal balance of the related Notes over the cut-off date principal balance of that loan group will be deposited into an account (the account for loan group [__], the "Prefunding Account"). These funds are expected to be used to acquire future home equity loans not in the cut-off date pool (these loans for loan group [__], the "Subsequent Home Equity Loans"). Consequently, the statistical distribution characteristics of loan group [__] after the addition of Subsequent Home Equity Loans will vary from that of both the loan group [__] cut-off date mortgage loan pool and the Loan Group [__] Statistical Calculation Pool Mortgage Loans. Any funds remaining in the Prefunding Account on [__] will be used to prepay the Class [__] Notes on the first distribution date].

      The sum of the columns below may not equal the total indicated for each loan group due to rounding. The following tables describe the Statistic
Calculation Pool Mortgage Loans in each loan group and the related mortgaged properties based upon the Loan Group [__] Statistic Calculation Pool or the Loan Group [__] Statistic Calculation Pool, as applicable, as of the close of business on the Statistic Calculation Date:

      The sum of the columns below may not equal the total indicated for each loan group due to rounding. The following tables describe the Statistic
Calculation Pool Mortgage Loans in each loan group and the related mortgaged properties based upon the Loan Group [__] Statistic Calculation Pool or the Loan Group [__] Statistic Calculation Pool, as applicable, as of the close of business on the Statistic Calculation Date:

                                 LOAN GROUP [__]
                               PRINCIPAL BALANCES

                                                                                                        PERCENTAGE OF LOAN GROUP [_]
                                                                         AGGREGATE UNPAID PRINCIPAL      STATISTIC CALCULATION DATE
RANGE OF PRINCIPAL BALANCES                   NUMBER OF MORTGAGE LOANS             BALANCE              AGGREGATE PRINCIPAL BALANCE
---------------------------                   ------------------------             -------              ---------------------------
$ - $                                                                   $                                                 %
$ - $
$ - $
$ - $
$ - $
$ - $
$ - $
$ - $
$ - $
$ - $
$ - $
$ - $
$ - $
Total                                                                   $                                              100%

      The combined loan-to-value ratio in the following table is a fraction whose numerator is the sum of (i) the credit limit of the mortgage loans and
(ii) any outstanding principal balances of mortgage loans senior or of equal priority to the mortgage loans (calculated generally at the date of origination of the mortgage loans) and whose denominator is the lesser of (i) the appraised value of the related mortgaged property as stated in loan files at the date of origination or (ii) in the case of a mortgaged property purchased within one year of the origination of the related mortgage loan, the purchase price of the mortgaged property.

                        COMBINED LOAN-TO-VALUE RATIOS(1)

                                                                                                      PERCENTAGE OF LOAN GROUP [__]
                                                                       AGGREGATE UNPAID PRINCIPAL      STATISTIC CALCULATION DATE
RANGE OF COMBINED LOAN-TO-VALUE RATIOS      NUMBER OF MORTGAGE LOANS             BALANCE               AGGREGATE PRINCIPAL BALANCE
--------------------------------------      ------------------------             -------               ---------------------------
 Less than    %                                                          $                                               %
 -
 -
 -
 -
 -
 -
 -
 -
 -
 -
 -
 -
 -
Total                                                                    $                                            100%

      The loan rates in the following table reflect the fact that approximately [__]% of the Loan Group [__] Statistic Calculation Pool Mortgage Loans by Statistic Calculation Date Principal Balance are currently subject to an introductory rate of [__]% per annum and [__]% of the Loan Group [__] Statistic Calculation Pool Mortgage Loans by Statistic Calculation Date Principal Balance are currently subject to an introductory rate of [__]% per annum.

                                   LOAN RATES

                                                                                                       PERCENTAGE OF LOAN GROUP [__]
                                                                        AGGREGATE UNPAID PRINCIPAL      STATISTIC CALCULATION DATE
RANGE OF LOAN RATES                          NUMBER OF MORTGAGE LOANS             BALANCE               AGGREGATE PRINCIPAL BALANCE
-------------------                          ------------------------             -------               ---------------------------
 Less than    %                                                          $                                               %
 -
 -
 -
 -
 -
 -
 -
 -
 -
 -
 -
 -
 -
Total                                                                    $                                            100%

                             GEOGRAPHIC DISTRIBUTION

                                                                                                       PERCENTAGE OF LOAN GROUP [__]
                                                                       AGGREGATE UNPAID PRINCIPAL      STATISTIC CALCULATION DATE
STATE                                       NUMBER OF MORTGAGE LOANS             BALANCE               AGGREGATE PRINCIPAL BALANCE
-----                                       ------------------------             -------               ---------------------------
                                                                         $                                               %



















Total                                                                    $                                            100%

      The geographic location used for the above table is determined by the address of the mortgaged property securing the related mortgage loan.

                                  PROPERTY TYPE

                                                                                                       PERCENTAGE OF LOAN GROUP [__]
                                                                         AGGREGATE UNPAID PRINCIPAL     STATISTIC CALCULATION DATE
PROPERTY TYPE                                 NUMBER OF MORTGAGE LOANS             BALANCE              AGGREGATE PRINCIPAL BALANCE
-------------                                 ------------------------             -------              ---------------------------
Single Family                                                            $                                               %
PUD
Lo Condo
2 - 4 Units
      TOTAL                                                              $                                            100%


                                  LIEN PROPERTY

                                                                                                     PERCENTAGE OF LOAN GROUP [__]
                                                                      AGGREGATE UNPAID PRINCIPAL      STATISTIC CALCULATION DATE
LIEN PROPERTY                              NUMBER OF MORTGAGE LOANS             BALANCE               AGGREGATE PRINCIPAL BALANCE
-------------                              ------------------------             -------               ---------------------------
1st Liens..............................                               $                                               %
2nd Liens..............................
      TOTAL                                                              $                                            100%


                                     MARGINS

                                                                                                      PERCENTAGE OF LOAN GROUP [__]
                                                                       AGGREGATE UNPAID PRINCIPAL      STATISTIC CALCULATION DATE
RANGE OF MARGINS                            NUMBER OF MORTGAGE LOANS             BALANCE               AGGREGATE PRINCIPAL BALANCE
----------------                            ------------------------             -------               ---------------------------
%                                                                        $                                               %
 -
 -
 -
 -
 -
 -
 -
 -
 -
 -
 -
 -
 -
 -
 -
 -
 -
 -
      TOTAL                                                              $                                            100%

      The credit limit utilization rates in the following table are determined by dividing the Loan Group [__] Statistic Calculation Date Balance for the particular grouping by the aggregate of the credit limits of the related credit line agreements.

                         CREDIT LIMIT UTILIZATION RATES

                                                                                                      PERCENTAGE OF LOAN GROUP [__]
                                                                       AGGREGATE UNPAID PRINCIPAL      STATISTIC CALCULATION DATE
RANGE OF CREDIT LIMIT UTILIZATION RATES     NUMBER OF MORTGAGE LOANS             BALANCE               AGGREGATE PRINCIPAL BALANCE
---------------------------------------     ------------------------             -------               ---------------------------
%                                                                        $                                               %
 -
 -
 -
 -
 -
 -
 -
 -
 -
      TOTAL                                                              $                                            100%


                                  MAXIMUM RATES

                                                                                                       PERCENTAGE OF LOAN GROUP [__]
                                                                        AGGREGATE UNPAID PRINCIPAL      STATISTIC CALCULATION DATE
MAXIMUM RATES                                NUMBER OF MORTGAGE LOANS             BALANCE               AGGREGATE PRINCIPAL BALANCE
-------------                                ------------------------             -------               ---------------------------
%                                                                        $                                               %

      TOTAL                                                              $                                            100%


                      MONTHS REMAINING TO SCHEDULE MATURITY

                                                                                                       PERCENTAGE OF LOAN GROUP [__]
RANGE OF MONTHS REMAINING TO SCHEDULED                                  AGGREGATE UNPAID PRINCIPAL      STATISTIC CALCULATION DATE
MATURITY                                     NUMBER OF MORTGAGE LOANS             BALANCE               AGGREGATE PRINCIPAL BALANCE
--------                                     ------------------------             -------               ---------------------------
 -                                                                       $                                               %
 -
 -
 -
      TOTAL                                                              $                                            100%

      The above table assumes that the draw period for Loan Group [__] Statistic Calculation Pool Mortgage Loans with (a) five year draw periods and fifteen year repayment periods will be extended for an additional five years and (b) five year draw periods and ten year repayment periods will not be extended.

                                ORIGINATION YEAR

                                                                                                       PERCENTAGE OF LOAN GROUP [__]
                                                                        AGGREGATE UNPAID PRINCIPAL      STATISTIC CALCULATION DATE
ORIGINATION YEAR                             NUMBER OF MORTGAGE LOANS             BALANCE               AGGREGATE PRINCIPAL BALANCE
----------------                             ------------------------             -------               ---------------------------
                                                                         $                                               %
      TOTAL                                                              $                                            100%

                               DELINQUENCY STATUS

                                                                                                       PERCENTAGE OF LOAN GROUP [__]
                                                                        AGGREGATE UNPAID PRINCIPAL      STATISTIC CALCULATION DATE
NUMBER OF DAYS DELINQUENT                    NUMBER OF MORTGAGE LOANS             BALANCE               AGGREGATE PRINCIPAL BALANCE
-------------------------                    ------------------------             -------               ---------------------------
Current                                                                 $                                               %

      TOTAL                                                             $                                            100%


                                  CREDIT LIMITS

                                                                                                       PERCENTAGE OF LOAN GROUP [__]
                                                                        AGGREGATE UNPAID PRINCIPAL      STATISTIC CALCULATION DATE
RANGE OF CREDIT LIMIT                        NUMBER OF MORTGAGE LOANS             BALANCE               AGGREGATE PRINCIPAL BALANCE
---------------------                        ------------------------             -------               ---------------------------
$ - $                                                                    $                                               %
$ - $
$ - $
$ - $
$ - $
$ - $
$ - $
$ - $
$ - $
$ - $
$ - $
$ - $
$ - $
$ - $
      TOTAL                                                              $                                            100%

                                 LOAN GROUP [__]
                               PRINCIPAL BALANCES

                                                                                                        PERCENTAGE OF LOAN GROUP [_]
                                                                        AGGREGATE UNPAID PRINCIPAL       STATISTIC CALCULATION DATE
RANGE OF PRINCIPAL BALANCES                  NUMBER OF MORTGAGE LOANS             BALANCE               AGGREGATE PRINCIPAL BALANCE
---------------------------                  ------------------------             -------               ---------------------------
$ - $                                                                   $                                                 %
$ - $
$ - $
$ - $
$ - $
$ - $
$ - $
$ - $
$ - $
$ - $
$ - $
$ - $
$ - $
Total                                                                   $                                              100%

      The combined loan-to-value ratio in the following table is a fraction whose numerator is the sum of (i) the credit limit of the mortgage loans and
(ii) any outstanding principal balances of mortgage loans senior or of equal priority to the mortgage loans (calculated generally at the date of origination of the mortgage loans) and whose denominator is the lesser of (i) the appraised value of the related mortgaged property as stated in loan files at the date of origination or (ii) in the case of a mortgaged property purchased within one year of the origination of the related mortgage loan, the purchase price of the mortgaged property.

                          COMBINED LOAN-TO-VALUE RATIOS

                                                                                                       PERCENTAGE OF LOAN GROUP [__]
                                                                         AGGREGATE UNPAID PRINCIPAL     STATISTIC CALCULATION DATE
RANGE OF COMBINED LOAN-TO-VALUE RATIOS        NUMBER OF MORTGAGE LOANS             BALANCE              AGGREGATE PRINCIPAL BALANCE
--------------------------------------        ------------------------             -------              ---------------------------
 Less than    %                                                          $                                               %
 -
 -
 -
 -
 -
 -
 -
 -
 -
 -
 -
 -
 -
Total                                                                    $                                            100%

      The loan rates in the following table reflect the fact that approximately [__]% of the Loan Group [__] Statistic Calculation Pool Mortgage Loans by Statistic Calculation Date Principal Balance are currently subject to an introductory rate of [__]% per annum and [__]% of the Loan Group [__] Statistic Calculation Pool Mortgage Loans by Statistic Calculation Date Principal Balance are currently subject to an introductory rate of [__]% per annum.

                                   LOAN RATES

                                                                                                       PERCENTAGE OF LOAN GROUP [__]
                                                                        AGGREGATE UNPAID PRINCIPAL      STATISTIC CALCULATION DATE
RANGE OF LOAN RATES                          NUMBER OF MORTGAGE LOANS             BALANCE               AGGREGATE PRINCIPAL BALANCE
-------------------                          ------------------------             -------               ---------------------------
 Less than    %                                                          $                                               %
 -
 -
 -
 -
 -
 -
 -
 -
 -
 -
 -
 -
 -
Total                                                                    $                                            100%

                             GEOGRAPHIC DISTRIBUTION

                                                                                                       PERCENTAGE OF LOAN GROUP [__]
                                                                        AGGREGATE UNPAID PRINCIPAL      STATISTIC CALCULATION DATE
STATE                                        NUMBER OF MORTGAGE LOANS             BALANCE               AGGREGATE PRINCIPAL BALANCE
-----                                        ------------------------             -------               ---------------------------
                                                                         $                                               %









Total                                                                    $                                            100%

      The geographic location used for the above table is determined by the address of the mortgaged property securing the related mortgage loan.

                                  PROPERTY TYPE

                                                                                                       PERCENTAGE OF LOAN GROUP [__]
                                                                        AGGREGATE UNPAID PRINCIPAL      STATISTIC CALCULATION DATE
PROPERTY TYPE                                NUMBER OF MORTGAGE LOANS             BALANCE               AGGREGATE PRINCIPAL BALANCE
-------------                                ------------------------             -------               ---------------------------
Single Family                                                            $                                               %
PUD
Lo Condo
2 - 4 Units

      TOTAL                                                              $                                            100%


                                  LIEN PROPERTY

                                                                                                       PERCENTAGE OF LOAN GROUP [__]
                                                                        AGGREGATE UNPAID PRINCIPAL      STATISTIC CALCULATION DATE
LIEN PROPERTY                                NUMBER OF MORTGAGE LOANS             BALANCE               AGGREGATE PRINCIPAL BALANCE
-------------                                ------------------------             -------               ---------------------------
1st Liens...............................                                $                                               %
2nd Liens...............................

      TOTAL                                                              $                                            100%

                                     MARGINS

                                                                                                       PERCENTAGE OF LOAN GROUP [__]
                                                                        AGGREGATE UNPAID PRINCIPAL      STATISTIC CALCULATION DATE
RANGE OF MARGINS                             NUMBER OF MORTGAGE LOANS             BALANCE               AGGREGATE PRINCIPAL BALANCE
----------------                             ------------------------             -------               ---------------------------
%                                                                       $                                               %
 -
 -
 -
 -
 -
 -
 -
 -
 -
 -
 -
 -
 -
 -
 -
 -
 -
 -

      TOTAL                                                              $                                            100%

      The credit limit utilization rates in the following table are determined by dividing the Loan Group [__] Statistic Calculation Date Balance for the particular grouping by the aggregate of the credit limits of the related credit line agreements.


                         CREDIT LIMIT UTILIZATION RATES

                                                                                                       PERCENTAGE OF LOAN GROUP [__]
                                                                        AGGREGATE UNPAID PRINCIPAL      STATISTIC CALCULATION DATE
RANGE OF CREDIT LIMIT UTILIZATION RATES      NUMBER OF MORTGAGE LOANS             BALANCE               AGGREGATE PRINCIPAL BALANCE
---------------------------------------      ------------------------             -------               ---------------------------
%                                                                       $                                               %
 -
 -
 -
 -
 -
 -
 -
 -
 -
      TOTAL                                                             $                                            100%

                                  MAXIMUM RATES

                                                                                                       PERCENTAGE OF LOAN GROUP [__]
                                                                        AGGREGATE UNPAID PRINCIPAL      STATISTIC CALCULATION DATE
MAXIMUM RATES                                NUMBER OF MORTGAGE LOANS             BALANCE               AGGREGATE PRINCIPAL BALANCE
-------------                                ------------------------             -------               ---------------------------
%                                                                       $                                               %

      TOTAL                                                             $                                            100%

                      MONTHS REMAINING TO SCHEDULE MATURITY

                                                                                                       PERCENTAGE OF LOAN GROUP [__]
RANGE OF MONTHS REMAINING TO SCHEDULED                                  AGGREGATE UNPAID PRINCIPAL      STATISTIC CALCULATION DATE
MATURITY                                     NUMBER OF MORTGAGE LOANS             BALANCE               AGGREGATE PRINCIPAL BALANCE
--------                                     ------------------------             -------               ---------------------------
 -                                                                      $                                               %
 -
 -
 -

      TOTAL                                                             $                                            100%

      The above table assumes that the draw period for Loan Group [__] Statistic Calculation Pool Mortgage Loans with (a) five year draw periods and fifteen year repayment periods will be extended for an additional five years and (b) five year draw periods and ten year repayment periods will not be extended.

                                ORIGINATION YEAR

                                                                                                       PERCENTAGE OF LOAN GROUP [__]
                                                                        AGGREGATE UNPAID PRINCIPAL      STATISTIC CALCULATION DATE
ORIGINATION YEAR                             NUMBER OF MORTGAGE LOANS             BALANCE               AGGREGATE PRINCIPAL BALANCE
----------------                             ------------------------             -------               ---------------------------
                                                                        $                                               %

      TOTAL                                                             $                                            100%


                               DELINQUENCY STATUS

                                                                                                       PERCENTAGE OF LOAN GROUP [__]
                                                                        AGGREGATE UNPAID PRINCIPAL      STATISTIC CALCULATION DATE
NUMBER OF DAYS DELINQUENT                    NUMBER OF MORTGAGE LOANS             BALANCE               AGGREGATE PRINCIPAL BALANCE
-------------------------                    ------------------------             -------               ---------------------------
Current                                                                 $                                               %

      TOTAL                                                             $                                            100%


                                  CREDIT LIMITS

                                                                                                       PERCENTAGE OF LOAN GROUP [__]
                                                                        AGGREGATE UNPAID PRINCIPAL      STATISTIC CALCULATION DATE
RANGE OF CREDIT LIMIT                        NUMBER OF MORTGAGE LOANS             BALANCE               AGGREGATE PRINCIPAL BALANCE
---------------------                        ------------------------             -------               ---------------------------
$ - $                                                                   $                                               %
$ - $
$ - $
$ - $
$ - $
$ - $
$ - $
$ - $
$ - $
$ - $
$ - $
$ - $
$ - $
$ - $
      TOTAL                                                              $                                            100%


CONVEYANCE OF MORTGAGE LOANS

      The obligation of the trust fund to purchase mortgage loans [for loan group [__]] on the Closing Date is subject to the following requirements[, any of which requirements may be waived or modified in any respect by the Note Insurer]: the mortgage loan may not be 60 or more days delinquent as of the Closing Date; the remaining term to stated maturity of the mortgage loan will not exceed [__] months; the mortgage loan will be secured by a mortgage in a first or second lien position; the mortgage loan will not have a loan rate less than [__]%;[the mortgage loan will be otherwise acceptable to the Note Insurer;] following the purchase of the mortgage loan by the trust fund, the mortgage loans as of the Closing Date (a) will have a weighted average loan rate of at least [__]%; (b) will have a weighted average remaining term to stated maturity of not more than [__] months; (c) will have a weighted average combined loan-to-value ratio of not more than [__]%; (d) will have no mortgage loan with a principal balance in excess of $[__]; (e) will have a concentration in any one state not in excess of [__]%; and will have a concentration in any one zip code not in excess of [__]%; (f) will have not more than [__]% in aggregate principal balance of mortgage loans relating to non-owner occupied properties; and (g) will not have more than [__]% in aggregate principal balance of mortgage loans that were appraised electronically; the mortgage loan shall have a combined loan-to-value ratio not in excess of [__]; the mortgage loan will have a credit limit between $[__] and $[__]; the mortgage loan will have a margin between [__]% and [__]%; and the mortgage loan will comply with the representations and warranties in the sale and servicing agreement.

      [The trust fund may acquire Subsequent Home Equity Loans through [__] [that will be included in loan group [__]] so long as they conform to the criteria listed above. Each Subsequent Home Equity Loan will have been underwritten substantially in accordance with the criteria described under "The Home Equity Loan Program -- Underwriting Procedures Relating to Home Equity Loans." Subsequent Home Equity Loans will be purchased using amounts on deposit in the Prefunding Account[s] at a cash purchase price of [100]% of their principal balance on a designated cut-off date before [__]. The amount paid from the Prefunding Account[s] for Subsequent Home Equity Loans will not include accrued interest. Following each purchase of Subsequent Home Equity Loans [for a loan group], the aggregate principal balance of [the relevant] loan group [__] will increase by an amount equal to the aggregate principal balance of the Subsequent Home Equity Loans so acquired and the amount in the Prefunding Account will decrease accordingly.

      Any conveyance of Subsequent Home Equity Loans is subject to various conditions including: that they satisfy substantially the same loan representations and warranties as the initial home equity loans; that they were identified by means of a selection process reasonably believed not to be adverse to the interests of the holders of the Notes [and the Note Insurer]; that the trust fund receive opinions of counsel [acceptable to the Note Insurer] and the indenture trustee with respect to the validity of the conveyance of the Subsequent Home Equity Loans; and that as of their cut-off date, each Subsequent Home Equity Loan satisfied the eligibility requirements that the mortgage loans had to satisfy on the closing date.

      No discretion will be exercised in the selection of the Subsequent Home Equity Loans to be acquired by the trust fund. They will all be mortgage loans that had been applied for by the related borrowers before the cut-off date, but that were not included in the cut-off date pool. The exact mortgage loans to be acquired will be determined on a first-in, first-out basis. Mortgage loans otherwise meeting the eligibility requirements will be aggregated by the date on which they were funded, and all of these Subsequent Home Equity Loans will be purchased in date order up through the day substantially all of the funds in the Prefunding Account are expended. On that last day, the Subsequent Home Equity Loans will be ordered and acquired alphabetically by the last name of the primary obligor. These acquisitions may occur in one or more closings after the initial closing date.]

[THE PREFUNDING ACCOUNT

      The assets of the trust fund will include the Prefunding Account[s] that will contain approximately $[__] on the closing date representing the excess of the original principal balance of the [Class [__]] Notes over the cut-off date principal balance of the mortgage loans [in loan group [__]] initially transferred to the trust fund on the closing date. Monies in the Prefunding Account[s] are expected to be used to purchase Subsequent Home Equity Loans through [__]. The Prefunding Account[s] will be part of the trust fund, but will not be available to cover losses on the mortgage loans. Any funds remaining on deposit in the Prefunding Account[s] on [__] will be used to prepay the [relevant class of] [Class [__]] Notes on the first distribution date. Net income on investment of funds in the Prefunding Account[s] will be paid to the master servicer, and will not be available for payment on the Notes.]

                     MATURITY AND PREPAYMENT CONSIDERATIONS

      The sale and servicing agreement, except as otherwise described in this prospectus supplement, provides that the noteholders will be entitled to receive on each distribution date distributions of principal, in the amounts described under "Description of the Notes -- Distributions on the Notes," until the Note principal balance is reduced to zero. During the Managed Amortization Period, noteholders will receive amounts from principal collections based on the applicable Investor Fixed Allocation Percentage for the related loan group, subject to reduction as described below. [In addition, the funds remaining in the Prefunding Account[s] on [__] after the purchase of any Subsequent Home Equity Loans on that date will be used to prepay the [relevant class of] [Class [__]] Notes on the first distribution date.]

      For any date of calculation through the first distribution date on which the balance of the transferor interest for a loan group is greater than or equal to the applicable Required Transferor Subordinated Amount, the "Investor Fixed Allocation Percentage" will equal the greater of (i)

      [__]% and (ii) 100% minus the percentage obtained by dividing the amount of the transferor interest allocable to a loan group at the beginning of the relevant Collection Period by the loan group balance at the beginning of the relevant Collection Period. Thereafter, the Investor Fixed Allocation Percentage will equal [__]%. During a Rapid Amortization Period, noteholders will receive amounts from principal collections based solely on the Investor Fixed Allocation Percentage for the related loan group. Because prior distributions of principal collections to noteholders serve to reduce the related Investor Floating Allocation Percentage but may not change the related Investor Fixed Allocation Percentage in all instances, allocations of principal collections from the mortgage loans in a loan group based on the related Investor Fixed Allocation Percentage may result in distributions of principal to the noteholders in amounts that are, in most cases, greater relative to the declining balance of the mortgage loans in that loan group than would be the case if the related Investor Floating Allocation Percentage were used to determine the percentage of principal collections from the mortgage loans in that loan group distributed to noteholders. This is especially true during the Rapid Amortization Period when the noteholders are entitled to receive their respective Investor Principal Collections and not a lesser amount.

      In addition, respective Investor Interest Collections may be distributed as principal to noteholders of Notes in a particular loan group in connection with the applicable Accelerated Principal Distribution Amount, if any. Moreover, to the extent of losses allocable to the Notes related to a particular loan group, those noteholders may also receive the amount of those losses as payment of principal from the related Investor Interest Collections, Investor Interest Collections from the other loan group, the Subordinated Transferor Collections, [the Reserve Fund,] or, in some instances, draws under [the Policy] [or payments under any third party enhancement]. The level of losses may therefore affect the rate of payment of principal on the Notes.

      [As of the closing date, the transferor interest with respect to each loan group will be $0. The transferor interest is expected to grow in the early months of the transaction due to the payment of the applicable Accelerated Principal Distribution Amount.] [In addition,] to the extent obligors make more draws than principal payments on the mortgage loans in a loan group, the transferor interest may grow. An increase in the transferor interest due to additional draws may also result in noteholders receiving principal at a greater rate during the Rapid Amortization Period because the noteholders' share of principal collections on the mortgage loans in a loan group is based on the applicable Investor Fixed Allocation Percentage (without reduction). The sale and servicing agreement and the indenture permit the transferor, at its option, but subject to the satisfaction of certain conditions specified in the sale and servicing agreement, including the conditions described below, to remove certain mortgage loans from a loan group and release them from the lien of the indenture at any time during the life of the trust fund, so long as the portion of the transferor interest related to the applicable loan group (after giving effect to the removal) is not less than the related Minimum Transferor Interest. See "Description of the Sale and Servicing Agreement -- Optional Transfers of Mortgage Loans to the Transferor."

      All of the mortgage loans may be prepaid in full or in part at any time. However, mortgage loans secured by mortgaged properties in California are subject to an account termination fee equal to the lesser of $[__] or [__] months interest on the amount prepaid, to the extent the prepaid amount exceeds [__]% of the unpaid principal balance, if the account is terminated on or before its fifth year anniversary. In addition, mortgage loans secured by mortgaged properties in other jurisdictions may be subject to account termination fees to the extent permitted by law. In general, account termination fees do not exceed $[__] and do not apply to accounts terminated after a date designated in the related mortgage note that, depending on the jurisdiction, ranges between [__] months and [__] years following origination. The prepayment experience of the mortgage loans in a loan group will affect the weighted average life of the related Notes.

      The rate of prepayment on the mortgage loans cannot be predicted. Generally, it is assumed that home equity revolving credit lines are not viewed by borrowers as permanent financing. Accordingly, the mortgage loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the mortgage loans amortize as described under "Description of the Mortgage Loans -- Mortgage Loan Terms," rates of principal payments on the mortgage loans will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on the mortgage loans. The prepayment experience of the mortgage loans in a loan group may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the credit line agreements and changes affecting the deductibility for federal income tax purposes of interest payments on home equity credit lines. Substantially all of the mortgage loans contain "due-on-sale" provisions, and the master servicer intends to enforce them, unless enforcement is not permitted by applicable law or the master servicer permits the purchaser of the related mortgaged property to assume the mortgage loan in a manner consistent with reasonable commercial practice.

      The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related mortgage loan. See "Legal Aspects of the Loans -- Due-on-Sale Clauses" in the prospectus.

      The seller is not required to deliver certain documents relating to the mortgage loans to the indenture trustee until [30] days after the Closing Date [(or in the case of the Subsequent Home Equity Loans, until 21 days after they are acquired by the trust fund)]. See "Description of the Sale and Servicing Agreement -- Assignment of Mortgage Loans." Should the seller fail to deliver all or a portion of the required documents for any mortgage loan to the depositor, or, at the depositor's direction, to the indenture trustee within the required period, the seller must accept the transfer of the mortgage loan from the trust fund. The principal balance of any mortgage loan so transferred will be deducted from the related loan group balance, thus reducing the amount of the transferor interest related to relevant loan group. If the deduction would cause the portion of the transferor interest related to the relevant loan group to become less than the related Minimum Transferor Interest at the time, the seller must either substitute an Eligible Substitute Mortgage Loan or make a deposit into the collection account equal to the amount by which the portion of the transferor interest would be reduced to less than the related Minimum Transferor Interest at the time. Except to the extent substituted for by an Eligible Substitute Mortgage Loan, the transfer of the mortgage loan out of the trust fund will be treated as a payment in full of the mortgage loan.

      The yield to an investor who purchases the Notes in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the mortgage loans in the related loan group is actually different than the rate anticipated by the investor at the time the Notes were purchased.

      Collections on the mortgage loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for the month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the mortgage loan. Borrowers may fail to make scheduled payments. Collections on the mortgage loans may vary due to seasonal purchasing and payment habits of borrowers.

      We cannot predict the level of prepayments that will be experienced by the trust fund and investors may expect that a portion of borrowers will not prepay their mortgage loans to any significant degree. See "Yield and Prepayment Considerations" in the prospectus.

                                   POOL FACTOR

      The pool factor is a seven-digit decimal that the indenture trustee will compute monthly expressing the Note principal balance of each class of Notes as of each distribution date as a proportion of the Original Note Principal Balance after giving effect to any distribution of principal to that class of Notes on the distribution date. On the Closing Date, the pool factor for each class of Notes will be 1.0000000. See "Description of the Notes -- Distributions on the Notes." Thereafter, the pool factor for each class of Notes will decline to reflect reductions in the related Note principal balance resulting from distributions of principal to that class of Notes and the related Invested Amount of any unreimbursed Liquidation Loss Amounts from mortgage loans in the related loan group.

      Under the sale and servicing agreement and the indenture, monthly reports concerning the Invested Amount, the pool factor and various other items of information for each class of Notes will be made available to the noteholders. In addition, within [60] days after the end of each calendar year, beginning with the 200[__]calendar year, information for tax reporting purposes will be made available to each person who has been a noteholder of record at any time during the preceding calendar year. See "Description of the Notes -- Book-Entry Notes" and "Description of the Indenture -- Reports to Noteholders."

                            DESCRIPTION OF THE NOTES

      The Revolving Home Equity Loan Asset Backed Notes Class [__] and Class [__] (each is sometimes referred to as a "Class"), Series 200[__]-[__] (the "Notes") will be issued under the indenture. The form of the indenture has been filed as an exhibit to the Registration Statement of which this prospectus supplement and the prospectus is a part.

GENERAL

      The [Class [__]] Notes will be issued in denominations of $[25,000] and multiples of $[1,000] in excess of that. The repayment of the Class [__] Notes will be secured by a securities interest in loan group [__] and the repayment of the Class [__] Notes [(which are not offered by this prospectus supplement)] will be secured by a security interest in loan group [__].

      Definitive Notes, if issued, will be transferable and exchangeable at the corporate trust office of the indenture trustee, which will initially maintain the note register for the Notes. See " -- Book-Entry Notes" below. No service charge will be made for any registration of exchange or transfer of Notes, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

      The aggregate undivided interest in the trust fund represented by the Notes as of the Closing Date is expected to equal approximately $[__] (the "Original Invested Amount"), which represents approximately 100% of the sum of the cut-off date pool balance [and the prefunding accounts].

      As of the Closing Date, the Class [__] Notes are expected to equal approximately $[__] (the "Class [__] Original Invested Amount"), which represents approximately 100% of the sum of the cut-off date loan group [__] principal balance [and approximately $[__] deposited in the related prefunding account]. The "Class [__] Original Note Principal Balance" is expected to equal approximately $[__].

      As of the Closing Date, the Class [__] Notes are expected to equal approximately $[__] (the "Class [__] Original Invested Amount"), which represents approximately 100% of the sum of the cut-off date loan group [__] principal balance [and the amount deposited in the Prefunding Account]. The "Class [ ]Original Note Principal Balance" is expected to equal approximately $[__]. [Of the Class [__] Original Invested Amount approximately $[__] represents the proceeds deposited into the Prefunding Account which may be used through [__] to purchase future home equity loans for addition to loan group [__].]

      Following the Closing Date, the "Invested Amount" for each class of Notes for any distribution date will be an amount equal to the Original Invested Amount for the class of Notes minus the amount of the related Investor Principal Collections previously distributed on the class of Notes [and any return of the related prefunding account funds], and minus an amount equal to the product of the related Investor Floating Allocation Percentage and the Liquidation Loss Amounts on the mortgage loans in the related loan group for the distribution date.

      For each class of Notes, the principal amount of the outstanding Notes in that class on any distribution date is equal to the applicable Original Note Principal Balance minus the aggregate of amounts actually distributed as principal to the Notes in that class. See " -- Distributions on the Notes" below. Each Note represents the right to receive payments of interest at the related note rate and payments of principal as described below.

      The residual interest in the mortgage loans in the trust fund will be represented by a single transferor interest that will be owned by the transferor. The portion of the transferor interest related to a loan group, as of any date of determination, will equal the related loan group balance as of the close of business on the day preceding the date of determination, less the Invested Amount for the loan group as of the close of business on the preceding distribution date.

      The Required Transferor Subordinated Amount initially is approximately $[__], which, in the aggregate, will represent approximately [__]% of the cut-off date loan group [__] balance [and the amount originally deposited in the related prefunding account] plus approximately [__]% of the cut-off date loan group [__] balance [and the amount originally deposited in the Prefunding Account], but the indenture requires the transferor interest (once it is fully funded) to be at least equal to the Minimum Transferor Interest. The owner of the transferor interest will initially be the seller (or one of its affiliates). In general, the loan group balance of each loan group will vary each day as principal is paid on the mortgage loans in that loan group, liquidation losses are incurred and Additional Balances are drawn down by borrowers on mortgage loans in that loan group and transferred to the related loan group.

      [The Note Insurer requires, based on the Insurance Agreement, that the portion of the transferor's interest related to each class of Notes be maintained at the related Required Transferor Subordinated Amount for the class.] The portion of the transferor's interest related to each class of Notes as of the closing date will be zero, which is less than the initial Required Transferor Subordinated Amount, thus requiring an increase in the transferor's interest on future distribution dates until it equals the Required Transferor Subordinated Amount.

BOOK-ENTRY NOTES

      Each class of book-entry notes will be issued in one or more certificates which equal the aggregate initial class principal balance of the class of notes and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry notes will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus supplement. Investors may hold beneficial interests in the book-entry notes in the minimum denominations set forth on page S-[__] and integral multiples of $[__] in excess thereof. One investor of each class of book-entry notes may hold a beneficial interest in a book entry note that is not an integral multiple of $[__]. The depositor has been informed by the depository that its nominee will be CEDE & Co. Accordingly, CEDE & Co. is expected to be the holder of record of the book-entry notes. Except as described in the prospectus under "Description of the Securities -- Book-Entry Securities," no beneficial owner of a book-entry note will be entitled to receive a physical certificate.

      Unless and until definitive notes are issued, it is anticipated that the only holder of the book-entry notes will be CEDE & Co., as nominee of the depository. Beneficial owners of the book-entry notes will not be noteholders, as that term is used in the indenture. Beneficial owners are only permitted to exercise the rights of noteholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the trust fund provided to CEDE & Co., as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry notes of the beneficial owners are credited.

      For a description of the procedures generally applicable to the book-entry notes, see "Description of the Securities -- Book-Entry Securities" in the prospectus.

DISTRIBUTIONS ON THE NOTES

      Beginning with the first distribution date (which will occur on [__]), distributions on the Notes will be made by the indenture trustee or the paying agent on each distribution date to the persons in whose names the Notes are registered at the close of business on the day before each distribution date or, if the Notes are no longer book-entry notes, at the close of business on the record date (which is the [last] day of the month preceding the distribution date). The term distribution date means the [fifteenth] day of each month or, if that day is not a business day, then the next business day. Generally, distributions on the [Class [__]] Notes will be made by check or money order mailed to the address of the person entitled to it (which, in the case of book-entry notes, will be DTC or its nominee) as it appears on the note register on the determination date. At the request of a noteholder owning at least $[1,000,000] principal amount of Notes, distributions will be made by wire transfer or as otherwise agreed between the noteholder and the indenture trustee. However, the final distribution on the Notes will be made only on their presentation and surrender at the office or the agency of the indenture trustee specified in the notice to noteholders of the final distribution. A "business day" is any day other than a Saturday or Sunday or a day on which banking institutions in the states of New York, California or Illinois are required or authorized by law to be closed.

      Application of Interest Collections. On each distribution date, the indenture trustee or a paying agent will apply the Investor Interest Collections for [a] loan group [__] in the following order of priority: (1) to pay the indenture trustee's fees under the indenture and the owner trustee's fees under the trust; [(2) to pay the Note Insurer for the portion of the premium for the Policy [related to loan group [__];] (3) to pay noteholders the interest accrued at the related note rate and any overdue accrued interest (with interest on overdue interest to the extent permitted by applicable law) on the principal balance of the Notes; (4) to pay noteholders the related Investor Loss Amount for the distribution date; (5) to pay noteholders for any related Investor Loss Amount for a previous distribution date that was not previously (a) funded by related Investor Interest Collections, (b) absorbed by a reduction in the related portion of the transferor interest, (c) funded by related Subordinated Transferor Collections [, (d) funded by the Reserve Fund, (e) funded under clause (9) below] or [(f) funded by draws on the Policy;] [(6) to reimburse the
Note Insurer for prior draws made from the Policy (with interest on the draws);]
(7) to pay noteholders the principal of the Notes until the related portion of the transferor interest equals the related Required Transferor Subordinated Amount (the principal so paid, the "Accelerated Principal Distribution Amount"); [(8) to pay any other amounts owed to the Note Insurer under the Insurance Agreement;] (9) [to pay the other class of notes any deficiency in items (3),
(4) and (5) above, after taking into account the allocation of 100% of the other class' Investor Interest Collections on the distribution date (the amount of one class' remaining Investor Interest Collections allocated to the other class on a distribution date is a "Crossover Amount");] (10) [to the Reserve Fund for application under the indenture, to the extent that the sum of the portion of the transferor's interest for [both] loan groups as of the distribution date is less than the sum of the Required Transferor Subordinated Amounts for [both] loan groups as of the distribution date;] (11) to pay the master servicer amounts required to be paid under the sale and servicing agreement; (12) to pay the noteholders any Basis Risk Carryforward of the Notes; and (13) the remaining amounts to the transferor.

      Payments to noteholders under clause (3) will be interest payments on the Notes. Payments to noteholders under clauses (4), (5) and (7) will be principal payments on the Notes and will therefore reduce the related Note principal balance; however, payments under clause (7) will not reduce the related Invested Amount.[ The Accelerated Principal Distribution Amount for a Class is not guaranteed by the Policy.]

      [On each distribution date, if Investor Interest Collections for a class of Notes, plus any Crossover Amount available from the other class of Notes, are insufficient to pay the amounts specified in items (3), (4) and (5) above for a class of Notes, the amount of the insufficiency shall be withdrawn from the Reserve Fund to the extent of funds on deposit in it.]

      [The amount on deposit in the  Reserve  Fund will not exceed the excess of
(x) the sum of the Required Transferor Subordinated Amounts for [both] loan groups over (y) the sum of the portion of the transferor's interest for each loan group. Amounts in the Reserve Fund may only be withdrawn and applied under the indenture.]

      [To the extent that Investor Interest Collections from a loan group are applied to pay the interest on the related class of Notes, Investor Interest Collections for that loan group may be insufficient to cover related Investor Loss Amounts. If this insufficiency exists after the related Available Transferor Subordinated Amount[, the Crossover Amount and the Reserve Fund] [have each] [has] been reduced to zero and results in the related Note principal balance exceeding the related Invested Amount, a draw will be made on the Policy in accordance with the Policy.]

      The "Investor Loss Amount" for a loan group is the product of the Investor Floating Allocation Percentage for that loan group and the Liquidation Loss Amount for that loan group for the distribution date. The Investor Loss Amount for a loan group will be allocated to the Notes related to that loan group.

      The "Liquidation Loss Amount" for any Liquidated Mortgage Loan is its unrecovered principal balance at the end of the Collection Period in which the mortgage loan became a Liquidated Mortgage Loan, after giving effect to its Net Liquidation Proceeds.

      A "Liquidated Mortgage Loan" means, as to any distribution date, any mortgage loan in respect of which the master servicer has determined, based on the servicing procedures specified in the sale and servicing agreement, as of the end of the preceding Collection Period, that all liquidation proceeds that it expects to recover in the disposition of the mortgage loan or the related mortgaged property have been recovered.

      The "Collection Period" related to a distribution date is the calendar month preceding the distribution date (or, in the case of the first Collection Period, the period beginning on the cut-off date and ending on the last day of [__], 200[__]).

      Interest will be distributed on each distribution date at the applicable note rate for the related Interest Period. The note rate for the [Class [__]] Notes for a distribution date will generally equal a per annum rate equal to the least of: (a) the sum of the London Interbank offered rate for one-month United States dollar deposits ("LIBOR"), plus [__]% [for the Class [__] Notes and [__]% for the Class [__] Notes]; (b) a per annum rate equal to the weighted average of the loan rates of the mortgage loans in loan group [__] net of the servicing fee rate, the rate at which the fees payable to the indenture trustee and the owner trustee are calculated, [the rate at which the premium payable to the Note Insurer] [and the guaranty fee to Fannie Mae are each] [is] calculated and, commencing with the distribution date in [__], [__]% per annum, weighted on the basis of the daily average balance of each mortgage loan included in loan group [__],during the related billing cycle before the Collection Period relating to the distribution date, and (c) [__]%.

      However, on any distribution date for which the note rate for a class of notes has been determined under clause (b) of note rate, the excess of the amount of interest that would have accrued on those notes during the related Interest Period had interest been determined under clause (a) of note rate (but not at a rate in excess of [__]% per annum) over the interest actually accrued on those notes during the Interest Period (the excess is referred to as "Basis Risk Carryforward") will accrue interest at the note rate calculated under clause (a) (as adjusted from time to time), but not to exceed clause (c), and will be paid on future distribution dates to the extent funds are available therefor.

      Interest on the Notes for any distribution date will accrue on the Note principal balance from the preceding distribution date (or in the case of the first distribution date, from the Closing Date) through the day preceding the distribution date (each period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year. Interest payments on the Notes will be funded from Investor Interest Collections, Subordinated Transferor Collections, [the Reserve Fund,] [and, if necessary, from draws on the Policy].

      Calculation of the LIBOR Rate. On each reset date, the indenture trustee shall determine LIBOR for the Interest Period commencing on the distribution date. The reset date for each Interest Period is the second LIBOR business day before the distribution date. LIBOR for the first Interest Period will be determined on the second LIBOR business day before the Closing Date. LIBOR will equal the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the reset date for an Interest Period. Telerate Screen Page 3750 means the display designated as page 3750 on the Bridge Telerate Service (or any page replacing page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If this rate does not appear on Telerate Screen Page 3750 (or if that service is no longer offered, another service for displaying LIBOR or comparable rates selected by the depositor after consultation with the indenture trustee), the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks as of 11:00 A.M., London time, on the reset date for the Interest Period to prime banks in the London interbank market for one month in amounts approximately equal to the principal amount of the Notes then outstanding. The reference banks will be three major banks that are engaged in transactions in the London interbank market selected by the depositor after consultation with the indenture trustee. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the reset date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the depositor after consultation with the indenture trustee, as of 11:00 A.M., New York City time, on the reset date for loans in United States dollars to leading European banks for one month in amounts approximately equal to the principal amount of the Notes then outstanding. If no quotations can be obtained, the rate will be LIBOR for the preceding Interest Period. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

      Transferor Collections. Collections allocable to the transferor interest in respect of a loan group will be distributed to the transferor only to the extent that the distribution will not reduce the amount of the portion of the transferor interest relating to that loan group as of the related distribution date below the applicable Minimum Transferor Interest. Amounts not distributed to the transferor because of these limitations will be retained in the collection account until the portion of the transferor interest relating to each loan group exceeds the applicable Minimum Transferor Interest, at which time the excess shall be released to the transferor. Any of these amounts in the collection account at the start of the Rapid Amortization Period will be paid to the noteholders of the related class of notes as a reduction of the related Note principal balance.

      Distributions of Principal Collections. For each loan group, the period beginning on the Closing Date and, unless a Rapid Amortization Event shall have earlier occurred, through and including the distribution date in [__] is the "Managed Amortization Period". The amount of principal collections payable to noteholders for each distribution date during the Managed Amortization Period will equal, to the extent funds are available therefor, the Scheduled Principal Collections Distribution Amount for the loan group and distribution date. The Scheduled Principal Collections Distribution Amount for the first Collection Period is computed for the period beginning on the cut-off date and ending on the last day of [__]. On any distribution date during the Managed Amortization Period, the "Scheduled Principal Collections Distribution Amount" for a loan group is the lesser of the applicable Maximum Principal Payment and the applicable Alternative Principal Payment. For any loan group and distribution date, the "Maximum Principal Payment" is the product of the Investor Fixed Allocation Percentage for the loan group and principal collections for the loan group and distribution date. For any loan group and distribution date, the "Alternative Principal Payment" for the loan group is the sum of the amount of principal collections for the loan group and distribution date minus the aggregate of Additional Balances created on the mortgage loans in that loan group during the related Collection Period, but not less than zero.

      Beginning with the first distribution date following the end of the Managed Amortization Period (the "Rapid Amortization Period"), the amount of principal collections payable to noteholders on each distribution date will be equal to the Maximum Principal Payment for that loan group.

      If on any distribution date the Required Transferor Subordinated Amount for a loan group is reduced below the then existing Available Transferor Subordinated Amount for that loan group, the amount of principal collections from the mortgage loans in that loan group payable to noteholders on the distribution date will be correspondingly reduced by the amount of the reduction.

      Distributions of principal collections from the mortgage loans in a loan group based on the related Investor Fixed Allocation Percentage may result in distributions of principal to the related noteholders in amounts that are greater relative to the declining balance of that loan group than would be the case if the related Investor Floating Allocation Percentage were used to determine the percentage of principal collections distributed in respect of the Invested Amount. Principal collections from the mortgage loans in a loan group not allocated to the noteholders will be allocated to the portion of the transferor interest related to that loan group. The aggregate distributions of principal to the noteholders will not exceed the Original Note Principal Balance.

      In addition, to the extent of funds available therefor [(including funds available under the Policy)], on the distribution date in [__], noteholders will be entitled to receive as a payment of principal an amount equal to the outstanding Note principal balance.

      The Paying Agent. The paying agent shall initially be the indenture trustee. The paying agent shall have the revocable power to withdraw funds from the collection account for the purpose of making distributions to the noteholders.

LIMITED SUBORDINATION OF TRANSFEROR INTEREST

      If Investor Interest Collections[, Crossover Amounts and amounts on deposit in the Reserve Fund] on any distribution date are insufficient to pay
(i) accrued interest due and any overdue accrued interest (with interest on overdue interest to the extent permitted by applicable law) on the related Notes and (ii) the applicable Investor Loss Amount on the distribution date (the insufficiency being the "Required Amount"), a portion of the interest collections from the mortgage loans in that loan group and principal collections allocable to the portion of the transferor interest related to that loan group (but not in excess of the applicable Available Transferor Subordinated Amount) (the "Subordinated Transferor Collections") will be applied to cover the Required Amount for that loan group. The portion of the Required Amount for a loan group in respect of clause (ii) above not covered by the Subordinated Transferor Collections will be reallocated to the portion of the transferor interest related to that loan group, thereby reducing the transferor interest (up to the applicable remaining Available Transferor Subordinated Amount and not in excess of the Investor Loss Amounts for that loan group). The portion of the Required Amount not covered by the application of funds under the preceding sentence may then be satisfied by amounts available from the remaining Available Transferor Subordinated Amount from the other loan group. [If the Investor Interest Collections for a loan group[, Crossover Amounts, amounts on deposit in the Reserve Fund] and the amount of Subordinated Transferor Collections that have been so applied to cover the applicable Required Amount are together insufficient to pay the amounts in item (i) of the definition of Required Amount, then a draw will be made on the Policy to cover the amount of the shortfall. In addition, if on any distribution date on which the Available Transferor Subordinated Amount for a loan group is reduced to zero the Note principal balance for that loan group exceeds the applicable Invested Amount (after giving effect to all allocations and distributions of principal to be made on the Notes on the distribution date), a draw will be made on the Policy in the amount of the excess. See "Description of the Indenture -- The Policy."]

      The "Available Transferor Subordinated Amount" for any distribution date and loan group is the lesser of the portion of the transferor interest for that loan group and the related Required Transferor Subordinated Amount for the distribution date.

                          DESCRIPTION OF THE INDENTURE

      The following is a description of the material provisions of the indenture. Wherever particular defined terms of the indenture are referred to, the defined terms are incorporated in this prospectus supplement by this reference.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT

      The master servicer will establish and maintain a collection account in trust for the noteholders, the transferor[, the Note Insurer] [and any other third party credit enhancer], as their interests may appear. The collection account will be an Eligible Account. Except for amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a mortgaged property, or similar items, the master servicer will deposit all amounts collected on the mortgage loans in the collection account within two business days of receipt unless the master servicer qualifies for monthly depositing. Mortgage loan collections may be remitted to the collection account by the master servicer on a monthly basis not later than the business day before the related distribution date.

      Amounts deposited in the collection account may be invested in Eligible Investments maturing no later than one business day before the next distribution date or on the next distribution date if approved by the Rating Agencies[, the
Note Insurer] [and any other third party credit enhancer]. Not later than the [fifth] business day before each distribution date (the "Determination Date"), the master servicer will notify the indenture trustee of the amount of the deposit to be included in funds available for the related distribution date.

      An "Eligible Account" is an account that is maintained with a depository institution whose debt obligations throughout the time of any deposit in it have the highest short-term debt rating by the Rating Agencies, an account with a depository institution having a minimum long-term unsecured debt rating of ["BBB" by Standard & Poor's and "Baa3" by Moody's], which accounts are fully insured by either the Savings Association Insurance Fund or the Bank Insurance Fund of the Federal Deposit Insurance Corporation, a segregated trust account maintained with the indenture trustee or an affiliate of the indenture trustee in its fiduciary capacity or otherwise acceptable to each Rating Agency [and the
Note Insurer] as evidenced by a letter from each Rating Agency [and the Note Insurer] to the indenture trustee, without reduction or withdrawal of each Rating Agency's then current ratings of the Notes [without regard to the Policy] [or any other third party credit enhancement].

      Eligible Investments are limited to:

      (i)   obligations of the United States;

      (ii) obligations of any agency of the United States the timely payment of which are backed by the full faith and credit of the United States;

      (iii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt 0 rating of each Rating Agency, or a lower rating which will not result in the downgrading or withdrawal of the ratings then assigned to the Notes by each Rating Agency [without regard to the Policy] [or any other third party credit enhancement];

      (iv) commercial or finance company paper that is then receiving the highest commercial or finance company paper rating of each Rating Agency, or a lower rating that will not result in the downgrading or withdrawal of the ratings then assigned to the Notes by any Rating Agency [without regard to the Policy] [or any other third party credit enhancement];

      (v) notes of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or any of its states and subject to supervision and examination by federal or state banking authorities, if the commercial paper or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody's is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities, or lower ratings which will not result in the downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency [without regard to the Policy] [or any other third party credit enhancement];

      (vi) demand or time deposits or notes of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

      (vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency [without regard to the Policy] [or any other third party credit enhancement];

      (viii)repurchase obligations with respect to any security described in the first and second bullet points, in either case entered into with a depository institution or trust company (acting as principal) described in the fifth bullet point;

      (ix) securities (other than stripped bonds, stripped coupons, or instruments sold at a purchase price in excess of 115% of their face amount) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any of its states that, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, the rating shall be the highest commercial paper rating of Moody's for the securities), or lower rating that will not result in the downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency [without regard to the Policy] [or any other third party credit enhancement], as evidenced by a signed writing delivered by each Rating Agency; and

      (xii) any other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency that will not result in the downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency [without regard to the Policy] [or any other third party credit enhancement], as evidenced by a signed writing delivered by each Rating Agency.

      However, no instrument is an Eligible Investment if it evidences the right to receive interest only payments on the obligations underlying it or both principal and interest payments derived from obligations underlying the instrument and the interest and principal payments from the instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

      No instrument otherwise described as an Eligible Investment may be purchased at a price greater than par if it may be prepaid or called at a price less than its purchase price before its stated maturity.

ALLOCATIONS AND COLLECTIONS

      All collections on the mortgage loans will generally be allocated in accordance with the credit line agreements between interest and principal. Interest collections for any distribution date will be determined on a loan group basis and will be equal to the amounts collected during the related Collection Period allocated to interest under the credit line agreements, including portions of net liquidation proceeds, less servicing fees for the related Collection Period and amounts payable to the master servicer under the sale and servicing agreement as reimbursement of optional advances of the interest component of any delinquent monthly payments on the mortgage loans.

      Principal collections will be determined for any distribution date on a loan group basis and will be equal to the sum of the amounts collected during the related Collection Period allocated to principal under the credit line agreements, including portions of net liquidation proceeds, and any Transfer Deposit Amounts.

      Net liquidation proceeds of a mortgage loan are the liquidation proceeds reduced by related expenses, but not in excess of the principal balance of the mortgage loan plus accrued and unpaid interest thereon to the end of the Collection Period during which the mortgage loan became a Liquidated Mortgage Loan. Liquidation proceeds are the proceeds [(excluding any amounts drawn on the Policy)] received in connection with the liquidation of any mortgage loan, whether through trustee's sale, foreclosure sale or otherwise.

      The portion of interest collections allocable to the related class of Notes ("Investor Interest Collections") for any distribution date and loan group will equal the product of (a) interest collections for the distribution date and loan group and (b) the Investor Floating Allocation Percentage for the loan group. The "Investor Floating Allocation Percentage" for any distribution date and loan group is a fraction whose numerator is the Invested Amount at the close of business on the preceding distribution date (or the Closing Date in the case of the first distribution date) and whose denominator is the loan group balance for the loan group at the beginning of the related Collection Period. The remaining amount of interest collections will be allocated to the portion of the transferor interest related to that loan group.

      Principal collections on the mortgage loans in each loan group will be allocated between the noteholders and the transferor ("Investor Principal Collections" and "Transferor Principal Collections" respectively).

      [The indenture trustee will apply any amounts drawn under the Policy as provided in the indenture.] The loan group balance for any date and loan group is the aggregate of the principal balances of all mortgage loans in that loan group as of the date. The principal balance of a mortgage loan (other than a Liquidated Mortgage Loan) on any day is equal to its cut-off date principal balance, plus (1) any Additional Balances for the mortgage loan minus (2) all collections credited against the principal balance of the mortgage loan in accordance with the related credit line agreement before the day. The principal balance of a Liquidated Mortgage Loan after final recovery of related liquidation proceeds shall be zero.

      Certain excess cashflow for each class of Notes will be applied as a payment of principal of that class of Notes on each distribution date to increase or maintain the portion of the transferor's interest related to that class to or at the Required Transferor Subordinated Amount for the class for the distribution date. The amount of the excess cashflow of a class of Notes so applied as a payment of principal on a distribution date is an "Accelerated Principal Distribution Amount" for the related class of Notes. The requirement to maintain the transferor's interest at the Required Transferor Subordinated Amount, or to increase it to the Required Transferor Subordinated Amount, is not an obligation of the seller, the master servicer, the indenture trustee, [the
Note Insurer] or any other person.

      [The indenture requires excess cashflow not required to maintain or achieve the Required Transferor Subordinated Amount of the related class of Notes to be applied to the funding of a reserve fund[, which has been required by the Note Insurer] to be established and maintained for the Notes (the "Reserve Fund"). The amount on deposit in the Reserve Fund will not exceed the excess of (x) the sum of the Required Transferor Subordinated Amounts for each class of Notes over (y) the sum of the portion of the transferor's interest related to each class of Notes. Amounts in the Reserve Fund may only be withdrawn and applied under the indenture.]

      [The Note Insurer may permit the Required Transferor Subordinated Amount for a class of Notes to decrease or "step down" over time, subject to certain floors and triggers. The dollar amount of any decrease in a Required Transferor Subordinated Amount is an "Overcollateralization Reduction Amount" which, with respect to each class of Notes, may result in a release of cash from the trust fund in an amount up to the Overcollateralization Reduction Amounts [(net of any Reimbursement Amounts due to the Note Insurer)], or result in the removal of cash or mortgage loans from the trust fund on distribution dates occurring after the step-downs take effect. The dollar amount of any Overcollateralization Reduction Amount for a class will first be released from the Reserve Fund, to the extent of the amount on deposit. If the amount on deposit in the Reserve Fund for a class is not sufficient to fund the full amount of the Overcollateralization Reduction Amount for the class, then an amount equal to the remaining portion of the Overcollateralization Reduction Amount will be released from the monthly cashflow for the class, thus reducing the portion of the transferor's interest for the class.]

[THE POLICY

      The Policy will be issued by the Note Insurer by the Closing Date in accordance with the Insurance and Indemnity Agreement (the "Insurance Agreement") to be dated as of the Closing Date, among the seller, the depositor, the master servicer, the indenture trustee and the Note Insurer.

      The Policy will irrevocably and unconditionally guarantee payment on each distribution date to the indenture trustee for the benefit of the noteholders of each class of Notes the full and complete payment of Insured Amounts with respect to the related Notes for the distribution date. An "Insured Amount" for each class of Notes as of any distribution date is any shortfall in amounts available in the collection account to pay (a) (i) the Guaranteed Principal Distribution Amount for the related Notes for the distribution date and (ii) the Guaranteed Distributions for the related Notes for the distribution date and (b) any Preference Amount that occurs before the related determination date. The effect of the Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, all of the Notes. The Policy does not cover any Basis Risk Carryforward.

      The "Guaranteed Principal Distribution Amount" for any class of Notes on the distribution date in [__] is the amount needed to pay the outstanding principal balance of the Notes, and for any other distribution date on which the sum of the Available Transferor Subordinated Amounts for [both] loan groups and the Reserve Fund has been reduced to or equals zero, is the amount by which the Note principal balance of the class of Notes exceeds the related Invested Amount as of the distribution date. All calculations under the Policy are after giving effect to all other amounts distributable and allocable to principal on the Notes for the distribution date.

      "Guaranteed Distributions" are accrued and unpaid interest for a distribution date due on the related Notes calculated in accordance with the original terms of the Notes or the indenture after giving effect to amendments or modifications to which the Note Insurer has given its written consent.

      A "Preference Amount" means any amount previously distributed to a noteholder that is recoverable and recovered as a voidable preference by a trustee in bankruptcy under the United States Bankruptcy Code, as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

      Payment of claims on the Policy will be made by the Note Insurer following receipt by the Note Insurer of the appropriate notice for payment (and any other required documentation) on the later to occur of (i) 12:00 NOON, New York City time, on the second Business Day following Receipt of the notice for payment and
(ii) 12:00 NOON, New York City time, on the relevant distribution date.

      Receipt means actual delivery to the Note Insurer and occurs on the day delivered if delivered before 12:00 NOON, New York City time, on a business day, or on the next business day if delivered either on a day that is not a business day or after 12:00 NOON, New York City time. If any notice or note given under the Policy by the indenture trustee is not in proper form or is not properly completed, executed or delivered, it is not received, and the Note Insurer shall promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

      Under the Policy, "business day" means any day other than a Saturday or Sunday or a day on which banking institutions in the states of New York, California or Illinois or the city in which the corporate trust office of the indenture trustee or the Note Insurer is located are authorized or obligated by law or executive order to be closed.

      The Note Insurer's obligations under the Policy with respect to Insured Amounts will be discharged to the extent funds are transferred to the indenture trustee as provided in the Policy, whether or not the funds are properly applied by the indenture trustee. The Note Insurer will be subrogated to the rights of each noteholder to receive payments of principal and interest, as applicable, on the Notes to the extent of any payment by the Note Insurer under the Policy. The Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the seller. The Policy by its terms may not be cancelled or revoked. The Policy is governed by the laws of the State of New York.

      Insured Amounts will be paid only at the time stated in the Policy and no accelerated Insured Amounts shall be paid regardless of any acceleration of the Notes, unless the acceleration is at the sole option of the Note Insurer. The Policy does not cover shortfalls attributable to the liability of the trust fund or the indenture trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

      Under the sale and servicing agreement, unless a Note Insurer default exists, the Note Insurer will be treated as a noteholder for certain purposes, will be entitled to exercise all rights of the noteholders under the indenture without the consent of the noteholders, and the noteholders may exercise their rights under the indenture only with the written consent of the Note Insurer. In addition, the Note Insurer will have certain additional rights as a third party beneficiary to the sale and servicing agreement and the indenture.]

RAPID AMORTIZATION EVENTS

      The Managed Amortization Period will continue through and including the distribution date in [__], unless a Rapid Amortization Event occurs before then. "Rapid Amortization Event" refers to any of the following events: (a) the failure of the seller to make a payment or deposit required under the sale and servicing agreement within four business days after the date the payment or deposit must be made, to record assignments of mortgage loans when required under the sale and servicing agreement or to observe or perform in any material respect any other covenants or agreements of the seller in the sale and servicing agreement, which failure materially and adversely affects the interests of the noteholders[, the Note Insurer] [or any other third party credit enhancer] and, with certain exceptions, continues unremedied for 60 days after written notice; (b) any representation or warranty made by the seller or the depositor in the sale and servicing agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for 45 days after written notice and as a result of which the interests of the noteholders[, the Note Insurer] [or any other third party credit enhancer] are materially and adversely affected; except that a Rapid Amortization Event will not occur if the seller has purchased or made a substitution for the related mortgage loan or mortgage loans if applicable during the period (or within an additional 60 days with the consent of the indenture trustee) under the provisions of the sale and servicing agreement; (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the transferor; (d) the trust fund becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended[; or (e) the aggregate of all draws under the Policy [or amounts paid in accordance with third party credit enhancement for loan group [__]] incurred during the Managed Amortization Period exceeds [__]% of the Original Invested Amount].

      If any event described in clause (a) or (b) occurs, a Rapid Amortization Event will occur only if, after the applicable grace period, either the indenture trustee or noteholders holding Notes evidencing more than 51% of the aggregate principal amount of the Notes[, the Note Insurer (so long as there is no default by the Note Insurer in the performance of its obligations under the Policy)] [or any other third party credit enhancer], by written notice to the transferor, the depositor and the master servicer (and to the indenture trustee, if given by [the Note Insurer,] [any other third party credit enhancer] or the noteholders) declare that a Rapid Amortization Event has occurred. If any event described in clause (c), (d) or (e) occurs, a Rapid Amortization Event will occur without any notice or other action on the part of the indenture trustee[, the Note Insurer] or the noteholders immediately on the occurrence of the event.

      Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the transferor and no Rapid Amortization Event exists other than the conservatorship, receivership or insolvency of the transferor, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period.

REPORTS TO NOTEHOLDERS

      Concurrently with each distribution to the noteholders, the master servicer will forward to the indenture trustee for mailing to each noteholder a statement setting forth among other items:

      [(i) the Investor Floating Allocation Percentage for each loan group for the preceding Collection Period;

      (ii)  the amount being distributed to each class of Notes;

      (iii) the amount of interest included in the distribution and the related note rate for each class of Notes;

      (iv) the amount of overdue accrued interest for a class of Notes included in the distribution (and the amount of interest or overdue interest to the extent permitted by applicable law);

      (v) the amount of the remaining overdue accrued interest for a class of Notes after giving effect to the distribution;

      (vi)  the amount of principal included in the distribution;

      (vii) the amount of the reimbursement of previous Investor Loss Amounts for a class of notes included in the distribution;

      (viii)the amount of Basis Risk Carryforward for a class of notes paid and the amount of Basis Risk Carryforward accrued;

      (ix) the amount of the aggregate unreimbursed Investor Loss Amounts for a class of notes after giving effect to the distribution;

      (x)   the servicing fee for the distribution date;

      (xi) for each class of notes: the Invested Amount, the Note principal balance and the pool factor, each after giving effect to the distribution;

      (xii) the loan group balance of each loan group as of the end of the preceding Collection Period;

      (xiii)the number and aggregate principal balances of the mortgage loans in each loan group as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period;

      (xiv) the book value of any real estate in each loan group that is 1acquired by the trust fund through foreclosure or grant of deed in lieu of foreclosure;

      (xv) the amount of any draws on [the Policy] [or payments under third party credit enhancement for loan group [__]];

      (xvi) [the amount on deposit in the Reserve Fund on the preceding distribution date, after giving effect to all distributions made on that date, the amount withdrawn from the Reserve Fund with respect to this distribution date, and the amount remaining on deposit in the Reserve Fund;] and

      (xvii)with respect to the first and second distribution dates, the number and aggregate balance of any mortgage loans in [either] loan group not delivered to the indenture trustee within 30 days after the Closing Date.

      The amounts in clauses (iii), (iv), (v), (vi), (vii) and (viii) above shall be expressed as a dollar amount per $1,000 increment of Notes.

      Within 60 days after the end of each calendar year commencing in 200[ ], the master servicer will be required to forward to the indenture trustee a statement containing the information in clauses (iii) and (vi) above aggregated for the calendar year.]

   EVENTS OF DEFAULT UNDER THE INDENTURE EVENTS OF DEFAULT UNDER THE INDENTURE

      Events of Default under the indenture include:

      (i) a default in the payment of any principal or interest when it becomes due and continuance of the default for five days;

      (ii) failure by the trust to perform in any material respect any covenant or agreement under the indenture (other than a covenant covered in clause (i) hereof) or the breach of a representation or warranty of the trust under the indenture or the sale and servicing agreement, that continues for thirty days after notice of it is given; and

      (iii) certain  events  of   bankruptcy,   insolvency,   receivership,   or
            liquidation of the trust.

                REMEDIES ON EVENT OF DEFAULT UNDER THE INDENTURE

      If an event of default under the indenture has occurred and is continuing, either the indenture trustee or noteholders representing a majority of the then outstanding principal amount of the Notes may declare the principal amount of the Notes payable immediately. A declaration of acceleration may be rescinded by noteholders representing a majority of the then outstanding principal amount of the Notes. Although a declaration of acceleration has occurred, the indenture trustee may elect not to liquidate the assets of the trust if the assets are generating sufficient cash to pay interest and principal as it becomes due without taking into account the declaration of acceleration.

      The indenture trustee may not sell or otherwise liquidate the assets of the trust following an event of default unless the holders of 100% of the Notes [and the Note Insurer] consent to the sale, or the proceeds of the sale or liquidation are sufficient to pay all amounts due to the noteholders [and the
Note Insurer], or the indenture trustee determines that the trust fund would not be sufficient on an ongoing basis to make all payments on the Notes as they become due and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal balance of the Notes.

      No noteholder may institute any proceeding with respect to the indenture unless [the Note Insurer has consented in writing to the institution of the proceeding and] the holder has previously notified the indenture trustee of a default and unless noteholders representing not less than a majority of the aggregate outstanding principal balance of the Notes have requested the indenture trustee to institute the proceeding and have offered the indenture trustee reasonable indemnity, and the indenture trustee for 60 days has neglected or refused to institute the proceeding. The indenture trustee is not obligated to exercise any of the trusts or powers vested in it unless the noteholders requesting the action have offered the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred [and the Note Insurer has consented to the action].

                 CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE

      Neither the indenture trustee nor any director, officer or employee of the indenture trustee will be liable to the trust or the noteholders for taking any action or for refraining from the taking of any action in good faith under the indenture, or for errors in judgment. However, none of the indenture trustee or any of its directors, officers or employees will be protected against any liability that would otherwise be imposed on it for willful malfeasance, bad faith or negligence in the performance of its duties or for its reckless disregard of its obligations under the indenture.

      The indenture trustee and any of its affiliates may hold Notes in their own names or as pledgees. To meet the legal requirements of certain jurisdictions, the indenture trustee may appoint co-trustees or separate trustees of any part of the trust fund under the indenture. All rights and obligations conferred or imposed on the indenture trustee by the indenture will be conferred or imposed on any separate trustee or co-trustee. In any jurisdiction in which the indenture trustee is incompetent or unqualified to perform certain acts, the separate trustee or co-trustee will perform the acts solely at the direction of the indenture trustee.

DUTIES OF THE INDENTURE TRUSTEE

      The indenture trustee will make no representations about the validity or sufficiency of the indenture, the Notes (other than their execution and authentication) or of any mortgage loans or related documents, and will not be accountable for the use or application by the depositor or the master servicer of any funds paid to the depositor or the master servicer on the Notes or the mortgage loans, or the use or investment of any monies by the master servicer before being deposited into a collection account. So long as no event of default under the indenture has occurred and is continuing, the indenture trustee will be required to perform only those duties specifically required of it under the indenture. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the indenture trustee under the indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the indenture. The indenture trustee will not be charged with knowledge of a failure by the master servicer to perform its duties under the trust agreement or sale and servicing agreement unless the indenture trustee has actual knowledge of the failure.

AMENDMENT

      The indenture provides that, without the consent of any noteholder but with [the consent of the Note Insurer and] notice to the trust and the indenture trustee, the trust may enter into one or more supplemental indentures (which will conform to the provisions of the Trust Indenture Act of 1939, as amended (the "TIA")), in form satisfactory to the indenture trustee, for any of the following purposes:

      (i) to correct or amplify the description of any property at any time subject to the lien of the indenture, or better to assure, convey and confirm to the indenture trustee any property subject or required to be subjected to the lien of the indenture, or to subject to the lien of the indenture additional property;

      (ii) to add to the covenants of the trust for the benefit of the noteholders, or to surrender any right of the trust in the indenture;

      (iii) to convey, transfer, assign, mortgage or pledge any property to the indenture trustee;

      (iv) to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture;

      (v) to evidence the succession, in compliance with the applicable provisions in the indenture, of another person to the trust, and the assumption by any such successor of the covenants of the trust in the indenture and in the notes contained;

      (vi) to evidence and provide for the acceptance of the appointment under the indenture of a successor trustee and to add to or change any of the provisions of the indenture necessary to facilitate the administration of its trusts by more than one trustee; or

      (vii) to modify, eliminate or add to the provisions of the indenture to the extent necessary to effect the qualification of the indenture under the TIA or under any similar federal statute enacted after the date of the indenture and to add to the indenture other provisions required by the TIA.

      No supplemental indentures will be entered into unless the indenture trustee shall have received an opinion of counsel to the effect that entering into the supplemental indenture will not have any material adverse tax consequences to the noteholders.

      The indenture also provides that the indenture trustee, at the request of the trust, may, [with prior notice to the Note Insurer and] with the consent of [the Note Insurer and] the Noteholders affected thereby representing not less than a majority of the aggregate outstanding principal balance of the Notes, enter into a supplemental indenture to add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or to modify in any manner the rights of the noteholders, except that no supplemental indenture may, without the consent of each noteholder affected thereby:

      (i) change the date of payment of any installment of principal of or interest on any Note, or reduce its principal amount or interest rate, change the provisions of the indenture relating to the application of collections on, or the proceeds of the sale of, the corpus of the trust to payment of principal or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or its interest is payable, or impair the right to institute suit for the enforcement of the provisions of the indenture requiring the application of funds available therefor to the payment of an amount due on the Notes on or after the respective dates they become due;

      (ii) reduce the percentage of the outstanding principal balances of the Notes the consent of the holders of which is required for any supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with provisions of the indenture or defaults under the indenture and their consequences;

      (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding" in the indenture or modify or alter the exception in the definition of the term "Holder";

      (iv) reduce the percentage of the outstanding principal balances of the Notes required to direct the indenture trustee to direct the trust to sell or liquidate the corpus of the trust under the indenture;

      (v) modify any provision of the amendment provisions of the indenture except to increase any percentage specified in the indenture or to provide that certain additional provisions of the indenture cannot be modified or waived without the consent of each Noteholder affected thereby;

      (vi) modify any of the provisions of the indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any distribution date; or

      (vii) permit the creation of any lien ranking before or on a parity with the lien of the indenture on any part of the trust fund or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive any noteholders of the security provided by the lien of the indenture.

                      TERMINATION; RETIREMENT OF THE NOTES

      The indenture will terminate on the distribution date following the later of:

      (i) payment in full of all amounts owing to [the Note Insurer] [and any other third party credit enhancer] and

      (ii) the earliest of the distribution date on which the Note principal balance of each class of Notes has been reduced to zero, the final payment or other liquidation of the last mortgage loan in the trust fund, the optional transfer to the transferor of the mortgage loans, as described below; and the distribution date in [__].

      The mortgage loans will be subject to optional transfer to the transferor on any distribution date on or after which the aggregate Note principal balance of both classes of Notes is reduced to an amount less than or equal to [__]% of the aggregate Original Note Principal Balance for both classes of Notes [and all amounts due to the Note Insurer] [and any other third party credit enhancer] including any unreimbursed draws on [the Policy] [and unreimbursed payments under other third party credit enhancement], together with interest thereon, as provided under the Insurance Agreement, have been paid. The transfer price will be equal to the sum of the outstanding Note principal balance of each class of Notes plus accrued and unpaid interest on them at the applicable note rate through the day preceding the final distribution date and an amount equal to any Basis Risk Carryforward for each class of Notes plus accrued and unpaid interest on it.

      [In addition, Notes must be prepaid and redeemed in part with any funds remaining in the relevant prefunding account on [__] after the purchase of any Subsequent Home Equity Loans on that day.]

THE INDENTURE TRUSTEE

      [Name of indenture trustee], a [__] banking association with its principal place of business in [__], is the indenture trustee.

      The commercial bank or trust company serving as indenture trustee may own Notes and have normal banking relationships with the master servicer, the transferor [and the Note Insurer] and their affiliates.

      The indenture trustee may resign at any time, in which event the trust must appoint a successor indenture trustee [with the consent of the Note Insurer]. [The Note Insurer may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as the indenture trustee under the indenture or if the indenture trustee becomes insolvent.] Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

                 DESCRIPTION OF THE SALE AND SERVICING AGREEMENT

ASSIGNMENT OF MORTGAGE LOANS

      At the time of issuance of the Notes, the depositor will transfer to the trust fund [the amounts to be deposited into the prefunding accounts and] all of its interest in each mortgage loan acquired on the closing date (including any Additional Balances arising in the future), related credit line agreements, mortgages and certain other related documents (collectively, the "Related Documents"), including all collections received on each mortgage loan after the cut-off date (exclusive of payments of accrued interest due on or before the cut-off date). The owner trustee, concurrently with the transfer, will deliver the Notes to the depositor and the transferor certificate to the transferor. [Future closings may occur for the purchase of Subsequent Home Equity Loans on dates specified by the depositor through [__], 200[__]. On those closing dates the depositor will transfer to the trust fund all of its interest in the Subsequent Home Equity Loans being acquired by the trust fund that day, the Related Documents and all collections received on the Subsequent Home Equity Loans after a date designated in connection with the transfer.] Each mortgage loan transferred to the trust fund will be identified on a mortgage loan schedule delivered to the owner trustee under the sale and servicing agreement. The mortgage loan schedule will include information as to the cut-off date principal balance of each mortgage loan as well as information with respect to the loan rate.

      The sale and servicing agreement will require that [First Tennessee] deliver to the depositor for delivery to the owner trustee or, at the depositor's direction, directly to the owner trustee, the mortgage notes related to the mortgage loans endorsed in blank and the Related Documents on the [initial] Closing Date, with respect to not less than [50]% of the mortgage loans transferred to the trust fund on that date; not later than [30] days after the initial Closing Date, with respect to the [remaining] mortgage loans; [and] [not later than [21] days after the relevant closing date, with respect to the Subsequent Home Equity Loans.]

      In lieu of delivery of original documentation, [First Tennessee] may deliver documents that have been imaged optically on delivery of an opinion of counsel that the imaged documents are enforceable to the same extent as the originals and do not impair the enforceability of the transfer to the trust fund of the mortgage loans, provided the retention of the imaged documents in the delivered format will not result in a reduction in the then current rating of the Notes [without regard to the Policy] [or any other third party credit enhancements].

      [In addition, with respect to any of the mortgage loans, in lieu of transferring the related mortgage to the trustee as one of the Related Documents, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgage for some or all of the mortgage loans in the trust fund that are not already held in the MERS(R) System may, at the discretion of the master servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of the Mortgage Electronic
Registration System, Inc. or MERS, as nominee for the owner of the mortgage loan, and future assignments of the mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS serves as a mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the owner trustee, and does not have any interest in that mortgage loan.]

      The sale and servicing agreement will not require [First Tennessee] to record assignments of the mortgage loans to the owner trustee or the indenture trustee in jurisdictions where recordation of the assignments or delivery of the documentation is not required to protect the interest of the transferor, the owner trustee and the indenture trustee in the mortgage loans.

      Within 90 days of the Closing Date with respect to the mortgage loans acquired on the Closing Date [and within 90 days of the relevant closing date with respect to Subsequent Home Equity Loans], the indenture trustee will review the mortgage loans and the Related Documents and if any mortgage loan or Related Document is found to be defective in any material respect and the defect is not cured within 90 days following notification of it to the seller and the depositor by the indenture trustee, the seller must accept the transfer of the mortgage loan from the trust fund. The principal balance of any mortgage loan so transferred will be deducted from the applicable loan group balance, thus reducing the amount of the transferor interest. If the deduction would cause the portion of the transferor interest related to the loan group to become less than the related Minimum Transferor Interest at the time (a "Transfer Deficiency"), the seller must either substitute an Eligible Substitute Mortgage Loan or make a deposit into the collection account (the "Transfer Deposit Amount") equal to the amount by which the portion of the transferor interest related to that loan group would be reduced to less than the related Minimum Transferor Interest at the time. Except to the extent substituted for by an Eligible Substitute Mortgage Loan, the transfer of the mortgage loan out of the trust fund will be treated under the sale and servicing agreement as a payment in full of the mortgage loan. Any Transfer Deposit Amount will be treated as a principal collection on the related loan group. No transfer shall be considered to have occurred unless all required deposits to the collection account are actually made. The obligation of the seller to accept a transfer of a Defective Mortgage Loan and to make any required deposits are the sole remedies for any defects in the mortgage loans and Related Documents available to the owner trustee, the indenture trustee or the noteholders.

      An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the seller for a defective mortgage loan that must, on the date of substitution, have a principal balance (or in the case of a substitution of more than one mortgage loan for a Defective Mortgage Loan, an aggregate principal balance) outstanding that is not 10% more or less than the Transfer Deficiency relating to the Defective Mortgage Loan; have a loan rate not less than the loan rate of the Defective Mortgage Loan and not more than 1% in excess of the loan rate of the Defective Mortgage Loan; have a loan rate based on the same index (prime rate) with adjustments to the loan rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan; have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan; have a remaining term to maturity not more than twelve months earlier than the remaining term to maturity of the Defective Mortgage Loan; comply with each representation and warranty regarding the mortgage loans in the sale and servicing agreement (deemed to be made as of the date of substitution); have an original combined loan-to-value ratio not greater than that of the Defective Mortgage Loan; and satisfy certain other conditions specified in the sale and servicing agreement.

      The seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the owner trustee on behalf of the trust fund with respect to each mortgage loan (e.g., cut-off date principal balance and loan rate). In addition, the seller will represent and warrant on the Closing Date that at the time of transfer to the depositor, the seller has transferred or assigned all of its interest in each mortgage loan and the Related Documents, free of any lien [, and likewise represent and warrant on each relevant closing date with respect to each Subsequent Home Equity Loan]. Upon discovery of a breach of any representation and warranty that materially and adversely affects the interests of the noteholders[, the Note Insurer] [or any other third party credit enhancer] in the related mortgage loan and Related Documents, the seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the seller must accept a transfer of the Defective Mortgage Loan from the trust fund. The same procedure and limitations as in the second preceding paragraph for the transfer of Defective Mortgage Loans will apply to the transfer of a mortgage loan that must be transferred because of a breach of a representation or warranty in the sale and servicing agreement that materially and adversely affects the interests of the noteholders. Mortgage loans required to be transferred to the seller as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

AMENDMENTS TO CREDIT LINE AGREEMENTS

      Subject to applicable law and to certain limitations described in the sale and servicing agreement, the master servicer may change the terms of the credit line agreements at any time provided that the changes do not materially and adversely affect the interest of the noteholders[, the Note Insurer] [or any other third party credit enhancer], and are consistent with prudent business practice.

      In addition, the sale and servicing agreement permits the master servicer, within certain limits, to increase the credit limit of the related mortgage loan or reduce the margin for the mortgage loan.

OPTIONAL TRANSFERS OF MORTGAGE LOANS TO THE TRANSFEROR

      To permit the transferor to reduce the transferor interest any time the portion of the transferor interest related to a loan group exceeds the level required by [the Note Insurer][, any other third party credit enhancer] and the Rating Agencies, on any distribution date the transferor may, but is not obligated to, remove on the distribution date (the "Transfer Date") from the loan group, certain mortgage loans without notice to the noteholders. The transferor is permitted to designate the mortgage loans to be removed. Mortgage loans so designated will only be removed upon satisfaction of the following conditions:

      (i)   no Rapid Amortization Event has occurred;

      (ii) the portion of the transferor interest allocable to the loan group as of the Transfer Date (after giving effect to the removal) exceeds the Minimum Transferor Interest;

      (iii) the transfer of any mortgage loans from [either] loan group on any Transfer Date during the Managed Amortization Period will not, in the reasonable belief of the transferor, cause a Rapid Amortization Event or an event that with notice or lapse of time or both would constitute a Rapid Amortization Event to occur;

      (iv) the transferor delivers to the owner trustee and the indenture trustee a mortgage loan schedule containing a list of all mortgage loans remaining in the related loan group after the removal;

      (v) the transferor represents and warrants that no selection procedures that the transferor reasonably believes are adverse to the interests of the noteholders[, the Note Insurer] [or any other third party credit enhancer] were used by the transferor in selecting the mortgage loans;

      (vi) in connection with each retransfer of mortgage loans, the Rating Agencies [and the Note Insurer] shall have been notified of the proposed transfer and before the Transfer Date no Rating Agency has notified the transferor [or the Note Insurer] in writing that the transfer would result in a reduction or withdrawal of the ratings assigned to either class of Notes [without regard to the Policy] [or any other third party credit enhancement]; and

      (vii) the  transferor  shall  have  delivered  to the owner  trustee,  the
            indenture   trustee  [and  the  Note  Insurer]  an  officer's   note
            confirming the six conditions preceding this one.

      As of any date of determination within any Collection Period, the "Minimum Transferor Interest" for either loan group is an amount equal to [the lesser of
(a) 5% of the related loan group balance at the end of the immediately preceding Collection Period and (b) 1.5% of the cut-off date balance of the related loan group].]

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

      The master servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the sale and servicing agreement, follow collection procedures it follows servicing home equity loans in its servicing portfolio comparable to the mortgage loans. Consistent with the above, the master servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the mortgage loans.

      The master servicer may arrange with a borrower of a mortgage loan a schedule for the payment of interest due and unpaid for a period so long as the arrangement is consistent with the master servicer's policies with respect to mortgage loans it owns or services. Under the sale and servicing agreement, the master servicer may consent under certain circumstances to the placing of a future senior lien ahead of a mortgage loan.

HAZARD INSURANCE

      The sale and servicing agreement provides that the master servicer maintain hazard insurance on the mortgaged properties relating to the mortgage loans. While the related credit line agreements generally require borrowers to maintain hazard insurance, the master servicer will not monitor the maintenance of hazard insurance.

      The sale and servicing agreement requires the master servicer to maintain for any mortgaged property relating to a mortgage loan acquired in foreclosure of a mortgage loan, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of the maximum insurable value of the mortgaged property or the outstanding balance of the mortgage loan plus the outstanding balance on any mortgage loan senior to the mortgage loan at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the master servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith.

      The sale and servicing agreement provides that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the mortgaged properties. If the blanket policy contains a deductible clause, the master servicer must deposit in the collection account the sums that would have been deposited but for the deductible. The master servicer will satisfy these requirements by maintaining a blanket policy. As stated above, all amounts collected by the master servicer (net of any reimbursements to the master servicer) under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property) will ultimately be deposited in the collection account.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms, their basic terms are dictated by state laws and most of them typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the mortgaged properties.

REALIZATION ON DEFAULTED MORTGAGE LOANS

      The master servicer will foreclose on or otherwise comparably convert to ownership mortgaged properties securing mortgage loans that come into default when, in accordance with applicable servicing procedures under the sale and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with a foreclosure or other conversion, the master servicer will follow practices it deems appropriate and in keeping with its general mortgage servicing activities. The master servicer need not expend its own funds in connection with any foreclosure or other conversion, correction of default on a related senior mortgage loan, or restoration of any property unless, in its sole judgment, the expenditure of funds in the foreclosure, correction or restoration will increase net liquidation proceeds. The master servicer will be reimbursed out of liquidation proceeds and, if necessary, from other collections on the mortgage loans for advances of its own funds as liquidation expenses before any net liquidation proceeds are distributed to noteholders or the transferor.

OPTIONAL PURCHASE OF DEFAULTED LOAN

      The master servicer may, at its option, purchase from the trust fund any mortgage loan that is delinquent in payment for 91 days or more. Any purchase of a delinquent mortgage loan will be at a price equal to 100% of the principal balance of the mortgage loan plus accrued interest at the applicable loan rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which the purchase proceeds are to be distributed to noteholders.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The master servicer will receive from interest received on the mortgage loans for each Collection Period a portion of the interest collections as a monthly servicing fee in the amount equal to [__]% per annum on the aggregate principal balances of the mortgage loans as of the first day of the related Collection Period. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the master servicer as additional servicing compensation.

      The master servicer will pay certain ongoing expenses associated with the trust fund and incurred by it in connection with its responsibilities under the sale and servicing agreement. In addition, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted mortgage loans and in connection with the restoration of mortgaged properties, its right of reimbursement being before the rights of noteholders to receive any related net liquidation proceeds and, if necessary, other collections on the mortgage loans.

EVIDENCE AS TO COMPLIANCE

      The sale and servicing agreement provides for delivery by [__] in each year, beginning [ , [200[__]], to the indenture trustee of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its material obligations under the sale and servicing agreement throughout the preceding fiscal year, except as specified in the statement.

      By [__] of each year, beginning [ , [200[__]], the master servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the master servicer or the transferor) to the indenture trustee[, the Note Insurer][, any other third party credit enhancer] and the Rating Agencies to the effect that it has examined certain documents and the records relating to servicing of the mortgage loans under the sale and servicing agreement and that, on the basis of its examination, the firm believes that the servicing was conducted in compliance with the sale and servicing agreement except for exceptions the firm believes to be immaterial and any other exceptions specified in the report.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE TRANSFEROR

      The sale and servicing agreement provides that the master servicer may not resign as master servicer, except in connection with a permitted transfer of servicing, unless

      (a) its obligations as master servicer are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or

      (b)   on satisfaction of the following conditions:

the master servicer has proposed a successor servicer to the indenture trustee in writing and the proposed successor servicer is reasonably acceptable to the indenture trustee; the Rating Agencies have confirmed to the trustee that the appointment of the proposed successor servicer as the master servicer will not result in the reduction or withdrawal of the then current rating of the Notes [without regard to the Policy] [or any other third party credit enhancement][; and the proposed successor servicer is reasonably acceptable to the Note Insurer].

      No resignation of the master servicer will become effective until the indenture trustee or a successor servicer has assumed the master servicer's duties under the sale and servicing agreement.

      The master servicer may perform any of its obligations under the sale and servicing agreement through subservicers or delegates, which may be affiliates of the master servicer. Notwithstanding any subservicing arrangement, the master servicer will remain liable to the indenture trustee and the noteholders for the master servicer's obligations under the sale and servicing agreement, without any diminution of its obligations and as if the master servicer itself were performing the obligations.

      The sale and servicing agreement provides that the master servicer will indemnify the trust fund and the owner trustee against any loss, liability, expense, damage or injury suffered as a result of the master servicer's actions or omissions in connection with the servicing and administration of the mortgage loans that are not in accordance with the sale and servicing agreement. Under the sale and servicing agreement, the transferor will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities arising out of the sale and servicing agreement to the extent provided in the sale and servicing agreement (other than losses resulting from defaults under the mortgage loans). The sale and servicing agreement provides that other than the indemnification by the master servicer neither the depositor, the transferor nor the master servicer nor their directors, officers, employees or agents will be liable to the trust fund, the owner trustee, the noteholders or any other person for any action taken or for refraining from taking any action under the sale and servicing agreement. However, neither the depositor, the transferor nor the master servicer will be protected against any liability that would otherwise be imposed for willful misconduct, bad faith or gross negligence of the depositor, the transferor or the master servicer in the performance of its duties under the sale and servicing agreement or for reckless disregard of its obligations under the sale and servicing agreement. In addition, the sale and servicing agreement provides that the master servicer need not appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the sale and servicing agreement and that in its opinion may expose it to any expense or liability. The master servicer may, in its sole discretion, undertake any legal action that it deems appropriate with respect to the sale and servicing agreement.

                         EVENTS OF SERVICING TERMINATION

      The "Events of Servicing Termination" are:

      (i) any failure by the master servicer to deposit in the collection account any deposit required to be made under the sale and servicing agreement, which failure continues unremedied for five business days (or, if the master servicer is permitted to remit collections on the mortgage loans to the collection account on a monthly basis as described under " -- Payments on Mortgage Loans; Deposits to Collection Account," three business days) after the giving of written notice of the failure to the master servicer by the indenture trustee, or to the master servicer and the indenture trustee by [the Note Insurer] [, any other third party credit enhancer] or noteholders evidencing an aggregate undivided interest in the trust fund of at least 25% of the aggregate Note principal balance;

      (ii) any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Notes or the sale and servicing agreement that, in each case, materially and adversely affects the interests of the noteholders[, any other third party credit enhancer] [or the Note Insurer] and continues unremedied for 60 days after the giving of written notice of the failure to the master servicer by the indenture trustee, or to the master servicer and the indenture trustee by [the Note Insurer][, any other third party credit enhancer] or noteholders evidencing an aggregate, undivided interest in the trust fund of at least 25% of the aggregate Note principal balance; or

      (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings relating to the master servicer and certain actions by the master servicer indicating insolvency, reorganization or inability to pay its obligations.

      Under certain other circumstances, [the Note Insurer or] the holders of Notes evidencing an aggregate, undivided interest in the trust fund of at least 51% of the aggregate Note principal balance may deliver written notice to the master servicer terminating all the rights and obligations of the master servicer under the sale and servicing agreement.

      [Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for five or more business days or referred to under clause (ii) above for 60 or more days, will not constitute an Event of Servicing Termination if the delay or failure could not be prevented by the exercise of reasonable diligence by the master servicer and the delay or failure was caused by an act of God or other similar occurrence.] The master servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the sale and servicing agreement by an act of God or other similar occurrence, and the master servicer shall provide the indenture trustee, the depositor, the transferor[, the Note Insurer][, any other third party credit enhancer] and the noteholders prompt notice of any failure or delay by it, together with a description of its efforts to perform its obligations.

RIGHTS AFTER AN EVENT OF SERVICING TERMINATION

      So long as an Event of Servicing Termination remains unremedied, either the indenture trustee, or noteholders evidencing an aggregate undivided interest in the trust fund of at least 51% of the aggregate Note principal balance [(with the consent of the Note Insurer) or the Note Insurer], may terminate all of the rights and obligations of the master servicer under the sale and servicing agreement, whereupon the indenture trustee will succeed to all the obligations of the master servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. If the indenture trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the sale and servicing agreement and having a net worth of at least $[__] [and acceptable to the Note Insurer]to act as successor to the master servicer under the sale and servicing agreement. Pending this appointment, the indenture trustee must act as master servicer unless prohibited by law. The successor master servicer will be entitled to receive the same compensation that the master servicer would otherwise have received (or lesser compensation as the indenture trustee and the successor may agree on). A receiver or conservator for the master servicer may be empowered to prevent the termination and replacement of the master servicer where the Event of Servicing Termination that has occurred is an insolvency event.

AMENDMENT

      The sale and servicing agreement may be amended from time to time by the master servicer, the depositor and the indenture trustee [and with the consent of the Note Insurer], but without the consent of the noteholders, to cure any ambiguity, to correct any defective provision or to correct or supplement any provisions in it that may be inconsistent with any other provisions of the sale and servicing agreement, to add to the duties of the depositor, the seller, the transferor or the master servicer, to add or amend any provisions of the sale and servicing agreement as required by the Rating Agencies to maintain or improve any rating of the Notes (after obtaining the ratings in effect on the Closing Date, neither the transferor, the seller, the depositor, the owner trustee, the indenture trustee nor the master servicer must obtain, maintain, or improve any rating), to add any other provisions with respect to matters arising under the sale and servicing agreement [or the Policy] that are not be inconsistent with the sale and servicing agreement [or any other third party credit enhancement], to comply with any requirement of the Internal Revenue Code or to increase the limits in the sale and servicing agreement as to the amount of senior liens that the master servicer may consent to, if the amendment will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any noteholder[, the Note Insurer] [or any other third party credit enhancer].

      No amendment will be considered to materially and adversely affect the noteholders and no opinion of counsel will be required to be delivered if the person requesting the amendment obtains a letter from the Rating Agencies stating that the amendment would not result in a downgrading of the then current rating of the Notes [without regard to the Policy] [or any other third party credit enhancement].

      The sale and servicing agreement may also be amended from time to time by the seller, the master servicer, the depositor, and the owner trustee on behalf of the trust fund, and the master servicer [and the Note Insurer] may from time to time consent to the amendment [of the Policy, with the consent at least 51% of the Note principal balance of the affected class and the Note Insurer] for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement or of modifying in any manner the rights of the noteholders, so long as the amendment does not reduce in any manner the amount of, or delay the timing of, payments on the Notes [or distributions or payments under the Policy that are required to be made on any Note] without the consent of each affected noteholder, reduce the aforesaid percentage required to consent to the amendment, without the consent of all the noteholders adversely affect in any material respect the interests of [the Note Insurer] [or any other third party credit enhancer].

      [The mortgage loans will be subject to optional transfer to the transferor on any distribution date on or after which the aggregate Note principal balance [of both classes of Notes] is reduced to an amount less than or equal to [10]% of the aggregate Original Note Principal Balance [for both classes of Notes] and all amounts due and owing to [the Note Insurer] [and any other third party credit enhancer] including any unreimbursed draws on [the Policy] [and unreimbursed payments under other third party credit enhancement], together with interest on the draws, as provided under the Insurance Agreement, have been paid. The transfer price will be equal to the sum of the outstanding Note principal balance of each class of Notes plus accrued interest at the applicable note rate through the day preceding the final distribution date and an amount equal to any Basis Risk Carryforward for each class of Notes plus accrued interest.]

                      DESCRIPTION OF THE PURCHASE AGREEMENT

      The mortgage loans to be transferred to the trust fund by the depositor will be purchased by the depositor from the seller under a purchase agreement to be entered into between the depositor, as purchaser of the mortgage loans, and the seller, as transferor of the mortgage loans. Under the purchase agreement, the seller will agree to transfer the mortgage loans and related Additional Balances to the depositor. Under the sale and servicing agreement, the mortgage loans will be immediately transferred by the depositor to the trust fund, and the depositor will assign its rights under the purchase agreement to the trust fund. The following is a description of the material provisions of the purchase agreement.

                           TRANSFERS OF MORTGAGE LOANS

      Under the purchase agreement, the seller will transfer and assign to the depositor, all of its interest in the mortgage loans [(including any Subsequent Home Equity Loans)] and all of the Additional Balances created later. The purchase price of the mortgage loans is a specified percentage of their face amount as of the time of transfer and is payable by the depositor in cash. The purchase price of each Additional Balance comprising the principal balance of a mortgage loan is the amount of the Additional Balance.

                         REPRESENTATIONS AND WARRANTIES

      The seller will represent and warrant to the depositor that, among other things, as of the Closing Date, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the purchase agreement. The seller will also represent and warrant to the depositor that, among other things, immediately before the sale of the mortgage loans to the depositor, the seller was the sole owner and holder of the mortgage loans free and clear of any liens and security interests. The seller will make similar representations and warranties in the sale and servicing agreement. The seller will also represent and warrant to the depositor that, among other things, as of the Closing Date, the purchase agreement constitutes a valid and legally binding obligation of the seller and a valid sale to the depositor of all interest of the seller in the mortgage loans and their proceeds.

                            ASSIGNMENT TO TRUST FUND

      The seller will expressly acknowledge and consent to the depositor's transfer of its rights relating to the mortgage loans under the sale and servicing agreement to the trust fund and the security interest granted in those rights under the indenture. The seller also will agree to perform its obligations under the purchase agreement for the benefit of the trust fund.

                                   TERMINATION

      The purchase agreement will terminate on the termination of the trust fund.

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the [Class [__]] Notes will be applied by the depositor towards the purchase of the initial [loan group [__]] mortgage loans [and the deposit to the Prefunding Account].

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      The following discussion, when read in conjunction with "Material Federal Income Tax Consequences" in the accompanying prospectus, is the opinion of Andrews Kurth LLP, counsel to the depositor, as to the material U.S. federal income tax aspects of the purchase, ownership and disposition of the Notes, and is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to beneficial owners of [Class [__]] Notes in light of their personal investment circumstances or to certain types of beneficial owners of [Class [__]] Notes subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Notes.

CHARACTERIZATION OF THE NOTES AS INDEBTEDNESS

      Based on the application of existing law to the facts established by the indenture and other relevant documents and assuming compliance with the indenture as in effect on the date of issuance of the Notes, Andrews Kurth LLP, special tax counsel to the depositor ("Tax Counsel"), is of the opinion that the Notes will be treated as debt instruments for federal income tax purposes as of that date. Accordingly, upon issuance, the Notes will be treated as "Debt Securities" as described in the prospectus. Furthermore, special tax counsel to the depositor is of the opinion that neither the trust fund nor any portion of the trust fund will be treated as either an association or a publicly traded partnership taxable as a corporation or as a taxable mortgage pool. See "Material Federal Income Tax Consequences" in the prospectus.

      THE TRANSFEROR AND THE NOTEHOLDERS EXPRESS IN THE SALE AND SERVICING AGREEMENT THEIR INTENT THAT, FOR APPLICABLE TAX PURPOSES, THE NOTES WILL BE INDEBTEDNESS SECURED BY THE MORTGAGE LOANS. The transferor, the depositor and the noteholders, by accepting the Notes, and each Note Owner by its acquisition of a beneficial interest in a Note, have agreed to treat the Notes as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the transferor intends to treat this transaction as a sale of an interest in the principal balances of the mortgage loans for financial accounting purposes.

      In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service and the courts have explained several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the mortgage loans has been retained by the transferor and has not been transferred to the beneficial owners of [Class [__]] Notes.

      In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Notes as debt or otherwise makes the rationale of those cases inapplicable to this situation.

                TAXATION OF INTEREST INCOME OF BENEFICIAL OWNERS

      Assuming that the beneficial owners of [Class [__]] Notes are holders of debt obligations for U.S. federal income tax purposes, the Notes generally will be taxable as Debt Securities. See "Material Federal Income Tax Consequences" in the prospectus.

      While it is not anticipated that the Notes will be issued at a greater than de minimis discount, under Treasury regulations (the "OID Regulations") it is possible that the Notes could nevertheless be deemed to have been issued with original issue discount ("OID") if the interest were not treated as "unconditionally payable" under the OID Regulations. If the OID Regulations were to apply, all of the taxable income to be recognized with respect to the Notes would be includible in income of beneficial owners of [Class [__]] Notes as OID, but would not be includible again when the interest is actually received. See "Material Federal Income Tax Consequences --Taxation of Debt Securities; Interest and Acquisition Discount" in the prospectus for a discussion of the application of the OID rules if the Notes are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID Regulations. For purposes of calculating OID, it is likely that the Notes will be treated as Pay-Through Securities.

POSSIBLE CLASSIFICATION OF THE NOTES AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

      The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this prospectus Supplement and the accompanying prospectus with respect to the Notes constitutes a sale of the mortgage loans (or an interest therein) to the beneficial owners of [Class [__]] Notes and that the proper classification of the legal relationship between the transferor and the beneficial owners of [Class [__]] Notes resulting from this transaction is that of a partnership, a publicly traded partnership treated as a corporation, or an association taxable as a corporation. Since Tax Counsel has advised that the Notes will be treated as indebtedness in the hands of the noteholders for U.S. federal income tax purposes, the transferor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations.

      If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the trust fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the mortgage loans, which would reduce the amounts available for distribution to the beneficial owners of [Class [__]] Notes. Cash distributions to the beneficial owners of [Class [__]] Notes generally would be treated as dividends for tax purposes to the extent of the corporation's earnings and profits.

      If the transaction were treated as creating a partnership between the beneficial owners of [Class [__]] Notes and the transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the transferor and each Note Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Note Owner could differ if the Notes were held to constitute partnership interests rather than indebtedness. Assuming that all of the provisions of the trust agreement, as in effect on the date of the issuance, are complied with, it is the opinion of Tax Counsel that the trust fund will not be treated as either an association or a partnership taxable as a corporation or as a taxable mortgage pool.

POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL

      In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the entity's debt obligations (or an underlying arrangement), payments on the debt obligations bear a relationship to the debt instruments held by the entity.

      Assuming that all of the provisions of the sale and servicing agreement and the trust agreement, as in effect on the date of issuance, are complied with, Tax Counsel is of the opinion that neither the trust fund nor any portion of the trust fund will be a taxable mortgage pool under Section 7701(i) of the Code because payments on each loan group support only one class of indebtedness.

      The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the sale and servicing agreement and the trust agreement is a taxable mortgage pool, the arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the mortgage loans. That a tax might reduce amounts available for distributions to beneficial owners of [Class [__]] Notes. The amount of the tax would depend upon whether distributions to beneficial owners of [Class [__]] Notes would be deductible as interest expense in computing the taxable income of that arrangement as a taxable mortgage pool.

FOREIGN INVESTORS

      In general, subject to certain exceptions, interest (including OID) paid on a Note to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that the interest is not effectively connected with a trade or business of the recipient in the United States and the Note Owner provides the required foreign person information certification. See "Material Federal Income Tax Consequences --Tax Treatment of Foreign Investors" in the prospectus.

      Interest paid (or accrued) to a noteholder who is a non-U.S. Person will be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, provided, that (i) the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person, (ii) the non-U.S. Person provides the trust fund or other person who is otherwise required to withhold U.S. tax with respect to the Note with an appropriate statement (on Form W-8 or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing that non-U.S. person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the non-U.S. Person that owns that interest in the mortgage loan. If the interest does not constitute portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated under an applicable tax treaty and the non-U.S. Person provides the Trust Fund, or an organization or financial institution described above, with an appropriate statement (e.g., a Form 1001), signed under penalties of perjury, to that effect.

      Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules. THE DISCUSSION ABOVE DOES NOT TAKE THE NEW WITHHOLDING REGULATIONS INTO ACCOUNT. PROSPECTIVE NON-U.S. PERSONS WHO OWN INTERESTS IN MORTGAGE LOANS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THE NEW WITHHOLDING REGULATIONS.

      If the interests of the beneficial owners of [Class [__]] Notes were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of the foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, a corporate foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against the foreign partner's U.S. income tax liability.

      In addition, the interest paid on Notes could be subject to a 30% withholding tax (or lower treaty rate) either because the interest on the mortgage loans does not appear to satisfy the requirements to be treated as "portfolio interest" under the Code, or because, even if the mortgage loan interest were to be treated as portfolio interest, interest payments on the Notes could be treated as "guaranteed payments" within the meaning of the partnership provisions of the Code.

      If the trust fund were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless the rate were reduced by an applicable tax treaty.

BACKUP WITHHOLDING

      Certain beneficial owners of [Class [__]] Notes may be subject to backup withholding at the rate of 31% with respect to interest paid on the Notes if the Note Owner, upon issuance, fails to supply the indenture trustee or his broker with his taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the indenture trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding.

      The indenture trustee will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid (and OID accrued, if any) on the Notes (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "noteholder" of record is Cede & Co., as nominee for DTC, beneficial owners of [Class [__]] Notes and the IRS will receive tax and other information including the amount of interest paid on the Notes owned from participants and indirect participants rather than from the indenture trustee. (The indenture trustee, however, will respond to requests for necessary information to enable participants, indirect participants and certain other persons to complete their reports.) Each non-exempt Note Owner will be required to provide, under penalty of perjury, a note on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Note Owner fail to provide the required certification, the participants or indirect participants (or the paying agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

      As previously mentioned, the New Withholding Regulations were published in the Federal Register on October 14, 1997 and are generally effective for payments made after December 31, 2000, subject to certain transition rules. THE DISCUSSION ABOVE DOES NOT TAKE THE NEW WITHHOLDING REGULATIONS INTO ACCOUNT. PROSPECTIVE NON-U.S. PERSONS WHO OWN REGULAR NOTES ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THE NEW WITHHOLDING REGULATIONS.

STATE TAXES

      The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Notes under the tax laws of any state. Investors considering an investment in the Notes should consult their own tax advisors regarding the tax consequences.

      ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

                              ERISA CONSIDERATIONS

      Fiduciaries of employee benefit plans and certain other retirement plans and arrangements that are subject to ERISA or corresponding provisions of the Code, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts, annuities or arrangements are invested, persons acting on behalf of a plan, or persons using the assets of a plan, SHOULD review carefully with their legal advisors whether the purchase or holding of the Notes could either give rise to a transaction that is prohibited under ERISA or the Code or cause the collateral securing the Notes to be treated as plan assets for purposes of regulations of the Department of Labor in 29 C.F.R. 2510.3-101 (the "Plan Asset Regulation").

PROHIBITED TRANSACTIONS

      GENERAL. Section 406 of ERISA prohibits parties in interest or disqualified persons with respect to a plan from engaging in certain transactions (including loans) involving a plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed under section 502(i) of ERISA) on parties in interest or disqualified persons which engage in non-exempt prohibited transactions.

      PLAN ASSET REGULATION AND THE NOTES. The United States Department of Labor has issued the Plan Asset Regulation concerning the definition of what constitutes the assets of the plan for purposes of ERISA and the prohibited transaction provisions of the Code. The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a plan invests will be considered to be "plan assets" such that any person who exercises control over the assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a plan invests in another entity, the plan's assets do not include, solely by reason of the investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a plan acquires an "equity interest" in an entity, the assets of the entity will be treated as assets of the plan investor unless certain exceptions not applicable here apply.

      Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the Notes are not treated as equity interests in the issuer for purposes of the Plan Asset Regulation, a plan's investment in the Notes would not cause the assets of the issuer to be deemed plan assets. However, the issuer, the master servicer, a servicer, the indenture trustee and the underwriter may be the seller of or investment advisor with respect to one or more plans. Because they may receive certain benefits in connection with the sale of the Notes, the purchase of Notes using plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available.

      The Notes may not be purchased with the assets of a plan if the issuer, the master servicer, a servicer, the indenture trustee, the underwriter or any of their respective affiliates:

      o has investment or administrative discretion with respect to the plan assets;

      o has authority or responsibility to give, or regularly gives, investment advice with respect to the plan assets, for a fee and in accordance with an agreement or understanding that the advice;

      o will serve as a primary basis for investment decisions with respect to the plan assets; and

      o will be based on the particular investment needs for the plan; or is an employer maintaining or contributing to the plan.

      If the Notes are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a plan's investment in the Notes. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer may be deemed to be fiduciaries with respect to investing plans and thus subject to the fiduciary responsibility provisions of Title 1 of ERISA, including the prohibited transaction provisions of section 406 of ERISA, and section 4975 of the Code with respect to transactions involving the issuer's assets. We cannot assure you that any statutory, regulatory or administrative exemption will apply to all prohibited transactions that might arise in connection with the purchase or holding of a equity interest in the issuer by a plan.

      Without regard to whether the Notes are considered to be equity interests in the issuer, certain affiliates of the issuer or the master servicer might be considered or might become parties in interest or disqualified persons with respect to a plan. In either case, the acquisition or holding of Notes by or on behalf of the plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager;" PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE-91-38, which exempts certain transactions involving bank collective investment funds; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or PTCE 96-23, which exempts certain transactions effected on behalf of a plan by certain "in-house asset managers." Each purchaser or transferee of a Note that is a plan investor shall be deemed to have represented that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

      The sale of Notes to a plan is in no respect a representation by the issuer or the underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that this investment is appropriate for plans generally or any particular plan.

      ANY PLAN INVESTOR PROPOSING TO INVEST IN THE NOTES SHOULD CONSULT WITH ITS COUNSEL TO CONFIRM THAT THE INVESTMENT WILL NOT RESULT IN A PROHIBITED TRANSACTION THAT IS NOT SUBJECT TO AN EXEMPTION AND WILL SATISFY THE OTHER REQUIREMENTS OF ERISA AND THE CODE APPLICABLE TO PLANS.

                         LEGAL INVESTMENT CONSIDERATIONS

      Although, as a condition to their issuance, the [Class [__]] Notes will be rated in the highest rating category of each of the Rating Agencies, the [Class [__]] Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because not all of the mortgages securing the mortgage loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the [Class [ ]] Notes, which because they evidence interests in a pool that includes junior mortgage loans are not "mortgage related securities" under SMMEA. See "Legal Investment" in the prospectus.

UNDERWRITING

      Under the underwriting agreement, dated [__], 200[__], between the depositor and [__] ("[__]"), [which is an affiliate of the depositor, the seller and the master servicer,] the depositor has agreed to sell to [__], and [__] has agreed to purchase from the depositor, the [Class [__]] Notes.

      Pursuant and subject to the underwriting agreement, [___] has agreed to purchase all the [Class [___]] Notes if any of the [Class [___]] Notes are purchased.

      The depositor has been advised by [__] that it proposes initially to offer the [Class [__]] Notes to the public in Europe and the United States at the offering price on the cover page and to certain dealers at the offering price less a discount not in excess of [__]% of the Note denominations. [__] may allow and the dealers may reallow a discount not in excess of [__]% of the Note denominations to certain other dealers. After the initial public offering, the public offering price, the concessions and the discounts may be changed.

      Until the distribution of the [Class [__]] Notes is completed, rules of the Securities and Exchange Commission may limit the ability of [__] and certain selling group members to bid for and purchase the [Class [__]] Notes. As an exception to these rules, [__] is permitted to engage in certain transactions that stabilize the price of the [Class [__]] Notes. Stabilizing transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the [Class [__]] Notes. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of stabilizing purchases. Neither the depositor nor [__] makes any representation or prediction as to the direction or magnitude of any effect that the stabilizing transactions may have on the prices of the Notes. In addition, neither the depositor nor [__] makes any representation that [__] will engage in stabilizing transactions or that stabilizing transactions, once commenced, will not be discontinued without notice.

      The underwriting agreement provides that the depositor will indemnify [__] against certain civil liabilities, including liabilities under the Act.

      After the initial distribution of the notes offered hereby, this prospectus and prospectus supplement may be used by FTN Financial Securities Corp., an affiliate of the depositor, the seller and the master servicer, in connection with market making transactions in such notes. FTN Financial Securities Corp. may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale and not at the prices of the initial offering.

                                  LEGAL MATTERS

      Certain legal matters with respect to the Notes will be passed on for the depositor by Andrews Kurth LLP, Dallas, Texas. [__], will pass on certain legal matters on behalf of the underwriters.

                                     EXPERTS

      [The consolidated financial statements of Note Insurer and subsidiaries, as of [month] [day], [year] and [year] and for each of the years in the [number]-year period ended [month] [day], [year], are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of [__], independent certified public accountants, incorporated by reference in this prospectus supplement, and on the authority of that firm as experts in accounting and auditing.]

                                     RATINGS

      It is a condition to the issuance of the Class [___] [and Class [___]] Notes that they [each] be rated [______] by [Rating Agency] and [___] by [Rating Agency] (each a "Rating Agency").

      A securities rating addresses the likelihood of the receipt by noteholders of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural and legal aspects associated with the [Class [__]] Notes. The ratings on the [Class [ ]] Notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the possibility that noteholders might realize a lower than anticipated yield. The ratings on the [Class [__]] Notes do not address the likelihood of the receipt by noteholders of Basis Risk Carryforward.

      [The ratings assigned to the [Class [__]] Notes will depend primarily upon the financial strength of the Note Insurer. Any reduction in a rating assigned to the financial strength of the Note Insurer below the ratings initially assigned to the [Class [__]] Notes may result in a reduction of one or more of the ratings assigned to the [Class [__]] Notes.]

      A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating SHOULD be evaluated independently of similar ratings on different securities.

      The depositor has not requested a rating of the [Class [__]] Notes by any rating agency other than the Rating Agencies; however, we cannot assure you that no other rating agency will rate the [Class [__]] Notes or, if it does, what rating would be assigned by another rating agency. The rating assigned by another rating agency to the [Class [__]] Notes could be lower than the respective ratings assigned by the Rating Agencies.

                             INDEX OF DEFINED TERMS

"Accelerated Principal Distribution Amount"......................................39, 44
"Additional Balances"................................................................16
"Alternative Principal Payment"......................................................41
"applicable local law"...............................................................61
"Available Transferor Subordinated Amount"...........................................42
"Baa3"...............................................................................42
"Basis Risk Carryforward"............................................................40
"BBB"................................................................................42
"business day"...................................................................39, 45
"Class [___] Original Invested Amount"...............................................38
"Class [___] Original Note Principal Balance"........................................38
"Class [___]Original Note Principal Balance".........................................38
"Class"..............................................................................37
"Code"...............................................................................58
"Collection Period"..................................................................40
"Crossover Amount"...................................................................39
"Debt Securities"....................................................................58
"debt-to-income ratio"...............................................................18
"Defective Mortgage Loans."..........................................................52
"Detailed Description"...............................................................21
"Determination Date".................................................................42
"due-on-sale"........................................................................36
"effectively connected"..............................................................60
"Eligible Account"...................................................................42
"Eligible Substitute Mortgage Loan"..................................................51
"equity interest"....................................................................61
"Events of Servicing Termination"....................................................55
"First Tennessee"....................................................................17
"Guaranteed Distributions"...........................................................45
"guaranteed payments"................................................................60
"Guaranteed Principal Distribution Amount"...........................................45
"Holder".............................................................................49
"in-house asset managers."...........................................................62
"Insurance Agreement"................................................................45
"Insured Amount".....................................................................45
"Interest Period"....................................................................40
"Invested Amount"....................................................................38
"Investor Fixed Allocation Percentage"...............................................35
"Investor Floating Allocation Percentage"............................................44
"Investor Interest Collections"......................................................44
"Investor Loss Amount"...............................................................40
"Investor Principal Collections".....................................................44
"LIBOR"..............................................................................40
"Liquidated Mortgage Loan"...........................................................40
"Liquidation Loss Amount"............................................................40
"Managed Amortization Period"........................................................41
"Maximum Principal Payment"..........................................................41
"Minimum Transferor Interest"........................................................53
"Money Rates"........................................................................21
"mortgage related securities"........................................................62
"New Withholding Regulations"........................................................60
"Note Insurer".......................................................................17
"noteholder".........................................................................61

"Notes"..............................................................................37
"OID Regulations"....................................................................58
"OID"................................................................................58
"Original Invested Amount"...........................................................38
"Outstanding"........................................................................49
"Overcollateralization Reduction Amount".............................................45
"Plan Asset Regulation"..............................................................61
"plan assets"........................................................................61
"portfolio interest".................................................................60
"Preference Amount"..................................................................45
"Prefunding Account".................................................................22
"prime rate".........................................................................21
"PTCE"...............................................................................62
"qualified professional asset manager;"..............................................62
"Rapid Amortization Event"...........................................................46
"Rapid Amortization Period"..........................................................41
"Rating Agency"......................................................................63
"Related Documents"..................................................................51
"reportable payments"................................................................60
"Required Amount"....................................................................42
"Reserve Fund".......................................................................44
"Scheduled Principal Collections Distribution Amount"................................41
"Statistic Calculation Date".........................................................21
"Statistic Calculation Pool Mortgage Loan"...........................................21
"Statistic Calculation Pool".........................................................21
"step down"..........................................................................45
"Subordinated Transferor Collections"................................................42
"Subsequent Home Equity Loans".......................................................23
"substantial equity features.".......................................................61
"Tax Counsel"........................................................................58
"taxable mortgage pool"..............................................................59
"TIA"................................................................................49
"Transfer Date"......................................................................52
"Transfer Deficiency"................................................................51
"Transfer Deposit Amount"............................................................51
"Transferor Principal Collections"...................................................44
"unconditionally payable"............................................................58

                                 $[-----------]
                                  (Approximate)


                    FIRST TENNESSEE BANK NATIONAL ASSOCIATION
                           SELLER AND MASTER SERVICER


                 FIRST HORIZON HOME EQUITY LOAN TRUST 200[_]-[_]
                                     ISSUER


        REVOLVING HOME EQUITY LOAN ASSET-BACKED NOTES, SERIES 200[_]-[_]

                                 ---------------

                              PROSPECTUS SUPPLEMENT

                                  [__], 200[__]

                                 ---------------


                                  [UNDERWRITER]

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the Series 200[__]-[___] Revolving Home Equity Loan Asset Backed Notes in any state where the offer is not permitted.

      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 200[__]-[__] Revolving Home Equity Loan Asset Backed Notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 200[__]-[__] Revolving Home Equity Loan Asset Backed Notes will be required to deliver a prospectus supplement and prospectus until [__], 200[__].


                                   [__], 2004

Prospectus Supplement  (to Prospectus dated ________________)

                  SUBJECT TO COMPLETION; DATED OCTOBER 20, 2004

                                  $[----------]
                                  (APPROXIMATE)

                       FIRST HORIZON ABS TRUST 200[ ]-[ ],

                                    AS ISSUER

                   FIRST HORIZON ABS NOTES, SERIES 200[ ]-[ ]

                PAYMENTS PAYABLE MONTHLY COMMENCING IN [ ] 200[ ]

FIRST TENNESSEE BANK NATIONAL ASSOCIATION,              FIRST HORIZON ASSET SECURITIES INC.,
         AS SELLER AND SERVICER                                        AS DEPOSITOR

------------------------------ ------------------- ---------------------- ------------------ ------------------ ------------------
                                   Principal               Note               Price to         Underwriting      Proceeds to the
                                    Balance              Rate (1)              Public            Discount         Depositor (2)
Per Note                                                LIBOR +[ ]%                 [ ]%               [ ]%               [ ]%
Total                                 $[ ]                                      $[ ]               $[ ]               $[ ]
---------------------------------------------------------------------------------------------------------------------------------

(1)   Variable, as described in this prospectus supplement.

(2)   Before deducting expenses, payable by the depositor, estimated to be $[ ].

The notes are being offered pursuant to this prospectus supplement and the accompanying prospectus.


--------------------------------------------------------------------------------
You should carefully consider the risk factors beginning on page S-[ ] of this prospectus supplement and on page[ ] of the accompanying prospectus.
--------------------------------------------------------------------------------

The assets of the trust will include primarily a pool of adjustable rate home equity line of credit loans. The notes will be secured by the assets of the trust. The notes currently have no trading market. The notes are obligations of the trust only and are not obligations of any other person. Credit enhancement will be provided in the form of excess interest, overcollateralization and a financial guaranty insurance policy issued by [Note Insurer]. The remaining terms to maturity of the loans will range from [ ] to [ ] months.

                              [NOTE INSURER LOGO]

      THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY BE USED BY FTN FINANCIAL SECURITIES CORP. IN CONNECTION WITH OFFERS AND SALES OF THE NOTES IN MARKET-MAKING TRANSACTIONS.

      THE SEC AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      The notes will be offered by [Underwriter] from time to time to the public at the offering price listed in the table above and [Underwriter] will receive the underwriting discount listed above. See "Underwriting" in this prospectus supplement. Delivery of the notes, in book-entry form, will be made through The Depository Trust Company against payment in immediately available funds on or about [ ], 200[ ].

--------------------------------------------------------------------------------

                                  [UNDERWRITER]

                     Prospectus Supplement dated [ ], 200[ ]

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

      We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes; and (2) this prospectus supplement, which describes the specific terms of your notes.

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

      We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

      After the initial distribution of the notes offered hereby, this prospectus and prospectus supplement may be used by FTN Financial Securities Corp., an affiliate of the depositor, the seller and the servicer, in connection with market making transactions in such notes. FTN Financial Securities Corp. may act as principal or agent in these transactions. Certain information in this prospectus supplement may be updated from time to time in connection with transactions in which FTN Financial Securities Corp. acts as a market maker.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

Summary..........................................................................................................................S-6
    The Trust....................................................................................................................S-6
    The Seller and Servicer......................................................................................................S-6
    The Depositor................................................................................................................S-6
    The Indenture Trustee and Administrator......................................................................................S-6
    The Owner Trustee............................................................................................................S-6
    The Note Insurer.............................................................................................................S-6
    Cut-Off Date.................................................................................................................S-6
    Trust Property...............................................................................................................S-6
    The Mortgage Loans...........................................................................................................S-6
    Payments to Noteholders......................................................................................................S-7
    Interest Periods.............................................................................................................S-7
    Application of Collections...................................................................................................S-7
             Interest............................................................................................................S-7
             Principal...........................................................................................................S-7
    Maturity Date................................................................................................................S-8
    Termination of Trust.........................................................................................................S-8
    Credit Enhancement...........................................................................................................S-8
             Overcollateralization and Excess Interest...........................................................................S-8
             The Policy..........................................................................................................S-8
    Optional Termination.........................................................................................................S-8
    Registration of Notes........................................................................................................S-9
    Federal Income Tax Consequences..............................................................................................S-9
    ERISA Considerations.........................................................................................................S-9
    Legal Investment Considerations..............................................................................................S-9
    Note Rating..................................................................................................................S-9

Risk Factors....................................................................................................................S-10
    Notes May Not Be Appropriate Investments For Some Investors.................................................................S-10
    Geographic Concentration Increases Risk That the Yield on the Notes May Be Impaired.........................................S-10
    Cash Flow Limited in Early Years of Mortgage Loans..........................................................................S-11
    The Failure to Deliver the Loan Documents and the Failure to Record the Assignments May Cause a
      Sale to the Depositor to be  Ineffective..................................................................................S-11
    The Servicer Has Limited Ability to Change the Terms of the Mortgage Loans..................................................S-12
    Interest Payable on the Notes and Interest Payable on the Mortgage Loans Differ.............................................S-12
    Ratings on Notes Based Primarily on Claims-Paying Ability of the Note Insurer...............................................S-12
    Limited Information Regarding Prepayment History............................................................................S-13
    Yield to Maturity of Notes May be Affected by Repurchases...................................................................S-13
    Consequences of Owning Book-Entry Notes.....................................................................................S-13
    Impact of Terrorist Attacks.................................................................................................S-14
    An Insolvency of the Seller May Delay, Accelerate or Reduce Payments on the Notes...........................................S-14
    Mortgage Loans May Convert to Fixed Rates Which May Reduce the Yield on the Notes...........................................S-15

Forward-Looking Statements......................................................................................................S-16

The Trust.......................................................................................................................S-16
    General.....................................................................................................................S-16

[The Note Insurer...............................................................................................................S-17
    [NOTE INSURER]..............................................................................................................S-17

The Seller and Servicer.........................................................................................................S-17
    First Tennessee Bank National Association...................................................................................S-17
    Credit and Underwriting Guidelines..........................................................................................S-17
    Servicing of the Mortgage Loans.............................................................................................S-19
    Foreclosure, Delinquency and Loss Experience................................................................................S-20
    Management's Discussion and Analysis of Delinquency and Foreclosure Trends..................................................S-21

Maturity and Prepayment Considerations..........................................................................................S-22

Description of the HELOCs.......................................................................................................S-23
    General.....................................................................................................................S-23
    HELOC Pool Statistics.......................................................................................................S-24
    HELOC Terms.................................................................................................................S-33
    Servicing Compensation and Payment of Expenses..............................................................................S-33
    Assignment of HELOCs........................................................................................................S-34
    Conservatorship or Receivership.............................................................................................S-36
    Optional Transfer of HELOCs to the Seller...................................................................................S-37

Description of the Notes........................................................................................................S-37
    General.....................................................................................................................S-37
    Book-Entry Notes............................................................................................................S-37
    Payments....................................................................................................................S-41
    Certain Definitions.........................................................................................................S-42
    Interest....................................................................................................................S-43
    The Policy..................................................................................................................S-44
    Rapid Amortization Events...................................................................................................S-46
    Termination of Trust........................................................................................................S-47
    Optional Termination........................................................................................................S-47
    Reports to Securityholders..................................................................................................S-47

The Servicing Agreement.........................................................................................................S-48
    Modifications to HELOCs.....................................................................................................S-49
    Consent to Senior Liens.....................................................................................................S-49
    Hazard Insurance............................................................................................................S-49
    Realization Upon Defaulted Mortgage Loans...................................................................................S-50
    Evidence as to Compliance...................................................................................................S-50
    Events of Servicing Termination.............................................................................................S-50
    Rights Upon an Event of Servicing Termination...............................................................................S-51
    Amendment...................................................................................................................S-51
    Matters Regarding the Servicer..............................................................................................S-51

The Indenture...................................................................................................................S-52
    Events of Default; Rights Upon Event of Default.............................................................................S-52
    Covenants...................................................................................................................S-53
    Annual Compliance Statement.................................................................................................S-54
    Indenture Trustee's Annual Report...........................................................................................S-54
    Satisfaction and Discharge of Indenture.....................................................................................S-54
    Modification of Indenture...................................................................................................S-54
    Voting Rights...............................................................................................................S-55
    Matters Regarding the Indenture Trustee, the Depositor and the Seller.......................................................S-55

The Trust Agreement.............................................................................................................S-55
    Amendment...................................................................................................................S-55
    Matters Regarding the Owner Trustee, the Depositor and the Seller...........................................................S-56

Administration Agreement........................................................................................................S-56

The Indenture Trustee...........................................................................................................S-56

The Owner Trustee...............................................................................................................S-56

Use of Proceeds.................................................................................................................S-56

Federal Income Tax Consequences.................................................................................................S-56

State Tax Consequences..........................................................................................................S-57

ERISA Considerations............................................................................................................S-57

Legal Investment Considerations.................................................................................................S-58

Underwriting....................................................................................................................S-58

Experts.........................................................................................................................S-59

Legal Matters...................................................................................................................S-59

Rating..........................................................................................................................S-59

Index of Defined Terms..........................................................................................................S-60

ANNEX I..........................................................................................................................I-1

                                     SUMMARY

           This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, read carefully this entire document and the accompanying prospectus.


THE TRUST

First Horizon ABS Trust 200[ ]-[ ] will be created pursuant to a trust agreement, as amended and restated, between the depositor and the owner trustee. The trust will own a pool of home equity line of credit loans including the outstanding balances as of the cut-off date and any additional outstanding balances generated under those loans. The trust will issue securities, referred to as the notes, on [ ], 200[ ].

THE SELLER AND SERVICER

First Tennessee Bank National Association

We refer you to "The Seller and Servicer" in this prospectus supplement for more detail.

THE DEPOSITOR

First Horizon Asset Securities Inc.

We refer you to "The Depositor" in the prospectus.

THE INDENTURE TRUSTEE AND ADMINISTRATOR

The Bank of New York

THE OWNER TRUSTEE

Wilmington Trust Company

THE NOTE INSURER

[Note Insurer]

We refer you to "The Note Insurer" and "Description of the Notes--The Policy" in this prospectus supplement for more detail.

CUT-OFF DATE

[ ], 200[ ].

TRUST PROPERTY

The property of the trust will include:

o a pool of adjustable rate home equity line of credit loans made or to be made in the future under home equity line of credit loan agreements, and secured primarily by first and second lien deeds of trust or mortgages on residential properties that are primarily one- to four-family properties. We sometimes refer to these home equity line of credit loan agreements as mortgage loans or home equity lines of credit.

o     payments on the mortgage loans received after the cut-off date.

o any additions to the loan balances of the mortgage loans during the life of the trust.

o property that secured a mortgage loan which has been acquired by foreclosure or deed in lieu of foreclosure.

o     the benefit of the financial guaranty insurance policy.

o rights of the depositor under the purchase agreement by which the seller sells the mortgage loans to the depositor.

o benefits under any hazard insurance policies covering the mortgaged properties.

o     amounts on deposit in certain accounts.

o     all proceeds from the items above.

THE MORTGAGE LOANS

On or before [ ], 200[ ], the trust will acquire a pool of mortgage loans. The information below is based on the pool of mortgage loans as it existed on [ ], 200[ ].

o     number of mortgage loans: [ ]

o     aggregate principal balance: $[ ]

o     average principal balance: $[ ]

o     range of credit limits: $[ ] to $[ ]

o     average credit limit: $[ ]

o     range of remaining terms to stated maturity: [ ] months to [ ] months

o     weighted average remaining term to stated maturity: [ ]months

o     current loan rate per annum range: [ ]% to [ ]%

o     weighted average current loan rate per annum: [ ]%

o     range of margins: [ ]% to [ ]%

o     weighted average margin: [ ]%

o     credit limit utilization rate range: [ ]% to [ ]%

o     weighted average credit limit utilization rate: [ ]%

o     weighted average original combined loan-to value ratio: [ ]%

We refer you to "The Seller and Servicer" and "Description of the HELOCs" in this prospectus supplement for more detail.

Each mortgage loan contains a feature that permits the related borrower to lock the loan rate at a fixed rate with respect to all or a portion of the principal balance thereof at certain times during the term of the mortgage loan.

PAYMENTS TO NOTEHOLDERS

You will be entitled to receive payments of interest each month starting in [ ] 200[ ]. The amount of principal you will be entitled to receive will vary depending on a number of factors, including the payments and new draws on the mortgage loans. Each month the indenture trustee will calculate the amounts to be paid to the noteholders. If you hold a note on the day preceding a payment date, or if the notes are no longer book-entry securities, the last day of the month preceding a payment date, you will be entitled to receive payments on the next payment date. The payment date will be the 25th day of each month or, if that day is not a business day, the next succeeding business day.

INTEREST PERIODS

Interest for the first payment date will accrue on the unpaid principal balance of the notes at the applicable rate from the closing date through the day before the first payment date. After the first payment date, interest will accrue from and including the preceding payment date to but excluding the current payment date. Interest will be calculated on the basis of the actual number of days in each interest period divided by 360.

APPLICATION OF COLLECTIONS

      INTEREST

On each payment date, after payment of the servicing fee, the portion of interest collections on the mortgage loans received during the preceding calendar month, that is allocated to noteholders will be applied in the following order of priority:

      1.    to the indenture trustee, the indenture trustee fee;

      2.    to the note insurer, the premium due for the policy;

      3. to the noteholders, accrued interest and any overdue accrued interest on the notes, to the extent described under "Description of the Notes--Payments";

      4. to the noteholders, as a payment of principal, the noteholders' portion of charge-offs incurred during the preceding calendar month, and the noteholders' portion of charge-offs incurred during previous periods that were not subsequently funded by the noteholders' portion of interest collections, overcollateralization or draws under the policy;

      5. to the note insurer, as reimbursement for prior draws made under the policy;

      6. to the noteholders, as a payment of principal, the amount necessary to build the overcollateralization to the required level;

      7. to the note insurer, any other amounts owed to the note insurer pursuant to the insurance agreement;

      8. to the noteholders, any carryover interest amounts from prior periods when the amount of interest paid on the notes was limited to the weighted average of the loan rates minus certain fees; and

      9.    to the owner of the transferor interest.

      PRINCIPAL

During the period from the first payment date through the payment date in [ ] 200[ ], the amount of principal collections to be paid to noteholders as a payment of principal will equal the excess, if any, of all principal collections on the mortgage loans received during the preceding calendar month over the amount of all additional balances drawn under the mortgage loans during the preceding calendar month. On every payment date after the payment date in [ ] 200[ ], all principal collections on the mortgage loans received during the preceding calendar month will be paid to noteholders as a payment of principal. However, the amount of principal collections on the mortgage loans paid on the notes on any payment date will be reduced if the amount of overcollateralization exceeds the required level of overcollateralization.

Notwithstanding the above, noteholders may be entitled to all principal collections prior to the 61st month if any of the events included in the definition of "Rapid Amortization Event" occur.

We refer you to "Description of the Notes--Payments" in this prospectus supplement for more detail.

MATURITY DATE

February 25, 2034

We expect that the actual final payment date for the notes will be significantly earlier than the maturity date.

TERMINATION OF TRUST

The trust will terminate on the payment date following the earliest of (i) the payment date occurring in [ ], (ii) the final payment or other liquidation of the last mortgage loan in the trust and (iii) the servicer's exercise of its right to repurchase the mortgage loans as described under "Optional Termination".

CREDIT ENHANCEMENT

      OVERCOLLATERALIZATION AND EXCESS INTEREST

The application of the payments on the mortgage loans to the holders of the notes has been structured to create overcollateralization. On the closing date the overcollateralization will be zero and is expected to build to the required amount after the notes have been issued.

The noteholders' portion of interest payments on the mortgage loans is expected to exceed the amount of interest due and payable on the notes. A portion of this excess will be applied as payments of principal on the notes. This will result in a limited acceleration of principal payments on the notes relative to the amortization of the mortgage loans, thereby creating overcollateralization for the notes. Once the required level of overcollateralization is reached, the application of the excess payments will cease, until it is again needed to maintain the required level of overcollateralization.

The required level of overcollateralization is based on certain minimum and maximum levels of overcollateralization and on the performance of the mortgage loans. As a result, the level of required overcollateralization will change over time.

For example, an increase in the required level of overcollateralization will result if the delinquency or default experience on the mortgage loans exceeds certain set levels. In that event, amortization of the notes would be accelerated until the level of overcollateralization reaches its required level.

We refer you to "Maturity and Prepayment Considerations" and "Description of the Notes" in this prospectus supplement for more detail.

      THE POLICY

[Note Insurer] will issue a financial guaranty insurance policy for the benefit of the noteholders, which we refer to herein as the policy. The policy will unconditionally and irrevocably guarantee payment of accrued and unpaid interest due on the notes on each payment date, plus principal on the notes, as described below. The policy will not guarantee any payments of interest in excess of the maximum rate. On each payment date, the indenture trustee will calculate to what extent the funds available to make the payments of principal and interest are insufficient to (i) pay accrued interest on the notes, subject to the maximum rate, or (ii) investor charge off amounts not covered by the noteholders' portion of interest collections or overcollateralization. If an insufficiency exists and it is covered by the policy, then the indenture trustee will make a draw on the policy. In addition, the policy will guarantee the full payment of the note principal balance on the payment date occurring in [ ].

We refer you to "Description of the Notes--The Policy" in this prospectus supplement for more detail.

OPTIONAL TERMINATION

On any payment date on or after the date on which the outstanding principal balance of the notes (after all principal payments on such payment date) is reduced to an amount less than or equal to 10% of the outstanding principal balance of the notes at the close of business on the day the notes are issued, the servicer will have the option of purchasing the mortgage loans, which will have the effect of redeeming the notes.

We refer you to "Description of the Notes--Optional Termination" in this prospectus supplement and "The Agreements--Termination; Optional Termination" in the prospectus.

REGISTRATION OF NOTES

We will issue the notes in book-entry form. You will hold your interests either through a depository in the United States or through one of two depositories in Europe. While the notes are book-entry they will be registered in the name of the applicable depository, or in the name of the depository's nominee. Transfers within any depository system will be made in accordance with the usual rules and operating procedures of that system. Cross-market transfers between two different systems may be made through a third-party bank and/or the related depositories. The limited circumstances under which definitive notes will replace the book-entry notes are described in this prospectus supplement.

We refer you to "Risk Factors--Consequences of Owning Book-Entry Notes", "Description of the Notes--Book-Entry Notes" and "Annex I" in this prospectus supplement for more detail.

FEDERAL INCOME TAX CONSEQUENCES

In the opinion of McKee Nelson LLP, for federal income tax purposes, the notes will be characterized as indebtedness, and the trust will not be characterized as an association, publicly traded partnership taxable as a corporation, or as a taxable mortgage pool. Each holder of a note, by the acceptance of a note, will agree to treat the security as indebtedness for federal, state and local income and franchise tax purposes.

We refer you to "Federal Income Tax Consequences" and "State Tax Consequences" in this prospectus supplement concerning the application of federal, state and local tax laws.

ERISA CONSIDERATIONS

Subject to the considerations and conditions described under "ERISA Considerations" in this prospectus supplement and the prospectus, the notes may be transferred to an employee benefit or other plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or to Section 4975 of the Internal Revenue Code of 1986, as amended.

We refer you to "ERISA Considerations" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT CONSIDERATIONS

The Secondary Mortgage Market Enhancement Act of 1984 defines "mortgage related securities" to include only first-lien mortgages. Because the pool of mortgage loans owned by the trust includes second-lien mortgage loans, the notes will not be "mortgage related securities" under that definition. Some institutions may be limited in their legal investment authority to only first-lien mortgages or "mortgage related securities" and will be unable to invest in the notes.

We refer you to "Legal Investment Considerations" in this prospectus supplement and "Legal Investment" in the prospectus for more detail.

NOTE RATING

Before the notes can be issued, the owner trust must obtain ratings on the notes of:

o     "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

o     "Aaa" by Moody's Investors Service, Inc.

Ratings such as the ratings obtained for the notes address credit risk. When evaluating credit risk, the rating agencies evaluate the likelihood of whether or not you will receive your interest and principal payments. Credit risk does not relate to the likelihood of prepayments on the mortgage loans. Prepayments affect the timing of your payments, such that your actual return could differ substantially from your anticipated return on your investment. The ratings do not address any payments of interest that could accrue if the notes are subject to the maximum rate of interest.

We refer you to "Risk Factors--Ratings on Notes Based Primarily on Claims-Paying Ability of the Note Insurer" and "Rating" in this prospectus supplement for more detail.

We refer you to "Risk Factors--Rating of the Securities Do Not Assure Their Payment" and "Rating" in the prospectus.

                                  RISK FACTORS

      You should carefully consider the following risk factors prior to any purchase of notes. You should also carefully consider the information set forth under "Risk factors" in the prospectus.

NOTES MAY NOT BE APPROPRIATE INVESTMENTS FOR SOME     The notes may not be an appropriate investment for you if you do not
INVESTORS                                             have sufficient resources or expertise to evaluate the particular characteristics of the notes.  This may be the case because, among other things:

                                                      o     if you purchase your notes at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

                                                      o     the notes may be inappropriate investments for you if you
                                                            require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions because the rate of principal distributions on, and the weighted average lives of, the notes will be sensitive to the uncertain rate and timing of principal payments and draws on the mortgage loans;

                                                      o     you may not be able to reinvest the principal amounts paid on your notes, which in general are expected to be greater during periods of relatively low interest rates, at a rate that is as high as the interest rate on the notes or your expected yield; and

                                                      o     unless a secondary market for the notes develops, the notes may be illiquid investments.

                                                      You should also carefully consider the further risks discussed below and under the heading "Maturity and Prepayment Considerations" in this prospectus supplement and under the heading "Risk Factors" in the prospectus.

GEOGRAPHIC CONCENTRATION INCREASES RISK THAT THE      One risk associated with investing in notes backed by mortgage loans is
YIELD ON THE NOTES MAY BE IMPAIRED                    created by any concentration of the related mortgaged properties in one or more geographic regions.  If the regional economy or housing market of any state (or other region) having a significant concentration of the properties underlying the mortgage loans weakens, the mortgage loans related to properties in that region may experience high rates of loss and delinquency, resulting in losses to noteholders if the note insurer fails to perform under the policy.  A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, and civil disturbances.  The economic impact of any such events may also be felt in areas beyond the region immediately affected by the disaster or disturbance.  The properties underlying the mortgage loans may be concentrated in these regions.  Such concentration may result in greater losses to noteholders than those generally present for similar notes without such concentration.  As of [ ], 200[ ], approximately [ ]%, [ ]%, [ ]% and [ ]% of the loans were secured by mortgaged properties in California, Washington, Virginia and Maryland, respectively.  A weakening of the economy of these states may result in increases in the loss and delinquency rate for mortgage loans concentrated in such areas and if the note insurer fails to perform under the policy, you may experience delays in payment or suffer a loss.

CASH FLOW LIMITED IN EARLY YEARS OF MORTGAGE LOANS    Unless the borrower has elected to convert all or a portion of a mortgage loan to a fixed rate of interest, borrowers generally are not required to make monthly payments of principal during the draw period under the related credit line agreements, although minimum payments are required to at least equal, and may exceed, accrued interest and fees.
                                                      Principal payments on the converted portion of a mortgage loan amortize over a period selected by the borrower, not to exceed the original maturity of the mortgage loan.  As a result, collections on mortgage loans may vary.  A substantial portion of the mortgage loans by outstanding principal balance as of the cut-off date may permit the related borrowers to extend their draw periods for one additional five year term, but in no event will the draw period for a mortgage loan extend more than 10 years beyond the cut-off date.  Collections on the mortgage loans may also vary due to seasonal purchasing and payment habits of borrowers.  As a result there may be limited collections available to make payments to you and you may receive payments of principal more slowly than anticipated.

THE FAILURE TO DELIVER THE LOAN DOCUMENTS AND THE     Under the terms of a sale and servicing agreement, among the depositor,
FAILURE TO RECORD THE ASSIGNMENTS MAY CAUSE A SALE    the servicer, the trust and the indenture trustee, so long as the
TO THE DEPOSITOR TO BE INEFFECTIVE                    seller's unsecured debt is assigned a minimum rating of "Baa2" by
                                                      Moody's Investor Service, Inc. and "BBB" by Standard and Poor's Ratings
                                                      Services, a division of The McGraw-Hill Companies, Inc., the loan documents with respect to each home equity line of credit will be retained by the seller, and assignments of the related mortgage to the trust will not be recorded.  Failure to deliver the documents to the indenture trustee will make the transfer of the home equity lines of credit potentially ineffective against a purchaser if a seller fraudulently or inadvertently resells a home equity line of credit to a purchaser who had no notice of the prior sale to the depositor and the transfer to the trust and who perfects its interest in the home equity lines of credit by taking possession of the documents.

                                                      Each of the seller and the depositor have taken steps to structure the transfers of the home equity lines of credit from the seller to the depositor and the subsequent transfer of the home equity lines of credit to the trust as "true sales" of the loans.  If, however, for any reason, including the insolvency or bankruptcy of the seller or the depositor, the seller or the depositor is found not to have sold the home equity lines of credit, but is instead deemed to have made a pledge of the related home equity lines of credit to secure a loan, then the depositor, the trust and/or the indenture trustee will have a perfected security interest in the home equity lines of credit because the seller and the depositor have filed financing statements to perfect the depositor's and/or the trust's and/or the indenture trustee's security interest in the home equity lines of credit conveyed by the seller and the depositor and pledged by the trust.  The UCC filings will not eliminate the foregoing risks with respect to the inadvertent or fraudulent assignment of mortgages securing the home equity lines of credit.

                                                      The circumstances under which the seller would be required to prepare assignments and segregate mortgage notes in advance of delivery and the circumstances under which the seller would be required to deliver the mortgage notes and other documents related to each mortgage loan in each case are described in this prospectus supplement under "Description of
                                                      HELOCs--Assignment of HELOCs."

THE SERVICER HAS LIMITED ABILITY TO CHANGE THE        The servicer may agree to changes in the terms of a mortgage loan if the
TERMS OF THE MORTGAGE LOANS                           changes:

                                                      o     do not materially and adversely affect the interest of the noteholders or the note insurer; and

                                                      o     are consistent with prudent business practice.

                                                      In addition, the servicer, within certain limitations, may increase the credit limit and reduce the loan rate related to a mortgage loan.  Any increase in the credit limit related to a mortgage loan could increase the combined loan-to-value ratio of that mortgage loan and, accordingly, may increase the likelihood and could increase the severity of loss in the event of a default under the mortgage loan.  In addition, any reduction in the loan rate of a mortgage loan could reduce the excess cash flow available to absorb losses.

                                                      We refer you to "The Servicing Agreement--Modifications to HELOCs" and
                                                      "--Consent to Senior Liens" in this prospectus supplement.

INTEREST PAYABLE ON THE NOTES AND INTEREST PAYABLE    Interest payable on the mortgage loans may be insufficient to pay
ON THE MORTGAGE LOANS DIFFER                          interest on the notes, which accrues on the basis of LIBOR plus [ ]%, subject to a cap based in part on the interest rates on the mortgage loans.  Interest payable on the mortgage loans will accrue at either a variable rate based on the prime rate plus a designated margin, subject to maximum limitations on adjustments or, if the borrower has elected to convert the rate of interest applicable to all or a portion of the mortgage loan to a fixed rate, a fixed rate based upon the five-year treasury note rate, plus a margin, which fixed rate may be lower than the rate at which the notes accrue interest.  As a result, the notes may accrue less interest than they would accrue if the interest rate on the notes were based solely on LIBOR plus [ ]%.

                                                      LIBOR and the prime rate may not respond to the same economic factors and there is no necessary correlation between them.  In addition, the spread between LIBOR and any fixed rate locked in by a borrower will vary over time.  Any reduction in the spread between LIBOR and the prime rate (and the applicable fixed rates of converted mortgage loans) will also reduce the amount of interest receipts on the mortgage loans that would be available to absorb losses and charge-offs allocated to the noteholders.  In that event, if the overcollateralization were depleted and the note insurer failed to perform under the policy, you would experience a loss.

                                                      In addition, if the spread between LIBOR and the prime rate is reduced or eliminated, the interest payable on the notes also may be reduced.
                                                      If the sum of LIBOR plus [ ]% exceeds the maximum rate of interest allowed on the notes, such shortfalls will be paid to the noteholders only if amounts are available for such payment on a subsequent payment date and at a lower priority than interest is normally paid to the noteholders.  Such shortfalls will not be guaranteed by the note insurer.

RATINGS ON NOTES BASED PRIMARILY ON CLAIMS-PAYING     The ratings on the notes depend primarily on the claims paying ability
ABILITY OF THE NOTE INSURER                           of the note insurer.  Therefore, a reduction of the rating assigned to the claims-paying ability of the note insurer may have a corresponding reduction on the ratings assigned to the notes.  A reduction in the rating assigned to the notes would reduce the market value of the notes and may affect your ability to sell them.  The ratings on your notes address credit risk and do not address the likelihood of prepayments.

                                                      We refer you to "Rating" in this prospectus supplement.

LIMITED INFORMATION REGARDING PREPAYMENT HISTORY      All of the mortgage loans may be prepaid in whole or in part at any time.  Neither the seller nor the servicer is aware of any publicly available studies or statistics on the rate of prepayment of home equity loans.  Home equity loans usually are not viewed by borrowers as permanent financing and may experience a higher rate of prepayment than traditional mortgage loans.  The trust's prepayment experience may be affected by a wide variety of factors, including:

                                                      o     general economic conditions,

                                                      o     interest rates,

                                                      o     the availability of alternative financing,

                                                      o     homeowner mobility, and

                                                      o     changes affecting the ability to deduct interest payments on home equity lines of credit for Federal income tax purposes.

                                                      In addition, substantially all of the mortgage loans contain due-on-sale provisions, which may affect the rate of prepayment.

                                                      We refer you to "Maturity and Prepayment Considerations" in this prospectus supplement.

YIELD TO MATURITY OF NOTES MAY BE AFFECTED BY         The yield to maturity of the notes may be affected by certain repurchase
REPURCHASES                                           requirements.  The seller will be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties made by it have not been cured.  The seller will also be required to randomly purchase from the trust or substitute a new mortgage loan for any mortgage loan as to which a borrower has converted all or a portion to a fixed rate mortgage loan to the extent the aggregate principal balance of the portions of the mortgage loans with fixed rates exceeds 10% of the then current aggregate principal balance of the mortgage loans.  These purchases will have the same effect on the holders of the notes as a prepayment of the related mortgage loans.

CONSEQUENCES OF OWNING BOOK-ENTRY NOTES               Limit on Liquidity of Notes.  Issuance of the notes in book-entry form may reduce the liquidity of the notes in the secondary trading market since investors may be unwilling to purchase securities for which they cannot obtain physical notes.

                                                      Limit on Ability to Transfer or Pledge.  Since transactions in the notes can be effected only through DTC, Clearstream, Euroclear, participating organizations, indirect participants and banks, your ability to pledge your notes to persons or entities that do not participate in the DTC,
                                                      Clearstream or Euroclear system or otherwise to take actions in respect of the notes, may be limited due to lack of a physical security representing the notes.

                                                      Delays in Payments.  As a beneficial owner, you may experience some delay in your receipt of payments of interest on and principal of your notes since payments will be forwarded by the trustee to DTC and DTC will credit payments to the accounts of its participants which will credit them to the accounts of the beneficial owners either directly or indirectly through indirect participants.

                                                      We refer you to "Description of the Notes--Book-Entry Notes" in this prospectus supplement.

IMPACT OF TERRORIST ATTACKS                           The economic impact of the United States' military operations in Iraq, as well as the possibility of any terrorist attacks in response to these operations, is uncertain but could have a material effect on general economic conditions, consumer confidence and market liquidity.  No assurance can be given as to the effect of these events on consumer confidence and the performance of the mortgage loans.  Any adverse impact resulting from these events would be borne by the holders of the notes.  United States military operations also may increase the likelihood of shortfalls under the Servicemembers Civil Relief Act and similar state laws.  Such shortfalls will not be guaranteed by the note insurer.

AN INSOLVENCY OF THE SELLER MAY DELAY, ACCELERATE     The Federal Deposit Insurance Corporation has special powers under the
OR REDUCE PAYMENTS ON THE NOTES                       banking laws to take certain actions on the insolvency of the seller.
                                                      The Federal Deposit Insurance Corporation has issued regulations surrendering certain rights under the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement
                                                      Act of 1989, to reclaim, recover or recharacterize a financial institution's transfer of financial assets such as the home equity lines of credit if (i) the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles, (ii) the financial institution received adequate consideration for the transfer at the time of the transfer,
                                                      (iii) the parties intended that the transfer constitute a sale for accounting purposes and the relevant documentation reflects such intention and (iv) the financial assets were not transferred fraudulently, in contemplation of the financial institution's insolvency, or with the intent to hinder, delay or defraud the financial institution or its creditors.

                                                      The seller's transfers of the home equity lines of credit and the agreements under which the seller made and makes those transfers are intended to satisfy all of these conditions.  However, if the Federal
                                                      Deposit Insurance Corporation were to assert a different position, or the related regulations were inapplicable, you might experience delays and/or reductions in payments on your notes.  In addition, the Federal
                                                      Deposit Insurance Corporation might have the right to repay the notes early and for an amount that may be greater or less than their principal balance.  Under these circumstances, you may suffer a loss.
                                                      Furthermore, the insolvency of the seller would result in the commencement of a rapid amortization event.  If a rapid amortization period occurs, you are likely to be repaid principal on your notes earlier than expected.

                                                      We refer you to "Description of the HELOCs-Conservatorship and
                                                      Receivership" in this prospectus supplement.

MORTGAGE LOANS MAY CONVERT TO FIXED RATES WHICH MAY   Although each of the mortgage loans in the mortgage pool is an
REDUCE THE YIELD ON THE NOTES                         adjustable rate mortgage loan, the borrower can convert all or a portion of the amount outstanding under a mortgage loan from an adjustable rate to a fixed rate as long as the borrower is current in payment on the borrower's mortgage loan.  The maximum aggregate principal balance of the portion of the mortgage loans with respect to which the related borrower has made such an election that will be permitted to remain in the trust is 10% of the then current aggregate principal balance of the mortgage loans.  The seller will be obligated to randomly purchase from the trust or substitute a new mortgage loan for converted mortgage loans representing an aggregate principal balance in excess of such 10%.  The fixed rate on a converted loan may be lower than the interest rate on the notes.  Since the interest rate on the notes may not exceed a rate based on the weighted average of the net mortgage loan rates, any conversion to a fixed rate of a mortgage loan that has not been purchased or substituted for by the seller may increase the likelihood that the interest rate on the notes will be subject to the maximum rate cap.  See "Description of the HELOCs" and "Maturity and Prepayment
                                                      Considerations" in this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

      We caution you that certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences, effects of prepayments, changes in interest rates and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                                    THE TRUST

GENERAL

      First Horizon ABS Trust 200[ ]-[ ] is a statutory trust formed under the laws of the State of Delaware by the trust agreement, dated as of [ ], 200[ ], between First Horizon Asset Securities Inc., the depositor, and Wilmington Trust Company for the transactions described in this prospectus supplement. The trust agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to statutory trusts. After its formation, the trust will not engage in any activity other than (1) acquiring, holding and managing the trust property described below, (2) issuing the notes and the transferor interest, (3) making payments on the notes and the transferor interest and (4) engaging in other activities that are necessary, suitable or convenient to accomplish these purposes.

      The trust property will consist of:

      o each of the home equity lines of credit or "HELOCS" that are transferred by the depositor to the trust;

      o collections on the HELOCs received on or after [ ], 200[ ] (the "CUT-OFF DATE");

      o the outstanding balances as of the Cut-Off Date and any additional balances generated under the HELOCs;

      o mortgaged properties relating to the HELOCs that are acquired by foreclosure or deed in lieu of foreclosure;

      o the collection account and the distribution account, excluding, in each case, net earnings thereon;

      o the financial guaranty insurance policy issued by the Note Insurer (the "POLICY");

      o     an  assignment  of  the   depositor's   rights  under  the  purchase
            agreement, including all rights of the depositor to purchase any additions to the loan balances of the HELOCs;

      o benefits under any hazard insurance policies covering the mortgaged properties; and

      o     all proceeds from the items above.

      The trust's principal offices are located in Wilmington, Delaware, in care of, Wilmington Trust Company, as owner trustee, at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

      The trust will not acquire any assets other than the property described above. Because the trust will have no operating history upon its establishment and will not engage in any business other than the duties discussed above, no historical, pro forma financial statements, or ratios of earnings to fixed charges with respect to the trust have been included in this prospectus supplement.

                                [THE NOTE INSURER

      [NOTE INSURER] (THE "NOTE INSURER") HAS SUPPLIED THE FOLLOWING INFORMATION FOR INCLUSION IN THIS PROSPECTUS SUPPLEMENT. NO REPRESENTATION IS MADE BY THE ISSUER OR THE UNDERWRITER AS TO THE ACCURACY AND COMPLETENESS OF THIS INFORMATION.

[NOTE INSURER]

      [Description of Note Insurer, including financial information]]

                             THE SELLER AND SERVICER

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

      The seller and servicer, First Tennessee Bank National Association ("FTBNA"), is a national banking association, with its principal executive offices located at 165 Madison Avenue, Memphis, Tennessee, 38103, telephone number (901) 523-4444. First Tennessee Bank's business is subject to examination and regulation by federal and state banking authorities.

      FTBNA is the primary banking subsidiary of First Horizon National Corporation ("FHNC"), a Tennessee corporation organized in 1968. FHNC is registered as a bank holding company under the Bank Holding Company Act of 1956 and elected, effective March 13, 2000, to become a financial holding company pursuant to the provisions of the Gramm-Leach-Bliley Act. At [ ], 200[ ], First Horizon National Corporation had consolidated total assets of approximately $[ ].

      FTBNA operates approximately 190 full-service financial centers and over 300 off-premises automated teller machines. FTBNA also offers financial services online at www.firsttennessee.com and through its 24-hour telephone banking servicing.

      FTBNA has been in the business of servicing residential home equity lines of credit for more than 10 years. FTBNA also services home equity lines of credit originated or purchased through its mortgage banking subsidiary, First Horizon Home Loans Corporation. First Horizon Home Loans Corporation originates mortgage loans through its retail and wholesale operations and also purchases mortgage loans from third-party mortgage bankers (known as "correspondent lenders"). First Horizon Home Loans Corporation originates home equity lines of credit pursuant to FTBNA's underwriting guidelines.

CREDIT AND UNDERWRITING GUIDELINES

      The following is a description of FTBNA's HELOC underwriting guidelines. Standardized underwriting criteria and approval processes apply to HELOCs underwritten up to a maximum credit limit of $250,000, with combined loan-to-value ratios ("CLTV") up to and including 100%. Product maximums and CLTV maximums are contingent upon risk assessment criteria which take into consideration, among other items, external credit score, debt-to-income, CLTV, and property type. For example, primary residences may have CLTVs up to and including 100% while second/vacation homes may only be financed up to 89.9% CLTV. HELOCs may either be in a first or second lien position. For second liens, loan amounts are further limited to a maximum amount as follows: (i) if the CLTV is = 90%, then the maximum combined loan amount is $800,000 and (ii) if the CLTV is <90%, then the maximum combined loan amount is $1,200,000.

      Each applicant for a HELOC is required to complete an application, which lists the applicant's outstanding debt, income, employment history, and other demographic and personal information. A customer may submit an application through one of several distribution channels including branch, telephone banking unit, mortgage broker, U.S. mail, or through the internet. Once the application is received and the data is entered into the application processing system, if all necessary information is provided, a credit report is retrieved on-line. For individuals who receive solicitations, a credit report is retrieved for both the solicited applicant and any co-applicant. A credit bureau report will be obtained for all HELOCs and, along with the applicant's representation of collateral value and income, are appropriately analyzed to determine whether the application is denied or sent on for contingency processing (title, flood, appraisal) and routing to an analyst for further review. The contingency processing and underwriting review are part of FTBNA's underwriting activities managed by the Portfolio Management Department.

      The credit approval process utilizes credit scoring, the application of lending guidelines and, within the limits of these guidelines, limited subjective assessments by experienced analysts. Analysts review the equity position of the requested loan (including both the priority of the lien and the CLTV) and the applicant's creditworthiness. The evaluation of creditworthiness is designed to assess the applicant's ability and willingness to repay the loan. Specific requirements relating to the evaluation are outlined in the risk assessment criteria matrices developed by the Portfolio Management Department, which are automated within the application processing system wherever possible. This evaluation generally consists of:

      o     reviewing and verifying customer and demographic information;

      o     obtaining and reviewing an independent credit bureau report;

      o     reviewing the applicant's external credit score;

      o reviewing the applicant's employment and income and, in the case of a loan that requires an applicant to submit full documentation (a "FULL DOCUMENTATION LOAN"), verifying same through a review of recent W-2s, pay stubs, assessments of tax returns;

      o evaluating the applicant's gross debt (as stated in the related credit report) to income ratio;

      o verifying eligibility for Lien Protection Insurance or reviewing the title status by a written title policy;

      o obtaining and evaluating the value of the real estate through automated valuations or independent appraisals;

      o evaluating flood risk, verifying flood insurance coverage, if applicable.

      Credit bureau information is reviewed for minimum acceptable credit scores and consistent record of timely payments. The credit history is examined to ensure any major negative events such as bankruptcy, repossession, or foreclosure have not occurred within the past four years. Minimum acceptable credit scores are established through an ongoing risk management and credit scoring process.

      The applicant's ability to earn a stable income in an amount sufficient to make monthly payments on the loan is a key factor in determining whether the requested loan represents an acceptable risk. The loan file must clearly present the applicant's earning capabilities to enable the analyst to make a decision when evaluating the applicant's loan request. The analyst has the responsibility to obtain any additional information required to establish the applicant's income. Currently, the extent of required income verification is determined based on applicant's property type, assessed credit risk (based upon the external credit score and debt-to-income ratio), loan amount, whether or not self-employed, and the extent of unearned income. To use income from sources other than employment for qualifying purposes, the applicant must demonstrate a satisfactory history of receipt of the income. If income verification is required, the following criteria are generally utilized:

      o     if salaried, income is verified through W-2s and current pay stubs;

      o if an applicant is self-employed, two previous years of tax returns are required;

      o generally, for applicants where income verification is not required, income is requested and placed in the customer's file; and

      o     a verbal verification of employment is also obtained on all loans.

      A gross debt-to-income ratio test is applied to each applicant by dividing the applicant's monthly payments on all existing obligations, including the proposed HELOC payment (based on a fully funded balance amortized over the term of the loan), by the applicant's gross monthly income. Maximum ratios are assigned as follows:

-------------------------------------------------------------------------------
              PROPERTY TYPE                     DEBT TO INCOME RATIO
-------------------------------------------------------------------------------
            Primary Residence                            50%
-------------------------------------------------------------------------------
               Second Home                               45%
-------------------------------------------------------------------------------


      Valuation methods are based upon the amount requested by the applicant, the expected CLTV, and external credit score of the applicant. An automated valuation model ("AVM") is considered the primary tool for evaluating the property and is used as long as the transaction meets other eligibility criteria including property type, occupancy, report type, and confidence measure for the particular approved vendor. If the transaction does not meet the AVM eligibility criteria, a FNMA 2055 Exterior Inspection is ordered. Other appropriate appraisal forms for property types ineligible for an AVM or exterior inspection (e.g., duplex or condo) are also used when necessary.

      Lien Protection Insurance ("LPI") is used in lieu of a title search unless the transaction is for purchase. LPI provides life of loan coverage through approved vendors. If LPI cannot be used, a limited title policy or full title policy (including appropriate endorsements) equal to the loan amount is required with an effective date no later than the closing of the HELOC.

      At the time the HELOCs are originated, property insurance naming FTBNA as loss payee, with appropriate coverage for all collateral securing the loan, is required. If the property is determined to be in a Special Flood Hazard Area, flood insurance, with FTBNA named as loss payee, is also required.

      Third Party HELOCs are originated through a channel of approved brokers and correspondent lenders. All home equity line of credit applications are underwritten by FTBNA prior to funding or purchase. The terms of the home equity lines of credit offered through a loan officer of a retail branch of FTBNA (the retail channel) are generally applicable to those that are referred to FTBNA by a broker (the wholesale channel) and through correspondent lenders (the correspondent channel). However, maximum loan amounts are lower for wholesale originations at certain credit scores. Loans that do not require applicants to submit documentation ("STATED INCOME LOANS") are not available to applicants with a credit bureau score below a specified minimum or a debt-to-income ratio above a specified maximum. Maximum CLTV and loan amounts for Stated Income Loans are lower than for fully documented loans.

      FTBNA's internal Quality Control Department reviews loan files for adherence to underwriting guidelines and policies. The quality control process involves selecting closed files using statistical, target, and discretionary methodologies. Analysts re-underwrite the loan and review the loan's data integrity, documentation, appraisal, and re-verify employment. Results are published to senior management. Portfolio Management Department's senior management monitors exceptions regularly.

SERVICING OF THE MORTGAGE LOANS

      FTBNA's collection servicing area is located in Knoxville, Tennessee. FTBNA collections on HELOC accounts are based upon stage of delinquency and credit score strategies for high-risk customers. Generally, at one day past due, an account is moved from the consumer loan account system to FTBNA's collection system "CACS", which is utilized to manage the timing and extent of collection efforts. The collections manager uses the CACS and Concerto Dialer systems to define a variety of collection strategies by stratifying delinquent accounts based on borrower credit score, balance criteria and days past due.

      Accounts tagged as high risk due to their most current credit score receive intensified collection activity based upon their balance and days-past-due criteria. Depending on the collection history, the CACS typically tracks a history of collection efforts and borrower responses, as well as relevant property information.

      Typically, demand letters are sent to all borrowers at approximately 30 days past due. HELOCs are typically closed to further draws at approximately 30 days past due but may be re-opened for additional draws if they become current (i.e., payment of at least 90% of the total outstanding scheduled monthly payments are received). Once a borrower becomes 60 days past due, the HELOCs are closed for additional draws and will continue to be closed for additional draws regardless of whether they become current. A foreclosure representative typically orders a property valuation when an account reaches 90 days past due. Generally, by the time the account reaches 150 days past due, but no later than 180 days past due, an equity analysis is completed and the decision to either refer the loan to the foreclosure department or charge-off the loan is made by a collection supervisor or a more senior officer. At 180 days past due the HELOC is charged off. The amount charged-off takes into account all anticipated liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses).

      Once an account is referred to FTBNA's foreclosure department, a foreclosure specialist will obtain an updated property valuation, which may be an appraisal or broker's price opinion or other type of valuation as appropriate in the determination of the foreclosure specialist. Generally, at 90 days past due, such appraisal will be used as a basis for consideration of initiating foreclosure proceedings. If adequate equity exists to commence with foreclosure proceedings the account will be forwarded to outside legal counsel for handling. The foreclosure area will monitor the process with the attorney. If it is determined that the cost of maintaining or paying off the senior lien exceeds the economic benefit of taking title, FTBNA will generally charge-off the entire unpaid principal amount of the loan and pursue other collection efforts. In the event of buying out a first mortgage lien, the foreclosure specialist will obtain the foreclosure manager's approval. All short sale requests will require the foreclosure manager's approval including the customer's acknowledgment to pay on the deficiency balance when applicable. Upon securing title to the property, the foreclosure specialist will transfer the account to the Real Estate Owned (REO) Department for the lower of the appraised value or net book balance. Any additional charge off will be taken prior to the transfer to the REO Department and would take into account all anticipated liquidation expenses (such as legal fees, real estate taxes, maintenance and preservation expenses).

      The REO Department is responsible for re-marketing and liquidating properties obtained through foreclosure or deed in lieu of foreclosure. Local affiliates are used to assist in property preservation and liquidation. Upon receiving these properties, the REO Department will obtain an interior appraisal and process an additional write-down if necessary. If the mortgaged property was subject to a senior lien, the REO Department is responsible for paying off the senior lien holder at the time of the property transfer.

      FTBNA's servicing, collections and charge-off practices may change over time in accordance with, among other things, FTBNA's business judgment, changes in the portfolio and applicable laws and regulations.

FORECLOSURE, DELINQUENCY AND LOSS EXPERIENCE

      The tables below summarize the delinquency, foreclosure and loss experience of home equity line of credit loans owned by FTBNA and serviced by FTBNA. The data includes all home equity line of credit loans owned by FTBNA whether originated or purchased and reflects home equity line of credit loans that were originated or underwritten under criteria different from the HELOCs held by the trust. Further, the delinquency and loss figures presented below for [ ], 200[ ] represent information for all home equity line of credit loans currently owned by FTBNA, but may not be representative of the HELOCs included in the trust. Accordingly, the information should not be considered a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following tables will be indicative of the actual experience on the mortgage loans.

      FTBNA determines the delinquency status of a home equity line of credit on the basis of contractual delinquency. In certain limited circumstances, including the receipt of payment of at least 90% of the total outstanding scheduled monthly payments, FTBNA will "re-age" the mortgage loan so that it is considered current. Due to the infrequency of FTBNA's re-aging practice, the seller does not expect the practice to have a material effect on the delinquency, foreclosure and loss experience.

      There can be no assurance that the delinquency, foreclosure and loss experience shown in the following tables will be representative of the results that may be experienced for the HELOCs included in the trust.

                  LOSS, DELINQUENCY AND FORECLOSURE EXPERIENCE
                      OF THE SERVICER'S PORTFOLIO OF HELOCS

                                          AS OF                                                 AS OF
                                        [ ], 2000 [ ]                                        [ ], 2000[ ]
                                    PRINCIPAL BALANCE            PERCENTAGE(1)            PRINCIPAL BALANCE         PERCENTAGE(1)
                                -------------------------- -------------------------- -------------------------- -------------------
Portfolio
   Delinquencies
30-59 days
60-89 days
90-119 days
120 plus

Total Delinquency

Gross Charge-offs(2)
Recoveries(3)
Net Charge-offs(4)


                                          AS OF                                                 AS OF
                                        [ ], 2000 [ ]                                        [ ], 2000[ ]
                                    PRINCIPAL BALANCE            PERCENTAGE(1)            PRINCIPAL BALANCE         PERCENTAGE(1)
                                -------------------------- -------------------------- -------------------------- -------------------
Portfolio
   Delinquencies
30-59 days
60-89 days
90-119 days
120 plus

Total Delinquency

Gross Charge-offs(2)
Recoveries(3)
Net Charge-offs(4)

----------------

(1) "Delinquencies as a Percentage of Loans Outstanding" is based on the number of payments contractually past due, excluding loans in foreclosure. Delinquency categories include accounts on non-accrual and accounts with respect to which the related borrower has declared bankruptcy.

(2)   "Gross   Charge-offs"  are  amounts  which  have  been  determined  to  be uncollectible relating to HELOCs for each calendar year.

(3) "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.

(4)   "Net Charge-offs" represents "Gross Charge-offs" minus "Recoveries".

      The servicer believes that the delinquency levels for its HELOC loan servicing portfolio are attributable primarily to the growth and relative lack of seasoning in its HELOC loan servicing portfolio over this time period. There can be no assurance that the experience shown in the above tables will be indicative of future loss and delinquency experience of the servicer's HELOC loan servicing portfolio or of the HELOCs in the trust.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF DELINQUENCY AND FORECLOSURE TRENDS

      For FTBNA's total portfolio, mortgage loan delinquencies generally have decreased since [ ], 200[ ]. Although these decreases may be due to a variety of factors, FTBNA believes that growth in the portfolio, the amount of turnover and decreased seasoning in FTBNA's servicing portfolio are contributing factors to the decreases in these categories. There can be no assurance that factors beyond the control of FTBNA, such as national or local economic conditions or downturns in the residential real estate market will not result in increased rates of mortgage loan delinquencies and foreclosure losses in the future.

      If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties by a lender, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be significantly higher than the rates indicated in the tables above. To the extent that such losses occur in connection with the mortgage loans and are not otherwise covered by the forms of credit enhancement described in this prospectus supplement, they will be passed through as losses on the related notes and such losses will be borne by the related noteholders.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

      The sale and servicing agreement, except as otherwise described in this prospectus supplement, provides that the noteholders will be entitled to receive on each payment date, payments allocable to principal of the notes, in the amounts described in this prospectus supplement, until the related principal balance is reduced to zero.

      As described in this prospectus supplement, the actual maturity of the notes will depend in part on the receipt of principal on the HELOCs or the amount and timing of charge-offs of the HELOCs, which will result in principal payments on the notes. In addition, the rate at which the principal on the notes is paid will be increased, as compared to payments of principal on the HELOCs, as a result of the application of excess interest as a payment of principal on the notes in order to build overcollateralization. All of the HELOCs may be prepaid in full or in part at any time. If relevant state law permits, prepayment of a HELOC may be subject to an early termination fee of not more than $250.

      There can be no assurance as to the rate of losses or delinquencies on any of the HELOCs; however, the rate of such losses and delinquencies are likely to be higher than those of traditional first lien mortgage loans, particularly in the case of HELOCs with high combined loan-to-value ratios. To the extent that any losses are incurred on any of the HELOCs that are not covered by excess interest allocable to noteholders, overcollateralization or the Policy, noteholders will bear all risk of such losses resulting from defaults by the related borrowers. Even where the Policy covers certain losses incurred on the HELOCs, the effect of losses may be to increase prepayment rates on the HELOCs, thus reducing the weighted average life and affecting the yield to maturity. In addition, the rate of prepayments of the HELOCs and the yield to investors on the notes may be affected by certain refinancing programs, which may include general or targeted solicitations.

      Although the loan rates on the HELOCs are subject to adjustment, the loan rates adjust based on the Index, while the notes adjust based on LIBOR. Changes in LIBOR may not correlate with changes in the Index and neither may correlate with prevailing interest rates. It is possible that an increased level of the Index could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the notes. Conversely, if LIBOR were to increase above the Index, the note rate would be limited to a maximum rate, which would also adversely affect your yield. The "INDEX" for any date on which the loan rate for a HELOC subject to adjustment is the highest "prime rate" as published in The Wall Street Journal. If the "prime rate" is no longer published, then the Index will be a comparable independent index selected by the seller. In addition, each borrower may convert the loan rate on all or a portion of the outstanding balances of its HELOC to a fixed rate of interest. Borrowers may exercise this option during periods of rising interest rates as borrowers attempt to limit their risk of higher rates. The availability of fixed rate mortgage loans at competitive interest rates during periods of falling interest rates also may encourage borrowers to exercise the option. As a result, there may be periods during which the note rate would be limited to a maximum rate that is lower than the note rate otherwise would be without this feature, which would also adversely affect your yield. Additionally, the affected principal balance with respect to which the interest rate has been converted to a fixed rate will begin amortizing at the time of conversion and may be required to be fully amortized over a shorter period than the remaining term of the loan, thereby increasing the rate that principal is paid on the notes.

      The seller is not aware of any publicly generated studies or statistics available on the rate of prepayment of loans such as the HELOCs. Generally, home equity lines of credit are not viewed by borrowers as permanent financing. Accordingly, HELOCs may experience a higher rate of prepayment than traditional mortgage loans. The trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, changes in the deductibility of interest payments on HELOCs for federal income tax purposes, prevailing interest rates, the availability of alternative financing and homeowner mobility.

      In addition, the trust's prepayment experience and the rate at which the notes amortize will be affected by any repurchases of HELOCs by the seller as a result of a breach of a representation and warranty or defective documentation as well as by any purchase by the servicer pursuant to the sale and servicing agreement, including certain repurchases related to the conversion of the mortgage loans to fixed rate mortgage loans by the related borrower.

      Substantially all of the HELOCs contain due-on-sale provisions, and the servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property to assume the HELOC. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligations under the HELOC. The enforcement of the due-on-sale provision will have the same effect as a prepayment of the related HELOC.

      Collections on the HELOCs may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and fees. In addition, borrowers may fail to make scheduled payments. Collections on the HELOCs may also vary due to seasonal purchasing and payment habits of borrowers. Accordingly, there may be times, especially during the years that a substantial percentage of HELOCs are in the draw period, that very little is distributed on the notes in respect of principal.

      No assurance can be given as to the level of prepayments that will be experienced by the trust and it can be expected that a portion of borrowers will not prepay their HELOCs to any significant degree.

                            DESCRIPTION OF THE HELOCS

GENERAL

      The HELOCs in the trust were originated under loan agreements and disclosure statements (the "CREDIT LINE AGREEMENTS") and are secured by mortgages or deeds of trust, which are primarily first and second mortgages or deeds of trust, on mortgaged properties. The mortgaged properties securing the HELOCs consist primarily of residential properties that are one- to four-family properties. Based upon the address supplied by each borrower during the loan application process, most of the mortgaged properties are owner occupied. The HELOCs were underwritten in accordance with the standards in effect at the time of origination. Current underwriting standards are described under "Description of the HELOCs--HELOC Terms" in this prospectus supplement.

      Unless otherwise stated, all of the information set forth below with regard to the HELOCs is as of the Cut-Off Date. Prior to the closing date, some of the HELOCs may be removed from the pool and other HELOCs may be substituted for those HELOCs removed. The seller believes that the information in this prospectus supplement relating to the HELOCs to be included in the pool as presently constituted is representative of the characteristics of the HELOCs to be included in the pool as of the closing date, although some characteristics may vary.

      In the information that follows, weighted average percentages are based upon the principal balances of the HELOCs on the Cut-Off Date.

      The pool of HELOCs [ ]. The average principal balance was approximately $[ ] as of the Cut-Off Date, the minimum and maximum current loan rate on the Cut-Off Date were approximately [ ]% and [ ]% per annum, respectively, and the weighted average current loan rate on the Cut-Off Date was approximately [ ]% per annum. As of the Cut-Off Date, the weighted average credit limit utilization rate was approximately [ ]%, the minimum credit limit utilization rate was approximately 1.000% and the maximum credit limit utilization rate was approximately 100.000%. The credit limit utilization rate is determined by dividing the Cut-Off date principal balance of a HELOC by the credit limit of the related Credit Line Agreement. The weighted average combined original loan-to-value ratio of the HELOCs was approximately [ ]%. Approximately [ ]% of the mortgage loans are Full Documentation Loans and approximately [ ]% of the mortgage loans are Stated Income Loans.

      As of the Cut-Off Date, no HELOC had a combined loan-to-value ratio greater than 100.00% and no HELOC was delinquent 30 days or MORE.

HELOC POOL STATISTICS

      The seller has compiled the following additional information as of the Cut-Off Date with respect to the HELOCs and the related mortgaged properties to be included in the trust. The sum of the columns below may not equal the total indicated due to rounding.


                                       PRINCIPAL BALANCES

                                                                                                               PERCENTAGE OF CUT-OFF
                                                            NUMBER OF                   AGGREGATE                  DATE AGGREGATE
                                                            MORTGAGE                   OUTSTANDING             OUTSTANDING PRINCIPAL
RANGE OF PRINCIPAL BALANCES                                   LOANS                 PRINCIPAL BALANCE                 BALANCE
------------------------------------------------------------------------------------------------------------------------------------
$0 - $20,001......................................
$20,001 - $40,000.................................
$40,001 - $60,000.................................
$60,001 - $ 80,000................................
$80,001 - $100,000................................
$100,001 - $120,000...............................
$120,001 - $140,000...............................
$140,001 - $160,000...............................
$160,001 - $180,000...............................
$180,001 - $200,000...............................
$200,001 - $220,000...............................
$220,001 - $240,000...............................
$240,001 - $260,000...............................
$260,001 - $300,000...............................
$301,001 - $400,000 ..............................
$400,001 - $500,000...............................
                                                         ---------------------------------------------------------------------------
TOTAL:............................................
                                                         ===========================================================================

                                                 OCCUPANCY TYPE

                                                                                                               PERCENTAGE OF CUT-OFF
                                                                NUMBER OF                  AGGREGATE               DATE AGGREGATE
                                                                MORTGAGE                  OUTSTANDING          OUTSTANDING PRINCIPAL
OCCUPANCY                                                         LOANS                PRINCIPAL BALANCE              BALANCE
------------------------------------------------------------------------------------------------------------------------------------
Owner Occupied....................................
Second Home.......................................
Investor..........................................
                                                         ---------------------------------------------------------------------------
TOTAL:............................................
                                                         ===========================================================================

                     ORIGINAL COMBINED LOAN-TO-VALUE RATIOS

      The combined loan-to-value ratio in the following table is a fraction whose numerator is the sum of (i) the credit limit of the HELOCs and (ii) any outstanding principal balances of mortgage loans senior or of equal priority to the HELOCs (calculated generally at the date of origination of the related HELOC) and whose denominator is the most recent appraised value of the related mortgaged property, as of the Cut-Off Date.


                                                                                                               PERCENTAGE OF CUT-OFF
                                                               NUMBER OF                  AGGREGATE                DATE AGGREGATE
                                                                MORTGAGE                 OUTSTANDING           OUTSTANDING PRINCIPAL
RANGE OF ORIGINAL COMBINED LOAN-TO-VALUE RATIOS (%)              LOANS                PRINCIPAL BALANCE               BALANCE
------------------------------------------------------------------------------------------------------------------------------------
0 - 5.00..........................................
5.01 - 10.00......................................
10.01 - 15.00.....................................
15.01 - 20.00.....................................
20.01 - 25.00.....................................
25.01 - 30.00.....................................
30.01 - 35.00.....................................
35.01 - 40.00.....................................
40.01 - 45.00.....................................
45.01 - 50.00.....................................
50.01 - 55.00.....................................
55.01 - 60.00.....................................
60.01 - 65.00.....................................
65.01 - 70.00.....................................
70.01 - 75.00.....................................
75.01 - 80.00.....................................
80.01 - 85.00.....................................
85.01 - 90.00.....................................
90.01 - 95.00.....................................
95.01 - 100.00....................................
                                                         ---------------------------------------------------------------------------
TOTAL:............................................
                                                         ===========================================================================

                                          LOAN PURPOSE

                                                                                                             PERCENTAGE OF CUT-OFF
                                                              NUMBER OF                  AGGREGATE               DATE AGGREGATE
                                                              MORTGAGE                  OUTSTANDING          OUTSTANDING PRINCIPAL
PURPOSE                                                         LOANS                PRINCIPAL BALANCE              BALANCE
------------------------------------------------------------------------------------------------------------------------------------
Purchase..........................................
Rate/term refinance...............................
Cash out refinance................................
                                                         ---------------------------------------------------------------------------
TOTAL:............................................
                                                         ===========================================================================



                                                  PROPERTY TYPE

                                                                                                             PERCENTAGE OF CUT-OFF
                                                              NUMBER OF                  AGGREGATE               DATE AGGREGATE
                                                              MORTGAGE                  OUTSTANDING          OUTSTANDING PRINCIPAL
PROPERTY TYPE                                                   LOANS                PRINCIPAL BALANCE              BALANCE
------------------------------------------------------------------------------------------------------------------------------------
Single Family.....................................
Planned Unit Development..........................
Townhouse.........................................
Condominium/Lowrise...............................
Condominium/Highrise..............................
Two- to Four- family..............................
Manufactured/Mobile...............................
                                                         ---------------------------------------------------------------------------
TOTAL:............................................
                                                         ===========================================================================

                             GEOGRAPHIC DISTRIBUTION

      The geographic locations used for the following table were determined by the billing address for the mortgage property securing the related HELOC.


                                                                                                             PERCENTAGE OF CUT-OFF
                                                              NUMBER OF                  AGGREGATE               DATE AGGREGATE
                                                              MORTGAGE                  OUTSTANDING          OUTSTANDING PRINCIPAL
GEOGRAPHIC DISTRIBUTION                                         LOANS                PRINCIPAL BALANCE              BALANCE
------------------------------------------------------------------------------------------------------------------------------------
Alabama...............................................
Arizona...............................................
Arkansas..............................................
California............................................
Colorado..............................................
Connecticut...........................................
Delaware..............................................
District of Columbia..................................
Florida...............................................
Georgia...............................................
Idaho.................................................
Illinois..............................................
Indiana...............................................
Iowa..................................................
Kansas................................................
Kentucky..............................................
Louisiana.............................................
Maine.................................................
Maryland..............................................
Massachusetts.........................................
Michigan..............................................
Minnesota.............................................
Mississippi...........................................
Missouri..............................................
Montana...............................................
Nebraska..............................................
Nevada................................................
New Hampshire.........................................
New Jersey............................................
New Mexico............................................
New York..............................................
North Carolina........................................
North Dakota..........................................
Ohio..................................................
Oklahoma..............................................
Oregon................................................
Pennsylvania..........................................
Rhode Island..........................................
South Carolina........................................
Tennessee.............................................
Utah..................................................
Vermont...............................................
Virginia..............................................
Washington............................................
West Virginia.........................................
Wisconsin.............................................
Wyoming...............................................
                                                         ---------------------------------------------------------------------------
TOTAL:............................................
                                                         ===========================================================================

                               CURRENT FICO SCORES

      The weighted average score derived from proprietary scoring models developed by Fair, Isaac and Co., Inc. (the "FICO SCORE") as of the Cut-Off Date is 714.

                                                                                                             PERCENTAGE OF CUT-OFF
                                                              NUMBER OF                  AGGREGATE               DATE AGGREGATE
                                                              MORTGAGE                  OUTSTANDING          OUTSTANDING PRINCIPAL
RANGE OF FICO SCORES                                            LOANS                PRINCIPAL BALANCE              BALANCE
------------------------------------------------------------------------------------------------------------------------------------
1 - 499...........................................
500 - 519.........................................
520 - 539.........................................
540 - 559.........................................
560 - 579.........................................
580 - 599.........................................
600 - 619.........................................
620 - 639.........................................
640 - 659.........................................
660 - 679.........................................
680 - 699.........................................
700 - 719.........................................
720 - 739.........................................
740 - 759.........................................
760 - 779.........................................
780 - 799.........................................
800 - 819.........................................
820 - 839.........................................
840 - 859.........................................
860 - 879.........................................
                                                         ---------------------------------------------------------------------------
TOTAL:............................................
                                                         ===========================================================================

                                                  CREDIT LIMIT

                                                                                                            PERCENTAGE OF CUT-OFF
                                                             NUMBER OF                  AGGREGATE               DATE AGGREGATE
                                                             MORTGAGE                  OUTSTANDING          OUTSTANDING PRINCIPAL
RANGE OF CREDIT LIMITS                                         LOANS                PRINCIPAL BALANCE              BALANCE
------------------------------------------------------------------------------------------------------------------------------------
0 - $20,000.......................................
$20,001 - $40,000.................................
$40,001 - $60,000.................................
$60,001 - $80,000.................................
$80,001 - $100,000................................
$100,001 - $120,000...............................
$120,001 - $140,000...............................
$140,001 - $160,000...............................
$160,001 - $180,000...............................
$180,000 - $200,000...............................
$200,001 - $220,000...............................
$220,001 - $240,000...............................
$240,001 - $260,000...............................
$260,001 - $300,000...............................
$300,001 - $400,000...............................
$400,001-  $500,000...............................
                                                         ---------------------------------------------------------------------------
TOTAL:............................................
                                                         ===========================================================================

                         CREDIT LIMIT UTILiZATION RATES

      The credit limit utilization rates in the following table were determined by dividing the principal balances as of the Cut-Off Date by the credit limits of the related HELOCs.


                                                                                                            PERCENTAGE OF CUT-OFF
                                                         NUMBER OF                   AGGREGATE                  DATE AGGREGATE
                                                         MORTGAGE                   OUTSTANDING             OUTSTANDING PRINCIPAL
RANGE OF CREDIT LIMIT UTILIZATION RATES (%)                LOANS                 PRINCIPAL BALANCE                 BALANCE
------------------------------------------------------------------------------------------------------------------------------------
0 - 4.99..........................................
15.00 - 19.99.....................................
20.00 - 24.99.....................................
25.00 - 29.99.....................................
30.00 - 34.99.....................................
35.00 - 39.99.....................................
40.00 - 44.99.....................................
45.00 - 49.99.....................................
50.00 - 54.99.....................................
55.00 - 59.99.....................................
60.00 - 64.99.....................................
65.00 - 69.99.....................................
70.00 - 74.99.....................................
75.00 - 79.99.....................................
80.00 - 84.99.....................................
85.00 - 89.99.....................................
90.00 - 94.99.....................................
95.00 - 99.99.....................................
100.00............................................
                                                         ---------------------------------------------------------------------------
TOTAL:............................................
                                                         ===========================================================================

                                            ORIGINAL TERM TO MATURITY

                                                                                                            PERCENTAGE OF CUT-OFF
                                                             NUMBER OF                  AGGREGATE               DATE AGGREGATE
ORIGINAL TERM TO MATURITY                                    MORTGAGE                  OUTSTANDING          OUTSTANDING PRINCIPAL
(MONTHS)                                                       LOANS                PRINCIPAL BALANCE              BALANCE
------------------------------------------------------------------------------------------------------------------------------------
240...............................................
360...............................................
                                                         ---------------------------------------------------------------------------
TOTAL:............................................
                                                         ===========================================================================

                                           REMAINING TERM TO MATURITY

                                                                                                            PERCENTAGE OF CUT-OFF
                                                             NUMBER OF                  AGGREGATE               DATE AGGREGATE
REMAINING TERM TO MATURITY                                   MORTGAGE                  OUTSTANDING          OUTSTANDING PRINCIPAL
(MONTHS)                                                       LOANS                PRINCIPAL BALANCE              BALANCE
------------------------------------------------------------------------------------------------------------------------------------
223...............................................
225...............................................
228...............................................
229...............................................
230...............................................
231...............................................
232...............................................
233...............................................
234...............................................
235...............................................
236...............................................
237...............................................
238...............................................
344...............................................
345...............................................
346...............................................
348...............................................
349...............................................
350...............................................
351...............................................
352...............................................
355...............................................
                                                         ---------------------------------------------------------------------------
TOTAL:............................................
                                                         ===========================================================================

                                     MARGINS

      The weighted average margin for the HELOCs as of the Cut-Off Date was 1.584%.

                                                                                                           PERCENTAGE OF CUT-OFF
                                                            NUMBER OF                  AGGREGATE               DATE AGGREGATE
                                                            MORTGAGE                  OUTSTANDING          OUTSTANDING PRINCIPAL
RANGE OF MARGINS (%)                                          LOANS                PRINCIPAL BALANCE              BALANCE
------------------------------------------------------------------------------------------------------------------------------------
-1.249 - -1.000...................................
-0.749 - -0.500...................................
-0.499 - -0.250...................................
-0.249 - 0.000....................................
0.001 - 0.250.....................................
0.251 - 0.500.....................................
0.501 - 0.750.....................................
0.751 - 1.000.....................................
1.001 - 1.250.....................................
1.251 - 1.500.....................................
1.501 - 1.750.....................................
1.751 - 2.000.....................................
2.001 - 2.250.....................................
2.251 - 2.500.....................................
2.501 - 2.750.....................................
2.751 - 3.000.....................................
3.001 - 3.250.....................................
3.251 - 3.500.....................................
3.501 - 3.750.....................................
3.751 - 4.000.....................................
4.001 - 4.250.....................................
4.251 - 4.500.....................................
4.501 - 4.750.....................................
4.751 - 5.000.....................................
5.001 - 5.250.....................................
5.251 - 5.500.....................................
5.501 - 5.750.....................................
                                                         ---------------------------------------------------------------------------
TOTAL:............................................
                                                         ===========================================================================

                                       CURRENT LOAN RATES

                                                                                                           PERCENTAGE OF CUT-OFF
                                                            NUMBER OF                  AGGREGATE               DATE AGGREGATE
                                                            MORTGAGE                  OUTSTANDING          OUTSTANDING PRINCIPAL
RANGE OF CURRENT LOAN RATES (%)                               LOANS                PRINCIPAL BALANCE              BALANCE
------------------------------------------------------------------------------------------------------------------------------------
2.751 - 3.000.....................................
3.251 - 3.500.....................................
3.501 - 3.750.....................................
3.751 - 4.000.....................................
4.001 - 4.250.....................................
4.251 - 4.500.....................................
4.501 - 4.750.....................................
4.751 - 5.000.....................................
5.001 - 5.250.....................................
5.251 - 5.500.....................................
5.501 - 5.750.....................................
5.751 - 6.000.....................................
6.001 - 6.250.....................................
6.251 - 6.500.....................................
6.501 - 6.750.....................................
6.751 - 7.000.....................................
7.001 - 7.250.....................................
7.251 - 7.500.....................................
7.501 - 7.750.....................................
7.751 - 8.000.....................................
8.001 - 8.250.....................................
8.251 - 8.500.....................................
8.501 - 8.750.....................................
8.751 - 9.000.....................................
9.001 - 9.250.....................................
9.251 - 9.500.....................................
9.501 - 9.750.....................................
                                                         ---------------------------------------------------------------------------
TOTAL:............................................
                                                         ===========================================================================


                                       MAXIMUM LOAN RATES

                                                                                                            PERCENTAGE OF CUT-OFF
                                                             NUMBER OF                  AGGREGATE               DATE AGGREGATE
                                                             MORTGAGE                  OUTSTANDING          OUTSTANDING PRINCIPAL
MAXIMUM LOAN RATE (%)                                          LOANS                PRINCIPAL BALANCE              BALANCE
------------------------------------------------------------------------------------------------------------------------------------
15.000............................................
16.000............................................
18.000............................................
18.950............................................
21.000............................................
25.000............................................
                                                         ---------------------------------------------------------------------------
TOTAL:............................................
                                                         ===========================================================================


                                       INITIAL DRAW PERIOD

                                                                                                           PERCENTAGE OF CUT-OFF
                                                            NUMBER OF                  AGGREGATE               DATE AGGREGATE
INITIAL DRAW PERIOD                                         MORTGAGE                  OUTSTANDING          OUTSTANDING PRINCIPAL
(MONTHS)                                                      LOANS                PRINCIPAL BALANCE              BALANCE
------------------------------------------------------------------------------------------------------------------------------------
60................................................
120...............................................
                                                         ---------------------------------------------------------------------------
TOTAL:............................................
                                                         ===========================================================================


                                      REMAINING DRAW PERIOD

                                                                                                           PERCENTAGE OF CUT-OFF
                                                            NUMBER OF                  AGGREGATE               DATE AGGREGATE
REMAINING DRAW PERIOD                                       MORTGAGE                  OUTSTANDING          OUTSTANDING PRINCIPAL
(MONTHS)                                                      LOANS                PRINCIPAL BALANCE              BALANCE
------------------------------------------------------------------------------------------------------------------------------------
43................................................
45................................................
48................................................
49................................................
50................................................
51................................................
52................................................
53................................................
54................................................
55................................................
56................................................
57................................................
58................................................
104...............................................
105...............................................
106...............................................
108...............................................
109...............................................
110...............................................
111...............................................
112...............................................
113...............................................
114...............................................
115...............................................
116...............................................
117...............................................
118...............................................
                                                         ---------------------------------------------------------------------------
TOTAL:............................................
                                                         ===========================================================================

                                        ORIGINATION YEAR


                                                                                                           PERCENTAGE OF CUT-OFF
                                                            NUMBER OF                  AGGREGATE               DATE AGGREGATE
                                                            MORTGAGE                  OUTSTANDING          OUTSTANDING PRINCIPAL
ORIGINATION YEAR                                              LOANS                PRINCIPAL BALANCE              BALANCE
------------------------------------------------------------------------------------------------------------------------------------
2003..............................................
2004..............................................
                                                         ---------------------------------------------------------------------------
TOTAL:............................................
                                                         ===========================================================================


                                          LIEN POSITION

                                                                                                           PERCENTAGE OF CUT-OFF
                                                            NUMBER OF                  AGGREGATE               DATE AGGREGATE
                                                            MORTGAGE                  OUTSTANDING          OUTSTANDING PRINCIPAL
LIEN POSITION                                                 LOANS                PRINCIPAL BALANCE              BALANCE
------------------------------------------------------------------------------------------------------------------------------------
1st Lien..........................................
2nd Lien..........................................
                                                         ---------------------------------------------------------------------------
TOTAL:............................................
                                                         ===========================================================================

HELOC TERMS

      The general terms of the HELOCs are described under "The Trust Fund--The Loans" in the prospectus.

      A borrower may make a draw under a HELOC, from time to time, by using special checks or other means provided to the borrower. The draws will be funded by the seller.

      Minimum monthly payments will be required to be made during the draw period, but these payments will not be sufficient to fully amortize a HELOC during the draw period. Borrowers may make payments in excess of their monthly payment without penalty and the excess funds will first be used to pay any applicable fees and then be applied towards outstanding principal. Other fees, including the annual membership fees and late payment charges, may vary by state.

      The borrower's right to make a draw under a HELOC may be suspended or terminated or the borrower may be required to pay the entire balance due plus all other accrued but unpaid charges immediately, if

      o     the borrower fails to make any required payment by the due date;

      o the total outstanding principal balance including all charges payable exceeds the credit limit;

      o the borrower made any statement or signature on any document which is fraudulent or contained a material misrepresentation;

      o     the borrower dies or becomes incompetent;

      o     the borrower becomes bankrupt or insolvent;

      o the borrower becomes subject to any judgment, lien, attachment or an execution is issued against the mortgaged property;

      o     the  borrower  fails  to  obtain  and  maintain   required  property
            insurance; or

      o the borrower sells or transfers the mortgaged property or does not maintain the property.

      In addition, the borrower's right to make a draw under a HELOC may be suspended or a borrower's credit limit may be reduced, if:

      o     the borrower is in default under the HELOC;

      o     government action impairs the originator's lien priority; or

      o a regulatory agency has notified the originator that continued advances would constitute an unsafe and unsound practice.

      The billing statement details all debits and credits and specifies the minimum payment due and the available credit line. Notice of changes in the applicable loan rate are provided to the borrower with the billing statements. The monthly payment due dates for the HELOCs vary.

      Interest accrued each month with respect to each HELOC adjusts based on the index, which is the prime rate published in The Wall Street Journal for the day that the loan resets. If more than one prime rate is published, the highest rate will be used. All of the HELOCs are subject to maximum loan rates specified in the Credit Line Agreements. No HELOC is subject to a minimum loan rate or a periodic loan rate cap or floor.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      With respect to each Due Period, the servicing compensation to be paid to the servicer in respect of its servicing activities relating to the HELOCs is referred to as the "SERVICING FEE" and will be paid from Interest Collections in respect of the HELOCs. The amount of the servicing fee is equal to 0.50% per annum which is referred to as the servicing fee rate, multiplied by the sum of the outstanding principal balance of each HELOC as of the first day of each Due Period. The servicing fee will be calculated on the basis of twelve 30-day months and a 360-day year. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the servicer as additional servicing compensation.

      With respect to each payment date, the "DUE PERIOD" is the prior calendar month.

      The servicer will pay ongoing expenses associated with the trust and incurred by it in connection with its responsibilities under the sale and servicing agreement, including, without limitation, payment of the fees of the owner trustee and any custodian appointed by the trustees. In addition, the servicer will be entitled to reimbursement for expenses it incurs in connection with defaulted HELOCs and in connection with restoring mortgaged properties related to defaulted HELOCs, to the extent that recoveries are realized. The servicer's right of reimbursement is senior to the rights of holders of the securities to receive any proceeds from the liquidation of the related mortgaged property.

ASSIGNMENT OF HELOCS

      On or before the closing date, the seller will sell to the depositor and the depositor will transfer to the trust all of its right, title and interest in and to each HELOC, including its right to purchase from the seller any additional balances arising in the future, related Credit Line Agreements, mortgages and other mortgage loan documents, including all collections received on or with respect to each HELOC after the Cut-Off Date. The trust, concurrently with the transfer, will deliver the securities. Each HELOC transferred to the trust will be identified on a mortgage loan schedule delivered to the indenture trustee. The mortgage loan schedule will include information including the principal balance as of the Cut-Off Date for each HELOC, as well as information with respect to the loan rate.

      The mortgage loan documents for each HELOC, including, without limitation, the note for each HELOC, will be retained by the seller as custodian and bailee for the benefit of the noteholders and the Note Insurer. The seller will retain the mortgage loan documents either itself or through an affiliate. However, the related assignment of mortgage or deed of trust in recordable form for each HELOC will not be prepared unless the seller's long-term senior unsecured debt rating is not at least "BBB" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and "Baa2" by Moody's Investors Services ("MOODY'S" and together with S&P, the "RATING AGENCIES") (the "ASSIGNMENT PREPARATION TRIGGER"). At such time as assignments of mortgage or deed of trust are required to be prepared, the Seller will also segregate the mortgage notes from other documents relating to the Mortgage Loans. If the rating of the Seller's long-term senior unsecured debt falls below the Assignment Preparation Trigger, the Seller will deliver the mortgage notes to the indenture trustee within 90 days of such event. The balance of the mortgage loan documents (other than the assignments of mortgage or deed of trust if they have not been required to be prepared) will be required to be delivered to the indenture trustee within 90 days following an event of servicer termination ("EVENT OF SERVICER TERMINATION"). Events that could give rise to the servicer's termination are described below under "Servicing Agreement--Events of Servicing Termination" in this prospectus supplement. Within 90 days of either (a) the rating of the long-term senior unsecured debt being reduced below the Assignment Preparation Trigger or (b) an Event of Servicer Termination, the Seller will submit the assignments of mortgage or deed of trust for recording in the appropriate recording offices in the relevant jurisdictions. Such recordation will not be required if opinions of counsel satisfactory to the indenture trustee and the Note Insurer are delivered to the indenture trustee and the Note Insurer to the effect that recordation of such assignments is not required in the relevant jurisdictions to perfect the security interests of the trust, the noteholders or the Note Insurer in the HELOCs.

      If, as described above, the seller is required to deliver the mortgage notes following an Assignment Event, and the balance of the mortgage loan documents following an Event of Servicing Termination, the indenture trustee, or the custodians on behalf of the indenture trustee, will review the mortgage notes or the mortgage loan documents required to be reviewed pursuant to the sale and servicing agreement, as applicable, in each case within 60 days of the related delivery. If the indenture trustee, or the custodian on behalf of the indenture trustee, finds that any document required to be reviewed by it to be defective or missing and the defect or omission is not cured by the seller within 90 days following notification of the defect by the indenture trustee to the seller, the seller will be obligated to repurchase the HELOC as described in the following paragraph.

      The seller will make representations and warranties as to the accuracy in all material respects of information furnished to the indenture trustee and the trust with respect to each HELOC. In addition, the seller will represent and warrant, on the closing date, that, among other things: (1) at the time of transfer to the trust, the seller has transferred or assigned all of its right, title and interest in each HELOC and the related documents, free of any lien, subject to exceptions; (2) each HELOC was generated under a Credit Line Agreement that complied, at the time of origination, in all material respects with applicable state and federal laws including but not limited to applicable local, state and federal predatory and abusive lending laws; and (3) none of the HELOCs are high-cost loans as defined by applicable local, state and federal predatory and abusive lending laws. Upon discovery of a breach of any representation and warranty that materially and adversely affects the interests of the holders in a HELOC, the seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the seller will be obligated to repurchase the HELOC and to either (i) deposit the Purchase Price (as defined below) into the collection account or, (ii) direct that the defective HELOC be retransferred to it and that the transferor interest be reduced by the principal balance and accrued interest on the defective HELOC and the seller will be required to deposit the balance of the Purchase Price in the collection account. The amount of such deposit is referred to as the "TRANSFEROR DEPOSIT AMOUNT." Upon retransfer, the principal balance of the HELOC will be deducted from the pool balance. In lieu of any repurchase, the seller may substitute one or more Eligible Substitute HELOCs (as defined below). Any repurchase or substitution will be considered a payment in full of the defective HELOC. The obligation of the seller to accept a retransfer of a defective HELOC is the sole remedy regarding any defects in the HELOCs and related documents available to the owner trustee or the holders.

      With respect to any HELOC, the "PURCHASE PRICE" is equal to the principal balance of the HELOC at the time of any transfer described above plus accrued and unpaid interest to the date of repurchase together with any expenses incurred as a result of the defect and costs and damages incurred by the trust due to such HELOCs violation of applicable local, state or federal predatory or abusive lending laws.

      An "ELIGIBLE SUBSTITUTE HELOC" is a HELOC substituted by the seller for a defective HELOC which must, on the date of the substitution, satisfy the criteria specified in the sale and servicing agreement. To the extent the principal balance of an Eligible Substitute HELOC is less than the principal balance of the related defective HELOC, the seller will be required to make a deposit to the collection account equal to the difference (each, a "SUBSTITUTION ADJUSTMENT AMOUNT").

      In certain circumstances, the interest of the depositor, the trust, and the indenture trustee in the HELOCs could be impaired, and payments to you could be delayed and, if the Note Insurer fails to perform under the Policy, reduced. For instance,

      o a prior or subsequent transferee of HELOCs could have an interest in the HELOCs superior to the interest of the depositor, the trust, and the indenture trustee;

      o until the indenture trustee has possession of the mortgage notes, the indenture trustee's interest in the HELOCs may not have priority over any person or entity that acquires possession of the mortgage notes;

      o a tax, governmental, or other nonconsensual lien that attaches to the property of the seller or the depositor could have priority over the interest of the depositor, the trust, and the indenture trustee in the HELOCs;

      o the administrative expenses of a conservator or receiver for the seller could be paid from collections on the HELOCs before the depositor, the trust, or the indenture trustee receives any payments; and

      o if insolvency proceedings were commenced by or against the servicer, or if certain time periods were to pass, the depositor, the trust, and the indenture trustee may lose any perfected interest in collections held by the servicer and commingled with its other funds.

CONSERVATORSHIP OR RECEIVERSHIP

      The seller is chartered as a national banking association and is regulated and supervised by the Office of the Comptroller of the Currency, which is required to appoint the Federal Deposit Insurance Corporation (the "FDIC") as conservator or receiver for the seller if certain events occur relating to the seller's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for the seller.

      The seller will treat each transfer of HELOCs to the depositor as a sale. Arguments may be made, however, that these transfers constitute the grant of a security interest under general applicable law. Nevertheless, the FDIC has issued regulations surrendering certain rights under the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (the "FDIA"), to reclaim, recover, or recharacterize a financial institution's transfer of financial assets such as the HELOCs if (i) the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles, (ii) the financial institution received adequate consideration for the transfer at the time of the transfer, (iii) the parties intended that the transfer constitute a sale for accounting purposes and the relevant documents reflect such intentions, and (iv) the financial assets were not transferred fraudulently, in contemplation of the financial institution's insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors. The seller's transfer of the HELOCs and the purchase agreement are intended to satisfy all of these conditions.

      If one or more conditions required under the FDIC's regulations were found not to have been met, however, the FDIC could reclaim, recover, or recharacterize the seller's transfer of the HELOCs. The FDIA would limit the depositor's, the trust's, or the indenture trustee's damages in this event to its "actual direct compensatory damages" determined as of the date that the FDIC was appointed as conservator or receiver for the seller. The FDIC, moreover, could delay its decision whether to reclaim, recover, or recharacterize the seller's transfer of the HELOCs for a reasonable period following its appointment as conservator or receiver for the seller. Therefore, if the FDIC were to reclaim, recover, or recharacterize the seller's transfer of the HELOCs, payments to you could be delayed and, if the Note Insurer fails to perform under the Policy, reduced.

      Even if the conditions set forth in the regulations were satisfied and the FDIC did not reclaim, recover, or recharacterize the seller's transfer of the HELOCs, you could suffer a loss on your investment if the Note Insurer fails to perform under the Policy and (i) the purchase agreement, the sale and servicing agreement, the administration agreement, or the seller's transfer of the HELOCs, were found to violate applicable regulatory requirements, (ii) the depositor, the trust, or the indenture trustee were required to comply with the claims process established under the FDIA in order to collect payments on the HELOCs,
(iii) the FDIC were to request a stay of any action by the depositor, the trust, or the indenture trustee to enforce the purchase agreement, the sale and servicing agreement, the administration agreement, the indenture, or the notes, or (iv) the FDIC were to repudiate other parts of the purchase agreement, the sale and servicing agreement, or the administration agreement, such as any obligation to collect payments on or otherwise service the HELOCs or to provide administrative services to the depositor or the trust.

      The depositor is a wholly-owned subsidiary of First Horizon Home Loans Corporation, which is a wholly-owned subsidiary of the seller. Certain provisions of the FDIA and regulations issued by banking authorities may apply not only to the seller but to its subsidiaries as well. If the depositor were found to have violated any of these provisions or regulations, payments to you could be delayed and, if the Note Insurer fails to perform under the Policy, reduced. In addition, if the seller entered conservatorship or receivership, the FDIC could exercise control over the HELOCs or the other assets of the depositor or the trust on an interim or permanent basis. Although steps have been taken to minimize this risk, the FDIC could argue that:

      o the assets of the depositor (including the HELOCs) constitute assets of the seller available for liquidation and distribution by a conservator or receiver for the seller;

      o the depositor and its assets (including the HELOCs) should be substantively consolidated with the seller and its assets;

      o the FDIC's control over the HELOCs is necessary for the seller to reorganize or to protect the public interest; or

      o the FDIC has the power to disaffirm actions of a subsidiary of an insured depository institution.

      If these or similar arguments were made, whether successfully or not, payments to you could be delayed and, if the Note Insurer fails to perform under the Policy, reduced. Furthermore, regardless of any decision made by the FDIC or ruling made by a court, the fact that the seller has entered conservatorship or receivership could have an adverse effect on the liquidity and value of the notes.

      In addition, regardless of the terms of the purchase agreement, the sale and servicing agreement, or the indenture, and regardless of the instructions of those authorized to direct the depositor's, the trust's or the indenture trustee's actions, the FDIC as conservator or receiver for the seller may have the power (i) to prevent or require the commencement of a Rapid Amortization Event, (ii) to prevent, limit, or require the early liquidation of HELOCs and termination of the trust, or (iii) to require, prohibit, or limit the continued transfer of HELOCs. Furthermore, regardless of the terms of the sale and servicing agreement or the administration agreement, the FDIC (i) could prevent the appointment of a successor servicer or another administrator for the depositor or the trust or (ii) could authorize the seller to stop servicing the HELOCs or administering the depositor or the trust. If any of these events were to occur, payments to you could be delayed and, if the Note Insurer fails to perform under the Policy, reduced.

OPTIONAL TRANSFER OF HELOCS TO THE SELLER

      Upon notice to the Note Insurer and subject to the conditions of the sale and servicing agreement, on any payment date, the seller may, but shall not be obligated to, except upon a breach of a representation or warranty, remove from the trust a portion of the HELOCs without notice to the noteholders. Except upon a breach of a representation or warranty, the seller will randomly select the HELOCs to be removed. HELOCs to be removed will only be removed upon satisfaction of conditions specified in the sale and servicing agreement, including:

      o the seller representing and warranting that no selection procedures which are adverse to the interests of the noteholders or the Note Insurer were used by the seller in selecting the HELOCs to be removed;

      o no Rapid Amortization Event has occurred or will occur as a result of the removal; and

      o notice of removal of the HELOC is given to the Note Insurer and the rating agencies.

      Upon any such removal, the transferor interest will be reduced by an amount equal to the aggregate principal balances of the HELOCs removed.

                            DESCRIPTION OF THE NOTES

GENERAL

      The notes will be issued under an indenture dated as of [ ], 200[ ], between the trust and The Bank of New York, as indenture trustee. The following summaries describe provisions of the notes and the indenture. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement. As used in this prospectus supplement, agreement shall mean either the sale and servicing agreement or the indenture, as the context requires.

      The notes will be issued in fully registered, certificated form only. The notes will be freely transferable and exchangeable at the corporate trust office of the indenture trustee.

BOOK-ENTRY NOTES

      The notes will be in book-entry form. Persons acquiring beneficial ownership interests in the notes, or beneficial owners, will hold their notes through The Depository Trust Company, New York, New York ("DTC") in the United States, or Clearstream Banking, societe anonyme ("CLEARSTREAM") or Euroclear Bank S.A./N.V. ("EUROCLEAR") in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems.

      The book-entry notes will initially be registered in the name of Cede & Co., the nominee of DTC. Unless and until definitive notes are issued, it is anticipated that the only note owner under the indenture will be Cede & Co., as nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear. Beneficial owners will not be noteholders as that term is used in the indenture. Beneficial owners are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations, and DTC. Beneficial owners may hold their beneficial interests in minimum denominations of $25,000 and multiples of $1,000 in excess thereof.

      The beneficial owner's ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of that book-entry note will be recorded on the records of the applicable depository, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of the depository, if the beneficial owner's financial intermediary is not a participant of DTC, and the records of Clearstream or Euroclear, as appropriate.

      Payments on the notes and transfers of the securities take place through book-entry notations. The indenture trustee makes payments to the holding depository, which in turn makes payments to its participants. The participants will then, in turn, credit the payments to the accounts of beneficial owners either directly or through indirect participants. Consequently, beneficial owners of the book-entry notes may experience delay in their receipt of payments. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

      Transfers of the notes are made similarly through book-entry notations. Each beneficial owner instructs its financial intermediary of the transaction, and the information is eventually passed on to the holding depository. Each financial intermediary and the depository will note the transaction on its records and either debit or credit the account of the selling and purchasing beneficial owners. Payments and transfers between DTC participants, Clearstream participants and Euroclear participants will occur in accordance with the rules and operating procedures of each depository. For information on transfers between depositories, see "Annex I--Global Clearance, Settlement and Tax Documentation Procedures" at the end of this prospectus supplement.

      DTC has advised the depositor as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposit securities through electronic computerized book-entry changes in DTC participants' accounts, which eliminates the need for physical movements of securities. DTC participants include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and similar organizations. Certain of such participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

      Clearstream was incorporated as a limited liability company under Luxembourg law. Clearstream is owned by Cedel International, societe anonyme and Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream holds securities for its participants, or participating organizations, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, eliminating the need for physical movement of notes. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing and collateral management. Clearstream interfaces with domestic markets in several countries. As a registered bank, Clearstream is regulated by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream has established an electronic bridge with the Euroclear Operator to facilitate settlement of trades between Clearstream and Euroclear. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters for the book-entry notes. Clearstream is an indirect participant in DTC.

      Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and the risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in many currencies, including U.S. dollars. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. Euroclear is operated by Euroclear Bank S.A./N.V., under contract with Euroclear Clearance System plc, a UK corporation ("EUROCLEAR CLEARANCE SYSTEM"). All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Euroclear Clearance System. The Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriter specified in this prospectus supplement. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

      The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear Operator.

      The terms and conditions governing use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

      o     transfers of securities and cash within Euroclear,

      o     withdrawal of securities and cash from Euroclear; and

      o     receipts of payments with respect to securities in Euroclear.

      All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

      Distributions with respect to book-entry notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear Operator and by Euroclear.

      Distributions with respect to the book-entry notes held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

      Title to book-entry notes will pass by book-entry registration of the transfer within the records of Euroclear, Clearstream or DTC, as the case may be, in accordance with their respective procedures. Book-entry notes may be transferred within Euroclear and within Clearstream and between Euroclear and Clearstream in accordance with procedures established for these purposes by Euroclear and Clearstream, Luxembourg. Book-entry notes may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry notes between Euroclear and Clearstream and DTC may be effected in accordance with procedures established for this purpose by Euroclear, Clearstream and DTC.

      Initial settlement for the book-entry notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Euroclear participants and/or Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

      Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its respective depositary in the United States. However, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving book-entry notes to or from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective depositaries in the United States.

      Because of time-zone differences, credits of book-entry notes received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following DTC settlement date. These credits or any transactions in book-entry notes settled during such processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of book-entry notes by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

      Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See "Appendix I" to this prospectus supplement.

      For a discussion of the federal income tax consequences for non-United States persons, see "Appendix I" to this prospectus supplement.

      Monthly and annual  reports  with respect to the trust will be provided to
Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry notes of the beneficial owners are credited.

      DTC has advised the indenture trustee that, unless and until definitive notes are issued, DTC will take any action permitted to be taken by the holders of the book-entry notes under the indenture only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry notes are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include those book-entry notes. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect actions on its behalf through DTC. DTC may take actions, at the direction of its participants, with respect to some notes which conflict with actions taken with respect to other notes.

      Definitive notes will be issued to beneficial owners of the book-entry notes, or their nominees, rather than to DTC, only if: (a) DTC or the issuer advises the indenture trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the issuer or the indenture trustee is unable to locate a qualified successor or (b) after the occurrence of an event of default under the indenture, beneficial owners having percentage interests aggregating not less than 51% of the principal balance of the book-entry securities advise the indenture trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of beneficial owners.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of definitive securities. Upon surrender by DTC of the global note or notes representing the book-entry notes and instructions for re-registration, the issuer will issue and the indenture trustee will authenticate definitive notes, and the indenture trustee will recognize the holders of the definitive notes as holders under the indenture.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time.

PAYMENTS

      On each payment date, collections on the HELOCs received during the preceding Due Period and allocable to the noteholders will be applied as follows:

A.    From Investor Interest Collections, reduced by the Indenture Trustee Fee:

      (1)   to the Note Insurer, the premium due for the Policy;

      (2) to the noteholders, accrued interest and any overdue accrued interest, in each case accrued at a rate that is not higher than the Maximum Rate (as defined in "--Interest" below) on the notes;

      (3) to the noteholders, as a payment of principal, Investor Charge-Off Amounts incurred during the preceding calendar month and the Investor Charge-Off Amounts incurred during previous periods that were not subsequently funded by Investor Interest Collections, overcollateralization or draws under the Policy;

      (4) to the Note Insurer, as reimbursement for prior draws made under the Policy;

      (5) to the noteholders, as a payment of principal, the amount necessary to build the overcollateralization to the Specified O/C amount;

      (6) to the Note Insurer, any other amounts owed to the Note Insurer pursuant to the Insurance Agreement;

      (7) to the noteholders, any carryover interest amounts from prior periods when the rate at which interest on the notes was calculated at the Maximum Rate, with interest accrued thereon at the note rate computed without regard to the Maximum Rate (such carryover interest amounts are referred to as "LIBOR CARRYOVER INTEREST SHORTFALLS"); and

      (8)   to the owner of the transferor interest, any remaining amounts.

B.    Principal Collections:

      (1) to the noteholders, the lesser of the outstanding principal balance of the notes and the Investor Principal Distribution Amount;

      (2) to the Note Insurer, as reimbursement for prior draws under the Policy and any other amounts owed to the Note Insurer pursuant to the Insurance Agreement, to the extent not reimbursed pursuant to A.(4) or A.(6) above; and

      (3)   to the owner of the transferor interest, any remaining amounts.

CERTAIN DEFINITIONS

      The "CHARGE-OFF AMOUNT" for any Charged-Off HELOC is the amount of the principal balance that has been written down.

      A "CHARGED-OFF HELOC" is (i) a mortgage loan with a balance that has been written down on the servicer's servicing system in accordance with its policies and procedures and (ii) any mortgage loan that is more than 180 days past due.

      The "CLOSING DATE" is [ ], 200[ ].

      The "EXCESS O/C AMOUNT" for a payment date is the amount by which the amount of overcollateralization, assuming the full Investor Principal Distribution Amount was paid on the notes for such payment date, exceeds the Specified O/C Amount; provided, however, that following the occurrence of a Rapid Amortization Event the Excess O/C Amount shall be zero.

      The "FLOATING ALLOCATION PERCENTAGE" for any payment date is the percentage equivalent of a fraction with a numerator of the Invested Amount for the previous payment date (in the case of the first payment date, the Invested Amount as of the Closing Date) and a denominator of the Pool Balance at the end of the related Due Period (in the case of the first payment date, the Pool Balance as of the Cut-Off Date).

      For each payment date the "INTEREST COLLECTIONS" are amounts collected during the related Due Period on the HELOCs and allocated to interest in accordance with the terms of the related Credit Line Agreements, together with the interest portion of any Purchase Price, Substitution Adjustment Amount and Transferor Deposit Amount paid during the related Due Period and any Net Recoveries on HELOCs that were previously Charged-Off HELOCs.

      The "INDENTURE TRUSTEE FEE" for any payment date while The Bank of New York is the indenture trustee, will be an amount agreed upon between The Bank of New York and FTBNA.

      The "INTEREST PERIOD" with respect to each payment date and the notes other than the first payment date, the period from the payment date in the month preceding the month of such payment date through the day before such payment date; and with respect to the first payment date, the period from the Closing Date through [ ], 200[ ].

      The "INVESTED AMOUNT" for any payment date is the Invested Amount on the Closing Date reduced by (i) the aggregate amount of Investor Principal Distribution Amounts (before taking into account O/C Reduction Amounts) up to and including the related payment date and (ii) the aggregate of Investor Charge-Off Amounts up to and including such payment date. The Invested Amount on the Closing Date will be $[ ].

      The "INVESTOR CHARGE-OFF AMOUNT" for any payment date is the Floating Allocation Percentage of Charge-Off Amounts incurred during the related Due Period.

      The "INVESTOR INTEREST COLLECTIONS" for any payment date is the Floating Allocation Percentage of Net Interest Collections for the related Due Period.

      The "INVESTOR PRINCIPAL DISTRIBUTION AMOUNT" on every payment date from the first payment date through the payment date in [ ] 200[ ], unless a Rapid Amortization Event has occurred is equal to the excess, if any, of all Principal Collections received during the related Due Period over the amount of all additional balances drawn under the mortgage loans during the related Due Period; and on every payment date after the payment date in [ ] 200[ ] or if a Rapid Amortization Event has previously occurred, is equal to all Principal Collections received during the related Due Period. In each case such amount will be reduced by the O/C Reduction Amount.

      "NET INTEREST COLLECTIONS" is an amount equal to the Interest Collections minus the Servicing Fee.

      "NET RECOVERIES" with respect to a HELOC are equal to the aggregate of all amounts received upon liquidation of the HELOC, including, without limitation, insurance proceeds, reduced by related expenses.

      The "O/C REDUCTION AMOUNT" for a payment date is the lesser of the Excess O/C Amount for such payment date and the Investor Principal Distribution Amount for such payment date (before taking into account the O/C Reduction Amount).

      The "PAYMENT DATE" in each month will be the 25th day of the month or, if that day is not a business day, the next business day.

      The "POOL BALANCE" for any payment date is the aggregate of the Principal Balances of the HELOCs at the end of the related Due Period.

      For each payment date the "PRINCIPAL COLLECTIONS" are amounts collected during the related Due Period on the HELOCs and allocated to principal in accordance with the terms of the related credit line agreement together with the principal portion of any Purchase Price, Transferor Deposit Amount or any Substitution Adjustment Amounts paid during the preceding Due Period.

      The "SPECIFIED O/C AMOUNT" is the amount set forth in the sale and servicing agreement.

INTEREST

      Note Rate. Interest will accrue on the unpaid principal balance of the notes during the related Interest Period at the lesser of (i) a floating rate equal to LIBOR plus [ ]% and (ii) the Maximum Rate. Interest will be calculated on the basis of the actual number of days in each Interest Period and a 360-day year. The rate at which interest accrues on the notes is referred to as the "NOTE RATE". A failure to pay interest on any notes on a payment date and that continues for five days constitutes an event of default under the indenture.

      The "MAXIMUM RATE" for any payment date is equal to the product of (i) the average of the mortgage loan rates, minus the servicing fee rate, the rate at which the indenture trustee's fees are calculated, the rate at which the premium on the Policy is calculated and 25 basis points, for each mortgage loan, weighted on the basis of the related Principal Balance of each HELOC on the first day of the related Due Period and converted to a rate based on actual days/360, multiplied by (ii) a fraction the numerator of which is the Invested Amount for the previous payment date and the denominator of which is the principal balance of the notes after taking into account all payments of principal on such previous payment date.

      The "PRINCIPAL BALANCE" of a HELOC on any day is equal to the Cut-Off Date principal balance of the HELOC, plus (i) any additional balances transferred to the trust in respect of the HELOC, minus (ii) all collections credited against the principal balance of the HELOC in accordance with the related credit line agreement prior to that day, and minus (iii) all prior related Charge-Off Amounts.

      With respect to each LIBOR Determination Date, "LIBOR" is the rate for deposits in United States dollars for a period of one month which appears on Telerate Page 3750 as of 11:00 a.m., London time on that date. If the rate does not appear on Telerate Page 3750, the rate for the LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks at approximately 11:00 a.m., London time, on that date to prime banks in the London interbank market for a period of one month. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by the reference banks, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period of one month.

      A "DETERMINATION DATE" is, with respect to any payment date, the third business day preceding such payment date.

      A "LIBOR BUSINESS DAY" is any day other than (i) a Saturday or a Sunday and (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

      A "LIBOR DETERMINATION DATE" is, with respect to any Interest Period, the second LIBOR Business Day preceding the first day of such period.

THE POLICY

      The following information has been supplied by the Note Insurer for inclusion in this prospectus supplement. Capitalized terms used in this section "The Policy" not otherwise defined in this prospectus supplement shall have the following meanings:

            "Deficiency Amount" means, with respect to any payment date, the sum of (i) the excess, if any, of (a) the accrued interest on the notes, excluding any current interest shortfalls resulting from the application of the Servicemembers Civil Relief and LIBOR Carryover Interest Shortfalls for such payment date, at the note rate over (b) the amount available for interest distributions on the notes on such payment date, including, without limitation, from amounts on deposit in the distribution account and (ii) the Guaranteed Principal Amount.

            "Final Payment Date" means [____________________], 200[ ].

            "Guaranteed Principal Amount" means (i) with respect to any payment date other than the Final Payment Date, the excess, if any, of (a) the note principal balance as of such payment date, after taking into account all amounts available from sources other than the Policy to reduce the note principal balance, over (b) the Invested Amount for such payment date or (ii) with respect to the Final Payment Date, the note principal balance as of the Final Payment Date, after giving effect to all other distributions of principal on the notes on the Final Payment Date.

            "Insured Payment" means (i) as of any payment date, any Deficiency Amount and (ii) any Preference Amount.

            "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of an exhibit to the Policy, the original of which is subsequently delivered by registered or certified mail, from the indenture trustee specifying the Insured Payment which shall be due and owing on the applicable payment date.

            "Owner" means each noteholder who, on the applicable payment date, is entitled under the terms of the notes to payment thereunder.

            "Preference Amount" means any amount previously distributed to an Owner on the notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

      The Note Insurer, in consideration of the payment of a premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to the Insured Payment will be received from the Note Insurer by the indenture trustee or its successors, as indenture trustee for the noteholders, on behalf of the noteholders, for distribution by the paying agent, to each Owner of that Owner's proportionate share of the Insured Payment.

      The Note Insurer's obligations under the Policy, with respect to a particular Insured Payment, will be discharged to the extent funds equal to the applicable Insured Payment are received by the indenture trustee, whether or not those funds are properly applied by the indenture trustee. Insured Payments will be paid only at the time set forth in the Policy, and no accelerated Insured Payments will be paid regardless of any acceleration of the notes, unless the acceleration is at the sole option of the Note Insurer.

      Notwithstanding the foregoing paragraph, the Policy will not cover shortfalls, if any, attributable to the liability of the issuer or the trust fund or the indenture trustee for withholding taxes, if any, including interest and penalties in respect of any liability for withholding taxes, current interest shortfalls resulting from the application of the Servicemembers Civil Relief or LIBOR Carryover Interest Shortfalls.

      The Note Insurer will pay any Insured Payment that is a Preference Amount on the business day following receipt on a business day by the Note Insurer's fiscal agent of the following:

      o a certified copy of the order requiring the return of a preference payment;

      o an opinion of counsel satisfactory to the Note Insurer that the order is final and not subject to appeal;

      o an assignment in a form that is reasonably satisfactory to the Note Insurer, irrevocably assigning to the Note Insurer all rights and claims of the noteholder relating to or arising under the notes against the debtor which made the preference payment or otherwise with respect to the preference payment; and

      o appropriate instruments to effect the appointment of the Note Insurer as agent for the noteholder in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to the Note Insurer;

provided that if these documents are received after 12:00 p.m., New York time, on that business day, they will be deemed to be received on the following business day. Payments by the Note Insurer will be disbursed to the receiver or the trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the noteholder and not to any noteholder directly unless the noteholder has returned principal or interest paid on the notes to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to the indenture trustee for distribution to the noteholder upon delivery of proof of such payment reasonably satisfactory to the Note Insurer.

      The Note Insurer will pay any other amount payable under the Policy no later than 12:00 p.m., New York time, on the later of the payment date on which the related Deficiency Amount is due or the second business day following receipt in New York, New York on a business day by U.S. Bank Trust National Association, as fiscal agent for the Note Insurer or any successor fiscal agent appointed by the Note Insurer, of a notice from the indenture trustee specifying the Insured Payment which is due and owing on the applicable payment date, provided that if the notice is received after 12:00 p.m., New York time, on that business day, it will be deemed to be received on the following business day. If any notice received by the Note Insurer's fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it will be deemed not to have been received by the Note Insurer's fiscal agent for the purposes of this paragraph, and the Note Insurer or the fiscal agent, as the case may be, will promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

      Insured Payments due under the Policy, unless otherwise stated in the Policy, will be disbursed by the Note Insurer's fiscal agent to the indenture trustee, on behalf of the noteholders, by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the indenture trustee for the payment of the Insured Payment and legally available therefor.

      The fiscal agent is the agent of the Note Insurer only and the fiscal agent will in no event be liable to noteholders for any acts of the fiscal agent or any failure of the Note Insurer to deposit or cause to be deposited sufficient funds to make payments due under the Policy.

      Subject to the terms of the indenture, the Note Insurer will be subrogated to the rights of each noteholder to receive payments under the notes to the extent of any payment by the Note Insurer under the Policy.

      Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the meanings set forth in the indenture as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the indenture unless the amendment or modification has been approved in writing by the Note Insurer.

      The Policy is not cancelable. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the notes.

      The Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

      THE   INSURANCE   PROVIDED   BY  THE   POLICY  IS  NOT   COVERED   BY  THE
PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

      No defenses, set-offs and counterclaims of any kind available to the Note Insurer so as to deny payment of any amount due in respect of the Policy will be valid. The Note Insurer will waive and agree not to assert any and all such defenses, set-offs and counterclaims so as to deny payment of any amount due in respect of the Policy, including, without limitation, any such rights acquired by subrogation, assignment or otherwise.

RAPID AMORTIZATION EVENTS

      A "RAPID AMORTIZATION EVENT" is any of the following events:

      (a) Net Interest Collections or Principal Collections for any payment date are not enough to make any payment of principal or interest in each case that is due on the notes, and such failure continues for a period of five business days;

      (b) the occurrence of certain events of insolvency with respect to the trust or the depositor;

      (c) the occurrence of a draw under the Policy which remains unreimbursed for a period of 90 days;

      (d)   the occurrence of an Event of Servicer Termination;

      (e) the trust becomes subject to regulation by the Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended; and

      (f) for any calendar month, cumulative losses with respect to the HELOCs as a percentage of the aggregate Principal Balance of the HELOCs, as of the Cut-Off Date, exceeds the cumulative loss percentage specified in the table below:


        -----------------------------------------------------------------------
                              CUMULATIVE LOSS PERCENTAGE
        ------------------------------------- ---------------------------------
                       MONTHS                         CUMULATIVE LOSS
        ------------------------------------- ---------------------------------
        0 - 24.........................                     [ ]%
        ------------------------------------- ---------------------------------
        25 - 36........................                     [ ]%
        ------------------------------------- ---------------------------------
        37 - 48........................                     [ ]%
        ------------------------------------- ---------------------------------
        49 - 60........................                     [ ]%
        ------------------------------------- ---------------------------------
        61+............................                     [ ]%
        ------------------------------------- ---------------------------------


      If any event described in clause (a) or (d) occurs, a Rapid Amortization Event will occur only if, after the applicable grace period, either the indenture trustee, the Note Insurer, or the noteholders holding notes evidencing more than 51% of the aggregate principal amount of the notes, by written notice to the holder of the transferor interest, the depositor and the servicer (and to the indenture trustee, if given by the Note Insurer, or the noteholders) declare that a Rapid Amortization Event has occurred. If any event described in clauses
(b), (c), (e) or (f) occurs, a Rapid Amortization Event will occur without any notice or other action on the part of the indenture trustee, the Note Insurer or the noteholders immediately on the occurrence of such event.

      Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the servicer or depositor and no Rapid Amortization Event exists other than the conservatorship, receivership or insolvency of the depositor, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of a Rapid Amortization Event.

TERMINATION OF TRUST

      The trust will terminate on the payment date following the later of (a) payment in full of all amounts owing to the Note Insurer, unless the Note Insurer shall otherwise consent, and (b) the earliest of (i) the payment date occurring in [ ] 20[ ], (ii) the final payment or other liquidation of the last HELOC in the trust and (iii) the servicer's exercise of its right to purchase the HELOCs as described below under "Optional Termination".

OPTIONAL TERMINATION

      The HELOCs will be subject to optional repurchase by the servicer on any payment date on or after the date on which the outstanding principal balance of the notes (after principal payments on such payment date ) is reduced to an amount less than or equal to 10% of the outstanding principal balance of the notes on the Closing Date. The optional repurchase price will be equal to the lesser of (i) the fair market value of the HELOCs and (ii) the unpaid principal balance of the HELOCs plus accrued and unpaid interest on such balance. The Servicer will only exercise this option if the optional purchase price is at least enough to pay the outstanding principal balance of the notes, accrued and unpaid interest on such balance, any LIBOR Interest Carryover Amounts that remain unpaid and all amounts due and owing to the Note Insurer.

REPORTS TO SECURITYHOLDERS

      The indenture trustee will prepare and will make available to the Note Insurer and each noteholder on each payment date, a statement setting forth for the notes, among other things:

                  (i) The Note Principal  Balance after all distributions on the previous payment date and on the related payment date, the Pool Balance at the beginning of the related Due Period, the original principal balance of the notes and the Pool Balance of the mortgage loans on the Cut-Off Date;

                  (ii)  The  aggregate   amount  of  Interest   Collections  and
            Principal Collections;

                  (iii) The  amount of  Investor  Interest  Collections  and the
            Investor Principal Distribution Amount;

                  (iv) The note rate on the notes for such payment date;

                  (v) The number of days in the related Interest Period;

                  (vi) The  aggregate  amount of  additional  balances that were conveyed to the trust during the related Due Period;

                  (vii) The aggregate  Principal  Balance and  aggregate  credit limit of HELOCs modified pursuant to the sale and servicing agreement, and the weighted average of the loan rates and the weighted average of the margins, in each case after giving effect to the modifications;

                  (viii) The aggregate  amount required to be paid by the seller in respect of repurchases and substitutions of HELOCs;

                  (ix) The  amount to be paid on the notes as  interest  for the related payment date and the amount to be paid on the notes as principal for the related payment date;

                  (x) The amount,  if any, of the  outstanding  LIBOR  Carryover
            Interest Shortfall after giving effect to the payments on the related payment date;

                  (xi) The amount of the draws under the  Policy,  if any, to be made on the related payment date, separately stating the amounts to be paid in respect of the Guaranteed Principal Payment Amount and the amount of interest due on the notes for such payment date;

                  (xii) The  amount of any LIBOR  Carryover  Interest  Shortfall paid on such payment date and remaining LIBOR Carryover Interest Shortfalls;

                  (xiii) The amount to be paid to the owner of the transferor interest in respect of the related payment date;

                  (xiv) The weighted  average of the loan rates and the weighted average of the maximum loan rates for all of the HELOCs, weighted on the basis of the Principal Balances of all of the HELOCs at the end of the related Due Period;

                  (xv) The  weighted  average  of the  margins  for each  HELOC, weighted on the basis of the Principal Balance of the HELOC at the end of the related Due Period;

                  (xvi) The amount to be paid to the Note  Insurer  pursuant  to the Insurance Agreement;

                  (xvii) The amount of the premium to be paid to the Note Insurer pursuant to the Insurance Agreement;

                  (xviii) The Invested Amount (after all  distributions  on that payment date), the amount of overcollateralization (after all distributions on that payment date), the O/C Reduction Amount, the Excess O/C Amount and the Specified O/C Amount for the payment date;

                  (xix) The amount of Interest Collections to be paid as principal to the noteholders on such payment date;

                  (xx) The number of HELOCs  outstanding at the beginning and at the end of the related Due Period;

                  (xxi)  The  Pool  Balance  as of the  end of the  related  Due
            Period;

                  (xxii) The number and aggregate  principal balances of HELOCs:
            (A) that are 30-59  days,  60-89  days and 90 or more days past due,
            (B) secured by mortgaged properties that have been the subject of foreclosure but have not yet been liquidated as of the end of the preceding Due Period, (C) that are in foreclosure and (D) with related borrowers that are the subject of any bankruptcy or insolvency proceeding;

                  (xxiii)  The Net  Recoveries  received  during the related Due
            Period;

                  (xxiv) The cumulative Investor Charge-Off Amount and the Investor Charge-Off Amount incurred during the related Due Period;

                  (xxv) The number  and  aggregate  principal  balance of HELOCs that have exercised their fixed rate conversion option; and

                  (xxvi) Whether a Rapid Amortization Event has occurred and, if so, specifying the Rapid Amortization Events.

      In the case of the aggregate amount of Principal Collections received during the related Due Period, the amount paid on the notes as interest for the related payment date, the amount paid on the notes as principal for the related payment date and the Note Principal Balance after all distributions on the payment date, such amounts shall also be expressed as a dollar amount per security with a $1,000 denomination.

                             THE SERVICING AGREEMENT

      The servicer shall establish and maintain on behalf of the trust a collection account for the benefit of the noteholders and the Note Insurer. The collection account will be an Eligible Account (as defined below). Subject to the investment provision described in the following paragraphs, within two business days of receipt by the servicer of amounts in respect of the HELOCs, excluding amounts representing annual fees, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a mortgaged property or similar items, the servicer will deposit the amounts in the collection account. Amounts so deposited may be invested in Eligible Investments, as described in the sale and servicing agreement, maturing no later than two business days prior to the date on which the amount on deposit in the collection account is required to be deposited in the distribution account or on the payment date if approved by the rating agencies.

      Notwithstanding the timing of deposits to the collection account described above, the servicer will maintain possession of the collections on the HELOCs as part of its general funds until the business day prior to the related payment date. The servicer will be permitted to do this so long (i) as the rating of its short-term debt obligations are at least "A-1" by S&P and "P-l" by Moody's and
(ii) no Event of Servicing Termination has occurred which has not been cured. During this period the servicer will record on a loan payment record all amounts received in respect of the mortgage loans during each due period. During any period that the servicer is permitted to maintain possession of the collections as described in this paragraph, the servicer will, not later than the third business day prior to each payment date, notify the owner trustee and the indenture trustee of the amount of collections to be included in Interest Collections and Principal Collections for the related payment date.

      The indenture trustee will establish one or more distribution accounts into which amounts will be deposited from amounts withdrawn from the collection account for distribution to noteholders on a payment date. The distribution account will be an Eligible Account. Amounts on deposit in the distribution account will be invested in Eligible Investments maturing on or before the related payment date.

      An "ELIGIBLE ACCOUNT" is an account that is maintained at an institution that is:

      (1) a depository institution (which may be the indenture trustee) organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank) which at all times (a) has a short-term unsecured debt rating of "P-1" by Moody's, (b) has a short-term unsecured debt rating of "A-l" by Standard & Poor's and (c) has its accounts fully insured by the Federal Deposit Insurance Corporation or maintains trust accounts in a fiduciary capacity, or (2) any other institution that is acceptable to each rating agency. If so qualified, the indenture trustee or the servicer may be considered such an institution for the purpose of this definition.

      "ELIGIBLE INVESTMENTS" are specified in the sale and servicing agreement and are limited to investments which meet the criteria of the rating agencies from time to time as being consistent with their then current ratings of the securities.

MODIFICATIONS TO HELOCS

      Subject to applicable law, and subject to satisfaction of the conditions in the sale and servicing agreement, the servicer may change the terms of a HELOC at any time, including, among other things, increasing the credit limit of a HELOC or reducing the margin of a HELOC.

CONSENT TO SENIOR LIENS

      The servicer, acting as agent for the trust, may permit the placement of a subsequent senior mortgage on any mortgaged property; provided, however, that, either (i) the resulting combined loan-to-value ratio is not greater than the combined loan-to-value ratio at the time the HELOC was originated, or (ii) certain other limitations relating to the aggregate number of affected HELOCs, increases in margins and combined loan-to-value ratios are complied with.

      The sale and servicing agreement limits the aggregate principal balance of mortgage loans with respect to which the servicer is permitted to consent to the placing of a senior lien.

HAZARD INSURANCE

      The sale and servicing agreement provides that the servicer will maintain hazard insurance on the mortgaged properties relating to the HELOCs. While the terms of the related Credit Line Agreements typically require borrowers to maintain hazard insurance, the servicer will not monitor the maintenance of hazard insurance.

      The sale and servicing agreement requires the servicer to maintain for any mortgaged property relating to a HELOC acquired upon foreclosure of a HELOC, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of (1) the maximum insurable value of the mortgaged property and (2) the outstanding balance of the HELOC plus the outstanding balance on any mortgage loan senior to the HELOC at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith. The sale and servicing agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the mortgaged properties. The servicer will initially satisfy these requirements by maintaining a blanket policy. As set forth above, all amounts collected by the servicer, net of any reimbursements to the servicer, under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property, will ultimately be deposited in the collection account.

      The standard form of fire and extended coverage policy typically covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the HELOCs will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by state laws and most of the policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases vandalism. The foregoing list is merely indicative of kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the mortgaged properties.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      The servicer will foreclose upon or otherwise comparably convert to ownership mortgaged properties securing the HELOCs that come into default when in accordance with applicable servicing procedures under the sale and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with foreclosure or other conversion, the servicer will follow practices as it deems necessary or advisable and as are in keeping with its general servicing activities, provided the servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, foreclosure, correction or restoration will increase net liquidation proceeds. The servicer will be reimbursed out of liquidation proceeds for advances of its own funds as liquidation expenses before any net liquidation proceeds are distributed to the securityholders.

EVIDENCE AS TO COMPLIANCE

      The sale and servicing agreement provides for delivery on or before March 15 of each year, beginning on [ ], 200[ ], to the indenture trustee and the Note Insurer of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the sale and servicing agreement throughout the preceding fiscal year, except as specified in such statement.

      On or before March 15 of each year, beginning[ ], 200[ ], the servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the servicer) to the indenture trustee pursuant to the sale and servicing agreement.

EVENTS OF SERVICING TERMINATION

      "Events of Servicing Termination" will consist of, among other events, the following:

                  (i) any failure by the  servicer to deposit in the  collection account or distribution account any deposit required to be made under the sale and servicing agreement, which failure continues unremedied for two business days after the giving of written notice of such failure to the servicer by the indenture trustee, or to the servicer and the indenture trustee by the Note Insurer or the holders of 25% of the note principal balance;

                  (ii) the failure by the servicer to make any required servicing advance, which failure continues unremedied for a period of 10 days or any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the sale and servicing agreement that materially and adversely affects the interest of the noteholders or the Note Insurer and continued unremedied for 30 days after the giving of written notice of such failure to the servicer by the indenture trustee, or to the servicer and the indenture trustee by the Note Insurer or the holders of 25% of the principal balance;

                  (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the servicer and certain actions by the servicer indicating insolvency, reorganization or inability to pay its obligations;

                  (iv) the  servicer is not rated at least  investment  grade by either S&P or Moody's; or

                  (v) the  occurrence  of a draw under the Policy which  remains unreimbursed for a period of 90 days.

      Under the above circumstances, the indenture trustee with the consent of the Note Insurer or the Note Insurer or the noteholders representing not less than 51% of the note principal balance (with the consent of the Note Insurer, so long as no insurer default exists), may deliver written notice to the servicer terminating all the rights and obligations of the servicer under the sale and servicing agreement.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

      Upon the termination of the servicer all of the rights and obligations of the servicer under the sale and servicing agreement and in and to the HELOCs will be terminated and the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement (including, without limitation, acting as custodian for the mortgage loan files) and will be entitled to the compensation arrangements and reimbursements provided in the sale and servicing agreement. In the event that the indenture trustee is unwilling or unable to act as servicer, it may with the consent of the Note Insurer, and will, at the direction of the Note Insurer appoint, or petition a court of competent jurisdiction for the appointment of, an established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of at least $50,000,000 and acceptable to the Note Insurer to act as successor to the servicer under the servicing agreement; provided such appointment does not result in the qualification, reduction or withdrawal of the rating on the notes without regard to the Policy. Pending such appointment the indenture trustee will be obligated to act in such capacity and to appoint a successor servicer unless prohibited by law. Such successor will be entitled to receive the compensation and reimbursements provided in the sale and servicing agreement (or such other compensation as the trust and such successor may agree). A receiver or conservator for the servicer may be empowered to prevent the termination and replacement of the servicer where the only Event of Servicing Termination that has occurred is described in clause (iii) under "Events of Servicing Termination."

AMENDMENT

      The sale and servicing agreement may be amended from time to time by the servicer, the trust and the indenture trustee, with the consent of the Note
Insurer, provided that the rating agencies confirm in writing that such amendment will not result in a downgrading or a withdrawal of the rating then assigned to the notes (without regard to the Policy).

MATTERS REGARDING THE SERVICER

      Neither the servicer nor any director, officer or employee of the servicer will be under any liability to the trust or the related noteholders for any action taken or for refraining from the taking of any action in good faith under the sale and servicing agreement or for errors in judgment; provided, however, that neither the servicer nor any director, officer or employee of the depositor, will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of its obligations and duties under the sale and servicing agreement.

                                  THE INDENTURE

      The following summary describes all of the material terms of the indenture.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

      With respect to the notes, events of default under the indenture will consist of (each, an "EVENT OF DEFAULT"):

      o a default for five days or more in the payment of any interest on any note;

      o a default in the payment of the unpaid principal balance of the notes on the maturity date for the notes;

      o a default in the observance or performance of any covenant or agreement of the trust made in the indenture or the sale and servicing agreement and the continuation of the default for a period of 30 days after notice of the default is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 51% in principal amount of the notes then outstanding;

      o any representation or warranty made by the trust in the indenture, the sale and servicing agreement or in any certificate delivered under the indenture having been incorrect in a material respect as of the time made, and the breach not having been cured within 30 days after notice of the breach is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 51% in principal amount of notes then outstanding; or

      o events of bankruptcy, insolvency, receivership or liquidation of the trust.

      The amount of principal required to be paid to noteholders under the indenture will usually be limited to amounts on deposit in the distribution account that are available to be paid as principal in accordance with the provisions of the sale and servicing agreement described above under "Description of the Notes--Payments." Therefore, the failure to pay principal on the notes typically will not result in the occurrence of an event of default until the maturity date for the notes. If there is an event of default with respect to a note due to late payment or nonpayment of interest due on a note, additional interest will accrue on the unpaid interest at the interest rate on the note, to the extent lawful until the interest is paid. The additional interest on unpaid interest shall be due at the time the interest is paid. If there is an event of default due to late payment or nonpayment of principal on a note, interest will continue to accrue on the principal at the interest rate on the note until the principal is paid. If an event of default should occur and be continuing with respect to the notes, the Note Insurer, the indenture trustee with the written consent of the Note Insurer or holders of a majority in principal amount of notes then outstanding with the written consent of the Note Insurer may declare the principal of the notes to be immediately due and payable. The declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the notes then outstanding. If the notes are due and payable following an event of default, the indenture trustee may institute proceedings to collect amounts due or foreclose on trust property or exercise remedies as a secured party. If an event of default occurs and is continuing with respect to the notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and limitations contained in the indenture, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of the notes then outstanding may, in some cases, waive any default with respect to the default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

      No holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

      o the holder previously has given the indenture trustee written notice of a continuing event of default;

      o the holders of not less than 25% in principal amount of the outstanding notes have made written request to the indenture trustee to institute the proceeding in its own name as indenture trustee;

      o the holder or holders have offered the indenture trustee reasonable indemnity;

      o the indenture trustee has for 60 days failed to institute the proceeding; and

      o no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the notes.

      In addition, the indenture trustee and the noteholders, by accepting the notes, will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

      With respect to the trust, neither the indenture trustee nor the owner trustee in its individual capacity, nor any owner of the transferor interest nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

COVENANTS

      The indenture will provide that the trust may not consolidate with or merge into any other entity, unless:

      o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

      o the entity expressly assumes the trust's obligation to make due and punctual payments upon the notes and the performance or observance of any agreement and covenant of the trust under the indenture;

      o     no  event  of  default   shall  have   occurred  and  be  continuing
            immediately after the merger or consolidation;

      o the trust has been advised that the ratings of the securities then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation; and

      o the Note Insurer shall have consented to such action and the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any noteholder.

      The trust will not, among other things:

      o except as expressly permitted by the indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

      o claim any credit on or make any deduction from the principal and interest payable in respect of the notes, other than amounts withheld under the Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the trust;

      o     dissolve or liquidate in whole or in part;

      o permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture;

      o permit any lien, charge excise, claim, security interest, mortgage or other encumbrance to be created on or extended to or otherwise arise upon or burden the assets of the trust or any part of the assets of the trust, or any interest in the assets of the trust or the proceeds of the assets of the trust;

      o engage in any activity other than as specified under "The Trust" in this prospectus supplement; or

      o incur, assume or guarantee any indebtedness other than indebtedness incurred under the notes and the indenture.

ANNUAL COMPLIANCE STATEMENT

      The trust will be required to file annually with the indenture trustee a written statement as to the fulfillment of the trust's obligations under the indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

      The indenture trustee will be required to mail each year to all noteholders and the Note Insurer a report relating to any change in its eligibility and qualification to continue as indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of any indebtedness owing by the trust to the indenture trustee in its individual capacity, any change in the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the notes and that has not been previously reported, but if none of those changes have occurred, then no report shall be required.

SATISFACTION AND DISCHARGE OF INDENTURE

      The indenture will be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

MODIFICATION OF INDENTURE

      With the consent of the Note Insurer, the rating agencies and the holders of a majority of the outstanding notes, the trust and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify, except as provided below, in any manner the rights of the noteholders. Without the consent of the holder of each outstanding note affected, however, no supplemental indenture will, among other things:

      o change the due date of any installment of principal of or interest on any note or reduce the principal amount of any note, the interest rate specified on any note or the redemption price with respect to any note or change any place of payment where or the coin or currency in which any note or any interest on any note is payable;

      o impair the right to institute suit for the enforcement of provisions of the indenture regarding payment;

      o modify or alter the provisions of the indenture regarding the voting of notes held by the trust, the seller or an affiliate of any of them;

      o decrease the percentage of the aggregate principal amount of notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or other related agreements; or

      o permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral for the notes or deprive the holder of any note of the security afforded by the lien of the indenture.

      The trust and the indenture trustee may also enter into supplemental indentures with the consent of the Note Insurer, without obtaining the consent of the noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the noteholders; provided that the action will not materially and adversely affect the interest of any noteholder. Any such proposed amendment will be deemed to not adversely affect in any material respect the interests of the noteholders if an opinion of counsel is received to that effect or if the rating agencies confirm in writing that such amendment would not result in a reduction of the ratings then assigned to the notes. In addition, no such supplemental indenture will conflict with the provisions listed above requiring the consent of each noteholder or, without the consent of a majority of noteholders, permit the trust to:

      o modify the definition of "Eligible Investments" (except as provided in the indenture to expand the types of Eligible Investments specified in that definition);

      o     enter into a derivative contract for the benefit of the noteholders;
            or

      o increase the transferor's discretion in the selection of accounts to be transferred to the transferor, or the frequency of such transfer, under the sale and servicing agreement.

      However, the preceding sentence will not prevent the adoption without noteholder consent of any supplemental indenture that otherwise would require the consent of a majority of noteholders if such supplemental indenture does not materially and adversely affect the interest of any noteholder and if the adoption of that supplemental indenture is necessary to correct manifest errors in the transaction documents, conform the transaction documents to any inconsistencies with the prospectus supplement, comply with rating agency requirements or conform to then-current financial accounting standards, as described in the indenture. Any such proposed amendment will be deemed to not adversely affect in any material respect the interests of the noteholders if an opinion of counsel is received to that effect or if the rating agencies confirm in writing that such amendment would not result in a reduction of the ratings then assigned to the notes.

VOTING RIGHTS

      At all times, the voting rights of noteholders under the indenture will be allocated among the notes pro rata in accordance with their outstanding principal balances. Pursuant to the indenture, unless an insurer default exists, the Note Insurer will be deemed to be the holder of 100% of the outstanding notes for all purposes, other than with respect to payment on the notes, and will be entitled to exercise all of the rights of the holders thereunder.

MATTERS REGARDING THE INDENTURE TRUSTEE, THE DEPOSITOR AND THE SELLER

      Subject to limitations set forth in the indenture, the indenture trustee and any director, officer, employee or agent of the indenture trustee shall be indemnified by the trust and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties under the indenture or by reason of reckless disregard of its obligations and duties under the indenture. All persons into which the indenture trustee may be merged or with which it may be consolidated or any person resulting from the merger or consolidation shall be the successor of the indenture trustee under each indenture.

                               THE TRUST AGREEMENT

      The following summary describes all of the material terms of the trust agreement.

AMENDMENT

      The trust agreement may be amended by the seller, the depositor and the owner trustee with the consent of the Note Insurer, but without consent of the noteholders, to cure any ambiguity, to correct or supplement any provision or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of the noteholders; provided, however, that the action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any noteholders or the Note Insurer. Any such proposed amendment will be deemed to not adversely affect in any material respect the interests of the noteholders or the Note Insurer if the rating agencies confirm in writing that such amendments will not result in a reduction of the ratings then assigned to the notes, without giving effect to the Policy. The trust agreement may also be amended by the seller, the depositor and the owner trustee with the consent of the holders of notes evidencing at least a majority in principal amount of then outstanding notes and the owner of transferor interest for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or modifying in any manner the rights of the holders; provided, however, that no such amendment will be effective unless the Note Insurer consents to such action or such action will not adversely affect in any material respect the interests of any noteholders or the Note Insurer, as evidenced by an opinion of counsel or an affirmation of the ratings of the notes, without giving effect to the Policy.

MATTERS REGARDING THE OWNER TRUSTEE, THE DEPOSITOR AND THE SELLER

      Neither the owner trustee nor any director, officer or employee of the depositor, the seller or the owner trustee will be under any liability to the trust or the related securityholders for any action taken or for refraining from the taking of any action in good faith under the trust agreement or for errors in judgment; provided, however, that the owner trustee and any director, officer or employee of the depositor, the seller or the owner trustee will not be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the trust agreement. Subject to limitations set forth in the trust agreement, the owner trustee and any director, officer, employee or agent of the owner trustee shall be indemnified by the seller and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the trust agreement other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties under the trust agreement or by reason of reckless disregard of its obligations and duties under the trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from the merger or consolidation shall be the successor of the owner trustee under the trust agreement.

                            ADMINISTRATION AGREEMENT

      The Bank of New York, in its capacity as administrator, will enter into the administration agreement with the trust and the owner trustee in which the administrator will agree, to the extent provided in the administration agreement, to provide notices and perform other administrative obligations required by the indenture and the trust agreement.

                              THE INDENTURE TRUSTEE

      The Bank of New York is the indenture trustee under the indenture. The mailing address of the indenture trustee is 101 Barclay Street, 8W, New York, New York 10286, Attention: Corporate Trust Mortgage-Backed Securities Group, First Horizon ABS Trust 200[ ]-[ ].

                                THE OWNER TRUSTEE

      Wilmington Trust Company is the owner trustee under the trust agreement. The mailing address of the owner trustee is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

                                 USE OF PROCEEDS

      The net proceeds from the sale of the securities will be applied by the depositor on the closing date towards the purchase price of the HELOCs, the payment of expenses related to the sale and the purchase of the HELOCs and other corporate purposes.

                         FEDERAL INCOME TAX CONSEQUENCES

      In the opinion of McKee Nelson LLP, special tax counsel to the trust, assuming compliance with the Trust Agreement, the Indenture, and the Sale and Servicing Agreement by the parties to those agreements, for federal income tax purposes, the trust will not be classified as an association taxable as a corporation, a publicly traded partnership taxable as a corporation, or as a taxable mortgage pool and the notes will be treated as debt instruments. Each beneficial owner of an interest in notes will agree to treat the notes as debt instruments for federal income tax purposes. Alternative characterizations of the trust and the notes are, however, possible, and we encourage prospective investors to consult their tax advisors concerning the tax consequences to them of an investment in notes.

      For a discussion of the tax treatment of interest, original issue discount, market discount, and bond premium on the notes, see "Material Federal Income Tax Consequences - Taxation of Debt Securities" in the prospectus.

      If the note rate for any payment date is limited to the Maximum Rate, a beneficial owner of notes will become entitled to receive LIBOR Carryover Interest Shortfalls on subsequent payment dates to the extent funds are available on such subsequent payment dates for payment of such amounts. In effect, interest that accrues on the notes in excess of the Maximum Rate will be deferred, and, as a result, some or all of the interest accrued on the notes may not be treated as "qualified stated interest" as that term is defined in the prospectus under "Material Federal Income Tax Consequences - Taxation of Debt Securities - Interest and Acquisition Discount." If stated interest payments do not represent qualified stated interest, they will be taxed as original issue discount. Nevertheless, for federal income tax reporting purposes, stated interest on the notes will be treated as qualified stated interest.

      It is expected that, assuming stated interest on the notes is qualified stated interest, based on anticipated offering prices for the notes, the notes will not be issued with original issue discount.

      Solely for purposes of accruing original issue discount and market discount, if any, and for purposes of amortizing any bond premium, the Sale and Servicing Agreement will set forth a prepayment assumption and an assumed rate at which additional balances will be drawn.

      For additional information regarding federal income tax consequences, see "Federal Income Tax Consequences" in the prospectus.

                             STATE TAX CONSEQUENCES

      In addition to the federal income tax consequences described above in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the notes. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, we suggest that potential investors consult their own tax advisors with respect to the various tax consequences of investments in the securities.

                              ERISA CONSIDERATIONS

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986 (the
"CODE") prohibit a pension, profit sharing or other employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, that is subject to Title I of ERISA or to Section 4975 of the Code (each a "PLAN") from engaging in transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. Some governmental plans, although not subject to ERISA or Section 4975 of the Code, are subject to federal, state or local laws which may be substantially similar ("SIMILAR LAW") (those plans, together with Plans, referred to as "BENEFIT PLANS"). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code or under Similar Law for those persons.

      ERISA also imposes duties on persons who are fiduciaries of Plans, including the requirements of investment prudence and diversification, and the requirement that the Plan's investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan.

      Subject to the considerations discussed in "ERISA Considerations" in the prospectus, the notes may be purchased by a Benefit Plan. A fiduciary of a Benefit Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA, does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code - or violate any Similar Law. Each purchaser of a note will be deemed to represent that either (i) it is not acquiring the notes with the assets of a Benefit Plan or (ii) its purchase and holding of the note will not cause a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not eligible for exemptive relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar prohibited transaction exemption and does not cause a non-exempt violation of any Similar Law. A PTCE under ERISA may not apply to all prohibited transactions that could arise in connection with a Plan's investment in the notes and Plans should be aware that ownership of the trust may change as a result of a transfer of the transferor interest.

      In addition, the fiduciary of any Plan for which the underwriter, the seller, any trustee, any provider of services to the trust or any of their affiliates (a) has investment or administrative discretion with respect to Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to Plan assets for a fee and under an agreement or understanding that the advice (i) will serve as a primary basis for investment decisions with respect to the Plan assets and (ii) will be based on the particular investment needs for the Plan; or (c) is an employer maintaining or contributing to the Plan should consult with its counsel concerning whether an investment in the notes may constitute or give rise to a prohibited transaction under ERISA before investing in a note.

      Any person that proposes to acquire a note on behalf of or with plan assets of any Benefit Plan should consult with counsel concerning the application of the fiduciary responsibility and the prohibited transaction provisions of ERISA and Section 4975 of the Code and the provisions of Similar Laws on the proposed investment.

                         LEGAL INVESTMENT CONSIDERATIONS

      The notes will NOT constitute "MORTGAGE RELATED SECURITIES" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in mortgage related securities may not be legally authorized to invest in the notes. No representation is made herein as to whether the notes constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the notes as legal investments for such purchasers prior to investing in notes.

                                  UNDERWRITING

      Subject to the terms and conditions set forth in the Underwriting Agreement, the depositor has agreed to sell the notes to [Undewriter], and the underwriter has agreed to purchase all of the notes if any of the notes are purchased thereby.

      It is expected that delivery of the notes will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about[ ], 200[ ], against payment therefor in immediately available funds.

      The depositor has been advised that the underwriter proposes initially to offer the notes to the public at the offering price set forth on the cover page of this prospectus supplement. After the initial public offering, such public offering price may change.

      Until the distribution of the notes is completed, the rules of the Securities and Exchange Commission may limit the ability of the underwriter to bid for and purchase the notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the notes. Such transactions consist of bids or purchase for the purpose of pegging, fixing or maintaining the price of such notes.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

      Neither the depositor nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither the depositor nor the underwriter makes any representation that the underwriter will engage in such transactions or that such transactions will not be discontinued without notice.

      After the initial distribution of the notes offered hereby, FTN Financial Securities Corp. (an affiliate of the depositor, the seller and the servicer) intends to make a secondary market in the notes offered hereby, but has no obligation to do so. There can be no assurance that a secondary market for the notes will develop or, if it does develop, that it will continue or that it will provide noteholders with a sufficient level of liquidity of investment. The notes will not be listed on any securities exchange.

      This prospectus supplement and the accompanying prospectus may be used by FTN Financial Securities Corp. in connection with offers and sales of the notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sales. FTN Financial Securities Corp. may act as principal or agent in such transactions. FTN Financial Securities Corp. has no obligation to make a market in the notes and may discontinue any market-making activities at any time without notice, in its sole discretion.

      The depositor and the servicer have agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, liabilities customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

      Proceeds to the depositor are expected to be $[ ] from the sale of the notes, before deducting expenses payable by the depositor estimated to be $[ ].

                                     EXPERTS

      The consolidated balance sheets of [ ], and subsidiaries and [Note Insurer] and subsidiaries as of December 31, 200[ ] and December 31, 200[ ]and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 200[ ], incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of [ ], an independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

      Certain legal matters with respect to the securities will be passed upon for the depositor by McKee Nelson, LLP, New York, New York and for the underwriter by [ ]. McKee Nelson, LLP, New York, New York will pass upon certain legal matters on behalf of the seller.

                                     RATING

      It is a condition to issuance that each class of the notes be rated not lower than "AAA" by S&P and "Aaa" by Moody's. A securities rating addresses the likelihood of the receipt by noteholders of payments on the HELOCs. The rating takes into consideration the structural, legal and tax aspects associated with the notes. The ratings on the securities do not, however, constitute statements regarding the possibility that noteholders might realize a lower than anticipated yield. The ratings assigned to the Notes do not address the likelihood of the receipt by noteholders of any payment in respect of LIBOR Carryover Interest Shortfalls. The ratings assigned to the notes will depend primarily upon the creditworthiness of the Note Insurer. Any reduction in a rating assigned to the financial strength of the Note Insurer below the ratings initially assigned to the notes may result in a reduction of one or more of the ratings assigned to the notes. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             INDEX OF DEFINED TERMS

Assignment Preparation Trigger............................S-37
AVM.......................................................S-22
Benefit Plans.............................................S-60
CACS......................................................S-22
Cede.......................................................I-1
Charged-Off HELOC.........................................S-45
Charge-Off Amount.........................................S-45
Clearstream...............................................S-40
Closing Date..............................................S-45
CLTV......................................................S-20
Code......................................................S-60
Credit Line Agreements....................................S-26
Cut-Off Date..............................................S-17
Deficiency Amount.........................................S-47
determination date........................................S-46 disqualified persons......................................S-60
DTC.......................................................S-40
Due Period................................................S-37
Eligible Account..........................................S-52
Eligible Investments......................................S-52
Eligible Substitute HELOC.................................S-38
ERISA.....................................................S-60
Euroclear.................................................S-40
Euroclear Clearance System................................S-42
event of default..........................................S-55
Event of Servicer Termination.............................S-37
Excess O/C Amount.........................................S-45
FDIA......................................................S-39
FDIC......................................................S-39
FHNC......................................................S-20
FICO Score................................................S-30
Final Payment Date........................................S-47
Floating Allocation Percentage............................S-45
FTBNA.....................................................S-20
Full Documentation Loan...................................S-21
GAAP......................................................S-19
Guaranteed Principal Amount...............................S-47
HELOCs....................................................S-17
Indenture Trustee Fee.....................................S-45
Index.....................................................S-25
Insured Payment...........................................S-47
Interest Collections......................................S-45
Interest Period...........................................S-45
Invested Amount...........................................S-45
Investor Charge-Off Amount................................S-45
Investor Interest Collections.............................S-45
Investor Principal Distribution Amount....................S-45
LIBOR.....................................................S-46
LIBOR Business Day........................................S-46
LIBOR Carryover Interest Shortfalls.......................S-44
LIBOR Determination Date..................................S-47
LPI.......................................................S-22
Maximum Rate..............................................S-46
Moody's...................................................S-37
Net Interest Collections..................................S-45
Net Recoveries............................................S-45
note rate.................................................S-46
Notice....................................................S-47
O/C Reduction Amount......................................S-46
Owner.....................................................S-47
parties in interest.......................................S-60 payment date..............................................S-46
Plan......................................................S-60
plan assets...............................................S-60
Policy....................................................S-17
Pool Balance..............................................S-46
Preference Amount.........................................S-47
Principal Balance.........................................S-46
Principal Collections.....................................S-46
prohibited transaction....................................S-60
PTCE......................................................S-61
Purchase Price............................................S-38
Rapid Amortization Event..................................S-49
rating agencies...........................................S-37
S&P.......................................................S-37
SAP.......................................................S-19
Servicing Fee.............................................S-36
Similar Law...............................................S-60
Specified O/C Amount......................................S-46
Stated Income Loans.......................................S-22
Substitution Adjustment Amount............................S-38
Transferor Deposit Amount.................................S-38
U.S. Person................................................I-4

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered First Horizon ABS Notes, Series 200[ ]-[ ] (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold these Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between investors holding Global Securities through Clearstream or Euroclear and investors holding Global Securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in those capacities, and other DTC participants.

      Although DTC, Clearstream and Euroclear are expected to follow the procedures described below to facilitate transfers of interests in the Global Securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. None of the issuer, the indenture trustee, the depositor or the servicer will have any responsibility for the performance by DTC, Clearstream and Euroclear or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

      Non-U.S. holders, as described below, of Global Securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. ("CEDE") as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

      Investors electing to hold their Global Securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to prior similar issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Transfers between DTC Participants.

      Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar pass-through note issues in same-day funds.

      Transfers between Clearstream and/or Euroclear Participants.

      Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding Global Securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Transfers between DTC seller and Clearstream or Euroclear purchaser.

      When Global Securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear operator will instruct its respective depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last payment date to and excluding the settlement date. Payment will then be made by the respective depositary of the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next business day, European time, and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date (i.e., the trade fails) the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement from cash on hand. Under this approach, they may take on credit exposure to Clearstream or Euroclear operator until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving Global Securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

      Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring Global Securities to the respective depositary of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

      Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase Global Securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential condition:

      (a) borrowing Global Securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

      (b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give sufficient time for such Global Securities to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

      (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

      Transfer between Clearstream or Euroclear Seller and DTC Purchaser.

      Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last payment date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of Global Securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8BEN).

      Beneficial Noteholders of Global Securities that are non-U.S. Persons and are individuals or entities treated as corporations for U.S. federal tax purposes can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). More complex rules may apply to other entities. If the information shown on Form W-8BEN changes, a new W-8BEN must be filed within 30 days of the change.

      Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI).

      A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN).

      Non-U.S. Persons that are Noteholders residing in a country that has a tax treaty with the United States and are individuals or entities treated as corporations for U.S. federal tax purposes can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). More complex rules may apply to other entities.

      Exemption for U.S. Persons (Form W-9).

      U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure.

      The Noteholder of a Global Security or, in the case of a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Except for a more favorable rule applicable to a Form W-8BEN that retains the U.S. taxpayer identification number of the Beneficial Owner, Form W-8BEN and Form W-8ECI are effective until the end of the third succeeding calendar year from the date the form is signed. However, if information shown on the form changes, a new Form W-8BEN must be filed within 30 days of the change.

      The term "U.S. Person" means

      o     a citizen or resident of the United States,

      o an entity treated as a corporation or partnership organized in or under the laws of the United States, any state of the United States or the District of Columbia, other than an entity treated as a partnership that is not treated as a United States person under any applicable Treasury Department regulations,

      o an estate the income of which is includible in gross income for United States tax purposes, regardless of its source,

      o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and

      o some trusts treated as United States persons before August 20, 1996 that elect to continue to be so treated to the extent provided in regulations.

      This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. We suggest that investors consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

      o For complete information about the notes read both this prospectus supplement and the prospectus. This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the notes.

      The Notes

      o the notes are issued by a trust, whose assets consist primarily of a pool of adjustable rate home equity line of credit loans and property relating to those loans

      o     the notes are secured by assets of the trust

      o     the notes currently have no trading market

      o the notes are obligations of the trust only and are not obligations of any other person

      Credit Enhancement

      o     will   be    provided    in   the   form   of    excess    interest,
            overcollateralization and a financial guaranty insurance policy issued by [Note Insurer]

--------------------------------------------------------------------------------



                       FIRST HORIZON ABS TRUST 200[ ]-[ ]

                                    (ISSUER)

                               $[ --------------]
                                  (APPROXIMATE)

                   FIRST HORIZON ABS NOTES, SERIES 200[ ]-[ ]


                  --------------------------------------------


                              PROSPECTUS SUPPLEMENT


                  --------------------------------------------


                                  [UNDERWRITER]


      DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE NOTES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE NOTES WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL [ ], 200[ ].


                          [ _________________], 200[ ]


--------------------------------------------------------------------------------

PROSPECTUS

                       FIRST HORIZON ASSET SECURITIES INC.
                                    DEPOSITOR

                      MORTGAGE AND ASSET BACKED SECURITIES
                              (ISSUABLE IN SERIES)


--------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 6 OF THIS PROSPECTUS.
--------------------------------------------------------------------------------

THE TRUSTS

Each trust will be established to hold assets in its trust fund transferred to it by First Horizon Asset Securities Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

      o first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan,

      o mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac, or

      o private mortgage-backed securities backed by first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan.

      o closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties or participations in that type of loan, or

      o home improvement installment sale contracts and installment loan agreements that are secured by first or subordinate liens on one- to four-family residential properties or participations in those types of contracts.

THE SECURITIES

The securities of a series will consist of certificates which evidence beneficial ownership of a trust established by the depositor, and/or notes secured by the assets of a trust fund. The depositor or a trust established by the depositor will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series of securities will be issued in one or more classes and each class will evidence the right to receive a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

OFFERS OF SECURITIES

The securities may be offered to the public through several different methods, including offerings through underwriters.

THE SEC AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                OCTOBER 20, 2004

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

      Information about each series of securities is contained in two separate documents:

      o this prospectus, which provides general information, some of which may not apply to a particular series; and

      o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

      You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                      -------------------------------------

      If you require additional information, the mailing address of our principal executive offices is First Horizon Asset Securities Inc., 4000 Horizon Way, Irving, Texas 75063 and the telephone number is (214) 441-4000. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Documents by Reference" beginning on page 25.

                                TABLE OF CONTENTS

                                                                            PAGE

RISK FACTORS...................................................................6

THE TRUST FUND................................................................16
    General...................................................................16
    The Loans.................................................................18
    Participation Certificates................................................21
    Agency Securities.........................................................21
    Private Mortgage-Backed Securities........................................23
    Substitution of Trust Fund Assets.........................................24

AVAILABLE INFORMATION.........................................................25

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................25

REPORTS TO SECURITYHOLDERS....................................................25

USE OF PROCEEDS...............................................................25

THE DEPOSITOR.................................................................25

LOAN PROGRAM..................................................................26
    Underwriting Standards....................................................26
    Qualifications of Sellers.................................................28
    Representations by Sellers; Repurchases...................................29

DESCRIPTION OF THE SECURITIES.................................................30
    General...................................................................30
    Distributions on Securities...............................................32
    Advances..................................................................34
    Reports to Securityholders................................................34
    Categories of Classes of Securities.......................................36
    Indices Applicable to Floating Rate and Inverse Floating Rate Classes.....38
    Book-entry Registration of Securities.....................................42

CREDIT ENHANCEMENT............................................................46
    General...................................................................46
    Subordination.............................................................46
    Letter of Credit..........................................................47
    Insurance Policies, Surety Bonds and Guaranties...........................47
    Over-collateralization....................................................47
    Reserve Accounts..........................................................47
    Pool Insurance Policies...................................................49
    Special Hazard Insurance Policies.........................................50
    Bankruptcy Bonds..........................................................51
    Cross Support.............................................................51
    Financial Instruments.....................................................52

YIELD AND PREPAYMENT CONSIDERATIONS...........................................52

                                                                            PAGE
THE AGREEMENTS................................................................54
    Assignment of the Trust Fund Assets.......................................54
    Payments on Loans; Deposits to Security Account...........................57
    Pre-Funding Account.......................................................59
    Sub-servicing by Sellers..................................................59
    Collection Procedures.....................................................60
    Hazard Insurance..........................................................61
    Realization upon Defaulted Loans..........................................62
    Servicing and Other Compensation and Payment of Expenses..................63
    Evidence as to Compliance.................................................64
    Certain Matters Regarding the Master Servicer and the Depositor...........64
    Events of Default; Rights upon Event of Default...........................65
    Amendment.................................................................67
    Termination; Optional Termination.........................................68
    The Trustee...............................................................69

LEGAL ASPECTS OF THE LOANS....................................................69
    General...................................................................69
    Foreclosure...............................................................70
    Environmental Risks.......................................................72
    Rights of Redemption......................................................73
    Anti-deficiency Legislation and Other Limitations on Lenders..............74
    Due-on-Sale Clauses.......................................................75
    Enforceability of Prepayment and Late Payment Fees........................75
    Applicability of Usury Laws...............................................75
    Home Improvement Contracts................................................76
    Installment Contracts.....................................................77
    Servicemembers Civil Relief Act...........................................78
    Junior Mortgages and Rights of Senior Mortgagees..........................78
    The Title I Program.......................................................79
    Consumer Protection Laws..................................................82
    Home Ownership and Equity Protection Act of 1994 and Similar State Laws...82

MATERIAL FEDERAL INCOME TAX CONSEQUENCES......................................83
    General...................................................................84
    Taxation of Debt Securities...............................................85
    Taxation of the REMIC and its Holders.....................................89
    REMIC Expenses; Single Class REMICs.......................................89
    Taxation of the REMIC.....................................................90
    Taxation of Holders of Residual Interest Securities.......................91
    Administrative Matters....................................................94
    Tax Status as a Grantor Trust.............................................95
    Sale or Exchange..........................................................97
    Miscellaneous Tax Aspects.................................................97
    Tax Treatment of Foreign Investors........................................98
    Tax Characterization of the Trust Fund as a Partnership...................99
    Tax Consequences to Holders of the Notes..................................99
    Tax Consequences to Holders of the Certificates for a Trust Fund
      Treated as a Partnership...............................................101

STATE TAX CONSIDERATIONS.....................................................104

ERISA CONSIDERATIONS.........................................................104

LEGAL INVESTMENT.............................................................110

METHOD OF DISTRIBUTION.......................................................111

LEGAL MATTERS................................................................111

                                                                            PAGE
FINANCIAL INFORMATION........................................................111

RATING.......................................................................112

ANNEX I......................................................................113

                                  RISK FACTORS

      You  should  carefully   consider  the  following   information  since  it
identifies known material sources of risk associated with an investment in the securities.

LIMITED SOURCE OF PAYMENTS -- NO
 RECOURSE TO SELLERS, DEPOSITOR
 OR SERVICER........................    The applicable prospectus supplement may
                                        provide that  securities will be payable
                                        from other  trust  funds in  addition to
                                        their  associated  trust fund, but if it
                                        does not,  they will be  payable  solely
                                        from their associated trust fund. If the
                                        trust  fund  does  not  have  sufficient
                                        assets to distribute the full amount due
                                        to you as a  securityholder,  your yield
                                        will be  impaired,  and perhaps even the
                                        return   of   your   principal   may  be
                                        impaired, without your having recourse to anyone else.

                                        Furthermore,  at the times  specified in
                                        the  applicable  prospectus  supplement,
                                        some  assets  of the  trust  fund may be
                                        released  and paid out to other  people,
                                        such as the  depositor,  a  servicer,  a
                                        credit  enhancement   provider,  or  any
                                        other person  entitled to payments  from
                                        the trust  fund.  Those  assets  will no
                                        longer be available to make  payments to
                                        you.  Those  payments are generally made
                                        after other specified  payments that may
                                        be   set   forth   in   the   applicable
                                        prospectus supplement have been made.

                                        You will not have any  recourse  against
                                        the  depositor or any servicer if you do
                                        not receive a required  distribution  on
                                        the   securities.   Nor  will  you  have
                                        recourse against the assets of the trust fund of any other series of securities.

                                        The  securities  will not  represent  an
                                        interest in the depositor, any servicer,
                                        any seller to the  depositor,  or anyone
                                        else  except  the trust  fund.  The only
                                        obligation  of the  depositor to a trust
                                        fund comes from certain  representations
                                        and  warranties  made by it about assets
                                        transferred  to the trust fund. If these
                                        representations  and warranties turn out
                                        to  be  untrue,  the  depositor  may  be
                                        required  to  repurchase   some  of  the
                                        transferred assets.  First Horizon Asset
                                        Securities Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

                                        o   funds   obtained  from  enforcing  a
                                            corresponding obligation of a seller
                                            or originator of the loan, or

                                        o   funds from a reserve fund or similar
                                            credit  enhancement  established  to
                                            pay for loan repurchases.


                                        The  only   obligations  of  the  master
                                        servicer to a trust fund (other than its
                                        master servicing  obligations) come from
                                        certain  representations  and warranties
                                        made by it in  connection  with its loan
                                        servicing    activities.     If    these
                                        representations and warranties turn out to be untrue, the master servicer may be required to repurchase or substitute for some of the loans. However, the master servicer may not have the financial ability to make the required repurchase or substitution.

                                        The only  obligations to a trust fund of
                                        a seller of loans to the depositor comes
                                        from   certain    representations    and
                                        warranties made by it in connection with
                                        its  sale  of  the  loans  and   certain
                                        document delivery requirements. If these
                                        representations  and warranties turn out
                                        to be  untrue,  or the  seller  fails to
                                        deliver  required  documents,  it may be
                                        required to repurchase or substitute for
                                        some of the loans.  However,  the seller
                                        may not have the  financial  ability  to
                                        make   the   required    repurchase   or
                                        substitution.

CREDIT ENHANCEMENT MAY NOT BE
 SUFFICIENT TO PROTECT YOU
 FROM LOSSES........................    Credit enhancement is intended to reduce
                                        the  effect of loan  losses.  But credit
                                        enhancements   may  benefit   only  some
                                        classes of a series of securities and the amount of any credit enhancement will be limited as described in the applicable prospectus supplement.

                                        Furthermore,  the  amount  of  a  credit
                                        enhancement   may   decline   over  time
                                        pursuant  to a  schedule  or  formula or
                                        otherwise,  and could be  depleted  from
                                        payments or for other reasons before the
                                        securities   covered   by   the   credit
                                        enhancement   are  paid  in   full.   In
                                        addition,  a credit  enhancement may not
                                        cover all potential sources of loss. For
                                        example, a credit enhancement may or may
                                        not cover fraud or  negligence by a loan
                                        originator or other  parties.  Also, the
                                        trustee  may  be  permitted  to  reduce,
                                        substitute for, or even eliminate all or
                                        a  portion  of a credit  enhancement  so
                                        long as the  rating  agencies  that have
                                        rated the  securities  at the request of
                                        the   depositor    indicate   that   the
                                        reduction would not cause them to change
                                        adversely    their    rating    of   the
                                        securities.

                                        Consequently, securityholders may suffer
                                        losses even though a credit  enhancement
                                        exists   and  its   provider   does  not
                                        default.

NATURE OF MORTGAGES JUNIOR STATUS
 OF LIENS SECURING HOME EQUITY LOANS
 COULD ADVERSELY AFFECT YOU.........    The mortgage and deeds of trust securing
                                        the home equity  loans will be primarily
                                        junior liens  subordinate  to the rights
                                        of  the  mortgagee   under  the  related
                                        senior  mortgage(s) or deed(s) of trust.
                                        Accordingly,   the  proceeds   from  any
                                        liquidation,  insurance or  condemnation
                                        proceeds  will be  available  to satisfy
                                        the  outstanding  balance  of the junior
                                        lien only to the extent  that the claims
                                        of the related  senior  mortgagees  have
                                        been  satisfied in full,  including  any
                                        related  foreclosure costs. In addition,
                                        if a junior mortgagee  forecloses on the
                                        property securing a junior mortgage,  it
                                        forecloses   subject   to   any   senior
                                        mortgage   and  must  take  one  of  the
                                        following steps to protect its interest in the property:

                                        o   pay the senior  mortgage  in full at
                                            or prior to the foreclosure sale, or

                                        o   assume  the  payments  on the senior
                                            mortgage in the event the  mortgagor
                                            is  in  default   under  the  senior
                                            mortgage.

                                        The  trust  fund  may   effectively   be
                                        prevented   from   foreclosing   on  the
                                        related  property  since it will have no
                                        funds to satisfy any senior mortgages or
                                        make   payments   due  to   any   senior
                                        mortgagees.

                                        Some states have imposed legal limits on
                                        the remedies of a secured  lender in the
                                        event  that  the  proceeds  of any  sale
                                        under  a  deed   of   trust   or   other
                                        foreclosure proceedings are insufficient
                                        to pay  amounts  owed  to  that  secured
                                        lender.   In  some   states,   including
                                        California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of:

                                        o   the aggregate amount owed under both
                                            the senior and junior loans over

                                        o   the  proceeds  of any  sale  under a
                                            deed of trust  or other  foreclosure
                                            proceedings.


                                        See  "Legal  Aspects  of  the  Loans  --
                                        Anti-Deficiency Legislation;  Bankruptcy
                                        Laws; Tax Liens."

DECLINES IN PROPERTY VALUES MAY
 ADVERSELY AFFECT YOU...............    The value of the  properties  underlying
                                        the loans held in the trust fund may decline over time. Among the factors that could adversely affect the value of the properties are:

                                        o   an    overall    decline    in   the
                                            residential  real  estate  market in
                                            the areas in which they are located,

                                        o   a decline in their general condition
                                            from the  failure  of  borrowers  to
                                            maintain their property  adequately,
                                            and

                                        o   natural   disasters   that  are  not
                                            covered   by   insurance,   such  as
                                            earthquakes and floods.

                                        In  the  case  of  home  equity   loans,
                                        declining property values could diminish or extinguish the value of a junior mortgage before reducing the value of a senior mortgage on the same property.

                                        If property values  decline,  the actual
                                        rates  of  delinquencies,  foreclosures,
                                        and losses on all underlying loans could
                                        be   higher    than   those    currently
                                        experienced  in  the  mortgage   lending
                                        industry in general.  These  losses,  to
                                        the  extent not  otherwise  covered by a
                                        credit enhancement, will be borne by the
                                        holder  of  one  or  more   classes   of
                                        securities.

DELAYS IN LIQUIDATION MAY ADVERSELY
 AFFECT YOU.........................    Even if the  properties  underlying  the
                                        loans  held in the  trust  fund  provide
                                        adequate   security   for   the   loans,
                                        substantial  delays  could occur  before
                                        defaulted loans are liquidated and their
                                        proceeds  are  forwarded  to  investors.
                                        Property    foreclosure    actions   are
                                        regulated  by state  statutes  and rules
                                        and are  subject  to many of the  delays
                                        and   expenses  of  other   lawsuits  if
                                        defenses  or  counterclaims   are  made,
                                        sometimes  requiring  several  years  to
                                        complete. Furthermore, in some states if
                                        the  proceeds  of  the  foreclosure  are
                                        insufficient  to  repay  the  loan,  the
                                        borrower is not liable for the  deficit.
                                        Thus,  if  a  borrower  defaults,  these
                                        restrictions   may  impede  the  trust's
                                        ability to dispose of the property and obtain sufficient proceeds to repay the loan in full.

                                        In  addition,   the  servicer   will  be
                                        entitled  to  deduct  from   liquidation
                                        proceeds   all    expenses    reasonably
                                        incurred in attempting to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

                                        In  addition,   the  servicer   will  be
                                        entitled  to  deduct  from   liquidation
                                        proceeds   all    expenses    reasonably
                                        incurred in attempting to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

DISPROPORTIONATE EFFECT OF
 LIQUIDATION EXPENSES MAY ADVERSELY
 AFFECT YOU.........................    Liquidation  expenses of defaulted loans
                                        generally do not vary  directly with the
                                        outstanding  principal  balance  of  the
                                        loan at the time of default.  Therefore,
                                        if a servicer takes the same steps for a
                                        defaulted loan having a small  remaining
                                        principal  balance  as  it  does  for  a
                                        defaulted loan having a large  remaining
                                        principal  balance,  the amount realized
                                        after   expenses   is   smaller   as   a
                                        percentage of the outstanding  principal
                                        balance of the small loan than it is for
                                        the   defaulted   loan  having  a  large
                                        remaining principal balance.

CONSUMER PROTECTION LAWS MAY
 ADVERSELY AFFECT YOU...............    Federal,    state   and    local    laws
                                        extensively  regulate various aspects of
                                        brokering,  originating,  servicing  and
                                        collecting  mortgage loans.  Among other
                                        things, these laws may regulate interest
                                        rates   and   other   charges,   require
                                        disclosure,   impose  financial  privacy
                                        requirements,  mandate specific business
                                        practices,   and  prohibit   unfair  and
                                        deceptive trade practices.  In addition,
                                        licensing requirements may be imposed on
                                        persons that broker, originate,  service
                                        or collect  mortgage  loans.  Additional
                                        requirements   may  be   imposed   under
                                        federal,   state   or   local   laws  on
                                        so-called  "high cost"  mortgage  loans,
                                        which  typically  are  defined  as loans
                                        that have interest  rates or origination
                                        costs in  excess of  prescribed  levels.
                                        These laws may limit certain loan terms,
                                        such  as  prepayment  penalties,  or the
                                        ability of a  creditor  to  refinance  a
                                        loan  unless  it  is in  the  borrower's
                                        interest. In addition,  certain of these
                                        laws  may  allow  claims   against  loan
                                        brokers   or    mortgage    originators,
                                        including   claims  based  on  fraud  or
                                        misrepresentation,    to   be   asserted
                                        against person acquiring the mortgage loans, such as the trust fund.

                                        The federal laws that may apply to loans held in the trust fund include the following:

                                        o   the   Truth  in   Lending   Act  and
                                            regulations  promulgated  under that
                                            act,   which  (among  other  things)
                                            require   disclosures  to  borrowers
                                            regarding   the  terms  of  mortgage
                                            loans and provide property owners in
                                            non-purchase money transactions with
                                            a right of rescission that generally
                                            extends for three days after  proper
                                            disclosures  are  given  (but  in no
                                            event more than three years);

                                        o   the Equal Credit Opportunity Act and
                                            regulations  promulgated  under that
                                            act,   which  (among  other  things)
                                            prohibit discrimination on the basis
                                            of age, race, color, sex,  religion,
                                            marital  status,   national  origin,
                                            receipt of public  assistance or the
                                            exercise  of  any  right  under  the
                                            Consumer  Credit  Protection Act, in
                                            the extension of credit;

                                        o   The Fair Credit Reporting Act, which
                                            (among other  things)  regulates the
                                            use  and  reporting  of  information
                                            related  to  the  borrower's  credit
                                            experience; and

                                        o   the  Home   Equity   Loan   Consumer
                                            Protection   Act  of   1988,   which
                                            requires   additional   disclosures,
                                            limits  changes  that may be made to
                                            the  loan   documents   without  the
                                            borrower's  consent.  This  act also
                                            restricts  a  lender's   ability  to
                                            declare  or to  suspend  or reduce a
                                            borrower's  credit  limit to certain
                                            enumerated events.

                                        Certain mortgage loans may be subject to the Home Ownership and Equity Protection Act of 1994. The provisions of this act may:

                                        o   impose  additional   disclosure  and
                                            other requirements on creditors with
                                            respect   to  non   purchase   money
                                            mortgage  loans  with high  interest
                                            rates  or  high  up-front  fees  and
                                            charges;

                                        o   impose      specific       statutory
                                            liabilities on creditors who fail to
                                            comply with their provisions;

                                        o   affect  the  enforceability  of  the
                                            related loans; and

                                        o   the    Real    Estate     Settlement
                                            Procedures Act and its  regulations,
                                            which (among other things)  prohibit
                                            the  payment  of  referral  fees for
                                            real estate settlement  services and
                                            regulate  escrow  accounts for taxes
                                            and insurance and billing  inquiries
                                            made by borrowers.

                                        In   addition,   any   assignee  of  the
                                        creditor, including the applicable trust
                                        fund,  would generally be subject to all
                                        claims and  defenses  that the  consumer
                                        could  assert   against  the   creditor,
                                        including, without limitation, the right to rescind the mortgage loan.

                                        The home improvement  contracts are also
                                        subject to the  so-called  holder in due
                                        course   rules   which    comprise   the
                                        Preservation  of  Consumers'  Claims and
                                        Defenses   regulations  of  the  Federal
                                        Trade   Commission   and  other  similar
                                        federal   and   state    statutes    and
                                        regulations. These laws:

                                        o   protect the homeowner from defective
                                            craftsmanship  or incomplete work by
                                            a contractor;

                                        o   permit   the   obligated   party  to
                                            withhold  payment  if the work  does
                                            not meet the quality and  durability
                                            standards agreed to by the homeowner
                                            and the contractor; and

                                        o   subject   any  person  to  whom  the
                                            seller  assigns its consumer  credit
                                            transaction   to  all   claims   and
                                            defenses  which  the  obligor  in  a
                                            credit sale transaction could assert
                                            against the seller of the goods.

                                        Some  violations  of these  federal laws
                                        may limit the  ability  to  collect  the
                                        principal  or interest on the loans held
                                        in the trust fund, and in addition could
                                        subject  the trust fund to  damages  and
                                        administrative  enforcement.  Losses  on
                                        loans from the application of those laws
                                        that  are  not  otherwise  covered  by a
                                        credit  enhancement will be borne by the
                                        holders  of  one  or  more   classes  of
                                        securities.

LOSSES ON BALLOON PAYMENT MORTGAGES
 ARE BORNE BY YOU...................    Some of the  mortgage  loans held in the
                                        trust  fund may not be fully  amortizing
                                        over their terms to maturity and,  thus,
                                        will   require   substantial   principal
                                        payments (that is, balloon  payments) at
                                        their   stated   maturity.   Loans  with
                                        balloon   payments   involve  a  greater
                                        degree  of risk  than  fully  amortizing
                                        loans  because  typically  the  borrower
                                        must be able to  refinance  the  loan or
                                        sell the  property  to make the  balloon
                                        payment at  maturity.  The  ability of a
                                        borrower  to  do  this  will  depend  on
                                        factors  such as  mortgage  rates at the
                                        time  of  sale   or   refinancing,   the
                                        borrower's equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

YOUR RISK OF LOSS MAY BE HIGHER
 THAN YOU EXPECT IF YOUR SECURITIES
 ARE BACKED BY LOANS  THAT  WERE
 UNDERWRITTEN  TO  STANDARDS  WHICH
 DO NOT  CONFORM  TO THE STANDARDS
 OF FREDDIE MAC OR FANNIE MAE ......    The trust  fund may also  include  loans
                                        that  were  originated  under  standards
                                        that  were  less   stringent   than  the
                                        standards   generally    acceptable   to
                                        Freddie  Mac and Fannie Mae with  regard
                                        to the  borrower's  credit  standing and
                                        repayment ability. The related borrowers
                                        may   have   payment    histories    and
                                        debt-to-income  ratios  which  would not
                                        satisfy   Freddie  Mac  and  Fannie  Mae
                                        underwriting  guidelines  and may have a
                                        record of major derogatory  credit items
                                        such as  outstanding  judgments or prior
                                        bankruptcies.  On a case by case  basis,
                                        the related  seller may determine  that,
                                        based  upon  compensating   factors,   a
                                        prospective    borrower   not   strictly
                                        qualifying    under    its    applicable
                                        underwriting risk category guidelines warrants an underwriting exception.

                                        As a result of the  application  of less
                                        stringent    underwriting     standards,
                                        certain  mortgage  loans  in a  mortgage
                                        pool    may    experience    rates    of
                                        delinquency,  foreclosure and bankruptcy
                                        that  are   higher,   and  that  may  be
                                        substantially    higher,    than   those
                                        experienced     by    mortgage     loans
                                        underwritten   in  a  more   traditional
                                        manner.  Furthermore,   changes  in  the
                                        values   of   the   related    mortgaged
                                        properties  may have a greater effect on
                                        the delinquency, foreclosure, bankruptcy
                                        and loss  experience  of these  mortgage
                                        loans than on mortgage loans  originated
                                        in  a  more   traditional   manner.   No
                                        assurance can be given that the values of the related mortgage properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

YOUR RISK OF LOSS MAY BE HIGHER THAN
 YOU EXPECT IF YOUR SECURITIES ARE
 BACKED BY PARTIALLY UNSECURED HOME
 EQUITY LOANS.......................    The  trust  fund may also  include  home
                                        equity loans that were  originated  with
                                        loan-to-value    ratios   or    combined
                                        loan-to-value  ratios  in  excess of the
                                        value of the related mortgaged property.
                                        Under  these  circumstances,  the  trust
                                        fund  could  be  treated  as  a  general
                                        unsecured  creditor as to any  unsecured
                                        portion  of  any  related  loan.  In the
                                        event of a default  under a loan that is
                                        unsecured  in part,  the trust fund will
                                        have    recourse    only   against   the
                                        borrower's   assets  generally  for  the
                                        unsecured  portion  of the  loan,  along
                                        with   all   other   general   unsecured
                                        creditors of the borrower.

THE PREPAYMENT RATE ON HOME EQUITY
 LOANS AND HOME IMPROVEMENT
 CONTRACTS IS UNCERTAIN.............    Home equity  loans and home  improvement
                                        contracts   have  been   originated   in
                                        significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of these types of loans.

                                        Generally,  if prevailing interest rates
                                        fall  significantly   below  the  coupon
                                        rates on the loans, the loans are likely
                                        to be subject to higher prepayment rates
                                        than if  prevailing  rates  remain at or
                                        above  the  coupon  rates on the  loans.
                                        Conversely, if prevailing interest rates
                                        rise significantly above the coupon rate
                                        on the home  equity  loans,  the rate of
                                        prepayments  is likely to decrease.  The
                                        average life of your  securities and, if
                                        purchased  at other than par, the yields
                                        realized  by you  will be  sensitive  to
                                        levels     of     payment     (including
                                        prepayments) on the loans.

                                        In general,  if you  purchase a security
                                        at  a   premium   to   the   outstanding
                                        principal  amount of the  security,  the
                                        yield on your  security may be adversely
                                        affected  by a higher  than  anticipated
                                        level  of   prepayments  of  the  loans.
                                        Conversely,  if you  purchase a security
                                        at  a   discount   to  the   outstanding
                                        principal balance of the security, the yield on your security may be adversely affected by a lower than anticipated level of prepayments.

YOU MAY BE UNABLE TO REINVEST
 DISTRIBUTIONS IN COMPARABLE
 INVESTMENTS........................    Asset-backed  securities usually produce
                                        more  returns of  principal to investors
                                        when  market  interest  rates fall below
                                        the  interest  rates  on the  loans  and
                                        produce less  returns on principal  when
                                        market  interest  rates  rise  above the
                                        interest   rates   on  the   loans.   If
                                        borrowers  refinance  their  loans  as a
                                        result of lower interest rates, you will
                                        receive  an  unanticipated   payment  of
                                        principal.  As a result,  you are likely
                                        to receive  more money to  reinvest at a
                                        time when  other  investments  generally
                                        are producing a lower yield than that on
                                        the   securities,   and  are  likely  to
                                        receive  less  money  to  reinvest  when
                                        other    investments    generally    are
                                        producing  a higher  yield  than that on
                                        the  securities.  You will bear the risk
                                        that   the    timing   and   amount   of
                                        distributions on your securities will prevent you from obtaining your desired yield.

YOU COULD BE ADVERSELY AFFECTED BY
 VIOLATIONS OF ENVIRONMENTAL LAWS...    Federal,   state,  and  local  laws  and
                                        regulations   impose  a  wide  range  of
                                        requirements   on  activities  that  may
                                        affect  the  environment,   health,  and
                                        safety. In some circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

                                        In some  states,  a lien on the property
                                        due to  contamination  has priority over
                                        the lien of an existing mortgage.  Also,
                                        a mortgage  lender may be held liable as
                                        an  "owner"  or  "operator"   for  costs
                                        associated with the release of petroleum from an underground storage tank under some circumstances. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

RATINGS OF THE SECURITIES DO NOT
 ASSURE THEIR PAYMENT...............    Any  class of  securities  issued  under
                                        this  prospectus  and  the  accompanying
                                        prospectus  supplement  may be  rated by
                                        one or more nationally recognized rating
                                        agencies.  A  rating  is  based  on  the
                                        adequacy  of  the  value  of  the  trust
                                        assets  and any credit  enhancement  for
                                        that  class,  and  reflects  the  rating
                                        agency's  assessment of how likely it is
                                        that holders of the class of  securities
                                        will  receive the payments to which they
                                        are   entitled.   A   rating   does  not
                                        constitute  an  assessment of how likely
                                        it is that principal  prepayments on the
                                        underlying   loans  will  be  made,  the
                                        degree to which the rate of  prepayments
                                        might   differ   from  that   originally
                                        anticipated,  or the likelihood that the
                                        securities  will be  redeemed  early.  A
                                        rating  is  not  a   recommendation   to
                                        purchase,   hold,  or  sell   securities
                                        because it does not  address  the market
                                        price   of   the   securities   or   the
                                        suitability of the securities for any particular investor.

                                        A rating  may not  remain in effect  for
                                        any given  period of time and the rating
                                        agency   could  lower  or  withdraw  the
                                        rating  entirely  in  the  future.   For
                                        example, the rating agency could lower or withdraw its rating due to:

                                        o   a decrease  in the  adequacy  of the
                                            value  of the  trust  assets  or any
                                            related credit enhancement,

                                        o   an adverse  change in the  financial
                                            or  other   condition  of  a  credit
                                            enhancement provider, or

                                        o   a change in the rating of the credit
                                            enhancement   provider's   long-term
                                            debt.

                                        The amount,  type,  and nature of credit
                                        enhancement  established  for a class of
                                        securities  will  be  determined  on the
                                        basis of  criteria  established  by each
                                        rating  agency  rating  classes  of  the
                                        securities. These criteria are sometimes
                                        based upon an actuarial  analysis of the
                                        behavior  of  similar  loans in a larger
                                        group.  That analysis is often the basis
                                        upon which each rating agency determines
                                        the   amount   of   credit   enhancement
                                        required  for a  class.  The  historical
                                        data  supporting any actuarial  analysis
                                        may  not   accurately   reflect   future
                                        experience,  and the data derived from a
                                        large  pool  of  similar  loans  may not
                                        accurately   predict  the   delinquency,
                                        foreclosure,  or loss  experience of any
                                        particular   pool  of  mortgage   loans.
                                        Mortgaged   properties  may  not  retain
                                        their values. If residential real estate
                                        markets experience an overall decline in
                                        property    values    such    that   the
                                        outstanding  principal  balances  of the
                                        loans  held in a  particular  trust fund
                                        and  any  secondary   financing  on  the
                                        related   mortgaged   properties  become
                                        equal to or  greater  than the  value of
                                        the mortgaged  properties,  the rates of
                                        delinquencies,  foreclosures, and losses
                                        could be higher than those now generally
                                        experienced  in  the  mortgage   lending
                                        industry. In addition,  adverse economic
                                        conditions  may affect timely payment by
                                        mortgagors on their loans whether or not
                                        the  conditions   affect  real  property
                                        values  and,  accordingly,  the rates of
                                        delinquencies,  foreclosures, and losses
                                        in any trust fund. Losses from this that
                                        are not covered by a credit  enhancement
                                        will be borne,  at least in part, by the
                                        holders  of  one  or  more   classes  of
                                        securities.

YOU MAY HAVE DIFFICULTY RESELLING
 YOUR SECURITIES DUE TO A LACK OF A
 SECONDARY MARKET, FLUCTUATING
 MARKET VALUES OR PERIODS OF
 ILLIQUIDITY........................    No market for any of the securities will
                                        exist before they are issued.  We cannot
                                        assure you that a secondary  market will
                                        develop or, if it develops, that it will
                                        continue.  Consequently,  you may not be
                                        able to sell your securities  readily or
                                        at  prices   that  will  enable  you  to
                                        realize your desired  return or yield to
                                        maturity.   The  market  values  of  the
                                        securities   are  likely  to  fluctuate;
                                        these  fluctuations  may be  significant
                                        and could result in  significant  losses
                                        to  you.  The   secondary   markets  for
                                        mortgage and asset backed securities have experienced periods of illiquidity and can be expected to do so in the future.

                                        Illiquidity can have a severely  adverse
                                        effect on the prices of securities  that
                                        are especially  sensitive to prepayment,
                                        credit,    or   interest    rate   risk.
                                        Illiquidity  can  also  have an  adverse
                                        effect on the price of  securities  that
                                        have been  structured  to support  other
                                        classes  of  certificates  or that  have
                                        been  structured to meet the  investment
                                        requirements  of limited  categories  of
                                        investors.  For  example,  a  particular
                                        investor  may require a security  with a
                                        specified    maturity   date,   a   call
                                        protection  feature,  or a specific type
                                        of  amortization   feature.  The  unique
                                        nature of the security may inhibit its marketability to other investors.

BOOK-ENTRY REGISTRATION
 LIMITED LIQUIDITY..................    Securities issued in book-entry form may
                                        have  only  limited   liquidity  in  the
                                        resale  market,  since  investors may be
                                        unwilling  to  purchase  securities  for
                                        which  they   cannot   obtain   physical
                                        instruments.

LIMIT ON ABILITY TO TRANSFER
 OR PLEDGE..........................    Transactions  in  book-entry  securities
                                        can  be   effected   only   through  The
                                        Depository     Trust    Company,     its
                                        participating     organizations,     its
                                        indirect  participants,  and some banks.
                                        Therefore, your ability to transfer or pledge securities issued in book-entry form may be limited.

DELAYS IN DISTRIBUTIONS.............    You may  experience  some  delay  in the
                                        receipt of  distributions  on book-entry
                                        securities since the distributions  will
                                        be  forwarded  by  the  trustee  to  The
                                        Depository   Trust  Company  for  it  to
                                        credit the accounts of its participants.
                                        In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

BANKRUPTCY OR INSOLVENCY MAY AFFECT
 THE TIMING AND AMOUNT OF
 DISTRIBUTIONS ON THE SECURITIES....    The seller and the depositor  will treat
                                        the  transfer  of the loans  held in the
                                        trust   fund  by  the   seller   to  the
                                        depositor  as  a  sale  for   accounting
                                        purposes.  The  depositor  and the trust
                                        fund  will  treat  the  transfer  of the
                                        loans  from the  depositor  to the trust
                                        fund as a sale for accounting  purposes.
                                        If these  characterizations are correct,
                                        then  if  the  seller   were  to  become
                                        bankrupt, the loans would not be part of
                                        the seller's bankruptcy estate and would
                                        not  be   available   to  the   seller's
                                        creditors.  On the  other  hand,  if the
                                        seller becomes bankrupt,  its bankruptcy
                                        trustee  or  one of  its  creditors  may
                                        attempt  to  recharacterize  the sale of
                                        the loans as a borrowing  by the seller,
                                        secured   by  a  pledge  of  the  loans.
                                        Presenting this position to a bankruptcy
                                        court could prevent  timely  payments on
                                        the   securities  and  even  reduce  the
                                        payments on the  securities.  Similarly,
                                        if   the    characterizations   of   the
                                        transfers as sales are correct,  then if
                                        the depositor  were to become  bankrupt,
                                        the  loans  would  not  be  part  of the
                                        depositor's  bankruptcy estate and would
                                        not  be  available  to  the  depositor's
                                        creditors.  On the  other  hand,  if the
                                        depositor    becomes    bankrupt,    its
                                        bankruptcy   trustee   or   one  of  its
                                        creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

                                        If the master servicer becomes bankrupt,
                                        the  bankruptcy  trustee  may  have  the
                                        power to prevent  the  appointment  of a
                                        successor  master  servicer.  The period
                                        during  which  cash  collections  may be
                                        commingled  with the  master  servicer's
                                        own funds before each  distribution date
                                        for securities  will be specified in the
                                        applicable prospectus supplement. If the
                                        master  servicer  becomes  bankrupt  and
                                        cash  collections  have been  commingled
                                        with the master servicer's own funds for
                                        at least ten days,  the trust  fund will
                                        likely not have a perfected  interest in
                                        those  collections.  In  this  case  the
                                        trust might be an unsecured  creditor of
                                        the master servicer as to the commingled
                                        funds and could  recover  only its share
                                        as a general  creditor,  which  might be
                                        nothing.   Collections  commingled  less
                                        than ten days but still in an account of
                                        the  master   servicer   might  also  be
                                        included in the bankruptcy estate of the
                                        master  servicer  even  though the trust
                                        may have a perfected  security  interest
                                        in   them.   Their   inclusion   in  the
                                        bankruptcy estate of the master servicer
                                        may  result  in delays  in  payment  and
                                        failure  to  pay   amounts  due  on  the
                                        securities.

                                        Federal and state  statutory  provisions
                                        affording   protection   or   relief  to
                                        distressed   borrowers  may  affect  the
                                        ability of the secured  mortgage  lender
                                        to realize  upon its  security  in other
                                        situations  as well.  For example,  in a
                                        proceeding under the federal  Bankruptcy
                                        Code,  a lender may not  foreclose  on a
                                        mortgaged     property    without    the
                                        permission of the  bankruptcy  court and
                                        in some instances a bankruptcy court may
                                        allow a borrower  to reduce the  monthly
                                        payments,  change the rate of  interest,
                                        and alter the  mortgage  loan  repayment
                                        schedule   for   under    collateralized
                                        mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

THE PRINCIPAL AMOUNT OF SECURITIES
 MAY EXCEED THE MARKET VALUE OF THE
 TRUST FUND ASSETS..................    The market value of the assets  relating
                                        to a series  of  securities  at any time
                                        may be less than the principal amount of
                                        the   securities  of  that  series  then
                                        outstanding,   plus  accrued   interest.
                                        After an event of default  and a sale of
                                        the  assets  relating  to  a  series  of
                                        securities,   the  trustee,  the  master
                                        servicer,  the credit enhancer,  if any,
                                        and any other service provider specified
                                        in  the  related  prospectus  supplement
                                        generally  will be  entitled  to receive
                                        the  proceeds of that sale to the extent
                                        of unpaid fees and other  amounts  owing
                                        to them  under the  related  transaction
                                        document  prior  to   distributions   to
                                        securityholders. Upon any such sale, the proceeds may be insufficient to pay in full the principal of and interest on the securities of the related series.

      Some capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Defined Terms" beginning on page 117.

                                 THE TRUST FUND

GENERAL

      The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the "Trust Fund Assets") consisting of a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement.1 The pool will be created on the first day of the month of the issuance of the related series of securities or another date as may be specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

--------------
1 Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term "Pass-Through Rate" will refer to the pass-through rate borne by the certificates and the term interest rate will refer to the interest rate borne by the notes of one specific series, as applicable, and the term trust fund will refer to one specific trust fund.

      The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the "Sellers"), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Loan Program -- Underwriting Standards" or as otherwise described in the related prospectus supplement. See "Loan Program -- Underwriting Standards."

      The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement (each, a "Sale and Servicing Agreement") among the trustee, the seller, the issuer, the depositor and the master servicer with respect to a series consisting of certificates and notes, and will receive a fee for those services. See "Loan Program" and "The Agreements." With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related Agreement as if the master servicer alone were servicing the loans.

      As used in this prospectus, "Agreement" means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of certificates and notes, the Trust Agreement, the Indenture (as defined below) and the Sale and Servicing Agreement, as the context requires.

      If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a statutory trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a "Trust Agreement") between the depositor and the trustee of the trust fund.

      With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated in this prospectus and in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

      The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for that series of securities the depositor's rights with respect to those representations and warranties. See "The Agreements -- Assignment of the Trust Fund Assets." The obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described in this prospectus under "Loan Program -- Representations by Sellers; Repurchases" and "The Agreements -- Sub-Servicing By Sellers" and " -- Assignment of the Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described in this prospectus under "Description of the Securities -- Advances." The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

      The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission after the initial issuance of the securities (the "Detailed Description"). A copy of the Agreement with respect to each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to the series will be attached to the Agreement delivered to the trustee upon delivery of the securities. No more than 5% of the loans relative to the pool principal balance as of the related cut-off date will deviate from the loan characteristics described in the related prospectus supplement.

THE LOANS

      The loans will consist of single family mortgage loans, home equity loans or home improvement contracts. For purposes hereof, "home equity loans" includes "closed-end loans" and "revolving credit line loans." If so specified, the loans may include cooperative apartment loans ("cooperative loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the "FHA") or the Department of Veterans' Affairs (the "VA"). In addition, the loans may have been underwritten to standards that are less stringent than the standards generally acceptable to Freddie Mac and Fannie Mae with regard to the borrower's credit standing and repayment ability because the standards focus more on the value of the mortgaged property.

      The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

      o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan (the "Loan Rate") for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source.

      o Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the loan.

      o Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

      o The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

      A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor's portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

      The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, the liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. In addition to being secured by mortgages on real estate the home improvement contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the home equity loans may include loans (primarily for home improvement or debt consolidation purposes) that are in amounts in excess of the value of the related mortgaged properties at the time of origination. The mortgaged properties and the home improvements are collectively referred to in this prospectus as the "Properties." The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

      Loans with certain Loan-to-Value Ratios (as defined below) and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of coverage under a Primary Mortgage Insurance Policy will be described in the applicable prospectus supplement.

      The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties (as defined below), but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

      Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units ("Single Family Properties"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

      Home Equity Loans. The mortgaged properties relating to home equity loans will consist of Single Family Properties. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize the loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under some circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

      Home  Improvement  Contracts.  The  Trust  Fund  Assets  for a  series  of securities may consist, in whole or in part, of home improvement contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The home improvement contracts will be secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property. In general, the home improvement contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

      Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

      o the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

      o the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives other real property or home improvements),

      o     the original terms to maturity of the loans,

      o the largest principal balance and the smallest principal balance of any of the loans,

      o the earliest origination date and latest maturity date of any of the loans,

      o the Loan-to-Value Ratios or Combined Loan-to-Value Ratios (as defined hereafter), as applicable, of the loans,

      o the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APR's borne by the loans,

      o     the maximum and minimum per annum Loan Rates and

      o     the geographical distribution of the loans.

      If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the detailed description of Trust Fund Assets.

      The "Loan-to-Value Ratio" of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property. The "Combined Loan-to-Value Ratio" of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to the mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the loan, to
(ii) the Collateral Value of the related Property. The "Collateral Value" of the Property, other than for loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the Property. In the case of Refinance Loans, the "Collateral Value" of the related Property is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

      No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

PARTICIPATION CERTIFICATES

      The Trust Fund Assets may include participation certificates evidencing interests in loans or contracts, including:

      o first lien mortgage loans secured by one- to four-family residential properties,

      o private mortgage-backed securities backed by first lien mortgage loans secured by one- to four-family residential properties,

      o closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties, or

      o home improvement installment sale contracts and installment loan agreements that are secured by first or subordinate liens on one- to four-family residential properties.

      If those participation certificates were issued by an issuer that is not affiliated with the depositor, the depositor must have acquired them from one or more entities unaffiliated with the depositor in one or more bona fide secondary market transactions and they must either have been previously registered under the Securities Act of 1933, as amended (the "Securities Act"), or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act. If those participation certificates were issued by the depositor or an affiliate of the depositor, they must be registered under the Securities Act concurrently with the offering of the securities under the related prospectus supplement.

AGENCY SECURITIES

      Agency securities are mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. All of the agency securities will be registered in the name of the trustee or its nominee or, in the case of agency securities issued only in book-entry form, a financial intermediary that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. The financial intermediary may be the same entity as the trustee for a series of certificates. Each agency security will evidence an interest in a pool of mortgage loans or cooperative loans and in principal distributions and interest distributions on those loans.

      The  descriptions of Ginnie Mae,  Freddie Mac and Fannie Mae  Certificates
that are set forth below are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest thereon. Ginnie Mae, Freddie Mac or Fannie Mae may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans.

      In addition, any of the issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described below. The terms of any certificates to be included in a trust fund and of the underlying mortgage loans will be described in the related prospectus supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any certificates that are actually included in a trust fund.

      GINNIE MAE. Ginnie Mae is a wholly-owned corporate instrumentality of the United States within HUD. Section 306(g) of the Housing Act authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages insured by the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

      Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under this guarantee, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

      GINNIE MAE CERTIFICATES. Each Ginnie Mae Certificate relating to a series, which may be a "Ginnie Mae I Certificate" or a "Ginnie Mae II Certificate" as referred to by Ginnie Mae, will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae, except with respect to any stripped mortgage-backed securities guaranteed by Ginnie Mae or any real estate mortgage investment conduit ("REMIC") securities issued by Ginnie Mae. The characteristics of any Ginnie Mae Certificates included in the trust fund for a series of certificates will be set forth in the related prospectus supplement.

      FREDDIE MAC. Freddie Mac is a corporate instrumentality of the United States created pursuant to the Freddie Mac Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac Certificates. In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac
Certificates representing interests in the mortgage loans so purchased. All mortgage loans purchased by Freddie Mac must meet specific standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality and type as to meet generally the purchase standards imposed by private institutional mortgage investors. Neither the United States nor any agency thereof is obligated to finance Freddie Mac's operations or to assist Freddie Mac in any other manner.

      FREDDIE MAC CERTIFICATES. Each Freddie Mac Certificate relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, FHA Loans or VA Loans purchased by Freddie Mac, except with respect to any stripped mortgage-backed securities issued by Freddie Mac. Each pool will consist of mortgage loans, substantially all of which are secured by one- to four-family residential properties or, if specified in the related prospectus supplement, are secured by five or more family residential properties. The characteristics of any Freddie Mac Certificates included in the trust fund for a series of certificates will be set forth in the related prospectus supplement.

      FANNIE MAE. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. ss.1716 et. Seq.). It is the nation's largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner.

      FANNIE MAE CERTIFICATES. Each Fannie Mae Certificate relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except with respect to any stripped mortgage-backed securities issued by Fannie Mae. Mortgage loans underlying Fannie Mae Certificates will consist of fixed, variable or adjustable rate conventional mortgage loans or fixed-rate FHA Loans or VA Loans. Those mortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any Fannie Mae Certificates included in the trust fund for a series of certificates will be set forth in the related prospectus supplement.

PRIVATE MORTGAGE-BACKED SECURITIES

      Private mortgage-backed securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on some mortgage loans. Private mortgage-backed securities will have been issued pursuant to a Pooling and Servicing Agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a Pooling and Servicing Agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the Pooling and Servicing Agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

      The issuer of the private mortgage-backed securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of private mortgage-backed securities may be an affiliate of the depositor. The obligations of the issuer of private mortgage-backed securities will generally be limited to its representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of private mortgage-backed securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the private mortgage-backed securities issued under the Pooling and Servicing Agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

      Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the private trustee or the private servicer. The issuer of private mortgage-backed securities or the private servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specific date or under other circumstances specified in the related prospectus supplement.

      The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by single family property or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

      The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund and specific characteristics of the mortgage loans that comprise the underlying assets for the private mortgage-backed securities, including:

      o     the payment features of the mortgage loans,

      o the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

      o the servicing fee or range of servicing fees with respect to the mortgage loans and

      o the minimum and maximum stated maturities of the underlying mortgage loans at origination;

      o the maximum original term-to-stated maturity of the private mortgage-backed securities;

      o the weighted average term-to stated maturity of the private mortgage-backed securities;

      o the pass-through or certificate rate of the private mortgage-backed securities;

      o the weighted average pass-through or certificate rate of the private mortgage-backed securities;

      o the issuer, the servicer and the trustee of the private mortgage-backed securities;

      o certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

      o the terms on which the underlying mortgage loans for the private mortgage-backed securities may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities; and

      o the terms on which mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

      Private mortgage-backed securities included in the trust fund for a series of securities that were issued by an issuer of private mortgage-backed securities that is not affiliated with the depositor must be acquired from one or more entities unaffiliated with the depositor in one or more bona fide secondary market transactions and they must either have been previously registered under the Securities Act or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act. Private mortgaged-backed securities included in the trust fund for a series of securities that were issued by the depositor or an affiliate of the depositor must be registered under the Securities Act concurrently with the offering of the securities under the related prospectus supplement.

SUBSTITUTION OF TRUST FUND ASSETS

      Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the trustee to be incomplete. The period during which substitution will be permitted generally will be indicated in the related prospectus supplement.

                              AVAILABLE INFORMATION

      The depositor has filed with the Securities and Exchange Commission ("SEC") a Registration Statement under the Securities Act covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov.

      This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      All documents filed under the name of First Horizon Asset Securities Inc. and/or the name of the trust referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

      The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

                           REPORTS TO SECURITYHOLDERS

      Periodic and annual reports concerning the trust fund will be forwarded to securityholders. However, these reports will neither be examined nor reported on by an independent public accountant. See "Description of the Securities -- Reports to Securityholders."

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the securities will be applied by the depositor to acquire the related Trust Fund Assets and for other general corporate purposes consistent with the limitations set forth in its charter documents. See "The Depositor." The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

      First Horizon Asset Securities Inc., a Delaware corporation, the depositor, was incorporated in March 9, 1999 for the limited purpose of acquiring, owning and transferring mortgage collateral and selling interests in mortgage collateral or bonds secured by mortgage collateral. The depositor is a wholly owned limited purpose finance subsidiary of First Horizon Home Loan Corporation, a Kansas corporation ("First Horizon"). The depositor maintains its principal office at 4000 Horizon Way, Irving, Texas 75063. Its telephone number is (214) 441-4000.

      Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                  LOAN PROGRAM

      The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards."

UNDERWRITING STANDARDS

      GENERAL STANDARDS FOR FIRST LIEN MORTGAGE LOANS. First Horizon's underwriting standards with respect to first lien mortgage loans will generally conform to those published in First Horizon's guide for alternative documentation programs for first lien mortgage loans (the "Guide"). The underwriting standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the depositor's mortgage pass-through certificates. The mortgage loans may be underwritten by First Horizon or by a designated third party. See " -- Qualifications of Sellers." First Horizon may perform only sample quality assurance reviews to determine whether the mortgage loans in any mortgage pool were underwritten in accordance with applicable standards.

      First Horizon's underwriting standards, as well as any other underwriting standards that may be applicable to any first lien mortgage loans, generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of those underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan substantially complies with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

      The level of review by First Horizon, if any, of any mortgage loan for conformity with the applicable underwriting standards will vary depending on any one of a number of factors, including:

      o     factors relating to the experience and status of the seller,

      o characteristics of the specific mortgage loan, including the principal balance, the Loan-to-Value Ratio, the loan type or loan program, and

      o the applicable credit score of the related mortgagor used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to First Horizon.

      Generally, credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the mortgage loans may be originated and reviewed may provide that qualification for the loan, or the availability of specific loan features, such as maximum loan amount, maximum Loan-to-Value Ratio, property type and use, and documentation level, may depend on the borrower's credit score.

      First Horizon's underwriting standards are intended to evaluate the prospective mortgagor's credit standing and repayment ability, and the value and adequacy of the proposed property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the mortgage loans included in any mortgage pool, the related prospectus supplement generally will not distinguish among the various underwriting standards applicable to the mortgage loans nor describe any review for compliance with applicable underwriting standards performed by First Horizon. Moreover, there can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of mortgage loans underwritten pursuant to varying standards as described above will be equivalent under all circumstances. In the loan application process, prospective mortgagors will be required to provide information regarding such factors as their assets, liabilities income, credit history, employment history and other related items. Each prospective mortgagor will also provide an authorization to apply for a credit report which summarizes the mortgagor's credit history. With respect to establishing the prospective mortgagor's ability to make timely payments, First Horizon will require evidence regarding the mortgagor's employment and income, and of the amount of deposits made to financial institutions where the mortgagor maintains demand or savings accounts. In some instances, mortgage loans which were originated under a limited documentation origination program may be sold to or originated by First Horizon. For a mortgage loan originated under a limited documentation origination program to qualify for First Horizon, the prospective mortgagor must have a good credit history and be financially capable of making a larger cash down payment, in a purchase, or be willing to finance less of the appraised value, in a refinancing, than would otherwise be required by First Horizon. Currently, First Horizon's underwriting standards provide that only mortgage loans with certain Loan-to-Value ratios will qualify. If the mortgage loan qualifies, First Horizon waives some of its documentation requirements and may eliminate verification of income, employment or assets for the prospective mortgagor.

      First Horizon's underwriting standards generally follow guidelines acceptable to Fannie Mae and Freddie Mac, except for maximum loan size. In determining the adequacy of the property as collateral, an independent appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the appraiser's judgment of values, giving appropriate weight to both the market value of comparable homes and the cost of replacing the property.

      The mortgaged properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the mortgagor but rather must look solely to the Property for repayment in the event of foreclosure. See "Legal Aspects of the Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders." First Horizon's underwriting standards applicable to all states, including anti-deficiency states, require that the value of the Property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, although there can be no assurance that the value of the Property will continue to support the loan balance in the future.

      General Standards for Home Equity and Home Improvement Loans. The applicable prospectus supplement may provide for the seller's representations and warranties relating to the home equity/home improvement loans, but if it does not, each seller will represent and warrant that all home equity/home improvement loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans.

      Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a home equity/home improvement loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. The applicable prospectus supplement may specify whether that credit information will be verified by the seller, but if it does not, the credit information supplied by the borrower will be verified by the related seller. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

      In determining the adequacy of the Property to be used as collateral, an appraisal will generally be made of each Property considered for financing. The appraiser is generally required to inspect the Property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the Property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

      The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed $1,000,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related prospectus supplement, low Loan-to-Value Ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

      Each seller's underwriting standards will generally permit home equity/home improvement loans with Loan-to-Value Ratios at origination of up to 125% depending on the loan program, type and use of the Property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller's underwriting criteria may permit home equity/home improvement loans with Loan-to-Value Ratios at origination in excess of 125%, such as for debt consolidation or home improvement purposes. Loan-to-Value Ratios may not be evaluated in the case of Title I loans.

      After obtaining all applicable employment, credit and Property information, the related seller will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly payments to the borrower's gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower's credit grade and loan program but will not generally exceed 55%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related prospectus supplement.

      In the case of a home equity/home improvement loan secured by a leasehold interest in Property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the home equity/home improvement loan.

      Certain of the types of home equity/home improvement loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the loans may provide for escalating or variable payments by the borrower. These types of home equity/home improvement loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued loan payments as those payments increase. These types of loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

      Each seller will be required to satisfy the following qualifications. Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each seller must be a seller/servicer approved by either Fannie Mae or Freddie Mac. Each seller must be a mortgagee approved by the FHA or an institution the deposit accounts of which are insured by the FDIC.

REPRESENTATIONS BY SELLERS; REPURCHASES

      Each seller will have made representations and warranties in respect of the loans sold by that seller and evidenced by all, or a part, of a series of securities. These representations and warranties may include, among other things:

      o that title insurance (or in the case of Properties located in areas where title insurance policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each loan, other than cooperative loans and certain home equity loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the loan from the seller by or on behalf of the depositor;

      o that the seller had good title to each loan and the loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

      o that each loan constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition;

      o that there were no delinquent tax or assessment liens against the Property;

      o that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

      o that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

      In addition, if any required payment on a mortgage loan was more than 31 days delinquent at any time during the twelve months before the cut-off date, the related prospectus supplement shall so indicate.

      As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

      If so specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the cut-off date but as of the date on which the seller sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a loan by the seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a loan occurs after the date of sale of the loan by the seller to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, certain representations, including the condition of the related Property, will be limited to the extent the seller has knowledge and the seller will be under no obligation to investigate the substance of the representation. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller of loans with respect to a particular series of securities, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

      The master servicer or the trustee, if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the seller cannot cure the breach within 90 days following notice from the master servicer or the trustee, as the case may be, the applicable prospectus supplement may provide for the seller's obligations under those circumstances, but if it does not, then the seller will be obligated either

      o to repurchase the loan from the trust fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any advances or amount payable as related servicing compensation if the seller is the master servicer) or

      o substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

      If a REMIC election is to be made with respect to a trust fund, the applicable prospectus supplement may provide for the obligations of the master servicer or residual certificateholder, but if it does not, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for these tax payments from the assets of the related trust fund or from any holder of the related residual certificates. See "Description of the Securities -- General." Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

      Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described below under "The Agreements -- Assignment of the Trust Fund Assets."

                          DESCRIPTION OF THE SECURITIES

      Each series of certificates will be issued pursuant to separate agreements (each, a Pooling and Servicing Agreement or a "Trust Agreement") among the depositor, the master servicer and the trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture (the "Indenture") between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to the series, and the related loans will be serviced by the master servicer pursuant to a Sale and Servicing Agreement. A form of Indenture and Sale and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. Each Agreement, dated as of the related cut-off date, will be among the depositor, the master servicer and the trustee for the benefit of the holders of the securities of the series. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of the series addressed to First Horizon Asset Securities Inc., 4000 Horizon Way, Irving, Texas 75063, Attention: Secretary.

GENERAL

      The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement,

      o the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement ("Retained Interest")), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date (the "Cut-off Date Principal Balance"));

      o the assets required to be deposited in the related Security Account from time to time;

      o Property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure and any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

      If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

      Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" in this prospectus and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

      Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the "Security Register"); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

      The securities will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

      Under current law the purchase and holding of a class of securities entitled only to a specified percentage of payments of either interest or principal or a notional amount of either interest or principal on the related loans or a class of securities entitled to receive payments of interest and principal on the loans only after payments to other classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested) subject to provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Internal Revenue Code of 1986, as amended (the "Code"), may result in prohibited transactions, within the meaning of ERISA and the Code. See "ERISA Considerations." The applicable prospectus supplement may provide for the conditions for transferring a security of that type of class, but if it does not, the transfer of securities of that class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of securities of that class by or on behalf of a plan, account or arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the Agreements.

      As to each series, an election may be made to treat the related trust fund or designated portions thereof as a "real estate mortgage investment conduit" or REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. As to any series for which a REMIC election will be made, the terms and provisions applicable to the making of the REMIC election will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The master servicer, unless otherwise provided in the related prospectus supplement, will be entitled to reimbursement for these payments from the assets of the trust fund or from any holder of the related residual certificate.

DISTRIBUTIONS ON SECURITIES

      General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of the series.

      Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class.

      Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. "Available Funds" for each distribution date will generally equal the amount on deposit in the related Security Account on the distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held in the Security Account for distribution on future distribution dates.

      Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "Class Security Balance") entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in the prospectus supplement), and for the periods specified in the prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of the class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of the securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original Class Security Balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

      Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding the distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

      With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of the class of securities on that distribution date. Distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement. Prior to that time, the beneficial ownership interest in the trust fund or the principal balance, as applicable, of the class of accrued securities, as reflected in the aggregate Class Security Balance of the class of accrual securities, will increase on each distribution date by the amount of interest that accrued on the class of accrual securities during the preceding interest accrual period but that was not required to be distributed to that class on the distribution date. The class of accrual securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

      Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of the class of securities specified in the prospectus supplement, reduced by all distributions reported to the holders of the securities as allocable to principal and,

      o in the case of accrual securities, in general, increased by all interest accrued but not then distributable on the accrual securities; and

      o in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable.

      If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the prospectus supplement. The allocation of Principal Prepayments to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by the other securities. See "Credit Enhancement -- Subordination."

      Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the
trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

ADVANCES

      To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as that term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the master servicer's determination that those advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds (as defined below) or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

      In making  advances,  the master  servicer  will  endeavor  to  maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable Security Account on the future distribution date would be less than the amount required to be available for distributions to securityholders on that distribution date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which those advances were made (e.g., late payments made by the related borrower, any related
Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement). Advances by the master servicer (and any advances by a sub-servicer) also will be reimbursable to the master servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior securities) to the extent that the master servicer determines that the advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related Agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described in this prospectus under "Credit Enhancement," in each case as described in the related prospectus supplement.

      In the event the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for the advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "Description of the Securities -- Distributions on Securities."

REPORTS TO SECURITYHOLDERS

      Prior to or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to the related series of securities, among other things:

      o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included in the distribution;

      o     the amount of the distribution allocable to interest;

      o     the amount of any advance;

      o the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on the distribution date, and (b) withdrawn from the reserve fund, if any, that is included in the amounts distributed to the Senior Securityholders;

      o the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

      o the percentage of principal payments on the loans (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

      o the percentage of Principal Prepayments on the loans, if any, which each class will be entitled to receive on the following distribution date;

      o the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

      o the number and aggregate principal balances of loans (A) delinquent (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

      o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

      o the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of any class expected to be applicable to the next distribution to that class;

      o if applicable, the amount remaining in any reserve fund at the close of business on the distribution date;

      o if applicable, the amount of the Pre-Funding Amount deployed by the trustee to purchase Subsequent Loans (as defined herein) during the preceding collection period;

      o the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date;

      o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement; and

      o the servicing fee payable to the master servicer and any subservicer, if applicable.

      Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

      In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during that calendar year a report as to
(a) the aggregate of amounts reported pursuant to (i) and (ii) above for that calendar year or, in the event the person was a securityholder of record during a portion of that calendar year, for the applicable portion of that calendar year and (b) such other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

      The securities of any series may be comprised of one or more classes. These classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the series by reference to the following categories.

CATEGORIES OF CLASSES                   DEFINITION
---------------------                   ----------
Principal Types

Accretion Directed..................    A class that receives principal payments
                                        from   the   accreted    interest   from
                                        specified Accrual classes.  An accretion
                                        directed    class   also   may   receive
                                        principal payments from principal paid on the underlying Trust Fund Assets for the related series.

Component Securities................    A class consisting of "components."  The
                                        components   of  a  class  of  component
                                        securities may have different principal and/or interest payment characteristics but together constitute a single class.
                                        Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior or NAS.......    A class  that,  for the  period  of time
                                        specified  in  the  related   prospectus
                                        supplement,  generally  will not receive
                                        (in other  words,  is locked out of) (1)
                                        principal  prepayments on the underlying
                                        Mortgage   Assets  that  are   allocated
                                        disproportionately    to   the    senior
                                        certificates  because  of  the  shifting
                                        interest  structure of the  certificates
                                        in  the  trust   and/or  (2)   scheduled
                                        principal  payments  on  the  underlying
                                        Mortgage  Assets,  as  specified  in the
                                        related  prospectus  supplement.  During
                                        the lock-out period,  the portion of the
                                        principal     distributions    on    the
                                        underlying  Mortgage Assets that the NAS
                                        class   is   locked   out  of   will  be
                                        distributed to the other classes of senior certificates.

Notional Amount Securities..........    A class having no principal  balance and
                                        bearing interest on the related notional
                                        amount.  The notional amount is used for
                                        purposes   of   the   determination   of
                                        interest distributions.

CATEGORIES OF CLASSES                   DEFINITION
---------------------                   ----------

Planned Principal Class or PAC'S....    A class  that  is  designed  to  receive
                                        principal payments using a predetermined
                                        principal  balance  schedule  derived by
                                        assuming two constant  prepayment  rates
                                        for the  underlying  Trust Fund  Assets.
                                        These two rates  are the  endpoints  for
                                        the "structuring  range" for the planned
                                        principal class.  The planned  principal
                                        classes  in any  series of  certificates
                                        may   be   subdivided   into   different
                                        categories   (e.g.,    primary   planned
                                        principal  classes,   secondary  planned
                                        principal  classes and so forth)  having
                                        different  effective  structuring ranges
                                        and    different    principal    payment
                                        priorities.  The  structuring  range for
                                        the secondary planned principal class of
                                        a  series   of   certificates   will  be
                                        narrower   than  that  for  the  primary
                                        planned principal class of the series.

Scheduled Principal Class...........    A class  that  is  designed  to  receive
                                        principal payments using a predetermined
                                        principal  balance  schedule  but is not
                                        designated as a Planned  Principal Class
                                        or  Targeted  Principal  class.  In many
                                        cases,   the   schedule  is  derived  by
                                        assuming two constant  prepayment  rates
                                        for the  underlying  Trust Fund  Assets.
                                        These two rates  are the  endpoints  for
                                        the   "structuring    range"   for   the
                                        scheduled principal class.

Sequential Pay......................    Classes that receive principal  payments
                                        in a  prescribed  sequence,  that do not
                                        have  predetermined   principal  balance
                                        schedules    and    that    under    all
                                        circumstances    receive   payments   of
                                        principal  continuously  from the  first
                                        distribution  date on which they receive
                                        principal  until  they  are  retired.  A
                                        single  class  that  receives  principal
                                        payments   before  or  after  all  other
                                        classes in the same series of securities may be identified as a sequential pay class.

Super Senior........................    A  class   that   will   not   bear  its
                                        proportionate  share of realized  losses
                                        (other than excess losses) as its share is directed to another class, referred to as the "support class" until the class certificate balance of the support class is reduced to zero.

Strip...............................    A  class   that   receives   a  constant
                                        proportion, or "strip," of the principal payments on the underlying Trust Fund
                                        Assets.

Support Class (also sometimes
 referred to as
  "companion classes")..............    A class that receives principal payments
                                        on  any   distribution   date   only  if
                                        scheduled  payments  have  been  made on
                                        specified  planned  principal   classes,
                                        targeted    principal   classes   and/or
                                        Scheduled Principal Classes.

Targeted Principal Class or TACs....    A class  that  is  designed  to  receive
                                        principal payments using a predetermined
                                        principal  balance  schedule  derived by
                                        assuming  a single  constant  prepayment
                                        rate  for  the  underlying   Trust  Fund
                                        Assets.

Interest Types

Fixed Rate..........................    A class  with an  interest  rate that is
                                        fixed throughout the life of the class.

Floating Rate.......................    A  class  with  an  interest  rate  that
                                        resets   periodically   based   upon   a
                                        designated   index   and   that   varies
                                        directly with changes in the index.

CATEGORIES OF CLASSES                   DEFINITION
---------------------                   ----------

Inverse Floating Rate...............    A  class  with  an  interest  rate  that
                                        resets   periodically   based   upon   a
                                        designated   index   and   that   varies
                                        inversely with changes in the index.

Variable Rate.......................    A  class  with  an  interest  rate  that
                                        resets periodically and is calculated by
                                        reference   to  the  rate  or  rates  of
                                        interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

Interest Only.......................    A class that receives some or all of the
                                        interest payments made on the underlying
                                        Trust  Fund  Assets  and  little  or  no
                                        principal.  Interest  Only  classes have
                                        either a nominal  principal balance or a
                                        notional  amount.  A  nominal  principal
                                        balance represents actual principal that
                                        will  be  paid  on  the  class.   It  is
                                        referred  to  as  nominal  since  it  is
                                        extremely   small   compared   to  other
                                        classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an Interest
                                        Only class that is not entitled to any distributions in respect of principal.

Principal Only......................    A class that does not bear  interest and
                                        is    entitled    to    receive     only
                                        distributions in respect of principal.

Partial Accrual.....................    A class  that  accretes a portion of the
                                        amount  of  accrued  interest   thereon,
                                        which   amount  will  be  added  to  the
                                        principal  balance of that class on each
                                        applicable  distribution  date, with the
                                        remainder of the accrued  interest to be
                                        distributed  currently  as  interest  on
                                        that class.  This accretion may continue
                                        until a specified  event has occurred or
                                        until  the  Partial   Accrual  class  is
                                        retired.

Accrual.............................    A class  that  accretes  the  amount  of
                                        accrued interest otherwise distributable on that class, which amount will be added as principal to the principal balance of that class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the Accrual class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

      The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related Pooling and Servicing Agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

      If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Reuters Screen LIBO Page, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Reuters Screen LIBO Page, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

      Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

      (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

      (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

      o     LIBOR as determined on the previous LIBOR determination date, or

      o     the reserve interest rate.

      The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

      o the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

      o if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

      (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

      Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If a reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

      If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

      If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

      The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

      The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

      A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it its due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

      The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

      The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of "COFI securities") for the Interest Accrual Period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

      The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI certificates the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

      The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

      The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

      Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

      The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination Date (as that term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal (or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of the range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

BOOK-ENTRY REGISTRATION OF SECURITIES

      As described in the related prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities ("Security Owners") will hold their securities through the Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or Euroclear (in Europe) if they are participants of those systems, or indirectly through organizations which are participants in those systems. The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositories which in turn will hold those positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream, Luxembourg and JP Morgan Chase Bank will act as depositary for Euroclear (in those capacities, individually the "Relevant Depositary" and collectively the "European Depositories"). Except as described below, no person acquiring a book-entry security (each, a "beneficial owner") will be entitled to receive a physical certificate representing the security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "securityholders" of the securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations and DTC.

      A Security Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of the book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

      Security Owners will receive all distributions of principal of, and interest on, the securities from the applicable trustee through DTC and DTC participants. While the securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC must make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and organizations that have indirect access to the DTC system, such as banks, brokers, dealers, trust companies and other indirect participants that clear through or maintain a custodial relationship with a participant, with whom Security Owners have accounts for securities are similarly required to make book-entry transfers and receive and transmit those distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

      Security Owners will not receive or be entitled to receive certificates representing their respective interests in the book-entry securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing them to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of the securities, which account is maintained with their respective participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

      Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on the business day following the DTC settlement date. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the notes, see "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and " -- Tax Consequences to Holders of the Notes -- Backup Withholding" in this prospectus and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I attached to this prospectus.

      Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the European Depositories.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

      Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A," a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. Subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities to a new Luxembourg company, New Cedel International, societe anonyme, which is 50% owned by Cedel International and 50% owned by Deutsche Borse Clearing AG's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

      Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group to give them a cohesive brand name. The new brand name that was chosen is "Clearstream." With effect from January 14, 2000 New Cedel International has been renamed "Clearstream
International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme," and Cedel Global Services was renamed "Clearstream Services, societe anonyme."

      On January 17, 2000 Deutsche Borse Clearing AG was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream, Luxembourg in any of 36 currencies, including United States dollars. Clearstream, Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks.
Clearstream, Luxembourg's participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. participants are limited to securities brokers and dealers and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the operator of the Euroclear System ("MGT/EOC") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

      Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and deals with domestic securities markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by MGT/EOC under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by MGT/EOC, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems, S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      MGT/EOC is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with MGT/EOC are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. MGT/EOC acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since those payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and " -- Tax Consequences to Holders of the Notes -- Backup Withholding" in this prospectus and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I attached to this prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Security Owner to pledge book-entry securities to persons or entities that do not participate in the depository system may be limited due to the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of those securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

      Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Security Owners upon request, in accordance with the Rules, and to the Financial Intermediaries to whose DTC accounts the book-entry securities of those Security Owners are credited.

      DTC has advised the depositor and the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that the actions are taken on behalf of Financial Intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or MGT/EOC, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

      The applicable prospectus supplement may specify when and for what reasons Definitive Securities may be issued, but if it does not, Definitive Securities will be issued to Security Owners or their nominees, rather than to DTC, only if

      o DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the depositor or the trustee is unable to locate a qualified successor;

      o the depositor, at its sole option, elects to terminate the book-entry system through DTC; or

      o after the occurrence of an event of default under the applicable Agreement, beneficial owners of securities representing not less than 51% of the aggregate percentage interests evidenced by each class of securities of the related series issued as book-entry securities advise the trustee and the DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the beneficial owners.

      Upon the availability of Definitive Securities, the applicable trustee will be required to notify all Security Owners of the occurrence of the event resulting in their availability and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the applicable trustee will issue Definitive Securities, and thereafter the applicable trustee will recognize the holders of Definitive Securities as securityholders under the applicable Agreement.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

      The foregoing information with respect to DTC, Clearstream, Luxembourg and Euroclear has been provided for informational purposes only and is not a representation, warranty or contract modification of any kind by DTC, Clearstream, Luxembourg or Euroclear.

      None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

      Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of the series, the establishment of one or more reserve funds, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated in this prospectus or described in the related prospectus supplement, or any combination of the foregoing. See "The Agreements -- Realization upon Defaulted Loans -- FHA Insurance; VA Guaranties" for a description of FHA Insurance and VA Guaranties and "-- Insurance Policies, Surety Bonds and Guaranties" for a description of guaranteed investment contracts. The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, but if it does not, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

      If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of the series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the ownership interest (if applicable) of the related subordinated securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinated securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses on the securities.

      In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. Those deposits may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in the prospectus supplement.

      If specified in the related prospectus supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise.

      As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among those classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related prospectus supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

LETTER OF CREDIT

      The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities (the "L/C Percentage"). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements -- Termination; Optional Termination." A copy of the letter of credit for a series, if any, will be filed with the Securities and Exchange Commission (the "SEC") as an exhibit to a Current Report on Form 8-K to be filed after the issuance of the securities of the related series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

      If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties (including guaranteed investment contracts) for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of those assets or a principal payment rate on those assets. These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement. A copy of any related instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC after the issuance of the securities of the related series.

OVER-COLLATERALIZATION

      If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in over-collateralization.

RESERVE ACCOUNTS

      If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for the series of securities, in trust, of one or more reserve funds for the series. The related prospectus supplement will specify whether or not any reserve funds will be included in the trust fund for a series.

      The reserve fund for a series will be funded (i) by the deposit of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit from time to time of certain amounts, as specified in the related prospectus supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related prospectus supplement.

      Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in "Permitted Investments" which may include

      (i) obligations of the United States or any agency thereof, provided those obligations are backed by the full faith and credit of the United States;

      (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency (as defined herein) rating the related series of securities;

      (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency;

      (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc. ("Moody's") is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities;

      (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC and receiving the highest short-term debt rating of each Rating Agency;

      (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation receiving the highest short-term debt rating of each Rating Agency and containing, at the time of the issuance of the agreements, terms and conditions that will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency;

      (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

      (viii)securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's or S&P (as defined herein), such rating shall be the highest commercial paper rating of Moody's or S&P, as applicable, for any such securities);

      (ix) units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency (except if Fitch is a Rating Agency and has not rated the portfolio, the highest rating assigned by Moody's) and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations; and

      (x) such other investments bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the securities by either Rating Agency, as evidenced by a signed writing delivered by each Rating Agency .

      If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional information with respect to the instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

      Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

POOL INSURANCE POLICIES

      If specified in the related prospectus supplement, a separate pool insurance policy ("Pool Insurance Policy") will be obtained for the pool and issued by the insurer (the "Pool Insurer") named in the prospectus supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

      The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) the expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

      The applicable prospectus supplement may provide for a Pool Insurance Policy covering losses resulting from defaults, but if it does not, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things,

      o fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

      o failure to construct a Property in accordance with plans and specifications.

      A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's representations described above and might give rise to an obligation on the part of the related seller to repurchase the defaulted loan if the breach cannot be cured by the related seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of the loan, at the time of default or thereafter, was not approved by the applicable insurer.

      The applicable prospectus supplement may provide for a Pool Insurance Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

SPECIAL HAZARD INSURANCE POLICIES

      If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related securities from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the Property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage and other losses that may be specified in the related prospectus supplement. See "The Agreements -- Hazard Insurance." No special hazard insurance policy will cover losses from fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

      The applicable prospectus supplement may provide for other payment coverage, but if it does not, each special hazard policy will insure against damage to mortgaged properties caused by special hazard losses in an amount equal to the lesser of:

      o     the cost of repair to or replacement of the damaged Property, or

      o upon transfer of the Property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer with respect to the Property.

      If the unpaid principal balance of a mortgage loan, plus accrued interest and expenses, is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the Property. In addition, any amount paid to repair or replace the Property will further reduce special hazard coverage by that amount.

      No special hazard policy will insure against damage that is covered by a hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer.

      So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

      To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

BANKRUPTCY BONDS

      If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be canceled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related securities. See "Legal Aspects of the Loans -- Anti-deficiency Legislation and Other Limitations on Lenders."

      To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

CROSS SUPPORT

      If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

      If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.

FINANCIAL INSTRUMENTS

      If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

      o to convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

      o to provide payments in the event that any index rises above or falls below specified levels; or

      o to provide protection against interest rate changes, certain type of losses, including reduced market value, or other payment shortfalls to one or more classes of the related series.

      If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act.

                       YIELD AND PREPAYMENT CONSIDERATIONS

      The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included the pool. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

      The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of these types of loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, home equity loans and home improvement loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, these loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related loan. See "Legal Aspects of the Loans -- Due-on-Sale Clauses." The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

      Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for that month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

      Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those types of loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements -- Collection Procedures" and "Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

      The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the Loan Rates. However, there can be no assurance that this will be the case.

      When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or in the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in the month of receipt. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

      Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

      Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

      Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the master servicer to damages and administrative sanctions.

      If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of the interest will not be made earlier than the month following the month of accrual.

      Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities. See "The Agreements -- Termination; Optional Termination."

      The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

      The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

                                 THE AGREEMENTS

      Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this prospectus. Where particular provisions or terms used in the Agreements are referred to, the provisions or terms are as specified in the Agreements.

ASSIGNMENT OF THE TRUST FUND ASSETS

      Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to the loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related
Agreement. This schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate or APR, the maturity of the loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

      In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each single family loan or home equity loan,

      o the mortgage note or contract endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

      o the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the Mortgage together with a certificate that the original of the Mortgage was delivered to the recording office),

      o an assignment of the Mortgage in blank, which assignment will be in recordable form in the case of a Mortgage assignment, and any other security documents, including those relating to any senior interests in the Property, as may be specified in the related prospectus supplement or the related Agreement.

      The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in those states designated by the Rating Agencies where recording is not required to protect the trustee's interest in those loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the related loans.

      If so specified in the related prospectus supplement, and in accordance with the rules of membership of Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the Mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS (R) System. For any Mortgage held through the MERS (R) System, the Mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loan, and subsequent assignments of the Mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the MERS
(R) System. For each of these mortgage loans, MERS serves as mortgagee of record on the Mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

      With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee (or to the custodian) for each cooperative loan,

      o the related original cooperative note endorsed without recourse in blank or to the order of the trustee or, to the extent the related Agreement so provides, a lost note affidavit,

      o     the original security agreement,

      o     the proprietary lease or occupancy agreement,

      o     the recognition agreement,

      o an executed financing agreement and the relevant stock certificate, together with the related blank stock powers, and

      o     any other document specified in the related prospectus supplement.

      The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

      The applicable prospectus supplement may provide for the depositor's delivery obligations in connection with home improvement contracts, but if it does not, the depositor will as to each home improvement contract, deliver or cause to be delivered to the trustee (or to the custodian) the original home improvement contract and copies of documents and instruments related to each home improvement contract and the security interest in the Property securing the home improvement contract. In general, it is expected that the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement contracts without notice of the assignment, the interest of securityholders in the home improvement contracts could be defeated. See "Legal Aspects of the Loans -- Home Improvement Contracts."

      The trustee (or the custodian) will review the loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold the loan documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove the loan from the trust fund and substitute in its place one or more other loans that meets certain requirements set forth in the related prospectus supplement. There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to the extent described above under "Loan Program -- Representations by Sellers; Repurchases," neither the master servicer nor the depositor will be obligated to purchase or replace a loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

      The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

      The master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of a representation of the master servicer which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase (at the Purchase Price) or if so specified in the related prospectus supplement, replace the loan. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for a breach of representation by the master servicer.

      Assignment of Agency Securities. The depositor will cause the agency securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the certificates. Each agency security will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

      Assignment of Private Mortgage-Backed Securities. The depositor will cause the private mortgage-backed securities to be registered in the name of the trustee. The trustee or the custodian will have possession of any certificated private mortgage-backed securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a private mortgage-backed security. See "The Trust Fund -- Private Mortgage-Backed Securities." Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each private mortgage-backed security conveyed to the trustee.

      Conveyance of Subsequent Loans. With respect to a series of securities for which a Pre-Funding Arrangement is provided, in connection with any conveyance of Subsequent Loans to the trust fund after the issuance of the related securities, the related Agreement will require the seller and the depositor to satisfy the following conditions, among others:

      o each Subsequent loan purchased after the applicable closing date must satisfy the representations and warranties contained in the subsequent transfer agreement to be entered into by the depositor, the seller and the trustee and in the related Agreement;

      o the seller will not select the Subsequent Loans in a manner that it believes is adverse to the interests of the securityholders;

      o as of the related cut-off date, all of the loans in the loan pool at that time, including the Subsequent Loans purchased after the closing date, will satisfy the criteria set forth in the related Agreement;

      o the Subsequent Loans will have been approved by any third party provider of credit enhancement, if applicable; and

      o before the purchase of each Subsequent loan the trustee will perform an initial review of certain related loan file documentation for the loan and issue an initial certification for which the required documentation in the loan file has been received with respect to each Subsequent loan.

      The Subsequent loans, on an aggregate basis, will have characteristics similar to the characteristics of the initial pool of loans as described in the related prospectus supplement. Each acquisition of any Subsequent Loans will be subject to the review by any third party provider of credit enhancement, if applicable, the rating agencies and the seller's accountants of the aggregate statistical characteristics of the related loan pool for compliance with the applicable statistical criteria set forth in the related Agreement.

      Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

      The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the "Security Account"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related series of securities,
(ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association
Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ("SAIF")), (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held in a Security Account may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

      The master servicer will deposit or cause to be deposited in the Security Account for each trust fund, to the extent applicable and unless otherwise specified in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing Retained Interest):

      o all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

      o all payments on account of interest on the loans, net of applicable servicing compensation;

      o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent those proceeds are not applied to the restoration of the Property or released to the Mortgagor in accordance with the master servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the master servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

      o all proceeds of any loan or Property in respect thereof purchased by the master servicer, the depositor or any seller as described under "Loan Program -- Representations by Sellers; Repurchases" or " -- Assignment of Trust Fund Assets" above and all proceeds of any loan repurchased as described under " -- Termination; Optional Termination" below;

      o all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under " -- Hazard Insurance" below;

      o any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

      o all other amounts required to be deposited in the Security Account pursuant to the Agreement.

      The master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

      o to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

      o to reimburse the master servicer for advances, this right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which the advance was made;

      o to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

      o to reimburse the master servicer from Insurance Proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

      o to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, this right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

      o to pay to the master servicer, with respect to each loan or Property acquired in respect thereof that has been purchased by the master servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of the repurchased loan;

      o to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the Agreement;

      o to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

      o to clear and terminate the Security Account upon termination of the Agreement.

      In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

PRE-FUNDING ACCOUNT

      If so provided in the related prospectus supplement, the master servicer will establish and maintain an account (the "Pre-Funding Account"), in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit cash in an amount specified in the prospectus supplement (the "Pre-Funded Amount") on the related closing date. The Pre-Funding Account will be maintained with the trustee for the related series of securities and is designed solely to hold funds to be applied by the trustee during the period from the closing date to a date not more than a year after the closing date (the "Funding Period") to pay to the depositor the purchase price for loans purchased during the Funding Period (the "Subsequent Loans"). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. The Pre-Funded Amount will be used by the related trustee to purchase Subsequent Loans from the depositor from time to time during the Funding Period. The Funding Period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement. See "Credit Enhancement -- Reserve Accounts" for a description of the types of investments which may constitute "Permitted Investments." Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities. Prior to or concurrently with each distribution on a distribution date within the Funding Period, the master servicer or the trustee will furnish to each securityholder of record of the related series of securities a statement setting forth the amounts of the Pre-Funding Amount deployed by the trustee to purchase Subsequent Loans during the preceding collection period. The depositor will file or cause such statement to be filed with the SEC as an exhibit to a Current Report on Form 8-K within 15 days after the related distribution date. See "Description of the Securities -- Reports to Securityholders." The underwriting standards for the Subsequent Loans will not materially differ from the underwriting standards for the mortgage loans initially included in the trust fund.

      In addition, if so provided in the related prospectus supplement, on the related closing date the depositor will deposit in an account (the "Capitalized Interest Account") cash in such amount as is necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the Pre-Funding Account as described above. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

SUB-SERVICING BY SELLERS

      Each seller of a loan or any other servicing entity may act as the sub-servicer for the loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for the series of securities is no longer the master servicer of the related loans, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the Sale and Servicing Agreement as if the master servicer alone were servicing the loans.

COLLECTION PROCEDURES

      The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty (as defined herein), bankruptcy bond or alternative arrangements, follow those collection procedures as are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of the loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment.

      In any case in which Property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable thereto, but only if the exercise of those rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the loan is a mortgage loan insured by the FHA or partially guaranteed by the VA, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the Property has been or is about to be conveyed, pursuant to which the person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of the Loans -- Due-on-Sale Clauses." In connection with the assumption of any loan, the terms of the related loan may not be changed.

      With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Legal Aspects of the Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

      In general a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which those items are allowable as a deduction to the corporation, that Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under that Section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

      In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which the Property is located. This coverage will be in an amount that is at least equal to the lesser of

      o     the maximum insurable value of the improvements securing the loan or

      o     the greater of:

            (1)   the outstanding principal balance of the loan, and

            (2) an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

      All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. This blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited in the Security Account but for that clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of those policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

      The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage (generally 80% to 90%) of the full replacement value of the insured Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of

      o     the actual cash value (generally  defined as replacement cost at the
            time  and  place  of  loss,  less  physical   depreciation)  of  the
            improvements damaged or destroyed or

      o such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

      Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged Property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement."

      The master  servicer  will not  require  that a  standard  hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the Property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged Property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the related cooperative loan to the extent not covered by other credit support.

      If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the master servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) that the related expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      If recovery on a defaulted loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an Insurance Policy, the master servicer will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of the related loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with the liquidation proceedings and which are reimbursable under the Agreement. In the unlikely event that any liquidation proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

      If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan. In the event that the master servicer has expended its own funds to restore the damaged Property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to those expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no such payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See "Credit Enhancement."

      The proceeds from any liquidation of a loan will be applied in the following order of priority: first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the master servicer with respect to the loan; second, to reimburse the master servicer for any unreimbursed advances with respect to the loan; third, to accrued and unpaid interest (to the extent no advance has been made for that amount) on the loan; and fourth, as a recovery of principal of the loan.

REALIZATION UPON DEFAULTED LOANS

      Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which this type of coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

      FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Legal Aspects of the Loans -- The Title I Program," certain loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

      Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA Guaranty for the loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and this compensation will be retained by it from collections of interest on the loan in the related trust fund (the "Master Servicing Fee"). As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

      The master servicer will pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received, and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of certificateholders to receive any related liquidation proceeds, including insurance proceeds.

EVIDENCE AS TO COMPLIANCE

      Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of the statement) of firms of independent public accountants with respect to the related sub-servicer.

      Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

      Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

      The applicable prospectus supplement may provide that another entity will act as the master servicer under a Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, but if it does not, the master servicer will be First Horizon. First Horizon is an indirect wholly owned subsidiary of First Horizon National Corporation, a Tennessee corporation incorporated in 1968 and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. First Horizon is not a party to any legal proceedings that could have a material impact on its ability to service the mortgage loans under the applicable Agreement. First Horizon maintains its principal office at 4000 Horizon Way, Dallas, Texas 75063. Its telephone number is (214) 441-4000.

      First Horizon or any other entity acting as master servicer under a Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, may have normal business relationships with the depositor or the depositor's affiliates.

      Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation by the master servicer will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

      Each Agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any director, officer, employee or agent of the master servicer or the depositor will be protected against any liability which would otherwise be imposed by reason of wilful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except for any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

      In general, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each Agreement, provided that

      o that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and

      o the related merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of the related series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

      Pooling and Servicing Agreement; Sale and Servicing Agreement. The applicable prospectus supplement may provide for other "Events of Default" under any Pooling and Servicing Agreement or Sale and Servicing Agreement, but if it does not, the Events of Default will consist of

      o any failure by the master servicer to distribute or cause to be distributed to securityholders of any class any required payment (other than an advance) which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of the class evidencing not less than 25% of the total distributions allocated to the class ("percentage interests");

      o any failure by the master servicer to make an advance as required under the Agreement, unless cured as specified in the Agreement;

      o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for thirty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting the class; and

      o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

      If specified in the related Prospectus Supplement, the Agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under "Credit Enhancement" in this prospectus in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

      The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting the class and under such other circumstances as may be specified in the Agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the Agreement relating to the trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor to the master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

      Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of the holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to the Agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class of the series evidencing not less than 25% of the aggregate percentage interests constituting the class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

      Indenture. The applicable prospectus supplement may provide for other Events of Default, but if it does not, the Events of Default under each Indenture will consist of:

      o a default in the payment of any principal of or interest on any note of the series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

      o failure to perform in any material respect any other covenant of the depositor or the trust fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

      o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

      o any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

      If an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount (or, if the notes of the series have an interest rate of 0%, that portion of the principal amount as may be specified in the terms of the series, as provided in the related prospectus supplement) of all the notes of the series to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage interests of the notes of the series.

      If, following an Event of Default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any note of the series for five days or more, unless

      o the holders of 100% of the percentage interests of the notes of the series consent to the sale,

      o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or

      o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the percentage interests of the notes of the series.

      In the event that the trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the Indenture provides that the trustee will have a prior lien on the related liquidation proceeds for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of such an Event of Default.

      In the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

      Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of the series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of a majority of the then aggregate outstanding amount of the notes of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the series affected thereby.

AMENDMENT

      The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders,

      (a) to cure any ambiguity;

      (b) to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it; or

      (c) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions in it,

provided that the action will not adversely affect in any material respect the interests of any securityholder. An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting the amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the securities.

      In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that any change does not adversely affect the then current rating on the class or classes of securities of the series that have been rated. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

      The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities of the series evidencing not less than 66% of the aggregate percentage interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no amendment may

      o reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of the security, or

      o reduce the aforesaid percentage of securities of any class the holders of which are required to consent to any such amendment,

in each case without the consent of the holders of all securities of the class covered by the Agreement then outstanding.

      If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

      Pooling and Servicing Agreement; Trust Agreement. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to the Agreement following the later of

      (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all Property acquired upon foreclosure of any Trust Fund Assets remaining in the trust fund, and

      (ii) the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see "Material Federal Income Tax Consequences" below), from the related trust fund of all of the remaining Trust Fund Assets and all Property acquired in respect of the Trust Fund Assets.

      Any purchase of Trust Fund Assets and Property acquired in respect of Trust Fund Assets evidenced by a series of securities will be made at the option of the master servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series, but the right of the master servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

      Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all the notes of the series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the series.

      In addition to the discharge with certain limitations, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of the series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series, to replace stolen, lost or mutilated notes of the series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the Indenture and the notes of the series. In the event of any defeasance and discharge of notes of a series, holders of notes of the series would be able to look only to this money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

THE TRUSTEE

      The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

      The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because the legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

GENERAL

      The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the Property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the Property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the Property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the Property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject Property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

      Cooperatives. Certain of the loans may be cooperative loans. The cooperative owns all the Property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

      The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE

      Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the Property at public auction upon any material default by the borrower under the terms of the note or deed of trust. In certain states, the foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (including California), the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the Property, including any junior lienholders. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specified period of time in one or more newspapers. These notice provisions require that a copy of the notice of sale be posted on the Property and sent to all parties having an interest of record in the Property. In
California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

      Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the Property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the Property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholders no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of a sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

      Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the Property, the possible
deterioration  of  the  Property  during  the  foreclosure   proceedings  and  a
requirement that the purchaser pay for the Property in cash or by cashier's check. Thus the foreclosing lender often purchases the Property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where the judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the Property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the Property. Depending upon market conditions, the ultimate proceeds of the sale of the Property may not equal the lender's investment in the Property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

      Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

      When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages and Rights of Senior Mortgagees" below.

      Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

      Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

      In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the Property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

ENVIRONMENTAL RISKS

      Property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a Property may give rise to a lien on the Property to assure the payment of the costs of clean-up. In several states this type of lien has priority over the lien of an existing mortgage against the Property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the EPA may impose a lien on Property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

      Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion") but without "participating in the management" of the Property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or Property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or Property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or Property as an investment (including leasing the facility or Property to third party), or fails to market the Property in a timely fashion.

      Whether actions taken by a lender would constitute participation in the management of a Property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender.

      This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. This legislation provides that in order to be deemed to have participated in the management of a Property, a lender must actually participate in the operational affairs of the Property or the borrower. The legislation also provides that participation in the management of the Property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the Property.

      If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to certificateholders.

      CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors or, alternatively, may not impose liability on secured creditors at all.

      In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

RIGHTS OF REDEMPTION

      In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the Property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed Property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the Property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem Property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California) statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the Property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular Property and a loan secured by a junior lien on the same Property, the lender, as the holder of the junior lien, may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

      Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the Property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the Property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

      In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a Property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the Property is not the debtor's principal residence and the court determines that the value of the Property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of these types of proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of the payments.

      The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities on lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

DUE-ON-SALE CLAUSES

      Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce due-on-sale clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of those clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of widow period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the Property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

      In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

      Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of a prepayment penalty, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of the those loans or contracts. Late charges and prepayment penalties are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted these laws prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

HOME IMPROVEMENT CONTRACTS

      General. Some home improvement contracts may in addition to being secured by mortgages on real estate, also be secured by purchase money security interests in home improvements financed thereby (these home improvement contracts are referred to in this section as "contracts"). These contracts generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. In general, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

      Security Interests in Home Improvements. The contracts that are secured by the home improvements financed thereby grant to the originator of the contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. These purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose this characterization upon incorporation of the materials into the related Property, will not be secured by a purchase money security interest in the home improvement being financed.

      Enforcement of Security Interest in Home Improvements. So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

      Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

      Consumer Protection Laws. The so-called holder in due course rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

      Applicability of Usury Laws. Title V, provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

      The loans may also consist of installment contracts. Under an installment contract the seller (referred to in this section as the "lender") retains legal title to the Property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the Property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the Property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the Property.

      The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the Property, the entire indebtedness is accelerated, and the buyer's equitable interest in the Property is forfeited. The lender in this type of situation does not have to foreclose in order to obtain title to the Property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the Property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the Property under an installment contract for the sale of real estate to share in the proceeds of sale of the Property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a Property subject to one or more liens.

SERVICEMEMBERS CIVIL RELIEF ACT

      Generally, under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of the borrower's loan (including a borrower who is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The California Military and Veterans Code (the "California Military Code") provides protection equivalent to that provided by the Relief Act to California National Guard members called up to active service by the Governor of California, California National Guard members called up to active service by the President of the United States and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act and the California Military
Code could result in losses to securityholders. The Relief Act and the California Military Code also impose limitations which would impair the ability of the master servicer to foreclose on an affected loan or enforce rights under a home improvement contract during the borrower's period of active duty status and, under certain circumstances, during an additional three month period after that period. Moreover, the Relief Act and the California Military Code permit the extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that a loan that is subject to the Relief Act or the California Military Code goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

JUNIOR MORTGAGES AND RIGHTS OF SENIOR MORTGAGEES

      To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under the junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the Property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the Property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

      The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply these proceeds and awards to any indebtedness secured by the mortgage, in the order determined by the mortgagee. Thus, in the event improvements on the Property are damaged or destroyed by fire or other casualty, or in the event the Property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

      Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the Property and, when due, all encumbrances, charges and liens on the Property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the Property, to maintain and repair the Property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the Property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

      The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any Mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

HOME EQUITY LINE OF CREDIT LOANS

      The form of credit line trust deed or mortgage generally used by most institutional lenders which make home equity line of credit loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any Mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage liens securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

THE TITLE I PROGRAM

      General. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

      The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans ("Property Improvement Loans" or "Title I Loans"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a Property and includes single family improvement loans.

      There are two basic methods of lending or originating these loans which include a "direct loan" or a "dealer loan." With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction.
With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

      Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first scheduled payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

      Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

      Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In this case, provided that the validity of any lien on the Property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

      Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single Property, in each case as long as the total outstanding balance of all Title I Loans in the same Property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

      Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

      The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the Property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend the list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the borrower is required to submit to the lender, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender or its agent is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

      FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to the loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges falling due after the prepayment.

      Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to the insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage in the lender's FHA insurance coverage reserve account may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

      The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of the loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of the loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

      Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on the loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

      Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the Property under any security instrument, or
(b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the Property under a security instrument (or if it accepts a voluntary conveyance or surrender of the Property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

      When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of the loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If a defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

      Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes hereof, the "Claimable Amount" means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against Property securing the loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney's fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

CONSUMER PROTECTION LAWS

      Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, the Home Equity Loan Consumer Protection Act of 1988 and related statutes and regulations. In particular, Regulation Z, requires certain disclosures to the borrowers regarding the terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Certain provisions of these laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of these laws may limit the ability of the sellers to collect all or part of the principal of or interest on the loans and could subject the sellers and in some cases their assignees to damages and administrative enforcement.

HOME OWNERSHIP AND EQUITY PROTECTION ACT OF 1994 AND SIMILAR STATE LAWS

      Some loans and contracts, known as "High Cost Loans," may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994, or "Homeownership Act," if such trust assets were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including any trust fund, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as recision rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the trust fund, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the home loan.

      In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in home loans that have interest rates or origination costs in excess of consummation of the home loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. An originators' failure to comply with these laws could subject the trust fund, and other assignees of the home loans, to monetary penalties and could result in the borrowers rescinding the home loans against either the trust fund or subsequent holders of the home loans.

      Some of the mortgage loans in a mortgage pool that were originated between October 1, 2002 and March 6, 2003 may be "home loans" and also may be "covered home loans" under the Georgia Fair Lending Act, or "Georgia Act." The Georgia Act applies to any mortgage loan that is secured by a property located in the State of Georgia that is the mortgagor's principal residence and has a principal amount not in excess of the conforming loan balance limit established by Fannie Mae. These loans are referred to under the Georgia Act as "home loans." Certain home loans, which are referred to as "covered home loans," have met certain fee and finance-charge criteria. Certain covered home loans, which are referred to as "Georgia high-cost home loans," have met higher limits regarding fees and finance charges. The Georgia Act prohibits certain activities and charges in connection with home loans. Additional prohibitions apply to covered home loans and further prohibitions apply to Georgia high-cost home loans. Except in the case of a transaction in which the mortgage loans are provided by an unaffiliated seller or unless otherwise specified in the accompanying prospectus supplement, First Horizon will represent and warrant that all of the mortgage loans in the mortgage pool complied in all materials respects with all applicable local, state and federal laws at the time of origination.

      Purchasers or assignees of a Georgia high-cost home loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the home loan. Purchasers or assignees of a covered home loan, including the related trust, could be subject to defenses to foreclosure or an action to collect or to counterclaims by a mortgagor if the loan is in violation of the Georgia Act. Remedies available to a mortgagor include actual, statutory and punitive damages, costs and attorneys fees, rescission rights and other, unspecified equitable remedies. No maximum penalty has been set with respect to violations of the Georgia Act, and courts have been given discretion under the statute to fashion equitable remedies as they deem appropriate.

      With respect to loans originated during the period between October 1, 2002 and March 6, 2003, there are some uncertainties in making a determination as to whether a particular Georgia loan is a covered home loan or a Georgia high-cost home loan, and in determining whether a loan complies with all of the provisions of the Georgia Act. Although First Horizon will be obligated to repurchase any mortgage loan as to which a breach of its representation and warranty has occurred if that breach is material and adverse to the interests of the certificateholders, the repurchase price of those mortgage loans could be less than the damages and/or equitable remedies imposed pursuant to the Georgia Act.

      The Georgia Act was amended on March 7, 2003. Mortgage loans originated on or after that date are subject to a less stringent version of the Georgia Act.

      Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      The following discussion is the opinion of Andrews Kurth LLP, counsel to the depositor, as to the material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

      The discussion does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws including, for example, financial institutions, broker-dealers, insurance companies, tax-exempt organizations, U.S. expatriates and persons in special situations, such as those who hold securities as part of a straddle, hedge, conversion transaction, or other integrated investment. This discussion focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. If a partnership holds securities, the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding securities should consult their tax advisors. Prospective investors are encouraged to consult their own tax advisers concerning the particular federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

      The federal income tax consequences to holders will vary depending on whether

      o     the securities of a series are classified as indebtedness;

      o an election is made to treat the trust fund relating to a particular series of securities, or a portion of the trust fund, as a REMIC under the Code;

      o the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

      o an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

      The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to the series. Prior to issuance of each series of securities, the depositor shall file with the SEC a Form 8-K on behalf of the related trust fund containing an opinion of Andrews Kurth LLP adopting the discussion set forth under "Material Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement.

      For purposes of this discussion, the term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also shall be considered U.S. Persons.

      A "Non-U.S. Person" is any person that is not a U.S. Person.

TAXATION OF DEBT SECURITIES

      Interest and Acquisition Discount. Securities representing regular interests in a REMIC ("Regular Interest Securities") are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest (other than original issue discount or "OID") on securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to collectively as "Debt securities" in this section.

      Debt securities that are Compound Interest securities will, and certain of the other Debt securities may, be issued with OID. The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the related Treasury regulations (the "OID Regulations"). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt securities.

      In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt security and its issue price. A holder of a Debt security must include the OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt security will be considered to be zero if it is less than a de minimis amount determined under the Code or OID Regulations.

      The issue price of a Debt security is the first price at which a substantial amount of Debt securities of that class is sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt securities is sold for cash on or prior to the related closing date, the issue price for the class will be treated as the fair market value of the class on the closing date. The issue price of a Debt security also includes the amount paid by an initial Debt security holder for accrued interest that relates to a period prior to the issue date of the Debt security. The stated redemption price at maturity of a Debt security includes the original principal amount of the Debt security, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."

      Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on the Debt securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt securities do not provide for default remedies, the interest payments may be included in the Debt security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of those Debt securities will include all distributions of interest as well as principal thereon. Where the interval between the issue date and the first distribution date on a Debt security is either longer or shorter than the interval between subsequent distribution dates, all or part of any interest foregone, in the case of the longer interval, and all of any additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity. The IRS has issued proposed regulations, effective for Regular Interest Securities issued after the regulations become final, that would require the period of OID accrual generally to coincide with the period over which the interest accrues under the Pooling and Servicing Agreement, if there is a delay between the Record Date and the related distribution date. Holders of Debt securities are encouraged to consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt security.

      Under the de minimis rule, OID on a Debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt security multiplied by the weighted average maturity of the Debt security. For this purpose, the weighted average maturity of the Debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt security and the denominator of which is the stated redemption price at maturity of the Debt security. Although it is not entirely free from doubt, in the case of a pre-payable Debt security, the weighted average maturity of the Debt security should be determined with reference to the Prepayment Assumption (as defined below). Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Debt security is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally,

      o     the interest is unconditionally payable at least annually,

      o the issue price of the debt instrument does not exceed the total noncontingent principal payments by more than a specified amount and

      o interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the Debt security.

      In the case of Compound Interest securities, certain Interest Weighted Securities (as defined below), and certain of the other Debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

      Treasury regulations governing the calculation of OID on instruments having contingent interest payments (the "Contingent Regulations") specifically do not apply for purposes of calculating OID on debt instruments such as the Debt securities that are REMIC regular interests or that may be accelerated by reason of prepayments of other debt instruments securing them, and thus are subject to Code Section 1272(a)(6). Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in the following paragraphs of this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.

      The holder of a Debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt security, the sum of the "daily portions" of the original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt security and the adjusted issue price of the Debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the Debt security in all prior periods, other than qualified stated interest payments.

      The amount of OID to be included in income by a holder of a debt instrument, such as certain classes of the Debt securities, that is subject to acceleration due to prepayments on other debt obligations securing those instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess, if any, of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

      The depositor may adjust the accrual of OID on a class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for these adjustments. If the IRS were to require that OID be accrued without these adjustments, the rate of accrual of OID for a class of Regular Interest Securities could increase.

      Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

      A subsequent holder of a Debt security will also be required to include OID in gross income, but a subsequent holder who purchases the Debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt security's issue price) to offset the OID by comparable economic accruals of portions of the excess.

      Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that those amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of any losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their own tax advisors on this point.

      Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under " -- Tax Status as a Grantor Trust - General" in this prospectus) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of the OID should be calculated by treating the Interest Weighted Security as a Compound Interest security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if the holder has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by the holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See " -- Tax Status as a Grantor Trust -- Discount or Premium on Pass-Through Securities."

      Variable Rate Debt Securities. In the case of Debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of those Debt securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on those Debt securities, should be calculated as if the interest index remained at its value as of the issue date of those securities. Because the proper method of adjusting accruals of OID on a variable rate Debt security is uncertain, holders of variable rate Debt securities are encouraged to consult their own tax advisers regarding the appropriate treatment of those securities for federal income tax purposes. In the case of any REMIC, no class of Regular Interest Security (or other regular interest in a REMIC) will bear interest based on an objective rate (other than two or more qualified floating rates).

      Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder that acquires a Debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt security, or the adjusted issue price if the Debt security is issued with OID, over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until those regulations are issued, this market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a Prepayment Assumption) or (ii) in the ratio of (a) in the case of securities (or in the case of a Pass-Through Security, as set forth below, the loans underlying the security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a Pass-Through Security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

      The excess of interest paid or accrued to purchase or carry a security (or, in the case of a Pass-Through Security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a Pass-Through Security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during the taxable year the election is made and thereafter, in which case the interest deferral rule will not apply. Holders are encouraged to consult their own tax advisers before making this election.

      Premium. A holder who purchases a Debt security, other than an Interest Weighted Security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which the holder may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the Prepayment Assumption used in pricing the class. If a holder makes an election to amortize premium on a Debt security, the election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments subsequently acquired by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities are encouraged to consult their own tax advisers regarding the election to amortize premium and the method to be employed.

      Treasury regulations dealing with amortizable bond premium (the "Final Bond Premium Regulations") specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Debt securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities are encouraged to consult their own tax advisers regarding the possible application of the Final Bond Premium Regulations.

      Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for debt. If this election were to be made with respect to a Debt security with market discount, the holder of the Debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt security acquires during the year of the election or thereafter. Similarly, a holder of a Debt security that makes this election for a Debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt security is irrevocable. Holders are encouraged to consult their own tax advisers before making this election.

TAXATION OF THE REMIC AND ITS HOLDERS

      In the opinion of Andrews Kurth LLP, special counsel to the depositor, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related prospectus supplement.

      Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities, (i) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are real estate assets). If less than 95% of the REMIC's assets consist of assets described in Code Section 7701(a)(19)(C), then securities held by a domestic building and loan association will represent assets described in Code Section 7701(a)(19)(C) in the same proportion that the REMIC assets would be so treated. Similarly, if less than 95% of the REMIC's assets consist of "real estate assets" under Code Section 856(c)(5)(B), then securities held by a real estate investment trust will represent "real estate assets" in the same proportion that the REMIC's assets would be so treated and income on the securities certificates will represent "interests on obligations secured by mortgages on real property or on interests in real property" in the same proportion that the income on the REMIC's assets would be so treated.

REMIC EXPENSES; SINGLE CLASS REMICS

      As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder," including certain pass-through entities but not including real estate investment trusts, the expenses will be deductible only to the extent that the expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of the holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the specified amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of

      o 3% of the excess of adjusted gross income over the specified amount, or

      o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

      The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to a holder. In general terms, a single class REMIC is one that either

      o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or

      o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

      The applicable prospectus supplement may provide for the allocation of REMIC expenses, but if it does not, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

TAXATION OF THE REMIC

      General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the Regular Interests are generally taxable as debt of the REMIC.

      Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

      o the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and

      o deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

      A holder of a Residual Interest Security (as defined below) that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that the expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed two percent of the holder's adjusted gross income.

      For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

      The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on these loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount, i.e., under the constant yield method taking into account the Prepayment Assumption. The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include this discount in income, but without regard to the de minimis rules. See "-- Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

      To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before this date, it is possible that this premium may be recovered in proportion to payments of loan principal.

      Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

      o subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

      o subject to a limited exception, the sale or other disposition of a cash flow investment;

      o the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

      o the receipt of any fees or other compensation for services rendered by the REMIC.

      It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest securities will generally be responsible for the payment of these taxes imposed on the REMIC. To the extent not paid by the holders or otherwise, however, these taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

      The holder of a security representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the quarter, and by allocating that amount among the holders (on that day) of the Residual Interest Securities in proportion to their respective holdings on that day.

      The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

      Special rules apply regarding the federal income tax treatment of "inducement fees" received by transferees of REMIC residual interests determined to be noneconomic residual interests. These rules (i) provide tax accounting rules for the treatment of such fees as income over an appropriate period and
(ii) specify that inducement fees constitute income from sources within the United States. Prospective purchaser of Residual Interest Securities are encouraged to consult with their own tax advisors regarding the effect of these regulations.

      In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of this type of a bond or instrument.

      Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a Residual Interest Security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which the holders are encouraged consult their own tax advisers.

      Distributions. Distributions on a Residual Interest Security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of the payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain, treated as gain from the sale of the Residual Interest Security, to the extent of the excess.

      Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the Residual Interest Security at the time of the sale or exchange. Except to the extent provided in Treasury regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after the disposition.

      Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a Residual
Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust, or other entity, would be treated as excess inclusion income. If a Residual Security is owned by a Non-U.S. Person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. Please read "Tax Treatment of Foreign Investors."

      In addition, there are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

      The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for the quarterly period of
(i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of the Residual Interest Security at the beginning of the quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a Regular Interest, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. In the case of a Residual Interest Security having no economic value, the issue price will generally remain at zero, and all income allocated to the Residual Interest Security will be excess inclusions. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

      Under the REMIC Treasury regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. Please read "-- Restrictions on Ownership and Transfer of Residual Interest Securities" and " -- Tax Treatment of Foreign Investors" below.

      Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1400C of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

      If a Residual Interest Security is transferred to a Disqualified Organization in violation of the restrictions set forth above, a substantial tax can be imposed on the transferor of the Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee) that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. If an "electing large partnership" holds a Residual Interest Security, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity under Section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership. For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year, other than some service partnerships and commodity pools, which elects to apply simplified reporting provisions under the Code.

      Under the REMIC Treasury regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer

      o the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate for the year in which the transfer occurs, and

      o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

      The REMIC Treasury regulations presume that the transferor of a REMIC residual interest did not have impeding the assessment or collection of tax as a significant purpose of the transfer if it: (i) conducts a reasonable investigation of the transferee's financial condition and concludes that the transferee has historically paid its debts as they come due and finds no significant evidence indicating that the transferee will not continue to pay its debts as they come due in the future, and (ii) receives a representation from the transferee that the transferee understands the tax obligations associated with holding a residual interest and intends to pay those taxes as they come due.

      Final Treasury regulations issued on July 19, 2002 (the "Final Regulations") provide a safe harbor under which transfers of noneconomic residual interests are treated as not disregarded for federal income tax purposes. Under the Final Regulations, a transfer of a noneconomic residual interest will not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the applicable federal short-term rate.

      The Final Regulations provide an additional safe harbor for transfers of noneconomic residual interests to purchasers that are domestic, taxable C corporations (other than real estate investment trusts, regulated investment companies or REMICs). A transfer generally satisfies the this safe harbor if (1) at the time of the transfer, and at the close of each of the purchaser's two fiscal years preceding the year of transfer, the purchaser's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, (2) the purchaser makes a written agreement that any subsequent transfer of the interest will be to another taxable, domestic C corporation in a transaction that satisfies the safe harbor, and (3) the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with the residual interest will not be paid. For these purposes a transferor will be deemed to know that the taxes associated with the residual interest will not be paid if the amount of any inducement payment to be made to the purchaser relative to the liabilities assumed reasonably indicates that the taxes associated with holding the residual interest will not be paid. In addition, the transfer must meet the other conditions, described in the prospectus, requiring the transferor to investigate the financial condition of the purchaser and get a statement from the purchaser that it understands the tax nature of a noneconomic residual interest and intends to pay the taxes associated with holding the interest.

      The Final Regulations further provide that transfers to a foreign branch of a corporation that would be subject to tax on a net basis in the foreign jurisdiction on the income associated with the noneconomic residual interest are not eligible for safe harbor treatment.

      The Final Regulations generally apply to transfers of noneconomic residual interests after February 3, 2000, and thus generally apply to transfers of REMIC residual interests should they be determined to be noneconomic residual interests. The Final Regulations contain additional detail regarding their application and prospective investors in the REMIC residual interest are encouraged to consult their own tax advisors regarding the application of the Final Regulations to a transfer of such REMIC residual interests.

      If a transfer of a Residual Interest Security is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Treasury regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. Please see "-- Tax Treatment of Foreign Investors" below.

      In addition, legislation has been proposed under which a REMIC would be secondarily liable for the tax liability of its residual interest. It is unknown whether this provision will be enacted. Prospective investors in REMIC residual interests are encouraged to consult their own tax advisors regarding proposed regulations and proposed legislation.

      Mark to Market Rules. A REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market.

ADMINISTRATIVE MATTERS

      The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

      General. As specified in the related prospectus supplement if a REMIC or partnership election is not made, in the opinion of Andrews Kurth LLP, special counsel to the depositor, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under subpart E, Part I of Subchapter J of chapter 1 of subtitle A of the Code and not as an association taxable as a corporation (the securities of the series, "Pass-Through Securities"). In some series there will be no separation of the principal and interest payments on the loans. In these circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In other cases ("Stripped Securities"), sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

      Each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as fees to the trustee and the servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as the items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, the income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, the income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct the Servicing Fees under Section 162 or Section 212 of the Code to the extent that the Servicing Fees represent "reasonable" compensation for the services rendered by the trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing the holder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the specified amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year.

      Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, because the securities, generally, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan, other than to a right to receive any accrued interest thereon and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

      The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the certificate, rather than with respect to the security. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. Please read "-- Taxation of Debt Securities -- Market Discount" and " -- Premium" above.

      In the case of market discount on a Pass-Through Security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

      Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each loan. The separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. The OID rules apply to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

      Servicing fees in excess of reasonable servicing fees ("excess servicing fees") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the loan principal balance) or the securities are initially sold with a de minimis discount
(assuming no Prepayment Assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

      The OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a Prepayment Assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during the period. However, the Tax Reform Act of 1986 does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans. For tax years beginning after August 5, 1997 the Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other Pass-Through Securities because it provides that this method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for those securities, and it is expected that OID will be reported on that basis; provided that the applicable prospectus supplement may provide for the reporting of OID on an alternative basis. In applying the calculation to Pass-Through securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

      Under certain circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

      In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to security holders as OID, in the manner described above for Interest Weighted Securities.

      Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

      o in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

      o the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

      o     each  Interest   Weighted   Stripped  security  is  composed  of  an
            unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

      Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are encouraged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

      Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities in these circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

SALE OR EXCHANGE

      Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder's tax basis in its security is the price the holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on the Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of the holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security. In general, the maximum tax rate on ordinary income for individual taxpayers is greater than the maximum tax rate on long-term capital gains for individual taxpayers. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

MISCELLANEOUS TAX ASPECTS

      Backup Withholding. Subject to the discussion below with respect to trust funds as to which a partnership election is made, a Holder, other than a holder of a Residual Interest security, may, under certain circumstances, be subject to "backup withholding" at a rate of 28% (which rate is scheduled to be increased to 31% for payments made after December 31, 2010) with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

      o fails to furnish the trustee with its taxpayer identification number ("TIN");

      o     furnishes the trustee an incorrect TIN;

      o fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

      o under certain circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

      Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Non-U.S. Persons. Holders are encouraged to consult their own tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

      The trustee will report to the holders and to the servicer for each calendar year the amount of any "reportable payments" during the year and the amount of tax withheld, if any, with respect to payments on the securities.

TAX TREATMENT OF FOREIGN INVESTORS

      Subject to the discussion below with respect to trust funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a Non-U.S. Person, the interest will normally qualify as portfolio interest (except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from those interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless this rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Non-U.S. Persons. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

      Interest and OID of Holders who are Non-U.S. Persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

      Payments to holders of Residual Interest Securities who are Non-U.S. Persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that this income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the Residual Interest Security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require these amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. These regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value.

      Under the REMIC Treasury regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Non-U.S. Person will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that these amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Non-U.S. Person transfers a Residual Interest Security to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. Please read "-- Excess Inclusions."

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

      Andrews Kurth LLP, special counsel to the depositor, will deliver its opinion that a trust fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

      If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for the amount of tax that is not otherwise paid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

      Treatment of the Notes as Indebtedness. In the case of notes for which a REMIC election is not made, the trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the depositor will, except as otherwise provided in the related prospectus supplement, advise the depositor that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

      OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or Stripped Securities. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

      Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      Foreign Holders. Interest payments made, or accrued, to a noteholder who is a Non-U.S. Person (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person and the Non-U.S. Person

      o is not actually or constructively a "10 percent shareholder" of the trust fund or the seller, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code and

      o provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a Non-U.S. Person and providing the Non-U.S. Person's name and address.

      If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 BEN or substitute form provided by the Non-U.S. Person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Non-U.S. Person will be exempt from United States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

      Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold 28% (which rate is scheduled to be increased to 31% for payments made after December31, 2010) of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the depositor, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES FOR A TRUST FUND TREATED AS A PARTNERSHIP

      Treatment of the Trust Fund as a Partnership. If the trust fund is to be treated as a partnership for tax purposes, the trust fund and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

      A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

      Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for the month, including interest accruing at the Pass-Through Rate for the month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price (iii) prepayment premium payable to the certificateholders for the month; and (iv) any other amounts of income payable to the certificateholders for the month. This allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor or an affiliate. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of this amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay the taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

      All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to that holder under the Code.

      An individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. These deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

      The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that the calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

      Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

      If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include the discount in income currently as it accrues over the life of the loans or to offset the premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

      Section 708 Termination. Under Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. These interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the trust fund were characterized as a partnership and a sale of certificates terminated the partnership under Code Section 708, the purchaser's basis in its ownership interest would not change.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

      Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to the special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

      If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the certificates.

      Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make this election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

      Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below and those nominees will be required to forward this information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

      Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. This information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person,
(y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish this information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

      Unless otherwise specified in the related prospectus supplement, the depositor will be designated as the tax matters partner in the related Trust Agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to certificateholders who are Non-U.S. Persons pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-U.S. Persons that are taxable as corporations and at the highest federal income tax rate applicable to U.S. individual taxpayers for all other Non-U.S. Persons. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on an applicable IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

      Each  holder  that is a Non-U.S.  Person  might be required to file a U.S.
individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each holder that is a Non-U.S. Person must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8 BEN in order to assure appropriate crediting of the taxes withheld. A holder that is a Non-U.S. Person generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a Non-U.S. Person generally will be considered guaranteed payments to the extent those payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In that case, a holder that is a Non-U.S. Person would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 28% (which rate is scheduled to be increased to 31% for payments made after December 31, 2010) if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

      The following describes certain considerations under ERISA and the Code, which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to those securities.

      ERISA and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans as well as collective investment funds and separate accounts in which those plans, accounts or arrangements are invested) (collectively, "Plans") subject to ERISA or to
Section 4975 of the Code and on persons who are fiduciaries with respect to those Plans and other persons who bear specified relationships to Plans ("Parties in Interest"). Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of those Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to requirements imposed by ERISA and Section 4975 of the Code. Accordingly, assets of those plans may be invested in securities without regard to ERISA's requirements, but are subject to the provisions of applicable federal or state law. Any of those plans which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code
Section 503.

      On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101). Under this "Plan Asset Regulation," the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan acquires an "equity interest" could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no "substantial equity features." If securities are not treated as equity interests in the issuer for purposes of the Plan Asset Regulation, a Plan's investment in the securities would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan's investment in those securities. In that event, the servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to the issuer could be deemed to be fiduciaries or other Parties in Interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer's assets. However, the regulation generally provides that, in addition to certain other technical exceptions, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of the Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Plan Asset Regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

      In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the Code prohibit a broad range of transactions involving plan assets of a Plan and Parties in Interest with respect to the Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to the Plan. Because the loans may be deemed plan assets of each Plan that purchases securities, an investment in the securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

      In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of those certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in securities that represent interests in a pool consisting of loans ("Single
Family Securities") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving subordinate securities. Accordingly, unless otherwise provided in the related prospectus supplement, no transfer of a subordinate security or a security which is not a Single Family Security may be made to a Plan.

      The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The depositor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (i) securities issued in a series consisting of only a single class of securities; and (ii) senior securities issued in a series in which there is only one class of senior securities; provided that the securities in the case of clause (i), or the senior securities in the case of clause (ii), evidence the beneficial ownership of both a specified percentage (greater than 0%) of future interest payments and a specified percentage (greater than 0%) of future principal payments on the loans. It is not clear whether a class of securities that evidences beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

      PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

      o the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

      o the existence of a pool trustee who is not an affiliate of the pool sponsor; and

      o a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

      The depositor believes that the first general condition referred to above will be satisfied with respect to the securities in a series issued without a subordination feature, or the senior securities only in a series issued with a subordination feature, provided that the subordination and Reserve Account, subordination by shifting of interests, pool insurance or other form of credit enhancement described under "Credit Enhancement" in this prospectus (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a series of securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan. See "Description of the Securities" in this prospectus. In the absence of a ruling that the system of insurance or other protection with respect to a series of securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. In any event, the trustee will not be affiliated with the depositor.

      Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraphs, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions.

      The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates in pass-through trusts that consist of certain receivables, loans and other obligations, and the servicing, operation and management of those asset-back pass-through trusts, provided the conditions and requirements of the Underwriter Exemptions are met.

      While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

      (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund, unless the investment pool contains certain types of collateral, such as fully-secured mortgages on real property (a "Designated Transaction");

      (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch Ratings ("Fitch");

      (4) the trustee must not be an affiliate of any other member of the Restricted Group as defined below, other than an underwriter;

      (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith;

      (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act; and

      (7) for certain types of issuers, the documents establishing the issuer and governing the transaction must contain certain provisions intended to protect the assets of the issuer from creditors of the sponsor.

      If an issuer holds obligations that have high Loan-to-Value Ratios, the Underwriter Exemption may apply to the issuer's non-subordinated certificates rated in one of the two highest generic rating categories by at least one of the rating agencies if the obligations are residential or home equity loans, and the fair market value of the collateral on the closing date is at least 80% of the sum of the outstanding principal balance of the obligation held in the investment pool and the outstanding principal balance of any obligation of higher priority secured by the same collateral.

      The trust fund must also meet the following requirements:

      (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

      (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories (or four, in a Designated Transaction) of S&P (as defined below), Moody's or Fitch for at least one year prior to the Plan's acquisition of certificates; and

      (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

      Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing and conflict of interest prohibited transactions that may occur when a Plan fiduciary causes the Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

      o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group;

      o the fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

      o the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

      o immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan with respect to which such person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      The Underwriter Exemptions generally do not apply to Plans sponsored by the seller, and underwriter, the trustee, the servicer, any insurer with respect to the loans, any obligor with respect to loans included in the trust fund constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, any counterparty to a permissible notional principal contract included in the trust, or any affiliate of those parties (the "Restricted Group").

      The Underwriter Exemptions provide exemptive relief to mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Underwriter Exemptions. Mortgage loans or other secured receivables (the "Obligations") supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, may be transferred to the trust within a 90-day or three-month period following the closing date (the "Pre-Funding Period"), instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

      (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "Pre-Funding Limit") must not exceed twenty-five percent (25%).

      (2) All Obligations transferred after the closing date (the "Additional Obligations") must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by a Rating Agency.

      (3) The transfer of such Additional Obligations to the trust during the Pre-Funding Period must not result in the certificates to be covered by the Underwriter Exemption receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

      (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the Obligations in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the trust on the closing date.

      (5) In order to insure that the characteristics of the Additional Obligations are substantially similar to the original Obligations which were transferred to the trust fund:

            (i) the characteristics of the Additional Obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

            (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each Rating Agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or Pooling and Servicing Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations transferred to the trust as of the closing date.

The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the Pooling and Servicing Agreement or an Event of Default occurs.

Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments ("Certain Investments").

The related prospectus or prospectus supplement must describe:

            (i) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

            (ii)  the duration of the Pre-Funding Period;

            (iii) the percentage  and/or dollar amount of the Pre-Funding  Limit for the trust; and

            (iv)  that the amounts  remaining in the pre-funding  account at the
                  end  of  the   Pre-Funding   Period   will  be   remitted   to
                  certificateholders as repayments of principal.

The related Pooling and Servicing Agreement must describe the Certain Investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

      The rating of a security may change. If a class of securities no longer has a permitted rating from at least one rating agency, securities of that class will no longer be eligible for relief under the Underwriter Exemptions, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemptions to dispose of it).

      The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

      Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemptions, and the potential consequences in their specific circumstances, prior to making an investment in the securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

      The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, statutory trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of those entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of those entities with respect to "mortgage related securities," securities will constitute legal investments for entities subject to the legislation only to the extent provided in the legislation. Approximately twenty-one states adopted this legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as the contractual commitment was made or the securities were acquired prior to the enactment of the legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a "mortgage related security"). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

      All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities," which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

      The  foregoing  does not take  into  consideration  the  applicability  of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," or in securities which are issued in book-entry form.

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

      Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

      o by negotiated firm commitment underwriting and public reoffering by underwriters;

      o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

      o     by placement directly by the depositor with institutional investors.

      A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which that series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

      This prospectus, together with the related prospectus supplement, may be used by FTN Financial Securities Corp., an affiliate of First Horizon Asset Securities Inc. and First Horizon Home Loan Corporation, in connection with offers and sales related to market making transactions in the securities in which FTN Financial Securities Corp. acts as principal. FTN Financial Securities Corp. may also act as agent in those transactions. Sales in those transactions will be made at prices related to prevailing prices at the time of sale.

      Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which those underwriters or agents may be required to make in respect thereof.

      If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

                                  LEGAL MATTERS

      The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Andrews Kurth LLP, 1717 Main Street, Suite 3700, Dallas, Texas 75201.

                              FINANCIAL INFORMATION

      A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

      It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related prospectus supplement.

      A rating is based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to a class of securities and will reflect the Rating Agency's assessment solely of the likelihood that holders of that class of securities will receive payments to which the holders are entitled under the related Agreement. A rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of those prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

      There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

      The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of such series. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. This analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that those losses are not covered by credit enhancement, they will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                                     ANNEX I

                      GLOBAL CLEARANCE, SETTLEMENT AND TAX
                            DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the book-entry securities will be available only in book-entry form. Investors in the book-entry securities may hold them through any of The Depository Trust Company ("DTC"), Clearstream, Luxembourg or Euroclear. The book-entry securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding interests in book-entry securities through Clearstream, Luxembourg and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in book-entry securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between investors holding interests in book-entry securities through Clearstream, Luxembourg or Euroclear and investors holding interests in book-entry securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream, Luxembourg and Euroclear (in that capacity) and other DTC participants.

      Although DTC, Euroclear and Clearstream, Luxembourg are expected to follow the procedures described below to facilitate transfers of interests in the book-entry securities among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Issuer nor the indenture trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

      Non-U.S. holders (as described below) of book-entry securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

                               INITIAL SETTLEMENT

      The book-entry securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold the positions in accounts as DTC participants.

      Investors electing to hold interests in book-entry securities through DTC participants, rather than through Clearstream, Luxembourg or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through notes. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold interests in book-entry securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in book-entry securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

                            SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through notes in same-day funds.

      Transfers between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants and/or investors holding interests in book-entry securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Transfers between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When interests in book-entry securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant or a purchaser, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or the Euroclear operator will instruct its respective depository to receive an interest in the book-entry securities against payment. Payment will include interest accrued on the book-entry securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the book-entry securities. After settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The credit of the interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the book-entry securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

      Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream, Luxembourg participants or Euroclear participants will take on credit exposure to Clearstream, Luxembourg or the Euroclear operator until interests in the book-entry securities are credited to their accounts one day later.

      As an alternative, if Clearstream, Luxembourg or the Euroclear operator has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants receiving interests in book-entry securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the book-entry securities were credited to their accounts. However, interest on the book-entry securities would accrue from the value date. Therefore, the investment income on the interest in the book-entry securities earned during that one-day period would tend to offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

      Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in book-entry securities to the respective depository of Clearstream, Luxembourg or Euroclear for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

      Finally, intra-day traders that use Clearstream, Luxembourg participants or Euroclear participants to purchase interests in book-entry securities from DTC participants or sellers settling through them for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques SHOULD be available to eliminate this potential condition:

      (a) borrowing interests in book-entry securities through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the intra-day trade is reflected in the relevant Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

      (b) borrowing interests in book-entry securities in the United States from a DTC participant no later than one day before settlement, which would give sufficient time for the interests to be reflected in the relevant Clearstream, Luxembourg or Euroclear accounts to settle the sale side of the trade; or

      (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

      Transfers between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which interests in book-entry securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or the Euroclear operator through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct its respective depository to credit an interest in the book-entry securities to the DTC participant's account against payment. Payment will include interest accrued on the book-entry securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of book-entry securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial owners of notes that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change.

      Exemption for Non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States).

      Exemption or Reduced Rate for Non-U.S. Persons Resident in Treaty Countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      Form W-8BEN and Form W-8ECI are effective until the last day of the third succeeding calendar year from the date the form is signed, unless a change in circumstance makes any information on the form incorrect.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. This discussion does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the book-entry securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry securities.

                             INDEX OF DEFINED TERMS

                                                                            Page
                                                                            ----
10 percent shareholder.......................................................100
accredited investor..........................................................107
Additional Obligations.......................................................108
Agreement.....................................................................17
APR ..........................................................................20
Available Funds...............................................................32
backup.......................................................................104
backup withholding............................................................97
beneficial owner..............................................................42
BIF ..........................................................................57
borrower......................................................................77
California Military Code......................................................78
capital assets................................................................84
Capitalized Interest Account..................................................59
Cash Flow Bond Method.........................................................96
CERCLA........................................................................72
Certain Investments..........................................................109
Claimable Amount..............................................................82
Class Security Balance........................................................32
Code..........................................................................32
COFI securities...............................................................40
Collateral Value..............................................................21
Combined Loan-to-Value Ratio..................................................20
commercially reasonable.......................................................72
companion classes.............................................................37
constant maturity.............................................................41
Contingent Regulations........................................................86
contracts.....................................................................76
controlled foreign corporation...............................................100
cooperative housing corporation...............................................60 cooperative loans.............................................................18
cooperatives..................................................................18
covered home loans............................................................83
Cut-off Date Principal Balance................................................31
daily portions................................................................86
Debt securities...............................................................85
debt-to-income ratio..........................................................28
Definitive Security...........................................................42
Designated Transaction.......................................................107
Detailed Description..........................................................17
DOL .........................................................................105
DTC .....................................................................42, 113
due-on-sale...............................................................18, 52
effectively connected.........................................................98
Eleventh District.............................................................40
encourage.....................................................................75
equity interest..............................................................105
ERISA.........................................................................32
European Depositories.........................................................42
Events of Default.............................................................65
excess inclusion..............................................................92
excess servicing fees.........................................................96

                                                                            Page
                                                                            ----
FHA ..........................................................................18
FHLBSF........................................................................40
Final Bond Premium Regulations................................................88
Final Regulations.............................................................93
Financial Intermediary........................................................42
First Horizon.................................................................26
Fitch........................................................................107
foreign person...............................................................100
fully modified pass-through...................................................22
Funding Period................................................................59
Garn-St Germain Act...........................................................75
Georgia Act...................................................................83
Ginnie Mae I Certificate......................................................22
Ginnie Mae II Certificate.....................................................22
Guide.........................................................................26
high cost......................................................................9
High Cost Loans...............................................................82
high-risk mortgage securities................................................110
home loans....................................................................83
Homeownership Act.............................................................82
Indenture.....................................................................30
inducement fees...............................................................91
Insurance Proceeds............................................................58
Insured Expenses..............................................................57
Interest Settlement Rate......................................................39
Interest Weighted Securities..................................................87
L/C Bank......................................................................47
L/C Percentage................................................................47
lender........................................................................77
LIBO Method...................................................................40
Liquidation Expenses..........................................................58
Liquidation Proceeds..........................................................58
Loan Rate.....................................................................18
Loan-to-Value Ratio...........................................................20
lock-up......................................................................113
market discount...............................................................88
Master Servicing Fee..........................................................63
MGT/EOC.......................................................................44
Money Rates...................................................................41
Moody's..................................................................48, 107
Mortgage......................................................................54
mortgage pass-through certificate............................................106 mortgage pool pass-through certificates......................................105 mortgage related securities..................................................110
National Cost of Funds Index..................................................41
NCUA.........................................................................110
new partnership..............................................................102
Non-U.S.  Person..............................................................84
objective rate................................................................86
Obligations..................................................................108
OID ..........................................................................85
OID Regulations...............................................................85
old partnership..............................................................102
operator..................................................................13, 72
ortgage related securities...................................................110
OTS ..........................................................................41

                                                                            Page
                                                                            ----
owner.....................................................................13, 72
Parties in Interest..........................................................105
Pass-Through Rate.............................................................16
Pass-Through Securities.......................................................95
Pay-Through Security..........................................................87
percentage interests..........................................................65
Permitted Investments.........................................................48
Plans........................................................................105
Policy Statement.............................................................110
Pool Insurance Policy.........................................................49
Pool Insurer..................................................................49
Pooling and Servicing Agreement...............................................17
portfolio interest.......................................................92, 104
Pre-Funded Amount.............................................................59
Pre-Funding Account...........................................................59
Pre-Funding Limit............................................................108
Pre-Funding Period...........................................................108
Prepayment Assumption.........................................................87
Primary Mortgage Insurance Policy.............................................19
Prime Rate....................................................................41
Principal Prepayments.........................................................33
Property Improvement Loans....................................................79
prudent investor.............................................................110
PTE 83-1.....................................................................105
Purchase Price................................................................30
qualified floating rate.......................................................86
qualified floating rates......................................................86
qualified liquidation.........................................................69
qualified stated interest.................................................85, 99
Rating Agency................................................................112
Ratio Strip Securities........................................................96
RCRA..........................................................................73
real estate assets........................................................89, 97
real estate mortgage investment conduit.......................................32
Record Date...................................................................31
Refinance Loan................................................................21
Regular Interest Securities...................................................85
Regular Interests.............................................................89
related person...............................................................100
Relevant Depositary...........................................................42
Relief Act....................................................................78
REMIC.........................................................................22
reportable payments...........................................................98
Residual Interest Security....................................................91
residual interests............................................................32
Residual Interests............................................................89
responsible parties...........................................................72
Restricted Group.............................................................108
Retained Interest.............................................................31
Rules.........................................................................42
S&P .........................................................................107
SAIF..........................................................................57
Sale and Servicing Agreement..................................................17
SEC ......................................................................25, 47
secured by....................................................................96
secured creditor exclusion....................................................72

                                                                            Page
                                                                            ----
Securities Act................................................................21
Security Account..............................................................57
Security Owners...............................................................42
Security Register.............................................................31
Sellers.......................................................................16
Senior Securities.............................................................46
Servicing Fee.................................................................95
Short-Term Note...............................................................99
Single Family Properties......................................................19
Single Family Securities.....................................................105
SMMEA........................................................................110
stripped bonds................................................................96
stripped coupons..............................................................96
Stripped Securities...........................................................95
structuring range.........................................................36, 37
Subsequent Loans..............................................................59
substantial equity features..................................................105
tenant-stockholder............................................................60
Terms and Conditions..........................................................44
TIN ..........................................................................97
Title I Loans.................................................................79
Title I Program...............................................................79
Title V.......................................................................75
Trust Agreement...........................................................17, 30
Trust Fund Assets.............................................................16
U.S.  Person.............................................................84, 116
UCC ..........................................................................72
Underwriter Exemptions.......................................................106
unrelated business taxable income.......................................101, 102
VA ...........................................................................18
VA Guaranty...................................................................63
window period.................................................................75
window period states..........................................................75

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      Set forth below is an estimate of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the securities offered hereby, other than underwriting discounts and commissions.


SEC Registration Fee.....................................           $1,267,000
Printing and Engraving Expenses..........................              375,000
Accounting Fees and Expenses.............................              687,500
Legal Fees and Expenses..................................            1,312,000
Trustee Fees and Expenses................................              250,000
Rating Agency Fees.......................................            5,560,000
Miscellaneous............................................              125,000
                                                                    ----------
          Total..........................................           $9,576,500
                                                                    ==========


ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      As permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended, the Registrant's Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant will indemnify each person who is or was a director or officer of the Registrant to the maximum extent permitted from time to time by law.

      First Horizon National Corporation, the indirect parent of First Horizon Asset Securities Inc., provides insurance from commercial carriers against certain liabilities incurred by its officers and directors and by the officers and directors of certain of its subsidiaries and other affiliated corporations.

      See Item 17(c) below.

ITEM 16.    EXHIBITS.

            EXHIBIT NO.

            1.1   Form of Underwriting Agreement(3)
            3.1   Certificate of Incorporation(1)
            3.2   Bylaws(1)
            4.1   Form  of  Pooling  and   Servicing   Agreement   for  Mortgage
                  Pass-Through Certificates(2)
            4.2   Form of Indenture(4)
            4.3   Form of Trust Agreement(4)
            5.1 Opinion of Andrews Kurth LLP regarding legality of the Securities(6)
            8.1   Opinion of Andrews Kurth LLP regarding certain tax matters(6)
            10.1  Form of Mortgage Loan Purchase Agreement(5)
            10.2  Form of Sale and Servicing Agreement(4)
            23.1 Consents of Andrews Kurth LLP (contained in their opinions filed as Exhibits 5.1 and 8.1 to this Registration Statement)
                  (6)
            24.1  Powers of Attorney(6)

----------
(1) Previously filed with the Commission on March 16, 1999 as an Exhibit to the Registrant's Registration Statement on Form S-3 (No. 333-74467)
(2) Previously filed with the Commission on May 20, 1999 as an Exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (No. 333-74467)
(3) Previously filed with the Commission on December 20, 1999 as an Exhibit to Amendment No. 3 to the Registrant's Registration Statement on Form S-3 (No. 333-74467).
(4) Previously filed with the Commission on October 12, 2000 as an Exhibit to the Registrant's Registration Statement on Form S-3 (No. 333-100663).
(5) Previously filed with the Commission on October 30, 2003 as an Exhibit to the Registrant's Registration Statement on Form S-3 (No. 333-110100).
(6) Previously filed with the Commission on October 8, 2004 as an Exhibit to the Registrant's Registration Statement on Form S-3 (No. 333-119657).


ITEM 17.    UNDERTAKINGS

            (a)   The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                        (iii) to include any material  information  with respect
                  to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

                  Provided,  however, that the undertakings set forth in clauses
                  (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that (i) it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) it reasonably believes that the security rating requirement of Transaction Requirement B.5 of Form S-3 will be met by the time of sale of each series of securities to which this Registration Statement relates and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 20th day of October, 2004.


                                             FIRST HORIZON ASSET SECURITIES INC.


                                             By:  /s/ Gerald L. Baker
                                               ---------------------------------
                                               Gerald L. Baker, President and
                                               Chief Executive Officer


                               POWER OF ATTORNEY



      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                TITLE                                   DATE

-----------------------  -------------------------------------   ---------------


/s/ Gerald L. Baker      President                              October 20, 2004
-----------------------  Chief Executive Officer and Director
Gerald L. Baker          (Principal Executive Officer)


          * Chief Financial Officer and Treasurer October 20, 2004 ----------------------- (Principal Financial Officer and
Peter F. Makowiecki      Principal Accounting Officer)


          *              Director                               October 20, 2004
-----------------------
Charles G. Burkett


          *              Director                               October 20, 2004
-----------------------
Thomas J. Wageman


By: /s/ Gerald L. Baker  President                              October 20, 2004
-----------------------  Chief Executive Officer and Director
Gerald L. Baker          (Principal Executive Officer)
Attorney-In-Fact

                               INDEX TO EXHIBITS

            EXHIBIT NO.


            1.1   Form of Underwriting Agreement(3)
            3.1   Certificate of Incorporation(1)
            3.2   Bylaws(1)
            4.1   Form  of  Pooling  and   Servicing   Agreement   for  Mortgage
                  Pass-Through Certificates(2)
            4.2   Form of Indenture(4)
            4.3   Form of Trust Agreement(4)
            5.1 Opinion of Andrews Kurth LLP regarding legality of the Securities(6)
            8.1   Opinion of Andrews Kurth LLP regarding certain tax matters(6)
            10.1  Form of Mortgage Loan Purchase Agreement(5)
            10.2  Form of Sale and Servicing Agreement(4)
            23.1 Consents of Andrews Kurth LLP (contained in their opinions filed as Exhibits 5.1 and 8.1 to this Registration Statement)
                  (6)
            24.1  Powers of Attorney(6)

----------
(1) Previously filed with the Commission on March 16, 1999 as an Exhibit to the Registrant's Registration Statement on Form S-3 (No. 333-74467)
(2) Previously filed with the Commission on May 20, 1999 as an Exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (No. 333-74467)
(3) Previously filed with the Commission on December 20, 1999 as an Exhibit to Amendment No. 3 to the Registrant's Registration Statement on Form S-3 (No. 333-74467).
(4) Previously filed with the Commission on October 12, 2000 as an Exhibit to the Registrant's Registration Statement on Form S-3 (No. 333-100663).
(5) Previously filed with the Commission on October 30, 2003 as an Exhibit to the Registrant's Registration Statement on Form S-3 (No. 333-110100).
(6) Previously filed with the Commission on October 8, 2004 as an Exhibit to the Registrant's Registration Statement on Form S-3 (No. 333-119657).